UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRAN TIERRA ENERGY INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common shares of Solana Resources Limited (“Common Shares”)

(2)	Aggregate number of securities to which transaction applies:

126,426,792 Common Shares; 3,945,000 options to purchase Common Shares with an exercise price of less than US$3.89 per share; and 7,500,000 warrants to purchase Common Shares with an exercise price of less than US$1.89 per share (U.S. dollar amounts based on an exchange rate of CDN$1.00 = US$0.9428 (the “Exchange Rate”)).

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated solely for purposes of determining the filing fee. The maximum aggregate value of the transaction was determined by adding: (A) 126,426,792 Common Shares multiplied by US$3.87 per share (value of one Common Share, based on the high and low prices of the Common Shares on the TSX Venture Exchange on September 3, 2008, converted to U.S. dollars based on the Exchange Rate); (B) options to purchase 3,945,000 Common Shares multiplied by US$2.09 (which is the difference between US$3.87 and the weighted average exercise price of US$1.78 per share, based on the Exchange Rate); and (C) warrants to purchase 7,500,000 Common Shares multiplied by US$1.98 (which is the difference between US$3.87 and the weighted average exercise price of US$1.89 per share based on the Exchange Rate). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000393 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$512,366,735.

(5)	Total fee paid:

$20,136.

☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF GRAN TIERRA ENERGY INC.

to be held November 14, 2008

and

NOTICE OF SPECIAL MEETING OF SECURITYHOLDERS
OF SOLANA RESOURCES LIMITED

to be held November 14, 2008

and

NOTICE OF PETITION TO THE COURT OF QUEEN’S
BENCH OF ALBERTA

and

JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT

with respect to a

PLAN OF ARRANGEMENT

involving

GRAN TIERRA ENERGY INC., GRAN TIERRA EXCHANGECO INC.,
SOLANA RESOURCES LIMITED and THE SOLANA SECURITYHOLDERS

October 10, 2008

GRAN TIERRA ENERGY INC.

ANNEX A	Form of Arrangement Resolution
ANNEX B	Arrangement Agreement
ANNEX C	Interim Order of the Court
ANNEX D	Plan of Arrangement
ANNEX E	Provisions Attaching to the GTE–Solana Exchangeable Shares
ANNEX F	Form of Support Agreement
ANNEX G	Form of Voting and Exchange Trust Agreement
ANNEX H	Opinion of Blackmont Capital Inc.
ANNEX I	Opinion of Tristone Capital Inc.
ANNEX J	Section 191 of the Alberta Business Corporations Act Respecting Dissenters’ Rights of Appraisal
ANNEX K	Text of amendment to Gran Tierra’s articles of incorporation, as described in Gran Tierra’s Proposal 2
ANNEX L	Text of amendment to Gran Tierra’s articles of incorporation, as described in Gran Tierra’s Proposal 3

UNLESS OTHERWISE INDICATED, ALL DOLLAR AMOUNTS IN THIS JOINT MANAGEMENT
INFORMATION CIRCULAR AND PROXY STATEMENT ARE EXPRESSED IN U.S. DOLLARS.

To Our Stockholders:

We invite you to participate in a special meeting of the stockholders of Gran Tierra Energy Inc., or “Gran Tierra”, to be held at Lougheed House, 707 13th Avenue S.W., Calgary, Alberta, Canada at 9:00 a.m., Mountain Time, on November 14, 2008.

On July 28, 2008, Gran Tierra and Solana Resources Limited, or “Solana”, entered into an agreement providing for the business combination of the two companies. The proposed transaction requires the approval of our stockholders to approve: (1) the issuance of the shares of Gran Tierra common stock to be issued in the transaction; and (2) an amendment to our articles of incorporation to create a new special voting share to enable the exchangeable shares to be issued in the proposed transaction to vote, as well as to make several technical changes, all as more fully described in the attached Joint Management Information Circular and Proxy Statement, which we refer to as the “Joint Proxy Statement”. At the special meeting, we will ask our stockholders to approve this issuance and amendment. In addition, we are also taking the opportunity to ask our stockholders to approve (a) an amendment to our articles of incorporation to increase the number of shares of our authorized common stock, (b) an amendment to our articles of incorporation to change the board voting requirement for issuance of common stock from unanimous to a simple board action, and (c) an increase in the number of shares authorized for issuance under our equity incentive plan. Neither of these latter three proposals are necessary for the completion of the combination of Gran Tierra and Solana; however, they will facilitate operating the combined company, and the proposals in (a) and (b) above will only be implemented if the combination of the two companies occurs.

Under the terms of the agreement with Solana, each Solana shareholder will receive, for each Solana common share held, either: (1) 0.9527918 of a share of Gran Tierra common stock; or (2) 0.9527918 of a common share of a Canadian subsidiary of Gran Tierra, or a “GTE–Solana Exchangeable Share”. The GTE–Solana Exchangeable Shares: (a) will have the same voting rights, dividend entitlements and other attributes as Gran Tierra common stock; (b) will be exchangeable, at each stockholder’s option, on a one-for-one basis into Gran Tierra common stock; and (c) subject to compliance with the original listing requirements of the Toronto Stock Exchange, will be listed on the Toronto Stock Exchange. The GTE–Solana Exchangeable Shares will automatically be exchanged for Gran Tierra common stock five years from closing, and in specified other events. The transaction will also result in Solana optionholders and Solana warrantholders receiving either Solana common shares pursuant to a cashless exercise of their options or warrants or cash payments, in both cases based on the above exchange ratio. In addition, Solana options held by an employee, officer, director or consultant continuing with the combined company may be exchanged for options to purchase shares of Gran Tierra common stock; and holders of Solana warrants may elect to continue to hold their warrants, which would then be exercisable into shares of Gran Tierra common stock pursuant to the terms of the warrants.

The transaction is structured to be completed as a statutory plan of arrangement pursuant to the Business Corporations Act (Alberta), or the “ABCA”. Upon completion of the transaction, Solana will become an indirect wholly-owned subsidiary of Gran Tierra. On a diluted basis, upon the closing of the plan of arrangement, former Solana securityholders will own approximately 49% of the combined company and the current Gran Tierra securityholders will own approximately 51% of the combined company. The proposed transaction is subject to regulatory, stock exchange, court and stockholder approvals.

The combined company will create a more substantial South American oil and gas exploration and production company with significant oil reserves, production and land positions in Colombia. Importantly, it will provide for the consolidation of a 100% working interest in the Costayaco field, a major light oil discovery made in Colombia in 2007 currently undergoing delineation and development. The increased efficiency of developing this field with a 100% working interest, with its growing reserves, production and cash flow, will drive the continued exploration and development of the combined entity’s existing assets, and position the company for growth in the near term and continued new venture activities in the future. We expect the combined company to have a 2008 production exit rate of approximately 15,000 barrels of oil per day net after royalties. Following the transaction, Gran Tierra will have a working interest in 26 exploration and production licenses (24 operated by Gran Tierra), with a vast land base encompassing 7.1 million gross acres (6.2 million net acres) in three countries: Colombia, Peru and Argentina.

The board of directors of Gran Tierra has received an opinion from Blackmont Capital Inc. that, subject to the factors and assumptions set forth in the opinion, the exchange ratio of 0.9527918 GTE–Solana Exchangeable Shares or shares of Gran Tierra common stock for each Solana common share is fair, from a financial point of view, to Gran Tierra.

The attached Joint Proxy Statement contains a description of this business combination, as well as information regarding Solana, Gran Tierra and Gran Tierra Exchangeco Inc. Please give this material your careful consideration and, if you require assistance, consult your financial, tax or other professional advisors.

The board of directors of Gran Tierra unanimously recommends that stockholders vote in favor of all five proposals. Each company has scheduled a special stockholders meeting to be held on November 14, 2008. We invite you to attend our meeting, details of which are included in the enclosed Notice of Special Meeting and Joint Proxy Statement. Regardless of the number of shares you own or whether you plan to attend the meeting, it is important that your shares be represented and voted. Voting instructions are included.

On behalf of your management team and board of directors, I thank you for your support and urge you to vote “For” approval of each of (1) the issuance of the shares of Gran Tierra common stock in the transaction, (2) the amendment to our articles of incorporation to create the new share of special voting stock and make several technical changes, (3) the amendment to our articles of incorporation to increase the number of shares of our authorized common stock, (4) the amendment to our articles of incorporation to change the board voting requirement for the issuance of common stock, and (5) the amendment and restatement of our equity incentive plan to increase the number of shares that may be issued under the plan.

Sincerely,

/s/ Dana Coffield

Dana Coffield
President, Chief Executive Officer, and Director

Mailing Date: October 16, 2008

Dear Shareholders, Optionholders and Warrantholders:

You are being asked to attend a special meeting of the common shareholders, optionholders and warrantholders, collectively, the “Solana Securityholders”, of Solana Resources Limited, or “Solana”, to be held at the Westin Calgary, 320 4th Avenue S.W., Calgary, Alberta, Canada at 8:00 a.m. (Mountain Time) on November 14, 2008. At the meeting you will be asked to consider a proposed arrangement, or the “Arrangement”, involving Solana, Gran Tierra Energy Inc., or “Gran Tierra”, Gran Tierra Exchangeco Inc., a Canadian subsidiary of Gran Tierra, or “Exchangeco”, and the Solana Securityholders.

On July 28, 2008, Solana agreed to combine with Gran Tierra. If the transaction is completed, the Arrangement will result in the holders of Solana common shares, the “Solana Shareholders”, receiving either (i) 0.9527918 of a share of common stock of Gran Tierra or (ii) 0.9527918 of a common share of Exchangeco, a “GTE–Solana Exchangeable Share”, for each Solana common share held. The GTE–Solana Exchangeable Shares: (i) will have the same voting rights, dividend entitlements and other attributes as Gran Tierra common stock; (ii) will be exchangeable, at each shareholder’s option, on a one-for-one basis, into Gran Tierra common shares; and (iii) subject to compliance with the original listing requirements of the Toronto Stock Exchange, will be listed on the Toronto Stock Exchange. The GTE–Solana Exchangeable Shares will automatically be exchanged for Gran Tierra common shares five years from closing, and in specified other events. The Arrangement will also result in Solana optionholders and Solana warrantholders receiving either Solana common shares pursuant to a cashless exercise of their options or warrants or cash payments, in both cases based on the above exchange ratio. In addition, Solana options held by an employee, officer, director or consultant continuing with the combined company may be exchanged for options to purchase shares of Gran Tierra common stock; and holders of Solana warrants may elect to continue to hold their warrants, which would then be exercisable into shares of common stock of Gran Tierra pursuant to the terms of the warrants.

The transaction is structured to be completed as a statutory plan of arrangement pursuant to the Business Corporations Act (Alberta), or the “ABCA”. Upon completion of the transaction, Solana will become an indirect, wholly-owned subsidiary of Gran Tierra. On a diluted basis, upon the closing of the plan of arrangement, former Solana Securityholders will own approximately 49% of the combined company and the current Gran Tierra security holders will own approximately 51% of the combined company. The proposed transaction is subject to regulatory, stock exchange, court and stockholder approvals.

The special resolution approving the Arrangement must be approved by at least 66 2/3% percent of the votes cast by Solana Securityholders as a single class, either in person or by proxy, at the special meeting. Gran Tierra stockholders will meet on the same day to consider the approval of, among other things, the issuance of Gran Tierra common stock in connection with the transaction.

The combined company will create a more substantial South American oil and gas exploration and production company with significant oil reserves, production and land positions in Colombia. Importantly, it will provide for the consolidation of a 100% working interest in the Costayaco field, a major light oil discovery made in Colombia in 2007 currently undergoing delineation and development. The increased efficiency of developing this field with a 100% working interest, with its growing reserves, production and cash flow, will drive the continued exploration and development of the combined entity’s existing assets, and position the company for growth in the near term and continued new venture activities in the future. We expect the combined company to have a 2008 production exit rate of approximately 15,000 barrels of oil per day net after royalties. Following the transaction, the combined company will have a working interest in 26 exploration and production licenses (24 operated by the combined company) with a vast land base encompassing 7.1 million gross acres (6.2 million net acres) in three countries: Colombia, Peru and Argentina.

Solana’s board of directors has unanimously determined that the Arrangement is in the best interests of our company as well as the Solana Securityholders and recommends that you vote in favor of the Arrangement at the special meeting. Solana’s board of directors also received an opinion from Tristone Capital Inc. as of the date thereof that the consideration to be received by holders of Solana’s common shares is fair, from a financial point of view, to such holders. Our management and directors, who own approximately 6.4% of Solana’s outstanding common shares, and approximately 13.4% of Solana’s outstanding common shares on a diluted basis, have entered into support agreements with Gran Tierra whereby they have agreed to vote in favor of the Arrangement at the special meeting.

The attached Joint Management Information Circular and Proxy Statement contains a description of the Arrangement, as well as information regarding Solana, Gran Tierra and Exchangeco. Please give this material your careful consideration and, if you require assistance, consult your financial, tax or other professional advisors. Also enclosed is a letter of transmittal and election form to allow holders of Solana’s common shares to receive shares of Gran Tierra common stock or GTE–Solana Exchangeable Shares, as applicable. Please follow the instructions in the letter of transmittal. Letters of transmittal to allow Solana optionholders and warrantholders to make elections and receive the applicable cash payments or securities in respect of their Solana options and/or warrants will be delivered separately from the proxy materials.

It is important that your Solana securities be represented at the special meeting. Whether or not you are able to attend, we urge you to complete the enclosed form of proxy and return it in the envelope provided or by fax to the attention of Valiant Trust Company, Proxy Department at (403) 233-2857 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays) prior to the commencement of the special meeting.

On behalf of the directors of Solana, I would like to express our gratitude for the support that our shareholders have demonstrated with respect to our decision to combine with Gran Tierra.

Yours very truly,
/s/ J. Scott Price J. Scott Price President and Chief Executive Officer

GRAN TIERRA ENERGY INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 14, 2008

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of GRAN TIERRA ENERGY INC., a Nevada corporation. The meeting will be held on November 14, 2008 at 9:00 a.m., Mountain Time, at Lougheed House, 707 13th Avenue S.W., Calgary, Alberta, Canada, for the following purposes:

1. To approve the issuance of shares of Gran Tierra common stock to be issued in connection with the acquisition of the outstanding securities of Solana Resources Limited;

2. To approve an amendment to Gran Tierra’s articles of incorporation to create a new special voting share to enable the exchangeable shares to be issued in the proposed transaction with Solana Resources Limited to vote, as well as to make several technical changes;

3. To approve an amendment to Gran Tierra’s articles of incorporation to increase the total authorized number of shares of common stock from 300,000,000 to 600,000,000;

4. To approve an amendment to Gran Tierra’s articles of incorporation to change the board voting requirement for issuance of common stock from unanimous to a simple board action;

5. To approve Gran Tierra’s 2007 Equity Incentive Plan, as amended and restated, to increase the number of shares available for issuance thereunder from 9,000,000 shares to 18,000,000 shares; and

6. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Joint Management Information Circular and Proxy Statement accompanying this Notice.

If the first proposal is not approved by Gran Tierra’s stockholders, the proposals numbered 2, 3 and 5 above will not be implemented, notwithstanding that they may have been approved by Gran Tierra’s stockholders.

The record date for the special meeting is September 15, 2008. Only stockholders of record at the close of business on that date may vote at the special meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ Martin Eden Martin Eden Chief Financial Officer and Secretary

CALGARY, ALBERTA

October 10, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SOLANA RESOURCES LIMITED

NOTICE OF SPECIAL MEETING OF SOLANA SECURITYHOLDERS
To Be Held On November 14, 2008

NOTICE IS HEREBY GIVEN that a special meeting (the “Solana Special Meeting”) of the holders of the common shares (“Solana Shares”), options and warrants (collectively, with the Solana Shares, the “Solana Securities”) of Solana Resources Limited (“Solana”) will be held at the Westin Calgary, 320 4th Avenue S.W., Calgary, Alberta, Canada, at 8:00 a.m. (Mountain Time) on November 14, 2008 for the following purpose:

(a) to consider and, if thought advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Annex A to the accompanying Joint Management Information Circular and Proxy Statement dated October 10, 2008 (the “Joint Proxy Statement”), to approve an arrangement (the “Arrangement”) involving Solana, Gran Tierra Energy Inc., Gran Tierra Exchangeco Inc. and the holders of the Solana Securities (“Solana Securityholders”), all as more particularly described in the Joint Proxy Statement; and

(b) to transact such further and other business as may properly be brought before the Solana Special Meeting or any adjournment thereof.

Specific details of the matters to be put before the Solana Special Meeting are set forth in the Joint Proxy Statement.

The record date (the “Solana Record Date”) for determination of Solana Securityholders entitled to receive notice of and to vote at the Solana Special Meeting is September 25, 2008. Only Solana Securityholders whose names have been entered in the registers of the Solana Securityholders on the close of business on the Solana Record Date will be entitled to receive notice of and to vote at the Solana Special Meeting, provided that, to the extent a holder of Solana Shares transfers the ownership of any Solana Shares after the Solana Record Date and the transferee of those Solana Shares establishes ownership of such Solana Shares and demands, not later than 10 days before the Solana Special Meeting, to be included in the list of holders of Solana Shares eligible to vote at the Solana Special Meeting, such transferee will be entitled to vote those Solana Shares at the Solana Special Meeting.

A Solana Securityholder may attend the Solana Special Meeting in person or may be represented by proxy. Solana Securityholders who are unable to attend the Solana Special Meeting or any adjournment thereof in person are requested to date, sign and return the accompanying form of proxy for use at the Solana Special Meeting or any adjournment thereof. To be effective, the form of proxy for Solana Securityholders must be received by Solana c/o Valiant Trust Company, 310, 606 – 4th Street SW, Calgary, Alberta, T2P 1T1 or by fax to the attention of the Proxy Department at (403) 233-2857 no later than forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays) prior to the commencement of the Solana Special Meeting or any adjournment thereof. The time limit for the deposit of proxies may be waived by the chairman of the Solana Special Meeting in his discretion, without notice.

Registered holders of Solana Shares have the right to dissent (“Dissenting Shareholders”) with respect to the Arrangement Resolution and, if the Arrangement Resolution becomes effective, to be paid the fair value of their Solana Shares in accordance with the provisions of Section 191 of the Business Corporations Act (Alberta), (the “ABCA”), and the Interim Order (the “Interim Order”), a copy of which is attached as Annex C. A Solana Shareholder’s right to dissent is more particularly described in the Joint Proxy Statement and the text of Section 191 of the ABCA as set forth in Annex J to the accompanying Joint Proxy Statement. A Dissenting Shareholder must send to Solana a written objection to the Arrangement Resolution, which written objection must be received by Solana, care of its counsel, Davis LLP, 1000, 250 – 2nd Street S.W., Calgary, Alberta, T2P 0C1, Attention: Kenneth P. Reh by 4:00 p.m. on the fifth Business Day immediately preceding the date of the Solana Special Meeting.

Failure to strictly comply with the requirements set forth in Section 191 of the ABCA, may result in the loss of any right to dissent. Persons who are beneficial owners of Solana Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only the registered holders of Solana Shares are entitled to dissent. Accordingly, a beneficial owner of

Solana Shares desiring to exercise the right to dissent must make arrangements for the Solana Shares beneficially owned by such holder to be registered in the holder’s name prior to the time the written objection to the Arrangement Resolution is required to be received by Solana or, alternatively, make arrangements for the registered holder of such Solana Shares to dissent on behalf of the holder.

Dated at the City of Calgary, in the Province of Alberta, this 10th day of October, 2008.

BY ORDER OF THE BOARD OF
DIRECTORS OF SOLANA RESOURCES LIMITED

/s/ Ray Antony
Ray Antony
Chairman

IN THE COURT OF QUEEN’S BENCH OF ALBERTA
JUDICIAL DISTRICT OF CALGARY
IN THE MATTER OF Section 193 of the
Business Corporations Act, R.S.A. 2000, c. B-9, as Amended

AND IN THE MATTER OF A PROPOSED ARRANGEMENT
INVOLVING SOLANA RESOURCES LIMITED, GRAN TIERRA
ENERGY INC., GRAN TIERRA EXCHANGECO INC., AND THE
SECURITYHOLDERS OF SOLANA RESOURCES LIMITED

NOTICE OF PETITION

NOTICE IS HEREBY GIVEN that a petition (the “Petition”) has been filed with the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Court”) on behalf of Solana Resources Limited (“Solana”) with respect to a proposed arrangement (the “Arrangement”) under section 193 of the ABCA, involving Solana, Gran Tierra, Gran Tierra Exchangeco Inc. (“Exchangeco”) and holders of common shares, options and warrants of Solana (“Solana Securityholders”) which Arrangement is described in greater detail in the Joint Management Information Circular and Proxy Statement of Solana and Gran Tierra dated October 10, 2008, accompanying this Notice of Petition. At the hearing of the Petition, Solana intends to seek:

(a) a declaration that the terms and conditions of the Arrangement are fair to the Solana Securityholders from a substantive and a procedural point of view;

(b) an order approving the Arrangement pursuant to the provisions of section 193 of the ABCA;

(c) a declaration that the Arrangement will, upon the filing of the Articles of Arrangement pursuant to the provisions of Section 193 of the ABCA, become effective in accordance with its terms and will be binding on and after the Effective Date as defined in the Arrangement; and

(d) such other and further orders, declarations and directions as the Court may deem just.

AND NOTICE IS FURTHER GIVEN that the said Petition was directed to be heard before a Justice of the Court of Queen’s Bench of Alberta, 601 – 5th Street S.W., Calgary, Alberta, on the 14th day of November, 2008 at 10:00 a.m. (Calgary time), or as soon thereafter as counsel may be heard. Any Solana Securityholder or any other interested party desiring to support or oppose the Petition, may appear at the time of hearing in person or by counsel for that purpose. Any Solana Securityholder or any other interested party desiring to appear at the hearing is required to file with the Court, and serve upon Solana on or before noon on November 12, 2008, a notice of intention to appear, including an address for service in the Province of Alberta together with any evidence or materials which are to be presented to the Court. Service on Solana is to be effected by delivery to the solicitors for Solana, at the addresses below. If any Solana Securityholder or any other interested party does not attend, either in person or by counsel, at that time, the Court may approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, without any further notice.

AND NOTICE IS FURTHER GIVEN that no further notice of the Petition will be given by Solana and that in the event the hearing of the Petition is adjourned only those persons who have appeared before the Court for the application at the hearing shall be served with notice of the adjourned date.

AND NOTICE IS FURTHER GIVEN that the Court, by order dated October 9, 2008, has given directions as to the calling of the meeting of Solana Securityholders for the purpose of such holders voting upon the resolution to approve the Arrangement.

AND NOTICE IS FURTHER GIVEN that a copy of the said Petition and other documents in the proceedings will be furnished to any Solana Securityholders or other interested party requesting the same by the undermentioned solicitors for Solana upon written request delivered to such solicitors as follows:

Davis LLP
1000, 250 – 2nd Street S.W.
Calgary, Alberta T2P OC1
Attention: Kenneth P. Reh

i

DATED at the City of Calgary, in the Province of Alberta, this 10th day of October, 2008.

BY ORDER OF THE BOARD OF
DIRECTORS OF SOLANA RESOURCES LIMITED

/s/ J. Scott Price
J. Scott Price
President and Chief Executive Officer

EXCHANGE RATE OF CANADIAN AND U.S. DOLLARS

On October 9, 2008, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the noon buying rate of the Federal Reserve Bank of New York was US$ 0.8709.

For each period, the following table provides the high and low exchange rates for one Canadian dollar expressed in U.S. dollars, the average of these exchange rates on the last day of each month during the period, and the exchange rate at the end of the period, in each case based upon the inverse of the noon buying rate in New York City for cable transfers in Canadian dollars, as certified for customer purposes by the Federal Reserve Bank of New York:

	Six Month Period Ended June 30, 2008	Twelve Month Period Ended December 31,
		2007	2006	2005	2004	2003
High	US$1.0291	US$1.0908	US$0.9100	US$0.8690	US$0.8493	US$0.7738
Low	0.9714	0.8437	0.8528	0.7872	0.7158	0.6384
Average	0.9950	0.9376	0.8844	0.8276	0.7702	0.7186
Period End	0.9818	1.0120	0.8582	0.8579	0.8310	0.7738

On October 9, 2008, the exchange rate for one U.S. dollar expressed in Canadian dollars based on the noon spot rate of the Bank of Canada was CDN$ 1.1486.

For each period, the following table provides the high and low exchange rates for one U.S. dollar expressed in Canadian dollars, the average of these exchange rates on the last day of each month during such period, and the exchange rate at the end of such period, based upon the noon spot rate of the Bank of Canada:

	Six Month Period Ended June 30, 2008	Twelve Month Period Ended December 31,
		2007	2006	2005	2004	2003
High	CDN$1.0324	CDN$1.1853	CDN$1.1726	CDN$1.2704	CDN$1.3968	CDN$1.5747
Low	0.9719	0.9170	1.0990	1.1507	1.1774	1.2924
Average	1.0054	1.0666	1.1308	1.2085	1.2980	1.3914
Period End	1.0186	0.9881	1.1653	1.1659	1.2036	1.2924

ABBREVIATIONS & CONVERSIONS

Abbreviations

Oil and Natural Gas Liquids		Natural Gas
Bbl	barrel	Mcf	thousand cubic feet
Bbls	barrels	MMcf	million cubic feet
MBbls	thousand barrels	Mcf/d	thousand cubic feet per day
MMbbls	million barrels
Bbls/d	barrels per day
BOPD	barrels of oil per day

Other

Boe	barrel of oil equivalent of natural gas and crude oil on the basis of 1 Boe for 6 Mcf of natural gas
Boe/d	barrel of oil equivalent per day
CDN$	Canadian dollars
Col$	Colombian pesos
MBoe	1,000 barrels of oil equivalent
WTI	West Texas Intermediate, the reference price paid in United States dollars at Cushing, Oklahoma for crude oil of standard grade
GAAP	Generally Accepted Accounting Principles

Conversions

To Convert from	To	Multiply by
Mcf	Cubic metres	28.174
Cubic metres	Cubic feet	35.494
Bbls	Cubic metres	0.159
Cubic metres	Bbls oil	6.290
Feet	Metres	0.305
Metres	Feet	3.281
Miles	Kilometres	1.609
Kilometres	Miles	0.621
Acres	Hectares	0.405
Hectares	Acres	2.471

Barrel of Oil Equivalency

The term barrels of oil equivalent may be misleading, particularly if used in isolation. A Boe conversion ratio of six thousand cubic feet per barrel (6 Mcf: 1 Bbl) of natural gas to barrels of oil equivalence is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT

with respect to a

PLAN OF ARRANGEMENT

involving

GRAN TIERRA ENERGY INC., GRAN TIERRA EXCHANGECO INC.,
SOLANA RESOURCES LIMITED and THE SOLANA SECURITYHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ARRANGEMENT

Questions and Answers for Gran Tierra Stockholders and Solana Shareholders, Warrantholders and Optionholders

Why am I receiving these materials?

You are receiving these materials because Gran Tierra Energy Inc., or “Gran Tierra”, and Solana Resources Limited, or “Solana”, want to combine their businesses, and you are either:

•	a stockholder of Gran Tierra, and the Gran Tierra board of directors, or the “Gran Tierra Board”, is soliciting your proxy to vote at a special meeting of the stockholders of Gran Tierra, or the “Gran Tierra Special Meeting”, relating to, among other things, this transaction, or
•	a shareholder, optionholder or warrantholder of Solana, and the Solana board of directors, or the “Solana Board”, is soliciting your proxy to vote at a special meeting of the securityholders of Solana, or the “Solana Special Meeting”, relating to this transaction.

Gran Tierra intends to mail this Joint Management Information Circular and Proxy Statement, or “Joint Proxy Statement”, and its accompanying proxy card on or about October 16, 2008 to all Gran Tierra stockholders of record entitled to vote at the Gran Tierra Special Meeting.

Solana intends to mail this Joint Proxy Statement, its accompanying proxy card and letter of transmittal on or about October 20, 2008 to all holders of Solana common shares, or “Solana Shareholders”, optionholders and warrantholders, or collectively with the Solana Shareholders the “Solana Securityholders”, of record entitled to vote at the Solana Special Meeting.

When and where are the special meetings?

Both meetings will take place on November 14, 2008. The Gran Tierra Special Meeting, will be held at 9:00 a.m., Mountain Time, at Lougheed House, 707 13th Avenue S.W., Calgary, Alberta, Canada. The Solana Special Meeting will be held at 8:00 a.m., Mountain Time, at the Westin Calgary, 320 4th Avenue S.W., Calgary, Alberta, Canada.

How will the combination of the two companies be accomplished?

If approved, the combination of the two companies will be accomplished by a statutory plan of arrangement involving Solana, Gran Tierra, Gran Tierra Exchangeco Inc., an indirect wholly-owned Canadian subsidiary of Gran Tierra, or “Exchangeco”, and Solana Securityholders, all as more particularly described in this Joint Proxy Statement, and which is referred to as the “Arrangement”.

Why do Gran Tierra and Solana want to combine their businesses?

Gran Tierra and Solana are both oil and gas exploration and production companies the primary asset of which is their respective ownership interests in the Costayaco field, a major oil and gas discovery located in Colombia currently under delineation and development, as well as other complementary interests and operations in Colombia. Gran Tierra and Solana believe that the proposed combination will complement each of its existing businesses. By combining the businesses of both companies, Gran Tierra and Solana expect to consolidate 100% of the working interest in the Costayaco field allowing for more efficient development of the field, and creating a stronger oil and gas exploration company with approximately 7.1 million gross acres (6.2 million net acres), production capacity of approximately 15,000 boe/d net after royaties at the end of 2008 and proved reserves of approximately 18 million barrels.

Who will manage the combined company after the combination?

If completed, under the terms of the Arrangement, Gran Tierra will acquire 100% of the outstanding common shares of Solana, or “Solana Shares”, and Solana will become a wholly-owned indirect subsidiary of Gran Tierra. The combined company, which will retain the name “Gran Tierra Energy Inc.” and be headquartered in Calgary, Alberta, Canada, will be managed by the current Gran Tierra management team, and will have a seven member board of directors which will initially include the five current members of the Gran Tierra Board. Scott Price, Solana’s current President and Chief Executive Officer, and Ray Antony, Solana’s current Chairman of the Board, will also join as members of the Gran Tierra Board.

What votes are required to complete the Arrangement?

The Arrangement requires the approval of the holders of at least two-thirds of the Solana Shares, options and warrants, referred to collectively as the “Solana Securities”, voting in person or by proxy as a single class, at the Solana Special Meeting. The issuance of the Gran Tierra common stock in connection with the consummation of the Arrangement requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Gran Tierra Special Meeting and entitled to vote. The approval of the amendment to Gran Tierra’s articles of incorporation that create the special voting share to facilitate the voting of the exchangeable shares of Exchangeco, or the “GTE-Solana Exchangeable Shares”, and make technical changes to Gran Tierra’s articles of incorporation requires the vote of (a) the holders of shares of Gran Tierra common stock and the exchangeable shares of Gran Tierra Goldstrike Inc., or “GTE-Goldstrike Exchangeable Shares”, entitling them to exercise at least a majority of the combined voting power of the total number of outstanding shares of Gran Tierra common stock and GTE-Goldstrike Exchangeable Shares, and (b) the holders of shares of GTE-Goldstrike Exchangeable Shares entitling them to exercise at least a majority of the voting power of the total number of outstanding shares of GTE-Goldstrike Exchangeable Shares.

What votes are required to complete Gran Tierra’s other proposals?

Each of the amendments to Gran Tierra’s articles of incorporation to increase the total authorized number of shares of common stock from 300,000,000 to 600,000,000 and to change the board voting requirement for issuance of common stock from unanimous to a simple board action requires the affirmative vote of the holders of shares of Gran Tierra common stock and GTE-Goldstrike Exchangeable Shares entitling them to exercise at least a majority of the combined voting power of the total number of outstanding shares of Gran Tierra common stock and GTE-Goldstrike Exchangeable Shares. The amendment and restatement of Gran Tierra’s 2007 Equity Incentive Plan, as amended and restated, to increase the number of shares available for issuance thereunder from 9,000,000 shares to 18,000,000 shares, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Gran Tierra Special Meeting and entitled to vote.

What are the other material conditions to consummation of the Arrangement?

The Arrangement is subject to the receipt of required governmental and regulatory approvals, and approval of the plan of arrangement, attached to the Joint Proxy Statement as Annex D, the “Plan of Arrangement”, giving effect to the Arrangement by the Court of Queen’s Bench of Alberta, or the “Court”. In addition, Gran Tierra is obligated to file a registration statement on Form S-3 which must be declared effective by the U.S. Securities and Exchange Commission, or the “SEC”, prior to completion of the Arrangement and, pursuant to the Arrangement Agreement, attached hereto as Annex B, the Arrangement must be completed on or before November 15, 2008, unless extended by the parties. The Arrangement is also subject to other customary closing conditions.

When do you expect the Arrangement to be completed?

We expect to complete the Arrangement on or before November 15, 2008.

Who do I call if I have more questions?

For questions about voting and proxies, Gran Tierra stockholders may call:

The Altman Group
Phone: 866-530-8636

For other information, Gran Tierra stockholders may contact:

Martin Eden
Chief Financial Officer and Secretary
Phone: (403) 265-3221
Fax: (403) 265-3242

For questions about voting and proxies, Solana Securityholders may call:

Valiant Trust Company
Phone: (403) 233-2801
Fax: (403) 233-2857

For questions about the letters of transmittal, Solana Securityholders may call:

Computershare Investor Services Inc.
Phone: 1-800-564-6253
Email: corporateactions@computershare.com

For other information, Solana Securityholders may contact:

J. Scott Price
President and Chief Executive Officer
Phone: (403) 770-1822
Fax: (403) 770-1826
E-mail: jsp@solanaresources.com

Additional Questions and Answers for Gran Tierra Stockholders

Why is Gran Tierra entering into this transaction?

Gran Tierra believes the transaction is in the best interest of Gran Tierra and its stockholders. The benefits of the transaction include:

•	Gran Tierra expects the combined company to have a larger asset base with a 100% working interest in the Costayaco field, one of the major oil discoveries in Colombia in recent years, allowing for more efficient development of the field;
•	Gran Tierra expects the combined company to have substantially increased cash flows and working capital which will allow for the pursuit of additional exploration opportunities on the combined company’s large undeveloped land base in Colombia, Argentina and Peru, and additional new venture growth opportunities;
•	Gran Tierra expects the combined company to have a larger market capitalization and better access to capital and financial markets, which would enable the combined company to raise additional capital more easily, if needed, to fund its expansion plans than either company could if not combined;
•	Gran Tierra expects the shares of the combined company to have greater public float and liquidity; and
•	Gran Tierra expects to achieve economies of scale and synergies by combining the two companies.

Why is Gran Tierra seeking to amend its articles of incorporation to provide for a new special voting share and make other technical amendments?

In order for the GTE-Solana Exchangeable Shares to have the voting power of a share of Gran Tierra common stock, there must be a share of Gran Tierra capital stock through which they are entitled to vote. The creation of the new special voting share enables this voting mechanism. In addition, Gran Tierra believes that it is prudent to clarify that the current special voting share created to facilitate the GTE-Goldstrike Exchangeable Shares will vote together with the common stock, the new special voting share and any other shares of preferred stock in the future, as this may not currently be clear in the Gran Tierra articles of incorporation.

Why is Gran Tierra seeking to increase its authorized common stock?

Gran Tierra believes that the combination of the two companies will approximately double the asset base and outstanding number of shares of its common stock, and significantly increase the number of its employees. In addition, Gran Tierra believes that it will hire additional personnel in the future. As a result, the Gran Tierra Board believes that it is therefore appropriate to also double the authorized number of shares of its common stock to enable Gran Tierra to be in a position to issue additional shares of its common stock in connection with stock options granted and to be granted, or for purposes of acquiring other companies and assets as the Gran Tierra Board deems advisable.

Why is Gran Tierra seeking to change the Gran Tierra Board voting requirement to issue authorized but unissued stock?

Gran Tierra believes that Gran Tierra Board action by majority vote, rather than by unanimous vote, is typical and appropriate for the approval of issuances of authorized but unissued Gran Tierra common stock, and so has included this change as well in the amendment to its articles of incorporation.

Why is Gran Tierra seeking to increase the number of shares available to it under its 2007 Equity Incentive Plan?

Gran Tierra believes that the combination of the two companies will approximately double the asset base and outstanding shares of the company and significantly increase its work force. In addition, Gran Tierra intends to hire additional personnel following the combination of the two companies. Gran Tierra therefore believes that it is appropriate to double the number of shares available for issuance under its 2007 Equity Incentive Plan. The granting of stock awards under this plan enables Gran Tierra to attract and retain its employees and consultants, who will be critical to the success of the combined company.

Additional Questions and Answers for Solana Shareholders, Optionholders and Warrantholders

Why is Solana entering into this transaction?

Solana believes the transaction is in the best interest of Solana Securityholders. The benefits of the transaction include:

•	0.9527918 of a share of Gran Tierra common stock or 0.9527918 of a GTE-Solana Exchangeable Share represents a significant premium of approximately 26% over the trading price of Solana Shares immediately prior to the announcement of the combination;
•	Solana expects the combined company to have a larger asset base with a 100% working interest in the Costayaco field, one of the major oil discoveries in Colombia in recent years, allowing for more efficient development of the field;
•	Solana expects the combined company to have a larger market capitalization and better access to capital and financial markets, which would enable the combined company to raise additional capital more easily, if needed, to fund its expansion plans than either company could if not combined;
•	Solana expects the shares of the combined company to have greater public float and liquidity;
•	Solana expects the combined company to have substantially increased cash flows which will allow for the pursuit of additional exploration opportunities on the combined company’s large undeveloped land base in Colombia, Argentina and Peru, and additional new venture growth opportunities, thereby increasing the probability of additional exploration success;

•	the transaction is structured to provide a tax deferral opportunity for certain Canadian resident Solana Shareholders;
•	Solana expects the combined company to benefit from the strong leadership of directors from both Solana and Gran Tierra; and
•	Solana warrantholders and some Solana optionholders can elect to participate in the combined company by ultimately receiving shares of Gran Tierra common stock or GTE-Solana Exchangeable Shares, as applicable, or can elect to receive a cash payment in exchange for their securities, or a combination of the foregoing, providing alternatives for such securityholders.

What will I receive as a result of this transaction?

Canadian resident Solana Shareholders (other than Dissenting Shareholders, as defined in the section below entitled “Dissenters’ Rights” on page 14, Solana Shareholders who are partnerships that are not Canadian partnerships for the purposes of the Income Tax Act (Canada) and shareholders who are exempt from tax under Part I of the Income Tax Act (Canada)) can elect to receive either 0.9527918 of a GTE-Solana Exchangeable Share issued by Exchangeco for each Solana Share or 0.9527918 of a share of Gran Tierra common stock for each Solana Share. All other Solana Shareholders (other than Dissenting Shareholders) can elect to receive 0.9527918 of a share of Gran Tierra common stock. A Solana Shareholder (other than a Dissenting Shareholder) who does not make an election will receive: (i) 0.9527918 of a GTE–Solana Exchangeable Share for each Solana Share if its address on the Solana Share register is in Canada on the business day preceding the Effective Date; or (ii) 0.9527918 of a share of Gran Tierra common stock for each Solana Share if its address on the Solana Share register is not in Canada on the business day preceding the Effective Date. The Arrangement will also result in Solana optionholders and Solana warrantholders receiving either Solana Shares pursuant to a cashless exercise of their options or warrants or cash payments, in both cases based on the above exchange ratio of 0.9527918, or the “Exchange Ratio”. In addition, Solana options held by a Solana employee, officer, director or consultant continuing with the combined company may be exchanged for options to purchase shares of Gran Tierra common stock; and holders of Solana warrants may elect to continue to hold warrants, which would be exercisable into shares of common stock of Gran Tierra pursuant to the terms of the warrants.

What are the GTE-Solana Exchangeable Shares?

Each GTE-Solana Exchangeable Share has economic and voting rights equivalent to one share of Gran Tierra common stock. Holders of GTE-Solana Exchangeable Shares will be entitled to:

•	exchange their shares for Gran Tierra common stock on a one-for-one basis (GTE-Solana Exchangeable Shares will automatically be exchanged for Gran Tierra common stock five years from closing of the transaction, and in specified other events);
•	vote indirectly through a voting trust arrangement at meetings of Gran Tierra stockholders; and
•	receive dividends, if any, on the same basis as Gran Tierra stockholders.

Will the GTE-Solana Exchangeable Shares be listed on a stock exchange?

Yes. An application has been made to the Toronto Stock Exchange, or the “TSX”, to conditionally approve the listing of the GTE-Solana Exchangeable Shares, subject to Exchangeco fulfilling the original listing requirements of the TSX. The GTE-Solana Exchangeable Shares will not be quoted on the American Stock Exchange, on the “AMEX”. Actions will be taken to de-list the Solana Shares from the TSX Venture Exchange and the Alternative Investment Market of the London Stock Exchange plc, or the “AIM”, effective upon completion of the Arrangement.

Why would I continue to hold GTE-Solana Exchangeable Shares?

The GTE-Solana Exchangeable Share structure will be implemented to provide tax deferral opportunities for Canadian resident Solana Shareholders. As long as the GTE-Solana Exchangeable Shares remain listed on a Canadian stock exchange, they will qualify as an investment that can be held by specified investment vehicles such as RRSPs, RRIFs, RESPs and other savings and pension plans, however rights that accompany the shares may have an adverse impact on some plans — such plans should consult their own tax advisors if they do not elect to acquire shares of Gran Tierra under the Arrangement.

How do I exchange my Solana security certificates?

Enclosed with this Joint Proxy Statement is a letter of transmittal and election form that will allow you to receive your GTE-Solana Exchangeable Shares or Gran Tierra common stock, as applicable, which are issuable to you pursuant to this transaction. Letters of transmittal to allow Solana optionholders and warrantholders to make elections and receive the applicable cash payments or securities in respect of their Solana options and/or warrants will be delivered separately from the Joint Proxy Statement. The letters of transmittal and election form and your Solana security certificates, as applicable, must be delivered to Computershare Investor Services Inc. in accordance with the instructions contained therein.

PROXY SUMMARY INFORMATION

The following is a summary of specified information contained elsewhere in this Joint Proxy Statement. The information contained in this summary is qualified in its entirety by and should be read in conjunction with the more detailed information contained in this Joint Proxy Statement, including the annexes hereto, and the documents incorporated by reference herein.

Overview of the Arrangement

The transaction will combine the businesses of Gran Tierra and Solana, which the companies believe complement each other, to create a more substantial South American oil and gas exploration and production company with significant oil reserves, production and land positions in Colombia. Importantly, it will provide for the consolidation of a 100% working interest in the Costayaco field, a major light oil discovery made in Colombia in 2007 currently undergoing delineation and development.

We will implement the transaction through a share exchange under a Plan of Arrangement. Upon completion of the Plan of Arrangement:

•	Solana will become an indirect wholly-owned subsidiary of Gran Tierra;
•	Solana Shareholders will cease to be shareholders of Solana and (other than Dissenting Shareholders) will receive, for each Solana Share held, either 0.9527918 of a share of Gran Tierra common stock or 0.9527918 of a GTE–Solana Exchangeable Share;
•	each GTE–Solana Exchangeable Share will have economic and voting rights equivalent to one share of Gran Tierra common stock, will be exchangeable at the option of the holder for one share of Gran Tierra common stock, and will automatically be exchanged for Gran Tierra common stock five years from closing and in specified other events;
•	each Solana option will fully vest and terminate and the holder of such options will either receive Solana Shares or cash equal to the value of the Solana option or, if the holder will continue as an employee, officer, director or consultant of the combined company or a subsidiary of the combined company, the holder may exchange such Solana option for an option to purchase Gran Tierra common stock, or any combination thereof; and
•	each holder of Solana warrants will either receive Solana Shares or cash equal to the value of the Solana warrant or, if the holder elects, such Solana warrants will become exercisable for Gran Tierra common stock under the terms of the warrants, or any combination thereof.

See “Description of the Arrangement — Transaction Mechanics and Description of GTE–Solana Exchangeable Shares” on page 61.

The Companies

Gran Tierra
(See page 100)

Gran Tierra is an independent international energy company involved in oil and natural gas exploration, development and production. Gran Tierra’s exploration, development and production operations are located in Colombia, Argentina and Peru. Gran Tierra made its initial acquisition of oil and gas producing and non-producing properties in Argentina in September 2005. During 2006, it acquired oil and gas producing and non-producing assets in Colombia, non-producing assets in Peru and additional properties in Argentina. Gran Tierra’s common stock is listed on the AMEX and the TSX, under the symbol “GTE”. Gran Tierra’s principal executive offices are located at 300, 611 – 10th Avenue S.W., Calgary, Alberta T2R 0B2, Canada, and its telephone number at its principal executive office is (403) 265-3221.

Solana
(See page 126)

Solana is a corporation incorporated and subsisting pursuant to the provisions of the Business Corporations Act (Alberta), the “ABCA”. Solana is an international resource company engaged in the acquisition, exploration, development and production of oil and natural gas. Solana is headquartered in Calgary, Alberta. Solana’s exploration and development properties are located in Colombia, South America and are held through its wholly-owned subsidiary, Solana Petroleum Exploration (Colombia) Limited incorporated in the Cayman Islands, or “Solana Colombia”. Solana currently holds various working interests in nine blocks in Colombia and Solana is the operator in respect of six of these blocks. Five of the blocks contain producing assets. Solana is a reporting issuer in the provinces of Alberta, British Columbia and Ontario and the Solana Shares are listed on the TSX Venture Exchange under the trading symbol “SOR” and on the AIM under the trading symbol “SORL”. Solana’s head office is located at Suite 100, 522 – 11 Avenue S.W., Calgary, Alberta T2R 0C8 and the registered office is located at 1000, 250 – 2 Street, S.W., Calgary, Alberta, T2P 0C1.

The Combined Company
(See page 84)

The combined company will be a more substantial independent oil and gas company with operations in South America. At December 31, 2007, Gran Tierra and Solana combined pro forma worldwide proved reserves, net of all royalties and third party interests, were approximately 14.8 million barrels of oil.

On a pro forma combined basis, assuming the consummation of the Arrangement, the combined company had:

•	2007 oil and natural gas liquids production, net of royalties, of 2,177 barrels per day;
•	first six months of 2008 oil and natural gas liquids production, net of royalties, of 5,763 barrels per day;
•	2007 year end total land holdings of 6.5 million acres;
•	2007 worldwide gas production of 994 thousand cubic feet per day; and
•	first six months of 2008 worldwide gas production of 44 thousand cubic feet per day.

In addition, in July 2008, Gran Tierra updated its proved reserves from the Costayaco field in Colombia at June 30, 2008, which were 6.67 million barrels of oil net of royalties compared to 3.27 million barrels of oil net of royalties at year end 2007, an increase of 104%.

Background of the Arrangement
(See page 39)

The respective boards of directors and management of Gran Tierra and Solana periodically review their strategic objectives with a view to ensuring that shareholder value is maximized. Each company frequently considers both acquisition and joint venture opportunities involving other participants in the oil and gas sector. Beginning in April of 2007, Gran Tierra and Solana engaged in preliminary discussions regarding a possible business combination of the two companies. However, in November 2007 the companies determined not to proceed, and terminated discussions regarding a potential combination of the two companies.

Beginning in May 2008, Gran Tierra and Solana again began discussions regarding a potential combination, which discussions resulted in the two companies engaging in extensive due diligence with respect to each other and, ultimately, the negotiation of the Arrangement Agreement, which was executed by Gran Tierra and Solana on July 28, 2008.

Reasons for the Arrangement
(See pages 43 and 44)

Gran Tierra:  The Gran Tierra Board has unanimously approved the combination of Gran Tierra and Solana. In reaching this determination, the Gran Tierra Board consulted with Gran Tierra’s management, as well as its financial and legal advisors, and considered the following material factors:

•	The anticipated business advantages of the combination, including:
•	Gran Tierra expects the combined company to have a larger asset base with a 100% working interest in the Costayaco field, one of the major oil discoveries in Colombia in recent years, allowing for more efficient development of the field;
•	Gran Tierra expects the combined company to have substantially increased cash flows and working capital which will allow for the pursuit of additional exploration opportunities on the combined company’s large undeveloped land base in Colombia, Argentina and Peru, and additional new venture growth opportunities;
•	Gran Tierra expects the combined company to have a larger market capitalization and better access to capital and financial markets, which would enable the combined company to raise additional capital more easily, if needed, to fund its expansion plans than either company could if not combined;
•	Gran Tierra expects the shares of the combined company to have greater public float and liquidity; and
•	Gran Tierra expects to achieve economies of scale and synergies by combining the two companies.

The Gran Tierra Board also considered the opinion of Blackmont Capital Inc., or “Blackmont”, financial advisor to Gran Tierra, delivered verbally on July 28, 2008 and subsequently confirmed in writing as of that date, to the effect that, based on and subject to the factors and assumptions set forth in the opinion, the Exchange Ratio of 0.9527918 shares of Gran Tierra common stock or GTE–Solana Exchangeable Shares, as applicable, for each Solana Share was fair, from a financial point of view, to Gran Tierra.

Solana:  The Solana Board, has unanimously approved the combination of Gran Tierra and Solana. In reaching this determination, the Solana Board consulted with Solana’s management, as well as its financial and legal advisors, and considered the following material factors:

•	the consideration offered under the Arrangement represented a significant premium over the trading price of Solana Shares immediately prior to the announcement of the combination;
•	Solana believes that the combined company will have a larger asset base and greater geographical diversity of operations and markets. The combination creates a company with a 100% working interest in the Costayaco field, one of the most important oil discoveries in Colombia in recent years, allowing for more efficient development of the field;
•	Solana expects the combined company to have a larger market capitalization and better access to capital and financial markets, which would enable the combined company to raise additional capital more easily, if needed, to fund its expansion plans than either company could if not combined;
•	Solana expects the shares of the combined company to have greater public float and liquidity;
•	Solana expects the combined company to have substantially increased cash flows which will allow for the pursuit of additional exploration opportunities on the combined company’s large undeveloped land base in Colombia, Argentina and Peru, and additional new venture growth opportunities, thereby increasing the probability of additional exploration success;
•	the structure of the transaction provides a tax deferral opportunity for certain Canadian resident Solana Shareholders, but may be a taxable transaction for other holders of Solana Shares;

•	Solana expects the combined company to benefit from the strong leadership of directors from both Solana and Gran Tierra; and
•	Solana warrantholders and some Solana optionholders can elect to participate in the combined company by ultimately receiving shares of Gran Tierra common stock or GTE–Solana Exchangeable Shares, as applicable, or can elect to receive a cash payment in exchange for their securities, or a combination of the foregoing, providing alternatives for such securityholders.

The Solana Board also considered the opinion of Tristone Capital Inc., or “Tristone”, financial advisor to Solana, delivered orally on July 28, 2008 and subsequently confirmed in writing as of that date, to the effect that, based on and subject to the factors and assumptions set forth in the opinion, the consideration to be received pursuant to the Arrangement by Solana Shareholders was fair, from a financial point of view, to Solana Shareholders.

Fairness Opinions of Financial Advisors
(See pages 45 and 53)

In deciding to approve the Arrangement, the board of directors of each of Gran Tierra and Solana considered the opinion of their respective financial advisor. Gran Tierra received an opinion from Blackmont delivered verbally on July 28, 2008 and subsequently confirmed in writing as of that date, to the effect that, based on and subject to the factors and assumptions set forth in the opinion, the Exchange Ratio was fair, from a financial point of view, to Gran Tierra. Solana received an opinion from Tristone, delivered orally on July 28, 2008 and subsequently confirmed in writing as of that date, that, based on and subject to the factors and assumptions set forth in the opinion, the consideration to be received pursuant to the Arrangement by Solana Shareholders was fair, from a financial point of view, to Solana Shareholders. These opinions are attached as Annexes H and I, respectively. We encourage you to read these opinions.

Recommendations of the Boards of Directors
(See page 45)

To Gran Tierra Stockholders:

The Gran Tierra Board believes that the Arrangement is fair to its stockholders and is in their best interest, and it unanimously recommends that its stockholders vote (1) “For” the issuance of Gran Tierra common stock pursuant to the Arrangement, (2) “For” the amendment of the Gran Tierra articles of incorporation to create a new share of special voting stock, referred to as the “Special B Voting Stock”, to represent the votes cast by the holders of GTE–Solana Exchangeable Shares, and make several technical amendments, (3) “For” the amendment of the Gran Tierra articles of incorporation to increase the number of shares of common stock authorized, (4) the amendment to Gran Tierra’s articles of incorporation to change the board voting requirement for issuance of common stock from unanimous to a simple board action, and (5) “For” the approval of the Gran Tierra 2007 Equity Incentive Plan, as amended and restated, to increase the number of shares issuable under the plan.

To Solana Securityholders:

The Solana Board, believes that the Arrangement is fair to the Solana Securityholders and in their best interest and unanimously recommends that the Solana Securityholders vote “For” the approval of the Arrangement.

What Solana Shareholders Will Receive Pursuant to the Arrangement
(See page 61)

Pursuant to the Arrangement, Solana Shareholders who are “eligible shareholders” (Canadian resident Solana Shareholders who are not exempt from Part I tax under the Income Tax Act (Canada) and, in the case of partnerships, are Canadian partnerships for purposes of the Income Tax Act (Canada)), other than Dissenting Shareholders, can elect to receive 0.9527918 of a GTE–Solana Exchangeable Share for each Solana Share held by the shareholder immediately prior to the time at which the “Articles of Arrangement” are filed with the “Registrar”, each as defined in the Plan of Arrangement attached hereto as Annex D, on the date the Arrangement becomes effective under the ABCA, such time being referred to herein as the “Effective Time”.

Solana Shareholders who do not make the election and whose address on the Solana Shareholder register is in Canada on the business day preceding the Effective Date will also receive 0.9527918 of a GTE–Solana Exchangeable Share for each Solana Share held by such shareholder immediately before the Effective Time.

Pursuant to the Arrangement, all Solana Shareholders other than Dissenting Shareholders can elect to receive 0.9527918 of a share of Gran Tierra common stock for each Solana Share held by such shareholder immediately before the Effective Time. Solana Shareholders who do not make any election and whose address on the Solana Shareholder Register is not in Canada on the business day preceding the Effective Date will receive 0.9527918 of a share of Gran Tierra common stock for each Solana Share held by such shareholder immediately before the Effective Time.

Each GTE–Solana Exchangeable Share (i) will have voting rights, dividend entitlements and other attributes equivalent to one share of Gran Tierra common stock; (ii) will be exchangeable, at each shareholder’s option, on a one-for-one basis, into shares of Gran Tierra common stock; and (iii) subject to compliance with the original listing requirements of the TSX, will be listed on the TSX. The GTE–Solana Exchangeable Shares will automatically be exchanged for shares of Gran Tierra common stock five years from the effective date of the Arrangement under the ABCA, or “Effective Date”, and in specified other events.

What Solana Optionholders Will Receive Pursuant to the Arrangement
(See page 72)

Subject to the rights of Continuing Optionholders discussed below, Solana optionholders will receive one or any combination of the following:

•	if the Solana optionholder elects to receive Solana Shares pursuant to the cashless exercise of its Solana options, referred to as the “Exchange Options”, each such Exchange Option will be deemed to be surrendered to Solana by cashless exercise in exchange for such number of Solana Shares as is equal to the “in-the-money value” of each Exchange Option divided by the five day weighted trading price (ending on the seventh trading day before the Effective Date) on the TSX of a share of Gran Tierra common stock multiplied by 0.9527918 and these Solana Shares will then be exchanged for shares of Gran Tierra common stock or GTE–Solana Exchangeable Shares pursuant to the Arrangement (where the “in-the-money value” of each Exchange Option is equal to the amount by which the Imputed Transaction Value exceeds the exercise price of such Exchange Option; and where “Imputed Transaction Value ” is the five day weighted trading price, ending on the seventh trading day before the Effective Date, on the TSX of a share of Gran Tierra common stock multiplied by 0.9527918); or
•	if the Solana optionholder elects to receive a cash payment pursuant to the cashless exercise of its Solana options, each such Solana option will be deemed to be surrendered to Solana by cashless exercise in exchange for the “in-the-money value” of each Solana option (where the “in-the-money value” of each Solana option is equal to the amount by which the Imputed Transaction Value exceeds the exercise price of such Solana option).

In addition, Solana optionholders who are “Continuing Optionholders” (Solana optionholders who will be any of a director, officer, employee or consultant of Gran Tierra or a subsidiary of Gran Tierra immediately subsequent to the Effective Time) may elect to exchange some or all of their Solana options for 0.9527918 of a Gran Tierra option. The exercise price of each such Gran Tierra option will be equal to the exercise price of the Solana option exchanged divided by 0.9527913, and converted to U.S. dollars.

What Solana Warrantholders Will Receive Pursuant to the Arrangement
(See page 73)

Pursuant to the Arrangement, if Solana warrantholders elect to effect a cashless exercise of their Solana warrants, the Solana warrantholders will receive one or any combination of the following:

•	if the Solana warrantholder elects to receive Solana Shares pursuant to the cashless exercise of its Solana warrants, referred to as the “Exchange Warrants”, each such Exchange Warrant will be deemed to be surrendered to Solana by cashless exercise in exchange for such number of Solana Shares as is equal to the “in-the-money value” of each Exchange Warrant divided by the five day weighted trading price (ending on the seventh trading day before the Effective Date) on the TSX of a share of Gran Tierra common stock multiplied by 0.9527918 and these Solana Shares will then be exchanged for shares of Gran Tierra common stock or GTE–Solana Exchangeable Shares pursuant to the Arrangement (where the “in-the-money value” of each Exchange Warrant is equal to the amount by which the Imputed Transaction Value exceeds CDN$2.00); or
•	if the Solana warrantholder elects to receive a cash payment pursuant to the cashless exercise of its Solana warrants, each such Solana warrant will be deemed to be surrendered to Solana by cashless exercise in exchange for the “in-the-money value” of each Solana warrant (where the “in-the-money value” of each Solana warrant is equal to the amount by which the Imputed Transaction Value exceeds CDN$2.00).

If Solana warrantholders do not elect to effect a cashless exercise of all of their Solana warrants, they will continue to hold such Solana warrants, which would be exercisable into shares of Gran Tierra common stock in accordance with the terms and conditions of such Solana warrants.

Colombian Participation Agreement
(See page 101)

Gran Tierra is party to a Colombian Participation Agreement, dated June 22, 2006, between Argosy Energy International, Gran Tierra Energy Inc. and Crosby Capital, LLC, as amended, the “Colombian Participation Agreement”, entered into in connection with Gran Tierra’s original acquisition of its interests in Colombia, pursuant to which Gran Tierra is obligated to pay specified amounts based on production from the properties acquired. In July 2008, Gran Tierra negotiated an amendment to the Colombian Participation Agreement to provide that, in the event that the Arrangement is consummated, Gran Tierra will issue two million shares of Gran Tierra common stock to the holders of the rights to receive payments under that agreement, in consideration for the holders agreeing that their rights to receive payments on production from the properties Gran Tierra acquired would not apply to Solana’s interests in the properties in which Solana and Gran Tierra have joint working interests, even after the combination of the two companies. In the event that combination of Gran Tierra and Solana does not occur, then Gran Tierra would not be obligated to issue the two million shares, and the rights of the royalty holders under the Colombian Participation Agreement would not be affected.

Comparative Per Share Market Price Data
(See page 85)

Gran Tierra common stock was first cleared for quotation on the OTC Bulletin Board, or the “OTCBB”, on November 11, 2005 and traded on the OTCBB from that time until April 8, 2008, under the symbol “GTRE.OB”. On February 19, 2008, Gran Tierra common stock was listed on the TSX, and is trading under the symbol “GTE” on the TSX. On April 8, 2008, Gran Tierra common stock was listed on the AMEX, and is trading under the symbol “GTE” on the AMEX. Upon listing on the AMEX, Gran Tierra’s common stock ceased trading on the OTCBB.

Solana Shares are listed on the TSX Venture Exchange, under the symbol “SOR” and on the AIM, under the symbol “SORL”.

On July 28, 2008, the last full trading day for each of Gran Tierra and Solana before the public announcement of the Arrangement, Gran Tierra common stock closed at CDN$5.73 on the TSX and $5.57 on the AMEX and Solana Shares closed at CDN$4.35 on the TSX Venture Exchange and £2.13 on the AIM.

Listing of Gran Tierra Common Stock and GTE–Solana Exchangeable Shares
(See page 78)

It is a mutual condition to the completion of the Arrangement that (i) the TSX shall have conditionally approved the listing of the shares of Gran Tierra common stock to be issued pursuant to the Arrangement, and (ii) the AMEX shall have conditionally approved the listing of the shares of Gran Tierra common stock to be issued pursuant to the Arrangement, subject to official notice of issuance.

Exchangeco has applied to the TSX for conditional approval to list the GTE–Solana Exchangeable Shares, subject to Exchangeco meeting the original listing requirements of the TSX.

Who is Entitled to Vote at the Meetings

Gran Tierra Stockholders
(See page 30)

Only stockholders of record at the close of business on September 15, 2008, the “Gran Tierra Record Date”, will be entitled to vote at the Gran Tierra Special Meeting. On the Gran Tierra Record Date, there were 104,595,774 shares of Gran Tierra common stock outstanding and entitled to vote, and one share of special voting stock, or “Special Voting Stock”. On the record date, the share of Special Voting Stock was entitled to 10,984,126 votes, which equals the number of shares of common stock issuable upon exchange of the GTE–Goldstrike Exchangeable Shares, outstanding as of the Gran Tierra Record Date, that were issued in connection with the transaction between the former shareholders of Gran Tierra Energy Inc., a privately-held Alberta corporation, referred to as “Gran Tierra Canada”, and Gran Tierra Goldstrike, Inc.

Solana Shareholders
(See page 36)

Only Solana Securityholders of record at the close of business on September 25, 2008, the “Solana Record Date”, will be entitled to receive notice of, and attend and vote at, the Solana Special Meeting, except to the extent a holder of Solana Shares transfers any of such securities after the Solana Record Date and the transferee of those Solana Shares establishes ownership of the Solana Shares, and demands, not later than 10 days before the Solana Special Meeting, that the transferee’s name be included in the list of holders of Solana Shares entitled to vote, in which case such transferee shall be entitled to vote such Solana Shares at the Solana Special Meeting. As at the Solana Record Date, a total of 126,426,792 Solana Shares, 3,945,000 Solana options and 7,500,000 Solana warrants were issued and outstanding for a total of 137,871,792 Solana securities being issued and outstanding. Each Solana Securityholder is entitled to one vote for each Solana security held and the Solana Securityholders will vote as one class.

Shareholder Votes Required

Gran Tierra Proposals
(See page 33)

Each share of Gran Tierra common stock and GTE–Goldstrike Exchangeable Share has one vote. The votes required to approve the Gran Tierra proposals are as follows:

•	to be approved, Proposal 1, the approval of issuance of Gran Tierra common stock pursuant to the Arrangement, must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Gran Tierra Special Meeting and entitled to vote. Broker non-votes will have no effect and abstentions will have the same effect as “Against” votes;
•	to be approved, Proposal 2, the amendment to Gran Tierra’s articles of incorporation to create a new special voting share to enable the GTE–Solana Exchangeable Shares to vote, as well as to make several technical changes, must receive a “For” vote from:
•	the holders of shares of Gran Tierra common stock and GTE–Goldstrike Exchangeable Shares entitling them to exercise at least a majority of the combined voting power of the total number of outstanding shares of Gran Tierra common stock and GTE–Goldstrike Exchangeable Shares; and
•	the holders of shares of GTE–Goldstrike Exchangeable Shares entitling them to exercise at least a majority of the voting power of the total number of outstanding shares of GTE–Goldstrike Exchangeable Shares.

Broker non-votes and abstentions will have the same effect as “Against” votes;

•	each of Proposal 3, the amendment to Gran Tierra’s articles of incorporation to increase in the number of shares of Gran Tierra common stock authorized for issuance, and Proposal 4, the amendment to Gran Tierra’s articles of incorporation to change the board voting requirement for issuance of common stock, must receive a “For” vote from the holders of shares of Gran Tierra common stock and GTE–Goldstrike Exchangeable Shares entitling them to exercise at least a majority of the combined voting power of the total number of outstanding shares of Gran Tierra common stock and GTE–Goldstrike Exchangeable Shares to be approved. Broker non-votes and abstentions will have the same effect as “Against” votes; and
•	to be approved, Proposal 5, the approval of Gran Tierra’s 2007 Equity Incentive Plan, as amended and restated, must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Gran Tierra Special Meeting and entitled to vote. Broker non-votes will have no effect and abstentions will have the same effect as “Against” votes.

References to voting power of GTE–Goldstrike Exchangeable Shares refers to the voting power exercised through the Olympia Trust Company, referred to as the “Goldstrike Trustee”, with respect to the GTE–Goldstrike Exchangeable Shares, whether by the Goldstrike Trustee or by proxy.

Solana Proposal
(See page 37)

The approval of the Arrangement requires approval by two-thirds of the votes cast in person or by proxy at the Solana Special Meeting.

Dissenters’ Rights
(See page 80)

Pursuant to the Interim Order of the Court under subsection 193(4) of the ABCA, or the “Interim Order”, registered holders of Solana Shares are, subject to the provisions of the Interim Order and the Arrangement Agreement, accorded the right of dissent, or “Dissent Rights”, under Section 191 of the ABCA with respect to the approval of the special resolution to approve the Arrangement under the ABCA, the “Arrangement Resolution”. A Dissenting Shareholder may exercise such Dissent Rights by providing a written objection to the Arrangement Resolution to Solana c/o Davis LLP, Livingston Place 1000 – 250 2nd St SW Calgary, AB, Canada T2P 0C1, Attention: Kenneth P. Reh, by 4:00 p.m. on the fifth business day immediately preceding the date of the Solana Special Meeting; provided that the Dissenting Shareholder has not voted his or her Solana Shares at the Solana Special Meeting, either by proxy or in person, in favor of the Arrangement Resolution, the dissenting Solana Shareholder exercises the Dissent Rights in respect of all of the Solana Shares held by such Solana Shareholder, and such holder also complies with Section 191 of the ABCA, as modified by the Interim Order, such Dissenting Shareholder referred to herein as a “Dissenting Shareholder”.

The statutory provisions covering the right to dissent are technical and complex. Failure to strictly comply with the requirements set forth in Section 191 of the ABCA, as modified by the Interim Order, may result in the loss of any right to dissent. Persons who are beneficial owners of Solana Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent, should be aware that only the registered holder is entitled to dissent. Accordingly, a beneficial owner of Solana Shares desiring to exercise the right to dissent must make arrangements for such Solana Shares beneficially owned to be registered in such holder’s name prior to the time the written objection to the Arrangement Resolution approving the Arrangement is required to be received by Solana, as the case may be, or alternatively, make arrangements for the registered holder of such Solana Shares to dissent on such holder’s behalf. Pursuant to the Interim Order, a Solana Shareholder may not exercise their Dissent Rights in respect of only a portion of such holder’s Solana Shares. See “Description of the Arrangement — Dissenting Shareholders’ Rights”.

Interests of Solana Directors and Officers
(See page 82)

When considering the recommendation of the Solana Board with respect to the Arrangement, Solana Securityholders should be aware that a number of Solana directors and officers have interests in the transaction that may differ from those of Solana Securityholders generally.

Accounting Treatment

The acquisition of the Solana Securities pursuant to the Plan of Arrangement will be accounted for by Gran Tierra using the purchase method under U.S. GAAP. Under the purchase method, the cost of the purchase will be based on the market value of the Gran Tierra securities issued and the direct transaction costs.

The cost of the purchase will be allocated to the Solana assets acquired and liabilities assumed, based on their estimated fair values at the acquisition date, with any excess of the cost over the amounts allocated being recognized as goodwill. Financial statements of Gran Tierra issued after the acquisition would reflect these fair values and include Solana’s results of operations from the date of acquisition; they would not be restated retroactively to reflect to the historical financial position or results of operations of Solana. This method may result in the carrying value of net assets, including goodwill, acquired from Solana being substantially different from the former carrying values of those net assets in Solana’s historical financial statements.

Regulatory Approvals
(See page 79)

In addition to the approval of Solana Securityholders, Gran Tierra stockholders and the Court, it is a mutual condition precedent to the implementation of the Arrangement that all requisite regulatory approvals be obtained. See “Description of the Arrangement — Regulatory Matters”.

The obligations of the parties to complete the Arrangement are subject to the approval by the antitrust authority of Colombia, the Superintendency of Industry and Commerce, or the “SIC,” pursuant to the Colombian merger control regime. By law, Gran Tierra and Solana shall file a notice before the SIC in order to obtain such approval. Once such notice is filed, the SIC has a period of thirty (30) business days to review the filing and issue a decision. If within this thirty (30) business day period the SIC requests from any of the parties to the transaction additional information regarding the filing, this period will commence again from the date of the answer to such request. If the SIC does not issue a decision within the thirty (30) business days counted as of the date the notification was filed or the date of the response to the request for additional information, the transaction shall be deemed approved.

On August 27, 2008 Gran Tierra and Solana filed a request to obtain the necessary authorization to complete the Arrangement before the SIC. On October 7, 2008, the authorization was received.

We do not expect that any of the abovementioned regulatory approvals, filings or any other required regulatory filings, will delay consummation of the Arrangement.

Conditions to the Completion of the Arrangement
(See page 74)

The completion of the Arrangement depends upon the satisfaction of a number of conditions, including:

•	the receipt of the Interim Order of the Court;
•	the approval of the Arrangement by the Solana Securityholders;
•	the approval of the issuance of Gran Tierra common stock by Gran Tierra stockholders;
•	the absence of any action, suit, proceeding, or objection threatening, or any law or court order prohibiting the Arrangement;
•	the receipt of a final order of the Court approving the Arrangement pursuant to subsection 193(9) of the ABCA, or the “Final Order”;
•	the receipt of all required consents and regulatory approvals;
•	the receipt of the conditional approval to list the Gran Tierra common stock on the TSX and the AMEX;
•	a registration statement on Form S-3 filed by Gran Tierra having been declared effective;
•	the Articles of Arrangement having been filed with the registrar;
•	the Arrangement becoming effective by November 15, 2008;
•	if required, the approval of the Arrangement by Gran Tierra’s and Solana’s lenders;
•	the furnishing of board and stockholder resolutions approving the Arrangement by both sides;
•	the representations and warranties of the parties set out in the Arrangement Agreement being materially accurate as of the closing of the Arrangement;

•	the absence of any material adverse change in the business, operations, assets, capitalization, financial condition or prospects of either party;
•	performance by the parties of their pre-closing obligations under the Arrangement Agreement;
•	Solana and Gran Tierra having no debt;
•	all outstanding debt owed to Solana by any Solana director or officer being repaid in full;
•	Solana’s employment related obligations not exceeding $1.5 million and Solana’s expenses related to the Arrangement not exceeding $5 million;
•	receipt by Gran Tierra of resignations and releases from Solana’s directors and officers; and
•	receipt by Gran Tierra of non-solicitation agreements from specified officers of Solana.

Each party has the right to waive the conditions (except for the requisite shareholder and regulatory approvals) to its obligations under the Arrangement Agreement.

Termination of the Arrangement Agreement
(See page 76)

Either Gran Tierra or Solana may terminate the Arrangement Agreement if any of the following occurs:

•	there has been a material breach of the representations and warranties of the other party, by the other party;
•	all closing conditions have not been satisfied or waived on or before November 15, 2008;
•	the required approvals of holders of Gran Tierra common stock or Solana Securityholders are not obtained at the respective meetings; or
•	a law or court order prohibits the Arrangement.

Gran Tierra can also terminate the Arrangement Agreement if the Solana Board withdraws or modifies its recommendation adversely to Gran Tierra or fails to reaffirm its recommendation upon request by Gran Tierra or after an alternative acquisition proposal meeting specified requirements is announced.

Solana can also terminate the Arrangement Agreement if any of the following occurs:

•	the Gran Tierra Board withdraws or modifies adversely to Solana its recommendation; or
•	the Solana Board accepts, recommends, approves or implements a proposal superior to this transaction in compliance with the terms of the Arrangement Agreement, a “Solana Superior Proposal”.

Termination Fees
(See page 77)

Solana must reimburse Gran Tierra’s transaction costs in cash up to $1.5 million if Gran Tierra terminates the Arrangement Agreement because of a material breach by Solana of its representations and warranties.

Solana must pay Gran Tierra a termination fee of $21 million in cash if:

•	Gran Tierra terminates the Arrangement Agreement because the Solana Board withdraws or modifies adversely its recommendation or fails to reaffirm its recommendation when requested by Gran Tierra to do so or after an alternative acquisition proposal meeting specified requirements is announced; or
•	Solana terminates the Arrangement Agreement in order to accept a superior proposal permitted under the Arrangement Agreement.

Gran Tierra must reimburse Solana’s transaction costs in cash up to $1.5 million if Solana terminates the Arrangement Agreement because of a material breach by Gran Tierra of its representations and warranties.

Gran Tierra must pay Solana a termination fee of $21 million in cash if Solana terminates the Arrangement Agreement because the Gran Tierra Board withdraws or modifies its recommendation adversely to Solana.

If either party fails to pay the above fees promptly, then it shall also pay the other party’s costs in recovering those fees in addition to interest on the unpaid amount at the prime rate of the Canadian Imperial Bank of Commerce.

No Solicitation of Competing Proposals
(See page 75)

Solana may not solicit or encourage any alternative acquisition proposals. However, if a superior, unsolicited proposal is made by a third party, the Solana Board may enter into discussions and negotiations with, and provide information to, the party making the acquisition proposal in order to satisfy its fiduciary duties. Gran Tierra has the right to match any such superior proposal made to Solana.

The Transaction Documents

We have included the Arrangement Agreement and the Plan of Arrangement as Annexes B and D, respectively, to this Joint Proxy Statement. We encourage you to read these agreements as they are the principal legal documents that govern the Arrangement.

Tax Consequences of the Arrangement

Canadian Resident Holders
(See page 157)

The transaction structure provides tax-deferral opportunities in Canada for Canadian resident Solana Shareholders through the exchange of such Solana Shares for GTE–Solana Exchangeable Shares. This tax-deferral benefit may continue as long as such holders continue to hold the GTE–Solana Exchangeable Shares and for so long as Exchangeco has not exercised its automatic redemption right, which right cannot (subject to specified limited exceptions) be exercised by Exchangeco prior to the five year anniversary of the Arrangement.

Holders of Solana Shares who are not resident in Canada for purposes of the Income Tax Act (Canada) will generally not be taxed in Canada with respect to the disposition of such shares under the Arrangement, provided that Solana Shares do not constitute “taxable Canadian property” to such holders.

U.S. Resident Holders
(See page 167)

It is not clear whether a U.S. Solana Shareholder, as defined below in the section entitled Material U.S. Federal Income Tax Consequences of the Arrangement on page 167, that exchanges Solana Shares for shares of Gran Tierra common stock must recognize a gain or loss on the exchange. Provided specified conditions are satisfied, Gran Tierra intends to take the position that the Arrangement qualifies as a reorganization. Generally, if the Arrangement qualifies as a reorganization no gain or loss would be recognized by a U.S. Solana Shareholder on the exchange of Solana Shares for shares of Gran Tierra common stock. If the Arrangement does not qualify as a reorganization, gain or loss will be recognized on the exchange. The amount of the gain or loss recognized would equal the difference between the fair market value of the Gran Tierra common stock received in the exchange at the date of such exchange and the U.S. Solana Shareholder’s tax basis in the Solana Shares surrendered. The gain or loss recognized would be a capital gain or loss if the Solana Shares were held as a capital asset at the time of the exchange. Provided the Solana Shares were held for more than one year at the time of their exchange, gain recognized would qualify for taxation at preferential long-term capital gain rates. The recognition and the deduction of capital losses are subject to limitations. The tax consequences of the exchange may be significantly altered if Solana was a passive foreign investment company at anytime when the U.S. Solana Shareholder held the Solana Shares surrendered in the exchange. U.S. Solana Shareholders in special circumstances, such as those receiving GTE-Solana Exchangeable Shares for their Solana Shares, should consult their tax advisors to determine the tax consequences of the transaction to them.

For a description of the material federal income tax consequences of the Arrangement, see “Material U.S. Federal Income Tax Consequences of the Arrangement”.

Risk Factors
(See page 23)

As in any significant business combination transaction, there are a number of risk factors to consider in connection with the Arrangement that are described in the section of this Joint Proxy Statement entitled “Risk

Factors” beginning on page 23, or incorporated by reference herein as described in the sections entitled “Documents Incorporated By Reference” beginning on page 145 and “Gran Tierra Documents Incorporated By Reference” on page 231. Securityholders should carefully consider all such risk factors in evaluating whether to approve the Arrangement, in the case of Solana Securityholders, and whether to approve the Gran Tierra proposals as described above, in the case of Gran Tierra stockholders.

Summary Pro Forma and Historical Financial Data
(See pages 89 and 103)

Summary Unaudited Pro Forma Combined Financial Data

The following tables set forth certain selected pro forma consolidated financial information. Such information should be read in conjunction with the unaudited pro forma consolidated financial statements of Gran Tierra after giving effect to the Arrangement for the six months ended June 30, 2008 and as at and for the year ended December 31, 2007 beginning on page 189 in this Joint Proxy Statement.

The pro forma adjustments are based upon the assumptions described in the notes to the unaudited pro forma consolidated financial statements. The pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating or financial results that would have occurred had the Arrangement actually occurred at the times contemplated by the notes to the unaudited pro forma consolidated financial statements or of the results expected in future periods.

(Dollars in Thousands Except per Share Amounts)	Year Ended December 31, 2007	Six Months Ended June 30, 2008
Statement of Operations Data
Revenues and other income
Oil and natural gas sales	$50,147	$101,731
Interest	1,516	1,172
Total revenues	51,663	102,903
Expenses
Operating	14,418	12,049
Depletion, depreciation and accretion	29,991	40,695
General and administrative	29,001	15,321
Liquidated damages	7,367	—
Derivative financial instruments	3,040	7,462
Foreign exchange loss	18,872	10,562
Total expenses	102,689	86,089
Income (loss) before income tax	(51,026)	16,814
Income tax	5,051	(8,576)
Net income (loss)	$(45,975)	$(8,238)
Net income (loss) per common share – basic	$(0.21)	$0.04
Net income (loss) per common share – diluted	$(0.21)	$0.03

(Dollars in Thousands Except per Share Amounts)	Year Ended December 31, 2007	Six Months Ended June 30, 2008
Balance Sheet Data
Cash and cash equivalents		$96,328
Working capital (including cash)		93,800
Oil and gas properties		873,595
Deferred tax asset – long term		684
Total assets		1,060,137
Deferred tax liability – long term		215,510
Other long-term liabilities		7,329
Shareholders’ equity		$765,551

Summary Historical Consolidated Financial Data of Gran Tierra Under U.S. GAAP

The following table sets forth summary historical consolidated financial data for Gran Tierra as of and for each of the three years ended December 31, 2007 and as of and for the six months ended June 30, 2008 and 2007. The summary historical consolidated financial data has been presented in U.S. dollars under U.S. GAAP

The data set forth below should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this Joint Proxy Statement.

(Dollars in Thousands, Except per Share Amounts)	Year Ended December 31,			Six Months Ended June 30,
	2007	2006	2005	2008	2007
Statement of Operations Data
Revenues and other income
Oil and natural gas sales	$31,853	$11,721	$1,059	$53,791	$7,935
Interest	425	352	—	172	332
Total revenues	32,278	12,073	1,059	53,963	8,267
Expenses
Operating	10,474	4,233	395	6,253	4,106
Depletion, depreciation and accretion	9,415	4,088	462	8,464	4,701
General and administrative	10,232	6,999	2,482	8,774	4,619
Liquidated damages	7,367	1,528	—	—	7,367
Derivative financial instruments	3,040	—	—	7,462	677
Foreign exchange (gain) loss	(77)	371	(31)	(383)	(7)
Total expenses	40,451	17,219	3,308	30,570	21,463
Income (loss) before income tax	(8,173)	(5,146)	(2,249)	23,393	(13,196)
Income tax	(294)	(678)	29	(10,191)	1,474
Net Income (loss)	$(8,467)	$(5,824)	$(2,220)	$13,202	$(11,722)
Net income (loss) per common share – basic	$(0.09)	$(0.08)	$(0.16)	$0.13	$(0.12)
Net income (loss) per common share – diluted	$(0.09)	$(0.08)	$(0.16)	$0.11	$(0.12)

	Year Ended December 31,			Six Months Ended June 30,
	2007 (As Restated)(1)	2006 (As Restated)(1)	2005	2008	2007
Statement of Cash Flows Data
Operating activities	$8,762	$2,010	$(1,877)	$12,422	$(3,689)
Investing activities	(15,393)	(48,207)	(9,108)	(11,764)	(10,569)
Financing activities	719	68,076	13,206	16,456	—
(Decrease) Increase in cash	$(5,912)	$21,879	$2,221	$17,114	$(14,258)

	At December 31,			At June 30,
	2007	2006	2005	2008	2007
Balance Sheet Data
Cash and cash equivalents	$18,189	$24,101	$2,221	$35,303	$9,842
Working capital (including cash)	8,058	14,541	2,765	31,699	7,154
Oil and gas properties	63,202	56,093	7,887	71,771	60,715
Deferred tax asset	2,058	444	—	1,832	496
Total assets	112,797	105,537	12,371	167,607	98,764
Deferred tax liability	(11,675)	(9,876)	—	(10,582)	(11,373)
Other long-term liabilities	(1,986)	(634)	(68)	(3,932)	(2,037)
Shareholders’ equity	$(76,792)	$(76,195)	$(11,039)	$(107,578)	$(72,203)

(1)	As discussed in Note 13 to Gran Tierra’s December 31, 2007 consolidated financial statements, cashflows from operating activities and cash flows from investing activities have been restated as a result of a misclassification of accounts payable and accrued liabilities between the two categories.

Summary Historical Consolidated Financial Data of Solana Under Canadian GAAP

The following table sets forth summary historical consolidated financial data for Solana as of and for each of the preceding five years ended December 31, 2007 and as of and for the six months ended June 30, 2007 and 2008. The summary historical consolidated financial data have been presented in U.S. dollars and under Canadian GAAP.

The data set forth below has been derived from, and should be read in conjunction with, the associated consolidated financial statements and related notes as filed on SEDAR.

	Year Ended December 31,					Period Ended June 30,
	2003	2004	2005	2006	2007	2007	2008
Statement of Operations Data
Revenues and other income
Oil sales	$—	$—	$6,010,571	$8,561,235	$17,441,340	$2,383,884	$47,921,945
Natural gas sales	—	350,864	749,930	919,676	853,049	417,584	18,403
Interest	2,468	132,892	714,397	1,531,032	1,091,321	470,399	999,774
Total revenues	2,468	483,756	7,474,898	11,011,943	19,385,710	3,271,867	48,940,122
Expenses
Operating	—	394,327	1,454,204	3,123,305	3,944,131	1,474,253	6,051,140
Depletion, impairment, depreciation and accretion	274,626	1,246,080	4,809,927	35,163,420	5,789,093	2,212,543	6,478,965
General and administrative	121,946	964,060	2,849,913	4,602,952	5,129,153	2,380,267	2,811,552
Stock-based compensation	—	938,946	1,801,780	3,029,830	13,640,012	2,825,074	3,480,991
Foreign exchange (gain) loss	39,255	428,204	(203,808)	(2,145,686)	77,290	224,888	(248,301)
Total expenses	435,827	3,971,617	10,712,016	43,773,821	28,579,679	9,177,425	18,574,347
Income (loss) before income tax	(433,359)	(3,487,861)	(3,237,118)	(32,761,878)	(9,193,969)	(5,845,558)	30,365,775
Income tax expense (recovery)	—	153,238	213,552	(5,153,272)	89,257	89,257	3,119,646
Net income (loss)	$(433,358)	$(3,641,099)	$(3,450,670)	$(27,608,606)	$(9,283,226)	$(5,934,815)	$27,246,129
Net income (loss) per common share – basic	$(0.02)	$(0.05)	$(0.05)	$(0.34)	$(0.09)	$(0.06)	$0.21
Net income (loss) per common share – diluted	$(0.02)	$(0.05)	$(0.05)	$(0.34)	$(0.09)	$(0.06)	$0.22
Statement of Cash Flows Data
Operating activities	$(102,014)	$2,514,525	$5,453,812	$7,114,937	$12,893,927	$(1,484,716)	$23,680,156
Investing activities	(246,536)	(14,855,544)	(32,184,351)	(29,112,940)	(31,908,116)	(12,595,370)	(28,076,989)
Financing activities	2,975,856	54,473,335	1,068,660	34,428,044	57,348,910	23,711	6,259,129
Foreign exchange gain (loss)	—	169,776	270,000	(300,000)	19,676	58,156	1,644
(Decrease) Increase in cash	$2,627,306	$42,302,092	$(25,391,879)	$12,130,041	$38,354,397	$(13,998,219)	$1,863,940

	At December 31,					At June 30,
	2003	2004	2005	2006	2007	2007	2008
Balance Sheet Data
Cash and cash equivalents	$2,209,868	$45,780,741	$20,660,693	$29,909,168	$71,537,827	$18,158,274	$73,401,767
Working capital (including cash)	2,168,827	48,750,038	24,407,788	37,106,929	70,974,442	18,039,837	88,303,377
Oil and gas properties	2,566,986	37,638,845	63,142,705	54,313,189	81,963,075	70,078,418	102,929,728
Deferred tax asset	—	—	—	—	—	—	4,000,375
Total assets	5,550,076	89,052,743	95,897,095	98,615,541	166,641,302	97,884,761	211,120,142
Deferred tax liability	—	5,067,880	5,231,970	—	—	—	—
Other long-term liabilities	—	351,452	536,547	1,556,823	1,973,938	7,350,731	2,134,858
Shareholders’ equity	$5,489,373	$81,984,051	$84,180,499	$93,654,111	$155,359,807	$90,534,030	$192,346,056

Summary Historical Consolidated Financial Data of Solana Under U.S. GAAP

The following table sets forth summary historical consolidated financial data for Solana as of and for each of the two years ended December 31, 2007 and as of June 30, 2008 and for the six months ended June 30, 2007 and 2008. The summary historical consolidated financial data have been presented in U.S. dollars and adjusted to U.S. GAAP.

The data set forth below has been derived from, and should be read in conjunction with, the consolidated financial statements and related notes thereto after applying the appropriate adjustments to U.S. GAAP, as included in Note 20 to the consolidated financial statements included at page 228 of this Joint Proxy Statement and Note 15 of the interim consolidated financial statements included at page 208 of this Joint Proxy Statement.

	Year Ended December 31,		Six Months Ended June 30,
	2006	2007	2008	2007
Statement of Operations Data
Revenues and other income
Oil sales	$8,561,235	$17,441,340	$47,922,240	$2,383,885
Natural gas sales	919,676	853,049	18,108	417,583
Interest	1,531,032	1,091,321	999,774	470,399
Total revenues	11,011,943	19,385,710	48,940,122	3,271,867
Expenses
Operating	3,123,305	3,944,131	6,051,140	1,474,253
Depletion, impairment, depreciation and accretion	43,078,099	4,593,556	5,759,965	1,571,543
General and administrative	4,602,952	5,129,153	2,811,552	2,380,667
Stock-based compensation	3,029,830	13,640,012	3,480,991	2,825,074
Foreign exchange (gain) loss	(2,145,686)	77,290	(248,301)	224,888
Total expenses	51,688,500	27,384,142	17,855,347	8,476,425
Income (loss) before income tax	(40,676,557)	(7,998,432)	31,084,775	(5,204,558)
Income tax expense (recovery)	(5,153,272)	89,257	242,646	89,257
Net income (loss)	$(35,523,285)	$(8,087,689)	$30,842,129	$(5,293,815)
Net income (loss) per common share – basic	$(0.43)	$(0.08)	$0.25	$(0.06)
Net income (loss) – diluted	$(0.43)	$(0.08)	$0.24	$(0.06)
Statement of Cash Flows Data
Operating activities	$(799,742)	$14,089,464	$23,680,156	$(1,484,716)
Investing activities	(21,198,261)	(33,103,653)	(28,076,989)	(12,571,659)
Financing activities	34,428,044	57,348,910	6,259,129	—
Foreign exchange gain (loss)	(300,000)	19,676	1,644	58,156
Increase in cash	$12,130,041	$38,354,397	$1,863,940	$(13,998,219)

	At December 31,		Six Months Ended June 30,
	2006	2007	2008
Balance Sheet Data
Cash and cash equivalents	$29,909,168	$71,537,827	$73,401,767
Working capital (including cash)	37,106,929	70,974,442	88,303,377
Oil and gas properties	43,679,601	72,525,024	94,210,728
Total assets	87,981,954	157,203,251	205,278,142
Other long-term liabilities	1,556,823	1,973,938	2,134,858
Shareholders’ equity	$83,020,523	$145,921,756	$186,503,426

RISK FACTORS

In deciding how to vote on the Arrangement and related matters described in this Joint Proxy Statement, you should consider the following risk factors in addition to (i) the risk factors set forth in Gran Tierra’s most recent Quarterly Report on Form 10-Q, as filed with the SEC, and (ii) the risk factors set forth in Solana’s most recent Annual Information Form, as filed on SEDAR.

Risks Relating to the Arrangement

The combined company may not be as successful as expected.

In evaluating the terms of the transaction, Gran Tierra and Solana each analyzed their respective businesses and made numerous assumptions concerning their respective future operations. A key assumption was that the transaction would result in a combined entity with operating results that would be substantially better than those recently experienced by either of the constituent companies. These operating results may not be achieved.

There is a risk that the arrangement may be a taxable event for U.S. Solana Shareholders.

U.S. Solana Shareholders who participate in the Arrangement will receive shares of Gran Tierra common stock in exchange for their Solana Shares. A U.S. Solana Shareholder generally will recognize gain or loss on this exchange for U.S. federal income tax purposes unless the Arrangement qualifies as a reorganization. Notwithstanding that the Arrangement qualifies as a reorganization it may be necessary to recognize gain on the exchange if Solana is or has been a passive foreign investment company at any point in time when the U.S. Solana Shareholder held the Solana Shares. The Arrangement may qualify as a reorganization only if, among other requirements, the GTE-Solana Exchangeable Shares (along with certain voting and related rights) are treated as shares of Gran Tierra common stock for U.S. federal tax purposes. The status of Solana as a passive foreign investment company is determined separately for each U.S. Solana Shareholder and is based on the nature of Solana’s income and assets for each taxable year in which the U.S. Solana Shareholder held the Solana Shares. No ruling from the Internal Revenue Service nor any legal opinion from U.S. counsel will be sought with respect to the issues of whether the Arrangement qualifies as a reorganization for U.S. federal tax purposes or whether Solana is or has been a passive foreign investment company, and there is the possibility of U.S. federal taxation of a U.S. Solana Shareholder’s gain in the Solana shares upon the exchange pursuant to the Arrangement. If the Arrangement is a taxable exchange the recognition and the deductibility of losses may be subject to limitations.

A U.S. Solana Shareholder who exercises Dissent Rights in the Arrangement will have a taxable transaction for U.S. federal tax purposes.

For a description of the material federal income tax consequences of the Arrangement, see “Material U.S. Federal Income Tax Consequences of the Arrangement”.

The issuance of shares of Gran Tierra common stock to Securityholders of Solana in connection with the arrangement will be dilutive to existing Gran Tierra stockholders.

The proposed issuance of Gran Tierra common stock to Solana Securityholders in connection with the Arrangement will increase the total number of shares of Gran Tierra common stock outstanding. On a diluted basis, upon the consummation of the Arrangement, former Solana Securityholders will own approximately 49% of the combined company and the current Gran Tierra securityholders will own approximately 51% of the combined company. Increasing the number of shares of Gran Tierra common stock outstanding would have dilutive effects on the voting power of the current holders of Gran Tierra common stock. Other than the effects incidental to increasing the number of shares of Gran Tierra common stock outstanding, the proposed issuance of shares of common stock to Solana Securityholders would not affect the rights of the holders of Gran Tierra’s currently outstanding common stock.

The issuance of shares of Gran Tierra common stock to Securityholders of Solana in connection with the arrangement will deplete Gran Tierra’s authorized shares of common stock, and if Gran Tierra’s Proposal 3 is not passed, Gran Tierra may not have sufficient shares to acquire other businesses or assets.

Following this transaction, and assuming Proposal 3 does not pass, the number of shares of Gran Tierra common stock outstanding or reserved for issuance under Gran Tierra’s outstanding GTE-Goldstrike

Exchangeable Shares, warrants and options will be approximately 270 million shares, leaving only approximately 30 million shares available to use for the purpose of acquiring additional businesses or assets. If Proposal 3 does not pass Gran Tierra may not have sufficient shares of its common stock authorized and available for issuance to acquire additional businesses without a vote of its stockholders, which could delay or prevent the consummation of additional transactions.

Potential future sale of shares of Gran Tierra common stock could affect its market price.

Some of the current Solana Securityholders may want to liquidate their investment in the combined company following the combination. The sale of a significant number of shares of Gran Tierra common stock by these Solana Securityholders could have a negative impact upon the stock price of the Gran Tierra common stock, particularly in the short term.

The combined company’s future operating results may fluctuate, which could result in a lower price for its common stock.

The market price of the Gran Tierra common stock may, following the consummation of the Arrangement, decline below the levels currently prevailing. The market price of Gran Tierra’s common stock may be adversely affected by numerous factors, including:

•	actual or anticipated fluctuations in its operating results;
•	changes in financial estimates by securities analysts; and
•	general market conditions and other factors.

Gran Tierra’s future operating results may fluctuate significantly depending upon a number of factors, including the level of oil and gas drilling activity and general industry conditions. See “Risks Relating to the Operations of the Combined Company” and “Risks Relating to The Combined Company’s Industry” below.

The rights and privileges of Gran Tierra common stock are different from the rights and privileges of Solana shares.

Pursuant to the Arrangement, Solana Securityholders may receive shares in the common stock of Gran Tierra. Solana is a corporation governed by the laws of Alberta and Gran Tierra is a corporation governed by the laws of Nevada. While the rights and privileges of shareholders of an Alberta corporation are, in many instances, comparable to those of stockholders of a Nevada corporation, there are numerous differences that a Solana Securityholder may find disadvantageous. See “Comparison of Stockholder Rights” on page 147.

Integration of the combined company’s personnel and financial controls may be more difficult than expected, which could strain the combined company’s operations.

The combined company will need to integrate its personnel, accounting and other systems, and operations. This can be difficult to do and will require significant management and other resources. For example, the combined company will be subject to the requirements of the United States Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act”, to which Solana has not been subject. If there are difficulties in integrating Solana’s systems into the Gran Tierra systems so that the combined company cannot meet all of its requirements under the Sarbanes-Oxley Act, this could cause a significant diversion of management’s attention from running the business, may cause the combined company to report one or more material weaknesses in its internal control over financial reporting, may cause other failures to comply with the Sarbanes-Oxley Act, or may be expensive in legal, financial or other costs to cause the combined company to become compliant, any of which could be time-consuming or costly and may also place undue strain on the personnel, systems and resources of the combined company and cause the stock price of the combined company to decline.

Risks Relating to the Operations of the Combined Company

The combined company’s operations will be highly concentrated in Colombia.

Gran Tierra’s current business focuses on the oil and gas industry in a limited number of properties in Colombia, Argentina and Peru, with the majority of the focus in Colombia. Solana’s current business consists exclusively of the exploration and development of oil and gas properties in Colombia. As a result, the combined company’s operations will be highly concentrated in Colombia. The combined company intends to expand into other countries, but initially 90% of the combined company’s proved oil and gas reserves and 95% of its production is expected to be in Colombia. There are risks specific to the Colombia operations, as well as general risks associated with the South American oil and gas industry, which are described in more detail below in “Risks Related to The Combined Company’s Industry.” Larger companies have the ability to manage these types of risks through diversification. However, the combined company will lack diversification, both in terms of the nature and geographic scope of its business. As a result, factors affecting the oil and gas industry or the regions in which it operates will likely impact it more acutely than if the combined company’s business was more diversified.

Unanticipated problems in the combined company’s operations may harm its business and its viability.

If the combined company’s operations in South America are disrupted and/or the economic integrity of these projects is threatened for unexpected reasons, its business may be harmed. These unexpected events may be due to technical difficulties, operational difficulties which impact the production, transport or sale of the combined company’s products, security risks related to guerrilla activities, geographic and weather conditions, political changes, business reasons or otherwise. Prolonged problems may threaten the commercial viability of its operations.

The combined company’s oil sales will depend on a relatively small group of customers, which could adversely affect its financial results.

The bulk of oil sales in Colombia are made to Ecopetrol, a government agency, with the remainder sold to Meta Petroleum, a subsidiary of Pacific Rubiales, a Canadian public company. While oil prices in Colombia are related to international market prices, lack of competition for sales of oil may diminish prices and depress the financial results of the combined company.

The entire Argentine domestic refining market is small and export opportunities are limited by available infrastructure. As a result, the combined company’s oil sales in Argentina will depend on a relatively small group of customers, and currently, on two customers in country. During 2007, Gran Tierra sold all of its production in Argentina to Refiner S.A. The lack of competition in this market could result in unfavorable sales terms which, in turn, could adversely affect the combined company’s financial results. Currently, all operators in Argentina are operating without sales contracts. The combined company will not have any certainty as to when the situation will be resolved or what the final outcome will be.

Risks Related to the Combined Company’s Industry

The combined company’s exploration for oil and natural gas is risky and may not be commercially successful, impairing its ability to generate revenues from its operations.

Oil and natural gas exploration involves a high degree of risk. These risks are more acute in the early stages of exploration. The combined company’s exploration expenditures may not result in new discoveries of oil or natural gas in commercially viable quantities. It is difficult to project the costs of implementing an exploratory drilling program due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof. If exploration costs exceed the combined company’s estimates, or if its exploration efforts do not produce results which meet its expectations, its exploration efforts may not be commercially successful, which could adversely impact its ability to generate revenue from its operations.

The combined company may not be able to develop oil and gas reserves on an economically viable basis, and its reserves and production may decline as a result.

To the extent that the combined company succeeds in discovering oil and/or natural gas, reserves may not be capable of production levels it projects or in sufficient quantities to be commercially viable. On a long-term basis, the combined company’s viability will depend on its ability to find or acquire, develop and commercially produce additional oil and gas reserves. Without the addition of reserves through exploration, acquisition or development activities, its reserves and production will decline over time as reserves are produced. The combined company’s future reserves will depend not only on its ability to develop then-existing properties, but also on its ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas it develops and to effectively distribute its production into its markets.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions. The combined company may not be able to optimally manage these conditions, and it will not be able to eliminate them completely in any case. Therefore, these conditions could diminish revenue and cash flow levels of the combined company and result in the impairment of its oil and natural gas interests.

Estimates of oil and natural gas reserves may be inaccurate and the combined company’s actual revenues may be lower than its financial projections.

The combined company will make estimates of oil and natural gas reserves, upon which it will base its financial projections. It will make these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of its reserve estimates rely in part on the ability of its management team, engineers and other advisors to make accurate assumptions. Economic factors beyond its control, such as interest and exchange rates, will also impact the value of its reserves. The process of estimating oil and gas reserves is complex, and will require the combined company to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. As a result, the combined company’s reserve estimates will be inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those it estimates. If actual production results vary substantially from the combined company’s reserve estimates, this could materially reduce its revenues and result in the impairment of its oil and natural gas interests.

If oil and natural gas prices decrease, the combined company may be required to take write-downs of the carrying value of its oil and natural gas properties.

The combined company will follow the full cost method of accounting for its oil and gas properties. A separate cost center is maintained for expenditures applicable to each country in which it will conduct exploration and/or production activities. Under this method, the net book value of properties on a country-by- country basis, less related deferred income taxes, may not exceed a calculated “ceiling.” The ceiling is the estimated after tax future net revenues from proved oil and gas properties, discounted at 10% per year. In calculating discounted future net revenues, oil and natural gas prices in effect at the time of the calculation are held constant, except for changes which are fixed and determinable by existing contracts. The net book value is compared to the ceiling on a quarterly basis. The excess, if any, of the net book value above the ceiling is required to be written off as an expense. Under SEC full cost accounting rules, any write-off recorded may not be reversed even if higher oil and natural gas prices increase the ceiling applicable to future periods. Future price decreases could result in reductions in the carrying value of such assets and an equivalent charge to earnings.

Drilling new wells could result in new liabilities, which could endanger the combined company’s interests in its properties and assets.

There are risks associated with the drilling of oil and natural gas wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, fires and spills. The occurrence of any of these events could significantly reduce the combined company’s revenue or cause substantial losses, impairing its future operating results. It may become subject to liability for pollution, blow-outs or other hazards. It will obtain insurance with respect to these hazards, but such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. The payment of such liabilities could reduce the funds available to the combined company or could, in an extreme case, result in a total loss of its properties and assets. Moreover, the combined company may not be able to maintain adequate insurance in the future at rates that are considered reasonable. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

Guerrilla activity in Colombia could disrupt or delay the combined company’s operations and jeopardize its operations and personnel in Colombia.

A 40-year armed conflict between government forces and anti-government insurgent groups and illegal paramilitary groups — both funded by the drug trade — continues in Colombia. Insurgents continue to attack civilians and violent guerrilla activity continues in many parts of the country.

Gran Tierra, through its acquisition of Argosy Energy International, has interests in two regions of Colombia — in the Middle Magdalena and the Putumayo regions. The Putumayo region has been prone to guerrilla activity in the past. In 1989, Argosy’s facilities in one field were attacked by guerrillas and operations were briefly disrupted. Pipelines have also been targets, including the Trans-Andean export pipeline which transports oil from the Putumayo region. In March and April of 2008, sections of one of the Ecopetrol pipelines were blown up by guerrillas, which temporarily reduced Gran Tierra’s deliveries to Ecopetrol in the first quarter of 2008. Ecopetrol was able to restore deliveries within one to two weeks of these attacks and currently there are no interruptions to Gran Tierra’s deliveries.

Solana has interests in four regions of Colombia: the Llanos, lower Magdalena, Putumayo and Catatumbo basins. Solana’s large Catguas block is located in the Catatumbo basin. This basin borders Venezuela and has historically been an area of high security risk where there continues to be guerrilla activity.

Continuing attempts to reduce or prevent guerrilla activity may not be successful and guerrilla activity may disrupt the combined company’s operations in the future. The combined company may not be able to maintain the safety of its operations and personnel in Colombia and this violence may affect its operations in the future. Continued or heightened security concerns in Colombia could also result in a significant loss to the combined company.

CAUTIONARY STATEMENT ABOUT FORWARD LOOKING STATEMENTS

Cautionary Statement About Forward Looking Statements by Gran Tierra

This Joint Proxy Statement, including the documents incorporated by reference from filings made by Gran Tierra with the SEC, contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the “Exchange Act”, regarding Gran Tierra. Statements regarding Gran Tierra’s plans, goals, strategies, intent, beliefs or current expectations are forward-looking statements regarding Gran Tierra. These statements are expressed by Gran Tierra in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe”, “plan”, “intend”, “anticipate”, “target”, “estimate”, “expect”, and the like, and/or future-tense or conditional constructions “may”, “could”, “should”, etc. Items contemplating or making assumptions about, actual or potential future sales, discoveries, developments, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements made by Gran Tierra in this Joint Proxy Statement reflect the good faith judgment of Gran Tierra’s management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Joint Proxy Statement. Gran Tierra assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this proxy statement, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by Gran Tierra in its reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect Gran Tierra’s business, financial condition, results of operations and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, Gran Tierra’s actual results may vary materially from those expected or projected.

Cautionary Statement About Forward Looking Statements for Solana

Certain statements contained in this Joint Proxy Statement, including the documents incorporated by reference, may constitute forward-looking statements for Solana. These statements relate to future events or Solana’s future performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “should”, “believe” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Solana believes that the expectations reflected in those forward-looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this Joint Proxy Statement should not be unduly relied upon by investors. These statements speak only as of the date of this Joint Proxy Statement and are expressly qualified, in their entirety, by this cautionary statement.

In particular, this Joint Proxy Statement, and the documents incorporated by reference, contain forward-looking statements, pertaining to the following:

•	projections of market prices and costs;
•	supply and demand for oil and natural gas;
•	the quantity of reserves;
•	oil and natural gas production levels;
•	capital expenditure programs;
•	treatment under governmental regulatory and taxation regimes; and

•	expectations regarding Solana’s ability to raise capital and to continually add to reserves through acquisitions and development.

With respect to forward-looking statements contained in this Joint Proxy Statement, and the documents incorporated by reference, Solana has made assumptions regarding, among other things:

•	the Colombian legislative and regulatory environment;
•	the impact of increasing competition; and
•	Solana’s ability to obtain additional financing on satisfactory terms.

Solana’s actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and elsewhere in this Joint Proxy Statement:

•	volatility in the market prices for oil and natural gas;
•	uncertainties associated with estimating reserves;
•	geological, technical, drilling and processing problems;
•	liabilities and risks, including environmental liabilities and risks, inherent in oil and natural gas operations;
•	incorrect assessments of the value of acquisitions;
•	competition for, among other things, capital, acquisitions of reserves, undeveloped lands and skilled personnel; and
•	the other factors referred to under “Risk Factors”.

The forward-looking statements or information contained in this Joint Proxy Statement are made as of the date hereof and Solana undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable securities laws.

INFORMATION ABOUT THE MEETINGS AND VOTING

The Gran Tierra Special Meeting — Information for Gran Tierra Stockholders

Why am I receiving these materials?

We have sent you this Joint Proxy Statement and the enclosed proxy card because the Gran Tierra Board is soliciting your proxy to vote at the Gran Tierra Special Meeting. You are invited to attend the Gran Tierra Special Meeting to vote on the proposals described in this Joint Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the Internet.

We intend to mail this Joint Proxy Statement and accompanying proxy card on or about October 16, 2008 to all stockholders of record entitled to vote at the Gran Tierra Special Meeting.

The Gran Tierra Special Meeting is to be held on November 14, 2008 at 9:00 a.m., Mountain Time, at Lougheed House, 707 13th Avenue S.W., Calgary, Alberta, Canada.

Who can vote at the Gran Tierra Special Meeting?

Only stockholders of record at the close of business on September 15, 2008 will be entitled to vote at the Gran Tierra Special Meeting. On this record date, there were 104,595,774 shares of common stock outstanding and entitled to vote, and one share of Special Voting Stock outstanding. On the record date, the share of Special Voting Stock was entitled to 10,984,126 votes, which equals the number of shares of common stock issuable upon exchange of the GTE-Goldstrike Exchangeable Shares that were issued in connection with the transaction between the former shareholders of Gran Tierra Energy Canada and Goldstrike, Inc., a Nevada corporation, which came to be known as the current Gran Tierra Energy Inc. as a result of that transaction.

Stockholder of Record: Shares Registered in your Name

If on September 15, 2008 your shares of Gran Tierra common stock were registered directly in your name with Gran Tierra’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on September 15, 2008 your shares of Gran Tierra common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Gran Tierra Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Gran Tierra Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Stockholders Holding GTE-Goldstrike Exchangeable Shares

Holders of GTE-Goldstrike Exchangeable Shares are entitled to instruct the Goldstrike Trustee as to how to vote their GTE-Goldstrike Exchangeable Shares. The Goldstrike Trustee holds the one currently outstanding share of Special Voting Stock, which is entitled to as many votes as there are outstanding GTE-Goldstrike Exchangeable Shares on the record date, and may only vote the share of Special Voting Stock as directed by the holders of GTE-Goldstrike Exchangeable Shares. Holders of GTE-Goldstrike Exchangeable Shares who do not hold their GTE-Goldstrike Exchangeable Shares in their own name are not entitled to instruct the Goldstrike Trustee as to how to exercise voting rights at the Gran Tierra Special Meeting. Only holders of GTE-Goldstrike Exchangeable Shares whose names appear on the records of Gran Tierra as the registered holders of GTE-Goldstrike Exchangeable Shares are entitled to instruct the Goldstrike Trustee as to how to exercise voting rights in respect of their GTE-Goldstrike Exchangeable Shares at the Gran Tierra Special Meeting. Holders of GTE-Goldstrike Exchangeable Shares may also obtain a proxy from the Goldstrike Trustee to vote their GTE-Goldstrike Exchangeable Shares at the Gran Tierra Special Meeting. Holders of GTE-Goldstrike Exchangeable Shares should follow the instructions sent to them by the Goldstrike Trustee in order to exercise their voting rights.

What am I voting on?

There are five matters scheduled for a vote:

•	to approve the issuance of shares of Gran Tierra common stock to be issued in connection with the acquisition of the outstanding securities of Solana;
•	to approve an amendment to Gran Tierra’s articles of incorporation to create a new special voting share to enable the GTE-Solana Exchangeable Shares to be issued in the transaction to vote, as well as to make several technical changes;
•	to approve an amendment to Gran Tierra’s articles of incorporation to increase the total number of shares of common stock authorized by 300,000,000;
•	to approve an amendment to Gran Tierra’s articles of incorporation to change the board voting requirement for issuance of common stock from unanimous to a simple board action; and
•	to approve Gran Tierra’s 2007 Equity Incentive Plan, as amended and restated, to increase the number of shares available for issuance thereunder from 9,000,000 shares to 18,000,000 shares.

How do I vote?

For each of the matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in your Name

Whether or not you plan to attend the Gran Tierra Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Gran Tierra Special Meeting and vote in person even if you have already voted by proxy. If you are a stockholder of record, you may vote in person at the Gran Tierra Special Meeting, vote by proxy using the enclosed proxy card or vote by proxy on the Internet, as follows:

•	to vote in person, come to the meeting and we will give you a ballot when you arrive;
•	to vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us by 11:59 p.m., Eastern Time, on November 13, 2008, we will vote your shares as you direct; and
•	to vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on November 13, 2008 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Gran Tierra. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in person at the Gran Tierra Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Beneficial Owner: GTE-Goldstrike Exchangeable Shares

If you are a holder of GTE-Goldstrike Exchangeable Shares, you should have received voting instructions with these proxy materials from the Goldstrike Trustee, which is the holder of the share of Special Voting Stock. Follow the instructions from the Goldstrike Trustee, or contact the Goldstrike Trustee for further information. Instruments of proxy must be received by Olympia Trust Company, 2300, 125 - 9th Avenue S.E., Calgary, Alberta, T2G OP6, by 11:59 p.m., Eastern Time, on November 13, 2008, or not less than 48 hours before the time for the holding of any adjournment of the meeting.

Gran Tierra provides Internet proxy voting to holders of Gran Tierra common stock to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Gran Tierra common stock you own as of September 15, 2008, and one vote for each GTE-Goldstrike Exchangeable Share held as of September 15, 2008, with the votes of all outstanding GTE-Goldstrike Exchangeable Shares being represented by the one share of Special Voting Stock of Gran Tierra. Holders of GTE-Goldstrike Exchangeable Shares should follow the instructions sent to them by the Goldstrike Trustee in order to exercise their voting rights.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the issuance of the shares of Gran Tierra common stock contemplated to consummate the Arrangement, “For” the amendment to Gran Tierra’s articles of incorporation to create a new special voting share to enable the GTE-Solana Exchangeable Shares to vote as well as to make several technical changes, “For” the amendment of Gran Tierra’s articles of incorporation to increase the number of shares of common stock authorized, “For” the amendment to Gran Tierra’s articles of incorporation to change the board voting requirement for issuance of common stock from unanimous to a simple board action, and “For” the approval of Gran Tierra’s 2007 Equity Incentive Plan, as amended and restated, to increase the number of shares available for issuance under the plan. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

Gran Tierra will pay for the entire cost of soliciting Gran Tierra proxies. In addition to these mailed proxy materials, the directors and employees of Gran Tierra may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies but The Altman Group will be paid its customary fee of approximately $5,500 plus out-of-pocket expenses if it solicits proxies for Gran Tierra. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	you may submit another properly completed later-dated proxy card, or vote again over the Internet;
•	you may send a timely written notice that you are revoking your proxy to Gran Tierra at 300, 611 - 10th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2, attention: Secretary; or
•	you may attend the meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

If you are a holder of GTE–Goldstrike Exchangeable Shares, you should follow the instructions provided by the Goldstrike Trustee.

How many votes are needed to approve each proposal?

The voting requirements are as follows:

•	to be approved, Proposal 1, the approval of issuance of Gran Tierra common stock pursuant to the Arrangement, must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Gran Tierra Special Meeting and entitled to vote. Broker non-votes will have no effect and abstentions will have the same effect as “Against” votes;
•	to be approved, Proposal 2, the amendment to Gran Tierra’s articles of incorporation to create a new special voting share to enable the GTE-Solana Exchangeable Shares to vote, as well as to make several technical changes, must receive a “For” vote from:
•	the holders of shares of Gran Tierra common stock and GTE-Goldstrike Exchangeable Shares entitling them to exercise at least a majority of the combined voting power of the total number of outstanding shares of Gran Tierra common stock and GTE–Goldstrike Exchangeable Shares; and
•	the holders of shares of GTE-Goldstrike Exchangeable Shares entitling them to exercise at least a majority of the voting power of the total number of outstanding shares of GTE-Goldstrike Exchangeable Shares.

Broker non-votes and abstentions will have the same effect as “Against” votes;

•	each of Proposal 3, the amendment to Gran Tierra’s articles of incorporation to increase the number of shares of Gran Tierra common stock authorized for issuance, and Proposal 4, the change in the board voting requirement for the issuance of common stock, must receive a “For” vote from the holders of shares of Gran Tierra common stock and GTE-Goldstrike Exchangeable Shares entitling them to exercise at least a majority of the combined voting power of the total number of outstanding shares of Gran Tierra common stock and GTE-Goldstrike Exchangeable Shares to be approved. Broker non-votes and abstentions will have the same effect as “Against” votes; and
•	to be approved, Proposal 5, the amendment and restatement of Gran Tierra’s 2007 Equity Incentive Plan, which increases the number of shares of common stock available under the Incentive Plan from 9,000,000 to 18,000,000 shares in the aggregate, must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Gran Tierra Special Meeting and entitled to vote. Broker non-votes will have no effect and abstentions will have the same effect as “Against” votes.

References to voting power of GTE-Goldstrike Exchangeable Shares refers to the voting power exercised through the Goldstrike Trustee, with respect to the GTE-Goldstrike Exchangeable Shares, whether by the Goldstrike Trustee or by proxy.

The directors and officers of Gran Tierra, together with their affiliates, hold 10.2% of the outstanding common stock of Gran Tierra (including GTE-Goldstrike Exchangeable Shares convertible into common stock of Gran Tierra), and 90.1% of the outstanding GTE-Goldstrike Exchangeable Shares.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding combined voting power of the Gran Tierra common stock and the Special Voting Stock (representing votes cast by the holders of GTE-Goldstrike Exchangeable Shares) are present at the meeting in person or represented by proxy. On September 15, 2008, the record date for the meeting, there were 104,595,774 shares of common stock held by 96 holders of record, and 10,984,126 shares of common stock issuable upon exchange of GTE-Goldstrike Exchangeable Shares and therefore entitled to vote through the share of Special Voting Stock held by 20 holders of record, outstanding and entitled to vote. Thus, the holders of 57,789,951 shares of common stock (including indirectly the GTE-Goldstrike Exchangeable Shares) must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy must adjourn the meeting to another date.

When are stockholder proposals due for Gran Tierra’s 2009 annual meeting?

To be considered for inclusion in the proxy materials for the Gran Tierra 2009 annual meeting of stockholders, stockholder proposals for actions for consideration at next year’s annual meeting must be submitted in writing by January 16, 2009, to Martin Eden at 300, 611 - 10th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act; provided, however, that if the Gran Tierra 2009 annual meeting of stockholders is held before May 17, 2009 or after July 16, 2009, then the deadline is a reasonable amount of time prior to the date Gran Tierra begins to print and mail its proxy statement for the 2009 annual meeting of stockholders.

If you wish to submit a proposal for actions for consideration at next year’s annual meeting, even though the proposal is not included in next year’s proxy materials, you must do so between March 18, 2009 and April 17, 2009, unless the Gran Tierra 2009 annual meeting of stockholders is not held between May 17, 2009 and July 16, 2009, in which case notice must be received between 60 and 90 days prior to the meeting or no later than the date which is 10 days after notice of the meeting is first published by Gran Tierra. You are also advised to review Gran Tierra’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions will have the same effect as “Against” votes with respect to Proposals 1, 2, 3, 4 and 5. Broker non-votes will have the same effect as “Against” votes with respect to Proposals 2, 3 and 4 but will have no effect on Proposals 1 and 5.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine”, but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, or the “NYSE”, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals. All of the Gran Tierra proposals are “non-routine” matters.

How can I find out the results of the voting at the meeting?

Preliminary voting results will be announced at the meeting. Final voting results will be published in our Annual Report on Form 10-K for the year ending December 31, 2008.

The Solana Special Meeting — Information for Solana Securityholders

The Solana Special Meeting is to be held on November 14, 2008 at 8:00 a.m., Mountain Time, at the Westin Calgary, 320 4th Avenue S.W., Calgary, Alberta, Canada.

Solicitation of Proxies

This solicitation is made on behalf of the management of Solana. The costs incurred in the preparation and mailing of both the form of proxy and this Joint Proxy Statement to Solana Securityholders will be borne by Solana.

It is expected that the solicitation of proxies will be primarily by mail, but proxies may also be solicited personally or by telephone by officers and employees of Solana or persons retained by Solana for that purpose. Pursuant to National Instrument 54-101 — Communication with Beneficial Owners of Securities of a

Reporting Issuer, arrangements have been made with clearing agencies, brokerage houses and other financial intermediaries to forward proxy solicitation material to the beneficial owners of Solana Securities. The cost of solicitation will be borne by Solana. Solana will reimburse brokers, custodians, nominees and other fiduciaries for their reasonable charges and expenses incurred in forwarding this proxy material to the beneficial owners of Solana Securities. See “Advice To Non-Registered Shareholders” below. In addition to solicitation by mail, some officers, directors and employees of Solana may solicit proxies by telephone, other electronic means or personally. These persons will receive no compensation for such solicitation other than their regular salaries.

Appointment and Revocation of Proxies

The persons named in the enclosed form of proxy are directors and/or officers of Solana. A Solana Securityholder desiring to appoint a person (who need not be a Solana Securityholder) to represent such Solana Securityholder at the Solana Special Meeting other than the persons designated in the applicable accompanying form of proxy may do so either by inserting such person’s name in the blank space provided in the appropriate form of proxy or by completing another form of proxy and, in either case, sending or delivering the completed proxy to Valiant Trust Company, 310, 606 – 4th Street SW, Calgary, Alberta, T2P 1T1 or by fax to the attention of the Proxy Department at (403) 233-2857. The applicable form of proxy must be received by Valiant Trust Company, as applicable, at least 48 hours, excluding Saturdays, Sundays and holidays, prior to the date of the Solana Special Meeting or any adjournment thereof. Unless waived by the Chairman of the Solana Special Meeting, failure to so deposit a form of proxy shall result in its invalidation.

A Solana Securityholder who has given a form of proxy may revoke it as to any matter on which a vote has not already been cast pursuant to its authority by an instrument in writing executed by such Solana Securityholder or by his attorney duly authorized in writing or, if the Solana Securityholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either at the above mentioned office of Valiant Trust Company on or before the last business day preceding the day of the Solana Special Meeting or any adjournment thereof or with the chairman of the Solana Special Meeting on the day of the Solana Special Meeting, or any adjournment thereof.

The Solana Board has fixed the record date for the Solana Special Meeting as at the close of business on September 25, 2008. Solana Securityholders of record as at the record date are entitled to receive notice of, to attend and to vote at the Solana Special Meeting, except to the extent a holder of Solana Shares transfers any of such securities after the Solana Record Date and the transferee of those Solana Shares establishes ownership of the Solana Shares, and demands, not later than 10 days before the Solana Special Meeting, that the transferee’s name be included in the list of holders of Solana Shares entitled to vote, in which case such transferee shall be entitled to vote such Solana Shares at the Solana Special Meeting.

Signature of Proxy

The form of proxy must be executed by the Solana Securityholder or his attorney authorized in writing, or if the Solana Securityholder is a corporation, the form of proxy should be signed in its corporate name under its corporate seal by an authorized officer whose title should be indicated. A proxy signed by a person acting as attorney or in some other representative capacity should reflect such person’s capacity following his signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with Solana).

Voting of Proxies

The persons named in the accompanying form of proxy will vote the Solana Securities in respect of which they are appointed in accordance with the direction of the Solana Securityholder appointing them. In the absence of such direction, such Solana Securities will be voted FOR the approval of the Arrangement Resolution and any other matters to come before the Solana Special Meeting.

Exercise of Discretion of Proxy

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Special Meeting, or “Solana Notice of Meeting”, and this Joint Proxy Statement and with respect to other matters that may properly come before the Solana Special Meeting. At the date of this Joint Proxy Statement, management of Solana know of no amendments, variations or other matters to come before the Solana Special Meeting other than the matters referred to in the Solana Notice of Meeting.

Advice to Non-Registered Shareholders

The information set forth in this section is of significant importance to a Solana Shareholder who does not hold Solana Shares in his own name. Solana Shareholders who hold their Solana Shares through their brokers, intermediaries, trustees or other persons, or who otherwise do not hold Solana Shares in their own name, referred to in this Joint Proxy Statement as “Solana Beneficial Shareholders”, should note that only proxies deposited by Solana Shareholders whose names appear on the records of Solana as the registered holders of Solana Shares can be recognized and acted upon at the Solana Special Meeting. If Solana Shares are listed in an account statement provided to a Solana Shareholder by a broker, then in almost all cases those shares will not be registered in the Solana Shareholder’s name on the records of Solana. Such shares will more likely be registered under the name of the Solana Shareholder’s broker or an agent of that broker. In Canada, the majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). In the United States, the majority of such shares are registered in the name of CEDE & Co., which company acts as a nominee for many U.S. brokerage firms. Solana Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Solana Beneficial Shareholder. Without specific instructions, brokers/nominees are generally prohibited from voting shares for their clients. The directors and officers of Solana do not know for whose benefit the shares registered in the name of CDS & Co. or CEDE & Co. or of other brokers/agents are held. Therefore, each Solana Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate person well in advance of the Solana Special Meeting.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Solana Beneficial Shareholders in advance of the Solana Special Meeting. Brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries are likely to forward proxy solicitation materials to Solana Beneficial Shareholders and Solana may reimburse reasonable fees and disbursements incurred by them in doing so. Intermediaries and your broker often have their own mailing procedures and provide their own return instructions, which you should carefully follow to ensure that your Solana Shares are voted at the Solana Special Meeting. The form of proxy supplied to you by your broker or other intermediary often appears substantially similar to the form of proxy provided to registered Solana Shareholders. However, its purpose is limited to instructing the registered Solana Shareholder how to vote on your behalf. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions Inc., or “Broadridge.” Broadridge typically mails a scannable voting instruction form in lieu of the form or proxy, referred to as the “Voting Instruction Form.” You are asked to complete and return the Voting Instruction Form to Broadridge by mail or facsimile. Alternately, you can call Broadridge’s toll-free telephone number to vote your Solana Shares. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of securities to be represented at the Solana Special Meeting. If you receive a Voting Instruction Form from Broadridge, please note that it cannot be used as a proxy to vote Solana Shares directly at the Solana Special Meeting; the form must be completed and returned to Broadridge well in advance of the Solana Special Meeting in order to have your Solana Shares voted. If you have any questions respecting the voting of Solana Shares held through a broker or other intermediary, please contact that broker or other intermediary for assistance.

In any case, Solana Beneficial Shareholders should carefully follow the specific instructions of the intermediary from whom they received proxy materials for the Solana Special Meeting, including those regarding how, when and where the proxy or the proxy authorization form is to be completed and delivered. Failure to do so may result in your Solana Shares not being voted at the Solana Special Meeting.

Voting Entitlement

The Interim Order provides that Solana Securityholders of record at the close of business on the Solana Record Date are entitled to receive notice of, and attend and vote at, the Solana Special Meeting, except to the extent a holder of Solana Shares transfers any of such securities after the Solana Record Date and the transferee of those Solana Shares establishes ownership of the Solana Shares, and demands, not later than 10 days before the Solana Special Meeting, that the transferee’s name be included in the list of holders of Solana Shares entitled to vote, in which case such transferee shall be entitled to vote such Solana Shares at the Solana Special Meeting. As at the Solana Record Date, a total of 126,426,792 Solana Shares, 3,945,000 Solana options and 7,500,000 Solana warrants were issued and outstanding for a total of 137,871,792 Solana Securities being issued and outstanding. Pursuant to the Interim Order, each Solana Securityholder is entitled to one vote for each Solana Security held and the Solana Securityholders will vote as one class.

Quorum

Pursuant to the Interim Order, a quorum for the transaction of business at the Solana Special Meeting in respect of holders of Solana Securities is at least one person present in person or by proxy and representing in the aggregate not less than 5% of the outstanding Solana Shares.

The Interim Order provides that if a quorum of the Solana Securityholders is not present within 30 minutes from the time fixed for holding the Solana Special Meeting, the Solana Special Meeting will be adjourned to the same day in the next week at the same time and place and no notice is required to be given with respect to such adjourned Solana Special Meeting. At the adjourned Solana Special Meeting, the Shareholders present in person or by proxy will form a quorum for that class and may transact the business for which the Solana Special Meeting was originally convened.

Voting Solana Securityholders and Principal Holders Thereof

To the knowledge of the directors and officers of Solana, as at the date hereof, no person or company beneficially owned, directly or indirectly, or exercised control or direction, over more than 10 percent of the Solana Securities.

Procedure and Votes Required

Arrangement Resolution

The Interim Order provides that each Solana Securityholder at the close of business on the Solana Record Date will be entitled to receive notice of, and to attend and to vote at, the Solana Special Meeting. Each such Solana Securityholder will be entitled to vote in accordance with the provisions set out below, provided that, to the extent that a Solana Shareholder transfers the ownership of any Solana Shares after the Solana Record Date and the transferee of those Solana Shares establishes ownership of the Solana Shares and demands, not later than 10 days before the Solana Special Meeting, to be included in the list of Solana Shareholders entitled to vote at the Solana Special Meeting, such transferee will be entitled to vote those Solana Shares at the Solana Special Meeting.

Pursuant to the Interim Order:

•	each Solana Securityholder will be entitled to one vote at the Solana Special Meeting for each Solana Security held;
•	the majority required to pass the Arrangement Resolution, shall be, subject to further order of the Court, not less than two-thirds of the votes cast, either in person or by proxy, at the Solana Special Meeting by each of the Solana Securityholders, voting as a single class; and
•	the quorum at the Solana Special Meeting of the Solana Securityholders will be one person present in person or by proxy and holding or representing not less than 5 percent of the outstanding Solana Shares entitled to be voted at the Solana Special Meeting; and

if no quorum of Solana Securityholders is present within 30 minutes of the appointed time of the Solana Special Meeting a quorum is not present, the Solana Special Meeting shall stand adjourned to the same day in the next week if a business day and, if such day is a not a business day, the Solana Special Meeting shall be adjourned to the next business day following one week after the day appointed for the Solana Special Meeting at the same time and place, and if at such adjourned meeting a quorum is not present, the Solana Shareholders present shall be a quorum for all purposes.

DESCRIPTION OF THE ARRANGEMENT

Overview of the Arrangement

Upon completion of the proposed transaction:

•	Solana will become an indirect, wholly-owned subsidiary of Gran Tierra;
•	Solana Shareholders will cease to be shareholders of Solana;
•	Solana Shareholders (other than Dissenting Shareholders) who make the appropriate election or, if no election is made, whose address on the Solana Share register on the business day preceding the Effective Date is not in Canada, will receive, for each Solana Share, 0.9527918 of a share of Gran Tierra common stock;
•	Solana Shareholders (other than Dissenting Shareholders) who are “eligible shareholders” (a Solana Shareholder is an “eligible shareholder” if it is either (i) resident in Canada for purposes of the Income Tax Act (Canada) or, (ii) a partnership that is a Canadian partnership for purposes of the Income Tax Act (Canada), and (iii) is not exempt from tax under Part I of the Income Tax Act (Canada)) and make the appropriate election (or who make no election and whose address on the Solana Share register on the business day preceding the Effective Date is in Canada) will receive, for each Solana Share, 0.9527918 of a GTE–Solana Exchangeable Share;
•	each GTE–Solana Exchangeable Share will have economic and voting rights equivalent to one share of Gran Tierra common stock and will be exchangeable, at the option of the holder, subject to some limitations, for one share of Gran Tierra common stock;
•	Solana Shares held by Dissenting Shareholders shall be deemed to have been transferred to Exchangeco (free of any claims) and cancelled, and the Dissenting Shareholders shall cease to have any rights as shareholders and will only have the right to be paid the fair value of their Solana shares; holders of Solana options and warrants do not have dissenter’s rights;
•	each outstanding option to purchase a Solana Share will become fully vested as a result of the transaction and will be entitled to one or a combination of the following:
•	if the optionholder will be an employee, director, officer or consultant of the combined company, or a subsidiary of the combined company, and if so elected by the optionholder, be exchanged for 0.9527918 of an option to acquire a share of Gran Tierra common stock, with the exercise price being equal to the exercise price of the Solana option exchanged divided by 0.9527918, and converted to U.S. dollars.
•	if the optionholder does not meet the requirements or make the election to exchange the option for an option to purchase Gran Tierra common stock as described immediately above, but makes an “exchange” election with respect to any portion of such options held, then the options subject to that exchange election shall be deemed to have been surrendered to Solana before the completion of the Arrangement for the number of Solana Shares equal to, for each share subject to the Solana option, the fraction obtained by dividing (i) the “Imputed Transaction Value” less the exercise price of the Solana option, by (ii) the “Imputed Transaction Value” (the “Imputed Transaction Value” is the five day weighted trading price, ending on the seventh trading day before the Effective Date, on the TSX of a share of Gran Tierra common stock multiplied by 0.9527918); and
•	if the optionholder does not meet the requirements or make either of the elections described above in respect of any portion of the option, then the options held by that optionholder shall be deemed to have been surrendered to Solana before the transaction for cash in the amount of the “Imputed Transaction Value” less the exercise price of the Solana option; and

•	each outstanding warrant to purchase a Solana Share will become fully vested as a result of the transaction and will be entitled to one or a combination of the following:
•	if the warrantholder elects to receive Solana Shares in exchange for any portion of such warrants prior to the completion of the Arrangement, then these warrants shall be deemed to have been surrendered to Solana before the transaction for the number of Solana Shares equal to, for each share subject to the warrant, the fraction obtained by dividing (i) the “Imputed Transaction Value” less CDN$2.00, by (ii) the “Imputed Transaction Value”;
•	if the warrantholder elects to receive cash in exchange for any portion of such warrants prior to the transaction, then these warrants shall be deemed to have been surrendered to Solana before the transaction for a cash payment, for each share subject to the warrant, equal to the “Imputed Transaction Value” less CDN$2.00; and
•	if the warrantholder does not make either of the elections described immediately above for any portion of such warrants, then these warrants held by that warrantholder shall entitle the holder to purchase shares of Gran Tierra common stock in accordance with the terms of the warrants.

Background of the Arrangement

The respective boards of directors and management of Gran Tierra and Solana periodically review their strategic objectives with a view to ensuring that shareholder value is maximized. Each company frequently considers both acquisition and joint venture opportunities involving other participants in the oil and gas sector.

Beginning in April of 2007, Gran Tierra and Solana engaged in preliminary discussions regarding a possible business combination of the two companies, which potential transaction Gran Tierra code named “Project Puerto Madero.” During the course of these discussions, Gran Tierra engaged Westwind Partners to represent Gran Tierra, and Solana engaged Tristone to represent Solana, in Project Puerto Madero. On July 26, 2007, Gran Tierra and Solana entered into a confidentiality agreement to enable the two companies to disclose confidential information to each other, including operational, engineering, reserves and financial information, to better value potential benefits and synergies which could be obtained by combining the two companies. Discussions and due diligence did not advance past preliminary stages. In November 2007, the companies determined not to proceed with Project Puerto Madero, and terminated discussions regarding a potential combination of the two companies.

On May 4, 2008, Blackmont approached Jeffrey Scott, the Chairman of Gran Tierra, respecting his current views on considering discussions with Solana and pursuing a business combination transaction. Following this discussion, on May 6, 2008, Blackmont independently contacted Stan Grad, a shareholder and director of Solana, and on May 14, 2008, Blackmont met with Scott Price, the Chief Executive Officer of Solana, for the purposes of determining whether there might be sufficient interest to pursue meaningful discussions respecting the potential benefits that could be achieved by combining the businesses of Gran Tierra and Solana. After receiving a generally favorable response from these high-level conversations, Blackmont had further discussions with Gran Tierra respecting formally pursuing a potential combination of the two companies.

During the period May 11 to May 15, 2008, Mr. Scott and Dana Coffield, the Chief Executive Officer and President of Gran Tierra, attended an international energy conference in Paris, France, and became aware of rumors of a potential third-party offer to be made to acquire Solana. At this time, Messrs. Scott and Coffield discussed the possibility of a combination with Solana, and agreed to present this idea to the Gran Tierra Board.

On May 20, 2008, Mr. Scott discussed with Blackmont his views on the potential transaction, the perceived likelihood of the transaction proceeding and its anticipated reception in the marketplace.

On May 23, 2008, Mr. Scott met with Ray Antony, the Chairman of Solana, who confirmed Solana’s interest in pursuing a combination of the two companies. Each of Mr. Scott and Mr. Antony agreed to consult with their respective boards and, assuming general board support was obtained, to proceed to formally retain financial advisors and further exchange relevant business information.

On May 25, 2008, Mr. Scott outlined the general concept of the combination of the two companies to the Gran Tierra Board. The Gran Tierra Board unanimously agreed to pursue discussions to complete a transaction, and discussed potential financial advisors to represent Gran Tierra in the potential transaction. The potential transaction was codenamed “Project K2.”

On May 26, 2008, Mr. Scott, on behalf of Gran Tierra, delivered a letter to Mr. Antony dated May 25, 2008 confirming the Gran Tierra Board’s interest in pursuing a combination of the two companies.

On May 28, 2008, the Solana Board held a special meeting for the purpose of discussing a possible business combination with Gran Tierra as a result of the May 25, 2008 letter from Gran Tierra expressing its desire to reopen merger discussions. The Solana Board was open to advancing discussions and charged Messrs. Price and Antony, with the assistance of Solana director and legal counsel Roy Hudson of Davis LLP, to inform Gran Tierra of Solana’s decision and further investigate the potential transaction. It was further agreed that Tristone, Solana’s financial advisors during the original merger discussions, be retained as financial advisors to Solana for the present transaction.

On May 28, 2008, Mr. Antony on behalf of Solana sent a response letter to Gran Tierra confirming its interest in pursuing merger discussions and highlighting that, in determining the potential exchange ratio for the proposed transaction, the parties should focus predominantly on asset value, given the significant overlapping assets of the two companies.

On May 28, 2008, Solana and Gran Tierra confirmed that the Confidentiality Agreement to facilitate the exchange of information between the two companies was still in force.

On May 28, 2008, Mr. Price initiated discussions with Tristone centered on Tristone’s experience in these types of arrangements, the scope of work envisioned, Tristone’s role and deliverables, execution methodology and potential advisor fees. Over a period of two days Mr. Price, in consultation with Messrs. Hudson and Antony, negotiated an arrangement with Tristone and, on May 30, 2008, Solana retained Tristone as Solana’s financial advisor for this transaction. Immediately thereafter, Tristone commenced its review.

On May 30, 2008, Mr. Scott had a telephone conversation with Mr. Antony. They discussed a plan to engage in negotiations regarding the potential combination transaction, as well as the potential impact on the transaction of Gran Tierra’s Colombian Participation Agreement, entered into in connection with Gran Tierra’s original acquisition of its interests in Colombia. The Colombian Participation Agreement originally provided that, should Gran Tierra directly or indirectly expand its interest (which expansion would include the acquisition of Solana) in certain of its oil and gas properties, including the Costayaco oil field, then the existing overriding royalty payable to the royalty holders on Gran Tierra’s interest in the properties would also extend to Solana’s interest in the properties. Gran Tierra and Solana agreed that, if this occurrence were to result, the parties would not proceed with the combination of the two companies. Accordingly, negotiations surrounding any potential combination of the two companies continued, but at a slower pace, as Gran Tierra pursued an acceptable resolution with the royalty holders.

From May 30 through June 10, 2008, Mr. Scott engaged in negotiations by telephone with the beneficial holders of the royalty under the Colombian Participation Agreement. Following extensive negotiations, Gran Tierra agreed, subject to receipt of the requisite board approval, to issue two million shares of Gran Tierra common stock to the holders of the royalty, in the event that the combination of Gran Tierra and Solana was consummated, in consideration for the royalty holders agreeing that their overriding royalty and net profit interest rights would not apply to Solana’s interests in the properties in which Solana and Gran Tierra have joint working interests, even after the combination of the two companies. In the event that a combination of Gran Tierra and Solana does not occur by November 15, 2008, then Gran Tierra would not be obligated to issue the two million shares, and the royalty holders’ rights under the Colombian Participation Agreement would not be affected.

On June 7 and 8, 2008, Mr. Scott had discussions with Blackmont respecting its experience in transactions similar to the potential combination of Gran Tierra and Solana, including valuation experience, cross-border transaction expertise, expected deliverables, advisory fees, general board expectations and ongoing negotiation and support requirements.

From June 9 through June 11, 2008, Mr. Scott, in consultation with Gran Tierra’s management and legal counsel, negotiated the terms of a financial advisory arrangement with Blackmont to represent Gran Tierra in the potential combination of Gran Tierra and Solana.

On June 11, 2008, the Gran Tierra Board met and approved the negotiated settlement regarding the Colombian Participation Agreement, pursuant to which Gran Tierra would, subject to satisfaction of certain conditions, including completion of a business combination with Solana, issue two million shares of Gran Tierra common stock to the royalty holders. The Gran Tierra Board also approved the termination of Gran Tierra’s engagement with Westwind Partners.

On June 16, 2008, the Gran Tierra Board met and approved the appointment of Blackmont as financial advisors to Gran Tierra in connection with the potential combination of Gran Tierra and Solana, and Gran Tierra formally retained Blackmont as its financial advisor in connection with the potential business combination involving Gran Tierra and Solana.

On June 20, 2008, Mr. Scott met with Mr. Price, as well as with Jeff Lawson, Gran Tierra’s principal advisor from Blackmont. The parties discussed general merger terms, agreed generally to the fact that relative net asset values would be a significant consideration in finalizing the proposed exchange ratio for the transaction, and agreed to have their respective financial advisors assess the merits of the transaction based on information currently available and present their findings to the respective boards of Solana and Gran Tierra.

On July 2, 2008 the Solana Board held a special meeting to review the terms being considered for the proposed business combination. At that time, it was the consensus of the Solana Board, without resolution, to finalize a non-binding proposal, move ahead with all required due diligence, and finalize the definitive transaction structure.

On July 2, 2008 Mr. Scott received a letter from Mr. Antony, enclosing a draft non-binding letter of intent in respect of the proposed transaction, confirming Solana’s interest in the proposed combination of the two companies and suggesting certain guidelines pursuant to which the companies would continue exchange ratio negotiations, again with a proposed significant weighting towards the relative value of their joint ownership of the Costayaco oil field.

On July 2, 2008, the Gran Tierra Board met with Gran Tierra management, its legal advisors and Blackmont. Gran Tierra management provided a full report to the Gran Tierra Board with respect to the negotiations with Solana as well as a review of Solana’s properties and the due diligence investigations undertaken to date by Gran Tierra’s management. The Gran Tierra Board also received a presentation from Blackmont, including an overview of Solana’s properties, transaction benefits and synergies, and a range of respective ownership interests of the security holders of Solana and Gran Tierra in the combined entity which would result in an equitable exchange ratio for the proposed transaction. The Gran Tierra Board received advice from its legal advisors with respect to the duties and responsibilities of the Gran Tierra Board and certain legal matters relating to the proposed transaction.

On July 3, 2008, Solana received an alternate non-binding letter of intent from Gran Tierra outlining the principal terms of the proposed transaction for negotiation. From July 3, 2008 through July 9, 2008, in consultation with their respective financial and legal advisors, Solana and Gran Tierra came to agreement on the non-binding letter of intent terms.

On July 10, 2008, Solana and Gran Tierra executed a non-binding letter of intent setting out the key transaction terms including an exchange ratio pursuant to which, on a fully diluted basis, the shareholders of Solana would hold an approximate 48% ownership interest in the combined entity and the stockholders of Gran Tierra would hold an approximate 52% ownership interest in the combined entity. The parties also agreed to conduct exclusive negotiations to complete the Arrangement Agreement by July 31, 2008.

On July 11, 2008, Mr. Price and Ricardo Montes, the Chief Financial Officer of Solana, met with Mr. Coffield and Martin Eden, the Chief Financial Officer of Gran Tierra, and Mr. Lawson of Blackmont, to discuss, principally, the parties’ requirements for completion of the requisite due diligence in respect of the transaction, the availability of due diligence materials, the coordination of counsel and accounting groups, and certain miscellaneous operating issues and proposed capital expenditure plans.

On July 17, 2008, Mr. Montes of Solana and Mr. Eden of Gran Tierra met with Ernst & Young LLP and KPMG LLP to discuss certain ongoing financial and tax due diligence.

From July 17 through July 28, 2008, Solana and Gran Tierra and representatives of their respective financial and legal advisors conducted financial and legal due diligence regarding Solana and Gran Tierra and reviewed public and non-public information regarding Solana and Gran Tierra, and certain of such persons held various meetings and discussions with members of senior management of Solana and Gran Tierra relating to the business and financial condition of Solana and Gran Tierra and their respective plans and prospects. During this period, Solana and Gran Tierra and their respective advisors discussed the information that had been reviewed and the progress of investigations on a regular basis. Discussions between Solana and Gran Tierra through this period included establishing an acceptable exchange ratio. It was mutually agreed that the Costayaco field was the core asset for both companies comprising the bulk of their “hard” value, with the remaining value accruing from other producing assets, exploration acreage and operatorship, and tied to cost of capital considerations.

On July 21, 2008, Messrs. Price, Antony and Hudson, as well as David Vetters of Tristone, met to discuss Solana’s increased understanding, arising from its ongoing due diligence, of the financial impact of the overriding royalty/net profits interest agreement encumbering Gran Tierra’s interest in the Costayaco field, and its resultant impact on the proposed exchange ratio. Following these discussions, there was agreement that Solana must revisit the proposed exchange ratio with Gran Tierra, with an adjustment required of the same.

On July 21, 2008, Mr. Lawson of Blackmont met with Mr. Vetters of Tristone to discuss the respective financial advisors’ valuations of Solana and Gran Tierra, the impact of the overriding royalty in the Colombian Participation Agreement on Gran Tierra’s interest and Tristone’s and Solana’s perceived impact of that interest on the exchange ratio to be finalized for the Arrangement Agreement.

On July 21, 2008, Mr. Montes of Solana and Mr. Eden of Gran Tierra met with each of Ernst & Young LLP and KPMG LLP to complete further due diligence on each of Solana and Gran Tierra.

On July 21 and 22, 2008, Blackmont had several discussions with Mr. Scott and with senior management of Gran Tierra respecting the ongoing negotiations surrounding the exchange ratio and provided Blackmont’s views on the exchange ratio.

On July 22, 2008, Messrs. Price and Antony of Solana met with Messrs. Coffield and Scott of Gran Tierra and, based on final due diligence information received to date, agreed, subject to their respective boards’ approvals, to a revision to the combined company ownership, pursuant to which, on a fully diluted basis, the former shareholders of Solana would hold an approximate 49% ownership interest in the combined entity and the current stockholders of Gran Tierra would hold an approximate 51% ownership interest in the combined entity, equivalent to an Exchange Ratio of 0.9527918 of a share of Gran Tierra common stock to be exchanged for each Solana Share. Each of Tristone and Blackmont concurred that this was an acceptable arrangement in respect of the ownership of the combined company.

On July 23, 2008, Mr. Price provided certain additional due diligence information on Solana to Gran Tierra.

On July 23, 2008, the Gran Tierra Board met and approved the continuing of negotiations based on the new Exchange Ratio.

At a meeting held July 28, 2008, the Solana Board met and received presentations from management and Tristone. Tristone provided the Solana Board with a verbal fairness opinion which stated that they had determined that the final Exchange Ratio was fair to Solana Shareholders from a financial point of view. After receiving such presentations, the Solana Board unanimously agreed that the terms of the Arrangement Agreement were fair and in the best interests of Solana shareholders and approved the Solana and Gran Tierra business combination and the Arrangement Agreement.

At a meeting held July 28, 2008, the Gran Tierra Board met and received presentations from management, counsel to Gran Tierra and Blackmont. Counsel provided a comprehensive due diligence report and provided advice respecting the principal terms of the Arrangement Agreement. Blackmont provided the Gran Tierra Board with its verbal opinion that, on the basis of the particular assumptions and considerations presented to the Gran Tierra Board, as at that date, the consideration to be paid by Gran Tierra pursuant to the Arrangement is fair, from a financial point of view, to Gran Tierra. After duly considering the financial aspects and other considerations relating to the proposed transaction, including the terms of the proposed Arrangement Agreement and its duties and responsibilities to Gran Tierra’s stockholders, the Gran Tierra Board unanimously approved the execution of the Arrangement Agreement and unanimously determined that the proposed transaction is in the best interests of Gran Tierra and Gran Tierra’s stockholders.

On July 28, 2008, Solana and Gran Tierra entered into the Arrangement Agreement, and on July 29, 2008, publicly announced the transaction.

On September 5, 2008, Gran Tierra and Solana entered into an amendment to the Arrangement Agreement to provide that the payments to Solana dissenting stockholders would be made by Solana, and not by Gran Tierra.

On October 9, 2008, Gran Tierra and Solana entered into an amendment to the Arrangement Agreement to modify the method of determining the exercise price of Gran Tierra options issued upon exchange of Solana stock options and to revise the requirement regarding electing to take shares of Gran Tierra common stock or GTE-Solana Exchangeable Shares.

Reasons for the Arrangement

Gran Tierra’s Reasons for the Arrangement

The Gran Tierra Board considered the following factors in unanimously approving the transaction.

Anticipated Business Advantages

Asset Consolidation.  Gran Tierra believes that the combined company will create a more substantial South American oil and gas exploration and production company with significant oil reserves, production and land position in Colombia. The combination creates a company with a 100% working interest in the Costayaco field, one of the major oil discoveries in Colombia in recent years currently undergoing delineation and development, allowing for more efficient development of the field. Upon consummation of the transaction, the combined company will have a working interest in 26 exploration and production licenses, 24 of which are operated by Gran Tierra, with a land base encompassing 7.1 million gross acres (6.2 million net acres) in Colombia, Peru and Argentina.

Enhanced Capability for Future Initiatives.  Gran Tierra expects the combined company to have substantially increased cash flows and working capital which will allow for the pursuit of additional exploration opportunities on the combined company’s large undeveloped land base in Colombia, Argentina and Peru, and additional new venture growth opportunities.

Enhanced Access to Capital and Financial Markets.  Gran Tierra expects the combined company to have a larger market capitalization and better access to capital and financial markets, which would enable the combined company to raise additional capital more easily, if needed, to fund its expansion plans than either company could if not combined.

Synergistic Integration of Operations.  Gran Tierra believes that the two companies will effectively integrate their administrative operations and exploration and production capabilities, thus resulting in cost-saving opportunities for the combined company due to economies of scale and elimination of redundant functions.

Anticipated Advantages to Stockholders

The transaction will increase the number of publicly-traded shares of Gran Tierra, which will result in an increase in market capitalization, and is likely to result in an increase in trading volume and institutional interest in the combined company’s business and securities.

Presentation of Gran Tierra Management

The Gran Tierra Board considered and evaluated management’s presentation of information with respect to, among other factors, the results and scope of Gran Tierra’s due diligence review of Solana’s business, the historical profitability of Solana’s business, growth prospects for oil and gas exploration and production in the Costayaco field in Colombia and in other regions of South America, Solana’s working interests in the Costayaco field, and cost-saving opportunities for the combined company.

Advice of Financial Advisor

In deciding to approve the transaction, the Gran Tierra Board also considered the opinion of its financial advisor, Blackmont, delivered verbally on July 28, 2008 and subsequently confirmed in writing as of that date, to the effect that, based on and subject to the factors and assumptions set forth in the opinion, the Exchange Ratio was fair, from a financial point of view, to Gran Tierra.

Potential Risks

The Gran Tierra Board recognized that there are risks associated with the combination of Gran Tierra and Solana. These factors, which are further discussed on page 23 under “Risk Factors”, include: some of the potential benefits described above may not be realized or significant costs may be incurred in realizing those benefits; dilution to Gran Tierra stockholders; the risks involved in integration of the two companies’ businesses; Solana’s profitability may be less than estimated by Gran Tierra in determining Solana’s value; and possible liquidation of a large number of shares of Gran Tierra common stock following consummation of the transaction by investors who have not previously owned Gran Tierra common stock.

In light of the factors described above, including those described under “Potential Risks” and the “Risk Factors” discussed on page 23, the Gran Tierra Board concluded that the potential benefits of the combination outweigh the potential risks, although no assurance can be given in this regard.

Solana’s Reasons for the Arrangement

The Solana Board considered the following factors in unanimously approving the transaction.

Anticipated Business Advantages

Premium in Trading Price.  The consideration offered under the Arrangement represents a significant premium over the trading price of Solana Shares immediately prior to the announcement of the combination.

Asset Consolidation.  Solana believes that the combined company will have a larger asset base and greater geographical diversity of operations and markets. The combination creates a company with a 100% working interest in the Costayaco field, one of the major oil discoveries in Colombia in recent years.

Enhanced Access to Capital and Financial Markets.  Solana expects the combined company to have a larger market capitalization and better access to capital and financial markets, which would enable the combined company to raise additional capital more easily, if needed, to fund its expansion plans than either company could if not combined.

Greater Liquidity.  Solana expects the shares of the combined company to have greater public float and liquidity.

Enhanced Capability for Future Initiatives.  Solana expects the combined company to have strong cash flows which will allow for the pursuit of additional exploration opportunities on the combined company’s large undeveloped land base in Colombia, Argentina and Peru and new venture and growth opportunities, thereby increasing the probability of additional exploration success.

Tax Deferral.  The structure of the transaction provides a tax deferral opportunity for Canadian resident Solana Shareholders, but may be a taxable transaction for other holders of Solana Shares.

Strong Leadership.  Solana expects the combined company to benefit from the strong leadership of directors from both Solana and Gran Tierra.

Ability to Consider Competing Offers.  Under the Arrangement Agreement, the Solana Board retains the ability to consider and respond to superior proposals on the specific terms and conditions set forth in the Arrangement Agreement.

Alternatives for Solana Optionholders and Solana Warrantholders.  The Solana optionholders and Solana warrantholders can elect to continue to participate in the combined company by ultimately receiving shares in the common stock of Gran Tierra or can elect to receive a cash payment for their securities, providing alternatives for such securityholders depending on their financial situation.

Presentation of Solana Management

The Solana Board considered and evaluated management’s presentation of information with respect to, among other factors, the results and scope of Solana’s due diligence review of Gran Tierra’s business; growth prospects for oil and gas exploration and production in the Costayaco field in Colombia and Gran Tierra’s working interests in the Costayaco field.

Advice of Financial Advisor

In deciding to approve the transaction, the Solana Board also considered the opinion of its financial advisor, Tristone, delivered orally on July 28, 2008 and subsequently confirmed in writing as of that date that, based on and subject to the factors and assumptions set forth in the opinion, the consideration to be received by Solana Shareholders was fair, from a financial point of view, to Solana Shareholders.

Potential Risks

The Solana Board recognized that there are risks associated with the combination of Solana and Gran Tierra. These factors, which are further discussed on page 23 under “Risk Factors”, include: some of the potential benefits described above may not be realized or significant costs may be incurred in realizing those benefits; Gran Tierra’s possible loss of working interests in the Costayaco field in Colombia and other areas of South America; Gran Tierra’s financial results may be less than estimated by Solana in determining Gran Tierra’s value; and possible liquidation of a large number of shares of Gran Tierra common stock following consummation of the transaction by investors who have not previously owned Gran Tierra common stock.

In light of the factors described above, including those described under “Potential Risks” and the “Risk Factors” discussed on page 23, the Solana Board concluded that the potential benefits of the combination outweigh the potential risks, although no assurance can be given in this regard.

Recommendations of the Boards of Directors

Gran Tierra

The Gran Tierra Board believes that the Arrangement is advisable and in the best interest of Gran Tierra stockholders. The Gran Tierra Board unanimously recommends that the Gran Tierra stockholders approve the issuance of the common stock pursuant to the Arrangement, the amendment of the Gran Tierra articles of incorporation to create a share of Special B Voting Stock, the amendment of the Gran Tierra articles of incorporation to increase the total number of common stock authorized for issuance, the amendment of the Gran Tierra articles of incorporation to change the board voting requirement for the issuance of common stock, and the amendment and restatement of the 2007 Equity Incentive Plan, which increases the number of shares of common stock available under the Incentive Plan from 9,000,000 shares to 18,000,000 shares in the aggregate.

Solana

The Solana Board believes that the Arrangement is advisable and in the best interest of Solana Securityholders. The Solana Board unanimously recommends that the Solana Securityholders approve the Arrangement.

Fairness Opinion of Tristone Capital Inc.

On July 28, 2008, Tristone, in its capacity as financial adviser to Solana, rendered its opinion to the Solana Board that, as of that date and based upon and subject to certain factors and assumptions, the consideration to be received by the Solana Shareholders under the Arrangement was fair, from a financial point of view, to Solana Shareholders. The full text of Tristone’s written opinion, dated July 28, 2008, is attached to this Joint Proxy Statement as Annex I. Tristone’s opinion was approved by a committee of the managing directors of Tristone, each of whom is experienced in merger, acquisition, divestiture and valuation matters. This summary of Tristone’s opinion is qualified in its entirety by reference to the full text of the opinion. Solana Shareholders are urged to read the Tristone opinion carefully and in its entirety.

Tristone provided its opinion for the information and assistance of the Solana Board in connection with its evaluation of the Arrangement. Tristone’s opinion did not address the merits of Solana’s underlying decision to engage in the Arrangement or the relative merits of the Arrangement compared to any alternative business strategy or transaction in which Solana might engage. Further, Tristone expresses no opinion about the fairness of the amount or nature of the compensation (if any) to any of the officers, directors or employees of any party to the Arrangement, or class of such persons, relative to the Solana Shareholders or otherwise. Tristone’s opinion and its related analysis reviewed with the Solana Board were only two of many factors taken into consideration by the Solana Board in making its determination to approve the Arrangement. The Tristone opinion is not a recommendation as to how any Solana Shareholder should vote with respect to the Arrangement.

In rendering its opinion, Tristone relied upon, and assumed the completeness, accuracy and fair representation of all financial information, business plans, forecasts and other information, data, advice, opinions and representations obtained by Tristone from public sources, including information relating to Solana and Gran Tierra, or provided to Tristone by Solana, Gran Tierra and their respective affiliates or advisors or otherwise, and its opinion is conditional upon such completeness, accuracy and fairness. Tristone did not attempt to verify independently the completeness, accuracy or fair presentation of any such information. Tristone assumed that all forecasts, projections, estimates and/or budgets provided to Tristone and used in its analysis were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of Solana or Gran Tierra (as the case may be), respectively, as stand alone entities and have assumed that the financial results reflected in such forecasts, projections, estimates and/or budgets will be realized in the amount and at the times projected. Tristone expressed no independent view as to the reasonableness of such forecasts, projections, estimates and/or budgets or the assumptions on which they were based.

Tristone was not engaged, nor did it assume any responsibility, to perform, and did not perform, an independent evaluation or appraisal of any of the securities, assets or liabilities of Solana or Gran Tierra, and was not furnished with any such valuations or appraisals (other than the reserve reports referred to below). Tristone did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of Solana or Gran Tierra. Tristone did not investigate, and made no assumption regarding, any litigation or other claims affecting Solana or Gran Tierra.

Tristone’s opinion was rendered as of the date thereof on the basis of securities markets, economic and general business and financial conditions prevailing as at such date, and the condition and prospects, financial and otherwise, of Solana and Gran Tierra as they were reflected in the information and in other documents reviewed by Tristone and as they were represented to Tristone in its discussions with Solana and Gran Tierra management, as applicable. In rendering its opinion, Tristone assumed that there were no undisclosed material facts relating to Solana or Gran Tierra or their respective businesses, operations, capital or future prospects. Any changes therein may affect Tristone’s opinion and Tristone may change or withdraw its opinion in such event. Tristone does not have an obligation to advise any person of any change that may come to its attention or to update its opinion after the date thereof.

Tristone made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters in its analysis and in connection with the preparation of its opinion, many of which are beyond the control of any party involved in the Arrangement. In arriving at its opinion, Tristone assumed, in addition to the facts and conclusions contained in the information relied upon, among other things, the validity and efficacy of the procedures being followed to implement the Arrangement, and expressed no opinion on such procedures. Tristone relied on the advice of legal and tax counsel to Solana with respect to all legal and tax matters relating to the Arrangement and the implementation thereof, and expressed no view thereon. Tristone further assumed that all conditions precedent to the completion of the Arrangement can be satisfied in due course without waiver thereof and that all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse conditions or qualification. Tristone expressed no view as to the likelihood that the conditions respecting the Arrangement will be satisfied or waived or that the Arrangement will be implemented within the time frame indicated in the Arrangement Agreement and described in this Joint Proxy Statement. Tristone expressed no opinion as to what the value of common shares of Gran Tierra actually will be when issued pursuant to the Arrangement or the price at which the common shares of Gran Tierra will trade at any time.

For the purpose of rendering its opinion, Tristone has reviewed, considered, conducted, undertaken, and relied upon, among other things:

•	the Arrangement Agreement;
•	the audited financial statements of Solana as at and for the year ended December 31, 2007, together with the notes thereto, the auditors’ report thereon and the management’s discussion and analysis related thereto;
•	the interim unaudited financial statements of Solana as at and for the three month periods ended March 31, 2008, September 30, 2007 and June 30, 2007, together with the notes thereto and the management’s discussion and analysis related thereto;
•	Solana’s Annual Information Form dated April 10, 2008, for the year ended December 31, 2007;
•	Solana’s reserve report prepared by DeGolyer and MacNaughton Canada Limited, dated April 10, 2008 and as of December 31, 2007;
•	discussions with Solana management with regard to, among other things, the business, operations, quality of assets and future potential of Solana;
•	certain internal financial information, financial and operational projections of Solana as provided by Solana management;
•	the audited financial statements of Gran Tierra as at and for the year ended December 31, 2007, together with the notes thereto, the auditors’ report thereon and the management’s discussion and analysis related thereto;
•	the interim unaudited financial statements of Gran Tierra as at and for the three month period ended March 31, 2008, together with the notes thereto and the management’s discussion and analysis related thereto;
•	the prospectus dated April 15, 2008 filed with the SEC registering the offer and sale of shares of Gran Tierra common stock, including shares of common stock underlying warrants, to satisfy registration rights previously granted;
•	Gran Tierra’s Colombian Participation Agreement effective as of June 22, 2006 and amendments thereto;
•	Gran Tierra’s Annual Information Form dated May 23, 2008, for the year ended December 31, 2007;
•	Gran Tierra’s proxy statement dated April 28, 2008, filed with the SEC relating to the annual meeting of Gran Tierra’s stockholders held on June 16, 2008;
•	Gran Tierra’s reserve report prepared by Gaffney, Cline & Associates Limited, dated February 15, 2008 and as at December 31, 2007 and Gran Tierra’s reserve report prepared by GLJ Petroleum Consultants Ltd. as at July 1, 2008;
•	communications with Gran Tierra management with regard to, among other things, the business, operations, quality of assets and future potential of Gran Tierra;
•	certain internal financial information, financial and operational projections of Gran Tierra as provided by Gran Tierra management;
•	data with respect to other transactions of a comparable nature considered by Tristone to be relevant;
•	certain public information relating to the business, financial condition and trading history of Gran Tierra and Solana;
•	other information, analyses and investigations as Tristone considered appropriate in the circumstances;

•	a certificate of representation as to certain factual matters provided by Solana and dated as of July 28, 2008; and
•	a certificate of representation as to certain factual matters provided by Gran Tierra and dated as of July 28, 2008.

The following is a summary of the material financial analyses delivered by Tristone to the Solana Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Tristone, nor does the order of analyses described represent relative importance or weight given to those analyses by Tristone. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 28, 2008 and is not necessarily indicative of current market conditions.

The summary includes information in a tabular format. In order to fully understand these financial analyses, the tables must be read together with the text accompanying each summary. The tables alone do not constitute a complete description of these financial analyses. Considering the data set forth in the tables without considering the full narrative description of these analyses, including the methodologies and assumptions underlying these analyses, could create a misleading or incomplete view of these financial analyses performed by Tristone.

In arriving at its opinion regarding the consideration to be paid to Solana Shareholders, Tristone calculated the implied consideration per Solana Share on the basis of each Solana Share being exchanged for 0.9527918 of a share of Gran Tierra common stock. This implies a transaction price of CDN$5.55 per Solana Share based on the closing price of Gran Tierra on July 25, 2008 on the TSX. Tristone calculated the aggregate transaction value as the fully diluted shares outstanding multiplied by the per share transaction price of CDN$5.55, plus long term debt, less working capital surplus, less proceeds from the exercise of options and warrants resulting in a total transaction value of approximately CDN$652 million.

Analyst Price Targets:

Tristone compared the price targets of Gran Tierra and Solana as prepared by independent equity research analysts at Tristone and other investment banks. The average 12-month price target for Solana was CDN$7.05 with a range of CDN$5.50 to CDN$8.25 and the average price target for Gran Tierra was CDN$7.90 with a range of CDN$5.25 to CDN$10.00. The ratio of average target prices was 0.892 compared to the proposed transaction Exchange Ratio of 0.9527918.

Historical Share Price Analysis:

Tristone analyzed the historical trading prices of Solana and Gran Tierra from the January 1, 2007 to July 25, 2008 and from January 1, 2008 to July 25, 2008 to gain perspective on the historical relative prices of Gran Tierra common stock and Solana Shares. Tristone also calculated volume weighted average prices ranging from one to 60 days, in five day increments, of the common shares based on trading on the TSX and AMEX for Gran Tierra and the TSX Venture Exchange and AIM for Solana for the period ending July 25, 2008. The implied exchange ratio over this period, based on the volume weighted average prices for the periods described above, ranged from a low of 0.703 to a high of 0.761. Tristone noted that the proposed transaction exchange ratio of 0.9527918 compared favorably to the implied exchange ratios.

Tristone also calculated the implied transaction price per Solana Share by multiplying the Exchange Ratio of 0.9527918 by the volume weighted average prices of Gran Tierra over the same periods described above. The resulting values ranged from CDN$6.91 to CDN$5.55 per Solana share. These implied transaction prices were then compared to the Solana volume weighted average prices over the same periods to calculate implied premiums. The calculated implied premiums ranged from 25.2% to 35.6%.

Public Company Trading Comparables:

Tristone analyzed publicly available information as well as forecasted production and cash flow estimates independently prepared by independent equity research analysts at Tristone and other investment banks for publicly traded companies that had oil and gas assets located in Colombia, Argentina and/or Peru. As a result of such analysis, Tristone determined that the following thirteen companies were relevant to an evaluation of both Solana and Gran Tierra.

APCO Argentina Inc.	Interoil Exploration & Production ASA	Petro Andina Resources Inc.
Emerald Energy PLC	Maple Energy PLC	PetroLatina Energy PLC
GEOPARK	Establishment Maurel & Prom	Petrolifera Petroleum Ltd.
Global Energy Development PLC	Pacific Rubiales Energy Corp.	Petrominerales Ltd.
Trefoil Limited

The selected companies were separated into two groups; those companies with enterprise values greater than or equal to CDN$1 billion and those with enterprise values less than CDN$1 billion. Tristone calculated the implied trading multiples for each group and compared the implied trading multiples with the trading multiples of Solana and Gran Tierra. The enterprise value of the companies was calculated as the fully diluted equity value as of July 25, 2008 plus long term debt less working capital surplus less proceeds from the exercise of options and warrants. The resulting enterprise value was divided by 2008 and 2009 production and debt adjusted cash flow (cash flow with estimated interest expenses added back) estimates and most recent reserve volume estimates to determine the respective trading multiples. Reserve volume estimates were obtained from a variety of sources including company estimates, independent equity research analysts, and other public disclosure. Estimates for all companies were not available for all metrics evaluated. A summary of this analysis is provided below.

	Comparable Public Trading Multiples
(Dollars in Canadian Dollars)	EV/BOED 2008	EV/BOED 2009	EV/DACF 2008	EV/DACF 2009	EV/BOE
Enterprise Values > or = $1 billion
Average	$123,501	$72,780	5.9x	3.7x	$21.56
Enterprise Values < $1 billion
Average	$55,544	$27,431	6.3x	5.5x	$28.84
Average excluding high & low	$50,297	$26,234	5.3x	4.0x	$24.97
Gran Tierra	$164,283	$96,184	9.2x	5.3x	$44.28
Solana at Trading Price	$137,864	$71,484	6.1x	3.7x	$34.32
Solana at Transaction Price	$180,441	$93,560	8.0x	4.9x	$44.92

NOTE: EV represents enterprise value, the calculation of which is described above. BOE represents barrel of oil equivalent and BOED represents barrel of oil equivalent per day. A conversion ratio of six thousand cubic feet of natural gas to one barrel of crude oil has been used. DACF represents debt adjusted cashflow, the calculation of which is described above.

Although the foregoing companies were compared to Solana and Gran Tierra for the purposes of this analysis, none of these companies is identical to either Solana or Gran Tierra because of differences in assets, regulatory environments, reporting standards, operations and other characteristics of Solana, Gran Tierra and the comparable companies. In evaluating comparable companies, Tristone made judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of Solana, Gran Tierra such as the impact of competition on the businesses of Solana and Gran Tierra and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Solana and Gran Tierra and of the industry or in the markets generally. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Cash Flows Analysis:

Tristone analyzed the present value of the reserves of each of Solana and Gran Tierra based on NI 51-101 compliant reserve reports prepared by independent reserve engineers effective as of December 31, 2007. Additionally, Tristone analyzed the similarly prepared reserve report on the Costayaco field prepared for Gran Tierra and effective as of July 1, 2008. Tristone utilized the proved plus probable and the proved plus probable plus possible scenarios based on the pre tax, escalating price assumptions, discounted at 10% for its analysis. The commodity pricing assumptions used were those used by the independent engineers at the time the reports were effective and are summarized below.

	Solana		Gran Tierra
	DeGolyer and MacNaughton		Gaffney, Cline & Associates		GLJ Petroleum Consultants Ltd.
	(As of December 31, 2007)		(As of December 31, 2007)		(As of July 1, 2008)
	WTI(1)	Natural Gas	WTI	Natural Gas	WTI	Natural Gas
	$US/bbl	$US/mcf	$US/bbl	$US/mcf	$US/bbl	$US/mcf
2008	$90.00	$2.59	$89.61	$2.30	$125.55	n/a
2009	$84.00	$2.79	$86.01	$2.39	$116.25	n/a
2010	$80.00	$2.76	$84.65	$2.49	$102.30	n/a
2011	$77.00	$2.74	$82.77	$2.59	$93.00	n/a
2012	$75.00	$2.77	$82.26	$2.69	$93.00	n/a
2013	$73.00	$2.79	$82.81	$2.80	$93.00	n/a
2014	$71.00	$2.85	$84.46	$2.91	$94.26	n/a
2015	$70.00	$2.91	$86.15	$3.03	$96.14	n/a
2016	$70.00	$2.96	$87.87	$3.15	$98.07	n/a
2017	$70.00	$3.02	$89.63	$3.27	$100.03	n/a

Escalate oil and gas product prices at 2.0% per year thereafter.

(1)	West Texas Intermediate.

In order to account for the large proportion of assets that were jointly held by Solana and Gran Tierra (namely, Costayaco, Juanambu and Guayuyaco), Tristone adjusted both reserve reports so that jointly held assets were ascribed the same value. Specifically, Tristone subtracted the value attributable to Costayaco in the Solana December 31, 2007 report and added the value attributable to Costayaco from the July 1, 2008 Gran Tierra report and added the value of the Crosby Participating Interest as calculated in the same report. Similarly, Tristone subtracted the value attributable to the Costayaco, Juanambu and Guayuyco assets from the Gran Tierra December 31, 2007 report and added the value attributable to Costayaco from the July 1, 2008 Gran Tierra report and the value attributable to Juanambu and Guayuyaco from the Solana December 31, 2007 report.

Tristone then added working capital surplus, and proceeds from the exercise of options and warrants, and subtracted long term debt to arrive at a corporate net asset value for each of Solana and Gran Tierra. The net asset value was then divided by the fully diluted shares outstanding to arrive at a net asset value per share. The resulting proved plus probable net asset value per share for Solana was CDN$6.63 and the resulting proved plus probable plus possible net asset value per share for Solana was CDN$9.72. The resulting proved plus probable net asset value per share for Gran Tierra was CDN$6.17 and the resulting proved plus probable plus possible net asset value per share for Gran Tierra was CDN$9.36.

Contribution Analysis:

Tristone compared the contribution of each of Solana and Gran Tierra, based on a consensus of independent equity research analyst forecasts from Tristone and other investment banks for 2008 and 2009 production, 2008 and 2009 cash flow, independently estimated reserve volumes (as adjusted for the discounted cash flow analysis above) and risked exploration net asset value as prepared by Tristone’s independent equity research analyst for both companies. Risked exploration net asset value is a commonly used method of estimating a company’s net asset value based on discovered estimated reserves plus value attributable to exploration prospects which have yet to be discovered.

Contribution of these metrics ranged from 44% to 52% from Solana. Tristone noted that the transaction exchange ratio of 0.9527918 implied pro forma Solana ownership of 49% and a total enterprise value contribution of 47%.

Pro Forma Analysis:

Tristone analyzed the pro forma impact of the transaction on Gran Tierra’s pro forma cash flow and production for 2008 and 2009; proved and probable reserves; proved and probable and possible reserves; proved and probable net asset value; proved and probable and possible net asset value; and risked exploration net asset value, all on a per share basis. Tristone assumed CDN$2 million of cash flow synergies resulting from the completion of the Arrangement. The accretion per share to Gran Tierra ranged from -9.7% to +6.2%. Tristone also completed the same analysis on the impact to a Solana Shareholder. The accretion per share to Solana ranged from -5.7% to +12.6%.

Corporate and Asset Transaction Comparables Analysis:

Tristone reviewed select publicly available information for ten oil and gas corporate and asset transactions announced between January 2006 and July 25, 2008 in which the target company had oil and gas operations located in Colombia and deemed by Tristone to be relevant for its analysis. The transactions included are listed below.

Acquirer	Seller	Announcement Date
Suroco Energy Inc.	Alentar Holdings Inc. (Asset)	July 21, 2008
Pacific Rubiales Energy Corp.	Kappa Energy Holdings Ltd. (Corporate)	July 8, 2008
CEPSA	Hupecol Caracara LLC (Asset)	June 24, 2008
Brazalta Resources Corp.	Canacol Energy Inc. (Corporate)	June 10, 2008
Petro Rubiales Energy Corp.	Pacific Stratus Energy Ltd. (Corporate)	November 12, 2007
AGX Resources Corp.	Meta Petroleum Ltd. (Corporate)	May 25, 2007
Sinopec; ONGC Videsh	Omimex Resources Inc. (Asset)	September 21, 2006
PetroLatina Energy PLC	Petroleos del Norte S.A. (Corporate)	April 18, 2006
Pacific Stratus Energy Ltd.	Sipetrol; ENAP (Asset)	April 17, 2006
Gran Tierra Inc.	Argosy Energy International (Corporate)	April 3, 2006

Tristone calculated the implied transaction multiples, where information was available, for each transaction. The transaction multiples for the comparable transactions were calculated by dividing the total transaction value, calculated as above, by the best estimate of current production at the time of the transaction, the estimated annualized cash flow based on that production level and the most recently reported reserve volumes where appropriate. Not all of the transactions had available data for all metrics evaluated. The transaction multiples were compared to the transaction multiples of Solana implied at the transaction price. A summary of this analysis is below.

	Comparables Transaction Metrics
(Dollars in Canadian Dollars)	EV/BOED	EV/BOE P+P	EV/DACF
Average of Transaction Comparables	$89,768	$19.08	5.6x
Median of Transaction Comparables	$61,185	$13.78	4.4x
Solana Transaction Metrics	$180,441	$44.92	8.0x

Premium Analysis:

Tristone analyzed transaction premiums paid for selected oil and gas corporate transactions announced during the period from January 1, 2007 to July 25, 2008 where the target company was listed on the TSX or TSX Venture Exchange. A total of 30 transactions were selected and the transaction price premium over the closing price on the previous day, the closing price on the day one week earlier and the closing price on the day one month earlier were calculated. The results were compared to the similarly calculated premiums Solana would receive based on the implied transaction price. A summary of this analysis is provided below.

	Takeover Premiums
	1 Day	1 Week	1 Month
Average	15%	15%	20%
Average excluding high and low	14%	14%	20%
Median	12%	11%	18%
Gran Tierra/Solana	25%	25%	5%

Overview of Analyses; Other Considerations

In reaching its opinion, Tristone did not assign any particular weight to any one analysis or the results yielded by that analysis. Rather, having reviewed these results in the aggregate, Tristone exercised its professional judgment in determining that, based on the aggregate of the analyses used and the results they yielded, the consideration to be received by the Solana Shareholders under the Arrangement was fair, from a financial point of view, to Solana Shareholders. Tristone believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analyses and, accordingly, also made qualitative judgments concerning differences between the characteristics of Solana and Gran Tierra respectively, and the Arrangement, and the data selected for use in its analyses, as further discussed below.

No single company or transaction used in the above analyses as a comparison is identical to Solana or Gran Tierra, or the Arrangement, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses, or transactions analyzed. The analyses were prepared solely for purposes of Tristone providing an opinion as to the fairness of the consideration to be received by the Solana Shareholders under the Arrangement, from a financial point of view, to Solana Shareholders and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be acquired, which are inherently subject to uncertainty.

The opinion of Tristone as to the fairness, from a financial point of view, of the consideration to be received by the Solana Shareholders under the Arrangement was necessarily based upon market, economic, and other conditions that existed as of the date of its opinion and on information available to Tristone as of that date.

The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Several analytical methodologies were used by Tristone and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions of Tristone were based on all the analyses and factors presented herein taken as a whole and also on application of Tristone’s own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. Tristone therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.

The consideration to be received by the Solana Shareholders under the Arrangement was determined through arms’-length negotiations between Solana and Gran Tierra and was approved by the Solana Board. Tristone provided advice to Solana during these negotiations. Tristone did not, however, recommend any specific amount of consideration to Solana or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

As described above, Tristone’s opinion to the Solana Board was one of many factors taken into consideration by Solana’s board of directors in making its determination to approve the Arrangement. The foregoing summary does not purport to be a complete description of the analyses performed by Tristone in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Tristone attached as Annex I.

Tristone acts as a trader and dealer, both as principal and agent, in all major financial markets in Canada, England and in the US and, as such, may have had, may have and may in the future have, positions in the securities of Solana and Gran Tierra and from time to time, may have executed or may execute transactions on behalf of Solana and Gran Tierra for clients for which it received or may receive compensation. In addition, as an investment dealer, Tristone conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on issues and investment matters, including research with respect to Solana and Gran Tierra. Tristone has acted as financial advisor to Solana in connection with, and has participated in certain of the negotiations leading to, the transaction contemplated by the Arrangement Agreement. In addition, Tristone has provided certain investment banking and other financial services to Solana from time to time, including having acted as lead manager with respect to a public offering of Solana’s common shares (aggregate offering amount of CDN$53,526,000) in October 2007; having acted as financial advisor to Solana with respect to pursuing a corporate acquisition in May through July of 2007; having acted as lead manager with respect to a public offering of Solana’s common shares (aggregate offering amount of CDN$42,000,000) in March 2006 and having acted as Solana’s designated broker on the AIM since October 2006. Tristone may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for Solana and Gran Tierra. In connection with the above-described investment banking services, Tristone has received, and may receive in the future, compensation.

Tristone, with its affiliates, is a fully registered investment dealer in Canada and the United States focusing on companies participating in oil and gas exploration, production and services, energy transportation, and energy income trusts. Tristone provides corporate finance, mergers and acquisitions, equity sales, research and trading services to companies active in or investing in the energy industry. The Solana Board has selected Tristone to serve as its financial adviser with respect to the Arrangement and render its opinion based on Tristone’s experience and expertise.

Pursuant to a letter agreement dated May 30, 2008, Solana engaged Tristone to act as its financial advisor in connection with the Arrangement. Pursuant to the terms of this engagement letter, Tristone will receive a fee for its services upon delivery of its opinion, which is not contingent upon the successful completion of the Arrangement. In addition, for Tristone’s services as financial advisor to Solana in connection with the Arrangement, if the Arrangement is successfully completed, Tristone will receive an additional larger fee, against which the fee it received for delivery of its opinion will be credited. In addition, Solana has agreed to reimburse Tristone for the reasonable out-of-pocket expenses and indemnify Tristone and related persons for certain liabilities that may arise out of its engagement.

Fairness Opinion of Blackmont Capital Inc.

The Gran Tierra Board formally retained Blackmont Capital Inc. pursuant to an engagement agreement dated June 16, 2008, to among other things, provide financial advice to the Gran Tierra Board and its opinion, referred to as the “Blackmont Fairness Opinion”, as to the fairness, from a financial point of view, of the Arrangement to Gran Tierra stockholders. At the meeting of the Gran Tierra Board on July 2, 2008, Blackmont presented its view and analysis to the Gran Tierra Board which included an overview of Solana’s properties, transaction benefits and synergies, and a range of respective ownership interests of the security holders of Solana and Gran Tierra in the combined entity which would result in an equitable exchange ratio for the proposed transaction. At the meeting on July 28, 2008, Blackmont rendered its verbal opinion to the Gran Tierra Board, subsequently confirmed in writing, that as of July 28, 2008, based upon the particular assumptions and considerations presented to the Gran Tierra Board, as at that date, the consideration to be paid by Gran Tierra pursuant to the Arrangement is fair, from a financial point of view, to the Gran Tierra stockholders.

The full text of the Blackmont Fairness Opinion, which sets forth material information relating to the Blackmont Fairness Opinion, including the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Blackmont, is attached as Annex H to this Joint Proxy Statement. This description of the Blackmont Fairness Opinion is qualified in its entirety by reference to, and should be reviewed together with, the full text of the Blackmont Fairness Opinion. You are urged to read the Blackmont Fairness Opinion and consider it carefully. The Blackmont Fairness Opinion was addressed to the Gran Tierra Board and addressed only the fairness, from a financial point of view, of the Arrangement to Gran Tierra’s stockholders. The terms of the Arrangement, including the exchange ratio, were determined through negotiations between Gran Tierra and Solana and were not determined or recommended by Blackmont. The Blackmont Fairness Opinion did not address the merits of the underlying decision of Gran Tierra to engage in the transaction and did not constitute, nor should it be construed as, a recommendation to any stockholder of Gran Tierra or Solana as to how to vote on the Arrangement. Additionally, Blackmont expressed no opinion as to the prices at which the shares of common stock of either Gran Tierra or Solana will trade following the announcement or completion of the Arrangement.

In arriving at its opinion, Blackmont, among other things:

•	reviewed various publicly available business and financial information relating to Solana and Gran Tierra that Blackmont deemed to be relevant;
•	reviewed information, including financial forecasts, relating to the business, production rates, cash flow and prospects of Gran Tierra and Solana, as well as the anticipated expenses, and amount and timing of cost savings expected to result, from the Arrangement, referred to as the “Expected Synergies”, furnished to Blackmont in discussions with Gran Tierra;
•	conducted discussions with members of senior management and other representatives of Gran Tierra concerning the matters described in the preceding two clauses, and conducted discussions with members of senior management of Gran Tierra and Solana concerning their respective businesses and prospects, both before and after giving effect to the Arrangement and the Expected Synergies;
•	reviewed the market prices and valuation multiples for Gran Tierra common stock and Solana common stock and compared them with those of a number of publicly traded companies that Blackmont deemed to be relevant;
•	participated in a number of discussions and negotiations among representatives of Gran Tierra and Solana and their financial and legal advisors;
•	reviewed the potential pro forma impact of the transaction;
•	reviewed drafts of, including the final draft of, the Arrangement Agreement dated July 28, 2008; and
•	reviewed such other financial studies and analyses and took into account such other matters as Blackmont deemed necessary, including its assessment of general economic, market and monetary conditions.

In preparing the Blackmont Fairness Opinion, Blackmont has relied upon, and has assumed the completeness, accuracy and fair representation of all financial and other information, data, advice, opinions and representations obtained by it from public sources, including information relating to Gran Tierra and Solana, or provided to Blackmont by Gran Tierra and Solana and their respective affiliates or advisors or otherwise pursuant to the terms of Blackmont’s engagement, and the Blackmont Fairness Opinion is conditional upon such completeness, accuracy and fair representation. Subject to the exercise of professional judgment and except as expressly described herein, Blackmont has not attempted to verify independently the accuracy or completeness of any such information, data, advice, opinions and representations.

The Blackmont Fairness Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof, and the condition and prospects, financial and otherwise, of Gran Tierra and Solana as they were reflected in the information and documents reviewed by Blackmont and as they were represented to Blackmont in its discussions with management of Gran Tierra and Solana. In rendering the Blackmont Fairness Opinion, Blackmont has assumed that there are no undisclosed material facts relating to either Gran Tierra or Solana, or their business, operations, capital or future prospects. Any changes therein may affect the Blackmont Fairness Opinion and, although Blackmont reserves the right to change or withdraw the Blackmont Fairness Opinion in such event, Blackmont disclaims any obligation to advise any person of any change that may come to Blackmont’s attention or to update the Blackmont Fairness Opinion after the date upon which it is rendered.

At the meeting of the Gran Tierra Board held on July 2, 2008, Blackmont presented a number of financial analyses accompanied by delivery of written materials in connection with its views on the proposed exchange ratio for the business combination. Subsequently, following completion of additional due diligence and final negotiations with Solana and Tristone respecting the final exchange ratio, at the meeting of the Gran Tierra Board held on July 23, 2008 and, subsequently, the meeting held July 28, 2008, Blackmont rendered its verbal opinion respecting the fairness of the proposed transaction and indicated that it would be in a position to provide its written Fairness Opinion which, when delivered, would be based upon and subject to the assumptions, limitations and qualifications to be set forth in the written opinion. The following is a summary of the material financial analyses performed by Blackmont in arriving at its opinion.

Solana Valuation Analyses

Analyst Stock Price Targets.  Using publicly available securities research analyst estimates, Blackmont noted that the range of the analyst stock price targets for Solana was $5.50 – $8.25.

Comparable Public Trading Multiples Analysis.  Using publicly available securities research analyst estimates and other information, Blackmont compared selected financial and trading data of Solana with similar data for selected publicly traded companies engaged in businesses that Blackmont determined to be reasonably comparable to those of Solana. These companies are listed below:

•	Arawak Energy Limited
•	Brazalta Resources Corp.
•	Calvalley Petroleum Inc.
•	Candax Energy Inc.
•	Cirrus Energy Corporation
•	Harvest Natural Resources Inc.
•	Heritage Oil Corporation
•	Madalena Ventures Inc.
•	Orca Exploration Group Inc.
•	Pacific Rubiales Energy Corp.
•	Petro Andina Resources Inc.
•	PetroFalcon Corporation
•	Petrolifera Petroleum Limited
•	Petrominerales Ltd.
•	Tanganyika Oil Company Ltd.
•	TransGlobe Energy Corporation
•	Verenex Energy Inc.
•	Winstar Resources Ltd.

For each of the companies identified above, Blackmont calculated various valuation multiples, including:

•	the ratio of enterprise value to the estimated average production for the calendar years 2008 and 2009;
•	the ratio of enterprise value to net proved reserves, proved plus probable reserves and proved plus probable plus possible reserves as at December 31, 2007, evaluated by independent reserve engineers in accordance with National Instrument 51-101 of the Canadian Securities Administrators, or “NI 51-101”;
•	the ratio of share price to the net asset value per share, or “NAVPS”, on a before and after tax basis; and
•	the ratio of share price to the estimated cash flow per share, or “CFPS”, for calendar years 2008 and 2009.

Based upon its analysis of the full ranges of multiples calculated for those companies identified above and its consideration of various factors and judgments about current market conditions and the characteristics of those companies (including qualitative factors and judgments involving non-mathematical considerations),

Blackmont determined multiples for those companies, with a view to extrapolating appropriate metrics to the Gran Tierra-Solana transaction. The relevant multiples, as determined by Blackmont, are set forth in the tables below.

For the purpose of its analysis, Blackmont calculated the enterprise value as fully diluted market capitalization plus total debt and preferred stock, less working capital and the proceeds from the exercise of in-the-money diluted instruments. To calculate these valuation multiples, Blackmont used: average yearly production, cash flow per share and net asset value per share projections reported by independent research analyst reports, First Call and Bloomberg estimates; independent engineering reports filed on SEDAR (or EDGAR, as applicable) by each individual company for the 2007 year end reserve estimates; and closing trading prices of equity securities of each identified company on June 27, 2008.

The following table summarizes the derived relevant multiples for the companies identified above:

	Average	Median
Enterprise Value/2008E Average Production (boe/d)	$75,920	$70,194
Enterprise Value/2009E Average Production (boe/d)	$64,473	$50,608
Enterprise Value/Proved Reserves (boe)	$93.51	$47.40
Enterprise Value/Proved + Probable Reserves (boe)	$29.41	$27.04
Enterprise Value/Proved + Probable + Possible Reserves (boe)	$23.47	$17.51
Share price/Net Asset Value (before tax)	0.8x	0.8x
Share price/Net Asset Value (after tax)	0.9x	0.9x
Share price/2008E Cash Flow per Share	10.0x	7.6x
Share price/2009E Cash Flow per Share	6.3x	5.0x

At the time of completing its analysis, Blackmont was of the view that Heritage Oil Corporation was trading at multiples anomalously higher than its peers; accordingly, when calculating the average and median figures for the public company trading analysis, Blackmont excluded Heritage’s multiples from the peer group average. No company used in the above analysis is identical to Solana. In evaluating companies identified by Blackmont as comparable to Solana, Blackmont made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Solana, such as the impact of competition on the business of Solana and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of Solana or the industry or in the financial markets in general. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of such comparable companies to which they are being compared.

Comparable Transaction Analysis.  Using publicly available securities research analyst estimates and other publicly available information, Blackmont examined selected multiples paid in a number of transactions that it deemed to be relevant. Precedent transactions that Blackmont considered to be relevant included the following:

Acquiror	Target
Advantage Energy Income Fund	Sound Energy Trust
Canetic Resources Trust	Titan Exploration
Compton Petroleum Corporation	Stylus Energy Inc.
Crescent Point Energy Trust	Innova Exploration Ltd.
Daylight Energy Trust	Cadence Energy Ltd.
Fairborne Energy Ltd.	Grand Banks Energy Corporation
Galleon Energy Inc.	ExAlta Energy Inc.
Harvest Energy Trust	Grand Petroleum Inc.
Iteration Energy Ltd.	Cyries Energy Inc.
Marathon Oil Corporation	Western Oil Sands
NuVista Energy Ltd.	Rider Resources Ltd.
Penn West Energy Trust	Endev Energy Inc.
Penn West Energy Trust	Canetic Resources Trust
Penn West Energy Trust	Vault Energy Trust
Petro Rubiales Energy Corp.	Pacific Stratus Energy
Petrobank Energy and Resources Ltd.	Peerless Energy Inc.
Provident Energy Trust	Capitol Energy Resources
Sword Energy Inc.	Thunder Energy Trust
Talisman Energy Inc.	RSX Energy Inc.
Tristar Oil & Gas Ltd.	Real Resources Inc.

For each of the transactions identified above, Blackmont calculated various valuation multiples, including the following:

•	the ratio of enterprise value implied by the transaction to the estimated daily production at the time that the transaction was completed;
•	the ratio of enterprise value implied by the transaction to the proved reserves and proved plus probable reserves as at the date of the target issuer’s latest filing of its independent engineering report, filed in accordance with NI 51-101; and
•	the ratio of the termination fee to the total value of the transaction.

Based upon its analysis of the full ranges of multiples calculated for the transactions identified above and its consideration of various factors and judgments about current market conditions and the characteristics of these transactions and the companies involved in these transactions (including qualitative factors and judgments involving non-mathematical considerations), Blackmont determined relevant multiples for these transactions. The relevant multiples, as determined by Blackmont, are set forth in the table below.

All calculations of multiples paid in the transactions identified above were based on public information available at the time of public announcement of such transactions. Blackmont’s analysis did not take into account different market and other conditions during the period in which the transactions identified above occurred.

The following table summarizes the derived relevant multiples for the transactions identified:

	Average	Median
Enterprise Value/Estimated Average Daily Production (boe/d)	$78,244	$63,061
Enterprise Value/Proved Reserves (boe)	$38.27	$29.75
Enterprise Value/Proved + Probable Reserves (boe)	$24.34	$18.79
Termination Fee/Total Transaction Value	2.8%	2.7%

No transaction utilized in the analysis above is identical to the proposed Arrangement.

As discussed under the heading “Background to the Arrangement”, Gran Tierra and Solana had mutually agreed early on in negotiations that business combination discussions would only proceed, and the transaction were only likely to occur, if the parties were to focus predominantly on relative asset values in determining the exchange ratio for the transaction, given the significant overlapping assets of the two companies. In addition, a complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved in these transactions and other factors that could affect the transaction multiples in such transactions to which the proposed transaction is being compared.

Premiums Paid Analysis.  Blackmont also reviewed the premiums to stock prices paid in the previous list of comparable transactions. Blackmont reviewed the premiums paid in these transactions over the price of the target stock on various dates (or for various periods) before the approximate date on which the public became aware of the possibility of such transactions.

The following table summarizes the derived premiums:

	Average	Median
Share price/Day prior to Announcement Share Price	19%	11%
Share price/20-Day Weighted Average	24%	14%
Share price/60-Day Weighted Average	25%	22%

No transaction utilized in the analysis above is identical to the proposed Arrangement. While premiums paid were a relevant consideration in connection with the anticipated reaction of the marketplace to the proposed transaction, a significant component of the proposed exchange ratio was, for Blackmont’s analysis, weighted towards the relative net asset values of the two companies, which included the companies’ respective reserves and value of future discounted cash flows and included Blackmont’s and Gran Tierra’s assessment of the relative values of the companies’ undeveloped lands. Notably, the value of undeveloped lands is largely subjective, given that such lands have yet to be drilled and, accordingly, attract a higher risk profile, with ascribed values tied to the level of perceived third party demand, and significant value differences often experienced as a result of commodity price fluctuations and exploration success in any given area. Blackmont also considered various other analyses and factors and gave weighting to, among other things, relative market capitalizations, trading premiums, operatorship, cost of capital considerations, royalty burdens, and other relevant considerations.

A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved in these transactions and other factors that could affect the premiums paid in such transactions to which the proposed transaction is being compared.

Discounted Cash Flow Analysis.  Blackmont performed a discounted projected cash flow analysis of Solana, without giving effect to the proposed transaction, for the period from January 1, 2008 through December 31, 2031. Blackmont calculated ranges of net asset values per share of Solana common stock based upon the sum of the discounted net present value of Solana’s twenty-four year stream of projected free cash flows which was adjusted for working capital as at March 31, 2008. The projected free cash flows were based on publicly available securities research analyst estimates for years 2008 and 2009, management’s guidance for the remaining years of the analysis and various reasonable assumptions made by Blackmont.

Using a discount rate of 10.0% (which is the “typical” discount rate utilized by oil and gas issuers in presenting the value of their oil and gas reserves), Blackmont calculated the following range of implied net asset values per share of Solana common stock:

	Low (Without Land Value)	High (With Land Value)
Net Asset Value	$7.52	$9.50

Gran Tierra Valuation Analyses

Analyst Stock Price Targets.  Using publicly available securities research analyst estimates, Blackmont noted that the range of the analyst stock price targets for Gran Tierra was $5.25 to $10.00.

Comparable Public Trading Multiples Analysis.  Using publicly available securities research analyst estimates and other information, Blackmont compared selected financial and trading data of Gran Tierra with similar data for selected publicly traded companies engaged in businesses that Blackmont determined to be reasonably comparable to those of Gran Tierra. These companies are listed above under “Solana Valuation Analyses — Comparable Public Trading Multiples Analysis”. No company used in this analysis is identical to Gran Tierra. In evaluating companies identified by Blackmont as comparable to Gran Tierra, Blackmont made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Gran Tierra, such as the impact of competition on the business of Gran Tierra and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of Gran Tierra or the industry or in the financial markets in general. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of such comparable companies to which they are being compared.

Discounted Cash Flow Analysis.  Blackmont performed a discounted projected cash flow analysis of Gran Tierra, without giving effect to the proposed transaction, for the period from January 1, 2008 through December 31, 2031. Blackmont calculated ranges of net asset values per share of Gran Tierra common stock based upon the sum of the discounted net present value of Gran Tierra’s twenty-four year stream of projected free cash flows which was adjusted for working capital as at March 31, 2008. The projected free cash flows were based on publicly available securities research analyst estimates for years 2008 and 2009, management’s guidance for the remaining years of the analysis and various reasonable assumptions made by Blackmont through it discussions with Gran Tierra.

Using a discount rate of 10.0%, Blackmont calculated the following range of implied net asset values per share of Gran Tierra common stock:

	Low (Without Land Value)	High (With Land Value)
Net Asset Value	$7.55	$10.58

Relative Valuation Analyses

General Discussion.  Each of the comparable public trading multiples analysis, comparable transaction analysis and premiums paid analysis were considered by Blackmont in assessing the exchange ratio and market acceptance of the proposed transaction. A significant component of the proposed exchange ratio was, for Blackmont’s analysis, weighted towards relative net asset values of the two companies (which included an assessment of the companies’ respective reserves and relative discounted cash flows, as set out below), and Blackmont and Gran Tierra’s views as to the value of the respective companies’ undeveloped lands. Blackmont also made various qualitative judgments as to the significance and relevance of various other analyses and factors, including, without limitation, relative market capitalizations, trading premiums, operatorship, cost of capital considerations, royalty burdens, and other relevant considerations.

Relative Discounted Cash Flow Analysis.  Using the stand-alone discounted cash flow analyses summarized above, Blackmont calculated the following possible ownership percentages of the combined entity, assuming all assets of each company were combined into the pro forma company. Based upon this analysis, Blackmont calculated the following ownership percentage range, rounded to the nearest 0.1%:

	Gran Tierra	Solana
Low (without Land Value)	49.7%	50.3%
High (with Land Value)	52.3%	47.7%

Based upon the ownership percentage analysis, Blackmont calculated the following implied exchange ratio range:

	Low (Without Land Value)	High (With Land Value)
Exchange Ratio	1.0040743	0.9052308

Pro Forma Combination Analysis

Accretion/(Dilution) Analysis.  Blackmont analyzed various pro forma effects expected to result from the business combination, including, among other things, the expected effect of the business combination on the estimated cash earnings per share for Gran Tierra for the calendar year 2008 and 2009. This analysis indicated that the transaction would be dilutive to Gran Tierra’s cash flow per share in 2008; however, the transaction would be accretive on all other metrics analyzed by Blackmont, assuming the Expected Synergies were achieved.

The actual results achieved by the combined company after the business combination may vary from such estimated results and the variations may be material. The summary set forth above does not purport to be a complete description of the analyses performed by Blackmont in arriving at its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. No company, business or transaction used in such analyses as a comparison is identical to Gran Tierra or Solana or the terms of the Arrangement, nor is an evaluation of such analyses entirely mathematical.

In arriving at its opinion, Blackmont did not attribute any particular weight to any analysis or factor considered by it, other than to provide a greater weighting on the ultimate determination of the exchange ratio upon the parties’ relative net asset values and Gran Tierra’s and Blackmont’s views on the values of the companies’ respective undeveloped lands. Blackmont also made various qualitative judgments as to the significance and relevance of various other analyses and factors, including, without limitation, relative market capitalizations, trading premiums, operatorship, cost of capital considerations, royalty burdens, and other relevant considerations. Accordingly, Blackmont believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would, in the view of Blackmont, create an incomplete and misleading view of the analyses underlying Blackmont’s opinion.

Gran Tierra retained Blackmont based upon Blackmont’s experience and expertise. Blackmont is a registered investment dealer in Canada whose business includes providing corporate finance, mergers and acquisitions advice, equity sales, research and trading services to issuers active in or investing in the energy industry. Relevant areas of focus include international companies participating in oil and gas exploration and production, energy services, transportation and other oil and gas related businesses. The Blackmont Fairness Opinion appended to this Joint Proxy Statement is the opinion of Blackmont and the form and content of the Blackmont Fairness Opinion have been reviewed and approved for release by a committee of its officers, each of whom is experienced in merger, acquisition, and divestiture and valuation matters.

Under the terms of Blackmont’s engagement, Blackmont provided financial advisory services and the Blackmont Fairness Opinion in connection with the Arrangement, and Gran Tierra agreed to pay Blackmont a customary fee. The fee for the Blackmont Fairness Opinion is not contingent upon completion of the Arrangement. Gran Tierra also agreed to reimburse Blackmont for reasonable expenses incurred in connection with Blackmont’s engagement. In addition, Gran Tierra agreed to indemnify Blackmont and its affiliates, their respective directors, officers, agents, employees and controlling persons against various liabilities and expenses, including various liabilities under the federal securities laws, related to or arising out of Blackmont’s engagement.

In the ordinary course of its business, Blackmont may actively trade Solana Shares, as well as Gran Tierra common stock, for its own account and for the accounts of its clients and, accordingly, may at any time hold a long or short position in those securities.

Transaction Mechanics and Description of GTE-Solana Exchangeable Shares

The following is a summary description of the material terms of:

•	the Arrangement under section 193 of the ABCA which will give effect to the transaction;
•	the provisions attaching to the GTE–Solana Exchangeable Shares, or the “GTE–Solana Exchangeable Share Provisions”;
•	the form of the Support Agreement (as defined below); and
•	the form of Voting and Exchange Trust Agreement (as defined below).

This summary is qualified in its entirety by the full text of the Arrangement Agreement and the documents listed above, which are included in Annexes D, E, F and G, and which are incorporated herein by reference.

Summary

Pursuant to the Arrangement, the Solana Shares held by Solana Shareholders who are entitled to receive GTE-Solana Exchangeable Shares pursuant to the terms of the Arrangement will be transferred to Exchangeco in exchange for such number of GTE–Solana Exchangeable Shares as is equal to the number of Solana Shares so exchanged, multiplied by the Exchange Ratio of 0.9527918. The Solana Shares held by Solana Shareholders who are entitled to receive Gran Tierra common stock pursuant to the terms of the Arrangement will be transferred to Exchangeco in exchange for such number of shares of Gran Tierra common stock as is equal to the number of Solana Shares so exchanged, multiplied by the Exchange Ratio of 0.9527918.

Solana options and Solana warrants will fully vest on the completion of the Arrangement. Solana optionholders are entitled to either (a) elect to receive Solana Shares in exchange for their Solana options immediately prior to the completion of the Arrangement, or (b) if the Solana optionholder is a director, officer, employee or consultant whose employment or other eligible services will continue with the combined company or any of its subsidiaries after the Effective Time, elect to have the Solana option exchanged for a Gran Tierra option. If the Solana optionholder makes neither of those two elections, the Solana options held by the Solana optionholder will be exchanged for cash. Solana warrantholders are entitled to elect to receive either Solana Shares or cash in exchange for their Solana warrants immediately prior to the completion of the Arrangement. If the Solana warrantholder makes neither of those two elections, the Solana warrants held by the Solana warrantholder will become warrants to purchase Gran Tierra common stock in accordance with the terms of the Solana warrants.

The following are rights relating to the exchange or redemption of GTE–Solana Exchangeable Shares into shares of Gran Tierra common stock:

•	Solana Shareholder Rights to Exchange or Retract: rights, which are called exchange rights and retraction rights, to require a redemption by Exchangeco of GTE–Solana Exchangeable Shares for shares of Gran Tierra common stock or an exchange (in some limited circumstances involving an Exchangeco insolvency event) by Gran Tierra (or one of its subsidiaries as designated by Gran Tierra) or;
•	Automatic Exchange or Redemption Rights: rights (which are called the automatic redemption right, liquidation right and automatic exchange right) that automatically, upon the occurrence of specified events, result in the exchange or redemption of GTE–Solana Exchangeable Shares for shares of Gran Tierra common stock, without any action by the holders of GTE–Solana Exchangeable Shares; and
•	Call Rights: overriding call rights (called retraction call rights, liquidation call rights, redemption call rights and change of law call rights) granted to Gran Tierra Callco ULC, or “Callco”, a direct wholly-owned subsidiary of Gran Tierra, (or, in the case of the change of law call rights, Gran Tierra) that override the holder’s rights listed above, permitting Callco (or Gran Tierra, as the case may be) to require an exchange of GTE–Solana Exchangeable Shares for shares of Gran Tierra common stock if a holder exercises retraction rights or in any circumstance when Exchangeco would otherwise be required to redeem the GTE–Solana Exchangeable Shares or in the event of applicable changes to Canadian income tax laws. Callco and Gran Tierra plan to exercise their respective call rights, when available, and currently foresee no circumstances under which they would not exercise their respective call rights. Therefore it is expected that holders of GTE–Solana Exchangeable Shares will receive shares of Gran Tierra common stock through an exchange with Callco (or Gran Tierra), as opposed to a redemption by Exchangeco, of GTE–Solana Exchangeable Shares for shares of Gran Tierra common stock. While the consideration received upon an exchange or a redemption will be the same, the tax consequences will be substantially different. See “Information About Tax Considerations — Canadian Federal Income Tax Considerations”.

The Plan of Arrangement

The Arrangement

The transaction will be effected by means of an arrangement of Solana and the Solana Securityholders under the ABCA in accordance with the Plan of Arrangement. A copy of the form of the Plan of Arrangement is included as Annex D, which is incorporated by reference into this Joint Proxy Statement.

Court Approval of the Arrangement and Completion of the Transaction

An arrangement of a corporation under the ABCA requires approval by both a court of competent jurisdiction, in this case the Court, and the shareholders, and, if applicable, holders of options or rights to acquire shares of the subject corporation. Prior to the mailing of this circular, Solana obtained the Interim Order providing for the calling and holding of the Solana Special Meeting and other procedural matters.

Subject to the approval of the Arrangement by the Solana Securityholders at the Solana Special Meeting, the hearing in respect of the Final Order is scheduled to take place on November 14, 2008 at 10:00 a.m. (Calgary time) in the Court of Queen’s Bench of Alberta at the Court House, 601 – 5th Street S.W., Calgary, Alberta, Canada, the Final Order. All Solana Securityholders or other interested parties who wish to participate or be represented or to present evidence or arguments at that hearing must serve and file a notice of intention to appear as set out in the Notice of Petition to the Court, the “Notice of Petition”, for the Final Order and satisfy any other requirements. At the hearing of the application in respect of the Final Order, the Court will consider, among other things, the fairness of the Arrangement. The Court may approve the Arrangement as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

Assuming the Final Order is granted and the other conditions to the Arrangement Agreement are satisfied or waived, it is anticipated that the following will occur substantially simultaneously on the Effective Date:

•	Articles of Arrangement will be filed with the registrar under the ABCA to give effect to the Arrangement;
•	the support agreement between Exchangeco, Callco and Gran Tierra substantially in the form of Annex F, or the “Support Agreement”, and the voting and exchange trust agreement between Exchangeco, Gran Tierra and Computershare Trust Company of Canada, or “Computershare” (referred to as the “Exchangeco Trustee”), substantially in the form of Annex G, referred to as the “Voting and Exchange Trust Agreement”, will each be executed and delivered;
•	Gran Tierra will issue the share of Special B Voting Stock to the Exchangeco Trustee, all as more particularly described below under the heading “Voting, Dividend and Liquidation Rights of Holders of GTE–Solana Exchangeable Shares — Voting Rights with Respect to Gran Tierra”; and
•	the various other documents necessary to give effect to the transaction will be executed and delivered.

The Final Order will constitute the basis for an exemption from the registration requirements of the Securities Act, such exemption being provided by Section 3(a)(10) thereof, with respect to the issuance of the GTE–Solana Exchangeable Shares and the exchange of Solana warrants and options pursuant to the terms of the Arrangement. Prior to the hearing on the Final Order, the Court will be informed of this effect of the Final Order.

Subject to the foregoing, it is presently anticipated that the transaction will become effective on or about November 14, 2008.

Description of GTE–Solana Exchangeable Shares

The GTE–Solana Exchangeable Shares will be issued by Exchangeco and will be exchangeable at any time on a one-for-one basis, at the option of the holder, for shares of Gran Tierra common stock. A GTE–Solana Exchangeable Share will provide a holder with economic terms and voting rights which are, as nearly as practicable, effectively equivalent to those of a share of Gran Tierra common stock. Canadian residents who receive GTE–Solana Exchangeable Shares may obtain a full or partial deferral of taxable capital gains for Canadian federal income tax purposes in specified circumstances. See “Information About Tax Considerations — Canadian Federal Income Tax Considerations”.

On the Effective Date of the Arrangement, Gran Tierra, Exchangeco and the Exchangeco Trustee will enter into the Voting and Exchange Trust Agreement. By furnishing instructions to the Exchangeco Trustee under the Voting and Exchange Trust Agreement, holders of the GTE–Solana Exchangeable Shares will be able to exercise essentially the same voting rights with respect to Gran Tierra as they would have if they were Gran Tierra stockholders. Holders of GTE–Solana Exchangeable Shares will also be entitled to receive from Exchangeco dividends that are equivalent to any dividends paid on shares of Gran Tierra common stock from time to time. Gran Tierra has never declared or paid any cash dividends on its common stock. Gran Tierra does not intend to pay any cash dividends on its common stock for the foreseeable future. The GTE–Solana Exchangeable Shares are subject to adjustment or modification in the event of a stock split or other change to the capital structure of Gran Tierra so as to maintain the proportional relationship between the GTE–Solana Exchangeable Shares and the shares of Gran Tierra common stock.

Retraction, Redemption and Call Rights Applicable to GTE–Solana Exchangeable Shares

Retraction of GTE–Solana Exchangeable Shares.  Subject to the exercise by Callco of the retraction call right described below, a holder of GTE–Solana Exchangeable Shares will be entitled at any time following the Effective Time of the Arrangement to retract (i.e., to require Exchangeco to redeem) any or all of the GTE –Solana Exchangeable Shares owned by the holder and to receive an amount per share equal to the retraction price, which will be fully paid and satisfied by the delivery for each GTE–Solana Exchangeable Share of one share of Gran Tierra common stock and any dividends payable and unpaid on such GTE–Solana Exchangeable Share. A holder of GTE–Solana Exchangeable Shares may retract the holder’s GTE–Solana Exchangeable Shares by presenting to Exchangeco or its transfer agent: (i) certificates representing the number of GTE –Solana Exchangeable Shares the holder desires to retract; (ii) such other documents as may be required to effect the retraction of such GTE–Solana Exchangeable Shares; and (iii) a duly executed retraction request:

•	specifying the number of GTE–Solana Exchangeable Shares the holder desires to retract;
•	stating the retraction date on which the holder desires to have Exchangeco redeem the GTE–Solana Exchangeable Shares; and
•	acknowledging the retraction call right.

When a holder of GTE–Solana Exchangeable Shares makes a retraction request, Callco will have an overriding retraction call right to purchase all but not less than all of the GTE–Solana Exchangeable Shares subject to the retraction request. In order to exercise the retraction call right, Callco must notify Exchangeco of its determination to do so within five business days of notification given by Exchangeco to Callco of receipt of the retraction request. If Callco notifies Exchangeco within such five business day period, and provided that the retraction request is not revoked by the holder in the manner described below, Callco will acquire the retracted shares in exchange for the retraction price, which will be fully paid and satisfied by the delivery for each GTE–Solana Exchangeable Share of one share of Gran Tierra common stock and any dividends payable and unpaid on such GTE–Solana Exchangeable Share. In the event that Callco does not so notify Exchangeco, and provided that the retraction request is not revoked by the holder in the manner described below, Exchangeco will redeem the retracted shares on the retraction date.

A holder may revoke a retraction request by giving notice in writing to Exchangeco at any time prior to the close of business on the business day immediately preceding the retraction date, in which case the retracted shares will neither be purchased by Callco nor be redeemed by Exchangeco. If the retraction request is not revoked on or prior to the close of business on the business day immediately preceding the retraction date, the retracted shares will either be purchased by Callco or redeemed by Exchangeco. Callco or Exchangeco, as the case may be, will then deliver or cause Exchangeco’s transfer agent to deliver the retraction price to such holder by mailing:

•	certificates representing the number of shares of Gran Tierra common stock equal to the number of GTE–Solana Exchangeable Shares purchased or redeemed, registered in the name of the holder or such other name as the holder may request; and
•	if applicable, a cheque for the aggregate amount of dividends payable and unpaid on each such GTE–Solana Exchangeable Share to the holder,

to the address recorded in the securities register of Exchangeco or to the address specified in the holder’s retraction request or by holding the same for the holder to pick up at the registered office of Exchangeco or the office of Exchangeco’s transfer agent as specified by Exchangeco, in each case less any amounts required to be withheld because of applicable taxes.

If, as a result of solvency requirements or applicable law, Exchangeco is not permitted to redeem all of the retracted shares tendered by a retracting holder, and provided Callco has not exercised its retraction call right with respect to such retracted shares, Exchangeco will redeem only those retracted shares tendered by the holder (rounded down to a whole number of shares) as would not be contrary to provisions of applicable law. The Exchangeco Trustee, on behalf of the holder of any retracted shares not so redeemed by Exchangeco or purchased by Callco, will require Gran Tierra to purchase the retracted shares not redeemed on the retraction date or as soon as reasonably practicable thereafter, pursuant to the exchange right.

Redemption of GTE–Solana Exchangeable Shares.  Subject to applicable law and the redemption call right, at any time on or after the fifth anniversary of the Effective Date Exchangeco may, and in the event of specified circumstances described below under “Early Redemption” will, redeem all but not less than all of the then outstanding GTE–Solana Exchangeable Shares for an amount per share equal to the redemption price, which will be fully paid and satisfied by the delivery for each GTE–Solana Exchangeable Share of one share of Gran Tierra common stock and any dividends payable and unpaid on such GTE–Solana Exchangeable Share. Exchangeco will, at least 45 days prior to the redemption date, or such number of days as the board of directors of Exchangeco may determine to be reasonably practicable under the circumstances in respect of a redemption date arising in connection with, among other events:

•	a Gran Tierra control transaction, being any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Gran Tierra, or any proposal to carry out the same;
•	a GTE–Solana Exchangeable Share voting event, being any matter that holders of GTE–Solana Exchangeable Shares are entitled to vote on as shareholders of Exchangeco, other than an exempt GTE–Solana Exchangeable Share voting event (described below), and, for greater certainty, excluding any matter that holders of GTE–Solana Exchangeable Shares are entitled to vote on (or instruct the Exchangeco Trustee to vote on) in their capacity as beneficiaries under the Voting and Exchange Trust Agreement; or
•	an exempt GTE–Solana Exchangeable Share voting event, being any matter that holders of GTE–Solana Exchangeable Shares are entitled to vote on as shareholders of Exchangeco in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the GTE–Solana Exchangeable Shares, where the approval or disapproval of the change would be required to maintain the equivalence of the GTE–Solana Exchangeable Shares and the shares of Gran Tierra common stock;

provide the registered holders of the GTE–Solana Exchangeable Shares with written notice of the proposed redemption of the GTE–Solana Exchangeable Shares by Exchangeco or the purchase of the GTE–Solana Exchangeable Shares by Callco pursuant to the redemption call right described below. On or after the redemption date and provided Callco has not exercised its redemption call right, upon the holder’s presentation and surrender of the certificates representing the GTE–Solana Exchangeable Shares and other documents as may be required by Exchangeco at the office of Exchangeco’s transfer agent or the registered office of Exchangeco, Exchangeco will deliver the redemption price to such holder by mailing:

•	certificates representing the aggregate number of shares of Gran Tierra common stock equal to the number of GTE–Solana Exchangeable Shares purchased or redeemed, registered in the name of the holder or such other name as the holder may request; and
•	if applicable, a cheque for the aggregate amount of dividends payable and unpaid on each such GTE–Solana Exchangeable Share to the holder,

to the address recorded in the securities register of Exchangeco or by holding the same for the holder to pickup at the registered office of Exchangeco or the office of Exchangeco’s transfer agent as specified in the written notice of redemption, in each case less any amounts required to be withheld because of applicable taxes.

Callco will have an overriding redemption call right to purchase, on the redemption date, all but not less than all of the GTE–Solana Exchangeable Shares then outstanding (other than GTE–Solana Exchangeable Shares held by Gran Tierra and its affiliates) for a purchase price per share equal to the redemption call purchase price, which will be fully paid and satisfied by the delivery for each GTE–Solana Exchangeable Share of one share of Gran Tierra common stock and any dividends payable and unpaid on such GTE–Solana Exchangeable Share. Upon the exercise of the redemption call right, holders will be obligated to sell their GTE–Solana Exchangeable Shares to Callco. If Callco exercises the redemption call right, Exchangeco’s right and obligation to redeem the GTE–Solana Exchangeable Shares on the redemption date will terminate upon payment by Callco of the purchase price in respect of the GTE–Solana Exchangeable Shares.

Early Redemption.  In specified circumstances, the GTE–Solana Exchangeable Shares will be redeemed by Exchangeco prior to the fifth anniversary of the Effective Date of the Arrangement. Early redemption will occur upon:

•	the date that there are issued and outstanding less than 25,285,358 GTE–Solana Exchangeable Shares (other than GTE–Solana Exchangeable Shares held by Gran Tierra and its affiliates) and the board of directors of Exchangeco decides to accelerate the redemption of the GTE–Solana Exchangeable Shares prior to the fifth anniversary of the Effective Date;
•	the occurrence of a Gran Tierra Control Transaction, as defined in the GTE–Solana Exchangeable Share Provisions, provided that the board of directors of Exchangeco determines (A) that it is not reasonably practicable to substantially replicate the terms and conditions of the GTE–Solana Exchangeable Shares in connection with the Gran Tierra Control Transaction and (B) that the redemption of the GTE–Solana Exchangeable Shares is necessary to enable the completion of the Gran Tierra Control Transaction;
•	a proposal being made for a GTE–Solana Exchangeable Share voting event, provided that the board of directors of Exchangeco determines that it is not reasonably practicable to accomplish the business purpose intended by the GTE–Solana Exchangeable Share voting event (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a redemption date); or
•	the failure by the holders of the GTE–Solana Exchangeable Shares to approve or disapprove, as applicable, an exempt GTE–Solana Exchangeable Share voting event.

Change of Law Call Right.  Gran Tierra shall have the overriding right, in the event of any amendment to the Income Tax Act (Canada) and other applicable provincial income tax laws that permits holders of GTE–Solana Exchangeable Shares who are resident in Canada, hold the GTE–Solana Exchangeable Shares as capital property and deal at arm’s length with Gran Tierra and Exchangeco (all for the purposes of the Income Tax Act (Canada) and other applicable provincial income tax laws) to exchange their GTE–Solana Exchangeable Shares for shares of Gran Tierra common stock on a basis that will not require such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Income Tax Act (Canada) and other applicable provincial income tax laws, to purchase (or to cause Callco to purchase) from all but not less than all of the holders of the GTE–Solana Exchangeable Shares (other than any holder which is an affiliate of Gran Tierra) all but not less than all of the GTE–Solana Exchangeable Shares held by each such holder upon payment by Gran Tierra or Callco, as the case may be, of an amount per share equal to the GTE–Solana Exchangeable Share price applicable on the last business day prior to the date on which Gran Tierra or Callco intends to purchase such shares. Payment of the GTE–Solana Exchangeable Share price will be fully satisfied by the delivery for each GTE–Solana Exchangeable Share of one share of Gran Tierra common stock and any dividends payable and unpaid on such GTE–Solana Exchangeable Share.

To exercise the foregoing right, Gran Tierra or Callco must notify the transfer agent for the GTE–Solana Exchangeable Shares of its intention to exercise such right at least 45 days before the date on which Gran Tierra or Callco intends to acquire the GTE–Solana Exchangeable Shares. Upon the exercise of this right, holders will be obligated to sell their GTE–Solana Exchangeable Shares to Gran Tierra or Callco, as the case may be.

Purchase for Cancellation.  Exchangeco may, subject to applicable law and its articles, at any time and from time to time offer to purchase for cancellation all or any part of the outstanding GTE–Solana Exchangeable Shares, by tender to all holders of record of GTE–Solana Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the GTE–Solana Exchangeable Shares are listed or quoted, at any price per share together with an amount equal to all declared and unpaid dividends for which the record date has occurred prior to the date of purchase.

In addition, subject to applicable law and its articles of incorporation, Exchangeco may at any time and from time to time purchase for cancellation GTE–Solana Exchangeable Shares by private agreement with any holder of GTE–Solana Exchangeable Shares.

Voting, Dividend and Liquidation Rights of Holders of GTE–Solana Exchangeable Shares

On the Effective Date of the Arrangement, Gran Tierra, Exchangeco and the Exchangeco Trustee will enter into the Voting and Exchange Trust Agreement.

Voting Rights with Respect to Exchangeco

Except as required by law or under the Support Agreement, the terms of the GTE–Solana Exchangeable Share Provisions or the Voting and Exchange Trust Agreement, the holders of GTE–Solana Exchangeable Shares are not entitled to receive notice of, attend or vote at any meeting of shareholders of Exchangeco. See “Certain Restrictions”, “Amendment and Approval” and “Gran Tierra Support Obligations” below.

Voting Rights with Respect to Gran Tierra

Under the Voting and Exchange Trust Agreement, Gran Tierra will issue to the Exchangeco Trustee one share of Special B Voting Stock having attached thereto rights to that number of votes as is equal to the number of GTE–Solana Exchangeable Shares issued and outstanding from time to time (other than GTE–Solana Exchangeable Shares held by Gran Tierra and its affiliates), which will be held by the Exchangeco Trustee to enable the holders of GTE–Solana Exchangeable Shares to have voting rights that are effectively equivalent to those of Gran Tierra stockholders.

Each holder of GTE–Solana Exchangeable Shares on the record date for any meeting at which Gran Tierra stockholders are entitled to vote will be entitled to instruct the Exchangeco Trustee to cast and exercise one of the votes attaching to the Special B Voting Stock held by the Exchangeco Trustee for each GTE–Solana Exchangeable Share held by the holder of GTE–Solana Exchangeable Shares. The Exchangeco Trustee will exercise (either by proxy or in person) the voting rights only as directed by the relevant holder of GTE–Solana Exchangeable Shares and, in the absence of voting instructions from a holder of GTE–Solana Exchangeable Shares, will not exercise such votes. A beneficiary may, upon request to the Exchangeco Trustee, obtain a proxy from the Exchangeco Trustee entitling the holder of GTE–Solana Exchangeable Shares to exercise directly at the meeting that number of votes attaching to the Special B Voting Stock held by the Exchangeco Trustee that corresponds to the number of GTE–Solana Exchangeable Shares held by such holder.

Either the Exchangeco Trustee or Gran Tierra will send to each holder of GTE–Solana Exchangeable Shares on the record date the notice of each meeting at which Gran Tierra stockholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the beneficiary may instruct the Exchangeco Trustee to exercise the voting rights to which the beneficiary is entitled. Such mailing by the Exchangeco Trustee or Gran Tierra will commence on the same day as Gran Tierra sends such notice and materials to Gran Tierra stockholders. Either the Exchangeco Trustee or Gran Tierra will also send to each beneficiary copies of all proxy materials, information statements, interim and annual financial statements, reports and other materials sent by Gran Tierra to Gran Tierra stockholders at the same time as these materials are sent to Gran Tierra stockholders. To the extent that such materials are provided to the Exchangeco Trustee by Gran Tierra, the Exchangeco Trustee will also send to each beneficiary all materials sent by third parties to Gran Tierra stockholders, including dissident proxy circulars and tender and exchange offer circulars, as soon as reasonably practicable after such materials are delivered to the Exchangeco Trustee. Gran Tierra may undertake to provide the materials to each beneficiary in lieu of the Exchangeco Trustee distributing the materials.

All rights of a holder of GTE–Solana Exchangeable Shares to instruct the Exchangeco Trustee to exercise voting rights will cease immediately before the exchange (whether by redemption, retraction, or through the exercise of the call rights) of all of such holder’s GTE–Solana Exchangeable Shares for shares of Gran Tierra common stock and upon the liquidation, dissolution or winding-up of Exchangeco or Gran Tierra. Holders will be entitled to vote the shares of Gran Tierra common stock they receive in such circumstances.

Dividend Rights

Subject to applicable law, holders of GTE–Solana Exchangeable Shares will be entitled to receive dividends from Exchangeco: (i) in the case of a cash dividend declared on the shares of Gran Tierra common stock, in an amount of cash for each GTE–Solana Exchangeable Share corresponding to the cash dividend declared on each share of Gran Tierra common stock; (ii) in the case of a stock dividend declared on the shares of Gran Tierra common stock to be paid in shares of Gran Tierra common stock, in the number of GTE–Solana Exchangeable Shares for each GTE–Solana Exchangeable Share as is equal to the number of shares of Gran Tierra common stock to be paid on each share of Gran Tierra common stock; or (iii) in the case of a dividend declared on the shares of Gran Tierra common stock in property other than cash or shares of Gran Tierra common stock, in the type and amount of property as is the same as, or economically equivalent to (as determined by the board of directors of Exchangeco in good faith and in its sole discretion), the type and amount of property declared as a dividend on each share of Gran Tierra common stock. Cash dividends on the GTE–Solana Exchangeable Shares are payable in U.S. dollars or the Canadian dollar equivalent thereof, at the option of Exchangeco. The declaration date, record date and payment date for dividends on the GTE–Solana Exchangeable Shares will be the same as the relevant date for the corresponding dividends on the shares of Gran Tierra common stock.

Gran Tierra has never declared or paid any cash dividends on its common stock. Any decision to pay dividends on the common stock will be made by the Gran Tierra Board on the basis of Gran Tierra’s earnings, financial requirements and other conditions that the Gran Tierra Board may consider appropriate in the circumstances.

In the case of a stock dividend declared on the shares of Gran Tierra common stock to be paid in shares of Gran Tierra common stock, in lieu of declaring a corresponding stock dividend on the GTE–Solana Exchangeable Shares, the board of directors of Exchangeco may, in good faith and in its discretion and subject to applicable law, subdivide, redivide or change each issued and unissued GTE–Solana Exchangeable Share on the basis that each GTE–Solana Exchangeable Share before the subdivision becomes a number of GTE–Solana Exchangeable Shares as is equal to the sum of: (i) one share of Gran Tierra common stock; and (ii) the number of shares of Gran Tierra common stock to be paid as a stock dividend on each share of Gran Tierra common stock. Such subdivision will become effective on the payment date for the dividend declared on the shares of Gran Tierra common stock without any further action on the part of the board of directors of Exchangeco. The record date to determine holders of GTE–Solana Exchangeable Shares entitled to receive GTE–Solana Exchangeable Shares in connection with any subdivision of GTE–Solana Exchangeable Shares and the effective date of the subdivision will be the same dates as the record date and payment date, respectively, for the corresponding stock dividend declared on shares of Gran Tierra common stock.

Liquidation Rights with Respect to Exchangeco

On the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs, holders of the GTE–Solana

Exchangeable Shares will have, subject to applicable law, preferential rights to receive from Exchangeco the liquidation amount for each GTE–Solana Exchangeable Share held. When a liquidation, dissolution or winding-up occurs, Callco will have an overriding liquidation call right to purchase all of the outstanding GTE–Solana Exchangeable Shares (other than GTE–Solana Exchangeable Shares held by Gran Tierra and its affiliates) from the holders of GTE–Solana Exchangeable Shares on the effective date of the liquidation, dissolution or winding-up of Exchangeco or any distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs, for a purchase price per share equal to the liquidation amount, which will be fully paid and satisfied by the delivery of one share of Gran Tierra common stock and any dividends payable and unpaid on such GTE–Solana Exchangeable Share.

When an insolvency event occurs, and while it continues, each holder of GTE–Solana Exchangeable Shares (other than Gran Tierra and its affiliates) will be entitled to instruct the Exchangeco Trustee to exercise the exchange right with respect to GTE–Solana Exchangeable Shares held by such holder, thereby requiring Gran Tierra to purchase such GTE–Solana Exchangeable Shares from the holder. As soon as practicable after the occurrence of an insolvency event or any event which may, with the passage of time and/or the giving of notice, become an insolvency event, Exchangeco and Gran Tierra will give written notice of the event to the Exchangeco Trustee. As soon as practicable after receiving the notice, the Exchangeco Trustee will notify each holder of GTE–Solana Exchangeable Shares of the event or potential event and advise the holder of its exchange right. The purchase price payable by Gran Tierra for each GTE–Solana Exchangeable Share purchased under the exchange right will be equal to the GTE–Solana Exchangeable Share price on the last business day prior to the day of closing of the purchase and sale of the GTE–Solana Exchangeable Share under the exchange right, which will be fully paid and satisfied by the delivery of one share of Gran Tierra common stock and any dividends payable and unpaid on such GTE–Solana Exchangeable Share.

An insolvency event will occur in respect of Exchangeco upon: (i) the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it; (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and Exchangeco’s failure to contest in good faith such proceedings commenced in respect of Exchangeco within 30 days of becoming aware of the proceedings, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver; (iii) the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they come due; or (iv) Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any retracted GTE–Solana Exchangeable Shares pursuant to the GTE–Solana Exchangeable Share conditions.

Liquidation Rights with Respect to Gran Tierra

A liquidation event will occur in respect of Gran Tierra upon: (i) the determination by the Gran Tierra Board to institute voluntary liquidation, dissolution, or winding-up proceedings with respect to Gran Tierra or to effect any other distribution of its assets among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution winding-up or other distribution; or (ii) receipt by Gran Tierra of notice of, or Gran Tierra otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Gran Tierra or to effect any distribution of assets of Gran Tierra among its stockholders for the purpose of winding-up its affairs, in each case where Gran Tierra has failed to contest in good faith any such proceeding commenced in respect of Gran Tierra within 30 days of becoming aware of the proceeding.

In order for the holders of the GTE–Solana Exchangeable Shares to participate on a pro rata basis with the holders of shares of Gran Tierra common stock, immediately prior to the effective time of a liquidation event, each GTE–Solana Exchangeable Share will, pursuant to the automatic exchange right, automatically be exchanged for such number of shares of Gran Tierra common stock equal to the GTE–Solana Exchangeable Share price under the Voting and Exchange Trust Agreement. Upon a holder’s request and surrender of GTE–Solana Exchangeable Share certificates, duly endorsed in blank and accompanied by such instruments of transfer as Gran Tierra may reasonably require, Gran Tierra will deliver to the holder certificates representing an equivalent number of shares of Gran Tierra common stock. For a description of Gran Tierra’s obligations relating to the dividend and liquidation rights of the holders of GTE–Solana Exchangeable Shares, see “Certain Restrictions” and “Gran Tierra Support Obligations” below.

Withholding Rights

Each of Gran Tierra, Callco, Exchangeco, Exchangeco’s transfer agent and the Exchangeco Trustee will be entitled to deduct and withhold from any dividend or other consideration otherwise payable to any holder of GTE–Solana Exchangeable Shares or shares of Gran Tierra common stock such amounts as each of Gran Tierra, Callco, Exchangeco, Exchangeco’s transfer agent or the Exchangeco Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986, as amended, the “Code”, or any provision of federal, provincial, state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes as having been paid to the holder of the GTE–Solana Exchangeable Shares or shares of Gran Tierra common stock, as the case may be, in respect of which the deduction and withholding was made, provided that the withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount required to be deducted or withheld from any payment to a holder exceeds the cash portion of the dividend or other consideration otherwise payable to the holder, Gran Tierra, Callco, Exchangeco, Exchangeco’s transfer agent and the Exchangeco Trustee are authorized to sell or otherwise dispose of the portion of the consideration necessary to provide sufficient funds to Gran Tierra, Callco, Exchangeco, Exchangeco’s transfer agent or the Exchangeco Trustee, as the case may be, to enable it to comply with the deduction or withholding requirement and Gran Tierra, Callco, Exchangeco, Exchangeco’s transfer agent or the Exchangeco Trustee, as the case may be, will notify the holder and remit to the holder any unapplied balance of the net proceeds of such sale.

Ranking

The GTE–Solana Exchangeable Shares will have a preference over the common shares of Exchangeco and any other shares ranking junior to the GTE–Solana Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding-up of Exchangeco, whether voluntary or involuntary, or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs. See “Information About The Share Capital of Gran Tierra and Gran Tierra Exchangeco Inc.”

Certain Restrictions

So long as any of the GTE–Solana Exchangeable Shares are outstanding, Exchangeco will not, without the approval of the holders of the GTE–Solana Exchangeable Shares as described below under “Amendment and Approval”:

•	pay any dividends on the common shares of Exchangeco or any other shares ranking junior to the GTE–Solana Exchangeable Shares, other than stock dividends payable in common shares of Exchangeco or any other shares ranking junior to the GTE–Solana Exchangeable Shares;
•	redeem, purchase or make any capital distribution in respect of common shares of Exchangeco or any other shares ranking junior to the GTE–Solana Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of Exchangeco or any other distribution of assets of Exchangeco;
•	redeem or purchase or make any capital distribution in respect of any other shares of Exchangeco ranking equally with the GTE–Solana Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of Exchangeco or any other distribution of assets of Exchangeco; or
•	issue any GTE–Solana Exchangeable Shares or any other shares of Exchangeco ranking equally with, or superior to, the GTE–Solana Exchangeable Shares other than by way of stock dividends to the holders of GTE–Solana Exchangeable Shares.

These restrictions do not apply if all dividends on the outstanding GTE–Solana Exchangeable Shares corresponding to dividends declared and paid to date on the shares of Gran Tierra common stock have been declared and paid on the GTE–Solana Exchangeable Shares.

Amendment and Approval

The rights, privileges, restrictions and conditions attaching to the GTE–Solana Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the GTE–Solana Exchangeable Shares. Any such approval or any other approval or consent to be given by the holders of the GTE–Solana Exchangeable Shares will be deemed to have been sufficiently given if given in accordance with applicable law subject to a minimum requirement that approval or consent be evidenced by a resolution passed by not less than 66 2/3% of the votes cast on the resolution (other than by Gran Tierra and its affiliates) at a meeting of the holders of GTE–Solana Exchangeable Shares duly called and held at which holders of at least 25% of the outstanding GTE–Solana Exchangeable Shares (other than Gran Tierra and its affiliates) are present. In the event that no quorum is present at such meeting within one-half hour after the time appointed for the meeting, the meeting will be adjourned to a place and time (not less than five days later) designated by the chair of the meeting. At the adjourned meeting, the holders of GTE–Solana Exchangeable Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed at the adjourned meeting by the affirmative vote of not less than 66 2/3% of the votes cast on the resolution (other than by Gran Tierra and its affiliates) will constitute the approval or consent of the holders of the GTE–Solana Exchangeable Shares.

Gran Tierra Support Obligations

On the Effective Date, Gran Tierra, Callco and Exchangeco will enter into a Support Agreement creating specified obligations. Pursuant to the terms of the Support Agreement, Gran Tierra will make the following covenants for so long as any GTE–Solana Exchangeable Shares (other than GTE–Solana Exchangeable Shares owned by Gran Tierra or its affiliates) remain outstanding:

•	Gran Tierra will not declare or pay dividends on shares of Gran Tierra common stock unless Exchangeco: (i) simultaneously declares or pays, as the case may be, an equivalent dividend on the GTE–Solana Exchangeable Shares and has sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such equivalent dividend; or (ii) subdivides the GTE–Solana Exchangeable Shares in lieu of a stock dividend thereon (as provided for in the GTE–Solana Exchangeable Share provisions) and has sufficient authorized but unissued securities available to enable the subdivision;
•	Gran Tierra will advise Exchangeco sufficiently in advance of the declaration of any dividend on shares of Gran Tierra common stock and take other reasonably necessary actions to ensure that: (i) the declaration date, record date and payment date for dividends on the GTE–Solana Exchangeable Shares are the same as those for the corresponding dividend on the shares of Gran Tierra common stock; or (ii) the record date and effective date for a subdivision of the GTE–Solana Exchangeable Shares in lieu of a stock dividend (as provided for in the GTE–Solana Exchangeable Share Provisions, attached to the Plan of Arrangement as Exhibit A) are the same as the record date and payment date for the stock dividend on the shares of Gran Tierra common stock;
•	Gran Tierra will ensure that the record date for any dividend declared on the shares of Gran Tierra common stock is not less than ten business days after the declaration date of the dividend;
•	Gran Tierra will take all actions and do all things reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay to the holders of the GTE–Solana Exchangeable Shares the applicable liquidation amount, redemption price or retraction price in the event of a liquidation, dissolution or winding-up of Exchangeco, a retraction request by a holder of GTE–Solana Exchangeable Shares or a redemption of GTE–Solana Exchangeable Shares by Exchangeco, including delivering shares of Gran Tierra common stock to holders of GTE–Solana Exchangeable Shares;
•	Gran Tierra will take all actions and do all things reasonably necessary or desirable to enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the call rights, including delivering shares of Gran Tierra common stock to holders of GTE–Solana Exchangeable Shares in accordance with the applicable call right; and

•	Gran Tierra will not (and will ensure that Callco or any of its affiliates does not) exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs nor take any action or omit to take any action (and Gran Tierra will not permit Callco or any of its affiliates to take any action or omit to take any action) that is designed to result in the liquidation, dissolution or winding up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs.

The Support Agreement and the GTE–Solana Exchangeable Share provisions provide that so long as any GTE–Solana Exchangeable Shares not owned by Gran Tierra or its affiliates are outstanding, Gran Tierra will not, without the prior approval of Exchangeco and the holders of the GTE–Solana Exchangeable Shares given in the manner described above under “Amendment and Approval”, and subject to specified exceptions, issue or distribute shares of Gran Tierra common stock, securities exchangeable for or convertible into or carrying rights to acquire shares of Gran Tierra common stock, rights, options or warrants to subscribe for or to purchase shares of Gran Tierra common stock, evidences of indebtedness or other assets of Gran Tierra, to all or substantially all of the then outstanding holders of shares of Gran Tierra common stock, nor will Gran Tierra subdivide, redivide, reduce, combine, consolidate, reclassify or otherwise change the shares of Gran Tierra common stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of Gran Tierra common stock, unless the same or an economically equivalent distribution or change is simultaneously made to the GTE–Solana Exchangeable Shares (or in the rights of the holders thereof). The board of directors of Exchangeco is conclusively empowered to determine in good faith and in its sole discretion whether any corresponding distribution on or change to the GTE–Solana Exchangeable Shares is the same as, or economically equivalent to, any proposed distribution on or change to the shares of Gran Tierra common stock. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the shares of Gran Tierra common stock which is recommended or otherwise approved or consented to by the Gran Tierra Board and in connection with which the GTE–Solana Exchangeable Shares are not redeemed by Exchangeco or purchased by Callco under the redemption call right, Gran Tierra will use reasonable best efforts to take all actions necessary or desirable to enable holders of GTE–Solana Exchangeable Shares to participate in the transaction to the same extent and on an economically equivalent basis as the holders of shares of Gran Tierra common stock.

The Support Agreement, the Voting and Exchange Trust Agreement and the GTE–Solana Exchangeable Share Provisions also provide that in the event of a Gran Tierra control transaction: (i) in which Gran Tierra merges or amalgamates with, or in which all or substantially all of the then outstanding shares of Gran Tierra common stock are acquired by one or more other corporations to which Gran Tierra is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof); (ii) which does not result in an acceleration of the redemption date in connection with the failure to approve an exempt GTE–Solana Exchangeable Share voting event; and (iii) in which all or substantially all of the then outstanding shares of Gran Tierra common stock are converted into or exchanged for shares or rights to acquire shares, referred to as the “Other Shares”, of another corporation, referred to as the “Other Corporation”, that, immediately after such Gran Tierra control transaction, owns or controls, directly or indirectly, Gran Tierra; then all references to Gran Tierra shall be deemed to be references to the Other Corporation, and all references in those documents to shares of Gran Tierra common stock will thereafter be and be deemed to be references to Other Shares (with appropriate adjustments, if any) without any need to amend the terms and conditions of the GTE–Solana Exchangeable Shares and without any further action required. In addition, Gran Tierra will cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow the holders of GTE–Solana Exchangeable Shares (other than Gran Tierra and its affiliates) to exercise voting rights in respect of the Other Corporation substantially similar to those described under “Voting Rights with Respect to Gran Tierra” above.

In order to assist Gran Tierra in complying with its obligations under the Support Agreement and to permit Callco to exercise the call rights, Exchangeco is required to notify Gran Tierra and Callco if specified events occur, such as the liquidation, dissolution or winding-up of Exchangeco, Exchangeco’s receipt of a retraction request from a holder of GTE–Solana Exchangeable Shares, the determination of a redemption date, the issuance by Exchangeco of any GTE–Solana Exchangeable Shares or rights to acquire GTE–Solana Exchangeable Shares, and upon receiving notice of a change of law.

Under the Support Agreement, Gran Tierra and Callco have agreed not to exercise any voting rights attached to the GTE–Solana Exchangeable Shares owned by it or any of its affiliates on any matter considered at meetings of holders of GTE–Solana Exchangeable Shares. Gran Tierra has also agreed to use reasonable best efforts to enable Exchangeco to maintain a listing for the GTE–Solana Exchangeable Shares on a Canadian stock exchange.

With the exception of administrative changes for the purpose of adding covenants, making specified necessary amendments or curing ambiguities or clerical errors (in each case provided that the board of directors of each of Gran Tierra, Exchangeco and Callco are of the opinion that such amendments are not prejudicial to the interests of the holders of the GTE–Solana Exchangeable Shares), the Support Agreement may not be amended without the approval of the holders of the GTE–Solana Exchangeable Shares given in the manner described above under “Amendment and Approval”.

Qualification of Shares of Gran Tierra Common Stock

Under the Support Agreement, Gran Tierra will agree to ensure that all shares of Gran Tierra common stock to be delivered by it under the Support Agreement or on the exercise of the rights granted to the Exchangeco Trustee under the Voting and Exchange Trust Agreement are duly registered, qualified or approved under applicable Canadian and United States securities laws, if required, so that such shares may be freely traded by the holder thereof (other than any restriction on transfer by reason of a holder being a “control person” of Gran Tierra for purposes of Canadian law, or an “affiliate” of Gran Tierra for the purposes of U.S. law). In addition, Gran Tierra will take all actions necessary to cause all such shares of Gran Tierra common stock to be listed or quoted for trading on all stock exchanges or quotation systems on which outstanding shares of Gran Tierra common stock are then listed or quoted for trading (currently TSX and AMEX).

Treatment of Stock Options

Vesting

Pursuant to the Plan of Arrangement, each outstanding option to purchase Solana Shares granted under Solana’s stock option plan will become fully vested, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, at the Effective Time.

Exchange Election

If a Solana optionholder provides to Gran Tierra, on or before the third business day prior to the Effective Date, a duly completed written election designating that any portion of its Solana options be exchanged for Solana Shares such option will be deemed surrendered to Solana at the Effective Time in exchange for the number of Solana Shares equal to, for each share subject to the Solana option, the fraction obtained by dividing (i) the “Imputed Transaction Value” less the exercise price of the Solana option, by (ii) the “Imputed Transaction Value” (the “Imputed Transaction Value” is the five day weighted trading price, ending on the seventh trading day before the Effective Date, on the TSX of a share of Gran Tierra common stock multiplied by 0.9527918).

Roll-Over Election

If a Solana optionholder who is a director, officer, employee or consultant whose employment or other eligible services will continue with the combined company or any of its subsidiaries after the Effective Time provides to Gran Tierra, on or before the third business day prior to the Effective Date, a duly completed written election designating that any portion of its Solana options be exchanged for Gran Tierra options, such Solana options will be cancelled and exchanged for options to purchase 0.9527918 shares of Gran Tierra common stock for each Solana Share subject to the options, with the exercise price for each such Gran Tierra option being equal to the exercise price of the Solana option exchanged divided by 0.9527918, and converted to U.S. dollars. The expiration date of each option issued upon a roll-over election, or roll-over option, will remain the same as the corresponding Solana option exchanged; other terms and conditions of the roll-over option will be as set forth in Gran Tierra’s 2007 Equity Incentive Plan, as amended.

No Election, Cash-Out

Each portion of a Solana option held by a Solana optionholder which is not subject to a duly completed written exchange election or roll-over election, as set forth above, will be deemed surrendered to Solana at the Effective Time in exchange for a cash payment equal to the Imputed Transaction Value less the exercise price of the Solana option.

Treatment of Warrants

Vesting

Pursuant to the Plan of Arrangement, each outstanding warrant to purchase Solana Shares will become fully vested, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, at the Effective Time.

Exchange Election

If a Solana warrantholder provides to Gran Tierra, on or before the third business day prior to the Effective Date, a duly completed written election designating that any portion of its Solana warrants be exchanged for Solana Shares, an “exchange election”, such Solana warrants will be deemed surrendered to Solana at the Effective Time in exchange for the number of Solana Shares, for each share subject to the warrant, equal to the fraction obtained by dividing (i) the “Imputed Transaction Value” less CDN$2.00, by (ii) the Imputed Transaction Value.

Cash-Out Election

If a Solana warrantholder provides to Gran Tierra, on or before the third business day prior to the Effective Date, a duly completed written election designating that any portion of its Solana warrants be exchanged for cash, such Solana warrants will be deemed surrendered to Solana at the Effective Time in exchange for a cash payment, for each share subject to the warrant, equal to the Imputed Transaction Value less CDN$2.00.

No Election

Each Solana warrant held by a Solana warrantholder which is not subject to a duly completed written exchange election or cash-out election, as set forth above, will entitle the Solana warrantholder to purchase shares of Gran Tierra common stock in accordance with the terms and conditions of such Solana warrant. Such terms and conditions provide for: (a) an adjustment such that the number of shares of Gran Tierra common stock issuable upon the exercise of the warrants is equal to the product obtained when the number of warrants is multiplied by the Exchange Ratio; and (b) an adjustment to the exercise price of the warrants equal to the quotient obtained when the exercise price of CDN$2.00 is divided by the Exchange Ratio.

Fractional Shares

No certificates representing fractional GTE–Solana Exchangeable Shares, shares of Gran Tierra common stock or Solana Shares shall be issued under the Arrangement. In lieu of any fractional shares, each registered holder of Solana Shares otherwise entitled to a fractional interest in a GTE–Solana Exchangeable Share or a share of Gran Tierra common stock will receive the nearest whole number of GTE–Solana Exchangeable Shares or shares of Gran Tierra common stock, respectively (with fractions equal to exactly 0.5 being rounded up); each registered holder of Solana options otherwise entitled to a fractional interest in a Solana Share will receive the nearest whole number of Solana Shares (with all fractions being rounded down); and each registered holder of Solana warrants otherwise entitled to a fractional interest in a Solana common share will receive the nearest whole number of Solana Shares (with fractions equal to exactly 0.5 being rounded up).

THE ARRANGEMENT AGREEMENT

The following is a summary of the material terms of the Arrangement Agreement. This summary is qualified in its entirety by reference to the Arrangement Agreement, the complete text of which is included as Annex B to this Joint Proxy Statement.

Exchange Ratio

Under the terms of the Arrangement Agreement, if the transaction is completed, each Solana Shareholder who is an eligible shareholder can elect to receive 0.9527918 of a GTE-Solana Exchangeable Share for each Solana Share held. All Solana Shareholders (other than a Dissenting Shareholder) can elect to receive 0.9527918 of a share of Gran Tierra common stock. A Solana Shareholder (other than a Dissenting Shareholder) who does not make an election will receive:

(i)	0.9527918 of a GTE-Solana Exchangeable Share for each Solana Share if its address on the Solana Share register is in Canada on the business day preceding the Effective Date; or
(ii)	0.9527918 of a share of Gran Tierra common stock for each Solana Share if its address on the Solana Share register is not in Canada on the business day preceding the Effective Date.

Each GTE–Solana Exchangeable Share will have economic and voting rights equivalent to one share of Gran Tierra common stock and will be exchangeable at any time for one share of Gran Tierra common stock, subject to limitations described in the GTE–Solana Exchangeable Share Provisions, the Support Agreement, the Voting and Exchange Trust Agreement and the Plan of Arrangement.

Conditions to Closing

The Arrangement Agreement provides that the respective obligations of each party to complete the transaction are subject to a number of conditions, including the following material conditions:

•	receipt of Interim Order of the Court;
•	approval of the Arrangement by the Solana Securityholders, voting as a single class, and approval of the issuance of Gran Tierra common stock in connection with the Arrangement by the Gran Tierra stockholders;
•	there being no act, action, suit, proceeding, or objection preventing the consummation of the Arrangement nor any pending proceeding seeking any of the foregoing, and no law, regulation, policy, judgment, decision, order, ruling or directive threatened, enacted, entered or enforced that results in a material adverse change to either party or otherwise prohibits or renders illegal the consummation of the Arrangement;
•	receipt of the Final Order;
•	receipt of all regulatory approvals legally required for the consummation of the Arrangement, including the conditional approval to list the Gran Tierra common stock issuable under the Arrangement Agreement on the TSX, and the AMEX;
•	a registration statement on Form S-3, covering shares of Gran Tierra common stock issuable upon the exchange of GTE–Solana Exchangeable Shares, or upon exercise of warrants or options issued in connection with the Arrangement, having been declared effective under the Securities Act and there being no proceedings commenced or threatened by the SEC or the Commissions (as defined below);
•	the Articles of Arrangement having been filed with the appropriate Canadian authorities;
•	the Arrangement becoming effective on or prior to 5:00 p.m., Mountain Time, on November 15, 2008;
•	if required, the approval of the Arrangement by Gran Tierra’s and Solana’s lenders;
•	the furnishing of certified copies of the board resolutions and stockholder resolutions approving the Arrangement by both Gran Tierra and Solana;

•	the absence of any material adverse change in the business, operations, assets, capitalization, financial condition or prospects of either party;
•	the representations and warranties of both parties set forth in the Arrangement Agreement being true and correct in all material respects and the certification of such accuracy having been provided by both parties;
•	the parties having performed in all material respects all agreements and covenants to be performed by them under the Arrangement Agreement;
•	Solana and Gran Tierra having no debt;
•	all outstanding loans owed to Solana by any Solana director or officer being repaid in full;
•	Solana’s employment related obligations not exceeding $1.5 million and Solana’s expenses related to the Arrangement not exceeding $5 million;
•	receipt by Gran Tierra of resignations and releases from all of Solana’s directors and officers; and
•	receipt by Gran Tierra of the Non-Solicitation Agreement from specified officers of Solana.

Covenants

Under the Arrangement Agreement, Gran Tierra and Solana have agreed to a number of covenants, including the following:

Consents and Approvals

The parties have agreed to apply for and use their reasonable best efforts to obtain all court, regulatory and other consents and approvals required for the consummation of the Arrangement and to use their reasonable best efforts to effect the transactions contemplated by the Arrangement Agreement;

Interim Operations of Gran Tierra and Solana

Until the earlier of the termination of the Arrangement Agreement or the consummation of the Arrangement, each party has agreed that, except as set forth in the Arrangement Agreement or the disclosure letters thereto, it will operate its business only in the usual, regular and ordinary manner and to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization and to consummate the Arrangement. Each party has agreed to refrain from taking any action which would be reasonably likely to prevent or materially delay the consummation of the Arrangement;

Stock Exchange Listing

Each party will use its reasonable best efforts to list the Gran Tierra common stock on the TSX and the AMEX;

No Solicitation

Solana and its representatives will not directly or indirectly solicit, initiate or encourage any proposal which constitutes or may reasonably lead to a Solana Acquisition Proposal (as defined below) from any third party. Additionally, Solana will exercise all rights to require the return or destruction of confidential information previously provided to all other parties. Notwithstanding the foregoing, Solana may at any time prior to the approval of the Arrangement by the Solana Securityholders engage in discussions or negotiations with a third party who (without any direct or indirect solicitation, initiation or encouragement by Solana) seeks to initiate such discussions or negotiations and furnish such third party with information concerning Solana which has previously been provided to Gran Tierra, if, and only to the extent that:

•	the third party has first made a bona fide written acquisition proposal, being a proposal that is (i) financially superior to the transaction contemplated by the Arrangement Agreement, and (ii) as to which the third party has demonstrated that the funds or other consideration necessary are available, as determined in good faith by the Solana Board, after consulting with its financial advisors, referred to herein as a “Superior Proposal”; and the Solana Board has concluded in good faith, after consulting with outside counsel, that such action is necessary for such board to act in a manner consistent with its fiduciary duties under applicable law;

•	prior to furnishing information to or entering into discussions or negotiations with the third party, Solana provides prompt notice orally and in writing to Gran Tierra specifying the identity of the third party and receives from the third party an executed confidentiality agreement having terms substantially similar to those contained in the confidentiality agreement executed by Solana and Gran Tierra in connection with the Arrangement, providing full details forthwith of all material terms and conditions of the alternative proposal and any information provided to any such person or entity if not previously made available to Gran Tierra; and
•	Solana keeps Gran Tierra informed of the status and details of any such proposal.

To the extent applicable, Solana must comply with the rules relating to tender or exchange offers under the Sarbanes-Oxley Act and Multilateral Instrument 62-104 Take-Over Bids and Issuer Bids (Canada).

Solana may accept, recommend, approve or implement a Superior Proposal from a third party, but only if prior to such acceptance, recommendation, approval or implementation, the Solana Board has concluded in good faith, after giving effect to all proposals to adjust the terms and conditions of the Arrangement Agreement and the Arrangement which may be offered by Gran Tierra during the 72 hour notice period described under “Right to Match” below, that such action is necessary for the Solana Board to act in a manner consistent with its fiduciary duties under applicable law and Solana terminates the Arrangement Agreement and concurrently therewith pays the fees described below; and

Right to Match

Solana must give Gran Tierra at least 72 hours’ advance notice in writing of any decision by the Solana Board to accept, recommend, approve or implement a Superior Proposal, which notice must identify the party making the Superior Proposal and must provide full details of all material terms and conditions thereof and any amendments thereto. Solana must inform Gran Tierra of the status (including all terms and conditions thereof) of any discussions and negotiations with that party. In addition Solana must, and must cause its financial and legal advisors to, negotiate in good faith with Gran Tierra to make such adjustments in the terms and conditions of the Arrangement Agreement and the Plan of Arrangement as would enable Solana to proceed with the transactions contemplated by the Arrangement Agreement. In the event Gran Tierra proposes to amend the Arrangement Agreement and the Arrangement to provide equivalent value as is provided under the Superior Proposal, then Solana is not permitted to enter into any agreement regarding the Superior Proposal.

As used in the Arrangement Agreement, “Solana Acquisition Proposal” means a proposal or offer in writing to Solana or its shareholders from any person or group which constitutes, or may reasonably be expected to lead to, (i) an acquisition of 50% or more of the voting securities of Solana, (ii) an acquisition of substantially all of the assets of Solana, (iii) an amalgamation, arrangement, merger, or consolidation involving Solana, (iv) any take-over bid, issuer bid, exchange offer, reorganization, business combination or similar transaction involving Solana, or (v) any other transaction, the consummation of which would or could reasonably be expected to (a) impede, interfere with, prevent or delay the transactions contemplated by the Arrangement Agreement or (b) reduce the benefits to Gran Tierra under the Arrangement Agreement.

Termination

The Arrangement Agreement may be terminated prior to the Effective Time, as follows:

•	by mutual agreement of both parties;
•	by either party, if the other party fails to keep true its representations and warranties as provided in the closing conditions of the Arrangement Agreement;
•	by either party, if all the conditions for closing the Arrangement have not been satisfied or waived before the Effective Time;
•	by either party, if the required approval of the Solana Securityholders or Gran Tierra stockholders has not been obtained;
•	by either party, if any final and non-appealable order has been entered in any action or proceeding before any governmental entity that prevents or makes illegal the consummation of the Arrangement;

•	by Solana, if the Gran Tierra Board or any of its committees withdraws or modifies adversely to Solana its approval or recommendation of the Arrangement Agreement, the Arrangement and the other transactions contemplated therein;
•	by Gran Tierra, if the Solana Board or any of its committees: (i) withdraws or modifies adversely to Gran Tierra its approval or recommendation of the Arrangement Agreement, the Arrangement and the other transactions contemplated therein; or (ii) fails to reaffirm its approval or recommendation upon a request by Gran Tierra to do so or upon a Solana Acquisition Proposal being publicly announced or proposed, offered or made to the Solana Securityholders or to Solana; or
•	by Solana, if the Solana Board accepts, recommends, approves or implements a Superior Proposal and otherwise complies with the provisions of the Arrangement Agreement.

Upon termination of the Arrangement Agreement in accordance with its terms, neither party nor its respective officers or directors shall have any further liability under the Arrangement Agreement except that the termination fees described below shall survive such termination, and the Confidentiality Agreement between Gran Tierra and Solana dated July 26, 2007 will survive any termination. However, neither party will be released from any liability arising from the breach by that party of the Arrangement Agreement.

Termination Fees

Termination fees are payable under the Arrangement Agreement as follows:

•	if Solana terminates the Arrangement Agreement due to a breach by Gran Tierra of the representations and warranties required by it, which has been or could reasonably be expected to be materially adverse to Solana, then Gran Tierra must pay Solana a cash termination fee equal to the Solana’s transaction costs (including the fees and costs of professional advisors) incurred in connection with the negotiation and performance of the Arrangement and related transactions, subject to a maximum reimbursement of $1.5 million, at the time of termination;
•	if Gran Tierra terminates the Arrangement Agreement due to a breach by Solana of the representations and warranties required by it, which has been or could reasonably be expected to be materially adverse to Gran Tierra, then Solana must pay Gran Tierra a cash termination fee equal to Gran Tierra’s transaction costs (including the fees and costs of professional advisors) incurred in connection with the negotiation and performance of the Arrangement and related transactions, subject to a maximum reimbursement of $1.5 million, at the time of termination;
•	if Solana terminates the Arrangement Agreement in connection with a determination by the Solana Board to accept, recommend, approve or implement a Superior Proposal, or if Gran Tierra terminates the Arrangement Agreement in connection with (i) the withdrawal or adverse modification by the Solana Board of its approval or recommendation of the Arrangement Agreement, the Arrangement and the other transactions contemplated in it or (ii) the failure by the Solana Board to reaffirm its approval or recommendation upon a request by Gran Tierra to do so or upon a Solana Acquisition Proposal being publicly announced or proposed, offered or made to the Solana Securityholders or to Solana, a determination by the Solana Board to accept, recommend, approve or implement a Superior Proposal, then Solana must pay Gran Tierra a cash termination fee of $21 million, payable immediately upon written notice of termination being provided; and
•	if Solana terminates the Arrangement Agreement in connection with the withdrawal or adverse modification by the Gran Tierra Board of its approval or recommendation of the Arrangement Agreement, the Plan of Arrangement and the other transactions contemplated in it, then Gran Tierra must pay Solana a cash termination fee of $21 million, payable immediately upon written notice of termination being provided.

If either party fails to promptly pay any of the above fees, then it shall pay the other party’s costs and expenses in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of the Canadian Imperial Bank of Commerce from the date such fee was first due.

Representations and Warranties

The Arrangement Agreement contains customary representations and warranties of each of Solana and Gran Tierra relating to, among other things:

•	the parties’ organization, capital structures and qualification;
•	required consents;
•	periodic securities reports and financial information;
•	liabilities and litigation;
•	intellectual property rights;
•	absence of material adverse changes;
•	employee matters;
•	taxes;
•	environmental matters;
•	absence of defaults;
•	title to properties;
•	receipt of fairness opinion from each company’s financial advisor;
•	non-existence of a Solana Shareholder rights plan that would impede the Arrangement;
•	compliance with necessary regulatory or governmental authorities; and
•	authority to enter into the Arrangement Agreement and to consummate the Arrangement.

Stock Exchange Listings

Shares of Gran Tierra Common Stock

Gran Tierra’s common stock was first cleared for quotation on the OTCBB on November 11, 2005 and traded on the OTCBB from that time until April 8, 2008 under the symbol “GTRE.OB.” On April 8, 2008, Gran Tierra’s common stock was listed on the AMEX and is trading under the symbol “GTE.” On February 19, 2008, Gran Tierra’s common stock was listed on the TSX and is trading under the symbol “GTE.” Gran Tierra’s AMEX and TSX listings include shares of common stock issuable upon exchange of currently outstanding GTE–Goldstrike Exchangeable Shares.

Solana Shares

Solana’s Shares are listed on the TSX Venture Exchange under the symbol “SOR” and on the AIM under the symbol “SORL.” Action will be taken to de-list the Solana Shares from the TSX Venture Exchange and the AIM on or after the Effective Date of the Arrangement.

Trading Prices

On July 28, 2008, the last full trading day for Gran Tierra and Solana before the public announcement of the transaction, Gran Tierra common stock closed at CDN$5.73 on the TSX and $5.57 on the AMEX and Solana Shares closed at CDN$4.35 on the TSX Venture Exchange and £2.13 on the AIM.

GTE–Solana Exchangeable Shares to Be Issued in Connection with the Arrangement.

On September 9, 2008, Gran Tierra applied to the TSX to conditionally approve the listing of the GTE–Solana Exchangeable Shares, subject to Exchangeco fulfilling the original listing requirements of the TSX. There is no current intention to list the GTE–Solana Exchangeable Shares on any other stock exchange.

Future Listing of Gran Tierra Common Stock

It is a condition to the consummation of the Arrangement that the shares of Gran Tierra common stock issuable in connection with the Arrangement be conditionally approved for listing on the TSX and the AMEX.

On September 22, 2008, the TSX, conditionally approved the additional listing application for trading of the additional shares of Gran Tierra common stock to be issued pursuant to the Arrangement. In October 2008, Gran Tierra intends to apply to the AMEX for conditional approval of the listing for trading of the additional shares of Gran Tierra common stock to be issued pursuant to the Arrangement.

Eligibility for Investment in Canada

GTE–Solana Exchangeable Shares

In the opinion of Davis LLP, Canadian counsel to Solana, and Blake, Cassels & Graydon LLP, Canadian counsel to Gran Tierra, the GTE–Solana Exchangeable Shares, if listed on a designated stock exchange in Canada (which currently includes the TSX) at a particular time will, subject to the provisions of any particular plan, be qualified investments under the Income Tax Act (Canada) at such time for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, deferred profit sharing plans and registered disability savings plans, collectively referred to as “ Exempt Plans”.

Such plans are encouraged to consult with their own tax advisors.

Gran Tierra has indicated that it intends to take all actions necessary to cause Exchangeco to effect and maintain the listing of the GTE–Solana Exchangeable Shares.

Voting Rights and Exchange Rights

The rights of the holders of GTE–Solana Exchangeable Shares to direct the voting of the share of Gran Tierra Special B Voting Stock held by the Exchangeco Trustee under the Voting and Exchange Trust Agreement, and the rights granted to the Exchangeco Trustee to exchange GTE–Solana Exchangeable Shares for shares of Gran Tierra common stock in specified circumstances, will not be qualified investments for Exempt Plans. However, as indicated under “Information About Tax Considerations — Canadian Federal Income Tax Considerations — Shareholders Resident in Canada”, Solana and Gran Tierra are of the view that the fair market value of any such rights is nominal. Persons who hold or intend to cause Exempt Plans to acquire GTE–Solana Exchangeable Shares should contact their own tax advisors, for information concerning the potential impact of holding the GTE–Solana Exchangeable Shares and such rights in such plans, particularly registered education savings plans.

Shares of Gran Tierra Common Stock

Shares of Gran Tierra common stock will, subject to the provisions of any particular plan, be qualified investments under the Income Tax Act (Canada) for Exempt Plans provided such shares remain listed on the AMEX or another designated stock exchange.

Regulatory Matters

United States Regulatory Agencies

Gran Tierra and Solana have each agreed to use reasonable efforts in order to obtain all regulatory approvals required in order to consummate the Arrangement.

Gran Tierra and Solana conduct operations in a number of jurisdictions where regulatory filings or approvals may be required or advisable in connection with the completion of the Arrangement, including Colombia which is discussed below. Gran Tierra and Solana are currently reviewing whether filings or approvals may be required or advisable in other jurisdictions that may be material to Gran Tierra and Solana. It is possible that any of the regulatory authorities with which filings are made may seek regulatory concessions as conditions for granting approval of the Arrangement.

Although it is not anticipated that the parties will need to submit filings pursuant to the Hart-Scott-Rodino Act Antitrust Improvements Act of 1976, as amended, or the “HSR Act”, the Arrangement will still be subject to potential U.S. antitrust scrutiny. Even if no filing under the HSR Act is required, at any time before or after completion of the Arrangement, the Federal Trade Commission, the Department of Justice or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Arrangement, to rescind the Arrangement or to seek divestiture of particular assets of Gran Tierra or Solana. Private parties also may seek to take legal action under the antitrust laws under specified circumstances. As in every transaction, a challenge to the Arrangement on antitrust grounds may be made, and, if such a challenge is made, it is possible that Gran Tierra and Solana will not prevail.

Prior to completing the Arrangement, Gran Tierra and Solana must obtain requisite approvals from any other regulatory authorities if the failure to obtain approvals of those regulatory authorities would have a material adverse effect on Gran Tierra and its subsidiaries taken as a whole, or Solana and its subsidiaries taken as a whole, respectively, in each case after giving effect to the Arrangement.

Although we do not expect regulatory authorities to raise any significant objections in connection with their review of the Arrangement, we cannot assure you that we will obtain all required regulatory approvals or that these regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to the combined company after the completion of the Arrangement.

Colombian Regulatory Agencies

The obligations of the parties to complete the Arrangement is subject to the approval by the antitrust authority of Colombia, the Superintendency of Industry and Commerce, or the “SIC,” pursuant to the Colombian merger control regime. By law, Gran Tierra and Solana shall file a notice before the SIC in order to obtain such approval. Once such notice is filed, the SIC has a period of thirty (30) business days to review the filing and issue a decision. If within this thirty (30) business day period the SIC requests from any of the parties to the transaction additional information regarding the filing, this period will commence again from the date of the answer to such request. If the SIC does not issue a decision within the thirty (30) business days counted as of the date the notification was filed or the date of the response to the request for additional information, the transaction shall be deemed approved.

On August 27, 2008 Gran Tierra and Solana filed a request to obtain the necessary authorization to complete the Arrangement before the SIC. On October 7, 2008, the authorization was received.

We do not expect that any of the abovementioned regulatory approvals, filings or any other required regulatory filings, will delay consummation of the Arrangement.

Ongoing Canadian Reporting Obligations

As the issuer of the GTE–Solana Exchangeable Shares, Exchangeco, upon completion of the Arrangement, will be a reporting issuer in certain of the provinces of Canada. Exchangeco will be exempt from statutory financial and reporting requirements under applicable securities laws provided that Gran Tierra continues to file with the relevant securities regulatory authorities copies of certain of its reports filed with the SEC and that holders of the GTE–Solana Exchangeable Shares receive certain materials that are sent to holders of shares of Gran Tierra common stock, including annual and interim financial statements of Gran Tierra and Gran Tierra stockholder meeting materials. Exchangeco expects that it will be exempt from the TSX financial and reporting requirements based on the exemptions provided under applicable securities laws.

After the completion of the Arrangement, holders of GTE–Solana Exchangeable Shares will receive annual and interim financial statements of Gran Tierra in lieu of financial statements of Exchangeco.

Dissenting Shareholders’ Rights

Under Nevada law, holders of Gran Tierra common stock will not have appraisal or dissenters’ rights relating to the Arrangement.

The following description of the right to dissent and appraisal to which Solana Shareholders are entitled is not a comprehensive statement of the procedures to be followed by a person exercising such rights of dissent who seeks payment of the fair value of such Dissenting Shareholder’s securities and is qualified in its entirety by the reference to the full text of the Interim Order, which is attached to this Joint Proxy Statement as Appendix C, and the text of Section 191 of the ABCA, which is attached to this Joint Proxy Statement as Appendix J. A Dissenting Shareholder who intends to exercise the right to dissent and appraisal should carefully consider and comply with the provisions of the ABCA, as modified by the Interim Order. Failure to strictly comply with the provisions of that section, as modified by the Interim Order, and to adhere to the procedures established therein may result in the loss of all rights thereunder.

A Court hearing the application for the Final Order has the discretion to alter the rights of dissent described herein based on the evidence presented at such hearing. Pursuant to the Interim Order, a Dissenting Shareholder is entitled, in addition to any other right such Dissenting Shareholder may have, to dissent and to be paid by Solana the fair value of the securities held by such Dissenting Shareholder in respect of which such Dissenting Shareholder dissents, determined as of the close of business on the last business day before the day on which the Arrangement Resolution from which such Dissenting Shareholder dissents was adopted. A Dissenting Shareholder may dissent in respect of the Arrangement Resolution only with respect to all of the Solana securities held by such Dissenting Shareholder or on behalf of any one beneficial owner and registered in the Dissenting Shareholder’s name. Only registered holders of securities may dissent. Persons who are beneficial owners of Solana securities registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent, should be aware that they may only do so through the registered owner of such securities. A registered holder, such as a broker, who holds securities as nominee for beneficial holders, some of whom wish to dissent, must exercise dissent rights on behalf of such beneficial owners with respect to the securities held for such beneficial owners. In such case, the demand for dissent should set forth the number of securities covered by it.

Dissenting Shareholders must provide a written objection to the Arrangement Resolution to Solana c/o Davis LLP, Livingston Place 1000 – 250 2nd St SW Calgary, AB, Canada T2P 0C1, Attention: Kenneth P. Reh, by 4:00 p.m. on the fifth business day immediately preceding the date of the Solana Special Meeting. No Solana Shareholder who has voted in favor of the Arrangement Resolution shall be entitled to dissent with the respect to the Arrangement. Under the ABCA, a vote “Against” the proposal will not satisfy the requirement to provide written objection.

An application may be made to the Court by Solana or by a Dissenting Shareholder after the adoption of the Arrangement Resolution to fix the fair value of the Dissenting Shareholder’s shares. If such an application to the Court is made, Solana must, unless the Court otherwise orders, send to each Dissenting Shareholder a written offer to pay the Dissenting Shareholder an amount considered by the Solana Board to be the fair value of such securities. The offer, unless the Court otherwise orders, will be sent to each Dissenting Shareholder at least 10 days before the date on which the application is returnable, if Solana is the applicant, or within 10 days after Solana is served with notice of the application, if a Dissenting Shareholder is the applicant. The offer will be made on the same terms to each Dissenting Shareholder, and will be accompanied by a statement showing how the fair value was determined.

A Dissenting Shareholder may make an agreement with Solana for the purchase of such holder’s Solana Shares in the amount of the offer made by Solana (or otherwise) at any time before the Court pronounces an order fixing the fair value of the Solana securities.

A Dissenting Shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the Court will make an order fixing the fair value of the Solana Shares held by all Dissenting Shareholders who are parties to the application, giving judgment in that amount against Solana and in favor of each of those Dissenting Shareholders, and fixing the time within which Solana must pay that amount payable to the Dissenting Shareholders. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder calculated from the date on which the Dissenting Shareholder ceases to have any rights as a securityholder, until the date of payment.

On the Arrangement becoming effective, or upon the making of an agreement between Solana and the Dissenting Shareholder as to the payment to be made by Solana to the Dissenting Shareholder, or upon the pronouncement of a Court order, whichever occurs first, the Dissenting Shareholder will cease to have any rights as a securityholder other than the right to be paid the fair value of such holder’s securities, in the amount agreed to between Solana and the Dissenting Shareholder or in the amount of the judgment, as the case may be. Until one of these events occurs, the Dissenting Shareholder may withdraw the Dissenting Shareholder’s dissent, or if the Arrangement has not yet become effective, Solana may rescind the Arrangement Resolution, and in either event the dissent and appraisal proceedings in respect of that Dissenting Shareholder will be discontinued.

Solana will not make a payment to a Dissenting Shareholder in accordance with Section 191 if there are reasonable grounds for believing that Solana is or would after the payment be unable to pay its liabilities as they become due, or that the realizable value of the assets of Solana would thereby be less than the aggregate of its liabilities. In such event, Solana shall notify each Dissenting Shareholder that it is unable lawfully to pay Dissenting Shareholders for their securities, as applicable, in which case the Dissenting Shareholder may, by written notice to Solana within 30 days after receipt of such notice, withdraw such holder’s written objection, in which case Solana shall be deemed to consent to the withdrawal and such Dissenting Shareholder shall be reinstated with full rights as a securityholder, failing which such Dissenting Shareholder retains status as a claimant against Solana, to be paid as soon as Solana is lawfully entitled to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of Solana, but in priority to its shareholders.

All Shares held by Dissenting Shareholder who exercise their right to dissent will, if the holders are ultimately entitled to be paid the fair value thereof, be deemed to be transferred to Solana and cancelled in exchange for such fair value or will, if such Dissenting Shareholder ultimately are not so entitled to be paid the fair value thereof, be deemed to be exchanged for GTE–Solana Exchangeable Shares or Gran Tierra common stock, as the case may be, on the same basis as all other securityholders pursuant to the terms of the Arrangement.

The above summary does not purport to provide a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of its securities. Section 191 of the ABCA requires adherence to the procedures established therein and failure to do so may result in the loss of all rights thereunder. Accordingly, each Dissenting Shareholder who might desire to exercise the right to dissent and appraisal should carefully consider and comply with the provisions of that section, the full text of which is set out in Annex J to this Joint Proxy Statement, and consult their own legal advisor.

The Arrangement Agreement provides that it is a condition to the obligations of Gran Tierra to complete the Arrangement that holders of not more than 5% of the issued and outstanding Solana Shares exercise their right of dissent as described above.

Interests of Certain Persons and Companies in the Arrangement

Pursuant to the Arrangement Agreement, Gran Tierra has agreed that all rights to indemnification existing at the time of execution of the Arrangement Agreement in favor of the directors and officers of Solana and its subsidiaries in accordance with the charter documents and bylaws of each entity and to the fullest extent permitted under the ABCA with respect to matters occurring prior to the Effective Time will continue in full force and effect without modification until the expiration of the statute of limitations with respect to those matters. Gran Tierra has further agreed that it will cause Solana to indemnify and hold harmless to the fullest extent permitted under the ABCA, each of the directors and officers of Solana against any claims, including costs and expenses (including reasonable attorney’s fees), that is based on, or arises out of, the fact that such person is or was a director or officer of Solana or any Solana subsidiary. Gran Tierra also has agreed to continue in effect director and officer liability insurance for such persons for a period of five years from the Effective Time on the same terms as Solana provided for its own directors and officers on the date of the Arrangement Agreement.

Pursuant to the terms of the Plan of Arrangement, all Solana options will vest in full upon consummation of the Arrangement. The directors and officers of Solana own in the aggregate 2,910,000 options, of which 1,350,003 are currently unvested. Each holder of a Solana option can elect to either (a) receive the value of that option in Solana Shares immediately prior to the completion of the combination, in which case they would be exchanged for shares of Gran Tierra common stock or GTE–Solana Exchangeable Shares, (b) receive the value of that option in cash, or (c) if they will be continuing in the employment of, or will continue to provide eligible services to, Gran Tierra or any of its subsidiaries, elect to cause those options to be exchanged for Gran Tierra options. See “— Treatment of Stock Options” on page 72 for a description of the terms of exchange.

Pursuant to the terms of the Plan of Arrangement, all Solana warrants (which have previously vested in accordance with their terms) will be deemed to have vested in full upon consummation of the Arrangement. The directors and officers of Solana own in the aggregate 7,500,000 warrants. Each holder of a Solana warrant can elect to either (a) receive the value of that warrant in Solana Shares immediately prior to the completion of the combination, in which case they would be exchanged for shares of Gran Tierra common stock or GTE–Solana Exchangeable Shares, (b) receive the value of that warrant in cash, or (c) take no action, in which case the Solana warrant will automatically become a warrant to purchase Gran Tierra common stock in accordance with the terms and conditions of such Solana warrant. See “— Treatment of Warrants” on page 73 for a description of the terms of conversion.

Directors and officers of Solana own beneficially, directly or indirectly, or exercise control or direction over, an aggregate of approximately 18,485,000 Solana Securities (approximately 6.4% of the issued and outstanding Solana Shares, 71.9% of the issued and outstanding Solana options, 100% of the issued and outstanding Solana warrants and 13.4% of the issued and outstanding Solana Securities). The directors and officers of Solana have agreed to vote the 18,485,000 Solana Securities beneficially owned by them, in favor of the Arrangement Resolution and all other matters to be considered at the Solana Special Meeting.

The employment agreements with each of Solana’s executive officers do not contain “change of control” provisions, however, subject to certain conditions being met, these individuals will receive severance payments if they are terminated prior to expiration of their respective employment agreements, such amount not to exceed, in the aggregate, $1.5 million under the Arrangement Agreement. Solana has extended the expiration date of the employment agreements for each of Mr. J. Scott Price and Mr. Glenn Van Doorne from October 2, 2008 to December 31, 2008 and if there is no further extension of their respective agreements, no severance payments will be payable after that date. In addition, Mr. Ricardo Montes’s employment agreement provides that he is entitled to severance payments in the event that his employment is terminated prior to May 1, 2010 in an amount equal to 100% of the salary (currently CDN$235,000 per annum) that Mr. Montes would have earned if his employment had continued until May 1, 2010.

Following completion of the Arrangement, Mr. J. Scott Price, currently President, Chief Executive Officer and Director of Solana, and Mr. Ray Antony, currently the Chairman of the Solana Board, will join the Gran Tierra Board and will receive compensation that may include options to acquire Gran Tierra common stock and other securities, for services rendered in such capacity.

Gran Tierra has retained Blackmont to be the financial advisor to Gran Tierra and the Gran Tierra Board with respect to the Arrangement. Blackmont will receive fees from Gran Tierra for such services.

Solana has retained Tristone to be the financial advisor to Solana and the Solana Board with respect to the Arrangement. Tristone will receive fees from Solana for such services.

None of the principal holders of Solana Shares or any director or officer of Solana or any associate or any affiliate of any foregoing persons, has or had any material interest in any transaction in the last three years or any proposed transaction that materially affected, or will materially affect, Solana or any of its affiliates except as disclosed above or elsewhere in this Joint Proxy Statement or the appendices hereto.

 CERTAIN INFORMATION ABOUT THE COMBINED COMPANY

General Summary

General

The combined company will be a more substantial independent oil and gas company with operations in South America. The combined company will retain the name “Gran Tierra Energy Inc.” and will have its executive offices in Calgary, Canada, at Gran Tierra’s current executive offices.

Pro Forma Operational Information

At December 31, 2007, Gran Tierra and Solana had combined pro forma worldwide proved reserves, net of all royalties and third party interests, of approximately 14.8 million barrels of oil. On a pro forma combined basis, assuming the consummation of the Arrangement, the combined company had:

•	2007 oil and natural gas liquids production, net of royalties, of 2,177 barrels per day;
•	first six months of 2008 oil and natural gas liquids production, net of royalties, of 5,763 barrels per day;
•	2007 year end total land holdings of 6.5 million acres;
•	2007 worldwide gas production of 994 thousand cubic feet per day; and
•	first six months of 2008 worldwide gas production of 44 thousand cubic feet per day.

In addition, in July 2008, Gran Tierra updated its proved reserves from the Costayaco field in Colombia at June 30, 2008, which were 6.67 million barrels of oil net of royalties compared to 3.27 million barrels of oil net of royalties at year end 2007, an increase of 104%.

Pro Forma Financial Information

At June 30, 2008, on a pro forma combined basis, the combined company had:

•	total assets of approximately $1,060 million;
•	total shareholders’ equity of approximately $766 million;
•	no debt;
•	approximately 233 million outstanding shares of common stock (including Gran Tierra common stock issuable (a) in the Arrangement, (b) upon exchange of the GTE-Solana Exchangeable Shares issued in the Arrangement, and (c) upon exchange of the GTE-Goldstrike Exchangeable Shares); and
•	approximately 180 employees in Canada and South America.

For the six month period ended June 30, 2008, and for the year ended December 31, 2007, on a pro forma combined basis, the combined company had:

•	revenues of approximately $103 million and $52 million, respectively.

See “Unaudited Pro Forma Consolidated Financial Information About the Combined Company” on page 189.

Plans for the Combined Company

Plans for Solana.  Upon the combination becoming effective, Solana will become an indirect wholly owned subsidiary of Gran Tierra. Gran Tierra has no present plans or proposals which relate to or would result in an extraordinary corporate transaction with Solana following consummation of the Arrangement, such as a merger, reorganization, liquidation, a sale or transfer of a material amount of assets or any other material changes to Solana’s corporate structure or business.

Board of Directors of the Combined Company.  Following the consummation of the Arrangement, the Gran Tierra Board will be increased to seven members. This seven member board will include all five members of the current Gran Tierra Board, plus two additional members from the Solana Board: J. Scott Price,

Solana’s current President and Chief Executive Officer; and Ray Antony, Solana’s current Chairman of the Board, will also join as members of the Gran Tierra Board.

Management of the Combined Company.  The combined company will be managed by the current management of Gran Tierra.

Dividend Policy.  Gran Tierra has not declared or paid cash dividends on its common stock since incorporation. After the transaction, Gran Tierra currently intends to retain earnings to finance the growth and development of its business and does not anticipate paying cash dividends in the near future. Any payment of cash dividends in the future will depend upon Gran Tierra’s financial condition, capital requirements and earnings as well as other factors the Gran Tierra Board may deem relevant. Gran Tierra’s credit facility with commercial lenders restricts the dividends Gran Tierra can pay to its stockholders.

Comparative Per Share Market Price Data

For the periods indicated, the following table sets forth the high and low bid prices per share of Gran Tierra common stock on the OTCBB, traded under the symbol “GTRE.OB”, until April 8, 2008. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. For the period beginning April 8, 2008, these prices represent high and low sale prices per share of Gran Tierra common stock on the AMEX traded under the symbol “GTE”.

The following table also sets forth the high and low sale prices per share of Solana Shares, traded under the symbol “SOR”, on the TSX Venture Exchange, and traded under the symbol “SORL”, on the AIM, for the periods indicated. The quotations are as reported in published financial sources.

Gran Tierra

	Price Range		Trading Volume
Period	High	Low
	US$	US$
2005
November 14 through December 31	$2.83	$1.01	5,150,499
2006
Quarter ended March 31	$6.06	$2.94	18,677,360
Quarter ended June 30	$5.12	$2.57	8,145,342
Quarter ended September 30	$3.70	$1.45	5,823,943
Quarter ended December 31	$1.85	$1.08	10,432,143
2007
Quarter ended March 31	$1.64	$0.88	9,852,467
Quarter ended June 30	$1.49	$0.90	13,796,290
Quarter ended September 30	$2.16	$1.31	29,105,829
Quarter ended December 31	$2.69	$1.39	19,097,575
2008
Quarter ended March 31	$4.26	$2.31	61,072,626
Quarter ended June 30	$8.78	$3.29	126,163,767
Quarter ended September 30	$8.14	$3.01	102,326,470
October 1 through October 8, 2008	$2.83	$2.20	11,199,998

Solana — TSX Venture Exchange

	Price Range		Trading Volume
Period	High	Low
	CDN$	CDN$
Five Most Recent Full Years
Year ended 2003	$0.75	$0.16	590,106
Year ended 2004	$3.65	$1.50	19,843,743
Year ended 2005	$4.50	$0.98	82,653,048
Year ended 2006	$3.40	$0.84	63,105,987
Year ended 2007	$2.80	$0.73	133,234,658
2006 (Quarterly)
Quarter ended March 31	$3.40	$1.85	21,104,197
Quarter ended June 30	$2.40	$1.14	11,102,318
Quarter ended September 30	$1.89	$0.94	10,955,964
Quarter ended December 31	$1.35	$0.84	19,943,508
2007 (Quarterly)
Quarter ended March 31	$1.25	$0.75	36,162,225
Quarter ended June 30	$1.12	$0.73	30,535,103
Quarter ended September 30	$2.20	$1.40	19,943,437
Quarter ended December 31	$2.80	$1.96	46,593,893
2008 (Quarterly)
Quarter ended March 31	$3.32	$2.25	28,622,833
Quarter ended June 30	$5.87	$3.85	53,684,097
Quarter ended September 30	$5.65	$2.83	83,189,907
2008 (Most Recent Six Months)
April	$4.08	$3.25	16,302,069
May	$4.60	$3.85	16,374,527
June	$5.87	$3.99	21,007,501
July	$5.65	$4.19	57,683,628
August	$5.19	$3.87	15,979,334
September	$4.61	$2.83	9,526,945

Solana — AIM

	Price Range		Trading Volume
Period	High	Low
	GBP£	GBP£
Five Most Recent Full Years
Year ended 2003	N/A	N/A	N/A
Year ended 2004	N/A	N/A	N/A
Year ended 2006	N/A	N/A	N/A
Year ended 2006	£1.63	£0.40	687,700
Year ended 2007	£1.40	£0.34	1,115,591
2006 (Quarterly)
Quarter ended March 31	£1.63	£0.93	470,900
Quarter ended June 30	£1.20	£0.57	120,400
Quarter ended September 30	£0.80	£0.43	45,400
Quarter ended December 31	£0.60	£0.40	51,000
2007 (Quarterly)
Quarter ended March 31	£0.53	£0.34	106,977
Quarter ended June 30	£0.84	£0.34	224,658
Quarter ended September 30	£1.05	£0.70	362,400
Quarter ended December 31	£1.40	£1.02	421,551
2008 (Quarterly)
Quarter ended March 31	£1.76	£1.10	349,255
Quarter ended June 30	£2.34	£1.61	873,013
Quarter ended September 30	£2.77	£1.67	1,620,825
2008 (Most Recent Six Months)
April	£2.00	£1.61	156,703
May	£2.34	£1.93	205,567
June	£2.90	£2.10	510,743
July	£2.77	£2.04	484,947
August	£2.47	£1.99	880,343
September	£2.48	£1.67	255,535

On July 28, 2008, the last full trading day for Gran Tierra and Solana before the public announcement of the transaction, Gran Tierra common stock closed at $5.57 on the AMEX and Solana Shares closed at CDN $4.35 on the TSX Venture Exchange and £2.13 on the AIM. On October 9, 2008, the last closing price of Gran Tierra common stock on the AMEX was $2.06 and on October 9, 2008, the last closing price of Solana Shares was CDN$2.17 on the TSX Venture Exchange and £1.25 on the AIM.

Comparative Per Share Data

The following table sets forth certain historical per common share data for Gran Tierra and Solana and unaudited pro forma and equivalent pro forma combined per common share data after giving effect to the proposed transaction under the purchase method of accounting at the exchange ratio of 0.9527918 of a share (common share of GTE-Solana Exchangeable Share) for each Solana common share. Basic and Diluted Earnings (Loss) per Common Share and Cash Dividends per Common Share are presented for the six months ended June 30, 2008 and for the year ended December 31, 2007. Book Value per Common Share and Payout Ratio are presented as of June 30, 2008 and December 31, 2007.

The data should be read in conjunction with the selected historical consolidated financial data and the unaudited pro forma consolidated financial statements included in this Joint Proxy Statement and the separate historical consolidated financial statements of Gran Tierra and Solana, including the notes thereto, incorporated by reference or included in this Joint Proxy Statement. The unaudited pro forma consolidated financial data are not necessarily indicative of the operating results or financial position that would have occurred had the transaction been consummated at the beginning of the earliest period presented and should not be construed as indicative of future operations.

	For the Year Ended December 31, 2007	For the Six Months Ended June 30, 2008
Historical – Gran Tierra
Basic Earnings (Loss) per Common Share(1)	(0.09)	0.13
Diluted Earnings (Loss) per Common Share(1)	(0.09)	0.11
Cash Dividend per Common Share(2)	—	—
Book Value per Common Share(3)	0.81	0.97
Historical – Solana
Basic Earnings (Loss) per Common Share(1)	(0.08)	0.25
Diluted Earnings (Loss) per Common Share(1)	(0.08)	0.24
Cash Dividend per Common Share(2)	—	—
Book Value per Common Share(3)	1.18	1.48
Pro Forma per Common Share Data
Basic Earnings (Loss) per Common Share(4)	(0.21)	0.04
Diluted Earnings (Loss) per Common Share(4)	(0.21)	0.03
Cash Dividend per Common Share(2)	—	—
Pay Out Ratio(5)	—	—
Book Value per Common Share(3)	—	3.43
Consolidated Equivalent Pro Forma per Common Share Data(6)
Basic Earnings (Loss) per Common Share	(0.20)	0.04
Diluted Earnings (Loss) per Common Share	(0.20)	0.03
Cash Dividend per Common Share	—	—
Book Value per Common Share	—	3.26

(1)	The Historical Basic Earnings (Loss) per Common Share is based upon the weighted average number of common shares of Gran Tierra and Solana outstanding for each period. The Historical Diluted Earnings (Loss) per Common Share is based upon the weighted average number of common shares and equivalent common shares outstanding for each period.
(2)	Gran Tierra and Solana neither declared nor paid a dividend during any of the periods presented.
(3)	The Historical Book Value per Common Share is computed by dividing shareholders’ equity by the number of shares of common stock outstanding at the end of each period.

(4)	The unaudited Pro Forma Earnings per Common Share Data are based upon the weighted average number of common shares and equivalent common shares outstanding of Gran Tierra and Solana for each period at the exchange ratio of 0.9527918 Gran Tierra share for each Solana common share.
(5)	Gran Tierra and Solana neither declared nor paid a dividend during any of the periods presented therefore no unaudited Pro Forma Payout Ratio is calculated.
(6)	The unaudited Equivalent Pro Forma per Common Share Data is calculated by multiplying the Pro Forma per Common Share Data by the exchange ratio of 0.9527918.

Selected Pro Forma Financial Information Regarding the Combined Company

The following tables set forth certain selected pro forma consolidated financial information. Such information should be read in conjunction with the unaudited pro forma consolidated financial statements of Gran Tierra after giving effect to the Arrangement for the six months ended June 30, 2008 and as at and for the year ended December 31, 2007 beginning on page 189 in this Joint Proxy Statement.

The pro forma adjustments are based upon the assumptions described in the notes to the unaudited pro forma consolidated financial statements. The pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating or financial results that would have occurred had the Arrangement actually occurred at the times contemplated by the notes to the unaudited pro forma consolidated financial statements or of the results expected in future periods.

(Dollars in Thousands Except per Share Amounts)	Year Ended December 31, 2007	Six Months Ended June 30, 2008
Statement of Operations Data
Revenues and other income
Oil and natural gas sales	$50,147	$101,731
Interest	1,516	1,172
Total revenues	51,663	102,903
Expenses
Operating	14,418	12,049
Depletion, depreciation and accretion	29,991	40,695
General and administrative	29,001	15,321
Liquidated damages	7,367	—
Derivative financial instruments	3,040	7,462
Foreign exchange loss	18,872	10,562
Total expenses	102,689	86,089
Income (loss) before income tax	(51,026)	16,814
Income tax	5,051	(8,576)
Net income (loss)	$(45,975)	$8,238
Net income (loss) per common share – basic	$(0.21)	$0.04
Net income (loss) per common share – diluted	$(0.21)	$0.03
Balance Sheet Data
Cash and cash equivalents		$96,328
Working capital (including cash)		93,800
Oil and gas properties		873,595
Deferred tax asset – long term		684
Total assets		1,060,137
Deferred tax liability – long term		215,510
Other long-term liabilities		7,329
Shareholders’ equity		$765,551

Selected Pro Forma Operational Information Regarding the Combined Company

The following table sets out certain pro forma operational information for the oil and natural gas assets owned, directly or indirectly, on a consolidated basis by the combined company following completion of the Arrangement, for the periods indicated. Important information concerning the oil and natural gas properties and operations of Gran Tierra and Solana is contained in the Gran Tierra Annual Report on Form 10-K/A and Solana Annual Information Form, respectively, all of which are incorporated herein by reference. Readers are encouraged to carefully review those documents as the information set forth in the table below is a summary only and is qualified in its entirety by the more detailed information contained in those documents.

	Pro Forma Six Months Ended June 30, 2008	Pro Forma Year Ended December 31, 2007
Average Daily Production
Light and medium crude oil and natural gas liquids (Bbls/d)	5,763	2,177
Natural gas (Mcf/d)	44	994
Total (Boe/d)	5,807	3,171

Pro Forma as at December 31, 2007
Total Proved Reserves(1)
Light and medium crude oil (Mbbls)	14,756
Natural gas liquids (Mbbls)	—
Natural gas (MMcf)	—
Total (Mboe)	14,756
Net Land Holdings as at December 31, 2007 (acres)	6,505,086

(1)	Reserves for Gran Tierra have been evaluated by Gaffney, Cline & Associates, independent consultants, effective December 31, 2007. Reserves for Solana have been evaluated by DeGolyer and MacNaughton Canada Limited effective December 31, 2007. Reserves for Gran Tierra for the Costayaco Field were updated by GLJ Petroleum Consultants Ltd. effective July 1, 2008, using 3-D seismic and drilling results from four wells (Costayaco-1 through -4, not including test results of Costayaco-4 as these test results were not yet available), which indicated that the Costayaco field has gross proved reserves of 20.4 million barrels of oil, compared to 8.6 million barrels of oil for these properties at December 31, 2007.

Directors and Officers of the Combined Company Upon Completion of the Arrangement

The following table sets forth the name, municipality of residence and proposed office for each of the proposed directors and officers of the combined company upon completion of the Arrangement, together with their principal occupations during the last five years and the number of shares of Gran Tierra common stock and Solana Shares (and resultant combined company after giving effect to the Arrangement) beneficially owned, or over which control or direction is exercised, by such persons. The calculations assume that the Solana Shares are exchanged directly for shares of Gran Tierra common stock. The directors of the combined company shall hold office until the next annual meeting of the combined company’s shareholders or until their respective successors have been duly elected or appointed.

For purposes of the disclosure below, beneficial ownership includes shares owned or over which the person has voting or dispositive power, and any additional shares which the person has the right to acquire in the future, whether or not that right is currently exercisable.

Name and Municipality of Residence	Proposed Office	Principal Occupation for the Five Previous Years	Number of Gran Tierra/Solana Shares (Gran Tierra Common Stock Post-Transaction) Owned(1)
Dana Coffield Calgary, Alberta	President and Chief Executive Officer; Director	Before joining Gran Tierra as President, Chief Executive Officer and a Director in May, 2005, Mr. Coffield led the Middle East Business Unit for EnCana Corporation, North America’s largest independent oil and gas company, from 2003 through 2005. His responsibilities included business development, exploration operations, commercial evaluations, government and partner relations, planning and budgeting, environment/health/safety, security and management of several overseas operating offices. From 1998 through 2003, he was New Ventures Manager for EnCana’s predecessor — AEC International — where he expanded activities into five new countries on three continents. Mr. Coffield was previously with ARCO International for ten years, where he participated in exploration and production operations in North Africa, SE Asia and Alaska. He began his career as a mud-logger in the Texas Gulf Coast and later as a Research Assistant with the Earth Sciences and Resources Institute where he conducted geoscience research in North Africa, the Middle East and Latin America. Mr. Coffield has participated in the discovery of over 130,000,000 barrels of oil equivalent reserves.

Mr. Coffield graduated from the University of South Carolina with a Masters of Science degree and a doctorate (PhD) in Geology, based on research conducted in the Oman Mountains in Arabia and Gulf of Suez in Egypt, respectively. He has a Bachelor of Science degree in Geological Engineering from the Colorado School of Mines. Mr. Coffield is a member of the AAPG and the CSPG, and is a Fellow of the Explorers Club.	2,434,663* shares of Gran Tierra common stock/no Solana Shares (2,434,663* shares of Gran Tierra common stock post-transaction)

* includes 1,689,683 GTE-Goldstrike Exchangeable Shares exchangeable for shares of Gran Tierra common stock, 600,000 shares of Gran Tierra common stock that may be acquired upon exercise of stock options, and 48,328 shares of Gran Tierra common stock that may be acquired upon exercise of warrants

Name and Municipality of Residence	Proposed Office	Principal Occupation for the Five Previous Years	Number of Gran Tierra/Solana Shares (Gran Tierra Common Stock Post-Transaction) Owned(1)
Martin H. Eden Calgary, Alberta	Chief Financial Officer	Mr. Eden joined Gran Tierra as Chief Financial Officer on January 2, 2007. He has over 26 years experience in accounting and finance in the energy industry in Canada and overseas. He was Chief Financial Officer of Artumas Group Inc., a publicly listed Canadian oil and gas company from April 2005 to December 2006 and was a director from June to October, 2006. He has been president of Eden and Associates Ltd., a financial consulting firm, from January 1999 to present. From October 2004 to March 2005 he was CFO of Chariot Energy Inc., a Canadian private oil and gas company. From January 2004 to September 2004, he was CFO of Assure Energy Inc., a publicly traded oil and gas company listed in the United States. From January 2001 to December 2002, he was CFO of Geodyne Energy Inc., a publicly listed Canadian oil and gas company. From 1997 to 2000, he was Controller and subsequently CFO of Kyrgoil Corporation, a publicly listed Canadian oil and gas company with operations in Central Asia. He spent nine years with Nexen Inc. (1986 – 1996), including three years as Finance Manager for Nexen’s Yemen operations and six years in Nexen’s financial reporting and special projects areas in its Canadian head office. Mr. Eden has worked in public practice, including two years as an audit manager for Coopers & Lybrand in East Africa. Mr. Eden holds a Bachelor of Science degree in Economics from Birmingham University, England, a Masters of Business Administration from Henley Management College/Brunel University, England, and is a member of the Institute of Chartered Accountants of Alberta and the Institute of Chartered Accountants in England and Wales.	339,000* shares of Gran Tierra common stock/no Solana Shares (339,000* shares of Gran Tierra common stock post-transaction)

* includes 325,000 shares of Gran Tierra common stock that may be acquired upon exercise of stock options

Name and Municipality of Residence	Proposed Office	Principal Occupation for the Five Previous Years	Number of Gran Tierra/Solana Shares (Gran Tierra Common Stock Post-Transaction) Owned(1)
Max Wei Calgary, Alberta	Vice President, Operations	Mr. Wei is a Petroleum Engineering graduate from University of Alberta and has twenty-five years of experience as a reservoir engineer and project manager for oil and gas exploration and production in Canada, the US, Qatar, Bahrain, Oman, Kuwait, Egypt, Yemen, Pakistan, Bangladesh, Russia, Netherlands, Philippines, Malaysia, Venezuela and Ecuador, among other countries. Mr. Wei began his career with Shell Canada and later with Imperial Oil, in Heavy Oil Operations. He moved to the US in 1986 to work with Bechtel Petroleum Operations at Naval Petroleum Reserves in Elk Hills, California and eventually joined Occidental Petroleum in Bakersfield. Mr. Wei returned to Canada in 2000 as Team Leader for Qatar and Bahrain operations with AEC International and its successor, EnCana Corporation, where he worked until 2004. He completed a project management position with Petronas in Malaysia in April, 2005, before joining Gran Tierra in May, 2005.

Mr. Wei is specialized in reservoir engineering, project management, production operations, field acquisition and development, and mentoring. He is a registered Professional Engineer in the State of California and a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta. Mr. Wei has a BSc in Petroleum Engineering from the University of Alberta and Certification in Petroleum Engineering from Southern Alberta Institute of Technology.	2,092,167* shares of Gran Tierra common stock/no Solana Shares (2,092,167* shares of Gran Tierra common stock post-transaction)

* includes 1,689,683 GTE-Goldstrike Exchangeable Shares exchangeable for shares of Gran Tierra common stock, 362,500 shares of Gran Tierra common stock that may be acquired upon exercise of stock options, and 13,328 shares of Gran Tierra common stock that may be acquired upon exercise of warrants

Name and Municipality of Residence	Proposed Office	Principal Occupation for the Five Previous Years	Number of Gran Tierra/Solana Shares (Gran Tierra Common Stock Post-Transaction) Owned(1)
Rafael Orunesu Buenos Aires, Argentina	President and General Manager Gran Tierra Energy Argentina S.A.	Mr. Orunesu joined Gran Tierra in March 2005 and brings a mix of operations management, project evaluation, production geology, reservoir and production engineering as well as leadership skills to Gran Tierra, with a South American focus. He was most recently Engineering Manager for Pluspetrol Peru, from 1997 through 2004, responsible for planning and development operations in the Peruvian North jungle. He participated in numerous evaluation and asset purchase and sale transactions covering Latin America and North Africa, incorporating 200,000,000 barrels of oil over a five-year period. Mr. Orunesu was previously with Pluspetrol Argentina from 1990 to 1996 where he managed the technical/economic evaluation of several oil fields. He began his career with YPF, initially as a geologist in the Austral Basin of Argentina and eventually as Chief of Exploitation Geology and Engineering for the Catriel Field in the Nuequén Basin, where he was responsible for drilling programs, workovers and secondary recovery projects.

Mr. Orunesu has a postgraduate degree in Reservoir Engineering and Exploitation Geology from Universidad Nacional de Buenos Aires and a degree in Geology from Universidad Nacional de la Plata, Argentina.
2,147,183* shares of Gran Tierra common stock/no Solana Shares (2,147,183* shares of Gran Tierra common stock post-transaction)

* includes 1,689,683 GTE-Goldstrike Exchangeable Shares exchangeable for shares of Gran Tierra common stock, 337,500 shares of Gran Tierra common stock that may be acquired upon exercise of stock options, and 40,000 shares of Gran Tierra common stock that may be acquired upon exercise of warrants

Name and Municipality of Residence	Proposed Office	Principal Occupation for the Five Previous Years	Number of Gran Tierra/Solana Shares (Gran Tierra Common Stock Post-Transaction) Owned(1)
Edgar Dyes Bogata, Colombia	President and General Manager Gran Tierra Energy Colombia Ltd.	Mr. Dyes joined Gran Tierra through the acquisition of Argosy Energy International L.P., where he was Executive Vice-President and Chief Operating Officer. His experience in the Colombian oil industry spans twenty-one years, with the last six years in charge of Argosy Energy’s planning, management, finance and administration activities. Mr. Dyes began his career with Union Texas Petroleum as a petroleum accountant, where he eventually advanced into supervision and management positions in international operations for the company. He subsequently worked for Quintana Energy Corporation; Jackson Exploration, Inc.; CSX Oil and Gas; and Garnet Resources Corporation, where he held the position of Chief Financial Officer. Mr. Dyes has worked in various financial and management roles on projects located in the United Kingdom, Germany, Indonesia, Oman, Brunei, Egypt, Somalia, Ecuador and Colombia. Mr. Dyes holds a Bachelor’s degree in Business Management from Stephen F. Austin State University, with postgraduate studies in accounting.	300,000* shares of Gran Tierra common stock/no Solana Shares (300,000* shares of Gran Tierra common stock post-transaction)

* consists solely of shares of Gran Tierra common stock that may be acquired upon exercise of stock options
Jeffrey Scott Calgary, Alberta	Chairman of the Board of Directors	Mr. Scott has served as Chairman of the Gran Tierra Board since January 2005. Since 2001, Mr. Scott has served as President of Postell Energy Co. Ltd., a privately held oil and gas producing company. He has extensive oil and gas management experience, beginning as a production manager of Postell Energy Co. Ltd in 1985 advancing to President in 2001. Mr. Scott is also currently a Director of Suroco Energy, Inc., an oil and gas company Essential Energy Services Trust, and Galena Capital Corp., all of which are publicly traded companies. Mr. Scott holds a Bachelor of Arts degree from the University of Calgary, and a Masters of Business Administration from California Coast University.	2,913,861* shares of Gran Tierra common stock/no Solana Shares (2,913,861* shares of Gran Tierra common stock post-transaction)

* includes 1,688,889 GTE-Goldstrike Exchangeable Shares exchangeable for shares of Gran Tierra common stock, 400,000 shares of Gran Tierra common stock that may be acquired upon exercise of stock options, and 274,991 shares of Gran Tierra common stock that may be acquired upon exercise of warrants

Name and Municipality of Residence	Proposed Office	Principal Occupation for the Five Previous Years	Number of Gran Tierra/Solana Shares (Gran Tierra Common Stock Post-Transaction) Owned(1)
Walter Dawson Calgary, Alberta	Director	Mr. Dawson has served as a director since January 2005. Mr. Dawson is the founder of Saxon Energy Services Inc., an international oilfield services company that until recently had been a publicly traded company, and served as Chairman of the board of directors of Saxon until 2008. Before his time at Saxon, Mr. Dawson served for 19 years as President, Chief Executive Officer and a director and founded what became known as Computalog Gearhart Ltd., which is now an operating division of Precision Drilling Corp. Computalog’s primary businesses are oil and gas logging, perforating, directional drilling and fishing tools. Mr. Dawson instituted a technology center at Computalog, located in Fort Worth, Texas, a developer of electronics designed to develop wellbore logging tools. In 1993 Mr. Dawson founded what became known as Enserco Energy Services Company Inc., formerly Bonus Resource Services Corp. Enserco entered the well servicing businesses through the acquisition of 26 independent Canadian service rig operators. Mr. Dawson is currently Chairman and a director of VGS Seismic Canada Inc., and a director of Suroco Energy Inc. and Action Energy Inc. (formerly High Plains Energy Inc.), all of which are publicly traded companies. Mr. Dawson is the sole owner and President of Perfco Investments, Ltd., an investment company.	3,038,889* shares of Gran Tierra common stock/no Solana Shares (3,038,889* shares of Gran Tierra common stock post-transaction)

* includes 1,688,889 GTE-Goldstrike Exchangeable Shares exchangeable for shares of Gran Tierra common stock, and 225,000 shares of Gran Tierra common stock that may be acquired upon exercise of stock options

Name and Municipality of Residence	Proposed Office	Principal Occupation for the Five Previous Years	Number of Gran Tierra/Solana Shares (Gran Tierra Common Stock Post-Transaction) Owned(1)
Verne Johnson Calgary, Alberta	Director	Mr. Johnson has served as a director since January 2005. Starting with Imperial Oil Limited in 1966, he has spent his entire career in the petroleum industry, primarily in western Canada, contributing to the growth of oil and gas companies of various sizes. He worked with Imperial Oil Limited until 1981 (including two years with Exxon Corporation in New York from 1977 to 1979). From 1981 to 2000, Mr. Johnson served in senior capacities with companies such as Paragon Petroleum Ltd., ELAN Energy Inc., Ziff Energy Group and Enerplus Resources Group. He was President and Chief Executive Officer of ELAN Energy Inc., President of Paragon Petroleum and Senior Vice President of Enerplus Resources Group until February 2002. Mr. Johnson retired in February 2002. Mr. Johnson is a director of Fort Chicago Energy Partners LP, Harvest Energy Trust, Essential Energy Services Trust, and Suroco Energy Inc., all publicly traded companies. Mr. Johnson received a Bachelor of Science degree in Mechanical Engineering from the University of Manitoba in 1966. He is currently president of his private family company, KristErin Resources Inc.	2,251,376* shares of Gran Tierra common stock/no Solana Shares (2,251,376* shares of Gran Tierra common stock post-transaction)

* includes 1,688,889 GTE-Goldstrike Exchangeable Shares exchangeable for shares of Gran Tierra common stock, 322,500 shares of Gran Tierra common stock that may be acquired upon exercise of stock options, and 112,496 shares of Gran Tierra common stock that may be acquired upon exercise of warrants
Nicholas G. Kirton Calgary, Alberta	Director	Mr. Kirton has served as a director since March 27, 2008. Mr. Kirton is a Chartered Accountant and former KPMG partner who retired after a thirty-eight year career at KPMG. He currently sits on the boards of directors of Canexus Income Fund and Result Energy Inc. In addition, he is a member of the Board of Governors of the University of Calgary and is a member of the Education and Qualifications Committee of the Canadian Institute of Chartered Accountants. Mr. Kirton received a Bachelor of Science (Mathematics and Physics) in 1966 from Bishop’s University, his Chartered Accountant designation in Quebec in 1969 and was named a Fellow of the Institute of Chartered Accountants (FCA) in Alberta in 1996, and in 2006 received the designation of ICD.D from the Institute of Corporate Directors.	130,000* shares of Gran Tierra common stock/no Solana Shares (130,000* shares of Gran Tierra common stock post-transaction)

* includes 100,000 shares of Gran Tierra common stock that may be acquired upon exercise of stock options

Name and Municipality of Residence	Proposed Office	Principal Occupation for the Five Previous Years	Number of Gran Tierra/Solana Shares (Gran Tierra Common Stock Post-Transaction) Owned(1)
Raymond Peter Antony Calgary, Alberta	Director (current Chairman of Solana)	Independent businessman since September 2006. Most recently President of Breakside Energy Ltd., a private oil and gas exploration and production company from January, 2004 to August, 2006. Prior thereto, President of Resolution Resources Ltd., a public oil and gas exploration and production company since October, 2001. Previously held position of President of Solana until the appointment of Stephen Newton on August 12, 2004. Mr. Antony was also the Chief Financial Officer of Solana until the appointment of Scott Hamilton on March 1, 2005.	No shares of Gran Tierra stock/780,000 Solana Shares*

(743,178 shares* of Gran Tierra common stock post-transaction)

* includes 410,000 Solana Shares that may be acquired upon exercise of stock options
J. Scott Price Calgary, Alberta	Director (current President and Chief Executive Officer and a Director of Solana)	Since October 2006 President & CEO of Solana. Prior thereto Founder, President & CEO of Breakaway Energy Inc. a private international resource company, from January 2004. Also, co-founder and non-executive Chairman of Virgin Resources, a private oil and gas exploration company focussed on the Middle East, since May 2005. Prior thereto Founder and President and CEO of Prospect International Inc., a private international resource company since May 2003. Prior thereto President of Aventura Energy Inc., a public international oil and gas exploration and production company, from June 2000 to February 2003.	No shares of Gran Tierra stock/7,840,000 Solana Shares* (7,469,888 shares* of Gran Tierra common stock post-transaction)

* includes 300,000 Solana Shares that may be acquired upon exercise of stock options, and 3,750,000 Solana Shares that maybe acquired upon exercise of warrants

(1)	Based on information provided by management.

Assuming that the Arrangement is completed, it is anticipated that the combined company’s board will review the composition of the combined company’s board committees following the completion of the Arrangement.

After giving effect to the Arrangement, and based on certain assumptions, the number of combined company’s shares beneficially owned, directly or indirectly, or over which control or direction will be exercised, by all of the proposed directors and officers of the combined company and their associates, will be an aggregate of approximately 23,958,636 combined company shares (representing approximately 8.9% of the issued and outstanding combined company’s shares), including shares issuable upon exchange of GTE–Solana Exchangeable Shares and GTE–Goldstrike Exchangeable Shares, and exercise of options and warrants held.

Pro Forma Consolidated Capitalization of the Combined Company

The following table sets forth the consolidated capitalization of the combined company as at June 30, 2008 after giving effect to the completion of the Arrangement on a pro forma basis. See also “Selected Pro Forma Financial Information Regarding the Combined Company”.

Designation (Authorization) (US$ Thousands)	Outstanding as of June 30, 2008 as Reported by Gran Tierra(1)	Outstanding as of June 30, 2008 Giving Effect to the Arrangement(2)
Bank loan and long term debt	—	—
Shareholders’ Equity
Common shares	$218	$341
Additional paid in capital	99,807	735,673
Warrants	10,862	36,205
Accumulated deficit	(3,309)	(6,668)
Total Shareholders’ Equity	$107,578	$765,551

(1)	110,775,173 common shares and exchangeable shares, par value $0.001 per share, issued and outstanding as at June 30, 2008 prior to giving effect to the Arrangement.
(2)	233,233,584 common shares and exchangeable shares, issued and outstanding as at June 30, 2008 after giving effect to the Arrangement.

Principal Holders of Combined Company Shares

After giving effect to the Arrangement, to the best of the knowledge of the directors and officers of Gran Tierra and Solana, no person will own, directly or indirectly, or exercise control or direction over the combined company shares carrying more than 10% of the votes attached to all of the issued and outstanding combined company shares.

Risk Factors

An investment in the combined company’s shares should be considered highly speculative due to the nature of its activities and would be subject to certain risks. Investors should carefully consider the risks described under the headings “Certain Information About Grant Tierra — Risk Factors” and “Certain Information About Solana — Risk Factors” in this Joint Proxy Statement (including those risk factors incorporated by reference in this Joint Proxy Statement) as well as the risk factors described on page 23 of this Joint Proxy Statement.

CERTAIN INFORMATION ABOUT GRAN TIERRA

General Summary

Gran Tierra Summary/Overview

Gran Tierra is an independent energy company engaged in oil and gas exploration, development and production. Gran Tierra owns oil and gas properties in Colombia, Argentina and Peru.

Development of Gran Tierra’s Business

Gran Tierra made its initial acquisition of oil and gas producing and non-producing properties in Argentina in September 2005. During 2006, Gran Tierra acquired oil and gas producing and non-producing assets in Colombia, non-producing assets in Peru and additional properties in Argentina. As a result of these acquisitions Gran Tierra holds:

•	1,191,498 gross acres in Colombia (935,953 net) covering seven exploration and production contracts and two technical evaluation areas, three of which are producing and all are operated by Gran Tierra;
•	1,906,418 gross acres (1,488,558 net) in Argentina covering eight exploration and production contracts, three of which are producing, and all but one is operated by Gran Tierra; and
•	3,436,040 acres in Peru owned 100% by Gran Tierra, which constitute frontier exploration, in two exploration and production contracts operated by Gran Tierra.

Business Strategy

Gran Tierra’s plan is to build an international oil and gas company through acquisition and exploitation of opportunities in oil and natural gas exploration, development and production. Gran Tierra’s initial focus is in select countries in South America, currently Argentina, Colombia and Peru.

Gran Tierra is applying a two-stage approach to growth, initially establishing a base of production, development and exploration assets by selective acquisitions, and secondly achieving future growth through drilling. Gran Tierra intends to duplicate this business model in other areas as opportunities arise. Gran Tierra pursues opportunities in countries with prolific petroleum systems and attractive royalty, taxation and other fiscal terms. In the petroleum industry geologic settings with proven petroleum source rocks, migration pathways, reservoir rocks and traps are referred to as petroleum systems.

A key to Gran Tierra’s business plan is positioning — being in the right place at the right time with the right resources. The fundamentals of this strategy are described in more detail below:

•	Position in countries that are welcoming to foreign investment, that provide attractive fiscal terms and/or offer opportunities that Gran Tierra believes have been previously ignored or undervalued;
•	Build a balanced portfolio of production, development and exploration assets and opportunities;
•	Engage qualified, experienced and motivated professionals;
•	Establish an effective local presence;
•	Create alliances with companies that are active in areas and countries of interest, and consolidate initial land/property positions; and
•	Assess and close opportunities expeditiously.

Gran Tierra’s access to opportunities stems from a combination of experience and industry relationships of the management team and board of directors, both within and outside of South America. An active market with many available deals is critical to growing a portfolio efficiently and effectively so that Gran Tierra can capitalize on its capabilities today and into the future as it grows in scale and its needs evolve.

Markets and Customers

Ecopetrol S.A., or Ecopetrol, a government agency, is the purchaser of most crude oil sold in Colombia. Gran Tierra delivers its oil to Ecopetrol through its transportation facilities which include pipelines, gathering systems and trucking. Gran Tierra markets its own share of production in Argentina. The purchaser of all Gran Tierra’s oil in Argentina is Refineria del Norte S.A, or “Refiner S.A.” Gran Tierra’s oil in Argentina is good quality light oil and the bulk of Gran Tierra’s production is transported by pipeline and truck to Refiner S.A., although minor volumes of natural gas and natural gas liquids are sold locally. There were no sales in any other country other than Colombia and Argentina in 2007, 2006 and 2005.

Proved Reserves

As of December 31, 2007, Gran Tierra’s proved reserves were 6.42 million barrels of oil net of royalties. In addition, in July 2008, Gran Tierra updated its proved reserves from the Costayaco field in Colombia at June 30, 2008, which were 6.67 million barrels of oil net of royalties compared to 3.27 million barrels of oil net of royalties at year end 2007, an increase of 104%.

Colombian Participation Agreement

Gran Tierra is party to a Colombian Participation Agreement, entered into in connection with Gran Tierra’s original acquisition of Argosy Energy International, or “Argosy”, from Crosby Capital, LLC, or “Crosby,” pursuant to which Gran Tierra acquired its interests in Colombia. Pursuant to the Colombian Participation Agreement:

•	Crosby receives 2% of the net after government royalties sales proceeds from the properties owned by Argosy at the time of the purchase of Argosy, referred to as the “historical properties”;
•	if Gran Tierra’s net after royalty sales proceeds with respect to a new commercial hydrocarbon discovery in the historical properties, made in the 10 years after the agreement, equals or exceeds 200% of Gran Tierra’s share of capital expenditures with respect to that discovery, then Crosby can convert its right to receive the 2% of net after government royalty sales proceeds into the right to receive an interest in the net profits, calculated in accordance with a formula and schedule, and shall increase once Gran Tierra’s net after government royalty sales proceeds with respect to the commercial hydrocarbon discovery equals or exceeds 300% of Gran Tierra’s shared capital expenditures with respect to that discovery; and
•	Crosby will also receive a conditional overriding royalty, which is in addition to the amounts payable as described above, calculated based on the amount of hydrocarbons produced from the historical properties owned by Argosy, the WTI price, and Crosby’s adjusted net revenue interest with respect to the historical properties.

In July 2008, Gran Tierra negotiated an amendment to the Colombian Participation Agreement to provide that, in the event that the Arrangement is consummated, Gran Tierra will issue two million shares of Gran Tierra common stock to the holders of the rights to receive payments under that agreement, in consideration for the holders agreeing that their rights to receive payments on production from the properties Gran Tierra acquired would not apply to Solana’s interests in the properties in which Solana and Gran Tierra have joint working interests, even after the combination of the two companies. In the event that the combination of Gran Tierra and Solana does not occur, then Gran Tierra would not be obligated to issue the two million shares, the rights of the holders described above would not be affected and the Colombian Participation Agreement would not be amended.

Gran Tierra Recent Developments

Colombia

In September 2008 Gran Tierra announced conceptual development plans for the Costayaco Field in Colombia. Test results from the recently drilled Costayaco-5 delineation well suggest new oil reserves encountered by the well will require increasing the scale of the full field development, in addition to the reservoir productivity confirmed by the recently tested development well, Costayaco-4. The drilling of Costayaco-6 and Costayaco-7 remain on the 2008 drilling program, with a continuous delineation and development drilling campaign in the Costayaco field continuing through 2009. The details of the 2009 program are expected to be finalized in the fourth quarter of 2008.

The positive well test results at Costayaco-5 further extends the field’s western boundary and Gran Tierra expects it to add proved, probable, and possible reserves to the Costayaco Field. The recent mid-year Costayaco reserves update reported proved reserves of 20.54 MMBO, excluding any new reserve potential associated with Costayaco-5 results.

The base case conceptual field development prepared prior to drilling of Costayaco-5 included 50 MMBO of gross reserves for the Costayaco Field with a plateau production rate of 35,000 BOPD gross beginning in the first quarter of 2010. With the new additional reserve potential, Gran Tierra is evaluating increasing the plateau rate with additional drilling and infrastructure upgrades.

An 8-inch, 10 kilometer pipeline from the Costayaco field to the Uchupayaco Station on the existing pipeline system was completed on July 29, 2008 and is currently transporting approximately 9,000 barrels of oil per day. This new pipeline has capacity of 25,000 BOPD. Initial throughput will be constrained due to facility capacity limitations further downstream in the existing pipeline system.

Argentina

Gran Tierra completed drilling the Proa.x-1 exploration well on August 28, 2008. The company conducted a production test and obtained a stabilized gross flow rate of 2,324 BOPD. The price per barrel of oil paid to Gran Tierra by its refiner in Argentina is substantially less than the price received by Gran Tierra in Colombia and, as a result, the percentage increase in production resulting from production in Argentina will not result in a corresponding percentage increase in Gran Tierra revenues.

Long-term production testing and commercial oil sales have commenced. Crude oil is being transported through an existing 3-1/2 inch 15 kilometer pipeline with approximately 4,000 BOPD capacity to existing facilities at the Gran Tierra-operated Chivil field in the adjacent Chivil Block.

Gran Tierra Selected Financial Data

The following table sets forth summary historical consolidated financial data for Gran Tierra as of and for each of the three years in the period ended December 31, 2007 and as of and for the six months ended June 30, 2008 and 2007. The summary historical consolidated financial data have been presented in U.S. dollars under U.S. GAAP

The data set forth below should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this Joint Proxy Statement.

	Year Ended December 31,			Six Months Ended June 30,
(Dollars in Thousands, Except per Share Amounts)	2007	2006	2005	2008	2007
Statement of Operations Data
Revenues and other income
Oil and natural gas sales	$31,853	$11,721	$1,059	$53,791	$7,935
Interest	425	352	—	172	332
Total revenues	32,278	12,073	1,059	53,963	8,267
Expenses
Operating	10,474	4,233	395	6,253	4,106
Depletion, depreciation and accretion	9,415	4,088	462	8,464	4,701
General and administrative	10,232	6,999	2,482	8,774	4,619
Liquidated damages	7,367	1,528	—	—	7,367
Derivative financial instruments	3,040	—	—	7,462	677
Foreign exchange (gain) loss	(77)	371	(31)	(383)	(7)
Total expenses	40,451	17,219	3,308	30,570	21,463
Income (loss) before income tax	(8,173)	(5,146)	(2,249)	23,393	(13,196)
Income tax	(294)	(678)	29	(10,191)	1,474
Net Income (loss)	$(8,467)	$(5,824)	$(2,220)	$13,202	$(11,722)
Net income (loss) per common share – basic	$(0.09)	$(0.08)	$(0.16)	$0.13	$(0.12)
Net income (loss) per common share – diluted	$(0.09)	$(0.08)	$(0.16)	$0.11	$(0.12)

	Year Ended December 31,			Six Months Ended June 30,
	2007 (As Restated)(1)	2006 (As Restated)(1)	2005	2008	2007
Statement of Cash Flows Data
Operating activities	$8,762	$2,010	$(1,877)	$12,422	$(3,689)
Investing activities	(15,393)	(48,207)	(9,108)	(11,764)	(10,569)
Financing activities	719	68,076	13,206	16,456	—
(Decrease) Increase in cash	$(5,912)	$21,879	$2,221	$17,114	$(14,258)

	At December 31,			At June 30,
	2007	2006	2005	2008	2007
Balance Sheet Data
Cash and cash equivalents	$18,189	$24,101	$2,221	$35,303	$9,842
Working capital (including cash)	8,058	14,541	2,765	31,699	7,154
Oil and gas properties	63,202	56,093	7,887	71,771	60,715
Deferred tax asset	2,058	444	29	1,832	496
Total assets	112,797	105,537	12,371	167,607	98,764
Deferred tax liability	(11,675)	(9,876)	—	(10,582)	(11,373)
Other long-term liabilities	(1,986)	(634)	(68)	(3,932)	(2,037)
Shareholders’ equity	$(76,792)	$(76,195)	$(11,039)	$(107,578)	$(72,203)

(1)	As discussed in Note 13 to Gran Tierra’s December 31, 2007 consolidated financial statements, cashflows from operating activities and cash flows from investing activities has been restated as a result of a misclassification of accounts payable and accrued liabilities between the two categories.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Gran Tierra common stock as of September 30, 2008 by (1) each of its directors and named executive officers and (2) all of Gran Tierra’s executive officers and directors as a group. To Gran Tierra’s knowledge, there is no person who beneficially owns more than 5% of the outstanding shares of its common stock. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is 300, 611 – 10th Avenue, S.W., Calgary, Alberta T2R 0B2, Canada. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days following September 30, 2008 are deemed outstanding for computing the share and percentage ownership of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all GTE-Goldstrike Exchangeable Shares have been converted on a one-for-one basis into corresponding shares of Gran Tierra common stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Class Before Arrangement	Percentage of Class After Arrangement
Dana Coffield(2)	2,130,485	1.84%	*
Martin Eden(3)	89,000	*	*
Max Wei(4)	1,959,334	1.69%	*
Rafael Orunesu(5)	2,038,850	1.76%	*
Edgar Dyes(6)	66,667	*	*
Jeffrey Scott(7)	2,730,528	2.35%	1.15%
Walter Dawson(8)	3,105,962	2.68%	1.32%
Verne Johnson(9)	1,762,883	1.52%	*
Nicholas G. Kirton	30,000	*	*
Directors and officers as a group (total of 9 persons)(10)	13,913,209	11.84%	5.85%

*	Less than 1%
(1)	Beneficial ownership is calculated based on 115,595,525 shares of Gran Tierra common stock issued and outstanding as of September 30, 2008, which number includes 10,984,126 shares of common stock issuable upon the exchange of the GTE-Goldstrike Exchangeable Shares issued to certain former holders of Gran Tierra Canada’s common stock. Percentage of class after Arrangement includes 120,458,410 shares of Gran Tierra common stock into which outstanding Solana Shares will convert. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 30, 2008. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.
(2)	The number of shares beneficially owned includes an option to acquire 295,833 shares of common stock exercisable within 60 days of September 30, 2008, and shares issuable upon exercise of warrants to acquire 48,327 shares of common stock exercisable within 60 days of September 30, 2008. The number of shares beneficially owned also includes 1,689,683 GTE-Goldstrike Exchangeable Shares.
(3)	The number of shares beneficially owned includes an option to acquire 75,000 shares of common stock exercisable within 60 days of September 30, 2008. The number beneficially owned includes 14,000 shares of common stock directly owned by Mr. Eden’s spouse.
(4)	The number of shares beneficially owned includes an option to acquire 229,167 shares of common stock exercisable within 60 days of September 30, 2008, and shares issuable upon exercise of a warrant to acquire 13,328 shares of common stock exercisable within 60 days of September 30, 2008. The number of shares beneficially owned also includes 1,689,683 GTE-Goldstrike Exchangeable Shares.
(5)	The number of shares beneficially owned includes an option to acquire 229,167 shares of common stock exercisable within 60 days of September 30, 2008, and shares issuable upon exercise of a warrant to acquire 40,000 shares of common stock exercisable within 60 days of September 30, 2008. The number of shares beneficially owned also includes 1,689,683 GTE-Goldstrike Exchangeable Shares.
(6)	The number of shares beneficially owned includes an option to acquire 66,667 shares of common stock exercisable within 60 days of September 30, 2008.
(7)	The number of shares beneficially owned includes an option to acquire 216,667 shares of common stock exercisable within 60 days of September 30, 2008, and shares issuable upon exercise of warrants to acquire 274,991 shares of common stock exercisable within 60 days of September 30, 2008. The number of shares beneficially owned also includes 1,688,889 GTE-Goldstrike Exchangeable Shares.
(8)	The number of shares beneficially owned includes an option to acquire 83,334 shares of common stock exercisable within 60 days of September 30, 2008. The number of shares beneficially owned also includes 825,000 shares of common stock directly owned by Perfco Investments Ltd., or “Perfco”, and 158,730 shares of common stock directly owned by Mr. Dawson’s spouse. The number of shares beneficially owned includes 1,688,889 GTE-Goldstrike Exchangeable Shares, of which 1,587,302 are held by Perfco. Mr. Dawson is the sole owner of Perfco and has sole voting and investment power over the shares beneficially owned by Perfco. Mr. Dawson disclaims beneficial ownership over the shares owned by Mr. Dawson’s spouse.
(9)	The number of shares beneficially owned includes an option to acquire 133,333 shares of common stock exercisable within 60 days of September 30, 2008, and shares issuable upon exercise of a warrant to acquire 112,496 shares of common stock exercisable within 60 days of September 30, 2008. The number of shares beneficially owned includes 1,292,063 GTE-Goldstrike Exchangeable Shares, of which 396,825 are held by KristErin Resources, Inc., or “KristErin”, a private family-owned business of which Mr. Johnson is the President. Mr. Johnson has sole voting and investment power over the shares held by KristErin.
(10)	The number of shares beneficially owned includes options to acquire 1,379,167 shares of common stock exercisable within 60 days of September 30, 2008, and warrants to acquire 489,142 shares of common stock exercisable within 60 days of September 30, 2008. The number of shares beneficially owned also includes 9,738,890 GTE-Goldstrike Exchangeable Shares.

In addition, upon completion of the Arrangement, the following two directors of Solana will join the Gran Tierra Board and beneficially own the following number of shares of Gran Tierra common stock, and the total number of shares of Gran Tierra common stock held by directors and executive officers following Mr. Antony’s and Mr. Price’s election to the Gran Tierra Board will be as follows:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Raymond Peter Antony(2)	743,178	*%
J. Scott Price(3)	7,469,888	3.12%
Directors and officers as a group (total of 11 persons)(4)	22,126,175	9.29%

*	Less than 1%
(1)	See footnote 1 to previous table.
(2)	The number of shares beneficially owned includes options to acquire 390,645 shares of Gran Tierra common stock into which Mr. Antony’s Solana options will be exchanged.
(3)	The number of shares beneficially owned includes options to acquire 285,838 shares of Gran Tierra common stock into which Mr. Price’s Solana options will be exchanged, and 3,572,969 shares of Gran Tierra common stock into which Mr. Price’s Solana warrants will be exchanged.
(4)	The number of shares beneficially owned includes options to acquire 1,379,167 shares of common stock exercisable within 60 days of September 30, 2008, and warrants to acquire 489,142 shares of common stock exercisable within 60 days of September 30, 2008. The number of shares beneficially owned also includes 9,738,890 GTE-Goldstrike Exchangeable Shares. The number of shares beneficially owned also includes the shares beneficially owned by Mr. Antony and Mr. Price. See notes 2 and 3 above.

Gran Tierra Executive Compensation and Related Information

Compensation Discussion and Analysis

All dollar amounts discussed below are in U.S. dollars. To the extent that contractual amounts are in Canadian dollars, they have been converted into U.S. dollars for the purposes of the discussion below. For discussion of 2008 salary and 2007 bonus amounts, the conversion rate at December 31, 2007 of one Canadian dollar to US $0.9881 is used. For discussion of 2007 salary and 2006 bonus amounts, the conversion rate at December 31, 2006 of one Canadian dollar to US $0.8581 is used.

Compensation Objectives

The overall objectives of Gran Tierra’s compensation program are to attract and retain key executives who are the best suited to make Gran Tierra successful and to reward individual performance to motivate Gran Tierra’s executives to accomplish Gran Tierra’s goals.

Compensation Process

The Compensation Committee of the Gran Tierra Board, or the “Compensation Committee”, recommends amounts of compensation for Gran Tierra’s Chief Executive Officer, or the “Chief Executive Officer”, for approval by the Gran Tierra Board. The Chief Executive Officer recommends amounts of compensation for Gran Tierra’s other executive officers to the Compensation Committee, which considers these recommendations in connection with the goals and criteria discussed below. The Compensation Committee then makes its determination, taking the Chief Executive Officer’s recommendations into account, and makes its recommendations to the Gran Tierra Board for approval.

Gran Tierra’s practice is to consider compensation annually (at year-end), including the award of equity based compensation. Prior to 2007, Gran Tierra’s compensation practices were largely discretionary. During 2007, Gran Tierra has adopted an increasingly formalized framework whereby the Compensation Committee has defined items of corporate performance to be considered in future compensation, which include budget targets (production, reserves, capital expenditures, operating costs), and which it expects will include financial measures (e.g., liquidity) and share price performance, in addition to other objectives. The Compensation Committee has defined elements of personal performance to be met by the achievement of agreed objectives. This process was initiated by the Chief Executive Officer, whose objectives have been documented and accepted by the Gran Tierra Board. Objectives for the remaining executives are within the context of the Chief Executive Officer’s objectives and include other, more specific goals.

Elements of Compensation

The Compensation Committee, which consists of three non-executive directors, has determined that Gran Tierra shall have three basic elements of compensation — base salary, cash bonus and equity incentives. Each component has a different purpose.

Gran Tierra believes that base salaries at this stage in Gran Tierra’s growth must be competitive in order to retain executives. Gran Tierra believes that principal performance incentives should be in the form of long-term equity incentives given the financial resources of Gran Tierra and the longer-term nature of Gran Tierra’s business plan. Long-term incentives to date have been in the form of stock options but Gran Tierra’s equity plan also provides for other incentive forms, such as restricted stock and stock bonuses, which the Compensation Committee is not considering at this time. Short-term cash bonuses are a common element of compensation in Gran Tierra’s industry and among Gran Tierra’s peers to which Gran Tierra must pay attention, but Gran Tierra’s ability and desire to use cash bonuses are closely tied to its immediate cash resources. The Compensation Committee ultimately considers the split between the three forms of compensation relative to Gran Tierra’s peers for each position, relative to the contributions of each executive, the operational and financial achievements of Gran Tierra and Gran Tierra’s financial resources. This exercise has been based on consensus among the members of the Compensation Committee.

Executive compensation through 2005 and the first part of 2006 was sufficient to attract and retain Gran Tierra’s management team but had fallen significantly behind industry norms by the end of 2006 and as Gran Tierra grew beyond a start-up phase. In late-2006, the Compensation Committee determined that it was necessary to review compensation and subscribed to the compensation survey described below as a starting point for a more structured and competitive compensation process. Gran Tierra’s goal is to provide competitive compensation and an appropriate compensation structure for an emerging oil and gas company relative to Gran Tierra’s stage of growth, financial resources and success.

Third Party Source Used

In late 2006, Gran Tierra subscribed to the “2006 Mercer Total Compensation Survey for the Petroleum Industry”, which covers oil and gas companies located in Canada, and which presents compensation components and statistical ranges by position description for peer groupings within the industry. The survey is published annually and is widely recognized as a leading survey of its kind in Canada. In 2007, the company subscribed to the “2007 Mercer Total Compensation Survey for the Petroleum Industry” in order to provide information for 2008 salaries and 2007 bonuses.

The survey provider is Mercer Human Resource Consulting. The primary purpose of the survey is to collect and consolidate meaningful data on salaries and benefits in the oil and gas industry in Canada, including those with international operations. The original survey participants were 158 companies in the oil and gas industry based in Canada, including those with international operations. The survey divided the 158 companies into six peer groups based on relative levels of production and revenues. There are 48 companies in Gran Tierra’s peer group with average production between 1,000 and 4,000 barrels of oil equivalent per day, including those with international operations. The results of the survey and the participants are confidential and cannot be disclosed in accordance with the confidentiality agreement signed with the survey provider.

Salary

Salary amounts for Gran Tierra’s executive officers for 2006 were pre-determined based on individually-negotiated agreements with each of the executive officers when they joined Gran Tierra. Prior to November 2005, Gran Tierra was a private Canadian company incorporated in January 2005. For 2005 and for 2006, the four inaugural executives of Gran Tierra received the same base salary of approximately $150,000 per year. Rafael Orunesu, who is President of Gran Tierra’s operations in Argentina, was Gran Tierra’s first hire in March 2005. Mr. Orunesu negotiated his employment agreement directly with the Gran Tierra Board. Dana Coffield, James Hart and Max Wei, who are located in Calgary, joined Gran Tierra in May 2005 and collectively negotiated terms of their employment with the Gran Tierra Board. As a start-up company with limited financial resources, base salary in all instances was a discount to prior base salaries for each executive at their previous employer. All executives agreed to the same base compensation to reflect the team nature of the venture. All signed employment agreements outlined the potential for base salary increases, equity incentives and cash bonuses if deemed appropriate by the Gran Tierra Board. The agreements did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by the Gran Tierra Board in its sole discretion. The executives purchased founding shares to substantiate their commitment to Gran Tierra and provide additional financial incentives.

In April 2006, Mr. Dyes became Gran Tierra’s President, Argosy Energy/Gran Tierra Energy Colombia. He too negotiated his employment agreement, which provided for his annual base salary of $105,000 plus an annual supplemental salary of up to $42,000, the exact amount to be determined by the amount of time that he spends in Colombia in excess of what is required under the employment agreement. This agreement, too, did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by the Gran Tierra Board in its sole discretion.

In January 2007, Mr. Eden became Gran Tierra’s Chief Financial Officer. The terms of Mr. Eden’s employment agreement were individually negotiated by Mr. Eden, and are described below in “Agreements with Executive Officers”. The agreement did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by the Gran Tierra Board in its sole discretion.

James Hart, Gran Tierra’s previous Chief Financial Officer, continued as an employee in the capacity of Chief Strategy Officer until February 28, 2007. After his resignation as an employee, he continued with Gran Tierra as a director until October 10, 2007, at which time he resigned his directorship.

Base salaries for 2008 will be as follows:

Mr. Coffield — $261,847

Mr. Eden — $233,439

Mr. Wei — $216,809

Mr. Orunesu — $207,000

Mr. Dyes — $220,000

For 2007, the Compensation Committee recommended to the Gran Tierra Board, and the Gran Tierra Board approved, modest increases to the salaries of Gran Tierra’s executive officers, so that their annual salaries for 2007 were as follows:

Mr. Coffield — $214,525

Mr. Hart — $193,073

Mr. Wei — $171,620

Mr. Orunesu — $180,000

Mr. Dyes — $180,000

Mr. Eden — $193,073

Base salaries were determined by the Compensation Committee based upon its review of the Mercer survey, targeting the 50th – 70th percentile as being appropriate to retain the services of Gran Tierra’s executives, the exact amount determined by the Compensation Committee’s subjective assessment of the appropriate salary for each executive given their performance and roles within Gran Tierra.

Bonus

In 2006, the Compensation Committee used the Mercer survey to establish bonuses for Gran Tierra’s executives. In doing so, the Compensation Committee targeted the 50th – 75th percentile for the position within the peer group for the industry as being appropriate to retain the services of Gran Tierra’s executives. In doing so, the Compensation Committee did not use any pre-determined criteria or formulas, but rather based its decisions within that range based on its subjective assessment of the executives’ contribution to Gran Tierra, Gran Tierra’s operational and financial results, and Gran Tierra’s financial resources, taken as a whole.

Target bonuses for 2007 for Gran Tierra’s executive officers were not established. For 2007, the Compensation Committee used the 2007 Mercer survey to establish the level of bonuses for Gran Tierra’s executives. The Compensation Committee again targeted the 50th – 75th percentile for the position within the peer group for the industry as being appropriate to retain the services of Gran Tierra’s executives. The Compensation Committee determined bonuses for Gran Tierra’s executives based on assessment of performance against individual objectives for 2007, in addition to consideration of Gran Tierra’s operational and financial results, and financial resources.

The weighting of all of the individual performance objectives and the percentage contribution of the individual performance objectives was assessed by the Compensation Committee in determining bonuses.

Individual objectives defined for 2007 were as follows:

Chief Executive Officer — The principal objectives for Gran Tierra’s Chief Executive Officer and President, which have been recommended by the Compensation Committee and approved by the Gran Tierra Board, are as follows:

•	execute approved $13.5 million capital expenditure work program (within +/- 10% of budget) which includes the drilling of 10 exploration wells, 8 in Colombia and 2 in Argentina;

•	exit 2007 at production rate of 2,000 barrels of oil per day, net after royalty;
•	add 2.9 million barrels of proven, probable and possible oil reserves;
•	maintain direct finding costs for new oil reserves at $4.67 per barrel;
•	reduce general and administration costs by 10% on a barrel of oil produced basis;
•	reduce operating costs by 10% per barrel of oil produced;
•	environment Health Safety and Security — meet or exceed relevant industry standards; target zero lost time incidents;
•	ensure all regulatory and financial commitments with host government agencies are met;
•	ensure, with the Chief Financial Officer, that all financial reporting, controls and procedures, budgeting and forecasting, and corporate governance requirements are identified and maintained;
•	move Gran Tierra off the OTC Bulletin Board to a senior exchange;
•	resolve current registration statement and associated penalty issues;
•	revise Gran Tierra’s strategy and position to execute next step change in growth; and
•	increase both personal and Gran Tierra exposure to current and potential new shareholder base.

Chief Financial Officer — The principal objectives for Gran Tierra’s Chief Financial Officer are as follows:

•	maintain, develop and enhance management and financial reporting systems;
•	develop and enhance budgeting and forecasting systems;
•	assist the Chief Executive Officer in developing corporate strategy and long-term plan;
•	ensure compliance with Sarbanes-Oxley Act requirements, including implementation of corporate governance, internal controls and financial disclosure controls;
•	secure additional sources of financing as required;
•	assist the Chief Executive Officer in developing and implementing an investor relations strategy;
•	address tax planning strategies; and
•	assist the Chief Executive Officer in developing administration and human resources function.

Vice-President, Operations — The principal objectives for Gran Tierra’s Vice-President, Operations are:

•	exit 2007 at 2,000 barrels of oil per day, net after royalty;
•	add 2.9 million barrels of proven, probable and possible oil reserves;
•	reduce operating costs by 10% per barrel of oil produced;
•	meet or exceed relevant Environment Health Safety and Security industry standards, targeting zero lost time incidents;
•	design, implement, test and monitor emergency response plans for all operating arenas;
•	complete 2007 drilling/workover program within budget and without incidents;
•	design and manage peer review of all proposed drilling, production and facility upgrade projects, ensuring standardized commercial evaluations are undertaken for each;
•	design and manage post-mortem reviews of all drilling, production and facility upgrade projects, explaining any deviations from plan or budget, and distributing learnings to peers for integration into future projects;

•	identify opportunities from current portfolio of exploration and development leads on Gran Tierra’s existing land base for 2008 drilling; and
•	ensure integration of all IT (Information Technology) applications and hardware in all Gran Tierra’s operating offices.

President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina — The principal objectives for the President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina for 2007 have been defined in context of the 2007 Budget, which defines a work program, capital expenditure budget and operating results for the year. No personal objectives have been defined at this time.

Target bonuses for 2008 for Gran Tierra’s executive officers have not been set. The weighting of all of the individual performance goals have not been determined, nor has the percentage contribution of the individual performance goals to bonus determination been determined, but will be set prior to the end of 2008.

Individual objectives defined for 2008 are as follows:

Chief Executive Officer — The principal objectives for Gran Tierra’s Chief Executive Officer and President, which have been recommended by the Compensation Committee and approved by the Gran Tierra Board, are as follows:

•	execute approved 2008 budget including $56.8 million capital expenditure work program (within +/- 10% of budget) which includes the drilling of 6 development wells in Colombia, and 3 exploration wells, 2 in Colombia and 1 in Argentina;
•	exit 2008 at production rate of 4,200 barrels of oil per day, net after royalty;
•	improve operating efficiencies to reduce general and administrative costs and operating costs on a barrel of oil produced basis;
•	ensure appropriate Environmental, Health, Safety and Security programs are designed, implemented and monitored to meet or exceed relevant industry standards. Target zero Lost Time Incidents amongst employees;
•	ensure effective community relations programs are designed, implemented and monitored in all of Gran Tierra Energy’s operating environments;
•	finalize Stock Exchange Listings in Canada and US;
•	ensure compliance with Sarbanes-Oxley Act requirements, including implementation of corporate governance, internal controls, and financial disclosure controls, and IT controls, and develop a Sarbanes-Oxley Act maintenance program for 2008 and beyond;
•	ensure management and financial reporting systems, budgeting and forecasting systems are developed and maintained;
•	ensure all tax, regulatory and contractual obligations are maintained in all jurisdictions where Gran Tierra Energy operates;
•	develop corporate strategy and long-term plan and identify new opportunities to support plan;
•	identify and secure additional sources of equity financing as required;
•	maintain active investor relations program targeting existing and potential new investors (press releases, road shows, analysts coverage and website); and
•	ensure Human Resource staffing, procedures and policies are consistent with the needs to meet 2008 Budget and commitments, and future growth of the company, and Sarbanes-Oxley Act compliance.

Chief Financial Officer — The principal objectives for Gran Tierra’s Chief Financial Officer are as follows:

•	ensure compliance with shareholder and regulatory reporting requirements in the U.S. and Canada;
•	finalize and maintain Stock Exchange Listings in Canada and U.S.;
•	ensure compliance with Sarbanes-Oxley Act requirements, including implementation and maintenance of corporate governance, internal controls and financial disclosure controls;
•	maintain, develop and enhance management, financial reporting, budgeting and forecasting systems;
•	address tax planning strategies;
•	develop and maintain Treasury, IT and Corporate Secretarial functions and systems;
•	assist the Chief Executive Officer in developing corporate strategy and long-term plan;
•	secure additional sources of financing as required;
•	assist the Chief Executive Officer in developing and implementing an investor relations strategy; and
•	assist the Chief Executive Officer in developing administration and human resources function.

Vice-President, Operations — The principal objectives for the Vice-President, Operations are:

•	exit 2008 at 4,200 barrels of oil per day, net after royalty;
•	reduce operating costs on a barrel of oil produced basis;
•	meet or exceed relevant Environment Health Safety and Security industry standards, targeting zero lost time incidents;
•	design, implement, test and monitor emergency response plans for all operating arenas;
•	complete 2008 drilling/workover program within budget and without incidents;
•	design and manage peer review of all proposed drilling, production and facility upgrade projects, ensuring standardized commercial evaluations are undertaken for each;
•	design and manage post-mortem reviews of all drilling, production and facility upgrade projects, explaining any deviations from plan or budget, and distributing learnings to peers for integration into future projects; and
•	identify opportunities from current portfolio of exploration and development leads on Gran Tierra’s existing land base for 2009 drilling.

President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina — The principal objectives for the President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina for 2008 have been defined in context of the 2008 Budget, which defines a work program, capital expenditure budget and operating results for the year. No personal objectives have been defined at this time.

Equity Incentives

In November 2005, an equal number of stock options (162,500) were granted to each executive officer then with Gran Tierra when Gran Tierra became a public company and under the terms of Gran Tierra’s 2005 Equity Incentive Plan. These awards were deemed appropriate by the Gran Tierra Board based on its subjective assessment as to the appropriate level, and were equal to reflect the equal contributions of each executive. No options had been granted prior to this time.

In November 2006, the Compensation Committee granted options to each of Gran Tierra’s executive officers as follows: Mr. Coffield, 200,000 shares; Mr. Hart, 125,000 shares; Mr. Wei, 100,000 shares; Mr. Orunesu, 100,000 shares; and Mr. Dyes, 100,000 shares. The Compensation Committee determined the level of these awards based on the Mercer survey, again targeting the 50th – 75th percentile for the position within the peer group for the industry based on value according to a Black-Scholes calculation. In doing so, the Compensation Committee did not use any pre-determined criteria or formulas, but rather based its decisions within that range based on its subjective assessment of the appropriate incentive level given the executives’ respective roles within Gran Tierra.

In connection with Mr. Eden joining Gran Tierra, the Compensation Committee granted him an option to purchase 225,000 shares of Gran Tierra’s common stock. The amount of the stock options was negotiated with Mr. Eden in connection with the negotiation of his employment agreement.

In December 2007, the Compensation Committee granted options under the terms of Gran Tierra’s 2007 Equity Incentive Plan to each of Gran Tierra’s executive officers as follows: Mr. Coffield 237,500 shares; Mr. Eden 100,000 shares; Mr. Wei 100,000 shares; Mr. Orunesu 75,000 shares; and Mr. Dyes 200,000 shares. The levels of these awards were based on the 2007 Mercer survey, using the 50th to 75th percentile for the position with in the peer group for the industry based on value according to a Black-Scholes calculation. For 2007, the Compensation Committee also considered elements of individual, business unit and corporate performance in determining grant levels.

Termination and Change in Control Provisions

Gran Tierra’s employment agreements with Gran Tierra’s executive officers contain termination and change in control provisions. These provisions provide that Gran Tierra’s executive officers will receive severance payments in the event that their employment is terminated other than for “cause” or if they terminate their employment with us for “good reason”, as discussed in “Agreements with Executive Officers” below. The termination and change-in control provisions are industry standard clauses reached with the executives in arms-length negotiations at the time that they entered into the employment agreements with us.

SUMMARY COMPENSATION TABLE

All dollar amounts set forth in the following tables reflecting executive officer and director compensation are in U.S. dollars.

The following table shows for the fiscal years ended December 31, 2006 and 2007, compensation awarded to or paid to, or earned by, Gran Tierra’s Chief Executive Officer, Chief Financial Officer and Gran Tierra’s three other most highly compensated executive officers at December 31, 2007, Gran Tierra’s named executive officers:

Summary Compensation Table for Fiscal 2006 and 2007

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Dana Coffield President and Chief Executive Officer	2007	$214,525		$148,215	$112,825		$475,565
	2006	$154,458		$92,250	$23,400	—	$270,108

Martin Eden Vice President, Finance and Chief Financial Officer	2007	$193,073		$74,108	$128,470		$395,651
	2006	N/A		N/A	N/A	—

Rafael Orunesu President, Gran Tierra Argentina	2007	$180,000		$40,000	$55,468		$275,468
	2006	$150,000		$42,907	$11,700	$9,200	$213,807
Max Wei Vice President, Operations	2007	$171,620		$64,227	$57,117		$292,964
	2006	$154,458		$42,907	$17,503	—	$214,868
Edgar Dyes President, Argosy Energy/Gran Tierra Energy Columbia	2007	$180,000		$100,000	$59,828		$339,828
	2006	$138,750		$25,000	—	—	$163,750

James Hart Former Vice President, Finance and Former Chief Financial Officer	2007	$32,178	$	N/A	$—		$32,178
	2006	$154,458		$92,250	$14,625	—	$261,133

(1)	Dana Coffield, James Hart, Max Wei and Martin Eden salaries and bonus are paid in Canadian dollars and converted into U.S. dollars for the purposes of the above table at the December 31, 2006 exchange rate of one Canadian dollar to US $0.8581 for 2006 information and at the December 31, 2007 exchange rate of one Canadian dollar to US $0.9881 for 2007 information.
(2)	Granted under terms of Gran Tierra’s 2005 and 2007 Equity Incentive Plans.
(3)	Assumptions made in the valuation of stock options granted are discussed in Note 6 to Gran Tierra’s 2006 Consolidated Financial Statements. Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R. disregarding estimates of forfeiture.
(4)	Cost of living allowance.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2007, certain information regarding grants of plan-based awards to Gran Tierra’s named executive officers:

Grants of Plan-Based Awards in Fiscal 2007

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Mr. Coffield	12/17/2007	237,500	2.14	$308,750
Mr. Eden	12/17/2007	100,000	2.14	$130,000
Mr. Wei	12/17/2007	100,000	2.14	$130,000
Mr. Orunesu	12/17/2007	75,000	2.14	$97,500
Mr. Dyes	12/17/2007	200,000	2.14	$260,000

(1)	Represents the grant date fair value of such option award as determined in accordance with SFAS 123R. These amounts have been calculated in accordance with SFAS No. 123R using the Black Scholes valuation model.

Agreements with Executive Officers

Agreements with Executive Officers in Effect at December 31, 2007

Gran Tierra has entered into executive employment agreements with all members of Gran Tierra’s current management executive team, referred to collectively as the “Executives.” The employment agreements entered into between Gran Tierra and Dana Coffield, James Hart and Max Wei have identical terms except for the position held by each such person and terms related to participation on the Gran Tierra Board for Mr. Coffield and Mr. Hart. The respective employment agreements provide for an initial annual base salary of CDN$180,000 and provide (a) for the executive to receive an annual bonus as determined by the Gran Tierra Board, and (b) the right to participate in Gran Tierra’s stock option plans in the event of an initial public offering of Gran Tierra’s common stock. The bonuses are to be paid within 60 days of the end of the preceding year based on the executive performance. The agreements do not provide for any criteria for determining the magnitude of the bonuses and option grants and, therefore, the determination of the bonuses and grants are in the sole discretion of the Gran Tierra Board, using the criteria the Gran Tierra Board deem appropriate.

The Executives’ employment agreements became effective on May 1, 2005 and have initial terms of three-years, subject to extension or earlier termination and provide for severance payments to each Executive, in the event the Executive is terminated without cause or the Executive terminates the agreement for good reason, in the amount of two times total compensation for the prior year. “Good reason” includes an adverse change in the Executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”). Initial contract terms for the Executives included rights to purchase 200,000 shares of Gran Tierra’s common stock before an initial public offering. These rights have been removed, with the mutual consent of Gran Tierra and the applicable executives. All agreements include standard indemnity, insurance, non-competition and confidentiality provisions.

Gran Tierra has also entered into an employment agreement with Mr. Orunesu, through Gran Tierra’s Ecuadorian subsidiary which provides for an initial annual base salary of $150,000, annual bonuses and options as may be determined by the Gran Tierra Board in its sole discretion. The contract includes provision for payment of a cost of living adjustment of $55,200 per year. The agreement became effective on March 1, 2005 and has an initial term of two years, which is subject to extension or earlier termination. The agreement provides for severance payments in the event of the employee’s termination without cause or for good reason, in an amount equal to the salary payable under the employment agreement during any remaining time in the initial two year term. Initial rights provided in Mr. Orunesu’s agreement, to purchase 200,000 shares of Gran Tierra’s common stock before an initial public offering, have since been removed with mutual consent of Gran Tierra and Mr. Orunesu.

Gran Tierra entered into an employment agreement with Mr. Dyes, President of Gran Tierra Colombia, formerly Argosy Energy International, which provides for an initial base salary of $108,000 per year plus a supplemental amount of up to $42,000 per year if he provides services in excess of 15 days per month in Colombia. In addition, the agreement provides for an annual bonus along the same terms as described above for Messrs. Coffield, Hart and Wei, as well as the right to participate in Gran Tierra’s company’s stock option plans, without specifying the amount or criteria used. The contract became effective on April 1, 2006 and terminated on April 1, 2008. Mr. Dyes also receives reasonable living expenses while performing his duties in Colombia. The agreement provides for severance payments equal to the amount of base salary plus bonus received for the prior 12-month period in the event of termination without cause, termination for good reason or termination for disability, prorated for the remaining term of the agreement, payable within 30 days.

On December 1, 2006, Gran Tierra entered into an executive employment agreement with Mr. Eden that provides for an initial annual base salary of CDN$225,000. In addition, the agreement provides for an annual bonus along the same terms as described above of Messrs. Coffield, Hart and Wei, as well as the right to participate in Gran Tierra’s company’s stock option plans, without specifying the amount of criteria used. Mr. Eden’s employment agreement became effective on January 2, 2007 and has an initial term of three years, subject to extension or earlier termination and provides for severance payments, in the event he is terminated without cause or terminates the agreement for good reason, in the amount of the greater of total cash compensation of the remaining term and one year’s total cash compensation, with total cash compensation meaning annualized salary plus bonus for the prior 12-month period. “Good reason” includes an adverse change in Mr. Eden’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”). Mr. Eden’s employment agreement includes customary indemnity, insurance, non-competition and confidentiality provisions.

On January 1, 2007, Mr. Hart resigned his position as Vice President Finance and Chief Financial Officer, but remained with the company in an executive capacity as Chief Strategy Officer. On February 28, 2007 Mr. Hart resigned as an employee of the company. He remained as a director until October 10, 2007.

Agreements with Executive Officers in Effect at Entered into in June 2008

On June 11, 2008, the Gran Tierra Board approved new employment agreements for its executive officers, including Messrs. Coffield, Eden, Dyes, Wei, and Orunesu. All of the agreements were executed by the parties on June 17, 2008.

The employment agreements entered into with Messrs. Coffield, Eden, Wei, Dyes and Orunesu have virtually identical terms except for:

•	the position held by each such person;
•	the number of weeks of vacation allowed (5 weeks of paid vacation for each executive except Mr. Dyes who is permitted 4 weeks of paid vacation);
•	limitations on business class travel (Messrs. Wei, Dyes and Orunesu may only travel business class for international flights and coach class for domestic travel whereas Messrs. Coffield and Eden may travel business class for most flights);
•	travel to the United States by Mr. Dyes from Colombia, at the expense of Gran Tierra Energy Colombia Ltd., for personal business, as often as reasonably necessary, subject to residency requirements of Colombia; and
•	reasonable housing, auto, club and living expenses in Colombia provided for Mr. Dyes by Gran Tierra Energy Colombia Ltd. consistent with the benefits provided to Mr. Dyes in the first quarter of 2006

The employment agreements provide that the respective executive will:

•	receive a base salary, as determined by the Gran Tierra Board;
•	be eligible to receive an annual bonus, as determined by the Board; and
•	be eligible to participate in the stock option plans of Gran Tierra.

The bonuses are to be paid within 60 days of the end of the preceding year based on the executive performance.

The employment agreements do not have terms of specified duration. The employment agreements provide for severance payments to each executive, in the event the executive is terminated without cause or the executive terminates the agreement for good reason, in the amount of two times total compensation for the prior year (in the case of Messrs. Coffield and Wei) or in the amount of one times total compensation for the prior year (in the case of Messrs. Eden, Dyes and Orunesu).

“Good reason” includes (i) an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”), (ii) a reduction in the executive’s base salary unless all other executive officers are similarly reduced, or a change in the basis upon which the executive’s annual compensation is paid or determined except that annual performance bonuses are discretionary and shall not be considered adverse under the agreement if a performance bonus is reduced from a prior year or not paid, (iii) a change in control, or (iv) any breach by the employer of any material provision of the employment agreement.

A “Change in Control” is defined as (i) a dissolution, liquidation or sale of all or substantially all of the assets of Gran Tierra; (ii) a merger or consolidation in which Gran Tierra is not the surviving corporation; (iii) a reverse merger in which Gran Tierra is the surviving corporation but the shares of Gran Tierra’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iv) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act (excluding any employee benefit plan, or related trust, sponsored or maintained by Gran Tierra or any affiliate of Gran Tierra) of the beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities of Gran Tierra representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

All agreements include standard insurance, non-competition and confidentiality provisions.

Outstanding Equity Awards at Fiscal Year-End

The following table shows for the fiscal year ended December 31, 2007, certain information regarding outstanding equity awards at fiscal year end for the Gran Tierra named executive officers.

The following table provides information concerning unexercised options for each Gran Tierra named executive officer outstanding as of December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Dana Coffield	108,333	(1)	54,167	(2)	$0.80	11/10/2015
	66,666	(3)	133,334	(4)	$1.27	11/8/2016
			237,500	(6)	$2.14	12/17/2017
Martin Eden			225,000	(5)	$1.19	01/02/2017
			100,000	(6)	$2.14	12/17/2017
Max Wei	108,333	(1)	54,167	(2)	$0.80	11/10/2015
	33,333	(3)	66,666	(4)	$1.27	11/8/2016
			100,000	(6)	$2.14	12/17/2017
Rafael Orunesu	108,333	(1)	54,167	(2)	$0.80	11/10/2015
	33,333	(3)	66,667	(4)	$1.27	11/8/2016
			75,000	(6)	$2.14	12/17/2017
Edgar Dyes	33,333	(3)	66,667	(4)	$1.27	11/8/2016
			200,000	(6)	$2.14	12/17/2017
James Hart	54,167	(7)			$0.80	01/10/2008

(1)	The right to exercise the option vested one half on November 10, 2006 and one half on November 10, 2007.
(2)	The right to exercise the option will vest on November 10, 2008, in such case if the optionholder is still employed by Gran Tierra on such date.
(3)	The right to exercise the option vested on November 8, 2007.
(4)	The right to exercise one-half of the option will vest on each of November 8, 2008 and November 8, 2009, in each such case if the optionholder is still employed by Gran Tierra on such date.
(5)	The right to exercise one-third of the option will vest on each of January 2, 2008, January 2, 2009 and January 2, 2010 in each such case if the optionholder is still employed by Gran Tierra on such date.
(6)	The right to exercise one third of the option will vest on each of December 17, 2008, December 17, 2009 and December 17, 2010 in each such case if the optionholder is still employed by Gran Tierra on such date.
(7)	The right to exercise the option vested on November 10, 2006.

Potential Payouts upon Termination or Change in Control

In the event of a termination for “good reason” including a change in control of the company, Messrs. Coffield, Eden and Wei are eligible to receive a payment of two times the prior year’s total compensation. Payment to Mr. Orunesu is equal to salary payable under the agreement from the time of the event to the remaining term of the contract. Payment to Mr. Dyes is equal to prior year compensation. Mr. Hart was previously entitled to contractual severance arrangements consistent with those of Messrs. Coffield, Eden and Wei. However, Mr. Hart left service as an officer of the company in February 2007. If a change in control had occurred on December 31, 2007, and Gran Tierra’s named executive officers terminated for good reason, or if they were terminated other than for cause, they would have received the following payments:

Name	Payment
Mr. Coffield	$725,480
Mr. Eden	$534,362
Mr. Wei	$471,694
Mr. Orunesu	$0
Mr. Dyes	$280,000

Director Compensation 2007

Name	Director Compensation	Option Awards ($)(1)	Total ($)
Jeffrey Scott	$71,437	$60,116	$131,553
Walter Dawson	$40,331	$30,656	$70,987
Verne Johnson	$61,569	$30,656	$92,225
Nadine C. Smith(2)	$55,347	$30,656	$86,003
James Hart(3)	$16,518	$—	$16,518

(1)	The stock options were granted under terms of Gran Tierra’s 2005 Equity Incentive Plan in 2005. Assumptions made in the valuation of stock options granted are discussed in Note 6 to Gran Tierra’s 2007 Consolidated Financial Statements. Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding estimates of forfeiture.
(2)	Ms. Smith resigned as a director effective March 27, 2008.
(3)	Mr. Hart resigned as a director effective October 10, 2007.

In 2007, Gran Tierra paid a fee of $12,872 per year to each director who serves on the Gran Tierra Board and an additional $12,872 per year for the Chairman of the Gran Tierra Board. Gran Tierra also paid an additional fee of $6,436 per year for each committee chair (except for the audit committee) and $4,291 for each committee member (except for the audit committee). The audit committee chair was paid a fee of $25,743 per year and each member paid $12,872 per year. In addition, a fee of $644 was paid for each meeting attended. Directors who are not Gran Tierra employees are eligible to receive awards under Gran Tierra’s 2005 and 2007 Equity Incentive Plan. Compensation arrangements with the directors who are also Gran Tierra employees are described in the preceding sections of this Joint Proxy Statement under the heading “Gran Tierra Executive Compensation and Related Information.”

Compensation Committee Interlocks and Insider Participation

Gran Tierra’s Compensation Committee currently consists of Mr. Johnson, Mr. Scott and Mr. Dawson. None of the members of the Compensation Committee has at any time been an officer or employee of Gran Tierra. No member of the Gran Tierra Board or of the Compensation Committee served as an executive officer of another entity that had one or more of Gran Tierra’s executive officers serving as a member of that entity’s board or compensation committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Joint Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Gran Tierra Board that the Compensation Discussion and Analysis be included in this Joint Proxy Statement.

Verne Johnson

Walter Dawson

Jeffrey Scott

Information About the Share Capital of Gran Tierra and Gran Tierra Exchangeco Inc.

Gran Tierra Capital Stock

Authorized Capital Stock

The Certificate of Amendment to Gran Tierra’s articles of incorporation filed with the Secretary of State of Nevada on June 1, 2006, authorized the issuance of 325,000,001 shares of Gran Tierra capital stock, of which 300 million shares were designated as common stock, par value $0.001 per share, 25 million shares were designated as preferred stock, par value $0.001 per share, and 1 share was designated as Special Voting Stock, par value $0.001 per share.

Capital Stock Issued and Outstanding

As of September 30, 2008, there were issued and outstanding 104,611,399 shares of common stock issued and outstanding as of September 30, 2008, another 10,984,126 shares of common stock issuable upon the exchange of the GTE-Goldstrike Exchangeable Shares outstanding issued to certain former holders of Gran Tierra Canada’s common stock, no shares of preferred stock outstanding and 1 share of Special Voting Stock outstanding.

The following table sets forth the consolidated capitalization of Gran Tierra, effective December 31, 2007 and June 30, 2008 (dollars in thousands).

	Outstanding as at December 31, 2007	Outstanding as at June 30, 2008
Gran Tierra common stock	$72,553 (80,389,676 shares of Gran Tierra common stock, and 14,787,303 shares of Gran Tierra common stock issuable upon exchange of GTE-Goldstrike Exchangeable Shares)	$100,025 (99,582,314 shares of Gran Tierra common stock, and 11,192,859 shares of Gran Tierra common stock issuable upon exchange of GTE-Goldstrike Exchangeable Shares)
Bank Loan	Nil	Nil

There were no sales of shares of Gran Tierra common stock distributed within the twelve (12) months preceding the date hereof, other than pursuant to the exercise of Gran Tierra options and Gran Tierra warrants.

The following description of Gran Tierra’s capital stock is derived from various provisions of its articles of incorporation and its bylaws as well as provisions of applicable law. Such description is not intended to be complete and is qualified in its entirety by reference to the relevant provisions of Gran Tierra’s articles of incorporation and its bylaws.

Description of Common Stock

Gran Tierra is authorized to issue 300,000,000 shares of common stock, par value $0.001 per share. Holders of the common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Gran Tierra common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors on the Gran Tierra Board. Holders of the common stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Gran Tierra articles of incorporation.

Holders of common stock are entitled to share in all dividends that the Gran Tierra Board, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

Gran Tierra is authorized to issue 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share, none of which, as of September 30, 2008 was designated, issued or outstanding. The Gran Tierra Board is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the Gran Tierra Board, without the necessity of obtaining approval of its stockholders.

Special Voting Stock

The one currently existing share of Gran Tierra’s Special Voting Stock was designated to allow the holders of GTE-Goldstrike Exchangeable Shares, defined below, issued in connection with the transaction between the former shareholders of Gran Tierra Canada and Goldstrike to vote at Gran Tierra’s stockholder meetings. The holder of the share of Special Voting Stock is not entitled to receive dividends or distributions, but has the right to vote on each matter on which holders of Gran Tierra’s common stock are entitled to vote and to cast that number of votes equal to the number of GTE-Goldstrike Exchangeable Shares outstanding that are not owned by Gran Tierra or Gran Tierra’s affiliates. In connection with the share exchange transaction involving the former shareholders of Gran Tierra Canada, the share of Special Voting Stock was issued to the Goldstrike Trustee, as trustee for the holders of GTE-Goldstrike Exchangeable Shares. The Goldstrike Trustee may only cast votes with respect to the share of Special Voting Stock based on instructions received from the holders of GTE-Goldstrike Exchangeable Shares. The GTE-Goldstrike Exchangeable Shares are described more fully below.

GTE-Goldstrike Exchangeable Shares

In the share exchange transaction involving the former shareholders of Gran Tierra Canada and Goldstrike, the Gran Tierra Canada stockholders were permitted to elect to receive, for each share of Gran Tierra Canada’s common stock held before the share exchange, 1.5873016 of a GTE-Goldstrike Exchangeable Share. Gran Tierra Goldstrike Inc. is a wholly-owned indirect subsidiary of Gran Tierra. The GTE-Goldstrike Exchangeable Shares are a means to defer taxes paid in Canada. Each GTE-Goldstrike Exchangeable Share can be exchanged by the holder for one share of Gran Tierra’s common stock at any time, and will receive the same dividends payable on Gran Tierra’s common stock. At the time of exchange, taxes may be due from the holders of the GTE-Goldstrike Exchangeable Shares. The GTE-Goldstrike Exchangeable Shares have voting rights through the Special Voting Stock described above, and the holders thereof are able to vote on all matters on which the holders of Gran Tierra’s common stock are entitled to vote.

In order to exchange GTE-Goldstrike Exchangeable Shares for shares of common stock of Gran Tierra, a holder of GTE-Goldstrike Exchangeable Shares must submit a retraction request to Gran Tierra Goldstrike Inc. together with the share certificate representing the GTE-Goldstrike Exchangeable Shares. 120367 Alberta Inc. is a corporation incorporated under the laws of Alberta and is a wholly-owned subsidiary of Gran Tierra. Pursuant to a Voting Exchange and Support Agreement among Gran Tierra, 1203647 Alberta Inc., Gran Tierra Goldstrike Inc. and Olympia Trust Company, which is referred to as the “Goldstrike Voting Exchange and Support Agreement”, 120367 Alberta Inc. has an overriding right to purchase any GTE-Goldstrike Exchangeable Shares for which a retraction request has been submitted by providing the holder of the GTE-Goldstrike Exchangeable Shares subject to a retraction request with one share of common stock for each GTE-Goldstrike Exchangeable Shares. Pursuant to the terms of the Goldstrike Voting Exchange and Support Agreement, Gran Tierra is obligated to deliver shares of its common stock to 120367 Alberta Inc. in order to satisfy the obligations of 120367 Alberta Inc.

Holders of GTE-Goldstrike Exchangeable Shares have the right to instruct the Goldstrike Trustee to cause 120367 Alberta Inc. to purchase GTE-Goldstrike Exchangeable Shares for shares of common stock of Gran Tierra if Gran Tierra Goldstrike Inc. becomes insolvent or institutes insolvency proceedings. In addition, 120367 Alberta Inc. will be deemed to have purchased the GTE-Goldstrike Exchangeable Shares for shares of common stock if Gran Tierra becomes subject to liquidation, wound up or dissolved.

The GTE-Goldstrike Exchangeable Shares are subject to retraction by Gran Tierra Goldstrike Inc. for shares of common stock of Gran Tierra at the earlier of: (i) November 10, 2012; (ii) the date that less than 10% of the issued and outstanding GTE-Goldstrike Exchangeable Shares are held by parties not affiliated with Gran Tierra; (iii) the date when the holders of GTE-Goldstrike Exchangeable Shares fail to approve a sale of all or substantially all of the assets of Gran Tierra Goldstrike Inc. when requested to do so by Gran Tierra; (iv) the date when holders of GTE-Goldstrike Exchangeable Shares fail to approve a change in the terms of the GTE-Goldstrike Exchangeable Shares that is required to maintain their economic equivalence to shares of common stock; or (v) if there is a change of control transaction with respect to Gran Tierra. 120367 Alberta Inc has the right to purchase all GTE-Goldstrike Exchangeable Shares for common stock on the occurrence of any of these retraction events or if Goldstrike Exchange Co is being liquidated. In addition, Gran Tierra has the right to purchase (or to cause 120367 Alberta Inc. to purchase) all GTE-Goldstrike Exchangeable Shares if there is a change of law that permits holders of GTE-Goldstrike Exchangeable Shares to exchange their GTE-Goldstrike Exchangeable Shares for shares of common stock on a basis that will not require holders to recognize a capital gain for Canadian tax purposes.

Options

As of September 30, 2008, options representing the right to purchase 5,600,000 shares of Gran Tierra common stock were issued and outstanding at a weighted average exercise price of $1.71. The outstanding options were granted pursuant to Gran Tierra’s 2007 Equity Incentive Plan, which is an amendment and restatement of Gran Tierra’s 2005 Equity Incentive Plan, to certain of Gran Tierra employees, officers and directors and are exercisable for 10 years from the date of grant.

Warrants

As of September 30, 2008, the following warrants to purchase Gran Tierra common stock were issued and outstanding:

•	warrants representing the right to purchase 3,529,508 shares of Gran Tierra common stock. The outstanding warrants were issued on varying dates between September 2005 and February 2006, and are exercisable for five years from the date of issuance at an exercise price of $1.25 per share; and

•	warrants representing the right to purchase 10,089,004 shares of Gran Tierra common stock. The outstanding warrants are exercisable until June 2012 at an exercise price of $1.05 per share. The warrants can be called by Gran Tierra if its common stock trades above $3.50 for 20 consecutive days.

Indemnification; Limitation of Liability

Nevada Revised Statutes, or the “NRS”, Sections 78.7502 and 78.751 provide Gran Tierra with the power to indemnify any of its directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to Gran Tierra’s best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Gran Tierra’s bylaws include an indemnification provision under which it has the power to indemnify its directors, officers, employees and former directors, officers and employees (including heirs and personal representatives) to the fullest extent permitted under Nevada law.

Gran Tierra’s articles of incorporation and bylaws provide a limitation of liability in that no director or officer shall be personally liable to Gran Tierra or any of its stockholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Gran Tierra’s employment agreements with certain of its executive officers contain provisions which require it to indemnify them for costs, charges and expenses incurred in connection with (i) civil, criminal or administrative actions resulting from the executive officers service as such, and (ii) actions by or on behalf of Gran Tierra to which the executive officer is made a party. Gran Tierra is required to provide such indemnification if (i) the executive officer acted honestly and in good faith with a view to the best interests of Gran Tierra, and (ii) in the case of a criminal or administrative proceeding or proceeding that is enforced by a monetary policy, the executive officer had reasonable grounds for believing that his conduct was lawful.

Gran Tierra has also entered into an indemnity agreement with all of its officers and directors. The agreement provides that Gran Tierra will indemnify officers and directors to the fullest extent permitted by law, including indemnification in third party claims and derivative actions. The agreement also provides that Gran Tierra will provide an advancement for expenses incurred by the officers or directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for Gran Tierra’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, it has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of Nevada State Law

Gran Tierra may be or in the future it may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Gran Tierra from doing so if it cannot obtain the approval of the Gran Tierra Board.

Gran Tierra Exchangeco Common Stock and GTE-Solana Exchangeable Shares

The following summary of certain provisions of Exchangeco’s share capital does not purport to be complete and is subject to, and qualified in its entirety by, the articles and bylaws of Exchangeco and by the provisions of applicable law.

Authorized Capital

The authorized capital of Exchangeco consists of an unlimited number of common shares. The share capital of Exchangeco will be amended prior to the Effective Time to create the GTE-Solana Exchangeable Shares.

Common Shares

All of the issued and outstanding common shares of Exchangeco are held by Callco. There are currently 100 common shares issued and outstanding with a par value of CDN$0.01 per common share. The holders of the common shares of Exchangeco are entitled to receive notice of, attend and vote at any meeting of the shareholders of Exchangeco on the basis of one vote for each common share held at the time of any such meeting. Subject to the rights of holders of GTE-Solana Exchangeable Shares, the holders of common shares are entitled to receive dividends declared as and if declared by the board of directors of Exchangeco; and are entitled to share in the remaining property of Exchangeco upon liquidation, dissolution, bankruptcy, winding-up or other distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs.

GTE-Solana Exchangeable Shares

See “Description of the Arrangement — Transaction Mechanics and Description of GTE-Solana Exchangeable Shares” for a summary of certain provisions of the GTE-Solana Exchangeable Shares which will be created prior to the Effective Time.

Dividend Policy

Gran Tierra has not declared or paid cash dividends on its common stock since incorporation. Following the consummation of the Arrangement, Gran Tierra intends to retain earnings to finance the growth and development of Gran Tierra’s businesses. Any payment of cash dividends in the future will depend upon Gran Tierra’s financial condition, capital requirements and earnings as well as other factors the Gran Tierra Board may deem relevant. Gran Tierra’s revolving credit facility with commercial lenders restricts the amount of dividends Gran Tierra can pay to Gran Tierra’s stockholders.

Transactions with Solana

Gran Tierra and Solana are partners in two blocks (Guayuyaco and Chaza) and one well in the Santana block (Inchiyaco). Gran Tierra and Solana each hold a 35% working interest in the Guayuyaco block and each hold a 50% working interest in the Chaza block. Solana has a 9.17% working interest in the Inchiyaco well, with Gran Tierra holding a 35% working interest. Gran Tierra is the operator of all three properties, and as operator bills Solana for its share of expenses related to each block. Oil produced from the Inchiyaco well and Guayuyaco block is sold by Gran Tierra to Ecopetrol, and Gran Tierra pays Solana its share of sales. For the Chaza block, Gran Tierra and Solana each sell their own share of the oil produced separately. Solana has provided contributions to each of the blocks for 2006, 2007 and the first six months of 2008 as follows:

	2006	2007	2008
Guayuyaco	$2,835,448	$5,359,531	$2,139,797
Chaza	369,999	8,853,888	13,651,150
Inchiyaco	152,522	106,110	51,622
Total	$3,359,975	$14,321,536	$15,844,577

Solana has received net after royalty revenue related to Guayuyaco and Inchiyaco for the same time periods as follows:

	2006	2007	2008
Guayuyaco	$7,109,372	$7,599,534	$6,291,842
Inchiyaco	369,600	276,932	206,162
Total	$7,478,972	$7,876,466	$6,498,004

Gran Tierra’s share of expenses for the same periods was:

	2006	2007	2008
Guayuyaco	$2,835,448	$5,359,531	$2,139,797
Chaza	369,999	8,853,888	13,651,150
Inchiyaco	429,401	298,735	145,333
Total	$3,634,848	$14,512,154	$15,936,280

Gran Tierra’s share of net after royalty revenues was:

	2006	2007	2008
Guayuyaco	$7,038,278	$7,447,543	$5,893,539
Inchiyaco	1,019,737	764,064	568,807
Total	$8,058,015	$8,211,607	$6,462,346

RISK FACTORS

An investment in Gran Tierra is subject to certain risks. Investors should carefully consider the risk factors described under the heading “Risk Factors” in the risk factors set forth in Gran Tierra’s most recent Quarterly Report on Form 10-Q, as filed with the SEC, incorporated by reference in this Joint Proxy Statement, as well as the risk factors described on page 23 of this Joint Proxy Statement.

CERTAIN LEGAL AND OTHER INFORMATION

Auditors, Transfer Agent and Registrar

The independent chartered accountants engaged by Gran Tierra are Deloitte & Touche LLP. Deloitte & Touche LLP was engaged by Gran Tierra on January 26, 2005. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Computershare Trust Company, N.A. 350 Indiana Street, Suite 800, Golden, CA, 80401, Attn: Dan Konecny, is transfer agent and registrar of the Gran Tierra common stock. Concurrently with the closing of the Arrangement, Computershare Trust Company of Canada will be appointed as transfer agent and registrar for the GTE-Solana Exchangeable Shares. Computershare Trust Company of Canada will also be the trustee under the Voting and Exchange Trust Agreement.

LEGAL MATTERS

Certain legal matters in connection with the Arrangement have been passed upon, on behalf of Gran Tierra, by Cooley Godward Kronish LLP, as to matters of U.S. law, Blake, Cassels & Graydon LLP, as to matters of Canadian law, and Gomez-Pinzon Zuleta as to matters of Colombian law, and on behalf of Solana, by Davis LLP, as to matters of Canadian law and Hodgson Russ LLP as to matters of U.S. law.

WHERE YOU CAN FIND MORE INFORMATION

Gran Tierra files its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to such reports and all other filings pursuant to Section 13(a) or 15(d) of the Exchange Act which it makes available as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC. Such filings are available free of charge to the public on the Gran Tierra website at http://www.grantierra.com. To access Gran Tierra’s SEC filings, select “SEC Filings” on the investor relations page on Gran Tierra’s website. Gran Tierra’s website address is provided solely for informational purposes. Gran Tierra does not intend, by this reference, that its website should be deemed to be part of this Joint Proxy Statement. Any materials Gran Tierra has filed with the SEC may be read and/or copied at the SEC’s Public Reference Room at 100 F Street N.E. Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding Gran Tierra. The SEC’s website address is www.sec.gov.

No person is authorized to give any information or to make any representation not contained in this Joint Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement does not constitute the solicitation of a proxy, by any person in any jurisdiction in which such a solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such a solicitation. Neither delivery of this Joint Proxy Statement nor any distribution of the securities referred to in this Joint Proxy Statement shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Joint Proxy Statement.

Gran Tierra is organized under the laws of the State of Nevada, United States. Many of the experts named herein are residents of the United States. In addition, substantial portions of the assets of Gran Tierra and of such individuals and experts are located outside of Canada. Although Gran Tierra has appointed Blake, Cassels & Graydon LLP, 855 – 2nd Street S.W. Suite 3500, Bankers Hall East Tower, Calgary AB T2P 4J8 Canada, as its agent for service of process in Canada, it may be difficult or impossible for persons who become securityholders of Gran Tierra to effect service of process upon such persons within Canada with respect to matters arising under Canadian securities laws or to enforce against them in Canadian courts judgments predicated upon the civil liability provisions of Canadian securities laws. There also is some doubt as to the enforceability in the United States in original actions, or in actions for enforcement of judgments of Canadian courts, of civil liabilities predicated upon the Canadian securities laws. In addition, awards of punitive damages in actions against Gran Tierra sought in Canada or elsewhere may be unenforceable in the United States.

DOCUMENTS INCORPORATED BY REFERENCE

See page 231 for a description of the documents Gran Tierra incorporates by reference into this Joint Proxy Statement.

CERTAIN INFORMATION ABOUT SOLANA

Description of Solana Business

Corporate Structure

Solana was incorporated pursuant to the provisions of the ABCA on July 18, 1985 as Knight Mining Corp. Solana changed its name by Certificate of Amendment to Choice Software Systems Ltd. on September 19, 1991, to Timbuktu Gold Corp. on October 30, 1995, to Marchmont Gold Corp. on May 6, 1997, to Adulis Minerals Corp. on January 19, 2000, to Adulis Resources Inc. on April 30, 2001, and finally to its current name Solana Resources Limited on October 14, 2005.

Solana has two wholly-owned subsidiaries which are Solana Petroleum Exploration (Colombia) Limited incorporated in the Cayman Islands, or “Solana Colombia,” and Bayford Investments Ltd., incorporated in Barbados. Bayford Investments Ltd. had no operations and was dissolved July 24, 2008.

Solana is a reporting issuer in the Provinces of Alberta, British Columbia and Ontario. The Solana Shares are listed on the TSX Venture Exchange under the trading symbol “SOR” and on AIM under the trading symbol “SORL”.

Solana’s head office is located at Suite 100, 522 – 11 Avenue S.W., Calgary, Alberta T2R 0C8 and the registered office is located at 1000, 250 – 2 Street, S.W., Calgary, Alberta, T2P 0C1.

Summary Description of Solana’s Business

Solana is an international resource company engaged in the acquisition, exploration, development and production of oil and natural gas. Solana is headquartered in Calgary, Alberta. Solana’s exploration and development properties are located in Colombia, South America and are held through its wholly owned subsidiary, Solana Colombia. Solana currently holds various working interests in nine blocks in Colombia and Solana is the operator in respect of six of these blocks. Five of the blocks contain producing assets.

Recent Developments

Costayaco Field — Chaza Block — Putumayo Basin

On June 30, 2008, drilling commenced on the Costayaco-5 well and reached a total measured depth of 8,703 feet. The Costayaco-5 well is located on the west flank of the Costayaco field, approximately 3,450 feet northwest of Costayaco-1. A combination of drill stem testing and production testing was conducted on the two major reservoir sequences, the Caballos and the Villeta T formations in August and September 2008. The Middle Caballos tested 100% water while the Upper Caballos produced 27° API oil at a rate of 20 BOPD with a 5% water cut from 20 feet of perforations. The Lower Villeta T also produced 100% water while the Upper Villeta T produced 30° API oil at a gross rate of 1,152 BOPD with a 1% water cut from 22 feet of perforations using a jet pump. These results are the first indication of a water leg in the Villeta T in the Costayaco Field. The depth of the oil water contact is poorly defined but is interpreted to be located at approximately 8,375 feet.

Costayaco-4 is a deviated well drilled from the Costayaco-2 surface location near the crest of the Costayaco field to a total measured depth of 8,884 feet (true vertical depth of 8,616 feet). The bottom-hole location is approximately 1,775 feet northeast of the surface location. Approximately 77 feet of core was obtained from the Caballos and Villeta T formations during drilling. A combination of drill stem testing, flow testing and production testing was conducted on the two major reservoir sequences, the Caballos and the Villeta T formations in August and September 2008. The Caballos tested 30° API oil at a stabilized gross production rate of 3,042 BOPD with a 1% water cut from 95 feet of perforations with a jet pump. The Villeta T tested 30° API oil at a stabilized natural flow gross production rate of 1,401 BOPD with a 2% water cut from 48 feet of perforations.

A continuous delineation and development drilling campaign in the Costayaco field is planned for the balance of 2008 and through 2009, and management expects the details of this program to be finalized in the fourth quarter of 2008.

Additionally, an 8 inch diameter, 10 kilometer pipeline from the Costayaco field to the Uchupayaco Station on the existing pipeline system comissioned in late July, 2008, and is currently transporting approximately 9,000 BOPD. This new pipeline is designed to have a capacity of 25,000 BOPD. Initial throughput is constrained due to capacity limitations further downstream in the existing pipeline system. Options to increase production utilizing trucks to bypass infrastructure constraints, are being developed with gross Costayaco field production expected to rise to approximately 15,000 BOPD by year end 2008.

Solana holds a non-operated 50% working interest in the Chaza block, with Gran Tierra, the operator, holding the other 50%. The Chaza block is subject to an Agencia Nacional de Hidrocarburos contract.

Guachiría and Guachiría Sur Blocks — Llanos Basin

Drilling commenced on the Primavera-1 well, on February 20, 2008 and reached a total depth of 7,405 feet on March 1, 2008. Preliminary test results for the Primavera -1 well completed in May 2008 yielded 650 BOPD (gross) from eight feet of perforations over a twenty-four hour period in the Carbonera C-7 formation. The Primavera-1 well was subsequently placed on a long term in mid August 2008 and produced 40° API oil at a gross average rate of 1,205 BOPD over a one week period. Water cut was stable and averaged 52% during this period.

In June 2008, Solana suspended testing operations of the Palmitas -2 well located on the Guachiría Sur block. The Palmitas -2 well reached a total depth of 6,905 feet in March 28, 2008, and following logging, sidewall coring and MDT tests was cased. While initial log interpretations and MDT tests indicated potential oil pay in the Carbonera C-7 formation, subsequent extensive cased hole testing failed to yield commercial oil rates. A work-over, attempting to reduce water production, was subsequently performed without success. The well is now slated to be abandoned.

In addition, drilling commenced on the Los Aceites-1 exploration well on August 2, 2008, and reached a total vertical depth of 7,108 feet on August 8, 2008. Completion and testing operations were performed with the drilling rig in late August 2008. During a short (4.5 hour) clean up, the well flowed at an average rate in excess of 5,000 BOPD from 10 feet of perforations in the Carbonera C-7 formation. A short term test is anticipated to commence late-September 2008.

Solana is the operator and holds a 100% working interest in the Guachiría and Guachiría Sur blocks with Lewis Energy Colombia holding a 30% beneficial interest in both blocks. The Guachiría Sur block is subject to an Agencia Nacional de Hidrocarburos contract and the Guachiría block is subject to an Ecopetrol S.A. contract with an additional 13% overriding royalty payable to Ecopetrol that is applied after government royalties.

Garibay Block — Llanos Basin

In May 2008, the Topocho-1 well located on the Garibay block in the Llanos Basin was drilled and abandoned. In November 2007, Solana farmed out 50% and operatorship of the Garibay block to CEPSA Colombia SA. Under the farmout terms, Solana retains a 50% working interest in the Garibay block and CEPSA Colombia SA. is responsible for 100% of the drilling, completing and testing costs associated with the Topocho-1 well. The Garibay block is subject to an Agencia Nacional de Hidrocarburos contract.

Colonia Block — Llanos Basin

On June 18, 2008, Solana relinquished its 100% interest in the Colonia block after the acquisition, processing and interpretation of 55 km2 of 3D seismic failed to identify any viable prospects.

Magangue Block — Lower Magdalena Basin

In January 2008 Pacific Rubiales initiated gas production from the La Creciente block greatly increasing local line pressure and effectively backing out production from Solana’s Güepajé gas field. Güepajé restarted production at market restricted rates into a low pressure line supplying local needs in late June 2008. A new compressor is expected to be in service in late September 2008 allowing Güepajé to produce at capacity. Solana holds a 37.8% operator interest in the Magangue block which is subject to an association contract.

Solana Selected Financial Data

Summary Historical Consolidated Financial Data of Solana Under Canadian GAAP

The following table sets forth summary historical consolidated financial data for Solana as of and for each of the preceding five years ended December 31, 2007 and as of and for the six months ended June 30, 2007 and 2008. The summary historical consolidated financial data have been presented in U.S. dollars and under Canadian GAAP.

The data set forth below has been derived from, and should be read in conjunction with, the associated consolidated financial statements and related notes as filed on SEDAR.

	Year Ended December 31,					Period Ended June 30,
	2003	2004	2005	2006	2007	2007	2008
Statement of Operations Data
Revenues and other income
Oil sales	$—	$—	$6,010,571	$8,561,235	$17,441,340	$2,383,884	$47,921,945
Natural gas sales	—	350,864	749,930	919,676	853,049	417,584	18,403
Interest	2,468	132,892	714,397	1,531,032	1,091,321	470,399	999,774
Total revenues	2,468	483,756	7,474,898	11,011,943	19,385,710	3,271,867	48,940,122
Expenses
Operating	—	394,327	1,454,204	3,123,305	3,944,131	1,474,253	6,051,140
Depletion, impairment, depreciation and accretion	274,626	1,246,080	4,809,927	35,163,420	5,789,093	2,212,543	6,478,965
General and administrative	121,946	964,060	2,849,913	4,602,952	5,129,153	2,380,267	2,811,552
Stock-based compensation	—	938,946	1,801,780	3,029,830	13,640,012	2,825,074	3,480,991
Foreign exchange (gain) loss	39,255	428,204	(203,808)	(2,145,686)	77,290	224,888	(248,301)
Total expenses	435,827	3,971,617	10,712,016	43,773,821	28,579,679	9,177,425	18,574,347
Income (loss) before income tax	(433,359)	(3,487,861)	(3,237,118)	(32,761,878)	(9,193,969)	(5,845,558)	30,365,775
Income tax expense (recovery)	—	153,238	213,552	(5,153,272)	89,257	89,257	3,119,646
Net income (loss)	$(433,358)	(3,641,099)	$(3,450,670)	$(27,608,606)	$(9,283,226)	$(5,934,815)	$27,246,129
Net income (loss) per common share – basic	$(0.02)	$(0.05)	$(0.05)	$(0.34)	$(0.09)	$(0.06)	$0.21
Net income (loss) per common share – diluted	$(0.02)	$(0.05)	$(0.05)	$(0.34)	$(0.09)	$(0.06)	$0.22
Statement of Cash Flows Data
Operating activities	$(102,014)	$2,514,525	$5,453,812	$7,114,937	$12,893,927	$(1,484,716)	$23,680,156
Investing activities	(246,536)	(14,855,544)	(32,184,351)	(29,112,940)	(31,908,116)	(12,595,370)	(28,076,989)
Financing activities	2,975,856	54,473,335	1,068,660	34,428,044	57,348,910	23,711	6,259,129
Foreign exchange gain (loss)	—	169,776	270,000	(300,000)	19,676	58,156	1,644
(Decrease) Increase in cash	$2,627,306	$42,302,092	$(25,391,879)	$12,130,041	$38,354,397	$(13,998,219)	$1,863,940

	At December 31,					At June 30,
	2003	2004	2005	2006	2007	2007	2008
Balance Sheet Data
Cash and cash equivalents	$2,209,868	$45,780,741	$20,660,693	$29,909,168	$71,537,827	$18,158,274	$73,401,767
Working capital (including cash)	2,168,827	48,750,038	24,407,788	37,106,929	70,974,442	18,039,837	88,303,377
Oil and gas properties	2,566,986	37,638,845	63,142,705	54,313,189	81,963,075	70,078,418	102,929,728
Deferred tax asset	—	—	—	—	—	—	4,000,375
Total assets	5,550,076	89,052,743	95,897,095	98,615,541	166,641,302	97,884,761	211,120,142
Deferred tax liability	—	5,067,880	5,231,970	—	—	—	—
Other long-term liabilities	—	351,452	536,547	1,556,823	1,973,938	7,350,731	2,134,858
Shareholders’ equity	$5,489,373	$81,984,051	$84,180,499	$93,654,111	$155,359,807	$90,534,030	$192,346,056

Summary Historical Consolidated Financial Data of Solana Under U.S. GAAP

The following table sets forth summary historical consolidated financial data for Solana as of and for each of the two years ended December 31, 2007 and as of June 30, 2008 and for the six months ended June 30, 2007 and 2008. The summary historical consolidated financial data have been presented in U.S. dollars and adjusted to U.S. GAAP.

The data set forth below has been derived from, and should be read in conjunction with, the consolidated financial statements and related notes thereto after applying the appropriate adjustments to U.S. GAAP, as included in Note 20 to the consolidated financial statements included at page 228 of this Joint Proxy Statement and Note 15 of the interim consolidated financial statements included at page 208 of this Joint Proxy Statement.

	Year Ended December 31,		Six Months Ended June 30,
	2006	2007	2008	2007
Statement of Operations Data
Revenues and other income
Oil sales	$8,561,235	$17,441,340	47,922,240	2,383,885
Natural gas sales	919,676	853,049	18,108	417,583
Interest	1,531,032	1,091,321	999,774	470,399
Total revenues	11,011,943	19,385,710	48,940,122	3,271,867
Expenses
Operating	3,123,305	3,944,131	6,051,140	1,474,253
Depletion, impairment, depreciation and accretion	43,078,099	4,593,556	5,759,965	1,571,543
General and administrative	4,602,952	5,129,153	2,811,552	2,380,667
Stock-based compensation	3,029,830	13,640,012	3,480,991	2,825,074
Foreign exchange (gain) loss	(2,145,686)	77,290	(248,301)	224,888
Total expenses	51,688,500	27,384,142	17,855,347	8,476,425
Income (loss) before income tax	(40,676,557)	(7,998,432)	31,084,775	(5,204,558)
Income tax expense (recovery)	(5,153,272)	89,257	242,646	89,257
Net income (loss)	$(35,523,285)	$(8,087,689)	$30,842,129	$(5,293,815)
Net income (loss) per common share
Basic	$(0.43)	$(0.08)	$0.25	$(0.06)
Diluted	$(0.43)	$(0.08)	$0.24	$(0.06)
Statement of Cash Flows Data
Operating activities	$(799,742)	$14,089,464	$23,680,156	$(1,484,716)
Investing activities	(21,198,261)	(33,103,653)	(28,076,989)	(12,571,659)
Financing activities	34,428,044	57,348,910	6,259,129	—
Foreign exchange gain (loss)	(300,000)	19,676	1,644	58,156
Increase in cash	$12,130,041	$38,354,397	$1,863,940	$(13,998,219)

	At December 31,		Six Months Ended June 30,
	2006	2007	2008
Balance Sheet Data
Cash and cash equivalents	$29,909,168	$71,537,827	$73,401,767
Working capital (including cash)	37,106,929	70,974,442	88,303,377
Oil and gas properties	43,679,601	72,525,024	94,210,728
Deferred tax asset	—	—	6,877,000
Total assets	87,981,954	157,203,25	205,278,142
Other long-term liabilities	1,556,823	1,973,938	2,134,858
Shareholders’ equity	$83,020,523	$145,921,756	$186,503,426

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

Solana is an oil and gas exploration and development company based in Calgary, Alberta with all of its exploration, development and producing properties located in Colombia. Solana’s primary objective is to explore and develop prospective international oil and gas properties.

Solana currently holds various working interests in ten properties in Colombia and is the operator of seven of these properties. Four of the properties contain oil or gas producing wells. This portfolio is comprised of producing, under development and exploration assets and is held through Solana’s wholly owned Colombian subsidiary.

Solana’s management believes that Colombia offers significant oil and gas exploration potential. Solana is currently evaluating and will continue to evaluate other opportunities in Colombia and elsewhere with a view to acquiring additional interests in development or prospective exploration properties.

Solana currently has two wholly-owned subsidiaries, Bayford Investments Ltd. and Solana Colombia. Bayford Investments Ltd. is a corporation incorporated in Barbados on November 3, 2003, with its registered office at White Park Road, Bridgetown, Barbados. Bayford Investments Ltd. registered a branch in Colombia on August 13, 2004, permitting Bayford Investments Ltd. to carry on business in Colombia; however, it is not carrying on active operations. Another subsidiary, Breakaway Energy, Inc. was acquired on October 2, 2006 but was voluntarily dissolved on February 28, 2007. Breakaway had no operations.

Solana acquired Solana Colombia in December 2004. Solana Colombia was incorporated in the Cayman Islands on May 8, 1998 and registered a branch in Colombia on October 26, 1998, permitting Solana Colombia to carry on business in Colombia. The operations office of Solana Colombia is Calle 113 No. 7-21 Of. 706, Torre A Edificio Teleport, Bogota D.C., Colombia.

Solana’s financial results were reported in Canadian dollars before the year ending December 31, 2006, at which time the financial results began to be reported in US dollars.

On October 30, 2007, Solana filed on SEDAR restated interim consolidated financial statements for the three and six month periods ended June 30, 2007 and its related management’s discussion and analysis. The restatement reflected a decrease in depletion expense and a corresponding decrease in the Solana’s net loss of $800,000 for the three month period ended June 30, 2007, and $1,600,000 for the six month period ended June 30, 2007. The restatement reduced Solana’s three and six month loss per share to ($0.03) and ($0.06) from ($0.05) and ($0.08) respectively.

Subsequently, on November 16, 2007, Solana filed on SEDAR restated financial statements and restated MD&A for each of the years ended December 31, 2006 and 2005, for the three month period ended March 31, 2007, and the three and six month periods ended June 30, 2007. The restatement of the financial results reflected Solana’s determination, in consultation with its auditors, that the amount originally allocated to intangible assets in connection with the acquisition of Solana’s Breakaway subsidiary in October, 2006, should have been accounted for as a compensation expense over the vesting period of the common shares issued pursuant to the acquisition of Breakaway.

Results of Operation

The following discussion and analysis of Solana’s financial condition and results of operations should be read in conjunction with Solana’s consolidated financial statements and notes thereto. Solana’s consolidated financial statements have been prepared in accordance with Canadian GAAP, which differ from U.S. GAAP. For a discussion of these differences, see Note 20 to Solana’s consolidated financials included at page 228 of this Joint Proxy Statement and Note 15 of the interim consolidated financial statements included at page 208 of this Joint Proxy Statement. Except for historical information contained herein, the matters discussed below are forward-looking statements that involve risks and uncertainties, including, but not limited to, the risks and uncertainties discussed below. Figures are expressed in United States dollars, unless otherwise indicated.

Results of Operation for the Three and Six Months Ended June 30, 2008 as Compared to the Three and Six Months Ended June 30, 2007

Selected Quarterly Information under Canadian GAAP

The following table summarizes selected financial data for Solana for the three and six months ended June 30, 2008 and 2007. This consolidated financial information includes the revenue and expenses of Solana Colombia for the periods ended June 30, 2008 and 2007.

	June 30, 2008		June 30, 2007
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
	$	$	$	$
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Production revenue, net of royalties	31,673,778	47,940,348	1,387,542	2,801,468
Operating costs	3,757,695	6,051,140	817,675	1,474,253
	27,916,083	41,889,208	569,867	1,327,215
Expenses general and administrative	1,320,953	2,811,552	1,319,363	2,380,667
Depletion, depreciation and accretion	4,174,757	6,478,965	945,635	2,212,543
Foreign exchange loss (gain)	(758,723)	(248,301)	199,233	224,888
Stock-based compensation	872,983	3,480,991	1,207,881	2,825,074
	5,609,970	12,523,207	3,672,112	7,643,172
Other income/(expenses)
Interest and other	265,071	999,774	339,285	470,399
Income taxes	(3,053,711)	(3,119,646)	(39,257)	(89,257)
	(2,788,640)	(2,119,872)	300,028	381,142
Net income (loss)	19,517,473	27,246,129	(2,802,217)	(5,934,815)
Net income (loss) per share, basic	0.17	0.22	(0.03)	(0.06)
Net income (loss) per share, diluted	0.16	0.21	(0.03)	(0.06)

Revenue for the three month period ended June 30, 2008 increased 2,197% to $31,673,778, as compared to revenue of $1,378,542 for the three months ended June 30, 2007. The quarterly increase in revenues of $30,295,236 was due to Solana’s increased oil production of 239,071 barrels more than was produced in the second quarter of 2007, as well as increased average oil prices.

Revenue for the six month period ended June 30, 2008 increased 1,611% to $47,940,348, as compared to revenue of $2,801,468 for the six months ended June 30, 2007. The increase in revenues of $45,138,880 was due to Solana’s increased production from the Costayaco and Juanambu discoveries in 2007. During the first half of 2008, Solana produced 402,351 barrels more than was produced in the first half of 2007.

Operating profit for the three month period ended June 30, 2008 increased by 4,798% to $27,916,083, as compared to $569,867 for the three months ended June 30, 2007. Operating profit for the six month period ended June 30, 2008 increased by 3,056% to $41,889,208, as compared to $1,327,215 for the six months ended June 30, 2007. The increase in operating profits of $27,346,216 and $40,561,993, respectively, was attributable to Solana’s increased oil production from the Costayaco and Juanambu discoveries in 2007, together with increased average oil prices during the period.

Solana’s net income for the three months ended June 30, 2008 increased by 796% to $19,517,473 as compared to a net loss of $2,802,217 for the quarter ended June 30, 2007. Solana’s net income for the six months ended June 30, 2008 increased by 559% to $27,246,129 as compared to a net loss of $5,934,815 for the six months ended June 30, 2007. The increase in net income for the three and six months ended June 30, 2008 is attributable to increased oil production from Solana’s operations in Colombia, as well as higher average oil prices.

Crude oil and gas production for the six months ended June 30, 2008 increased 460% to 2,642 barrels, from 468 barrels for the six months ended June 30, 2007. The increase in production is due primarily to the addition of production from the Juanambu and Costayaco wells which were discovered in fiscal 2007.

Operating Costs

Operating costs for the three months ended June 30, 2008 increased by 360% to $3,757,695 as compared to $817,675 for the three months ended June 30, 2007. Operating costs for the six months ended June 30, 2008 increased by 310% to $6,051,140 as compared to $1,474,253 for the six months ended June 30, 2007. The increase in operating costs reflect higher volumes produced as compared to the same periods in 2007.

These costs are mainly incurred in relation to the extraction of oil, light processing of the extracted oil and the transportation of oil produced during the year.

General and Administrative Expenses

General and administrative expenses for the three and six month periods ended June 30, 2008 amounted to $1,320,953 and $2,811,552, respectively, as compared to $1,319,363 and $2,380,667, respectively, for the three and six month period ended June 30, 2007. The major components of general and administrative expenses are as follows:

	June 30, 2008		June 30, 2007
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
	$	$	$	$
General office	162,747	291,247	158,482	217,076
Salaries & benefits	680,821	1,788,829	707,559	1,506,687
Professional fees	360,171	474,020	135,429	212,503
Public company cost	107,171	185,831	156,548	202,160
Consulting fees	10,043	71,625	161,345	242,241
	1,320,953	2,811,552	1,319,363	2,380,667

Salaries and benefits expense increased as employees were added in response to a growing level of activity across the organization related to exploration on the oil and gas properties where Solana has a working interest. Professional fees and public company costs are mainly comprised of consultancy and legal expenses, which increased in accordance with Solana’s activity levels.

Depletion, Depreciation and Accretion

Depletion, depreciation and accretion amounted to $4,174,757 and $6,478,965 for the three and six month periods ended June 30, 2008, compared to the same periods in 2007, which were $945,635 and $2,212,543 respectively. The variance is due mainly to the impact of the booking additional reserves and higher production rates.

Foreign Exchange Loss

Foreign exchange gain amounted to $758,723 and $248,301 for the three and six month periods ended June 30, 2008, as compared with a loss of $199,233 and $224,888 for the comparable three and six month periods in 2007. The increase is attributable to variations of the Canadian dollar against the U.S. dollar during these periods. Solana incurs costs in Colombian pesos and Canadian dollars and sells its production in US dollars.

Stock Based Compensation

Stock-based compensation amounted to $872,983 and $3,480,991 for the three and six month period ended June 30 2008, respectively, as compared to $1,207,881 and $2,825,074 for the comparable periods ended June 30, 2007. The increase is mainly due to the additional stock compensation expense of $763,208 related to performance warrants recognized as part of the Breakaway acquisition (see Note 3 to the financial statements for the years ended December 31, 2007 and 2006).

Interest Income

Interest income increased by 112%, to $999,774 at June 30, 2008, as compared to $470,399 at June 30, 2007. Even though interest rates were lower during the first half of 2008 in comparison with the first half of 2007, higher cash balances held throughout the current period resulted in higher interest income.

Income Tax

Income tax expense increased by 3,395% to $3,119,646 for the six month period ended June 30, 2008 as compared to $89,257 for the six month period ended June 30, 2007. This increase corresponds to a change in Solana’s taxable base in Colombia from presumptive tax to taxes based on earnings resulting from the significant increase in expenses in 2008.

Subject to confirmation by taxation authorities, Solana has approximately CDN$10.2 million ($9.94 million) of Canadian non-capital loss carry forwards which are available to be carried forward and which expire between 2008 and 2027. The consolidated financial statements do not reflect the potential tax benefit of these losses, as they do not meet the “more likely than not” criteria for recognition.

Subject to confirmation by taxation authorities, Solana has approximately Col$98 billion ($49.6 million) of Colombian loss carry forwards which have no expiration term and are available to offset future taxable income. The consolidated financial statements reflect the potential tax benefit of these losses, as with the currently expected taxable income they meet the “more likely than not” criteria. Accordingly, a future tax asset of $4,000,375 was recognized at June 30, 2008.

Selected Annual Information for the Years Ended December 31, 2007, 2006 and 2005 under Canadian GAAP

The following table summarizes selected financial data for Solana for the years ended December 31, 2007, 2006 and 2005:

	2007	2006	2005
	$	$	$
Production Revenue, net of royalties	18,294,389	9,480,911	6,760,501
Operating costs	3,944,131	3,123,305	1,454,204
	14,350,258	6,357,606	5,306,297
Expenses
General and administrative	5,129,153	4,602,952	2,849,913
Depletion, depreciation and accretion	5,789,093	5,340,876	4,809,927
Impairment	—	29,822,544	—
Foreign exchange loss (gain)	77,290	(2,145,686)	(203,808)
Stock-based compensation	13,640,012	3,029,830	1,801,780
	24,635,548	40,650,516	9,257,812
Other (income)/expenses
Interest and other	(1,091,321)	(1,531,032)	(714,397)
Income tax expense (recovery)	89,257	(5,153,272)	213,552
	(1,002,064)	(6,684,304)	(500,845)
Net loss	(9,283,226)	(27,608,606)	(3,450,670)
Net loss per share	(0.09)	(0.34)	(0.05)

	As at December 31,
	2007	2006	2005
	$	$	$
Share capital and warrants	187,223,652	122,962,256	87,017,320
Working capital	70,974,442	37,106,929	24,407,788
Petroleum and natural gas properties	81,963,075	54,313,189	63,142,705
Total assets	166,641,302	98,615,541	95,897,095
Total current liabilities	9,307,557	3,404,607	5,948,079
Shareholders’ equity	155,359,807	93,654,111	84,180,499

Results of Operation for the Year Ended December 31, 2007 as Compared to the Year Ended December 31, 2006

This consolidated financial information includes the revenue and expenses of Solana Colombia for the years ended December 31, 2007 and 2006.

Revenue for the year ended December 31, 2007 increased by 93% to $18,294,389, as compared to revenue of $9,480,911 for the year ended December 31, 2006. The increase in revenues of $8,813,478 was due to Solana’s increased oil production of 51,851 barrels more than was produced in fiscal 2006. During the same time oil prices increased to an average of $50 per barrel as compared to an average of $40 per barrel during fiscal 2006. Operating profit for the year ended December 31, 2007 increased by 126% to $14,350,258, as compared to $6,357,606 for the year ended December 31, 2006. This increase in operating profits of $7,992,652 was attributable to Solana’s increased oil production along with increased average oil prices during fiscal 2007.

Solana’s net loss for the year ended December 31, 2007 decreased by 66% to $9,283,226 as compared to a net loss of $27,608,606 for the year ended December 31, 2006. This change is primarily due to the impact of the impairment adjustment of $29,822,544 taken during fiscal year 2006. This impairment adjustment resulted from Solana’s termination of its rights and obligations under an Exploration Participation Agreement with Ramshorn International Limited.

Crude oil and gas production for the year ended December 31, 2007 increased 20% to 317,282 barrels, as compared from 265,431 barrels for the year ended December 31, 2006. The increase in production is due primarily to the addition of production from the Juanambu and Costayaco wells which were discovered in fiscal 2007.

Operating Costs

Operating costs for the year ended December 31, 2007 increased by 26% to $3,944,131 as compared to $3,123,305 for the year ended December 31, 2006, reflecting higher volumes produced as compared to fiscal 2006. These costs are mainly incurred in relation to the extraction of oil, light processing of the extracted oil and the transportation of oil produced during the year.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2007 increased by 10% to $5,129,153 from $4,602,952 for the same period ended December 31, 2006. The major components of general and administrative expenses are as follows:

	2007	2006
	$	$
General office	237,649	404,102
Salaries	3,180,637	1,509,249
Professional fees	794,218	1,743,014
Public company costs	388,619	454,672
Consulting fees	150,079	196,363
Travel	377,951	295,552
	5,129,153	4,602,952

Most of Solana’s general and administrative expenses increased in comparison with the year ended December 31, 2006, except for salaries and travel expenses. These expenses increased as a result of significantly higher level of drilling and exploration activities during 2007 required to meet the contractual obligations related to exploration on the oil and gas properties where Solana has a working interest.

Depletion, Depreciation and Accretion

Depletion, depreciation and accretion for the year ended December 31, 2007 increased by 8% to $5,789,093 as compared to $5,340,876 for the year ended December 31, 2006.

Depletion is calculated based on the depletable asset base, annual production and the proved reserves listed in Solana’s annual reserve report. Depletion increased for the year ended December 31, 2007 by 9% to $5,639,189, as compared to $5,186,532 for the year ended December 31, 2006. This increase is due mainly to a combination of a higher depletable asset base and increased production during fiscal 2007, but was offset by additional proved reserves discovered in fiscal 2007 at Solana’s Juanambú and Costayaco blocks.

Depreciation for the year ended December 31, 2007 increased by 3% to $149,904, as compared to $113,912 for the year ended December 31, 2006. Depreciation costs related primarily to depreciation of office furniture, office equipment, vehicles and leasehold improvements.

Accretion expense for the year ended December 31, 2007 increased by 233% to $134,549, as compared to $40,432, for the year ended December 31, 2006. This increase relates primarily to Solana’s re-assessment of future estimated costs to plug and abandon its petroleum and natural gas wells at the end of their useful lives.

Impairment

While there was no impairment charge for the year ended December 31, 2007, for the year ended December 31, 2006, Solana’s impairment charge amounted to $29,822,544. This impairment charge was incurred upon the December 1, 2006 termination of Solana’s rights and obligations under an Exploration Participation Agreement with Ramshorn International Limited. Pursuant to this agreement Solana participated in the exploration of five Colombian oil and gas exploration prospects. Upon termination of the Exploration Participation Agreement, effective September 1, 2006, Solana incurred the impairment adjustment described above which primarily related to exploration expenses incurred during the life of the agreement.

Foreign Exchange

Foreign exchange loss for the year ended December 31, 2007 amounted to $77,290 as compared to a foreign exchange gain of $2,145,686 for the fiscal year ended December 31, 2006. This change is substantially due to the appreciation of the Colombian peso and the Canadian dollar against the US dollar during fiscal year 2007. This is because Solana incurs costs in Colombian pesos and the Canadian dollars and sells its production in US dollars.

Stock Based Compensation

Stock based compensation expense increased 350%, or $10,610,182, to $13,640,012 in 2007 from $3,029,830 in 2006. This increase is primarily attributable stock compensation expenses of $6,912,486 and $5,724,064 recognized for shares of common stock and performance warrants, respectively, related to the Breakaway acquisition (see Note 3 to the financial statements for the years ended December 31, 2007 and 2006).

Stock-based compensation expense associated with options decreased 34%, or $509,476, from $1,512,938 in 2006 as compared with $1,003,462 in 2007. This decrease is due to a reduction in the amortization costs associated with the vesting of options granted throughout 2007.

Interest Income

Interest income for the year ended December 31, 2007 decreased by 29% to $1,091,321, as compared to $1,531,032 at December 31, 2006. This decrease is due to lower cash balances held by Solana throughout most of fiscal 2007.

Income Tax Expense

Income tax expense for the year ended December 31, 2007 decreased by 55% to $89,257, as compared to $201,233 for the year ended December 31, 2006. This decrease corresponds to a reduction in Solana’s taxable base. Under Colombian tax regulations a company which holds an asset which does not produce revenue must pay a tax on the assessed value of such asset. If such asset produces revenue in a future period, any historical taxes paid on the assessed value of the asset may be used to offset taxes owing on revenues produced from the asset. This carry-forward may be used for five years. Solana’s tax carry forward under this regulation amounts to $5,354,505 at December 31, 2007.

Solana has approximately $10,355,500 of Canadian non-capital tax-loss carry forwards, and $38,695,000 of Colombian tax-loss carry forwards. Solana’s consolidated financial statements do not reflect the potential tax benefit of these losses, as they do not meet the more likely than not criteria provided for under Canadian GAAP.

Results of Operation for the Year Ended December 31, 2006 as Compared to the Year Ended December 31, 2005

This consolidated financial information includes the revenue and expenses of Solana Colombia for the years ended December 31, 2006 and 2005.

Revenue for the year ended December 31, 2006 increased by 40% to $9,480,911, as compared to revenue of $6,760,501 for the year ended December 31, 2005. The increase in revenues of $2,720,410 was due to an increase in oil production of 56,508 barrels more than was produced in fiscal 2006. During the same time oil prices increased to an average of $40 per barrel as compared to an average of $32 per barrel during fiscal 2006. Operating profit for the year ended December 31, 2006 increased by 20% to $6,357,606, as compared to $5,306,297 for the year ended December 31, 2005. This increase in operating profits of $1,051,309 was attributable to increased oil production along with increased average oil prices during fiscal 2006.

Solana’s net loss increased by 700% to $27,608,606 for the fiscal year ended December 31, 2006 as compared to a net loss of $3,450,670 for the year ended December 31, 2005. This change is primarily due to the impact of an impairment adjustment of $29,822,544 taken during fiscal year 2006. This impairment adjustment resulted from Solana’s termination of its rights and obligations under an Exploration Participation Agreement with Ramshorn International Limited. Pursuant to this agreement Solana participated in the exploration of five Colombian oil and gas exploration prospects. Upon termination of the Exploration Participation Agreement, effective September 1, 2006, Solana incurred the impairment adjustment described above which primarily related to exploration expenses incurred during the life of the agreement.

Crude oil and gas production for the year ended December 31, 2006 increased 27% to 265,431 barrels, from 208,923 barrels for the year ended December 31, 2005. The increase in production is due primarily to the addition of production from the Guayuyaco 1 and Guayuyaco 2 wells which were discovered in fiscal 2006.

Operating Costs

Operating costs for the year ended December 31, 2006 increased by 115% to $3,123,305 as compared to $1,454,204 for the year ended December 31, 2005 reflecting higher volumes produced in comparison with the prior period. These costs are mainly incurred in relation to the extraction of oil, light processing of the extracted oil and the transportation of oil produced during the year.

General and Administrative

General and administrative expenses for the year ended December 31, 2006 increased by 62% to $4,602,952 from $2,849,913 for the same period ended December 31, 2005. The major components of general and administrative expenses are as follows:

	2006	2005
	$	$
General office	404,102	486,790
Salaries	1,509,249	946,379
Professional fees	1,743,014	718,628
Public company costs	454,672	194,598
Consulting fees	196,363	353,583
Travel	295,552	149,935
	4,602,952	2,849,913

All the categories of general and administrative expenses increased during fiscal year 2006 as compared to fiscal year 2005 due to the significantly increased operation and exploration activities Solana.

Depletion, Depreciation and Accretion

Depletion, depreciation and accretion increased by 11% to $5,340,876 for the year ended December 31, 2006, as compared to $4,809,927 for the year ended December 31, 2005.

Depletion is calculated based on the depletable asset base, annual production and the proved reserves pursuant to Solana’s annual reserve report. Depletion increased by 18% to $5,520,977 for the year ended December 31, 2006, as compared to $4,670,866 for the year ended December 31, 2005. This increase is mainly due to additional proved properties being added during fiscal 2006 as a consequence of the intensive drilling campaign during 2006.

Depreciation increased by 19% to $113,912 for the year ended December 31, 2006 as compared to $95,599 for the year ended December 31, 2005. Depreciation costs related primarily to depreciation of office furniture, office equipment, vehicles and leasehold improvements.

Accretion expense decreased by 17% to $40,432 for the year ended December 31, 2006 as compared to $48,730 for the year ended December 31, 2005. This decrease relates primarily to Solana’s re-assessment of future estimated costs to plug and abandon its petroleum and natural gas wells at the end of their useful lives.

Impairment

While there was no impairment charge for the year ended December 31, 2005, for the year ended December 31, 2006, Solana’s impairment charge amounted to $29,822,544. This impairment charge was incurred upon the December 1, 2006 termination of Solana’s rights and obligations under an Exploration Participation Agreement with Ramshorn International Limited. Pursuant to this agreement Solana participated in the exploration of five Colombian oil and gas exploration prospects. Upon termination of the Exploration Participation Agreement, effective September 1, 2006, Solana incurred the impairment adjustment described above which primarily related to exploration expenses incurred during the life of the agreement.

Foreign Exchange

Foreign exchange gain for the year ended December 31, 2006 amounted to $2,145,686 as compared to a foreign exchange gain of $203,808 for the fiscal year ended December 31, 2005. This change was primarily attributable to the appreciation of the Colombian peso and the Canadian dollar against the US dollar during fiscal year 2007. This is because Solana incurs costs in Colombian pesos and the Canadian dollars and sells its production in US dollars.

Stock Based Compensation

Stock based compensation expense increased 68%, or $1,228,050, to $3,029,830 in 2006 from $1,801,780 in 2005. This increase is primarily attributable to the amortization of the costs associated with the vesting of options granted throughout 2006.

Interest Income

Interest income increased by 114%, to $1,531,032 at December 31, 2006, as compared to $714,397 at December 31, 2005. This increase is due to larger cash balances held by Solana throughout most of fiscal year 2006.

Income Tax Expense

Income tax expense for the year ended December 31, 2006 decreased by 6% to $201,233 as compared to $213,552 for the year ended December 31, 2005. This decrease corresponds to a reduction in Solana’s taxable base. Under Colombian tax regulations a company which holds an asset which does not produce revenue must pay a tax on the assessed value of the asset. If such asset produces revenue in a future period, any historical taxes paid on the assessed value of the asset may be used to offset taxes owing on such revenues. This carry-forward may be used for 5 years. Solana’s tax carry forward under the regulation described above amounts to $5,354,505 in fiscal year 2006.

At December 31, 2006 Solana had approximately CDN$7,421,000 of Canadian non-capital tax loss carry forwards, and Colombian tax losses totaling Col$68,546,000 which are available to be carried forward. The consolidated financial statements do not reflect the potential tax benefit of these losses, as they do not meet the more likely than not criteria provided for under Canadian GAAP.

Liquidity and Capital Resources

Six Months Ended June 30, 2008

Solana’s working capital increased from $70,974,442 at December 31, 2007, to $88,303,377 at June 30, 2008, an increase of 24%, largely due to the increase in accounts receivable corresponding to crude sales from the Costayaco and Juanambu fields.

Solana’s cash balances at June 30, 2008 of $73,401,767 are committed to Solana’s planned capital expenditure program in Colombia. Solana does not currently require additional financing in order to fund its ongoing exploration, appraisal and development programs.

Solana’s shareholders’ equity increased from $155,359,807 at December 31, 2007 to $192,346,056 at June 30, 2008, an increase of 23.8%, mainly due to the net income obtained in the period and proceeds from the exercise of 750,000 stock options and 2,500,000 warrants during the period.

On December 20, 2007, Solana secured a $100 million reserves based credit facility with BNP Paribas Bank. The facility is secured by Solana’s Colombian oil and gas reserves and the amount available for draw down will be adjusted pursuant to the lender’s review of semi-annual reserve reports. The initial amount available under the facility is $26 million and amounts drawn down bear an interest rate that varies with Solana’s net production ranging from 2.375% to 3.125% over LIBOR. As of June 30, 2008, Solana had not accessed this facility and had no immediate plans to do so.

Solana had cash inflows from operations amounting to $33,204,066 for the six month period ended June 30, 2008, as compared to $804,160 for the comparable period in 2007. This difference is substantially due to the impact of higher production and higher oil prices.

Solana’s net cash inflow from financing activities amounted to $6,259,129 for the six month period ended June 30, 2008, due to proceeds obtained from stock option and warrant exercises in May and June 2008. By comparison, Solana did not have any net cash inflow from financing activities during the six month period ended June 30, 2007.

Solana had cash outflows from its investing activities of $28,076,989 for the six month period ended June 30, 2008 as compared to $12,571,659 for the six month period ended June 30, 2007. The majority of the cash outflow for the six month period ended June 30, 2008 was attributable to expenditures on petroleum and natural gas properties totaling $27,302,065.

Years Ended December 31, 2007, 2006 and 2005

For the year ended December 31, 2007, Solana relied on cash provided by operations and the proceeds of Solana’s November 2007 financing. During fiscal year 2006 Solana relied on cash provided by proceeds of Solana’s April, 2006 financing.

During fiscal 2007 Solana’s working capital increased 91% to $70,974,442 as compared to $37,106,929 for the year ended December 31, 2006 and $24,407,788 for 2005. The increase in working capital in 2007 was due primarily to proceeds of Solana’s November 2007 offering of 27,300,000 common shares at a price of CDN$2.20 per share, yielding gross proceeds of CDN$60,060,000. The increase in working capital in 2006 was due primarily to the sale of common shares by Solana in a private placement offering which closed during April 2006. In connection with such placement Solana issued and sold 21,000,000 common shares at a price of CDN$2.00 per share for gross proceeds of CDN$42,000,000.

On December 20, 2007, Solana secured a $100 million reserves based credit facility with BNP Paribas Bank. The facility is secured by Solana’s Colombian oil and gas reserves and the amount available to be drawn down will be adjusted pursuant to the lender review of semi-annual reserve reports. The initial amount available under the facility is $26 million and amounts drawn down bear an interest rate that varies with Solana’s net production ranging from 2.375% to 3.125% over LIBOR. As of December 31, 2007, Solana had not accessed this facility and has no immediate plans to do so.

Cash balances at December 31, 2007, amounted to $71,537,827, including $57,348,910 in net proceeds from Solana’s November 26, 2007 financing, as compared to $29,909,168 at December 31, 2006, and $20,660,693 at December 31, 2005.

Shareholders’ equity increased 66% at December 31, 2007 to $155,359,807 from $93,654,111 at December 31, 2006. This increase was due to Solana’s November 26, 2007 financing, net of a significant increase in the cumulative deficit due to the impairment adjustment recognized in 2006, as described above. Shareholders’ equity increased 21% at December 31, 2006 to $93,654,111 from $84,180,499 at December 31, 2005. This increase was due to Solana’s April 2006 financing, net of a significant increase in the cumulative deficit due to the impairment adjustment recognized in 2006 as described above.

Solana’s cash inflow from operations for the year ended December 31, 2007 amounted to $12,893,927 compared to a cash inflow from operations for the year ended December 31, 2006 of $7,114,937. This increase was due to additional oil production from the Juanambú and Costayaco fields discovered in 2007 and increased oil prices during fiscal 2007, as described above. Solana’s cash inflow from operations during fiscal 2006 amounted to $7,114,937 compared to a cash inflow in fiscal 2005 of $5,453,812. This increase was due to oil production from the Guayuyaco field and future tax liability adjustments.

Solana’s net cash inflow from financing activities for the year ended December 31, 2007 amounted to $57,348,910 compared to $34,428,044 for the year ended December 31, 2006. This increase was due to the cash provided by Solana’s November 26, 2007 financing. Solana’s net cash inflow from financing activities amounted to $34,428,044 for the year ended December 31, 2006 compared to $1,068,660 for the year ended December 31, 2005. This increase was due to proceeds from the issuance of 21,000,000 common shares.

Solana’s cash outflows during the year ended December 31, 2007 related to investments in exploration activities of $31,955,538 as compared to $29,112,940 for the year ended December 31, 2006. The majority of the cash outflows related to expenditures which were incurred in drilling exploratory wells and acquiring seismic data on petroleum and natural gas properties on which Solana has a working interest. Solana had cash outflows from its investing activities of $29,112,940 in fiscal year 2006 as compared to $32,184,351 in fiscal year 2005. The majority of the cash outflows related to expenditures for the acquisition of rights to and exploration on petroleum and natural gas properties.

Solana’s cash requirements and balances are projected based on forecasted operations and capital expenditures. Solana expects to meet these requirements through a combination of available funds from operations, equity financing on an as-needed basis, project debt financing and cash to be provided by the exercise of warrants and share options in the future.

Research and Development, Patents and Licenses

Solana does not currently, and has not previously, had research and development policies in place. Over the past three fiscal years, no funds were expended by Solana on research and development activities.

Trend Information

Solana does not know of any trends that would be material to its operations.

Business Risk and Uncertainties

Solana’s business is subject to risks inherent in oil and gas exploration and development operations. In addition, there are risks associated with the foreign jurisdiction in which Solana operates. Solana has identified certain risks pertinent to its business, including: exploration and reserve risks, drilling and operating risks, costs and availability of materials and services, capital markets and the requirement for additional capital, loss of or changes to production sharing, joint venture or related agreements, economic and sovereign risks, possibly less developed legal systems, reliance on strategic relationships, market risk, volatility of future oil and gas prices and foreign currency risk.

Solana attempts to monitor, assess and mitigate certain of these risks by retaining an experienced team of professionals and using modern technology. Further, Solana has focused its activities in known hydrocarbon basins in a jurisdiction that has previously established long-term oil and gas ventures with foreign oil and gas companies, existing infrastructure of services and oil and gas transportation facilities, and reasonable proximity to markets. Solana also retains consultants resident in Colombia to monitor economic and political developments and to assist with operating, administrative and legal matters. There are certain risks, however, over which Solana has little or no control.

Critical Accounting Policies and Estimates

Petroleum and Natural Gas Operations

Solana follows the full cost method of accounting for petroleum and natural gas operations, whereby all costs of exploring for and developing petroleum and natural gas reserves are capitalized in country-by-country cost centers. Such costs include land acquisition costs, geological and geophysical costs, carrying charges on non-producing properties, costs of drilling both productive and non-productive wells, interest costs on major development projects and overhead charges directly related to acquisition, exploration and development activities.

Off-Balance Sheet Arrangements

Solana does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on Solana’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Tabular Disclosure of Contractual Obligations

As of December 31, 2007, Solana’s known contractual obligations are set forth in the following table. These contractual obligation did not change materially as of June 30, 2008.

Contractual Obligations Due	2008	2009	2010	2011	2012 and Thereafter	Total
Land related	*$47,239,700	nil	nil	nil	nil	$47,239,700
Canadian lease obligations	$123,726	$123,726	$123,726	$123,726	$247,452	$742,356
Colombian lease obligations	$27,000	$27,000	$27,000	$27,000	$27,000	$135,000
Total contractual obligations	$47,390,426	$150,726	$150,726	$150,726	$274,452	$48,117,056

*	This amount reflects an estimate of costs required for Solana to meet its exploration obligations pursuant to licenses during 2008. To the extent such obligations are met similar or greater costs may be incurred in subsequent years.

Quantitative and Qualitative Disclosure About Market Risk

Solana’s principal market risk relates to oil prices. Solana has not hedged these risks in the past. Essentially 100% of our revenues are from oil sales at prices which are defined by contract relative to international prices using the average of the WTI adjusted for transportation and quality, for each month.

Foreign Currency Exchange Risk

Currency risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Currency risk arises when future commercial transactions and recognized assets and liabilities are denominated in a currency that is not Solana’s measurement currency. Solana is exposed to foreign exchange risk mainly with respect to its certain expenditures and expenses from various currencies primarily the Colombian pesos and Canadian dollars in relation to the U.S. dollars. However, the revenues received by Solana for the production of crude oil are primarily in U.S. dollars thereby Solana’s cash flow from commodity sales would not be materially impacted by fluctuations in foreign currency. Solana’s management monitors the exchange rate fluctuations on a regular basis and does not use currency derivative instruments to manage Solana’s exposure to foreign currency fluctuations. At December 31, 2007, the carrying amount of Solana’s foreign currency denominated net monetary assets was approximately $5.7 million and net monetary liabilities were $6.4 million. Assuming all other variables remain constant, a fluctuation of one cent in the exchange rate of the Canadian dollar to the US dollar would result in a change in income of approximately $60 thousand dollars. As well, a fluctuation of one cent in the exchange rate of the Colombian peso to the US dollar would result in a change in income of approximately $14 thousand dollars. At December 31, 2006, the carrying amount of Solana’s foreign currency denominated net monetary assets was approximately $4.2 million and net monetary liabilities were $1 million.

Interest Rate Risk

Interest rate risk refers to the risk that the value of a financial instrument or cash flows associated with the instrument will fluctuate due to changes in market interest rates. Solana currently does not have any debt nor has it drawn on its credit facility. Solana believes that it has no significant concentration of interest risk related to its cash equivalents as most of these are invested in financial institutions with high credit ratings.

Commodity Price Risk

Due to the volatility of commodity prices Solana is potentially exposed to adverse consequences of declining oil or natural gas prices. Solana may enter into oil and natural gas contracts in order to protect its cash flow on future sales from the potential adverse impact of declining prices. These contracts would reduce the fluctuation in sales revenue by locking in prices with respect to future deliveries of oil and natural gas. As at December 31, 2007 and 2006, Solana had not entered into any such contracts.

Solana Share Capital

Solana is authorized to issue an unlimited number of Solana Shares, of which 126,426,792 are currently issued and outstanding. Holders of Solana Shares are entitled to one vote per Solana Share at meetings of shareholders of Solana, to dividends if, as and when declared by the Solana Board and to receive pro rata the remaining property and assets of Solana upon its liquidation, dissolution or winding-up of Solana.

Consolidated Capitalization

The following table sets forth the consolidated capitalization of Solana, effective December 31, 2007 and June 30, 2008 in U.S. dollars.

	Outstanding as at December 31, 2007	Outstanding as at June 30, 2008(1)
Solana Shares	$187,223,652	$197,179,178
	(123,176,792 Solana Shares)	(126,426,792 Solana Shares)
Bank Loan(1)	Nil	Nil

Note:

(1)	Solana, as guarantor, and Solana Colombia, as borrower, has a $100,000,000 senior secured credit facility with BNP Paribas which currently has not been drawn on.

Dividend Policy

Solana has not declared or paid any dividends since incorporation. Any decision to pay dividends on Solana Shares will be made by the Solana Board on the basis of Solana’s earnings, financial requirements and other conditions existing at such future time.

Price Range and Trading Volume of Solana Shares

The outstanding Solana Shares are listed and posted for trading on the TSX Venture Exchange under the symbol “SOR” and on AIM under the symbol “SORL”.

The following table sets forth the price range (high and low) in Canadian dollars of Solana Shares and volume traded on the TSX Venture Exchange for the periods indicated.

Period	High	Low	Trading Volume
2007
January 2007	$0.99	$0.79	16,244,890
February 2007	$0.98	$0.75	11,418,311
March 2007	$1.25	$0.82	8,499,024
April 2007	$0.94	$0.77	4,490,425
May 2007	$1.12	$0.73	12,444,436
June 2007	$1.07	$1.75	13,600,242
July 2007	$2.00	$1.53	5,138,868
August 2007	$2.05	$1.52	7,460,597
September 2007	$2.20	$1.40	7,343,972
October 2007	$2.75	$2.00	24,805,933
November 2007	$2.80	$2.23	10,893,980
December 2007	$2.46	$1.96	10,893,980
2008
January 2008	$3.32	$2.25	13,865,207
February 2008	$2.98	$2.62	1,884,544
March 2008	$3.32	$2.62	12,873,082
April 2008	$3.25	$4.08	16,302,069
May 2008	$3.85	$4.60	16,374,527
June 2008	$5.87	$3.99	21,007,501
July 2008	$5.65	$4.19	57,683,628
August 2008	$5.19	$3.87	15,979,334
September 2008	$4.61	$2.83	9,526,945

On July 28, 2008, the last trading day on which the Solana Shares traded prior to announcement of, the Arrangement, the closing price of the Solana Shares on the TSX Venture Exchange was CDN$4.35 and £2.13 on the AIM.

Prior Sales

The only Solana Shares distributed within the twelve (12) months preceding the date hereof, other than pursuant to the exercise of Solana options, are as follows:

Date	Number of Solana Shares	Issue Price Per Solana Share	Total Issue Price	Nature of Consideration Received	Purpose of Issuance
November 26, 2007	27,300,000	CDN$2.20	CDN$60,060,000	Cash	Capital
May 9, 2008	700,000	CDN$2.00	CDN$1,400,000	Cash	Capital
May 21, 2008	1,800,000	CDN$2.00	CDN$3,600,000	Cash	Capital

Security Ownership of Certain Beneficial Owners and Solana Management

The following table sets forth information regarding the beneficial ownership of Solana’s Shares as of October 8, 2008 by (1) each of its directors and named executive officers and; (2) all of Solana’s executive officers and directors as a group. To Solana’s knowledge, there is no person who beneficially owns more than 5% of its outstanding shares other than as set forth below. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is Suite 100, 522 11th Avenue, S.W., Calgary, Alberta T2R 0C8, Canada. Solana Shares subject to options or warrants currently exercisable or exercisable within 60 days following October 8, 2008 are deemed outstanding for computing the share and percentage ownership of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Class
J. Scott Price(2)	7,740,000	5.94%
Ricardo Montes(3)	133,333	*
Glenn Van Doorne(4)	7,640,000	5.86%
Raymond P. Antony(5)	730,000	*
Grant R. Howard(6)	425,000	*
Roy H. Hudson(7)	450,000	*
Keith Jackson(8)	133,333	*
Luis Miguel Morelli(9)	66,666	*
Directors and officers as a group (total of 8 persons)(10)	17,318,332	12.8%

*	Less than 1%
(1)	Beneficial ownership is calculated based on 126,426,792 Solana Shares issued and outstanding as of October 8, 2008. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of October 8, 2008. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.
(2)	The number of shares beneficially owned includes an option to acquire 200,000 Solana Shares exercisable within 60 days of October 8, 2008, and warrants to acquire 3,750,000 Solana Shares, exercisable within 60 days of October 8, 2008.
(3)	The number of shares beneficially owned includes an option to acquire 133,333 Solana Shares exercisable within 60 days of October 8, 2008.
(4)	The number of shares beneficially owned includes an option to acquire 200,000 Solana Shares exercisable within 60 days of October 8, 2008, and warrants to acquire 3,750,000 Solana Shares, exercisable within 60 days of October 8, 2008.
(5)	The number of shares beneficially owned includes an option to acquire 360,000 Solana Shares exercisable within 60 days of October 8, 2008.
(6)	The number of shares beneficially owned includes an option to acquire 300,000 Solana Shares exercisable within 60 days of October 8, 2008.

(7)	The number of shares beneficially owned includes an option to acquire 350,000 Solana Shares exercisable within 60 days of October 8, 2008.
(8)	The number of shares beneficially owned includes an option to acquire 133,333 Solana Shares exercisable within 60 days of October 8, 2008.
(9)	The number of shares beneficially owned includes an option to acquire 66,666 Solana Shares exercisable within 60 days of October 8, 2008.
(10)	The number of shares beneficially owned includes an option to acquire 1,743,332 Solana Shares exercisable within 60 days of October 8, 2008, and warrants to acquire 7,500,000 Solana Shares, exercisable within 60 days of October 8, 2008.

Risk Factors

An investment in Solana is subject to certain risks. Investors should carefully consider the risk factors described under the heading “Risk Factors” in the Solana Annual Information Form incorporated by reference in this Joint Proxy Statement, as well as the risk factors set forth elsewhere in this Joint Proxy Statement.

Documents Incorporated by Reference

Information has been incorporated by reference in this Joint Proxy Statement from documents filed with the securities commissions or similar authorities in Alberta, British Columbia and Ontario (collectively, the “Commissions”). Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Executive Officer of Solana, at Suite 100, 522 – 11 Avenue S.W., Calgary, Alberta T2R 0C8, Telephone (403) 770-1822, and are also available electronically on the System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedar.com.

The following documents of Solana, filed with the securities commissions or similar authorities in the provinces of Alberta, British Columbia and Ontario, are specifically incorporated by reference into and form an integral part of this Joint Proxy Statement:

•	Solana’s Annual Information Form for the year ended December 31, 2007 dated April 10, 2008;
•	the audited consolidated financial statements of Solana under Canadian GAAP as at and for the years ended December 31, 2007 and 2006, together with the notes thereto and the auditors’ report thereon, filed on SEDAR on April 10, 2008;
•	the management’s discussion and analysis of financial condition and results of operations of Solana for the year ended December 31, 2007, filed on SEDAR on April 10, 2008;
•	Solana’s management proxy and information circular dated April 9, 2008 relating to the annual and special meeting of shareholders held on May 7, 2008;
•	the unaudited interim consolidated financial statements of Solana as at and for the six month periods ended June 30, 2008 and June 30, 2007, filed on SEDAR on August 18, 2008;
•	management’s discussion and analysis of financial condition and results of operations of Solana for the six month period ended June 30, 2008, filed on SEDAR on August 18, 2008; and
•	Solana’s material change report dated August 6, 2008 with respect to the Arrangement.

Any material change reports (excluding confidential reports), comparative interim financial statements, comparative annual financial statements and the auditors’ report thereon, information circulars, annual information forms (excluding those portions that are not required pursuant to applicable securities legislation to be incorporated by reference herein) filed by Solana with the securities commissions or similar authorities in the provinces of Alberta, British Columbia and Ontario subsequent to the date of this Joint Proxy Statement and prior to the termination of the Solana Meeting, shall be deemed to be incorporated by reference in this Joint Proxy Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Joint Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement.

Legal Proceedings and Regulatory Actions

There are no outstanding legal proceedings material to Solana to which Solana or its subsidiaries is a party to, or in respect of which any of their respective properties are subject, nor are there any such proceedings known to be contemplated.

During the fiscal year ended December 31, 2007 there were (i) no penalties or sanctions imposed against Solana by a court relating to securities legislation or by a securities regulatory authority; (ii) no other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision; and (iii) no settlement agreements entered into by Solana with a court relating to securities legislation or with a securities regulatory authority.

Auditors, Transfer Agent and Registrar

The auditors of Solana are Deloitte & Touche LLP, 3000 Scotia Centre, 700 – 2nd Street S.W., Calgary, Alberta, T2P 0S7.

Valiant Trust Company, 310, 606 – 4th Street SW, Calgary, Alberta, T2P, 1T1, Attn: Bonnie Steadman, is transfer agent and registrar of the Solana Shares.

Legal Matters

Certain legal matters in connection with the Arrangement have been passed upon, on behalf of Solana, by Davis LLP, as to matters of Canadian law and Hodgson Russ LLP as to matters of U.S. law, and on behalf of Gran Tierra, by Cooley Godward Kronish LLP, as to matters of U.S. law, Blake, Cassels & Graydon LLP, as to matters of Canadian law, and Gomez-Pinzon Zuleta as to matters of Colombian law.

Additional Information

Additional information relating to Solana may be found on SEDAR at www.SEDAR.com. Financial information concerning Solana is provided in its Canadian GAAP comparative financial statements and management’s discussion and analysis for the year ended December 31, 2007 and its comparative unaudited financial statements and management’s discussion and analysis for the six months ended June 30, 2008, all of which are also available on SEDAR.

COMPARISON OF STOCKHOLDER RIGHTS

If the Arrangement is consummated, holders of Solana Securities will surrender their Solana Securities in consideration for cash payments, GTE–Solana Exchangeable Shares, Gran Tierra common stock or options to purchase Gran Tierra common stock. Holders of GTE–Solana Exchangeable Shares will have the right to exchange or retract the GTE–Solana Exchangeable Shares for an equivalent number of shares of Gran Tierra common stock. Solana is a corporation governed by Alberta law. Gran Tierra is a corporation organized under Nevada law. While the rights and privileges of shareholders of an Alberta corporation are, in many instances, comparable to those of stockholders of a Nevada corporation, there are certain differences. These differences arise from differences between Alberta and Nevada law, and between Solana’s articles of incorporation and bylaws and Gran Tierra’s articles of incorporation and bylaws. For a description of the rights of the holders of Gran Tierra common stock, see “Certain Information Regarding Gran Tierra — Information About the Share Capital of Gran Tierra and Gran Tierra Exchangeco Inc.” on page 118.

Provision/Right

Solana Shareholders

Gran Tierra Stockholders

Corporate Governance

The rights of Solana Shareholders are currently governed by Alberta law and Solana’s articles of incorporation and bylaws. Upon completion of the Arrangement, the rights of former Solana Shareholders will be governed by Nevada law and Gran Tierra’s articles of incorporation and bylaws (and, to a limited extent, holders of GTE–Solana Exchangeable Shares will be governed by Alberta law and Exchangeco’s articles of incorporation and bylaws).

Upon completion of the Arrangement, the rights of Gran Tierra stockholders will be governed by Nevada law and Gran Tierra’s articles of incorporation and bylaws.

Outstanding Capital Stock

Solana has only one class of common shares outstanding. Solana Shareholders are entitled to all of the rights and obligations provided to common shareholders under Alberta law and Solana’s articles of incorporation and bylaws.

Gran Tierra has one class of common stock and one share of Special Voting Stock outstanding. Holders of Gran Tierra common stock are entitled to all of the rights and obligations provided to common shareholders under Nevada law and Gran Tierra’s articles of incorporation and bylaws. Holders of Special Voting Stock are not entitled to receive dividends, but are entitled to cast as many votes as there are outstanding exchangeable shares affiliated with the Special Voting Stock on any matter on which common stockholders are entitled to vote.

Authorized Capital Stock

Solana is authorized to issue an unlimited number of common shares.

The authorized capital stock of Gran Tierra consists of 300,000,000 shares of common stock, par value $0.01 per share, 1 share of Special Voting Stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. In conjunction with the Arrangement, the Gran Tierra articles of incorporation shall be amended to authorize the issuance of a special voting share in order to enable the creation of the GTE–Solana Exchangeable Shares. Following the completion of Arrangement, and assuming that Gran Tierra’s Proposal 3 is approved by its stockholders, the authorized number of shares of Gran Tierra Common Stock will be increased to 600,000,000.

Provision/Right

Solana Shareholders

Gran Tierra Stockholders

Special Meetings of Stockholders

Solana’s bylaws are silent on special shareholder meetings.

Under Nevada law, unless otherwise provided in a corporation’s articles of incorporation or bylaws, a special meeting of stockholders may be called by the entire board of directors, any two directors or the president.

Gran Tierra’s bylaws provide that a special meeting may be called only by the Chairman of the Board or by a vote of a majority of the directors then in office.

Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors

Alberta law provides that a shareholder (registered or beneficial) who is entitled to vote at an annual general meeting may require the corporation to give notice of any proposal that the shareholders can properly propose at the meeting. To be eligible to submit a proposal, the shareholder must have been a holder for the six-month period preceding submission of the proposal of the lesser of 1% of the outstanding voting shares and the number of voting shares equal to $2000 of the fair market value of such shares and the shareholder proposal must have the support of registered holders or beneficial owners of shares of the corporation representing at least 5% of the issued voting shares of the corporation.

A corporation that solicits proxies in respect of such meeting is required to set out the proposal in the information circular and if requested by the shareholder, include in the information circular a statement of the shareholders in support of the proposal. A proposal may include nominations for election of directors if the proposal is signed by not less than five percent of the class of shares entitled to vote at the meeting.

A corporation is not required to include the proposal and supporting statement in the information circular if: the proposal is submitted to the corporation less than 90 days before the anniversary of the previous annual meeting; the proposal clearly does not relate in a significant way to the business or affairs of the corporation; the shareholder made a proposal within the preceding two years and failed to present the proposal, in person or by proxy; or a proposal in substantially the same form was submitted to a meeting of shareholders within the preceding five years and did not receive a minimum prescribed level of support.

Gran Tierra is subject to the Exchange Act, which provides that a shareholder who continuously holds at least $2,000 in market value or 1% of a company’s voting securities entitled to vote for at least one year prior to the submission of a proposal and through the meeting date may, subject to certain conditions, include the proposal in the company’s proxy materials sent to shareholders.

Gran Tierra’s bylaws provide for stockholder nominations and proposals, as long as the stockholders fulfill certain notice and procedure requirements as provided therein.

Provision/Right

Solana Shareholders

Gran Tierra Stockholders

Number of Directors

Solana’s articles of incorporation provide that the Solana Board may consist of no less than one and no more than fifteen directors.

Following the business combination, the size of the Gran Tierra Board will be increased from five to seven, and two individuals who previously served as directors of Solana will be appointed to fill those vacancies.

Gran Tierra’s bylaws provide that the Gran Tierra Board may consist of no less than one and no more than nine directors, and that the number of directors can be fixed and changed from time to time by a resolution of the Gran Tierra Board.

Removal of Directors

Under Alberta law, shareholders representing a majority of the votes at a special meeting may remove any director or the entire Solana Board. Solana’s bylaws are silent as to the removal of directors.

Under Nevada law, stockholders representing no less than two-thirds of the company’s voting power may remove any director or the entire board.

Gran Tierra’s bylaws require an affirmative vote of two-thirds of the outstanding voting power to remove a director.

Filling Director Vacancies

Solana’s articles of incorporation provides that the Solana Board may appoint additional directors between annual shareholder meetings, as long as the number of such additional directors does not exceed one third of the number of directors in office as of the last shareholder meeting. In addition, Solana’s Board can fill vacancies by majority vote of the remaining directors. Under Alberta law, if there is not a quorum of the board of directors, the vacancies may be filled at a special shareholder meeting.

Under Nevada law, unless provided otherwise in a corporation’s articles of incorporation, a director vacancy may be filled by a majority vote of the remaining directors in office, without a requirement of a quorum.

Gran Tierra’s bylaws provide that the directors may appoint additional directors to fill vacancies, and that such appointed directors shall hold office until the next stockholder meeting, when they will be voted on by the stockholders.

Vote Required for Extraordinary Transactions

Under Alberta law, the approval of at least two-thirds of votes cast at a meeting is required for extraordinary corporate actions, including:

•	amalgamations;
•	continuances;
•	sales, leases or exchanges of all or substantially all of the property of a corporation;
•	liquidations and dissolutions; and
•	arrangements (if ordered by a court).

Alberta law may also require the separate approval by the holders of a class or series of shares for extraordinary corporate actions and other actions where the rights of such class or series are adversely affected.

Under Nevada law, the affirmative vote of a majority of the outstanding stock entitled to vote is required for a:

•	merger;
•	conversion;
•	dissolution; or
•	sale, lease or exchange of all of the assets of the corporation.

Gran Tierra’s bylaws require the affirmative vote of a majority of the outstanding stock entitled to vote for a sale of all or substantially all of the assets of the corporation.

Provision/Right

Solana Shareholders

Gran Tierra Stockholders

Amendment to Governing Documents

Under Alberta law, the approval of at least two-thirds of the votes cast at the meeting is required to amend the articles of the corporation.

If the amendment would affect the rights of any holders of a class or series of shares differently than other shares, the amendment also requires the approval of two-thirds of the shares of the class or series.

Under Alberta law, the creation, amendment or repeal of bylaws requires that, after being approved by the directors of the corporation, the creation, amendment or repeal of the bylaw must be approved by a majority of the votes cast in person or by proxy at the next shareholder meeting.

Under Nevada law, the affirmative vote of the holders of a majority of the outstanding voting power is required to approve a proposed amendment to the articles of incorporation, following the adoption of the amendment by the board of directors of the corporation, provided that the articles of incorporation may provide for a greater vote.

If the amendment would adversely change the rights of any holders of any class or series of outstanding shares, the amendment also requires the approval of a majority of the voting power of that class or series.

Gran Tierra’s articles of incorporation and bylaws do not require any vote higher than the majority of the outstanding shares of voting stock to amend the governing documents.

Under Nevada law, unless prohibited by a bylaw adopted by the stockholders, the board of directors has the power to adopt, alter and repeal bylaws; the articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the board of directors.

Gran Tierra’s articles of incorporation and bylaws provide that the Gran Tierra Board may make, alter and repeal any bylaw.

Provision/Right

Solana Shareholders

Gran Tierra Stockholders

Dissenter’s Rights

Under Alberta law, each of the matters listed below will entitle shareholders to exercise rights of dissent and to be paid the fair value of their shares:

•	any amalgamation with another corporation (other than with certain affiliated corporations);
•	an amendment to the corporation’s articles to add, change or remove any provisions restricting or constraining the issue or transfer of that class of shares;
•	an amendment to the corporation’s articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on;
•	a continuance under the laws of another jurisdiction;
•	a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business;
•	a court may permit shareholders to dissent in connection with an application to the court for an order approving an arrangement; or
•	amendments to the articles of a corporation which require a separate class or series vote, provided that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with any action for an oppression remedy.

Alberta law provides these dissent rights for both listed and unlisted shares.

Nevada law provides that stockholders have the right to dissent and instead demand payment of the fair cash value of their shares in the event of:

•	a merger, if approval by the stockholders is required or if the Nevada corporation is a subsidiary and is merged with its parent,
•	a plan of exchange in which the Nevada corporation’s securities will be acquired, or
•	any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a board resolution provides for dissenters’ rights.

Gran Tierra’s bylaws provide that any stockholder of any class is entitled to dissent from, and obtain payment of the fair market value of his shares in the event of the following corporate actions:

•	An amendment to Gran Tierra’s articles of incorporation to add, change or remove any (1) provision restricting or constraining the issue, transfer or ownership of shares of that class, or (2) restriction on the business that may be conducted by the corporation; or
•	The sale, lease or exchange of all or substantially all of the corporation’s assets.

Unless a corporation’s articles of incorporation provide otherwise, dissenters do not have rights of appraisal with respect to a merger or consolidation by a corporation, if the shares of the corporation are either:

•	listed on a national securities exchange,
•	designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or
•	held by at least 2,000 stockholders of record.

However, this exception does not apply if the stockholders receive in exchange for their shares anything other than cash, shares, or cash and shares. In each case, the shares must be of the surviving corporation or of another corporation that is publicly listed or held by more than 2,000 stockholders.

Provision/Right

Solana Shareholders

Gran Tierra Stockholders

Oppression Remedy

Alberta law provides an oppression remedy that allows a complainant who is:

•	a present or former shareholder (registered or beneficial) of the corporation or its affiliates.
•	a present or former director or officer of the corporation or its affiliates;
•	a creditor in respect of a derivative action; and
•	any other person who in the discretion of the court is a proper person to make the application,

to apply to court for relief where:

•	any act or omission of the corporation or an affiliate effects a result;
•	the business or affairs of the corporation or an affiliate are or have been carried on or conducted in a manner; or
•	the powers of the directors of the corporation or an affiliate are or have been exercised in a manner,

that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of a shareholder, creditor, director or officer.

Nevada law does not provide for a similar remedy.

Derivative Action

Under Alberta law, a complainant may not bring an action in the name of, or on behalf of a corporation, or intervene in an existing action on behalf of the corporation or its subsidiaries, unless the complainant has given reasonable notice to the directors of the corporation or its subsidiaries and the complainant satisfies the court that:

•	the directors of the corporation will not bring, diligently prosecute or defend or discontinue the action;
•	the complainant is acting in good faith; and
•	it appears to be in the interest of the corporation or its subsidiaries that the action be brought, prosecuted, defended or discontinued.

Under Nevada law, a stockholder may bring a derivative action in Nevada on behalf of, and for the benefit of, the corporation, provided that:

•	the stockholder must state in his complaint that he was a stockholder of the corporation at the time of the transaction that is the subject of the complaint; and
•	the stockholder must first make demand on the corporation that it bring an action and the demand be refused, unless it is shown that the demand would have been futile.

Provision/Right

Solana Shareholders

Gran Tierra Stockholders

Shareholder Consent in Lieu of Meeting

Under Alberta law, a written resolution signed by all the shareholders of the corporation who would have been entitled to vote on the resolution at a meeting is as valid as if it had been passed at a meeting of the shareholders.

Under Nevada law, unless otherwise provided in the corporation’s articles of incorporation or the bylaws, a written consent signed by holders of stock holding at least a majority of the voting power is sufficient to take action without a meeting, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is required.

Gran Tierra’s bylaws provide that any action required to be taken at a stockholder meeting may be taken without a meeting, as long as there are written consents signed by stockholders that represent the proportion of voting stock that would have been required to approve the action in a meeting.

Director Qualifications

Under Alberta law, at least one-quarter of the directors of a corporation governed by the ABCA must be resident Canadians. Alberta law also requires that a corporation whose securities are publicly traded must have not fewer than three directors, at least two of whom are not officers or employees of the corporation or any of its affiliates.

Nevada law does not have comparable requirements.

Fiduciary Duties of
Directors

Under Alberta law, directors have a duty of care to the corporation. The duty of care requires that the directors exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances and that the directors act honestly and in good faith with a view to the best interests of the corporation.

Under Nevada law, directors must exercise their powers in good faith and with a view to the interests of the corporation. Directors, in deciding upon matters of business, are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation.

Provision/Right

Solana Shareholders

Gran Tierra Stockholders

Indemnification of Officers and Directors

Under Alberta law, except in respect of an action by or on behalf of a corporation to procure a judgment in its favor, which would require court approval, a corporation may indemnify present and former directors and officers against costs, charges and expenses (including settlements and judgments) provided that:

•	they acted honestly and in good faith with a view to the best interests of the corporation; and
•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty they had reasonable grounds for believing that their conduct was lawful.

The Solana bylaws provide for indemnification of directors and officers to the fullest extent authorized by Alberta law.

The Solana bylaws do not expressly provide for advance payment of an indemnitee’s expenses.

Nevada law provides that a corporation may indemnify its present and former directors, officers, employees and agents against all reasonable expenses (including attorneys’ fees) and, except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement of actions brought against them, provided that they:

•	acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation; and
•	in the case of a criminal proceeding, had no reasonable cause to believe their conduct was unlawful.

Except in certain circumstances, or unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

•	His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and
•	His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The Gran Tierra bylaws provide for indemnification of directors and officers to the fullest extent authorized by Nevada law.

Nevada law and the Gran Tierra bylaws allow for the advance payment of an indemnitee’s expenses prior to the final disposition of an action, provided that indemnitee undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced.

Provision/Right

Solana Shareholders

Gran Tierra Stockholders

Director Liability

Alberta law does not permit the limitation of a director’s liability as Nevada law does.

Nevada law provides that unless the articles of incorporation provide for greater liability, a director or officer is not individually liable to the corporation or its stockholders for a breach of a fiduciary duty, provided such liability does not arise from an action or failure to act which constituted a breach of fiduciary duties through intentional misconduct, fraud or a knowing violation of law.

The Gran Tierra articles of incorporation contain a provision limiting the liability of its directors to the fullest extent permitted by Nevada law.

Anti-Takeover Provisions and Interested Stockholder Transactions

Alberta law does not contain specific anti-takeover provisions with respect to business transactions. However, the policies of Canadian securities regulatory authorities, including Multi-Lateral Instrument 61-101 (“MI 61-101”) contains requirements in connection with any transaction by which an issuer, directly or indirectly:

•	acquires or transfers an asset;
•	acquires or issues securities;
•	assumes or transfers a liability; or
•	borrows or lends monies from or to, as the case may be,

a director, senior officer, holder of 10% or more of the voting securities of the issuer or a holder of sufficient securities to affect materially the control of the issuer.

MI 61-101 requires more detailed disclosure in the proxy material sent to security holders in connection with a transaction as described above, including, subject to certain exceptions, the inclusion of a formal valuation of the subject matter of the transaction and any non-cash consideration offered therefor. MI 61-101 also requires, subject to certain exceptions, that the minority shareholders of the issuer separately approve the transaction.

Nevada law provides that if a person beneficially owns ten percent or more of the voting power of the outstanding voting shares of a Nevada corporation that has 200 or more stockholders of record, or if a person is an affiliate or associate of such a corporation and at any time within the previous three years was the beneficial owner of ten percent or more of the voting power of the then outstanding shares, that person may not engage in certain “combination” transactions with the corporation for a period of three years unless one of the following three exceptions applies:

•	the board of directors approved the combination prior to the time that the person became an interested stockholder; or
•	the board of directors approved the transaction by which that person became an interested stockholder;
•	the form and amount of consideration to be received by stockholders (excluding the interested stockholder) of the corporation satisfies certain tests and, with limited exceptions, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation after becoming an interested stockholder and before the business combination is consummated.

Provision/Right

Solana Shareholders

Gran Tierra Stockholders

Under Nevada law, a person or association of persons who acquires a controlling interest in a Nevada corporation that does business in Nevada and has two hundred or more stockholders of record, at least one hundred of whom have addresses in Nevada, have only those voting rights in the control shares as are conferred by a resolution of approved at a special or annual meeting by a majority of the stockholders of the corporation, and if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, approved by the holders of a majority of each class or series affected.

A “controlling interest” means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more.

In certain circumstances, when a person or association of persons has acquired a controlling share in the corporation, a Nevada corporation may call for redemption of not less than all of the controlling shares at the average price paid for the controlling shares.

Under Nevada law, unless otherwise provided in the articles of incorporation or the bylaws of the issuing corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person, if the control shares are accorded full voting rights, and the acquiring person has acquired control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, may dissent and obtain payment of the fair value of his shares.

INFORMATION ABOUT TAX CONSIDERATIONS

Canadian Federal Income Tax Considerations

Subject to the qualifications and assumptions contained herein, in the opinion of Davis LLP, Canadian counsel to Solana, and Blake, Cassels & Graydon LLP, Canadian counsel to Gran Tierra, the following is a fair and adequate summary of the material Canadian federal income tax considerations, as of the date of this Joint Proxy Statement, generally applicable to shareholders, optionholders or warrantholders who at all relevant times, for purposes of the Income Tax Act (Canada), referred to herein as the “Tax Act”, hold their Solana warrants and Solana Shares and will hold their GTE–Solana Exchangeable Shares and shares of Gran Tierra common stock, as capital property, deal at arm’s length with, and are not affiliated with, Solana, Exchangeco or Gran Tierra, and following the completion of the Arrangement, will not alone or together with non-arm’s length persons control Gran Tierra or Exchangeco or beneficially own shares of Gran Tierra or Exchangeco having a fair market value of more than 50% of the fair market value of all outstanding shares of Gran Tierra or Exchangeco, any such person being referred to in this discussion as a “Securityholder”. Generally, Solana Shares, GTE–Solana Exchangeable Shares, shares of Gran Tierra common stock and options and warrants to acquire shares of Gran Tierra common stock will constitute capital property to a holder provided such holder does not hold such securities in the course of carrying on a business and has not acquired such securities in one or more transactions considered to be an adventure or concern in the nature of trade. Securityholders who do not hold their Solana Shares or will not hold their GTE–Solana Exchangeable Shares, shares of Gran Tierra common stock or options or warrants to acquire shares of Gran Tierra common stock as capital property should consult their own tax advisors with respect to their particular circumstances.

This summary is not applicable to a Securityholder that is a “financial institution” for purposes of the mark-to-market rules contained in the Tax Act, a Securityholder that is a “specified financial institution”, a Securityholder an interest in which is a “tax shelter” or a “tax shelter investment”, or a Securityholder with respect to whom Gran Tierra is a “foreign affiliate”, each as defined in the Tax Act, a Securityholder who is exempt from paying tax under Part I of the Tax Act, or a Securityholder to whom the functional currency reporting rules contained in subsection 261(4) of the Tax Act would apply. Any such Securityholders should consult their own tax advisors with respect to the consequences of the Arrangement to them.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, which we refer to as the “Proposed Amendments”, and counsel’s understanding, based on publicly available published materials, of the current administrative policies and assessing practices of the Canada Revenue Agency, or the “CRA”, and certificates of Solana and Gran Tierra with respect to certain factual matters. Further, this summary assumes that the GTE–Solana Exchangeable Shares will be listed on the TSX at all relevant times.

This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in the law, whether by legislative, regulatory or judicial action, or any changes in the administrative policies and assessing practices of the CRA, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed herein.

An important assumption regarding the residency of certain Solana Shareholders, based on the address of each of them as registered on the Solana shareholder register, has been made in this summary. Solana Shareholders for whom such assumption is not valid should consult their own tax advisors.

This discussion is of a general nature only. Therefore, Securityholders should consult their own tax advisors with respect to their particular circumstances.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Gran Tierra common stock, including the receipt of dividends and the calculation of any adjusted cost base amounts and proceeds of disposition, must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time such amounts arise.

Securityholders Resident in Canada

The following portion of this discussion is generally applicable to Securityholders who, for the purposes of the Tax Act and any applicable income tax treaty or convention, are resident or deemed to be resident in Canada at all relevant times, such Securityholders being referred to herein as “Resident Solana Shareholders”.

Exchange of Solana Shares for GTE–Solana Exchangeable Shares Where No Election is Made under Section 85 of the Tax Act

The Arrangement has been structured so that each Resident Solana Shareholder who participates in the Arrangement and receives GTE–Solana Exchangeable Shares will be considered to have received any of the ancillary rights and benefits associated with the GTE–Solana Exchangeable Shares in consideration for the grant by the shareholder to Gran Tierra, Exchangeco and Callco of certain rights and benefits as against the shareholder in respect of the GTE–Solana Exchangeable Shares (for example, the call rights provided to Gran Tierra). To the extent the value of the ancillary rights and benefits received by a Resident Solana Shareholder exceeds the value of the rights and benefits given up by the shareholder to Gran Tierra, Exchangeco and Callco the Arrangement provides that the shareholder will be considered to have disposed of a portion of such holder’s Solana Shares in consideration for such excess ancillary rights and benefits, and to have disposed of the remaining portion of such Solana Shares solely in consideration for GTE–Solana Exchangeable Shares.

Each of Solana and Gran Tierra is of the view that any such ancillary rights and benefits given up or received by a Resident Solana Shareholder pursuant to the Arrangement will have nominal, if any, value. Such determinations of value are not binding on the CRA and counsel can express no opinion on matters of factual determination such as this. On the assumption that such determinations of value are correct, all or substantially all of a Resident Solana Shareholder’s Solana Shares will be disposed of in exchange for GTE–Solana Exchangeable Shares, and only a nominal portion, if any, of a Resident Solana Shareholder’s Solana Shares will be disposed of in exchange for such ancillary rights and benefits. If the value of such rights and benefits were determined to have greater than nominal value, it is possible that more than a nominal portion of a Resident Solana Shareholder’s Solana Shares will be disposed of in exchange for the ancillary rights and benefits received by the shareholder. In such event, it is also possible that a Resident Solana Shareholder could realize more than a nominal capital gain on the disposition of such portion of their Solana Shares.

A Resident Solana Shareholder will generally qualify for a tax deferred share-for-share exchange pursuant to section 85.1 of the Tax Act, as described below, with respect to that portion of the Resident Solana Shareholder’s Solana Shares which are disposed of in exchange for GTE–Solana Exchangeable Shares. The disposition of the remaining portion, if any, of such Resident Solana Shareholder’s Solana Shares in exchange for such excess ancillary rights and benefits will constitute a taxable disposition of such Solana Shares and will generally give rise to a capital gain (or a capital loss) to the extent that the value of such excess ancillary rights and benefits received for such shares exceeds (or is less than) the aggregate of the adjusted cost base of such shares and any reasonable costs associated with the disposition.

Resident Solana Shareholders who are not exempt from tax under Part I of the Tax Act and, in the case of partnerships, are Canadian partnerships for purposes of the Tax Act, referred to herein as “Eligible Shareholders”, may also make an election under section 85 of the Tax Act and the corresponding provision of any applicable provincial tax legislation. Eligible Shareholders are urged to consult their own tax advisors to determine whether they should make any such elections, as described below.

Pursuant to section 85.1 of the Tax Act, a Resident Solana Shareholder will not realize any immediate tax consequences as a result of exchanging Solana Shares solely for GTE–Solana Exchangeable Shares provided that such shareholder does not make a joint election under section 85 of the Tax Act and the corresponding provision of any applicable provincial tax legislation in respect of the exchange as discussed below and does not, in such shareholder’s return of income for the taxation year in which the exchange occurs, include in computing its income, any portion of the capital gain or capital loss otherwise determined from such exchange.

Instead, the Resident Solana Shareholder will be deemed:

•	to have disposed of such portion of their Solana Shares for proceeds of disposition equal to the adjusted cost base to the shareholder of such shares immediately before such exchange; and
•	to have acquired the GTE–Solana Exchangeable Shares at a cost equal to the deemed proceeds of disposition of the shareholder’s Solana Shares.

Where a Resident Solana Shareholder includes in computing income for the taxation year in which the exchange occurs any portion of the capital gain or capital loss from the exchange of the portion of Solana Shares solely for GTE–Solana Exchangeable Shares, or if the Resident Solana Shareholder is an Eligible Shareholder and makes a joint election pursuant to section 85 of the Tax Act with respect to the Solana Shares, section 85.1 of the Tax Act will not apply. In these circumstances, the Resident Solana Shareholder will (unless such holder files an election under Section 85 of the Tax Act in respect of the disposition as described below) be considered to have disposed of such Solana Shares for proceeds of disposition equal to the fair market value of the GTE-Solana Exchangeable Shares received on the exchange and to have acquired the GTE–Solana Exchangeable Shares at a cost equal to such fair market value. A Resident Solana Shareholder who so chooses to realize a capital gain or capital loss on the exchange will realize a capital gain (or a capital loss) to the extent that the holder’s proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such Solana Shares immediately before the exchange.

The consequences to a Resident Solana Shareholder of realizing a capital gain or capital loss are described below.

Exchange of Solana Shares for GTE–Solana Exchangeable Shares Where Election is Made under Section 85 of the Tax Act

An Eligible Shareholder who disposes of Solana Shares to Exchangeco and receives GTE–Solana Exchangeable Shares may obtain a full or partial tax deferral by making a joint tax election with Exchangeco under section 85 of the Tax Act and the corresponding provision of any applicable provincial tax legislation in respect of such Solana Shares and specifying therein an elected transfer price within the limits described below, such election hereinafter referred to as a “Joint Tax Election”.

Exchangeco will make available for use by Eligible Shareholders a web-based system to allow Eligible Shareholders to complete the applicable election form prescribed by the CRA (i.e. T2057 or, for Eligible Shareholders that are partnerships, T2058) and any applicable provincial forms. The link to that system will be made available at www.grantierra.com.

An Eligible Shareholder who wishes to make a Joint Tax Election must indicate that intention using the web-based system described above or by checking the appropriate box labelled “Election Form Required” in the letter of transmittal (enclosed with this Joint Proxy Statement). Eligible Shareholders who check the box in the letter of transmittal will receive from Gran Tierra a tax instruction letter, explaining the election process, at or about the time that the Eligible Shareholder is sent the consideration to which the Eligible Shareholder is entitled under the Arrangement.

All Eligible Shareholders wishing to make a Joint Tax Election must provide the required information in accordance with the procedures set out in the instructions on the web-based system or in the tax instruction letter, as applicable, on or before 90 days after the Effective Date.

Subject to the election form complying with the provisions of the Tax Act (and any applicable provincial legislation), the form will be executed by Exchangeco and returned to such Eligible Shareholder for filing with the CRA (and any applicable provincial taxation authority).

Where Solana Shares are held in joint ownership and two or more of the co-owners wish to make a Joint Tax Election, one of the co-owners designated for such purpose should complete the applicable election form by using the web-based system described above or, alternatively, provide Exchangeco with the required number of copies of the applicable election forms, which will be executed by Exchangeco and returned to such designated co-owner for filing with the CRA. Where the Solana Shares are held as partnership property, a partner designated by the partnership must complete the applicable election form by using the web-based system described above or, alternatively, provide Exchangeco with the required number of copies of the applicable election forms, which will be executed by Exchangeco and returned to such designated partner for filing with the CRA.

In general, where an election is made, the elected amount specified in the election must comply with the following rules:

•	the elected amount must not be less than fair market value of the ancillary rights and benefits received by the Eligible Shareholder;
•	the elected amount may not be less than the lesser of: (i) the adjusted cost base to the Eligible Shareholder of the Solana Shares, determined immediately before the time of the Arrangement; and (ii) the fair market value of the Solana Shares at that time; and
•	the elected amount may not exceed the fair market value of the Solana Shares at the time of the Arrangement.

Where an Eligible Shareholder and Exchangeco make a Joint Tax Election, the tax treatment to the Eligible Shareholder generally will be as follows:

•	the shareholder will be deemed to have disposed of the Solana Shares for proceeds of disposition equal to the elected amount;
•	if such deemed proceeds of disposition are equal to the adjusted cost base of the Solana Shares to the shareholder immediately before the exchange, net of any reasonable costs incurred by the shareholder in connection with the exchange, the shareholder will not realize any capital gain or capital loss on the exchange;
•	subject to the detailed rules in the Tax Act, if such deemed proceeds of disposition exceed (or are less than) the adjusted cost base to the shareholder of the Solana Shares immediately before the exchange, net of any reasonable costs incurred by the shareholder in connection with the exchange, the shareholder generally will realize a capital gain (or capital loss) equal to the amount of such excess (or shortfall); and
•	the cost to the Eligible Shareholder of the GTE–Solana Exchangeable Shares received in exchange for Solana Shares will be equal to the amount by which the elected amount exceeds the fair market value of the ancillary rights and benefits received on the disposition of Solana Shares.

In order for the CRA to accept a Joint Tax Election without a late filing penalty being paid by the Eligible Shareholder, the election must be received on or before the day that is the earliest of the days on or before which either Exchangeco or the Eligible Shareholder is required to file an income tax return for the taxation year in which the exchange occurs. Exchangeco’s taxation year is scheduled to end on December 31, 2008. Thus, the Joint Tax Election will, in the case of an Eligible Shareholder who is an individual (other than a trust) generally have to be received by the CRA by April 30, 2009 (being, generally, the last day for filing a tax return for the individual’s 2008 taxation year). Eligible Shareholders other than individuals are encouraged to consult their own tax advisors as soon as possible respecting the deadline applicable to their own particular circumstances.

Exchangeco will not be responsible for the proper completion of any election form.  Exchangeco agrees only to execute any properly completed election form received within 90 days of the Effective Date and to return such election form by mail or using the web-based system within 30 days after the receipt thereof to the Eligible Shareholder. Compliance with the requirements for a valid election, including selection of the appropriate elected amount, will be the sole responsibility of the Eligible Shareholder making the Joint Tax Election. Accordingly, Exchangeco will not be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to properly complete or timely file any Joint Tax Election in the form and within the time prescribed under the Tax Act.

Any Eligible Shareholder who does not ensure that Exchangeco has received a duly completed election form in accordance with the procedures set out herein within 90 days of the Effective Date will not be able to benefit from the rollover provisions in section 85 of the Tax Act. Accordingly, all Eligible

Shareholders who wish to make a Joint Tax Election with Exchangeco should give their immediate attention to this matter. Eligible Shareholders are referred to Information Circular 76-19R3 and Interpretation Bulletin IT-291R3 issued by the CRA for further information respecting the Joint Tax Election. Eligible Shareholders wishing to make a Joint Tax Election should consult their own tax advisers in respect of whether to make the election, to select the appropriate elected amount in the election and in respect of any applicable provincial tax legislation. The law in this area is complex and contains numerous technical requirements, and the comments herein with respect to such elections are provided for general assistance only.

Taxation of Capital Gains and Capital Losses

One-half of any capital gain (a taxable capital gain) must be included in a Resident Solana Shareholder’s income for the year of disposition. One-half of any capital loss (an allowable capital loss) generally may be deducted by the Resident Solana Shareholder against taxable capital gains for the year of disposition. Any allowable capital losses in excess of taxable capital gains for the year of disposition generally may be carried back up to three taxation years or carried forward indefinitely and deducted against taxable capital gains in such other years to the extent and under the circumstances described in the Tax Act.

Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act.

A Resident Solana Shareholder that is throughout the relevant taxation year a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year which will include an amount in respect of taxable capital gains.

If a Resident Solana Shareholder is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of shares may be reduced by the amount of dividends received or deemed to have been received by it on such shares to the extent and under circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns shares. Resident Solana Shareholders to whom these rules may be relevant should consult their own tax advisors.

Exchange of Solana Shares for Gran Tierra Common Stock

A Resident Solana Shareholder who participates in the Arrangement and, having made the appropriate election, receives Gran Tierra common stock in exchange for Solana Shares will realize a capital gain (or a capital loss) equal to the amount by which the fair market value of the Gran Tierra common stock received on the exchange, net of any reasonable costs of disposition, exceeds the adjusted cost base to such shareholder of the Solana Shares exchanged. The taxation of capital gains and capital losses is described above.

Dividends on GTE–Solana Exchangeable Shares

In the case of a Resident Solana Shareholder who is an individual, dividends received or deemed to be received on the GTE–Solana Exchangeable Shares will be included in computing the shareholder’s income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit rules for “eligible dividends”. Eligible dividends will generally include dividends paid after 2005 by taxable Canadian corporations, such as Exchangeco, where those dividends have been designated as “eligible dividends” by the dividend-paying corporation. There are limitations on the ability of a corporation to designate dividends as eligible dividends.

In the case of a Resident Solana Shareholder that is a corporation, dividends received or deemed to be received on the GTE–Solana Exchangeable Shares normally will be included in the corporation’s income and will be deductible in computing its taxable income.

A Resident Solana Shareholder that is a “private corporation”, as defined in the Tax Act, or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals may be liable under Part IV of the Tax Act to pay a refundable tax of 33 1/3% of dividends received or deemed to be received on the GTE–Solana Exchangeable Shares to the extent that such dividends are deductible in computing the shareholder’s taxable income.

A Resident Solana Shareholder that is throughout the relevant taxation year a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year which will include dividends or deemed dividends that are not deductible in computing taxable income.

Redemption of GTE–Solana Exchangeable Shares

On the redemption (including a retraction) of a GTE–Solana Exchangeable Share by Exchangeco, the holder of such GTE–Solana Exchangeable Share will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds exceed the paid-up capital at the time of the GTE–Solana Exchangeable Share so redeemed. For these purposes, the redemption proceeds will be the fair market value of Gran Tierra common stock received from Exchangeco at the time of the redemption plus the amount, if any, of all then accrued but unpaid dividends on the GTE–Solana Exchangeable Shares paid on the redemption. The amount of such deemed dividend generally will be subject to the same tax treatment accorded to dividends on the GTE–Solana Exchangeable Shares as described above. On the redemption, the holder of a GTE–Solana Exchangeable Share will also be considered to have disposed of the GTE–Solana Exchangeable Share, but the amount of the deemed dividend will be excluded in computing the holder’s proceeds of disposition for purposes of computing any capital gain or capital loss arising on the disposition. In the case of a Resident Solana Shareholder that is a corporation, in some circumstances, the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend. The taxation of capital gains and capital losses is described above.

Exchange of GTE–Solana Exchangeable Shares

On the exchange by a Resident Solana Shareholder of a GTE–Solana Exchangeable Share with Gran Tierra or Callco for a share of Gran Tierra common stock, the shareholder will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the GTE–Solana Exchangeable Share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the GTE–Solana Exchangeable Share immediately before the exchange. For these purposes, the proceeds of disposition will be the fair market value at the time of exchange of the Gran Tierra Share plus any other amount received by the Shareholder from Gran Tierra or a subsidiary of Gran Tierra as part of the exchange consideration other than amounts required to be included in income as a dividend. The taxation of capital gains and capital losses is described above.

Disposition of GTE–Solana Exchangeable Shares other than on Redemption, Retraction or Exchange

A disposition or deemed disposition of GTE–Solana Exchangeable Shares by a Resident Solana Shareholder, other than on the redemption, retraction or exchange of the shares, will generally result in a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of those Exchangeable Shares immediately before the disposition. The taxation of capital gains and capital losses is described above.

Dividends on Gran Tierra Common Stock

Dividends on Gran Tierra common stock will be included in the recipient’s income for the purposes of the Tax Act. Such dividends received by an individual shareholder will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A shareholder that is a corporation will include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. A shareholder that is throughout the relevant taxation year a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year which will include such dividends. United States non-resident withholding tax on such dividends received by Canadian residents will be generally eligible for foreign tax credit or deduction treatment, where applicable, under the Tax Act.

Disposition of Gran Tierra Common Stock

The cost of Gran Tierra common stock received on a retraction, redemption or exchange of GTE–Solana Exchangeable Shares will be equal to the fair market value of such shares at the time of such event. The adjusted cost base to a holder of Gran Tierra common stock acquired on a retraction, redemption or exchange of GTE–Solana Exchangeable Shares will be determined by averaging the cost of such shares with the adjusted cost base of all other Gran Tierra common stock held by such holder as capital property immediately before the retraction, redemption or exchange, as the case may be. A disposition or deemed disposition of Gran Tierra common stock by a holder will generally result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of such shares immediately before the disposition. The taxation of capital gains and capital losses is described above.

Exchange of Solana Options

Exchange of Solana Options for Solana Shares or Cash

Pursuant to the Arrangement, a Solana optionholder that elects to receive Solana Shares or cash pursuant to the cashless exercise of its Solana options will be considered to have disposed of such Solana optionholder’s Solana options for proceeds of disposition equal to the value of the Solana Shares or cash which such Solana optionholder receives in exchange for the Solana options. If the Solana options were acquired by a Solana optionholder who is a current or former employee of Solana in respect of, in the course of, or by virtue of, such employment, the difference between the amount paid for such Solana optionholder’s Solana options and the proceeds of disposition will be a taxable benefit that will be included in the Solana optionholder’s income for the year of disposition.

If certain conditions set out in the Tax Act are met, such Solana optionholder may be able to deduct in computing his or her taxable income for the year of disposition 50% of the amount of the taxable benefit described above. The availability of the 50% deduction will depend on the Solana optionholder’s particular circumstances, including the date of the grant of the Solana options and the fair market value of the Solana Shares at that time.

A Solana optionholder who elects to receive Solana Shares may also be eligible to file an election under the Tax Act to defer the recognition of all or a portion of the taxable benefit realized when the Solana optionholder receives the Solana Shares. This deferral may continue to apply if the Solana Shares acquired pursuant to the Solana option are exchanged under the Arrangement.

The availability of this election, the amounts of the taxable benefit that can be deferred, and the general application of the Tax Act to options are dependent on the particular circumstances of the Solana optionholder. Solana optionholders should consult their own tax advisors regarding the application of the election and the general application of the Tax Act to their particular circumstances.

Exchange of Solana Options for Gran Tierra Options

In addition, Solana optionholders who are Continuing Optionholders and who exchange Solana options for Gran Tierra options will not be considered to have disposed of such Solana options provided: (i) the only consideration received by the Continuing Optionholder on the exchange are Gran Tierra options, and (ii) the total value of the share of Gran Tierra common stock the Continuing Optionholder is entitled to acquire under the Gran Tierra options received by the Continuing Optionholder immediately after the exchange (in excess of the total amount payable by the Continuing Optionholder to acquire the common stock of Gran Tierra upon the exercise of the Gran Tierra options) does not exceed the total value of the Solana Shares the Continuing Optionholder was entitled to acquire under the Solana options immediately before the exchange (in excess of the amount payable by the Continuing Optionholder to acquire the Solana Shares upon the exercise of the Solana options), such requirements being the “Option Rollover Requirements.”

Whether the Option Rollover Requirements are met with respect to any particular Continuing Optionholder can not be known with certainty prior to the Effective Date. In particular, it is possible that the “in the money amount” of the Gran Tierra options may exceed the “in the money amount” of the Solana options. Since Continuing Optionholders who wish to exchange Solana options for Gran Tierra options must so indicate by providing to Gran Tierra a duly completed and executed Optionholder Election Form on or before the date which is three Business Days prior to the Effective Date and designating therein the number of Solana options to be exchanged, Continuing Optionholders will not be able to know with certainty whether the Option Rollover Requirements are met with respect to such exchange at the time that they decide whether to exchange their Solana options for Gran Tierra options or exchange their Solana options for Solana Shares or cash. If a Continuing Optionholder chooses to exchange Solana options for Gran Tierra options and the Option Rollover Requirements are not met, such exchange will be a taxable disposition and the Continuing Optionholder will be considered to have disposed of such Solana options for proceeds of disposition equal to the value of the Gran Tierra options received on the exchange. The amount by which the value of such Gran Tierra options exceeds the amount paid by such Continuing Optionholder for such holder’s Solana options will be a taxable benefit that will be included in the Continuing Optionholder’s income for the year of disposition.

Solana Warrants

Pursuant to the Arrangement, a holder of a warrant to purchase Solana Shares who delivers a warrantholder election form designating such Solana warrantholder’s Solana warrants as being subject to the election (such Solana warrants being “Exchange Warrants”), will be considered to have disposed of such Exchange Warrants for proceeds of disposition equal to the value of the Solana Shares or cash which the Solana warrantholder receives in exchange for the Exchange Warrants. To the extent that such proceeds of disposition for such Exchange Warrants exceed (or are less than) the Solana warrantholder’s adjusted cost base of the Exchange Warrants and any reasonable costs of disposition, the Solana warrantholder will recognize a capital gain (or capital loss). The taxation of capital gains is discussed above under the heading “Taxation of Capital Gains and Capital Losses”.

Although not entirely free from doubt and based on counsel’s understanding of the administrative policies and assessing practices of the CRA, if a Solana warrantholder does not deliver a warrantholder election form such Solana warrantholder will not be considered to have disposed of its Solana warrants as the Solana warrants include provisions that adjust the terms of the Solana warrants upon Solana completing certain transactions such as the Arrangement. As a result, after the Effective Date, each whole Solana warrant will entitle the holder to receive, upon exercise, the number of shares of Gran Tierra common stock that the holder would have been entitled to receive as a result of the transactions contemplated by the Arrangement, if immediately prior to the Effective Time, such holder had been the registered holder of the number of Solana Shares to which such holder was therefore entitled upon exercise of such holder’s Solana warrants. Such Solana warrantholders should consult with their own tax advisors to determine the tax consequences of participating in the Arrangement and not delivering a warrantholder election form, with respect to their own particular circumstances.

Foreign Property Information Reporting

A Securityholder that is a “specified Canadian entity” for a taxation year or a fiscal period and whose total cost amount of “specified foreign property” at any time in the year or fiscal period exceeds CDN$100,000 will be required to file an information return for the year or period disclosing prescribed information in respect of such property, such as the cost amount of such property and the amount of any dividends, interest and gains or losses realized in the year in respect of such property. Subject to certain exceptions, a taxpayer resident in Canada in the year will be a specified Canadian entity. Specified foreign property is defined in the Tax Act to include shares of the capital stock of a non-resident corporation and property that, under the terms or conditions thereof or any agreement related thereto, is convertible into, exchangeable for or confers a right to acquire, property that is a share of the capital stock of a non-resident corporation.

The GTE–Solana Exchangeable Shares and the options and warrants to acquire shares of Gran Tierra common stock will be and the Gran Tierra common stock is, specified foreign property. As a result, if the aggregate cost amount of any specified foreign property held by a Securityholder that is a “specified Canadian entity” (including any GTE–Solana Exchangeable Shares, Gran Tierra common stock and options and warrants to acquire shares of Gran Tierra common stock) at any time in a taxation year or fiscal period exceeds CDN$100,000, the Securityholder will be required to file an information return for the year as described above. Resident Solana Shareholders are encouraged to consult their own tax advisors as to whether they must file an information return under these rules.

Foreign Investment Entity Status

Bill C-10, which received second reading in the Senate and was referred to the Banking, Trade and Commerce Committee on December 4, 2007, will amend the Tax Act (if passed by the Senate and enacted in its current form) in relation to the income tax treatment of investments by Canadian residents in non-resident entities that constitute “foreign investment entities”, each being referred to as an “FIE”, applicable for taxation years commencing after 2006, the “FIE Tax Rules.” In general terms, the FIE Tax Rules, as currently drafted, would apply to require a Securityholder that holds a “participating interest” (that is not an “exempt interest”) in a non-resident entity that is a FIE at the entity’s taxation year-end to take into account in computing the Securityholder’s income for the Securityholder’s taxation year that includes such taxation year-end: (i) an amount based on a prescribed rate of return on the “designated cost” of such participating interest held by the Securityholder at the end of each month ending in the Securityholder’s taxation year at which time the participating interest is held by the Securityholder; (ii) in certain limited circumstances, any gains or losses accrued on such participating interest for the year; or (iii) in certain limited circumstances, the Securityholder’s proportionate share of the FIE’s income (or loss) for the year calculated using Canadian tax rules. For the purposes of the FIE Tax Rules, the GTE–Solana Exchangeable Shares, shares of Gran Tierra common stock and options and warrants to acquire shares of Gran Tierra common stock will constitute participating interests in Gran Tierra.

Gran Tierra will not be a FIE at the end of a taxation year provided that, at that time, the “carrying value” of all of Gran Tierra’s “investment property” is not greater than one-half of the “carrying value” of all of its property or, throughout the taxation year, its principal undertaking was the carrying on of a business other than an investment business as determined for purposes of the FIE Tax Rules. Gran Tierra is of the view, and has advised counsel, that if Gran Tierra had a taxation year-end on the Effective Date, it would not be a FIE on that date on the basis that on the Effective Date the carrying value of its investment property would not be greater than one-half of the carrying value of all of its property. However, the determination of whether or not Gran Tierra is a FIE must be made on an annual basis at the end of each taxation year of Gran Tierra and no assurance can be given that Gran Tierra will not be a FIE at the end of any of its taxation years.

Even if Gran Tierra were an FIE at the end of one of its taxation years, a GTE–Solana Exchangeable Share or a share of Gran Tierra common stock would be an “exempt interest” to a Resident Solana Shareholder so long as (i) the GTE–Solana Exchangeable Share or share of Gran Tierra common stock, as applicable, qualified as an “arm’s length interest” (as defined under the FIE Tax Rules) to the Resident Solana Shareholder; (ii) the GTE–Solana Exchangeable Shares or shares of Gran Tierra common stock, as applicable, are listed on a designated stock exchange; and (iii) it is reasonable to conclude that the Resident Solana Shareholder has no tax avoidance motive. The determination of whether a Resident Solana Shareholder will have a tax avoidance motive in respect of the GTE–Solana Exchangeable Shares or Gran Tierra common stock within the meaning of the FIE Tax Rules will depend on the particular circumstances of the Resident Solana Shareholder. Resident Solana Shareholders should consult their own tax advisors regarding the determination of whether they have such a tax avoidance motive. The GTE–Solana Exchangeable Shares or shares of Gran Tierra common stock, as applicable, will generally qualify as an “arm’s length interest” at any time for the purposes of the FIE Tax Rules if (i) it is reasonable to conclude that there are at least 150 persons each of which holds at that time GTE–Solana Exchangeable Shares or shares of Gran Tierra common stock, as applicable, having a total market value of at least $500; (ii) it is reasonable to conclude that the GTE–Solana Exchangeable Shares or shares of Gran Tierra common stock, as applicable, can normally be acquired and sold by members of the public in the open market; and (iii) the aggregate fair market value at that time of the GTE–Solana Exchangeable Shares or shares of Gran Tierra common stock, as applicable, that are held by the Resident Solana Shareholder, or an entity or individual with whom the Resident Solana Shareholder does not deal at arm’s length, does not exceed 10% of the aggregate fair market value of all of the GTE–Solana Exchangeable Shares or shares of Gran Tierra common stock, as applicable, at that time.

The FIE Tax Rules are complex and have been subject to extensive amendments. No assurances can be given that these provisions will be enacted in the form proposed. Resident Solana Shareholders should consult their own tax advisors regarding the application of the FIE Tax Rules to their particular circumstances.

Dissenting Shareholders

Pursuant to the Arrangement a Dissenting Shareholder will be entitled, if the Arrangement becomes effective, to be paid by Solana, the fair market value of the Solana Shares held by such Dissenting Shareholder.

A Dissenting Shareholder who is Resident Solana Shareholder and receives a cash payment in respect of the fair market value of such Dissenting Shareholder’s Solana Shares will be deemed to have received a taxable dividend equal to the amount by which the cash received (other than any interest awarded by a court) exceeds the paid-up capital (computed for the purposes of the Tax Act) of such Solana Shares.

Such Dissenting Shareholders will also be considered to have disposed of Solana Shares for proceeds of disposition equal to the amount received by such Dissenting Shareholder (other than interest) less the amount of any deemed dividend referred to above. As a result, such Dissenting Shareholder will also realize a capital gain (or loss) equal to the amount by which the proceeds of disposition exceed (or is less than) the adjusted cost base to the Dissenting Shareholder of the Solana Shares plus any reasonable costs of disposition.

Any deemed dividend received, and any capital gain or capital loss realized, by a Dissenting Shareholder that is a Resident Solana Shareholder will be treated in the same manner as described above under the headings “— Dividends on GTE–Solana Exchangeable Shares” and “— Taxation of Capital Gains and Capital Losses”.

Interest awarded by a court will be included in such Dissenting Shareholders’ income of the purposes of the Tax Act.

Securityholders Not Resident in Canada

The following portion of the discussion is applicable to a holder of Solana Shares who, for purposes of the Tax Act and any applicable tax treaty or convention, has not been and will not be resident or deemed to be resident in Canada at any time while it has held Solana Shares or will hold Gran Tierra common stock and who has not used or held (and has not been deemed to use or hold) the Solana Shares, and will not use or hold or be deemed to use or hold the Gran Tierra common stock, in the course of carrying on a business (including an insurance business) in Canada and, except as specifically discussed below, to whom such shares are not “taxable Canadian property”, as defined in the Tax Act. We refer to each such Securityholder as a “Non-Resident Solana Shareholder.” A Non-Resident Solana Shareholder whose address is shown on the Solana shareholder register to be in Canada is strongly encouraged to consult their own tax advisors. No opinion is expressed in respect of any Non-Resident Solana Shareholder who receives GTE-Solana Exchangeable Shares under the Arrangement. The following portion of the discussion assumes that any Solana Shareholder who is a Non-Resident Solana Shareholder is shown on the Solana shareholder register with an address that is outside of Canada.

The following portion of the discussion is not applicable to the surrender or exchange of options or warrants. Holders of Solana options or warrants who are not resident, or deemed resident, in Canada should consult with their own tax advisors with respect to their particular circumstances

Generally, Solana Shares will not be taxable Canadian property to a Non-Resident Solana Shareholder provided: (a) the Non-Resident Solana Shareholder has not, alone or in combination with persons with whom the Non-Resident Solana Shareholder does not deal at arm’s length, owned 25% or more of the issued shares of any class or series of the capital stock of Solana, as the case may be, at any time within the 60 month period preceding the relevant time; (b) the Non-Resident Solana Shareholder has not elected under the Tax Act to treat such shares as taxable Canadian property upon ceasing to be a resident of Canada; and (c) the shares are not otherwise deemed to be “taxable Canadian property” of the Non-Resident Solana Shareholder under the Tax Act. Gran Tierra common stock will generally not constitute taxable Canadian property.

Exchange of Solana Shares for Gran Tierra Common Stock

A Non-Resident Solana Shareholder who participates in the Arrangement and receives Gran Tierra common stock in exchange for Solana Shares will realize a capital gain (or a capital loss) equal to the amount by which the fair market value of the Gran Tierra common stock received on the exchange, net of any reasonable costs of disposition, exceeds the adjusted cost base of the Solana Shares exchange. A Non-Resident Solana

Shareholder who holds Solana Shares that are not taxable Canadian property to the holder will not be subject to tax under the Tax Act on any capital gain triggered by the exchange of Solana Shares for Gran Tierra common stock. A Non-Resident Solana Shareholder who holds Solana Shares that are taxable Canadian property to the holder will be subject to tax under the Tax Act in the manner described above for Resident Solana Shareholders under “— Taxation of Capital Gains and Capital Losses” and will be required to report the disposition of such shares by filing a tax return under the Tax Act.

Dissenting Shareholders

Non-Resident Solana Shareholders who, consequent upon the exercise of Dissent Rights, dispose of Solana Shares in consideration for a cash payment from Solana, or “Non-Resident Dissenting Shareholders”, will be deemed to have received a dividend from Solana computed in the same manner as described above for residents of Canada. Such dividends are subject to withholding tax of 25%, subject to the reduction of such rate under an applicable income tax convention. Unless the Solana Shares are “taxable Canadian property” to a Non-Resident Dissenting Shareholder, any capital gain or capital loss (computed in the same manner as described above for Dissenting Shareholders that are residents of Canada) realized by such Non-Resident Dissenting Shareholder will not be subject to tax under the Tax Act. If the Solana Shares are “taxable Canadian property” to a Non-Resident Dissenting Shareholder, such holder will be required to report the disposition of such shares by filing a tax return under the Tax Act.

Material U.S. Federal Income Tax Consequences of the Arrangement

The following is a summary of material U.S. federal income tax consequences applicable to holders of Solana Shares that exchange their Solana Shares for shares of Gran Tierra common stock pursuant to the Arrangement. This summary is not intended to be, nor should it be construed as being, legal or tax advice. Further, this summary does not address any tax consequences arising under the income or other tax laws of any state, local or foreign jurisdiction or any tax treaties. Holders of Solana Shares should consult their own tax advisors concerning the tax consequences of the proposed transaction.

This summary is based on the Internal Revenue Code of 1986, as amended, the “Code”, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions discussed below and the tax consequences of the Arrangement. This summary assumes that holders of Solana Shares hold their shares as capital assets. Except as expressly indicated below (see the section below entitled “Consequences of the Arrangement for Non-U.S. Solana Shareholders”), this discussion does not address the consequences of the proposed transaction to any person that is not a U.S. Solana Shareholder as defined below. This summary does not address all tax consequences that may be relevant to particular holders in light of their individual circumstances, or the tax consequences to holders subject to special tax rules, including, without limitation:

•	banks, insurance companies and other financial institutions;
•	broker-dealers;
•	persons who exchange Solana Shares for GTE–Solana Exchangeable Shares;
•	traders;
•	expatriates;
•	tax-exempt organizations;
•	persons who are subject to the alternative minimum tax;
•	persons who hold Solana Shares as a position in a “straddle” or as part of a “hedging,” “conversion” or other risk reduction transaction;
•	persons deemed to sell their Solana Shares under the constructive sale provisions of the Code;
•	persons that have a functional currency other than the U.S. dollar;

•	persons who acquired their Solana Shares through share option or share purchase programs or other compensation arrangements;
•	any person that owns or at any time owned Solana Shares representing more than 10% of the voting power of all classes of Solana Shares; and
•	any person that holds its Solana Shares through a partnership or other pass-through entity.

This discussion does not address the tax consequences of any transactions other than those relating to Solana Shares directly effectuated under the Arrangement agreement, and, among other things, does not address transactions outside the Arrangement agreement in which Solana Shares or shares of Gran Tierra common stock are acquired or disposed of; transactions involving shares of Gran Tierra common stock other than in exchange for Solana Shares; or transactions pertaining to common share options or warrants that are assumed, exercised or exchanged, as the case may be, in connection with the Arrangement.

We have not requested, nor do we intend to request, an opinion from United States legal counsel regarding the U.S. federal income tax treatment of the exchange of Solana Shares for shares of Gran Tierra common stock. In addition, no ruling has been or will be sought from the Internal Revenue Service as to the tax consequences of the Arrangement, and the following summary is not binding on the Internal Revenue Service or the courts. As a result, the Internal Revenue Service could adopt a contrary position, and a contrary position could be sustained by a court.

We urge each holder of Solana Shares to consult his or her own tax advisor regarding the U.S. federal income and other tax consequences of the Arrangement to such holder.

For purposes of this discussion, a “U.S. Solana Shareholder” means a holder of Solana Shares that is:

•	a citizen or resident of the United States;
•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if it has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or if a U.S. court can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of its substantial decisions.

A “Non-U.S. Solana Shareholder” is a holder other than a U.S. Solana Shareholder.

If a partnership or other pass-through entity holds Solana shares, the tax treatment of a member of the partnership or other pass-through entity will generally depend upon the status of the member and the activities of the partnership or other entity. Partnerships and other pass-through entities holding Solana Shares, and their members, should consult their tax advisors regarding the tax consequences of the Arrangement to them.

Consequences of the Arrangement for U.S. Solana Shareholders

The exchange by a U.S. Solana Shareholder of Solana Shares for shares of Gran Tierra common stock will generally be a taxable exchange on which gain or loss is recognized for U.S. federal income tax purposes (measured by the difference between the fair market value of the Gran Tierra common stock received in the exchange and such holder’s tax basis in the shares of Solana surrendered in the exchange) unless the Arrangement qualifies as a “reorganization” within the meaning of section 368(a) of the Code (subject however to the possible application of the passive foreign investment company rules, discussed below). In order for the Arrangement to qualify as a reorganization, among other things, Exchangeco must acquire at least 80 percent of the Solana Shares outstanding and the acquisition of such shares must be solely for shares of Gran Tierra’s common stock. Assuming, as is contemplated, that certain Solana Shareholders will receive GTE–Solana Exchangeable Shares (and certain voting and related rights) rather than shares of Gran Tierra common stock, qualification of the Arrangement as a reorganization will depend upon the characterization of the GTE–Solana Exchangeable Shares (and certain voting and related rights) as shares of Gran Tierra common stock for federal income tax purposes, so that the exchange of Solana Shares for GTE–Solana Exchangeable Shares may be treated as an exchange of Solana Shares for shares of Gran Tierra common stock. Qualification of the

Arrangement as a reorganization also will depend on the absence of any payment of non-qualifying consideration (e.g., cash) to Solana Shareholders.

The closing of the Arrangement is not conditioned on the receipt by Solana or Gran Tierra of opinions from counsel regarding the tax consequences of the Arrangement nor has the Arrangement been structured so as to necessarily ensure its qualification as a reorganization.

As noted above, the consideration for the Solana Shares acquired by Exchangeco must consist solely of shares of Gran Tierra common stock. Solana Shares purchased from Dissenting Shareholders by Solana with cash received from Gran Tierra will be treated as an indirect acquisition of Solana Shares for cash and thereby prevent the Arrangement from qualifying as a reorganization. We do not know whether the consideration paid by Gran Tierra will include cash payments to Dissenting Shareholders because we will not know at the closing of the Arrangement whether Solana will have sufficient cash, independent of any cash it receives from Gran Tierra, to satisfy the claims of Dissenting Shareholders. If it does not and a portion of the consideration paid to Dissenting Shareholders is from cash Solana receives directly or indirectly from Gran Tierra, the consideration paid by Gran Tierra to Solana Shareholders will not consist solely of shares of Gran Tierra’s common stock and the Arrangement will not qualify as a reorganization.

As noted above, treatment of the Arrangement as a reorganization requires that the GTE–Solana Exchangeable Shares be treated as shares of Gran Tierra common stock. There is no direct authority addressing the proper characterization of financial instruments with characteristics similar to the GTE–Solana Exchangeable Shares for U.S. federal income tax purposes. The receipt of the GTE–Solana Exchangeable Shares (and certain voting and related rights) in the exchange will be substantially economically equivalent to the receipt of Gran Tierra common stock in the exchange because holders of the GTE–Solana Exchangeable Shares will (i) have economic rights (e.g., the right to dividends and liquidating distributions) and legal rights (e.g., voting rights) that are substantially similar to the economic and legal rights of holders of Gran Tierra common stock, and (ii) be allowed to convert, or forced to convert under certain circumstances (e.g., the liquidation of Exchangeco or the passage of five years from the closing of the Arrangement) their GTE–Solana Exchangeable Shares into shares of Gran Tierra common stock based on a price that will result in their receiving the same number of shares of Gran Tierra common stock that they would have received at the time the Arrangement was closed had they exchanged their Solana Shares for shares of Gran Tierra common stock in accordance with the terms of the Arrangement Agreement. Provided that the consideration paid by Gran Tierra consists solely of shares of Gran Tierra common stock and does not include cash payments (provided directly or indirectly by Gran Tierra) to Dissenting Shareholders, and in the absence of specific applicable authority to the contrary, Gran Tierra intends to take the position that the GTE–Solana Exchangeable Shares are shares of Gran Tierra common stock for U.S. federal tax purposes, and will treat the exchange of Solana Shares for GTE–Solana Exchangeable Shares as well as the exchange of Solana Shares for shares of Gran Tierra common stock, as exchanges of Solana Shares for shares of Gran Tierra common stock that, as such, allow for the possible qualification of the transaction as a reorganization.

The characterization of GTE–Solana Exchangeable Shares as Gran Tierra common stock and the treatment of the exchange of Solana Shares for the GTE–Solana Exchangeable Shares as an exchange of Solana Shares for shares of Gran Tierra common stock is not binding on the Internal Revenue Service, which may determine that the GTE–Solana Exchangeable Shares should not be treated as shares of Gran Tierra common stock and, accordingly, that the exchange of Solana Shares for shares of Gran Tierra common stock pursuant to the Arrangement is a taxable exchange and not a reorganization.

Assuming the Arrangement constitutes a reorganization (and that the passive foreign investment company rules discussed below do not apply to a U.S. Solana Shareholder), the U.S. federal income tax consequences to a U.S. Solana Shareholder who receives shares of Gran Tierra common stock in exchange for Solana Shares generally will be as follows:

•	The U.S. Solana Shareholder will not recognize gain or loss upon the receipt of shares of Gran Tierra common stock for the holder’s Solana Shares;

•	The aggregate tax basis of the shares of Gran Tierra common stock received by a U.S. Solana Shareholder will be the same as the aggregate basis of the holder’s Solana Shares surrendered in the exchange; and
•	The holding period of the shares of Gran Tierra common stock received by a U.S. Solana Shareholder will include the holding period of the holder’s Solana Shares surrendered in the exchange.

If the Arrangement does not qualify as a reorganization then, subject to the discussion below in the section entitled “Passive Foreign Investment Companies,” the U.S. federal income tax consequences to a U.S. Solana Shareholder who receives shares of Gran Tierra common stock in exchange for Solana Shares generally will be as follows:

•	The U.S. Solana Shareholder will recognize capital gain or loss equal to the difference between (i) the fair market value of the shares of Gran Tierra common stock received and (ii) the holder’s adjusted basis in the Solana Shares surrendered in the exchange;
•	The aggregate tax basis in the shares of Gran Tierra common stock received by the U.S. Solana Shareholder in the exchange will equal the fair market value of such shares as of the closing of the Arrangement; and
•	The holding period in the shares of Gran Tierra common stock received by the U.S. Solana Shareholder in the exchange will begin the day after the closing of the Arrangement.

Gain or loss recognized will be long-term capital gain or loss if the holder’s holding period for the Solana Shares surrendered exceeds one year at the closing of the Arrangement. The recognition and the deductibility of capital losses are subject to limitations. U.S. Solana Shareholders who acquired multiple blocks of Solana Shares at different prices or different times should consult their tax advisors concerning the allocation of basis and holding period among their Solana Shares.

Dissenting Shareholders

If a U.S. Solana Shareholder receives cash pursuant to the exercise of Dissent Rights, such holder generally will recognize gain or loss (regardless of whether the Arrangement qualifies as a reorganization), measured by the difference between the cash received and such holder’s tax basis in the Solana Shares surrendered.

Passive Foreign Investment Companies

In general, if Solana Shares held by a U.S. Solana Shareholder are treated as shares of a “passive foreign investment company,” any gain recognized on an exchange of Solana Shares for shares of Gran Tierra common stock will be taxed under the passive foreign investment company “excess distribution regime,” unless the U.S. Solana Shareholder made a timely “qualified electing fund” election or “mark-to-market” election with respect to such Solana Shares. Under the excess distribution regime, federal income tax on the gain would be calculated by allocating the gain ratably to each day the U.S. Solana Shareholder held the Solana Shares. Gain allocated to years preceding the first year in which Solana was a passive foreign investment company in the U.S. Solana Shareholder’s holding period and gain allocated to the current year would be treated as gain arising in the current year and taxed as ordinary income. Gain allocated to other years would be taxed at the highest ordinary income tax rate in effect for each of those years and interest would be calculated and added to the tax due as if the tax was due and payable with the U.S. Solana Shareholder’s tax returns that were filed for those years. Under certain circumstances, and subject to possible exceptions, the passive foreign investment company rules may result in gain recognition to a shareholder notwithstanding that the Arrangement qualifies as a reorganization.

Because Solana’s current taxable year has not yet ended, it cannot be determined with certainty whether Solana will be classified as a passive foreign investment company. However, Solana does not expect it will be a passive foreign investment company for the current taxable year and does not believe it was a passive foreign investment company in the immediately prior taxable year. However, there can be no assurance that Solana was not a passive foreign investment company for any prior taxable year. Solana would have been classified as a passive foreign investment company for any prior taxable year in which either: (a) 75 percent or more of its gross income was passive income; or (b) 50 percent or more of the value of its average assets consisted of assets that produced, or were held for the production of, passive income (passive assets for this purpose includes cash and cash equivalents held as working capital). Subject to certain limited exceptions, Solana shares held (or deemed held) by a U.S. Solana Shareholder at any time during a taxable year in which Solana was a passive foreign investment company are treated as shares of a passive foreign investment company in the hands of the holder for all subsequent years even though Solana did not meet the gross income or passive asset thresholds necessary to be classified as a passive foreign investment company in a subsequent year.

The passive foreign investment company rules are extremely complex and could, if they apply, have significant adverse effects on the taxation of a U.S. Solana Shareholder in the Arrangement. Accordingly, U.S. Solana Shareholders are strongly urged to consult their tax advisors to determine the potential application of the passive foreign investment company rules to their particular circumstances and any elections available for alternative treatment.

Consequences of the Arrangement for Non-U.S. Solana Shareholders

A Non-U.S. Solana Shareholder generally will not be subject to U.S. federal income tax on gain realized on the exchange of Solana Shares for shares of Gran Tierra common stock unless (i) the gain is effectively connected with a trade or business conducted by such holder in the United States, or (ii) in the case of a Non-U.S. Solana Shareholder who is a nonresident alien individual, such individual is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met.

If you are a Non-U.S. Solana Shareholder with gain described in (i) above, you may be required to pay tax on the net gain derived from the exchange at regular graduated U.S. federal income tax rates, and corporate Non-U.S. Solana Shareholders with gain described in (i) above may be subject to the branch profits tax at a statutory rate of 30%. If you are an individual Non-U.S. Solana Shareholder described in (ii) above, you may be required to pay a flat 30% tax on the gain derived from the exchange. The potential reduction of these 30% tax rates under an applicable tax treaty between the U.S. and a Non-U.S. Solana Shareholder’s country of residence is beyond the scope of this summary.

U.S. and Non-U.S. Solana Shareholders: Information Reporting Requirements and Backup Withholding

If the Arrangement qualifies as a reorganization for U.S. federal income tax purposes, a U.S. Solana Shareholder may be required to attach a special information statement to the holder’s U.S. federal income tax return for the year in which the Arrangement is closed that would include the tax basis in the Solana Shares surrendered in the Arrangement and a description of the shares of Gran Tierra common stock received.

Pursuant to tax treaties or certain other agreements, the Internal Revenue Service may make its reports available to tax authorities in a Non-U.S. Solana Shareholder’s country of residence.

Certain noncorporate holders of Solana Shares may be subject to backup withholding, currently at a 28% rate, on amounts received pursuant to the Arrangement. Backup withholding generally will not apply, however, to a Solana Shareholder who:

•	furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Internal Revenue Service Form W-9 (or successor form) included in the Letter of Transmittal to be delivered to the Solana Shareholders following the closing of the Arrangement;
•	provides a certification of foreign status on Internal Revenue Service Form W-8BEN or other appropriate form; or
•	is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules may be eligible for a refund or allowed as a credit against a Solana Shareholder’s U.S. federal income tax liability, provided the shareholder furnishes the required information to the Internal Revenue Service.

EACH SOLANA SHAREHOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES OF PARTICIPATING IN THE ARRANGEMENT AND THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF SHARES OF GRAN TIERRA COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

BUSINESS OF THE GRAN TIERRA SPECIAL MEETING

Gran Tierra Proposal 1
Approval of the Issuance of Shares of Gran Tierra Common Stock to Be Issued
in Connection With the Exchange of Solana Shares or Issuable Upon
Retraction of the GTE-Solana Exchangeable Shares

Proposal

Pursuant to its approval of the Arrangement on July 28, 2008, the Gran Tierra Board authorized the issuance of shares of Gran Tierra common stock in connection with the exchange of Solana Shares, or issuable upon retraction of the GTE-Solana Exchangeable Shares. Gran Tierra believes that the total number of shares of Gran Tierra common stock that it will issue pursuant to the Arrangement will not exceed approximately 131,400,000 shares. Gran Tierra is requesting that stockholders approve this Proposal 1.

Gran Tierra’s Reasons for the Arrangement

The Gran Tierra Board considered the following factors in unanimously approving the transaction.

Anticipated Business Advantages

Asset Consolidation

Gran Tierra believes that the combined company will create a more substantial South American oil and gas exploration and production company with significant oil reserves, production and land position in Colombia. The combination creates a company with a 100% working interest in the Costayaco field, one of the major oil discoveries in Colombia in recent years currently undergoing delineation and development. Upon consummation of the transaction, the combined company will have a working interest in 26 exploration and production licenses, 24 of which are operated by Gran Tierra, with a land base encompassing 7.1 million gross acres (6.2 million net acres) in Colombia, Peru and Argentina.

Enhanced Capability for Future Initiatives

Gran Tierra expects the combined company to have substantially increased cash flows and working capital which will allow for the pursuit of additional exploration opportunities on the combined company’s large undeveloped land base in Colombia, Argentina and Peru and additional new venture growth opportunities.

Enhanced Access to Capital and Financial Markets

Gran Tierra expects the combined company to have a larger market capitalization and better access to capital and financial markets, which would enable the combined company to raise additional capital more easily, if needed, to fund its expansion plans than either company could if not combined.

Synergistic Integration of Operations

Gran Tierra believes that the two companies will effectively integrate their administrative operations and exploration and production capabilities, thus resulting in cost-saving opportunities for the combined company due to economies of scale and elimination of redundant functions.

Anticipated Advantages to Stockholders

The transaction will increase the number of publicly-traded shares of Gran Tierra, which will result in an increase in market capitalization, and is likely to result in an increase in trading volume and institutional interest in the combined company’s business and securities.

Presentation of Gran Tierra Management

The Gran Tierra Board considered and evaluated management’s presentation of information with respect to, among other factors, the results and scope of Gran Tierra’s due diligence review of Solana’s business, the historical profitability of Solana’s business, growth prospects for oil and gas exploration and production in the Costayaco field in Colombia and in other regions of South America, Solana’s working interests in the Costayaco field, and cost-saving opportunities for the combined company.

Advice of Financial Advisor

In deciding to approve the transaction, the Gran Tierra Board also considered the opinion of its financial advisor, Blackmont, delivered verbally on July 28, 2008 and subsequently confirmed in writing as of that date, to the effect that, based on and subject to the factors and assumptions set forth in the opinion, the Exchange Ratio was fair, from a financial point of view, to Gran Tierra.

Potential Risks

The Gran Tierra Board recognized that there are risks associated with the combination of Gran Tierra and Solana. These factors, which are further discussed on page 23 under “Risk Factors”, include: some of the potential benefits described above may not be realized or significant costs may be incurred in realizing those benefits; dilution to Gran Tierra stockholders; the risks involved in integration of the two companies’ businesses; Solana’s profitability may be less than estimated by Gran Tierra in determining Solana’s value; and possible liquidation of a large number of shares of Gran Tierra common stock following consummation of the transaction by investors who have not previously owned Gran Tierra common stock.

In light of the factors described above, including those described under “Potential Risks” and the “Risk Factors” discussed on page 23, the Gran Tierra Board concluded that the potential benefits of the combination outweigh the potential risks, although no assurance can be given in this regard.

Reasons for Stockholder Approval

Gran Tierra is subject to the listing requirements set forth in the Company Guide of the American Stock Exchange because Gran Tierra common stock is listed on the AMEX. Section 712 of the AMEX Company Guide requires stockholder approval as a prerequisite to approval of applications to list additional shares to be issued as consideration for an acquisition of the stock or assets of another company where the present or potential issuance of common stock could result in an increase in outstanding common shares of twenty percent (20%) or more. The issuance of Gran Tierra common stock as here proposed will result in an increase in outstanding common shares of more than twenty percent (20%).

In addition, the Arrangement Agreement requires approval of the issuance of Gran Tierra common stock in connection with the Arrangement by Gran Tierra’s stockholders as a condition to completing the transaction. Accordingly, Gran Tierra is seeking stockholder approval to ensure compliance with the listing requirements set forth in the AMEX Company Guide and satisfaction of the conditions precedent contained in the Arrangement Agreement.

Effect of the Arrangement on Existing Stockholders

On a diluted basis, upon the closing of the plan of arrangement, former Solana Securityholders will own approximately 49% of the combined company and the current Gran Tierra securityholders will own approximately 51% of the combined company. The issuance of securities as described in this Proposal 1 would therefore result in a significant increase in the number of shares of Gran Tierra common stock outstanding on a diluted basis, and, if the transaction is completed, current stockholders would own a smaller percentage of Gran Tierra’s outstanding common stock.

Consequence of Non-Approval

If Gran Tierra fails to obtain stockholder approval of this proposal, the Arrangement Agreement will terminate and the Arrangement will not be implemented.

Voting Requirement

Each share of Gran Tierra common stock and GTE-Goldstrike Exchangeable Share has one vote. To be approved, this proposal must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Gran Tierra Special Meeting and entitled to vote. For the purposes of this vote broker non-votes will not be counted for any purpose in determining whether this matter has been approved and abstentions will have the same effect as “Against” votes.

References to voting power of GTE-Goldstrike Exchangeable Shares refers to the voting power exercised through the Goldstrike Trustee with respect to the GTE-Goldstrike Exchangeable Shares, whether by the Goldstrike Trustee or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 1.

Gran Tierra Proposal 2
Amendment of Gran Tierra’s Articles of Incorporation to Designate the
Special B Voting Share and Make Technical Amendments

Proposal

The Gran Tierra Board has adopted, subject to stockholder approval, a certificate of amendment to Gran Tierra’s amended and restated articles of incorporation, referred to as the “Voting Stock Certificate of Amendment.” If this Proposal 2 is approved, the fourth article of Gran Tierra’s amended and restated articles of incorporation, as amended, shall be amended to read in its entirety as set forth in Annex K.

Explanation

The Voting Stock Certificate of Amendment creates a share of Special B Voting Stock to be issued to a trustee in connection with the consummation of the Arrangement. The purpose of the Special B Voting Share is to permit the holders of GTE-Solana Exchangeable Shares to exercise their voting power with respect to the GTE-Solana Exchangeable Shares issued in connection with the Arrangement, either through the trustee on behalf of the holders of GTE-Solana Exchangeable Shares or directly as proxy for the trustee, at meetings of the stockholders of Gran Tierra. The trustee holder of the share of Special B Voting Stock will not be entitled to receive dividends or distributions in its capacity as a holder or owner of Special B Voting Stock. The sole rights that the trustee will have is to vote on each matter on which holders of Gran Tierra common stock are entitled to vote and to cast that number of votes equal to the number of GTE-Solana Exchangeable Shares which are then outstanding and are not owned by Gran Tierra or its affiliates, other than GTE-Solana Exchangeable Shares that are voted directly by the holders thereof in accordance with the provisions relating to the GTE-Solana Exchangeable Shares. The GTE-Solana Exchangeable Shares are described more fully in “Description of the Arrangement — Transaction Mechanics and Description of GTE-Solana Exchangeable Shares” on page 61. The Voting Stock Certificate of Amendment also renames the current share of Gran Tierra Special Voting Stock in Gran Tierra’s current articles of incorporation as “Special A Voting Stock ” to distinguish it from the new share of Special B Voting Stock created.

In addition, the Voting Stock Certificate of Amendment clarifies that all shares of Gran Tierra voting stock, whether existing now or created later, vote together as a single class on matters to be presented to the Gran Tierra stockholders, except as otherwise required by law. The current Gran Tierra articles of incorporation provide that, except as otherwise provided by law or in the Gran Tierra articles of incorporation, the current share of Gran Tierra Special Voting Stock, through which the holders of GTE-Goldstrike Exchangeable Shares vote, votes together with the common stock on all matters presented to the Gran Tierra stockholders. This language may be interpreted as unclear as to what the voting rights are when a new class or series is created. The Voting Stock Certificate of Amendment revises the language of the voting provisions of the Special Voting Stock, to be renamed Special A Voting Stock, to clarify that the Special A Voting Stock votes together with the Series B Voting Stock and common stock, and any other class or series of voting stock created by an amendment to the articles of incorporation or certificate of designation in accordance with the voting rights of that additional class or series, on matters to be presented to the Gran Tierra stockholders for a vote.

Consequence of Non-Approval

If Gran Tierra fails to obtain stockholder approval of this proposal, the Arrangement Agreement will terminate and the Arrangement will not be implemented.

Approval Contingent on Concurrent Approval of Proposal 1

If Proposal 1 is not approved by Gran Tierra’s stockholders, then the proposed Voting Stock Certificate of Amendment will not be implemented, notwithstanding that it may have been approved by Gran Tierra’s stockholders.

Voting Requirement

Each share of Gran Tierra common stock and GTE-Goldstrike Exchangeable Share has one vote. In order for Proposal 2 to be approved by Gran Tierra’s stockholders, it must receive a “For” vote from:

•	the holders of shares of Gran Tierra common stock and GTE-Goldstrike Exchangeable Shares collectively entitling them to exercise at least a majority of the combined voting power of the total number of outstanding shares of Gran Tierra common stock and GTE-Goldstrike Exchangeable Shares; and
•	the holders of shares of GTE-Goldstrike Exchangeable Shares entitling them to exercise at least a majority of the voting power of the total number of outstanding shares of GTE-Goldstrike Exchangeable Shares.

References to voting power of GTE-Goldstrike Exchangeable Shares refers to the voting power exercised through the Goldstrike Trustee with respect to the GTE-Goldstrike Exchangeable Shares, whether by the Goldstrike Trustee or by proxy.

THE GRAN TIERRA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

Gran Tierra Proposal 3
Amendment of Gran Tierra’s Articles of Incorporation to Increase the
Authorized Number of Shares of Gran Tierra’s Common Stock From 300,000,000
Shares to 600,000,000 Shares

Proposal

The Gran Tierra Board has adopted, subject to stockholder approval, a certificate of amendment to the Gran Tierra amended and restated articles of incorporation, or the “Share Increase Certificate of Amendment”. If approved, the fourth article of Gran Tierra’s amended and restated articles of incorporation, as amended, will be amended to provide that the total number of authorized shares of Gran Tierra common stock shall be 600,000,000 shares, and therefore that the total authorized shares, including the current 25,000,000 shares of blank check preferred stock and shares of Special Voting Stock shall be 625,000,002 shares. If this Proposal 3 is approved, the first two paragraphs of the fourth article of Gran Tierra’s amended and restated articles of incorporation, as amended, shall be amended to read in their entirety as set forth in Annex L.

Explanation

The additional shares of common stock to be authorized by adoption of the Share Increase Certificate of Amendment will have rights identical to Gran Tierra’s currently outstanding common stock. Adoption of the proposed Share Increase Certificate of Amendment and issuance of the common stock would not affect the rights of the holders of Gran Tierra’s currently outstanding common stock, except for effects incidental to increasing the number of shares of Gran Tierra’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Gran Tierra’s common stock. If the Share Increase Certificate of Amendment is adopted, it will become effective upon filing of the Share Increase Certificate of Amendment with the Secretary of State of the State of Nevada.

In addition to the 115,595,525 shares of common stock issued and outstanding as of September 30, 2008, which number includes 10,984,126 shares of common stock issuable upon the exchange of the GTE-Goldstrike Exchangeable Shares issued to certain former holders of Gran Tierra Canada’s common stock, approximately 5,600,000 shares were issuable upon exercise of outstanding options, approximately 13,618,512 shares were issuable upon exercise of outstanding warrants and approximately 3,190,836 shares were reserved for future grants under Gran Tierra’s 2007 Equity Incentive Plan. If Proposal 4 is approved, the number of shares reserved under Gran Tierra’s 2007 Equity Incentive Plan will be increased from 9,000,000 shares to 18,000,000 shares.

The approval of the Share Increase Certificate of Amendment will not alter Gran Tierra’s present ability to issue up to 25,000,000 shares of its blank check preferred stock.

Although, at present, the Gran Tierra Board has no plans to issue any of the additional shares of common stock other than in connection with the Arrangement, as discussed in Proposal 1, it desires to have such additional shares available to provide flexibility to use its capital stock for business and financial purposes in the future. Gran Tierra believes it is important to retain a significant reserve of authorized but unissued common stock that could be used to raise additional capital through the sale of securities, declare stock dividends or stock splits, acquire another company or its business or assets, create negotiating leverage and flexibility in the event of an unfriendly takeover bid or establish a strategic relationship with a corporate partner, among other uses.

If approved, the proposed Share Increase Certificate of Amendment would authorize additional shares of common stock that will be available in the event that the Gran Tierra Board determines to authorize stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets, to create negotiating leverage and flexibility in the event of an unfriendly takeover bid or to establish a strategic relationship with a corporate partner, among other uses. In addition, if a person or group of persons attempts a hostile takeover of Gran Tierra, such shares could be issued in connection with a stockholder rights plan, or poison pill or rights plan which would allow stockholders (other than the hostile parties) to purchase Gran Tierra’s common stock at a discount to the then current market price, which would have a dilutive effect on the hostile parties. Although this proposal to increase the authorized Gran Tierra common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Gran Tierra Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the proposal could facilitate Gran Tierra’s future efforts to deter or prevent changes in the control of Gran Tierra, including transactions in which the stockholders might otherwise receive a premium for their shares over the then current market prices. Any additional equity financings may be dilutive to stockholders, and a debt financing, if available, may involve restrictions on stock dividends and other restrictions on Gran Tierra. Moreover, while Gran Tierra continually evaluates potential acquisitions and other strategic transactions, it has no present agreements or commitments with respect to issuing shares of common stock as part of any acquisition, other than the proposed Arrangement with Solana.

If the Share Increase Certificate of Amendment is adopted, 300,000,000 additional shares of Gran Tierra’s common stock will be available for issuance at the discretion of the Gran Tierra Board, except that certain large issuances, such as future new issuances or series of related issuances that would result in an increase of the current shares outstanding by 20% or more, may require stockholder approval in accordance with the requirements of the AMEX and Nevada law, and certain stock-based employee benefit plans may require stockholder approval in order to obtain desirable treatment under tax or securities laws and accounting regulations.

The Gran Tierra Board believes it desirable that Gran Tierra have the flexibility to issue the additional shares as described above. As is typical in publicly held energy companies, the holders of common stock have no pre-emptive rights to purchase any stock of Gran Tierra. Stockholders should be aware that the issuance of additional shares could have a dilutive effect on earnings per share and on the equity ownership of the present holders of common stock. No actions are currently being taken with respect to any large issuance of additional shares, other than in connection with the Arrangement.

Voting Requirement

Each share of Gran Tierra common stock and GTE-Goldstrike Exchangeable Share has one vote. In order for Proposal 3 to be approved by Gran Tierra’s stockholders, it must receive a “For” vote from the holders of shares of Gran Tierra common stock and GTE-Goldstrike Exchangeable Shares collectively entitling them to exercise at least a majority of the combined voting power of the total number of outstanding shares of Gran Tierra common stock and GTE-Goldstrike Exchangeable Shares. As a result, abstentions and broker non-votes will have the same effect as negative votes.

References to voting power of GTE-Goldstrike Exchangeable Shares refers to the voting power exercised through the Goldstrike Trustee with respect to the GTE-Goldstrike Exchangeable Shares, whether by the Goldstrike Trustee or by proxy.

Approval Contingent on Concurrent Approval of Proposals 1 and 2

If Proposals 1 and 2 are not approved by Gran Tierra’s stockholders, then this proposed amendment to the Gran Tierra articles of incorporation will not be implemented, notwithstanding that it may have been approved by Gran Tierra’s stockholders.

THE GRAN TIERRA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

Gran Tierra Proposal 4
Amendment of Gran Tierra’s Articles of Incorporation to
Change the Board Voting Requirement to Issue Stock

Proposal

The Gran Tierra Board has adopted, subject to stockholder approval, a certificate of amendment to the Gran Tierra amended and restated articles of incorporation, or the “Board Voting Requirement Certificate of Amendment”. If approved, the fourth article of Gran Tierra’s amended and restated articles of incorporation, as amended, will be amended to provide that for the Gran Tierra Board to approve the issuance of Gran Tierra common stock, a corporate action of the Gran Tierra Board, i.e. the approval of a majority of the members of the Gran Tierra Board at a duly called meeting at which a quorum is present, shall be required, rather than a unanimous action of the Gran Tierra Board as is currently the case. If this Proposal 4 is approved, the last sentence of the second paragraph of the fourth article of Gran Tierra’s amended and restated articles of incorporation, as amended, shall be amended to read in its entirety as follows:

The Board of Directors of the Corporation may, at its discretion and by resolution of the Board of Directors, issue any authorized but unissued Common Stock of the Corporation which has not been reserved for issuance upon the exercise of any outstanding warrants, options, or other documents evidencing the right to acquire the Common Stock of the Corporation.

If the Board Voting Requirement Certificate of Amendment is adopted, it will become effective upon filing of the Board Voting Requirement Certificate of Amendment with the Secretary of State of the State of Nevada.

Explanation

The Gran Tierra Board believes that it is desirable that the Gran Tierra Board have this flexibility so that it can authorize the issuance of Gran Tierra common stock in situations in which a Gran Tierra Board member is unable to attend a meeting, or in which a majority of the members present at a Gran Tierra Board meeting determine that the issuance of common stock is in the best interests of Gran Tierra and its stockholders, even if a minority of the members of the Gran Tierra Board may disagree. The Gran Tierra Board further believes that this flexibility is a more prevalent structure than as is currently the case.

Voting Requirement

Each share of Gran Tierra common stock and GTE-Goldstrike Exchangeable Share has one vote. In order for Proposal 4 to be approved by Gran Tierra’s stockholders, it must receive a “For” vote from the holders of shares of Gran Tierra common stock and GTE-Goldstrike Exchangeable Shares collectively entitling them to exercise at least a majority of the combined voting power of the total number of outstanding shares of Gran Tierra common stock and GTE-Goldstrike Exchangeable Shares. As a result, abstentions and broker non-votes will have the same effect as negative votes.

References to voting power of GTE-Goldstrike Exchangeable Shares refers to the voting power exercised through the Goldstrike Trustee with respect to the GTE-Goldstrike Exchangeable Shares, whether by the Goldstrike Trustee or by proxy.

THE GRAN TIERRA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

Proposal 5
Approval of the Gran Tierra 2007 Equity Incentive Plan, as Amended and Restated,
to Increase the Number of Shares Issuable Pursuant to the Plan
from 9,000,000 to 18,000,000

Proposal

On September 3, 2008, the Gran Tierra Board authorized an amendment to Gran Tierra’s 2007 Equity Incentive Plan, as amended and restated, referred to as the “Incentive Plan”, to increase the number of shares of common stock authorized for issuance under the Incentive Plan from 9,000,000 shares to 18,000,000 shares in the aggregate. Gran Tierra is requesting that stockholders approve this amendment to the Incentive Plan.

Explanation

The purpose of this amendment is to ensure that Gran Tierra has a sufficient reserve of common stock available under the Incentive Plan to continue to grant stock options and other awards at levels determined appropriate by the Gran Tierra Board, given the roughly doubling of the size of the company as a result of the Arrangement. The Incentive Plan will also continue to provide us with flexibility in designing equity incentives including stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards. Accordingly, the Incentive Plan will allow us to utilize a broad array of equity incentives in order to secure and retain the services of Gran Tierra’s employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for Gran Tierra’s success or the success of Gran Tierra’s affiliates.

At September 30, 2008, stock awards (net of cancelled or expired awards) covering an aggregate of 5,600,000 shares were outstanding under the Incentive Plan and 3,190,836 shares remained available for future grant under the Incentive Plan. However, given that the Arrangement will roughly double the size of the company, including the combined employee base, the Gran Tierra Board has determined that it is also appropriate to double the total number of shares that may be issued under the Incentive Plan. Consequently, the Gran Tierra Board has adopted, subject to stockholder approval, an amendment to the Incentive Plan to increase the aggregate number of shares issuable under the Incentive Plan by an additional 9,000,000 shares of common stock.

Approval Contingent on Concurrent Approval of Proposals 1 and 2

If Proposals 1 and 2 are not approved by Gran Tierra’s stockholders, then this proposed amendment to the Incentive Plan will not be implemented, notwithstanding that it may have been approved by Gran Tierra’s stockholders.

Voting Requirement

Each share of Gran Tierra common stock and GTE–Goldstrike Exchangeable Share has one vote. To be approved, the Incentive Plan, as amended, must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Gran Tierra Special Meeting and entitled to vote. For purposes of this vote broker non-votes will not be counted for any purpose in determining whether this matter has been approved and abstentions will have the same effect as “Against” votes.

References to voting power of GTE–Goldstrike Exchangeable Shares refers to the voting power exercised through the Goldstrike Trustee with respect to the GTE–Goldstrike Exchangeable Shares, whether by the Goldstrike Trustee or by proxy.

THE GRAN TIERRA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

The essential features of the Incentive Plan are outlined below:

General

The Incentive Plan, which is an amendment and restatement of Gran Tierra’s 2005 Equity Incentive Plan, provides for the grant of stock options, restricted stock awards, stock appreciation rights, restricted stock units and other stock awards, collectively referred to as “Awards.” Stock options granted under the Incentive Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code, as amended. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See the section of this Proposal 5 entitled “U.S. Federal Income Tax Information”, below, for a discussion of the tax treatment of Awards. To date, Gran Tierra has granted only stock options under the Incentive Plan.

Purpose

The Gran Tierra Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of Gran Tierra and its affiliates may be given an opportunity to purchase stock in Gran Tierra, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Gran Tierra and its affiliates. All of the approximately 130 employees, directors and consultants of Gran Tierra and its affiliates are eligible to participate in the Incentive Plan as will all of the approximately 51 employees of Solana following the Arrangement.

Administration

The Gran Tierra Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Gran Tierra Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which Awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each Award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the Award.

The Gran Tierra Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Gran Tierra Board. A committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. The Gran Tierra Board has delegated administration of the Incentive Plan to the Compensation Committee of the Gran Tierra Board. As used in this description of Proposal 5 with respect to the Incentive Plan, the “Board” refers to any committee the Gran Tierra Board appoints as well as to the Gran Tierra Board itself.

Stock Subject to the Plan

Subject to this Proposal 5, an aggregate of 18,000,000 shares of common stock is reserved for issuance under the Incentive Plan. If Awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such Awards again become available for issuance under the Incentive Plan.

Eligibility

Employees (including officers), directors, and consultants of both Gran Tierra and its affiliates are eligible to receive all types of awards under the Incentive Plan. Under the Incentive Plan, no person may be granted awards exercisable for more than 1,000,000 shares of common stock during any calendar year.

Stockholder approval of this Proposal 5 will also constitute re-approval of the foregoing limit for purposes of Section 162(m) of the Code. This limitation assures that any deductions to which Gran Tierra would otherwise be entitled upon the exercise of options or stock appreciation rights granted under the Incentive Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.

Terms of Options

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of options may not be less than 100% of the fair market value of the stock on the date of grant. If options were granted to covered executives with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See “U.S. Federal Income Tax Information.” The closing price of Gran Tierra’s common stock as reported on the AMEX on October 9, 2008 was $2.06 per share.

The “fair market value” of Gran Tierra’s common stock on a particular day is generally the closing sales price for the common stock (or the closing bid, if no sales were reported) as quoted on the primary exchange or market upon which Gran Tierra’s common stock trades. If that day is not a market trading day, then the last market trading day prior to the day of determination is used. If Gran Tierra’s common stock were not to be traded on a market, the Gran Tierra Board would make a good faith determination of the fair market value in a manner that complies with specified U.S. tax requirements.

The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Gran Tierra Board, (i) by delivery of other common stock of Gran Tierra, (ii) pursuant to a deferred payment arrangement, (iii) by a “net exercise” arrangement, or (iv) in any other form of legal consideration acceptable to the Gran Tierra Board.

Option Exercise

Options granted under the Incentive Plan may become exercisable in cumulative increments, or vest, as determined by the Gran Tierra Board. Shares covered by currently outstanding options under the Incentive Plan typically vest over a three year period in three equal annual installments during the participant’s employment by, or service as a director or consultant to, Gran Tierra or an affiliate, collectively referred to as “Service.” Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Gran Tierra Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows Gran Tierra to repurchase unvested shares, generally at their exercise price, should the participant’s Service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Gran Tierra to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of Gran Tierra or by a combination of these means.

Term

The maximum term of options under the Incentive Plan is 10 years. Options under the Incentive Plan generally terminate three months after termination of the participant’s Service unless (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of Service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s Service has terminated, or within three months after termination of such Service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of Service.

The option term generally may be extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s Service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions On Transfer

The Gran Tierra Board may grant stock options that are transferable to the extent provided in the stock option agreement. Shares subject to repurchase by Gran Tierra under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Gran Tierra Board deems appropriate.

Terms of Restricted Stock Awards and Purchases of Restricted Stock

Payment

The Gran Tierra Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than the par value of Gran Tierra’s common stock on the date of purchase. The Gran Tierra Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time of purchase or at the discretion of the Gran Tierra Board, (i) by delivery of other common stock of Gran Tierra, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Gran Tierra Board.

Vesting

Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of Gran Tierra in accordance with a vesting schedule as determined by the Gran Tierra Board. The Gran Tierra Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

Restrictions on Transfer

Rights under a stock bonus or restricted stock bonus agreement may be transferred only upon the terms and conditions of the award agreement as the Gran Tierra Board shall determine in its discretion, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Terms of Stock Appreciation Rights

The Incentive Plan authorizes the grant of stock appreciation rights. Stock appreciation rights entitle the participant to receive upon exercise an appreciation distribution equal to the fair market value of that number of shares equal to the number of share equivalents in which the participant is vested under the independent stock appreciation rights less the fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of stock appreciation rights may, at the Gran Tierra Board’s discretion, be made in cash, in shares of stock or a combination thereof.

Adjustment Provisions

Transactions not involving receipt of consideration by Gran Tierra, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Incentive Plan, and outstanding Awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such Awards.

Effect Of Certain Corporate Transactions

In the event of the consummation of (i) the sale or other disposition of all or substantially all of the assets of Gran Tierra, (ii) the sale or other disposition of at least fifty percent of the outstanding securities of Gran Tierra, or (iii) certain specified types of merger, consolidation or similar transactions, or collectively, a corporate transaction, any surviving or acquiring corporation may continue or assume awards outstanding under the Incentive Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or substitute similar Awards, then with respect to Awards held by participants whose

Service with Gran Tierra or an affiliate has not terminated as of the Effective Date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such Effective Date.

The Incentive Plan provides, that in the event of certain change of control events, any outstanding stock awards may be subject to additional acceleration of vesting and exercisability upon or after such change of control event, if such acceleration is provided for in the individual award holder’s stock award agreement

The acceleration of an Award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Gran Tierra.

Duration, Amendment And Termination

The Gran Tierra Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time.

The Gran Tierra Board may at any time, or from time to time, amend or revise the Incentive Plan. However, no amendment will be effective unless approved by the stockholders of Gran Tierra within 12 months before or after its adoption by the Gran Tierra Board to the extent such approval is necessary to satisfy the requirements of Section 422 of the Code. The Gran Tierra Board may submit any other amendment to the Incentive Plan for stockholder approval.

For so long as Gran Tierra’s stock is listed on the TSX, under the rules and policies of the TSX any amendment to the Incentive Plan is subject to pre-clearance of such amendment by the TSX, and no amendment, suspension or discontinuance of the Incentive Plan may contravene the requirements of the TSX.

U.S. Federal Income Tax Information

Stock Options, Restricted Stock Purchase Awards and Stock Bonuses

Stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or Gran Tierra by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, Gran Tierra is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Gran Tierra will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights

No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Gran Tierra is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, Gran Tierra will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Gran Tierra, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation”, are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) the award is granted by a compensation committee comprised solely of “outside directors”, (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Subject to stockholder approval of this Proposal 5, it is intended that all options and stock appreciation rights granted under the Incentive Plan qualify as performance-based compensation that is exempt from the $1 million deduction limitation until the first meeting of stockholders that occurs in 2013.

Compensation attributable to all other Awards granted under the Incentive Plan will not qualify as performance-based compensation, and therefore will remain subject to the $1 million deduction limitations imposed by Section 162(m) of the Code.

Recent Technical Amendments

In September 2008, the Gran Tierra Board amended the Incentive Plan to make technical and administrative changes to the Incentive Plan, including the following:

•	To provide enhanced provisions with respect to the Gran Tierra Board’s authority to interpret the Incentive Plan and settle all controversies regarding the Incentive Plan and stock awards, which will provide certainty as to these matters rather than leave them open for litigation;
•	To revise a number of provisions to conform to current law and current accounting standards;
•	To revise a number of provisions to provide that award grants will not be made at a discount or otherwise in a manner that causes adverse tax consequences; and
•	To provide clarification as to various matters, including that the Gran Tierra Board has the authority to establish subplans as necessary or appropriate to facilitate granting of stock awards internationally, that stock may be held in certificated or book-entry form, that stock award grants cannot be granted in violation of law, that Gran Tierra is not required to notify holders of awards or warn holders of impending expiration of awards or adverse tax consequences, the precise time that a stock award is granted and when the holder becomes a holder of the underlying common stock, and adjustments to stock awards in the event of a capital adjustment.

These changes to the Incentive Plan did not require stockholder approval. The changes do not constitute material changes requiring stockholder approval under the AMEX rules. Further, the Incentive Plan itself provides that changes that do not require stockholder approval under Section 422 of the Code may be made without stockholder approval, and none of these changes would require stockholder approval under Section 422. Under Section 613(k) of the TSX Company Manual, these amendments can be made to the Incentive Plan without securityholder approval as the Incentive Plan empowers the Gran Tierra Board to make such amendments.

Equity Compensation Plan Information

The following table provides certain information with respect to all of Gran Tierra’s equity compensation plans in effect as of the end of December 31, 2007:

Plan Category	Number of Securities to Be Issued Upon Exercise of Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance(1)
Equity compensation plans approved by security holders	5,724,168	$1.52	3,275,832
Equity compensation plans not approved by security holders	—	—	—
Total	5,724,168		3,275,832

(1)	The only equity compensation plan approved by Gran Tierra’s stockholders is the Gran Tierra 2007 Equity Incentive Plan, which is an amendment and restatement of the Incentive Plan, under which the Gran Tierra Board is currently authorized to issue options or other rights to acquire up to 9,000,000 shares of Gran Tierra’s common stock. If Gran Tierra Proposal 5 is approved by Gran Tierra stockholders, the Gran Tierra Board will be authorized to issue options or other rights to acquire up to 18,000,000 shares of Gran Tierra’s common stock, and the numbers of shares in the far right column of the table above, giving retroactive effect to the approval of Proposal 5, would be 12,275,832 shares.

OTHER GRAN TIERRA MATTERS

The Gran Tierra Board knows of no other matters that will be presented for consideration of the Gran Tierra Special Meeting. If any other matters are properly brought before the Gran Tierra Special Meeting, it is the intention of the persons named in the accompanying Gran Tierra proxy to vote on such matters in accordance with their best judgment.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Gran Tierra stockholders will be “householding” Gran Tierra proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to Gran Tierra Energy Inc., Martin Eden, Secretary, 300, 611 – 10th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2 or contact Martin Eden at (403) 265-3221. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

SOLANA GENERAL PROXY MATTERS

Indebtedness of Directors and Executive Officers of Gran Tierra and Solana

Gran Tierra is not aware of any individuals who are, or who at any time during the most recently completed financial year were, a director or executive officer of Gran Tierra, or an associate of any of those directors or executive officers, who are, or have been at any time since the beginning of the most recently completed financial year of Gran Tierra, indebted to Gran Tierra or any of its subsidiaries or whose indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year of Gran Tierra has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Gran Tierra or any of its subsidiaries.

Solana is not aware of any individuals who are, or who at any time during the most recently completed financial year were, a director or executive officer of Solana, or an associate of any of those directors or executive officers, who are, or have been at any time since the beginning of the most recently completed financial year of Solana, indebted to Solana or any of its subsidiaries or whose indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year of Solana has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Solana or any of its subsidiaries.

Interest of Informed Persons in Material Transactions

Other than as disclosed elsewhere in this Joint Proxy Statement (including the documents incorporated by reference herein and the Appendices hereto), Gran Tierra is not aware of any material interest, direct or indirect, of any informed person of Gran Tierra, or any associate or affiliate of any informed person, in any transaction since the commencement of Gran Tierra’s most recently completed financial year, or in any proposed transaction, that has materially affected or would materially affect Gran Tierra or any of its subsidiaries.

Other than as disclosed elsewhere in this Joint Proxy Statement (including the documents incorporated by reference herein and the Appendices hereto), Solana is not aware of any material interest, direct or indirect, of any informed person of Solana, or any associate or affiliate of any informed person, in any transaction since the commencement of Solana’s most recently completed financial year, or in any proposed transaction, that has materially affected or would materially affect Solana or any of its Subsidiaries.

For the purposes of this Joint Proxy Statement an “informed person” means a director or executive officer of a person or company that is itself an “informed person” or subsidiary of Gran Tierra or Solana and any person or company who beneficially owns, directly or indirectly, voting securities of Gran Tierra or Solana or who exercises control or direction over voting securities of Gran Tierra or Solana or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of Gran Tierra or Solana, as applicable.

Other Material Facts

Neither Gran Tierra or Solana is aware of any material facts concerning the securities of Gran Tierra or Solana, respectively, or of Exchangeco or any other matter not described in this Joint Proxy Statement that has not been previously disclosed and is known to either Gran Tierra or Solana but which would reasonably be expected to affect the decision of the Gran Tierra stockholders or Solana Securityholders, respectively, with respect to the matters to be voted upon at the special meetings.

Voting Securities and Principal Holders Thereof

As at September 15, 2008 there were 104,595,774 Gran Tierra common stock issued and outstanding, and the Special Voting Share was entitled to 10,984,126 votes as a result of that number of issued and outstanding GTE – Goldstrike Exchangeable Shares. To the knowledge of the directors and officers of Gran Tierra, as at the date hereof, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, Gran Tierra common stock entitled to more than 10% of the votes which may be cast at the Gran Tierra Special Meeting.

As at September 25, 2008 there were 126,426,792 Solana Shares issued and outstanding. To the knowledge of the directors and officers of Solana, as at the date hereof, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, Solana Shares entitled to more than 10% of the votes which may be cast at the Solana Special Meeting.

Interests of Experts

Certain legal matters relating to the Arrangement are to be passed upon at the closing by Blake, Cassels & Graydon LLP and Cooley Godward Kronish LLP, on behalf of Gran Tierra and Davis LLP and Hodgson Russ LLP, on behalf of Solana. As at October 8, 2008, the partners and associates of Blake, Cassels & Graydon LLP, beneficially owned, directly or indirectly, less than 1% of the outstanding Gran Tierra common stock and less than 1% of the outstanding Solana Shares. As at October 3, 2008, the partners and associates of Cooley Godward Kronish LLP beneficially owned, directly or indirectly, less than 1% of the outstanding Gran Tierra common stock and less than 1% of the outstanding Solana Shares. As at October 8, 2008, the partners and associates of Davis LLP, and Hodgson Russ LLP beneficially owned, directly or indirectly, less than 1% of the outstanding Solana Shares and less than 1% of the outstanding Gran Tierra common stock. Mr. Roy Hudson, a director and the Corporate Secretary of Solana, is a partner of Davis LLP, which law firm renders legal services to Solana. As at October 8, 2008, the principals of DeGolyer and MacNaughton, Solana’s independent reserve evaluator, do not beneficially own any outstanding shares of Gran Tierra common stock or Solana Shares. As at October 6, 2008, the officers of GLJ Petroleum Consultants Ltd. Gran Tierra’s independent reserve evaluator, beneficially owned, directly or indirectly, less than 1% of the outstanding shares of Gran Tierra common stock and Solana Shares. As at October 8, 2008, Gaffney, Cline & Associates Limited, Gran Tierra’s former independent reserve evaluator, do not beneficially own any outstanding shares of Gran Tierra common stock or Solana Shares.

Deloitte & Touche LLP, Chartered Accountants, are independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta.

CERTAIN FINANCIAL INFORMATION ABOUT THE COMBINED COMPANY

Unaudited Pro Forma Consolidated Financial Information About the Combined Company

On July 29, 2008, Gran Tierra announced that it had entered into an agreement providing for the business combination of Gran Tierra and Solana. Under the terms of the agreement with Solana, each Solana shareholder will receive, for each Solana common share held, either: (1) 0.9527918 of a share of Gran Tierra common stock; or (2) 0.9527918 of a GTE-Solana Exchangeable Share. The GTE-Solana Exchangeable Shares: (a) will have the same voting rights, dividend entitlements and other attributes as Gran Tierra common stock; (b) will be exchangeable, at each stockholder’s option, on a one-for-one basis into Gran Tierra common stock; and (c) subject to compliance with the original listing requirements of the Toronto Stock Exchange, will be listed on the TSX. GTE-Solana Exchangeable Shares will automatically be exchanged for Gran Tierra common stock five years from closing, and in certain other events. The Arrangement will also result in Solana optionholders and Solana warrantholders receiving either Solana common shares pursuant to a cashless exercise of their options or warrants or cash payments, in both cases based on the above exchange ratio. In addition, certain Solana options may be exchanged for options of Gran Tierra, and holders of Solana warrants may elect to continue to hold their warrants, which would be exercisable into shares of common stock of Gran Tierra pursuant to the terms of such warrants.

The transaction will be completed pursuant to a Plan of Arrangement in accordance with the ABCA. Upon completion of the transaction, Solana will become an indirect wholly-owned subsidiary of Gran Tierra. On a diluted basis, upon the closing of the Plan of Arrangement, Solana security holders will own approximately 49% of the combined company and Gran Tierra security holders will own approximately 51% of the combined company.

The proposed transaction is subject to regulatory, stock exchange, court and shareholder approvals.

The accompanying unaudited pro forma consolidated balance sheet as at June 30, 2008 and unaudited pro forma consolidated statements of operations for the six months ended June 30, 2008 and the year ended December 31, 2007 (collectively, the “Pro Forma Statements”) have been prepared related to the acquisition by Gran Tierra of all of the shares of Solana under the Arrangement.

The Pro Forma Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) by the management of Gran Tierra. Accounting policies used in the preparation of the Pro Forma Statements are consistent with those disclosed in the audited consolidated financial statements of Gran Tierra as at and for the year ended December 31, 2007 and the unaudited interim consolidated financial statements as at and for the six months ended June 30, 2008. The unaudited pro forma consolidated balance sheet gives effect to the transactions described in Notes 1 and 2 as if they occurred on June 30, 2008 and the unaudited pro forma consolidated statements of operations give effect to the transactions described in Notes 1 and 2 as if they occurred on January 1, 2007. In the opinion of management, the Pro Forma Statements include all material adjustments necessary for a fair presentation of the ongoing entity in accordance with U.S. GAAP.

The Pro Forma Statements have been prepared from, and should be read in conjunction with, the following financial statements, which are included or incorporated by reference into the Joint Proxy Statement:

•	The audited consolidated financial statements of Gran Tierra and Solana for the year ended December 31, 2007.
•	The unaudited interim consolidated financial statements of Gran Tierra and Solana as at and for the six months ended June 30, 2008.

The Pro Forma Statements are presented for illustrative purposes only and may not be indicative of the financial position or results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated or the results which may be obtained in the future. In preparing the Pro Forma Statements, no adjustments have been made to reflect the potential operating synergies and administrative cost savings that could result from the combination of the Gran Tierra and Solana operations.

GRAN TIERRA ENERGY INC.

PRO-FORMA CONSOLIDATED BALANCE SHEET
As at June 30, 2008
(Unaudited)

(US $ Thousands)	Gran Tierra Energy Inc. Historical	Solana Resources Limited Historical (Canadian GAAP)	Solana U.S. GAAP Adjustments	Pro Forma Adjustments	Note	Pro-Forma Consolidated
ASSETS
Current Assets
Cash and cash equivalents	35,303	73,402	—	(12,377)	1(h)	96,328
Accounts receivable	39,157	27,139	—	(1,013)	1(d)	65,283
Inventory	628	—	—	—		628
Taxes receivable	1,272	—	—	—		1,272
Prepaids	486	402	—	—		888
Deferred tax asset	1,148	4,000	2,877	(6,877)	1(e)	1,148
Total Current Assets	77,994	104,943	2,877	(20,267)		165,547
Oil and Gas Properties (using the full cost method of accounting)
Proved	50,116	102,930	(8,719)	327,122	1(b)	471,449
Unproved	21,655	—	—	380,491	1(b)	402,146
Total Oil and Gas Properties	71,771	102,930	(8,719)	707,613		873,595
Other Assets	1,593	964	—	(94)	1(b)	2,463
Total Property, Plant and Equipment	73,364	103,894	(8,719)	707,519		876,058
Long Term Assets
Deferred tax asset	684	—	—	—		684
Taxes receivable	560	—	—	—		560
Goodwill	15,005	—	—	—		15,005
Investment	—	379	—	—		379
Deposits	—	1,179	—	—		1,179
Other receivables	—	725	—	—		725
Total Long Term Assets	16,249	2,283	—	—		18,532
Total Assets	167,607	211,120	(5,842)	687,252		1,060,137
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	13,307	9,141	—	(1,013)	1(d)	21,435
Accrued liabilities	13,825	378	—	9,796	1(i)	23,999
Derivative financial instruments	5,540	—	—	—		5,540
Current taxes payable	12,843	7,120	—	—		19,963
Deferred tax liability	810	—	—	—		810
Total Current Liabilities	46,325	16,639	—	8,783		71,747
Long term liabilities	115	—	—	—		115
Deferred tax liability	8,510	—	—	207,000	1(e)	215,510
Deferred remittance tax	1,262	—	—	—		1,262
Derivative financial instruments	2,879	—	—	—		2,879
Asset retirement obligations	938	2,135	—	—	1(c)	3,073
Total Liabilities	60,029	18,774	—	215,783		294,586
Shareholders’ Equity
Common shares – Gran Tierra	218	—	—	123	1(g)	341
Additional paid in capital – Gran Tierra	99,807	—	—	635,866	1(g)	735,673
Warrants – Gran Tierra	10,862	—	—	25,343		36,205
Share capital and warrants – Solana	—	197,179	—	(197,179)	1(g)	—
Contributed surplus – Solana	—	11,547	(2,760)	(8,787)	1(h)	—
Accumulated other comprehensive income – Solana	—	5,792	(165)	(5,627)	1(f)	—
Accumulated deficit	(3,309)	(22,172)	(2,917)	(3,590)	1(h)	(6,668)
				(4,100)	1(i)
				32,779	1(f)
				(3,359)	1(g)
Total Shareholders’ Equity	107,578	192,346	(5,842)	471,469		765,551
Total Liabilities and Equity	167,607	211,120	(5,842)	687,252		1,060,137

See accompanying notes to the unaudited pro forma consolidated financial statements.

GRAN TIERRA ENERGY INC.

PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2007
(Unaudited)

(US $ Thousands Except per Share Amounts)	Gran Tierra Energy Inc. Historical	Solana Resources Limited Historical (Canadian GAAP)	Solana U.S. GAAP Adjustments	Pro Forma Adjustments	Note	Pro-Forma Consolidated
Revenue
Oil and natural gas	31,853	18,294	—	—		50,147
Interest	425	1,091	—	—		1,516
	32,278	19,385	—	—		51,663
Expenses
Operating	10,474	3,944	—	—	2(e)	14,418
Depreciation, depletion and accretion	9,415	5,789	(1,196)	15,983	2(a)	29,991
General and administrative	10,232	5,129	13,640	—	2(e),(d)	29,001
Liquidated damages	7,367	—	—	—		7,367
Derivative financial instruments	3,040	—	—	—		3,040
Foreign exchange (gain) loss	(77)	77	—	18,872	2(c)	18,872
Stock-based compensation	—	13,640	(13,640)	—		—
	40,451	28,579	(1,196)	34,855		102,689
Loss before income taxes	(8,173)	(9,194)	1,196	(34,855)		(51,026)
Income tax (expense) recovery	(294)	(89)	—	5,434	2(b)	5,051
Net loss for the period	(8,467)	(9,283)	1,196	(29,421)		(45,975)
Loss per share
Basic	(0.09)				2(f)	(0.21)
Diluted	(0.09)				2(f)	(0.21)

See accompanying notes to the unaudited pro forma consolidated financial statements.

GRAN TIERRA ENERGY INC.

PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2008
(Unaudited)

(US $ Thousands Except per Share Amounts)	Gran Tierra Energy Inc. Historical	Solana Resources Limited Historical (Canadian GAAP)	Solana U.S. GAAP Adjustments	Pro Forma Adjustments	Note	Pro-Forma Consolidated
Revenue
Oil and natural gas	53,791	47,940	—	—		101,731
Interest	172	1,000	—	—		1,172
	53,963	48,940	—	—		102,903
Expenses
Operating	6,253	6,051	—	(255)	2(e)	12,049
Depreciation, depletion and accretion	8,464	6,479	(719)	26,471	2(a)	40,695
General and administrative	8,774	2,811	3,481	255	2(e),(d)	15,321
Derivative financial instruments	7,462	—	—	—		7,462
Foreign exchange (gain) loss	(383)	(248)	—	11,193	2(c)	10,562
Stock-based compensation	—	3,481	(3,481)	—		—
	30,570	18,574	(719)	37,664		86,089
Earnings before income taxes	23,393	30,366	719	(37,664)		16,814
Income tax (expense) recovery	(10,191)	(3,120)	2,877	1,858	2(b)	(8,576)
Net earnings for the period	13,202	27,246	3,596	(35,806)		8,238
Earnings per share
Basic	0.13				2(f)	0.04
Diluted	0.11				2(f)	0.03

See accompanying notes to the unaudited pro forma consolidated financial statements.

NOTES TO THE UNAUDITED
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at June 30, 2008
(US$, Unless Otherwise Noted)

Note 1 — Pro Forma Consolidated Balance Sheet Assumptions and Adjustments

Under the terms of the Arrangement, Gran Tierra will acquire all of the issued and outstanding common shares of Solana in exchange for approximately 120,458,411 shares of Gran Tierra common shares and/or GTE-Solana Exchangeable Shares. The number of common shares and/or GTE-Solana Exchangeable Shares assumed to be issued pursuant to the terms of the Arrangement is calculated as follows:

Solana shares outstanding as at June 30, 2008	126,426,792
Exchange ratio	0.9527918
Gran Tierra shares to be issued pursuant to the Arrangement	120,458,411

For the purposes of these Pro Forma Statements, it is assumed that all of the Solana options are settled by Solana for cash immediately prior to the Arrangement, in accordance with the provisions of the Agreement, and all of the 7,500,000 Solana warrants outstanding as of the date of the Joint Proxy Statement are exchanged at the exchange rates for 7,145,938 of Gran Tierra warrants (“Rollover Warrants”). These assumptions will not reflect the future decisions of all of the optionholders and warrantholders of Solana (see notes 1(a) and (h)).

In addition, in the event that Gran Tierra closes the Arrangement on or before November 15, 2008, Gran Tierra contractually agreed on July 3, 2008 to issue 2 million common shares to acquire the participating interest in Solana’s properties that, under the Colombian Participation Agreement entered into in 2006 as part of the acquisition of Argosy, would accrue to the former owners of Argosy. For the purposes of these Pro Forma Statements, the ascribed value of common shares to be issued has been included in the purchase consideration for the Arrangement. The shares will be issued in a private placement and will be subject to a registration rights agreement.

The actual number of Gran Tierra common shares and/or GTE-Solana Exchangeable Shares to be issued as a result of the Arrangement will depend on the actual number of Solana’s shares outstanding at the closing date of the Arrangement. The Arrangement will be accounted for using the purchase method, with Gran Tierra being the acquirer, whereby the Solana assets acquired and liabilities assumed will be recorded at their fair values at the acquisition date.

The table below reflects management’s preliminary assessment of the net assets acquired and liabilities assumed. The purchase price allocation is preliminary and is subject to change due to several factors, including, but not limited to: (1) the fair values of Solana’s assets and liabilities as of the closing date of the Arrangement; (2) the actual transaction costs incurred; (3) the number of Solana’s shares, stock options and warrants outstanding at the closing date of the Arrangement and the actual decisions of Solana warrantholders and optionsholders as to the settlement or rollover of their warrants and options; and (4) the receipt of any additional information with respect to the valuation of certain assets and liabilities, and changes in Gran Tierra’s valuation estimates that may be made between now and the time of the final purchase price allocation. These changes will not be known until after the closing date of the Arrangement.

NOTES TO THE UNAUDITED
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at June 30, 2008
(US$, Unless Otherwise Noted)

Note 1 — Pro Forma Consolidated Balance Sheet Assumptions and Adjustments  – (continued)

For the purposes of the Pro Forma Statements, the fair value of assets acquired and liabilities assumed have been allocated as follows:

(a)	Purchase price allocation:

Purchase Price	($ Thousands)
Common Shares/GTE-Solana Exchangeable Shares to be issued (120,458,411 shares at $5.195 per share)	$625,781
Rollover Warrants	21,984
Common shares to be issued under the Participation Agreement (2,000,000 shares at $5.195 per share)	10,390
Estimated transaction costs	5,514
$663,669

Allocation of the Purchase Price
Oil and Gas Properties
Proved	$421,333
Unproved	380,491
Other Assets	870
Deposits	1,179
Other receivables	725
Investment	379
Net working capital (including cash acquired)	67,827
Asset retirement obligations	(2,135)
Deferred income taxes	(207,000)
$663,669

The fair value of Gran Tierra’s shares (including the shares to be issued with respect to the Colombian Participation Agreement as discussed above) was determined as the weighted average closing price of the common shares of Gran Tierra for the five day period around the announcement date, being two days prior to and after the Arrangement was agreed to and announced, and the announcement date. It is assumed that the fair value of each GTE-Solana Exchangeable Share to be issued is equal to the fair value of a common share of Gran Tierra.

For the purpose of these Pro Forma Statements, the value of the Rollover Warrants was estimated on the same date as the value of Gran Tierra common shares and GTE-Solana Exchangeable Shares, as discussed above, using the Black-Scholes option pricing model with the following assumptions:

Exercise price (CDN$ per warrant)	$2.00
Risk-free interest rate	2.28%
Expected life	1.7 years
Volatility	75%
Expected annual dividend per share	Nil
Estimated fair value per warrant	$3.55

Based on the conditions existing at the time of the preparation of the Pro Forma Statements, it is anticipated that the fair value of the Rollover Warrants to be issued by Gran Tierra will exceed the fair value of the Solana warrants exchanged by approximately $3.4 million, which would be

NOTES TO THE UNAUDITED
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at June 30, 2008
(US$, Unless Otherwise Noted)

Note 1 — Pro Forma Consolidated Balance Sheet Assumptions and Adjustments  – (continued)

recorded by Gran Tierra immediately as compensation cost. However, this amount is subject to change depending on the actual conditions that will exist at the time the business combination is consummated.

The estimated purchase price includes an estimate of transaction costs expected to be incurred by Gran Tierra consisting primarily of financial advisory fees, legal and accounting fees, proxy and solicitation fees, printing fees and other costs directly related to the Arrangement, which are expected to be approximately $5.5 million. In addition, approximately $4.1 million is expected to be incurred by Solana. There is no agreement in place for Gran Tierra to reimburse the costs incurred by Solana and therefore, it is expected that Solana would record the acquisition-related costs incurred as an expense. The unaudited pro forma consolidated balance sheet as at June 30, 2008 reflects an adjustment of $4.1 million with respect to the estimated transaction costs to be incurred by Solana (see note 1(i)). This adjustment is not included in the unaudited pro forma consolidated statements of operations because it will not have a continuing impact on Gran Tierra.

(b)	Solana’s oil and gas properties and other assets have been increased (decreased) by $327.1 million, $380.5 million and ($0.1) million for proved oil and gas properties, unproved oil and gas properties and other assets, respectively, to reflect the estimated fair value of the acquired assets on June 30, 2008.
(c)	Asset retirement obligations assumed as a result of the Arrangement have been measured on the assumptions and terms consistent with those currently used by Gran Tierra, that is, the liability is based on estimates established by current legislation, initially measured at fair value and capitalized to property, plant and equipments as an asset retirement cost. No material adjustments to asset retirement obligations are expected as a result of the Arrangement.
(d)	The adjustment of $1.0 million is required in order to eliminate the amounts receivable/payable between Gran Tierra and Solana.
(e)	The deferred tax asset of $6.9 million recorded by Solana has been removed, and a deferred income tax liability of $207 million has been recorded to reflect the temporary differences resulting from the Arrangement, calculated using the Colombian statutory tax rate of 33%.
(f)	Elimination of Solana’s shareholders’ equity as a result of the Arrangement.
(g)	Gran Tierra’s common shares and additional paid in capital have been increased by $0.1 million and $635.9 million, respectively, to reflect the issuance of common shares and/or GTE-Solana Exchangeable Shares, net of share issuance costs of $0.2 million. Gran Tierra warrants have increased $25.3 million to reflect the issuance of the Rollover Warrants, of which $3.4 million described in note 1(a) has been charged to accumulated deficit. The change in fair value of the Rollover Warrants may be material. As the GTE-Solana Exchangeable Shares are the economic and voting equivalents of Gran Tierra’s common shares, the GTE-Solana Exchangeable Shares are accounted for in these Pro Forma Statements as equity instruments of Gran Tierra.
(h)	For purposes of the Pro Forma Statements, as estimated on the same date as the value of Gran Tierra common shares and GTE-Solana Exchangeable Shares, it is assumed that the settlement of Solana options for cash would result in a payment of approximately $12.4 million by Solana. To reflect the expected settlement of the options, the unaudited pro forma consolidated balance sheet as at June 30, 2008 includes a charge to contributed surplus of $8.8 million and a charge to accumulated deficit of $3.6 million. These estimated amounts are subject to change due to several factors, including the actual decisions of Solana optionholders with respect to the options, and the actual conditions at the time of the settlement or rollover. If Solana optionholders elected to receive Solana common shares pursuant to a cashless exercise, the purchase consideration would increase by

NOTES TO THE UNAUDITED
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at June 30, 2008
(US$, Unless Otherwise Noted)

Note 1 — Pro Forma Consolidated Balance Sheet Assumptions and Adjustments  – (continued)

approximately $12.4 million as a result of Gran Tierra issuing approximately 2.4 million additional shares, which would be allocated to working capital of Solana.
(i)	Accrued liabilities have been increased by $9.8 million to reflect an accrual for transaction and share issuance costs, of which $5.7 million is expected to be incurred by Gran Tierra ($5.5 million in costs directly related to the Arrangement, and $0.2 million in share issuance costs), and $4.1 million is expected to be incurred by Solana.

Note 2 — Pro Forma Consolidated Statements of Operations Assumptions and Adjustments

(a)	Depletion, depreciation and accretion expense has been increased by $26.5 million for the six months ended June 30, 2008 and $16.0 million for the year ended December 31, 2007 to reflect the effect of the pro forma adjustments to the carrying value of property and equipment outlined in Note 1(b) above and the oil and gas reserves and production of the consolidated entity.
(b)	Income tax expense has been decreased by $8.7 million and $5.4 million for the six months ended June 30, 2008 and for the year ended December 31, 2007, respectively, to reflect the tax effect on the pro forma adjustments described above, at the Colombian statutory tax rates of 33% and 34% for the six months ended June 30, 2008 and for the year ended December 31, 2007, respectively.

Solana’s historic unaudited interim consolidated financial statements reported $6.9 million of income tax recovery and deferred income tax asset related to recognition of a future tax asset that, upon application of purchase accounting (see Note 1(a)), would not have been recorded. The combined effect of the above adjustments for the six months ended June 30, 2008 is a reduction in income tax expense of $2.9 million.

(c)	Foreign exchange gain has been decreased by $11.2 million and $18.9 million for the six months ended June 30, 2008 and for the year ended December 31, 2007, respectively, to account for the fluctuations in the exchange rate of Colombian pesos versus U.S. dollars, applied to the additional deferred tax liability related to Solana’s Colombia properties.
(d)	As a result of the Arrangement and in accordance with the original terms of the awards, all the issued but unvested options, warrants and escrowed shares of Solana will become immediately vested and exercisable. However, because there were no unvested Solana options, warrants or escrowed shares as at June 30, 2008, it is not expected that Solana will record an additional expense for any previously measured but unrecognized compensation cost associated with these instruments as a result of the Arrangement.

Solana had historical non-cash stock-based compensation expenses of $13.6 million and $3.5 million for the year ended December 31, 2007 and six months ended June 30, 2008, respectively (included in General and Administrative expenses in the unaudited pro forma consolidated statements of operations). Gran Tierra did not assume any of Solana’s equity compensation arrangements. Other than as described in note 1(h), no pro forma adjustments have been made with respect to the historical stock-based compensation expenses included in Solana’s historical consolidated financial statements.

(e)	Reflects the elimination of $0.3 million in overhead charged by Gran Tierra to Solana for the six months ended June 30, 2008 in respect of operating costs on certain oil and gas properties prior to the Arrangement. There were no significant charges between the two companies during the year ended December 31, 2007.
(f)	The calculation of earnings (loss) per share is based on the weighted average number of Gran Tierra’s common shares and/or Exchangeable Shares for the respective period and gives effect to the

NOTES TO THE UNAUDITED
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
As at June 30, 2008
(US$, Unless Otherwise Noted)

Note 2 — Pro Forma Consolidated Statements of Operations Assumptions and Adjustments  – (continued)

issuance of 122,458,411 common shares and/or GTE-Solana Exchangeable shares expected to be issued as a result of the Arrangement, as described above. For the year ended December 31, 2007, the calculation of the diluted loss per share excludes the impact of the Rollover Warrants as the impact would be anti-dilutive.

Weighted Average Number of Common Shares and Exchangeable Shares Outstanding	Year Ended December 31, 2007	Six Months Ended June 30, 2008
Gran Tierra Basic – as previously disclosed	95,096,311	101,054,083
To be issued as a result of the Arrangement	122,458,411	122,458,411
Basic – pro forma	217,554,722	223,512,494
Impact of options and warrants – as previously disclosed	—	18,082,824
Impact of Rollover Warrants	—	2,547,694
Diluted – pro forma	217,554,722	244,143,0122

CERTAIN FINANCIAL INFORMATION ABOUT SOLANA

CONSOLIDATED FINANCIAL STATEMENTS OF SOLANA

INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF SOLANA

SOLANA RESOURCES LIMITED
INTERIM CONSOLIDATED BALANCE SHEETS
(Unaudited)

Expressed in US dollars

	June 30, 2008	December 31, 2007
	$	$
ASSETS
Current
Cash and cash equivalents	73,401,767	71,537,827
Accounts receivable	27,138,494	7,954,162
Future income tax asset (Note 11)	4,000,375	—
Prepaid expenses	401,969	790,010
	104,942,605	80,281,999
Deposits (Note 3)	1,178,750	3,156,750
Petroleum and natural gas properties	102,929,728	81,963,075
Other capital assets	964,670	877,051
Other receivables	725,753	—
Investment (Note 4)	378,636	362,427
	211,120,142	166,641,302
LIABILITIES
Current:
Accounts payable and accrued liabilities	9,519,207	9,307,557
Income tax payable	7,120,021	—
	16,639,228	9,307,557
Asset retirement obligations (Note 5)	2,134,858	1,973,938
	18,774,086	11,281,495
Shareholders’ Equity
Share capital (Note 6)	197,179,178	187,223,652
Contributed surplus (Note 6)	11,547,195	11,762,601
Accumulated other comprehensive income	5,791,923	5,791,923
Deficit	(22,172,240)	(49,418,369)
	(16,380,317)	(43,626,446)
	192,346,056	155,359,807
	211,120,142	166,641,302

SOLANA RESOURCES LIMITED

INTERIM CONSOLIDATED STATEMENT OF INCOME (LOSS),
COMPREHENSIVE INCOME (LOSS) AND DEFICIT
(Unaudited)

Expressed in US Dollars

	June 30, 2008		June 30, 2007
	Three Months Ended	Six Months Ended	Three Months Ended	Six months Ended
	$	$	$	$
Revenue
Oil and gas revenues, net of royalties	31,673,778	47,940,348	1,387,542	2,801,468
Interest	265,071	999,774	339,285	470,399
	31,938,849	48,940,122	1,726,827	3,271,867
Expenses
Operating	3,757,695	6,051,140	817,675	1,474,253
General and administrative	1,320,953	2,811,552	1,319,363	2,380,667
Depletion, depreciation and accretion	4,174,757	6,478,965	945,635	2,212,543
Foreign exchange loss (gain)	(758,723)	(248,301)	199,233	224,888
Stock-based compensation (Note 6)	872,983	3,480,991	1,207,881	2,825,074
	9,367,665	18,574,347	4,489,787	9,117,425
Income (loss) before income taxes	22,571,184	30,365,775	(2,762,960)	(5,845,558)
Income taxes (Note 11)
– Current	7,054,086	7,120,021	39,257	89,257
– Future	(4,000,375)	(4,000,375)	—	—
	3,053,711	3,119,646	39,257	89,257
Net income (loss) and comprehensive income (loss)	19,517,473	27,246,129	(2,802,217)	(5,934,815)
Deficit, beginning of period	(41,689,713)	(49,418,369)	(43,267,742)	(40,135,144)
Deficit, end of period	(22,172,240)	(22,172,240)	(46,069,959)	(46,069,959)
Income (loss) per share, basic (Note 7)	0.16	0.22	(0.03)	(0.06)
Income (loss) per share, diluted (Note 7)	0.15	0.21	(0.03)	(0.06)

SOLANA RESOURCES LIMITED

INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

Expressed in US Dollars

	June 30, 2008		June 30, 2007
	Three Months Ended	Six Months Ended	Three Months Ended	Six months Ended
	$	$	$	$
Operating Activities
Net Income (loss)	19,517,473	27,246,129	(2,802,217)	(5,934,815)
Items not involving cash:
Unrealized foreign exchange loss (gain)	(1,428)	(1,644)	(47,736)	93,038
Depletion, depreciation and accretion	4,174,757	6,478,965	945,635	2,212,543
Future income tax	(4,000,375)	(4,000,375)	—	—
Stock-based compensation	872,983	3,480,991	1,207,881	2,825,074
	20,563,410	33,204,066	(696,437)	(804,160)
Changes in non-cash working capital	(7,600,857)	(9,523,910)	(769,540)	(680,556)
	12,962,553	23,680,156	(1,465,977)	(1,484,716)
Financing Activities
Proceeds from the exercise of options	1,259,166	1,259,166	—	—
Proceeds from the exercise of warrants	4,999,963	4,999,963	—	—
	6,259,129	6,259,129	—	—
Investing Activities
Additions to petroleum and natural gas properties	(14,046,819)	(27,302,065)	(10,486,480)	(17,907,040)
Additions to investments	13,215	(16,209)	(91,794)	(91,794)
Additions to capital assets	(173,796)	(231,172)	(349,834)	(340,723)
Sale of capital assets	—	—	23,711	23,711
Deposits	—	1,978,000	(5,241)	(5,241)
Changes in non-cash working capital	5,961,873	(2,505,543)	2,266,859	5,749,428
	(8,245,527)	(28,076,989)	(8,642,779)	(12,571,659)
Foreign exchange on cash balances	1,427	1,644	58,626	58,156
Net increase (decrease) in cash	10,977,582	1,863,940	(10,050,130)	(13,998,219)
Cash and cash equivalents, beginning of period	62,424,185	71,537,827	29,235,341	33,183,430
Cash and cash equivalents, end of period (Note 9)	73,401,767	73,401,767	19,185,211	19,185,211

SOLANA RESOURCES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of presentation

The interim consolidated financial statements of Solana Resources Limited (“Solana” or the “Company”) for the three and six month periods ended June 30, 2008 and 2007 have been prepared by management in accordance with accounting principles generally accepted in Canada on the same basis as the audited consolidated financial statements as at and for the year ended December 31, 2007 except for new standards adopted as described in Note 2. These unaudited interim consolidated financial statements do not include all of the disclosures required by Canadian generally accepted accounting principles applicable to the annual consolidated financial statements; therefore, they should be read in conjunction with the December 31, 2007 audited consolidated financial statements.

Note 2 — Changes in accounting policies

Effective January 1, 2008, the Company adopted the new Canadian Institute of Chartered Accountants (“CICA”) standards related to Section 3251, “Equity” and Section 1506, “Accounting Changes.” Section 3251 replaces Section 3250, “Surplus,” and describes standards for the presentation of equity and changes in equity for reporting periods as a result of the application of Section 1530, “Comprehensive Income.” The only impact of Section 1506, “Accounting Changes,” on Solana’s financial statements is to provide disclosure of when an entity has not applied a new source of GAAP that has been issued but is not yet effective.

On January 1, 2008, the Company also adopted standards related to Section 3862, “Financial Instruments-Disclosures”, Section 3863, “Financial Instruments-Presentations” and Section 1535, “Capital Disclosures”. Sections 3862 and 3863 require additional disclosures regarding the significance of financial instruments to the entity’s financial position and performance; and the nature, extent and management of risks arising from financial instruments to which the entity is exposed. Section 1535 establishes standards for disclosing information about the Company’s capital and how it is managed. It requires disclosures of the Company’s objectives, policies and processes for managing capital, the quantitative data about what the Company regards as capital, whether the Company has complied with any capital requirements and if it has not complied, the consequences of such non-compliance. The disclosures required pursuant to the adoption of these sections are included in Note 13.

Note 3 — Deposits

The Company had funds on deposit totaling $1,178,750 as of June 30, 2008, and $3,156,750 as of December 31,2007, equal to 10% of work commitments on the Company’s Agencia Nacional de Hidrocarburos (“ANH”) acreage. These funds will be returned to the Company upon completion of the work commitments on the Guachiría Norte, Catguas, Guachiría Sur, Garibay, Colonia and San Pablo blocks. The average interest rate income on these deposits is 4.5% pa.

Note 4 — Investment

The Company has invested, as at the end of June 2008, $378,636 (2007 — $362,427) in the Colombian Hydrocarbon Investment Fund (“Fund”), and expects to invest a maximum amount of $500,000. The Fund is managed by a US based fund manager who specializes in South American natural resources sector investments. The Fund is expected to have an investment period of four years. After this period, it is expected that the Fund will be wound up, and any remaining capital and any earned profits will be distributed to the investors over a maximum period of seven years.

SOLANA RESOURCES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Asset retirement obligations

The following table represents the reconciliation of the Company’s obligations associated with the retirement of oil and gas properties:

Asset retirement obligations, December 31, 2007	$1,973,938
Liabilities incurred during period	119,401
Liabilities settled during period	—
Accretion	41,519
Asset retirement obligations, June 30, 2008	$2,134,858

These obligations will be settled at the end of the useful lives of the underlying assets, which currently extend up to 7 years into the future. This amount has been computed using a credit-adjusted risk-free discount rate of 10% per annum and an inflation rate of 2.5% per annum.

Note 6 — Share capital

Authorized share capital consists of an unlimited number of common shares.

Continuity of Common Shares	Number of Shares	Amount $
Balance, December 31, 2007	123,176,792	187,223,652
Shares in escrow earned in period	—	1,123,917
Exercise of performance warrants	2,500,000	6,621,780
Exercise of stock options	750,000	2,209,829
Balance, June 30, 2008	126,426,792	197,179,178

Continuity of Warrants	Number
Balance, December 31, 2007	10,000,000
Exercised in period	(2,500,000)
Balance, June 30, 2008	7,500,000

Warrant Terms
Strike price	Cdn$2.00/share
Expiry	April 4, 2010

All warrants are fully vested as the Company’s shares traded at a weighted average price greater than Cdn$2.75 per share for a 45 consecutive day period in the first quarter of 2008.

Contributed surplus:
Balance, December 31,2007	11,762,601
Stock-based compensation expense – stock options	1,593,866
Performance warrants earned in period	763,208
Stock options exercised in period	(950,663)
Performance warrants exercised in period	(1,621,817)
Balance, June 30, 2008	11,547,195

SOLANA RESOURCES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Share capital  – (continued)

Stock-based compensation

	June 30, 2008		December 31, 2007
	Number of Options	Weighted Average Price	Number of Options	Weighted Average Price
		(Cdn$ Per Option)		(Cdn$ Per Option)
Outstanding, beginning period	4,625,000	1.75	4,350,000	1.64
Granted during period	230,000	4.01	1,965,000	2.14
Exercised during period	(750,000)	1.67	—	—
Expired or cancelled during period	(60,000)	2.33	(1,690,000)	1.92
Outstanding, end of period	4,045,000	1.89	4,625,000	1.75
Exercisable, end of period	1,423,330	1.59	1,873,333	1.55

June 30, 2008

Exercise Price (Cdn$)	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Number of Options Exercisable	Weighted Average Exercisable Option Price (Cdn$)
4.13	200,000	4.92	66,666	3.03
3.25	30,000	4.76	—	—
2.75	290,000	1.42	290,000	2.14
2.50	75,000	4.32	—	—
2.25	1,565,000	4.45	—	—
2.11	30,000	2.78	20,000	1.65
1.70	25,000	4.12	—	—
1.67	300,000	2.16	199,998	1.30
1.19	200,000	3.72	100,000	0.90
1.15	1,050,000	3.29	466,666	0.86
0.60	280,000	0.43	280,000	0.46
1.89	4,045,000	3.46	1,423,330	1.59

For the first half of 2008, stock based compensation expense of $1,593,866 (2007 — $528,958) related to options has been recorded in the Consolidated Statement of Income (Loss). Additional stock-based compensation expense of $1,123,917 (2007 — $2,296,116) related to shares in escrow and $763,208 (2007 — Nil) related to performance warrants recognized as part of the Breakaway acquisition was recognised. The fair values of all common share options and warrants granted are estimated on the date of grant using the Black-Scholes option-pricing model. The fair value of options granted and the assumptions used in their determination are:

	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
Risk-free interest rate (percent)	2.98%	3.99%
Expected life (years)	5	5
Volatility (percent)	93%	96%
Weighted average fair value of options granted	1.43	1.07
Expected annual dividend per share	—	—

SOLANA RESOURCES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Per-Share Amounts

The weighted average number of common shares outstanding used for the computation of per-share amounts is:

	June 30, 2008		June 30, 2007
	For the Three Months Ended	For the Six Months Ended	For the Three Months Ended	For the Six Months Ended
Weighted average number of common shares outstanding	124,444,014	123,806,902	95,876,792	95,876,792
Shares issuable pursuant to stock options	1,300,124	1,131,563	1,879,999	189,091
Shares issuable pursuant to performance warrants	5,034,724	4,223,836	—	—
Weighted average number of diluted common shares outstanding	130,778,862	129,162,301	97,756,791	96,065,883

Note 8 — Segmented Information

Three month period ended June 30, 2008

	Canada	Colombia	Total
	$	$	$
Revenue	—	31,673,778	31,673,778
Operating costs	—	(3,757,695)	(3,757,695)
	—	27,916,083	27,916,083
General and administrative expenses	879,969	440,984	1,320,953
Depletion, depreciation, and accretion	20,349	4,154,408	4,174,757
Foreign exchange gain	(132,113)	(626,610)	(758,723)
Stock-based compensation	872,983	—	872,983
Interest income	(186,580)	(78,491)	(265,071)
	1,454,608	3,890,291	5,344,899
Income (loss) before taxes	(1,454,608)	24,025,792	22,571,184
Income taxes	—	3,053,711	3,053,711
Net income (loss)	(1,454,608)	20,972,081	19,517,473
Identifiable assets	123,401,972	87,718,170	211,120,142
Capital expenditures	—	14,220,615	14,220,615

Six month period ended June 30, 2008

	Canada	Colombia	Total
	$	$	$
Revenue	—	47,940,348	47,940,348
Operating costs	—	(6,051,140)	(6,051,140)
	—	41,889,208	41,889,208
General and administrative expenses	1,483,999	1,327,553	2,811,552
Depletion, depreciation, and accretion	24,271	6,454,694	6,478,965
Foreign exchange gain	(133,064)	(115,237)	(248,301)
Stock-based compensation	3,480,991	—	3,480,991
Interest income	(716,723)	(283,051)	(999,774)
	4,139,474	7,383,959	11,523,433
Income (loss) before taxes	(4,139,474)	34,505,249	30,365,775
Income taxes	—	3,119,646	3,119,646
Net income (loss)	(4,139,474)	31,385,603	27,246,129
Identifiable assets	123,401,972	87,718,170	211,120,142
Capital expenditures	—	27,533,237	27,533,237

SOLANA RESOURCES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Segmented Information  – (continued)

Three month period ended June 30, 2007

	Canada	Colombia	Total
	$	$	$
Revenue	—	1,387,542	1,387,542
Operating costs	—	817,675	817,675
	—	569,867	569,867
General and administrative expenses	259,262	1,060,101	1,319,363
Depletion, depreciation, and accretion	3,359	942,276	945,635
Foreign exchange loss	3,101	196,132	199,233
Stock-based compensation	1,207,881	—	1,207,881
Interest income	(328,744)	(10,541)	(339,285)
	1,144,859	2,187,968	3,332,827
Loss before taxes	(1,144,859)	(1,618,101)	(2,762,960)
Income taxes	—	39,257	39,257
Net loss	(1,144,859)	(1,657,358)	(2,802,217)
Identifiable assets	38,583,413	59,301,348	97,884,761
Capital expenditures	—	10,836,314	10,836,314

Six month period ended June 30, 2007

	Canada	Colombia	Total
	$	$	$
Revenue	—	2,801,468	2,801,468
Operating costs	—	1,474,253	1,474,253
	—	1,327,215	1,327,215
General and administrative expenses	723,215	1,657,452	2,380,667
Depletion, depreciation, and accretion	7,644	2,204,899	2,212,543
Foreign exchange loss	35,994	188,894	224,888
Stock-based compensation	2,825,074	—	2,825,074
Interest income	(448,122)	(22,277)	(470,399)
	3,143,805	4,028,968	7,172,773
Loss before taxes	(3,143,805)	(2,701,753)	(5,845,558)
Income taxes	—	89,257	89,257
Net loss	(3,143,805)	(2,791,010)	(5,934,815)
Identifiable assets	38,583,413	59,301,348	97,884,761
Capital expenditures	—	18,247,763	18,247,763

Note 9 — Supplemental cash flow information

At June 30, 2008, cash and cash equivalents includes $68,699,701 (2007 — $13,468,735) in term deposits earning an average interest rate of 2.22% (2007 — 4.34%).

	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
Cash interest paid	—	—
Cash taxes paid	—	—

SOLANA RESOURCES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 —  Related party transactions

In the six month period ended June 30, 2008, service fees in the amount of $30,169 (2007 — $28,158) were paid to a company controlled by a director of the Company and are included in general and administrative expenses. Additionally $3,640 (2007 — Nil) was paid to a director for consulting services in Colombia. These fees are for services rendered in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Note 11 — Income taxes

Subject to confirmation by taxation authorities, the Company has approximately Cdn$10.2 million ($9.94 million) of Canadian non-capital loss carry forwards which are available to be carried forward and which expire between 2008 and 2027. The consolidated financial statements do not reflect the potential tax benefit of these losses, as they do not meet the “more likely than not” criteria for recognition.

Subject to confirmation by taxation authorities, the Company has approximately Col$98 billion ($49.6 million) of Colombian loss carry forwards which have no expiration term and are available to offset future taxable income. The consolidated financial statements reflect the potential tax benefit of these losses, as with the currently expected taxable income they meet the “more likely than not” criteria. Accordingly, a future tax asset of $4,000,375 was recognized at June 30, 2008.

Note 12 — Commitments

The Company estimates remaining 2008 commitments are $27,308,750 which relate mainly to the drilling of two exploration wells and three development wells.

Note 13 — Financial and capital risk management

The Company undertakes transactions in a range of financial instruments including the following categories:

	June 30, 2008	December 31, 2007
	$	$
Held for trading(a):
Cash and cash – equivalents	73,401,767	71,537,827
Loans & receivables(b):
Accounts receivable	27,138,494	7,954,162
Deposits	1,178,750	3,156,750
Other receivables	725,753	—
Available for sale(c):
Investment	378,636	362,427
Other financial liabilities(b):
Accounts payable	9,519,207	9,307,557

(a)	Measured at fair value which equals the carrying value.
(b)	Measured at amortized cost using the effective interest method which is not significantly different from the fair values due to the short term to maturity of these financial instruments.
(c)	Measured at cost as the fair value is not readily available (Note 4).

SOLANA RESOURCES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Financial and capital risk management  – (continued)

The Company’s activities result in exposure to a number of financial risks, including the following:

Credit risk

A substantial portion of the Company’s accounts receivable are with the Colombian state oil company, Ecopetrol. Crude oil production is sold to Ecopetrol as determined by market based prices which are denominated in U.S. dollars and adjusted for quality differentials. Typically, the Company’s maximum credit exposure is revenue from two months’ sales. The Company monitors on a continuous basis the ageing profile of its receivables.

The credit risk on cash is considered by management to be limited because the counter parties are financial institutions with high credit ratings assigned by international credit rating agencies.

The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the balance sheet. On a quarterly basis, the Company assesses if there should be any impairment of the financial assets. There are no material financial assets that the Company considers past due and there is no impairment of financial assets as at June 30, 2008.

Market risk

Foreign currency exchange risk

Currency risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Currency risk arises when future commercial transactions and recognized assets and liabilities are denominated in a currency that is not the Company’s measurement currency. The Company is exposed to foreign exchange risk mainly with respect to its certain expenditures and expenses from various currencies primarily the Colombian pesos and Canadian dollars in relation to the U.S. dollars. However, the revenues received by the Company for the production of crude oil are primarily in U.S. dollars thereby the Company’s cash flow from commodity sales would not be materially impacted by fluctuations in foreign currency.

The Company’s management monitors the exchange rate fluctuations on a regular basis and does not use currency derivative instruments to manage the Company’s exposure to foreign currency fluctuations.

At June 30, 2008, the carrying amount of the Company’s foreign currency denominated net monetary assets was approximately $6 million and net monetary liabilities were $1.4 million. Assuming all other variables remain constant, a fluctuation of one cent in the exchange rate of the Canadian dollar to the US dollar would result in a change in income of approximately $60 thousand dollars. As well, a fluctuation of one cent in the exchange rate of the Colombian peso to the US dollar would result in a change in income of approximately $14 thousand dollars.

Liquidity Risk

Liquidity risk is the risk that Solana will not be able to meet its financial obligations as they come due.

The Company’s cash requirements and balances are projected based on forecasted operations and capital expenditures. The Company plans to meet these requirements through the mix of available funds, equity financing on a required basis, project debt financing and cash to be provided by the exercise of warrants and share options in the future. The Company also mitigates liquidity risk by maintaining an insurance program to minimize exposure to insurable losses.

Interest rate risk

Interest rate risk refers to the risk that the value of a financial instrument or cash flows associated with the instrument will fluctuate due to changes in market interest rates. The Company does not have any debt nor has it drawn on its credit facility as at June 30, 2008. The Company believes that it has no significant concentration of interest risk related to its cash equivalents as most of these are invested in financial institutions with high credit ratings.

SOLANA RESOURCES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Financial and capital risk management  – (continued)

Capital risk

The Company considers its capital structure to include shareholder’s equity, bank debt and working capital. In order to maintain or adjust its capital structure, the Company may from time to time issue shares and adjust its capital spending to manage current and projected debt levels targeted at maximum of 30% at a given period. As at June 30, 2008, the Company has an available cash of $73.4 million to fund its current and future operations and an undrawn credit facility of $100 million.

The Company is not subject to any externally imposed capital requirements other than the covenants on its credit facility with its lender to maintain its ratio of current assets to current liabilities (working capital) at a 1.0:1.0 level. The Company is currently in compliance with all its financial covenants as at June 30, 2008.

Note 14 — Subsequent events

On July 29, 2008, Solana announced that it had entered into a definitive agreement providing for the business combination of Gran Tierra Energy Inc. (“Gran Tierra”) and Solana.

Under the terms of the Agreement, each Solana shareholder will receive either (i) 0.9527918 of a common shares of Gran Tierra or; (ii) 0.9527918 of a common share of a Canadian subsidiary of Gran Tierra (an “Exchangeable Share”) for each common share of Solana held, which represents a premium of approximately 14.1% to the 20 day weighted average trading price to July 28, 2008 of the Solana shares on the TSX Venture Exchange and Gran Tierra’s July 28, 2008 closing price on the Toronto Stock Exchange of CAD $5.73. The shares of the Canadian subsidiary of Gran Tierra: (i) will have the same voting rights, dividend entitlements and other attributes as Gran Tierra common stock; (ii) will be exchangeable, at each shareholder’s option, on a one-for-one basis, into Gran Tierra common stock; and (iii) subject to compliance with the original listing requirements of the Toronto Stock Exchange, will be listed on the Toronto Stock Exchange. The Exchangeable Shares will automatically be exchanged for Gran Tierra common shares five years from closing, and in certain other events.

The transaction will be completed as an “arrangement” pursuant to the Business Corporations Act (Alberta). Upon completion of the transaction, Solana will become an indirect wholly-owned subsidiary of Gran Tierra. The Plan of Arrangement will be accomplished on a tax-deferred basis in Canada, but may be a taxable transaction for non-Canadian holders of Solana securities. On a fully diluted basis, upon the closing of the Plan of Arrangement, Solana Securityholders will own approximately 49% of the combined company and Gran Tierra securityholders will own approximately 51% of the combined company.

The proposed transaction is subject to regulatory, stock exchange, court and shareholder approvals. Gran Tierra and Solana expect to hold shareholder meetings in November 2008. A joint proxy statement and management information circular is expected to be mailed to shareholders of the companies in October 2008. The parties have agreed to pay each other a termination fee of $21 million in certain circumstances and an expense reimbursement fee of $1.5 million in certain other circumstances.

Note 15 — Reconciliation of the Consolidated Financial Statements to United States Generally Accepted Accounting Principles

These interim consolidated financial statements have been prepared in accordance with Canadian GAAP which, in most respects, conforms to U.S. GAAP. Any differences in accounting principles as they have been applied to the accompanying consolidated financial statements are not material except as described below. Items required for financial statement disclosure under U.S. GAAP may be different from disclosure standards under Canadian GAAP; any such differences are not reflected here.

The application of U.S. GAAP would have the following effects on net income (loss) and comprehensive income (loss) as reported:

SOLANA RESOURCES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Reconciliation of the Consolidated Financial Statements to United States Generally Accepted Accounting Principles – (continued)

	Six Months Ended June 30
	2008 $(000)	2007 $(000)
Net income (loss) and comprehensive income (loss) under Canadian GAAP	$27,246	$(5,935)
Adjustments
Depletion, depreciation, amortization and accretion (b)	719	641
Income (loss) before income taxes under U.S. GAAP	27,965	(5,294)
Income taxes (d)	2,877	—
Net income (loss) and comprehensive income (loss) under U.S. GAAP	$30,842	$(5,294)
Basic and diluted
Net income (loss) per share under U.S. GAAP
Basic	$0.25	$(0.06)
Diluted	$0.24	$(0.06)
Deficit
Balance, beginning of period U.S. GAAP	$(55,931)	$(47,844)
Net income (loss) – U.S. GAAP	30,842	(5,294)
Balance, end of period – U.S. GAAP	$(25,089)	$(53,138)

The application of U.S. GAAP would have the following effect on the consolidated balance sheets as reported:

	June 30, 2008		December 31, 2007
	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP
Assets
Petroleum and natural gas properties (a),(b)	$102,930	$94,211	$81,963	$72,525
Future income taxes (d)	4,000	6,877	—	—
Shareholders’ Equity
Contributed surplus (c)	$11,547	$8,787	$11,763	$9,002
Accumulated other comprehensive income (e)	$5,792	$5,627	$5,792	$5,627
Deficit (a),(b),(c),(d)	$(22,172)	$(25,089)	$(49,418)	$(55,931)

(a)	Under Canadian GAAP, Solana performs an impairment test that limits the capitalized costs of its petroleum and natural gas assets to the discounted estimated future net revenue from proved and probable petroleum and natural gas reserves plus the cost of unproved properties less impairment, using estimated future prices and costs. The discount rate used is equal to Solana’s risk free interest rate. Under U.S. GAAP, entities using the full cost method of accounting for petroleum and natural gas activities perform an impairment test on each cost centre using discounted future net revenue from proved petroleum and natural gas reserves discounted at 10%. The prices used under the U.S. GAAP impairment test are those in effect at period end. There was no impairment under U.S. GAAP at June 30, 2008, December 31, 2007 or June 30, 2007. As at December 31, 2006, the application of the ceiling test under U.S. GAAP resulted in a write down of approximately $38.2 million, being $8.4 million greater than the write down under Canadian GAAP, of capitalized costs.

SOLANA RESOURCES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Reconciliation of the Consolidated Financial Statements to United States Generally Accepted Accounting Principles – (continued)

(b)	Under Canadian GAAP, proved reserves are estimated using estimated future prices and costs. These proved reserves form the basis for the depletion calculation.

Under U.S. GAAP, proved reserves used for the depletion calculation are estimated using constant prices and costs as of the date the estimate of reserves is made. In both the current and comparative periods there were differences in proved reserves under U.S. GAAP and Canadian GAAP and, as a result, the difference is created in the depletion expense. Additionally, the ceiling test write downs required under U.S. GAAP in 2005 and 2006 reduced the U.S. GAAP depletable asset base. These factors resulted in a lower depletion expense during the six months ended June 30, 2008 and 2007 by approximately $0.7 million and $0.6 million respectively.

(c)	Under Canadian GAAP, the Company has followed the fair value method of accounting for stock-based compensation whereby compensation costs have been recognized in the financial statements for stock-options granted to employees and directors since January 1, 2004. Under U.S. GAAP, for the year ended December 31, 2006 Solana adopted SFAS 123(R) “Share Based Payments” using the modified prospective approach. Prior to 2006, the Company used the intrinsic value method of accounting for stock options granted to employees and directors whereby no costs were recognized in the financial statements, per APB opinion No. 25 as interpreted by FASB Interpretation No. 44. SFAS 123(R) requires that the cost resulting from all share-based payment transactions be recognized as an expense in the financial statements using a fair value-based measurement method over the periods that the awards vest. Contributed surplus under US GAAP does not reflect compensation costs recognized in the Canadian GAAP financial statements prior to 2006. Starting January 1, 2006, compensation costs have been recognized under both Canadian and US GAAP.
(d)	The Canadian GAAP liability method of accounting for income taxes is similar to the U.S. GAAP SFAS 109, “Accounting for Income Taxes”, which requires the recognition of tax assets and liabilities for the expected future tax consequences of events that have been recognized in Solana’s consolidated financial statements. Pursuant to U.S. GAAP, enacted tax rates are used to calculate deferred income tax, whereas Canadian GAAP uses substantively enacted rates. There are no differences for the periods ended June 30, 2008, June 30, 2007 and December 31, 2007 relating to tax rate differences.

At June 30, 2008 the Company recognized a future income tax asset and recovery of approximately $4.0 million on the reversal of a valuation allowance. Under U.S. GAAP, as the valuation allowance exceeded the Canadian GAAP valuation allowance by approximately $2.9 million, a further recovery and increase in the future income tax asset of approximately $2.9 million was recorded to reverse such valuation allowance.

In its December 31, 2007 financial statements, Solana adopted the FASB Interpretation No. 48 “Accounting for Uncertainty for Income Taxes” (FIN 48). FIN 48 is an interpretation of FASB Statement 109 “Accounting for Income Taxes” and outlines the recognition and related disclosure requirements of uncertain tax positions determined to be more likely than not, defined as greater than 50%, to be sustained on audit. This adoption did not result in a U.S. GAAP difference.

(e)	The differences relate to changes in the cumulative translation adjustment from other U.S. GAAP adjustments noted above.
(f)	The following are standards and interpretations that have been issued by the Financial Accounting Standards Board (“FASB”) which are not yet in effect for the periods presented but would become U.S. GAAP when implemented: In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115.” This pronouncement permits entities to use the fair value method to measure certain financial assets and liabilities by electing an irrevocable option to use the fair value method at specified election dates. After election of the option, subsequent changes in fair value would result in the recognition of unrealized gains or losses as period costs during the period the change occurred. SFAS No. 159 becomes effective as of the beginning of the first fiscal year that begins after November 15, 2007, with early adoption permitted. However, entities may not retroactively apply the provisions of SFAS No. 159 to fiscal years preceding the date of adoption. This adoption did not result in a U.S. GAAP difference.

SOLANA RESOURCES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ANNUAL CONSOLIDATED FINANCIAL STATEMENTS OF SOLANA

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

To the Shareholders of Solana Resources Limited:

We have audited the consolidated balance sheets of Solana Resources Limited as at December 31, 2007 and 2006 and the consolidated statements of loss, comprehensive loss and deficit and cash flows for the years ended December 31, 2007, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Solana Resources Limited as at December 31, 2007 and 2006 and the results of its operations and its cash flows for the years ended December 31, 2007, 2006 and 2005 in accordance with Canadian generally accepted accounting principles.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion.

On March 17, 2008 and April 25, 2007, we reported separately to the Company’s Shareholders on our audits of the Company’s consolidated financial statements as at and for the years ended December 31, 2007 and 2006, and December 31, 2006 and 2005, respectively, prepared in accordance with Canadian generally accepted accounting principles but did not include Note 20, Reconciliation of the Consolidated Financial Statements with United States Generally Accepted Accounting Principles.

/s/ Deloitte & Touche LLP

Calgary, Alberta
September 8, 2008

SOLANA RESOURCES LIMITED

CONSOLIDATED STATEMENTS OF LOSS, COMPREHENSIVE LOSS AND DEFICIT

Expressed in US Dollars

	For the Years Ended December 31,
	2007	2006	2005
	$ (Note 2)	$ (Note 2)	$ (Note 2)
Revenue
Oil and gas revenues, net of royalties	18,294,389	9,480,911	6,760,501
Interest	1,091,321	1,531,032	714,397
	19,385,710	11,011,943	7,474,898
Expenses
Operating	3,944,131	3,123,305	1,454,204
General and administrative	5,129,153	4,602,952	2,849,913
DD&A, and impairment (Notes 7,8,9)	5,789,093	35,163,420	4,809,927
Foreign exchange loss (gain)	77,290	(2,145,686)	(203,808)
Stock-based compensation (Note 12)	13,640,012	3,029,830	1,801,780
	28,579,679	43,773,821	10,712,016
Loss before income taxes	(9,193,969)	(32,761,878)	(3,237,118)
Income tax expense (recovery) (Note 14)	89,257	(5,153,272)	213,552
Net loss and comprehensive loss	(9,283,226)	(27,608,606)	(3,450,670)
Deficit, beginning of year	(40,135,143)	(12,526,537)	(9,075,867)
Deficit, end of year	(49,418,369)	(40,135,143)	(12,526,537)
Net loss per share, basic and diluted (Note 15)	(0.09)	(0.34)	(0.05)

The accompanying notes are an integral part of these consolidated financial statements.

SOLANA RESOURCES LIMITED

CONSOLIDATED BALANCE SHEETS

Expressed in US Dollars

	At December 31,
	2007	2006
	$ (Note 2)	$ (Note 2)
ASSETS
Current:
Cash and cash equivalents	71,537,827	29,909,168
Cash in trust (Note 5)	—	3,274,262
Accounts receivable	7,954,162	6,297,798
Prepaid expenses	790,010	1,030,308
	80,281,999	40,511,536
Deposits (Note 6)	3,156,750	3,041,509
Petroleum and natural gas properties (Notes 4,7)	81,963,075	54,313,189
Other capital assets (Note 8)	877,051	543,080
Investment (Note 10)	362,427	206,227
	166,641,302	98,615,541
LIABILITIES
Current:
Accounts payable and accrued liabilities	9,307,557	3,404,607
Asset retirement obligations (Note 11)	1,973,938	1,556,823
	11,281,495	4,961,430
Shareholders’ Equity
Share capital and warrants (Note 12)	187,223,652	122,962,256
Contributed surplus (Note 12)	11,762,601	5,035,075
Accumulated other comprehensive income (Note 2)	5,791,923	5,791,923
Deficit	(49,418,369)	(40,135,143)
	(43,626,446)	(34,343,220)
	155,359,807	93,654,111
	166,641,302	98,615,541

Commitments and Contingencies (Notes 3, 7 and 11)

APPROVED BY THE BOARD

Ray Antony, Director	Grant Howard, Director

The accompanying notes are an integral part of these consolidated financial statements.

SOLANA RESOURCES LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Expressed in US Dollars

	For the Years Ended December 31,
	2007	2006	2005
	$ (Note 2)	$ (Note 2)	$ (Note 2)
Cash provided by (used in):
Operating Activities
Net loss	(9,283,226)	(27,608,606)	(3,450,670)
Items not involving cash:
Unrealized foreign exchange (gain) loss	(19,677)	451,324	654,614
Stock-based compensation	13,640,012	3,029,830	1,801,779
Future income tax (recovery)	—	(5,354,505)	—
Depletion, depreciation, accretion and impairment	5,789,093	35,163,420	4,809,927
Changes in working capital – operating	2,767,725	1,433,474	1,638,162
	12,893,927	7,114,937	5,453,812
Financing activities
Proceeds from issuance of common shares	57,348,910	34,415,917	—
Proceeds from exercise of options	—	12,127	47,036
Proceeds from exercise of warrants	—	—	1,104,816
Repayment of demand loan	—	—	(83,192)
	57,348,910	34,428,044	1,068,660
Investing activities
Sales of capital assets	23,711	—	—
Additions to petroleum and natural gas properties	(33,289,074)	(25,534,161)	(27,807,764)
Additions to other capital assets	(507,586)	(104,098)	(366,314)
Deposits	(115,241)	(1,198,120)	(1,774,184)
Investment	(156,200)	(203,987)	(2,156)
Changes in working capital – investing	2,136,274	(2,072,574)	(2,233,933)
	(31,908,116)	(29,112,940)	(32,184,351)
Foreign exchange gain (loss) on cash held in foreign currency	19,676	(300,000)	270,000
Net increase in cash and cash equivalents	38,354,397	12,130,041	(25,391,879)
Cash and cash equivalents, beginning of year	33,183,430	21,053,389	46,445,268
Cash and cash equivalents, end of year	71,537,827	33,183,430	21,053,389
Represented by:
Cash	2,680,319	6,696,624	1,758,212
Short term deposits	68,857,508	23,212,544	18,902,481
	71,537,827	29,909,168	20,660,693
Cash in trust	—	3,274,262	392,696
	71,537,827	33,183,430	21,053,389

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 1 — Significant Accounting Policies

a. Basis of Presentation

The consolidated financial statements include the accounts of Solana Resources Limited (“Solana”) and its wholly-owned subsidiaries, Solana Petroleum Exploration (Colombia) Limited (“Solana Colombia”), Breakaway Energy Inc. (“Breakaway”) and Bayford Investments Limited (“Bayford”).

b. Petroleum and Natural Gas Operations

Solana follows the full cost method of accounting for petroleum and natural gas operations, whereby all costs of exploring for and developing petroleum and natural gas reserves are capitalized in country-by-country cost centres. Such costs include land acquisition costs, geological and geophysical costs, carrying charges on non-producing properties, costs of drilling both productive and non-productive wells, interest costs on major development projects and overhead charges directly related to acquisition, exploration and development activities.

The costs (including exploratory dry holes) in cost centres from which there has been no commercial production are not subject to depletion until commercial production commences. The capitalized costs are assessed to determine whether it is likely such costs will be recovered in the future. To the extent there are costs which are not likely to be recovered in the future, they are written-off.

The costs in cost centres from which there is production, together with the cost of production equipment, are depleted and depreciated on the unit-of-production method, based on the estimated proved reserves after royalties. Petroleum and natural gas reserves and production are converted into equivalent units, based upon estimated relative energy content (i.e. based on six thousand cubit feet of natural gas to one barrel of crude oil). Costs of acquiring and evaluating significant unproved properties are excluded from the depletion calculations. These unproved properties are assessed to determine whether impairment has occurred. When proved reserves are assigned or the carrying value of the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion.

Petroleum and natural gas properties are subject to a ceiling test in each reporting period to determine that the costs are not impaired and do not exceed the fair value of the properties. The costs are assessed to be not impaired if the sum of the undiscounted cash flows expected from the production of proved reserves plus the cost of unproved properties, net of impairment, exceed the net total carrying value of the petroleum and natural gas properties. If the carrying value of the petroleum and natural gas properties is determined to be impaired, an impairment loss is recognized to the extent that the carrying value exceeds an estimated fair value. The fair value estimate is normally based on the sum of the discounted cash flows expected from the production of proved and probable reserves plus the cost of unproved properties, net of impairment allowances. The cash flows are estimated using forecast product prices and costs and are discounted using a risk-free interest rate.

Proceeds from the sale of petroleum and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would alter the depletion rate by more than 20%.

c. Asset Retirement Obligations

The fair value of obligations associated with the retirement, removal and site restoration of tangible long-lived assets are recorded in the period the asset is put into use, with a corresponding increase to the carrying amount of the related asset. The obligations recognized are estimates of statutory, contractual or legal obligations that Solana will reasonably be expected to incur and then discounted to their present value using Solana’s adjusted risk-free interest rate. The liability is accreted over time for changes in the fair value of the liability through charges to accretion which are included in depletion, depreciation and accretion expense. The costs capitalized to the related assets are amortized to earnings in a manner consistent with the depletion and depreciation of the underlying asset. Actual costs incurred upon settlement of the retirement obligation are charged against the obligation to the extent of the liability recorded.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 1 — Significant Accounting Policies  – (continued)

d. Joint Ventures

Substantially all of Solana’s exploration, development and production activities are conducted jointly with others and accordingly, these consolidated statements reflect only Solana’s proportionate interest in such activities.

e. Revenue Recognition

Revenues associated with the sale of Solana’s natural gas, natural gas liquids and crude oil are recognized when title passes to the customer.

f. Other Capital Assets

Office furniture, equipment and vehicles are recorded at cost. Depreciation is calculated using the straight-line method based on the estimated useful life of the assets. The annual depreciation rates used for office furniture, equipment and vehicles are 10%, 10% and 30% respectively.

Leasehold improvements are recorded at cost. Amortization is calculated based on the lesser of the term of the lease or their useful lives.

g. Foreign Currency

All operations are considered financially and operationally integrated. Results of operations of foreign subsidiaries are translated using average exchange rates for revenues and expenses, except depletion, depreciation and accretion which are translated at the rates of exchange applicable to the related assets. Monetary items denominated in foreign currencies are translated at exchange rates in effect at the balance sheet date and non-monetary items are translated at rates of exchange in effect when the assets were acquired or obligations incurred. Foreign exchange gains and losses are recorded in the statements of loss and deficit.

h. Stock-Based Compensation

Solana follows the fair value method of accounting for stock options and performance warrants. Stock-based compensation expense is calculated as the estimated fair value using the Black-Scholes option-pricing model and is recorded and reflected as stock-based compensation expense over the vesting period with a corresponding amount reflected in contributed surplus. When options and performance warrants are exercised, the associated amounts previously recorded as contributed surplus are reclassified to share capital.

i. Income Taxes

Solana follows the liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are measured based upon temporary differences between the carrying values of assets and liabilities and their tax basis. Future income tax assets are only recognized to the extent it is more likely than not that sufficient future taxable income will be available to allow the future income tax asset to be realized.

j. Cash and Cash Equivalents

Cash and cash equivalents includes short-term investments in money market instruments with an initial maturity from date of acquisition of 90 days or less.

k. Measurement Uncertainty

The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles. Management makes estimates and assumptions that affect the reported amounts of assets, including petroleum and natural gas properties, and liabilities, including asset retirement obligations, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 1 — Significant Accounting Policies  – (continued)

revenues and expenses, including depletion, depreciation and accretion, and impairment, during the reporting period. By their nature, these estimates are subject to measurement uncertainty, in particular the amounts recorded based on estimates of reserves and future costs and actual results could differ materially from estimated amounts.

l. Earnings per Share

The basic earnings per share is determined using the weighted average number of shares outstanding during the year. Solana computes diluted earnings per share in the same manner as basic, except that the weighted average number of diluted common shares is used as the denominator. Solana uses the treasury method in computing the weighted average of diluted common shares outstanding. This method assumes that the proceeds on exercise of in-the-money stock options and warrants are used to repurchase Solana’s common shares at the average market price during the relevant period.

Note 2 — Changes in Accounting Policies

Effective January 1, 2007, Solana adopted the new Canadian Institute of Chartered Accountants (“CICA”) standards related to Section 1530, “Comprehensive Income,” Section 3855, “Financial Instruments  — Recognition and Measurement,” Section 3861, “Financial Instruments — Disclosure and Presentation” and Section 3865, “Hedges.” As required by the standards Solana has adopted these standards retrospectively without restatement.

Section 1530 of the CICA Handbook describes how to report and disclose comprehensive income and its components. Comprehensive income is the change in a company’s net assets during a period from transactions and other events and circumstances from non-owner sources. Other than net earnings, it includes items that would not normally be included in net earnings. Upon adoption of Section 1530, amounts previously recognized on the balance sheet as cumulative translation adjustment have been reclassified as accumulated other comprehensive income.

Upon adoption of Section 3855, all financial instruments were classified into one of the following five categories: held-for-trading, loans and receivables, held-to-maturity investments, available-for-sale financial assets or other based on their initial classification. Held-for-trading financial assets are measured at fair value with changes in fair value recorded in other comprehensive income until the instrument is derecognized or impaired. All derivative instruments are recorded in the balance sheet at fair value unless they qualify for the normal sale and normal purchase exemption. All changes in their fair value are recorded in net income unless Solana applies cash flow hedge accounting in which case the changes in fair value is mostly recorded in other comprehensive income. The other categories of financial instruments are recognized at amortized cost using the effective interest method.

Upon adoption of these standards, Solana classified its cash and cash equivalents, and cash in trust as held-for-trading, items measured at fair value which equals the carrying value. Accounts receivable and deposits are classified as loans and receivables, which are measured at amortized cost. Investment has been classified as available-for-sale, which is measured at cost as the fair value is not readily available. Accounts payable are classified as other financial liabilities, which are measured at amortized cost.

Transaction costs related to financial assets and financial liabilities that are not classified as held-for-trading, are expensed using the effective interest rate method and are recorded within interest expense whereas transaction costs related to items designated as held for trading are charged to net earnings.

Section 3865 of the CICA Handbook describes when and how hedge accounting can be used. Hedging is an activity that may be used by a company to change an exposure to one or more risks by creating an offset between changes in the cash flows attributable to a hedge item or changes resulting from a risk exposure relating to a hedge item and a hedging item. Hedge accounting allows gains, losses, revenues and expenses

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 2 — Changes in Accounting Policies  – (continued)

from the derivative and the item it hedges to be recorded in the statement of loss in the same period. Solana monitors and when appropriate, may use derivative financial instruments to manage exposure to fluctuations in oil and natural gas prices. Solana currently does not utilize hedges or other derivative financial instruments in its operations; as a result the adoption of Section 3865 currently has no material impact on the consolidated financial statements of Solana.

All prior periods have been recast to reflect Solana’s financial statements as if they had been historically reported in United States dollars and this resulted in an accumulated other comprehensive income of $5,791,923.

Solana also adopted Section 3251, “Equity”, and Section 1506, “Accounting Changes”. Section 3251 replaces Section 3250, “Surplus,” and describes standards for the presentation of equity and changes on equity for that reporting period as a result of the application of Section 1530, “Comprehensive Income.” The only impact of Section 1506, “Accounting Changes,” is to provide disclosure of when an entity has not applied a new source of GAAP that has been issued but is not yet effective. This is the case with Section 3862, “Financial Instruments — Disclosures” and 3863 “Financial Instruments — Presentation” which are required to be adopted for fiscal years beginning on or after October 1, 2007. Solana will adopt these standards on January 1, 2008 and it is expected that the only effect on Solana will be additional disclosures regarding the significance of financial instruments for the entity’s financial position and performance; and the nature, extent and management of risk arising from financial instruments to which the entity is exposed.

Section 1535, “Capital Disclosures” is effective for annual periods beginning on or after October 1, 2007 and establishes standards for disclosing information about Solana’s capital and how it is managed. It requires disclosures of Solana’s objectives, policies and processes for managing capital, the quantitative data about what Solana regards as capital, whether Solana has complied with any capital requirements and if it has not complied, the consequences of such non-compliance. Solana is currently evaluating the impact of the adoption of this section on the consolidated financial statements.

The adoption of the above new standards had no impact on Solana’s retained earnings as at January 1, 2007.

Foreign Currency

In addition, on October 1, 2006, Solana changed its reporting currency from Canadian dollars (CDN$) to United States dollars ($) as this currency is more appropriate for Solana’s investors and other users of the financial statements. In making the change, Solana has followed recommendations of the Emerging Issues Committee (“EIC”) of the Canadian Institute of Chartered Accountants (“CICA”), set out in EIC-130, “Translation Method When The Reporting Currency Differs From the Measurement Currency or There is a Change in The Reporting Currency”. Financial statements for all periods presented have been translated from Canadian dollars into United States dollars using the current rate method, based on EIC-130 recommendations. Using this method, all consolidated assets and liabilities have been translated using the exchange rate at the balance sheet dates, while shareholders’ equity has been translated using the historical rates of exchange in effect on the dates of the corresponding transactions. The Consolidated Statements of Loss and Deficit have been translated using the prevailing average exchange rate for the period, except for equity transactions which have been translated using the historical rates of exchange in effect at the dates of the corresponding transactions. Any resulting exchange rate differences due to this translation are included in the shareholders’ equity as cumulative translation adjustment. All comparative financial information being presented has been restated to reflect Solana’s financial statements as if they have been historically reported in United States dollars and this resulted in a cumulative translation adjustment and corresponding increase in Petroleum and Natural Gas properties of $5,791,923.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 3 — Acquisition of Breakaway Energy Inc.

On October 4, 2006 and pursuant to a share purchase agreement, Solana acquired all of the issued and outstanding shares of Breakaway Energy Inc. (“Breakaway”) in exchange for the issuance of 10 million Solana shares and 10 million performance warrants. Of the 10 million Solana shares, two thirds are issued subject to a voluntary escrow agreement and will be released as to one half on each of October 2, 2007 and 2008, respectively. The 10 million performance warrants are also subject to a voluntary escrow agreement and will be released as to one-half on each of October 2, 2007 and 2008, respectively, or earlier if the weighted average share price exceeds CDN$2.75 per share for a 45 consecutive day period. The performance warrants have a term of 42 months, an exercise price of CDN$2.00 per share, and are exercisable only if Solana’s weighted average share price exceeds CDN$2.75 per share for a 45 consecutive day period. Subsequent to 2007 year end, all of the 10 million Solana shares and performance warrants have fully vested as discussed below.

Both the escrowed shares and the performance warrants are subject to certain vesting provisions over the 24 month period following completion of the Breakaway acquisition, including immediate vesting in the event of a change of control or in the event that Solana’s weighted average share price exceeds CDN$2.75 per share for a 45 consecutive day period.

Solana executed two year employment agreements with two former Breakaway principals at a salary of CDN$250,000 per annum per person. These two employees also were each granted 200,000 stock options pursuant to Solana’s stock option plan exercisable at a price of CDN$1.15 per share until October 4, 2011, with one half of the options vesting on October 4, 2007 and the remaining options vesting on October 4, 2008.

The Breakaway acquisition terms were approved by Solana’s Board of Directors as being in the best interest of Solana taking into account, among other issues, the need to attract, retain and reward top quality management. The purchase price of CDN$10,782,500 (10 million Solana shares valued at CDN$10,782,500, equivalent to US dollars $9,553,295) was allocated to the fair value of net working capital acquired of CDN$78,930. No value was initially ascribed to the performance warrants as the likelihood of achieving the performance was considered remote at that time.

The shares held in escrow are presented as having been issued but there is a reduction to the value of such share capital to the extent that the related compensation expense has not been earned by the employees. Solana recognizes stock-based compensation expense and increases share capital by the same amount each period until the shares fully vest.

Subsequent to year end, the weighted average share price for a 45 day period exceeded $2.75 and thus the shares and performance warrants were released from escrow and considered fully vested at that time. As a result, the 2007 financial statements reflect the vesting of the shares and performance warrants by way of recognition of increased stock compensation expense over the accelerated vesting period of 17 months. The remaining fair value of the shares and performance warrants will be expensed in 2008 until the date that the shares and performance warrants vested. Solana recognized $5,724,064 (2006 — $Nil) of stock compensation expense relating to the performance warrants in 2007 and $6,912,486 (2006 — $1,516,892) related to the escrowed shares in 2007.

Note 4 — Asset Disposition

Pursuant to a strategic review of Solana’s asset portfolio, on February 8, 2007 but having effect from December 1, 2006, Solana signed an agreement disposing 100% of its rights and obligations under an Exploration Participation Agreement (the EPA) with Ramshorn International Limited (“Ramshorn”) to Ramshorn. With this agreement, Ramshorn reacquired 100% of five Colombian oil and gas exploration prospects, specifically; Guayabillas, Puma, Guariquies, Alamo and Zeus.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 5 — Cash in Trust

Cash in trust in the amount of $3,274,262 as of December 31, 2006 mainly comprised the escrow account established to satisfy Solana’s share of Guariquies prospect costs. Pursuant to the terms of the agreement signed with Ramshorn (Note 4) the outstanding balance was refunded to Solana in 2007.

Note 6 — Deposits

Solana has funds on deposit at the totaling of $3,156,750 as of December 31, 2007 and $3,041,509 as of December 31, 2006, relating to 10% of work commitments on acquired Agencia Nacional de Hydrocarburos (“ANH”) acreage. These funds will be returned to Solana on completion of the work commitments (Note 7) on the Guachiría Norte, Guachiría Sur, Garibay, Catguas Blocks, Colonia and San Pablo blocks.

Note 7 — Petroleum and Natural Gas Properties

December 31, 2007

	Cost	Cumulative DD&A and Impairment	Net Book Value
	$	$	$
Oil and gas properties	126,298,776	46,918,526	79,380,250
Inventory	2,582,825	—	2,582,825
	128,881,601	46,918,526	81,963,075

December 31, 2006

	Cost	Cumulative DD&A and Impairment	Net Book Value
	$	$	$
Oil and gas properties	94,176,680	41,279,337	52,897,343
Inventory	1,415,846	—	1,415,846
	95,592,526	41,279,337	54,313,189

Inventories, including pipe, drilling materials and supplies are classified as capital assets as they will be used in future oil and gas activities. These amounts are not depreciated, as they have yet to be used.

Unevaluated properties, inventory and undeveloped lands amounting to $26,712,319 are excluded from depletion and depreciation (2006 — $25,497,601, 2005 — $44,794,709).

At December 31, 2006, an impairment test calculation indicated that the property carrying amounts exceeded the discounted future net cash flows associated with the proved and probable reserves, resulting in recognition of a $29,822,544 impairment adjustment. This impairment was mainly a consequence of the asset disposition and termination of the Exploration Participation Agreement with Ramshorn (Note 4). Solana performed a ceiling test at December 31, 2005 and 2007 resulting in no requirement for impairment adjustments. The benchmark West Texas Intermediate Crude Oil prices used in the 2007 impairment calculation are:

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 7 — Petroleum and Natural Gas Properties  – (continued)

Year	$/Barrel
2008	90.00
2009	86.52
2010	84.87
2011	83.32
2012	82.78
2013	82.19
2014	81.53
2015	81.99
2016	83.63
2017	85.30
Escalated thereafter	2%/year

Block and Acreage Commitments

Solana has minimum exploration commitments of $47,239,700 to be met during 2008.

Note 8 — Other Capital Assets

December 31, 2007

	Cost	Cumulative Amortization and Depreciation	Net Book Value
	$	$	$
Office furniture, equipment and vehicles	916,380	299,121	617,259
Leasehold improvements	344,678	84,886	259,792
	1,261,058	384,007	877,051

December 31, 2006

	Cost	Cumulative Amortization and Depreciation	Net Book Value
	$	$	$
Office furniture, equipment and vehicles	513,944	157,360	356,584
Leasehold improvements	263,239	76,743	186,496
	777,183	234,103	543,080

Note 9 — Cumulative DD&A, and Impairment

Cumulative DD&A (depletion, depreciation and accretion), and impairment balance as follows:

	December 31, 2006	Additions	December 31, 2007
	$	$	$
PNG properties — DD&A	11,456,793	5,639,189	17,095,982
Other Assets — Amortization and depreciation	234,103	149,904	384,007
Impairment of PNG properties	29,822,544	—	29,822,544
	41,513,440	5,789,093	47,302,533

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 9 — Cumulative DD&A, and Impairment  – (continued)

	December 31, 2005	Additions	December 31, 2006
	$	$	$
PNG properties – DD&A	5,935,816	5,520,977	11,456,793
Other Assets – Amortization and depreciation	120,191	113,912	234,103
Impairment of PNG properties	—	29,822,544	29,822,544
	6,056,007	36,639,880	47,302,533

	December 31, 2004	Additions	December 31, 2005
	$	$	$
PNG properties – DD&A	1,229,768	4,706,048	5,935,816
Other Assets – Amortization and depreciation	16,312	103,879	120,191
	1,246,080	4,809,927	6,056,007

Note 10 — Investment

Solana has invested $362,427 (2006 — $206,227).in the Colombian Hydrocarbon Investment Fund (“Fund”), and expects to invest a maximum amount of US $500,000. The Fund is managed by a U.S. based fund manager, who specializes in South American natural resource sector investments.

Note 11 — Asset Retirement Obligations

Solana has an obligation to plug and abandon its petroleum and natural gas wells at the end of their useful lives. The present value of this obligation has been projected using estimates of the future costs and the timing of abandonment. At December 31, 2007, Solana estimated the present value of its asset retirement obligations to be $1,973,938 based on a future liability of $2,204,081 (2006 — $1,556,823 and $2,007,878 respectively). These costs are expected to be incurred in the next seven years when wells will be abandoned. A credit-adjusted risk-free discount rate of 10% and an inflation rate of 2.5% were used to calculate the present value.

	2007	2006
	$	$

Balance, January 1	1,556,823	536,547
Obligations incurred during the year	282,566	979,844
Accretion	134,549	40,432
Balance, December 31	1,973,938	1,556,823

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 12 — Share Capital

Authorized share capital consists of an unlimited number of common shares.

	Number	Amount
		$
Common shares:
Balance, December 31, 2005	64,736,792	87,017,320
Exercise of stock options	140,000	12,127
Private placement of common shares, net of issuance costs	21,000,000	34,415,917
Shares issued in escrow – Breakaway (Note 3)	10,000,000	9,553,295
Shares in escrow to be earned (Note 3)		(8,036,403)
Balance, December 31, 2006	95,876,792	122,962,256
Private placement of common shares, net of issuance costs	27,300,000	57,348,910
Shares issued in escrow – earned in period (Note 3)		6,912,486
Balance, December 31, 2007	123,176,792	187,223,652
Contributed surplus:
Balance, December 31,2005		3,522,137
Stock-based compensation expense – stock options		1,512,938
Balance, December 31,2006		5,035,075
Stock-based compensation expense – stock options		1,003,462
Warrants issued in escrow – earned in period (Note 3)		5,724,064
Balance, December 31, 2007		11,762,601

Solana has granted options to purchase common shares to directors, officers, employees and consultants. Each option permits the holder to purchase one common share of Solana at the stated exercise price. Options granted vest over two or three years commencing on the first anniversary date of the grant and are exercisable on a cumulative basis over five years. In accordance with Solana’s stock option plan, these options have an exercise price equal to the market price at the date of grant. At December 31, 2007, 4,625,000 options were outstanding under the stock option plan (December 31, 2006 — 4,350,000). At December 31, 2007, 7,692,679 common shares were reserved for issuance under the stock option plan.

	December 31, 2007		December 31, 2006
	Number of Shares	Weighted Average Price	Number of Shares	Weighted Average Price
		(CDN$ per Share)		(CDN$ per Share)
Outstanding, beginning year	4,350,000	1.64	4,015,000	2.01
Granted, during the year	1,965,000	2.14	1,655,000	1.25
Exercised during the year	—	—	(140,000)	0.10
Expired or cancelled during the year	(1,690,000)	1.92	(1,180,000)	—
Outstanding, end of year	4,625,000	1.75	4,350,000	1.64
Exercisable, end of year	1,873,333	1.55	1,923,333	1.90

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 12 — Share Capital  – (continued)

December 31, 2007

Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Number of Options Exercisable	Exercise Price
2.75	350,000	1.92	350,000	2.75
2.72	200,000	2.90	200,000	2.72
2.50	75,000	4.82	—	—
2.25	1,665,000	4.96	—	—
2.11	30,000	3.28	10,000	2.11
1.70	25,000	4.63	—	—
1.67	400,000	2.67	266,667	1.67
1.19	200,000	4.22	—	—
1.15	1,200,000	3.92	566,666	1.15
0.60	480,000	0.93	480,000	0.60
1.75	4,625,000	3.67	1,873,333	1.55

Stock-based compensation expense of $1,003,462 (2006 — $1,512,938, 2005 — $1,801,780) related to options has been recognized in accordance with the fair value method with a corresponding credit to contributed surplus. Additional stock based compensation expense of $6,912,486 (2006 — $1,516,892) related with Breakaway acquisition shares and $5,724,064 (2006 — Nil) related to Breakaway performance warrants was recognized (Note 19).

Solana estimates the fair value of stock options and warrants granted using the Black-Scholes option pricing model with the following assumptions:

	December 31
	2007	2006	2005
Risk-free interest rate (%)	3.87	4.25	3.81
Expected life (years)	5	5	5
Volatility in the price of common shares (%)	103.1	96.5	104
Dividends per common share (CDN$ per share)	—	—	—

The resultant weighted average fair value per option amounts to CDN$1.55 (2006 — CDN$0.88, 2005 — CDN$1.65) and warrants fair value was CDN$0.73 (2006 and 2005 — Nil).

Note 13 — Related Party Transactions

For the year ended December 31, 2007 management fees of $56,076 (2006 — $52,907, 2005 — $79,294) were paid to a company controlled by a director of Solana and are included in general and administrative expenses.

These fees are for services rendered in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. There are no receivable or payable balances with related parties at December 31, 2006 or 2007.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 14 — Income Taxes

The provision for income taxes differs from the amounts that would be computed by applying the combined income tax rates to the pre tax loss due to the following:

	2007	2006	2005
	$	$	$
Statutory tax rate	36.3%	38%	38%
Loss before tax	(9,193,969)	(32,761,878)	(3,237,118)
	(3,337,411)	(12,449,514)	(1,230,105)
Non-deductible stock-based compensation	4,951,324	1,150,000	690,000
Unrecognized income tax (expense) benefit	(1,613,913)	5,945,009	540,105
Recovery of future income taxes	—	5,354,505	—
Current Income taxes	89,257	201,233	213,552
	89,257	(5,153,272)	213,552

The approximate tax effect of each type of temporary difference that gives rise to Solana’s future tax assets and liabilities are as follows:

	2007	2006	2005
	$	$	$
Property plant and equipment	4,700,000	4,300,000	(5,110,000)
Asset retirement obligation	630,000	510,000	110,000
Non-capital losses carried forward	3,200,000	3,300,000	990,000
Share issue costs	1,000,000	1,000,000	1,160,000
Less valuation allowance	(9,530,000)	(9,110,000)	(2,381,970)
Future income tax liability	—	—	(5,231,970)

Subject to confirmation from taxation authorities, Solana has approximately CDN$10.2 million of Canadian non-capital loss carry forwards which expire between 2008 and 2027, and Colombian tax losses totaling Col.$78 billion ($38.6 million) which are available to be carried forward. The consolidated financial statements do not reflect the potential tax benefit of these losses, as they do not meet the more likely than not criteria.

Current income taxes are based on presumptive income calculated as a percentage of Colombian equity levels and can be recovered against future income taxes for up to five years.

Note 15 — Net Loss Per Share

Basic net loss per share is calculated using the weighted average number of shares outstanding during the year ended December 31, 2007 which is 98,569,395 (2006 — 82,067,532, 2005 — 64,602,423). The impact of options and performance warrants was not included in the calculation of the net loss per share as this would be anti-dilutive.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 16 — Segmented Information

Solana’s oil and gas activities are conducted exclusively in Colombia.

2007	Canada	Colombia	Total
	$	$	$
Oil and gas revenues, net of royalties	—	18,294,389	18,294,389
Interest	906,747	184,574	1,091,321
	906,747	18,478,963	19,385,710
Operating expenses	—	3,944,131	3,944,131
General and administrative expenses	2,418,500	2,710,653	5,129,153
Depletion, depreciation and accretion	12,989	5,776,104	5,789,093
Foreign exchange loss (gain)	9,257	68,033	77,290
Stock-based compensation	13,640,012	—	13,640,012
	16,080,758	12,498,921	28,579,679
Loss before income taxes	(15,174,011)	5,980,042	(9,193,969)
Income tax expense	—	(89,257)	(89,257)
Net income (loss)	(15,174,011)	5,890,785	(9,283,226)
Total assets	83,157,756	83,483,546	166,641,302
Capital expenditures	—	33,289,074	33,289,074

2006	Canada	Colombia	Total
	$	$	$
Oil and gas revenues, net of royalties	—	9,480,911	9,480,911
Interest	1,313,081	217,951	1,531,032
	1,313,081	9,698,862	11,011,943
Operating expenses	—	3,123,305	3,123,305
General and administrative expenses	1,381,348	3,221,604	4,602,952
Depletion, depreciation and accretion	48,232	5,292,644	5,340,876
Impairment	—	29,822,544	29,822,544
Foreign exchange gain	(715,622)	(1,430,064)	(2,145,686)
Stock-based compensation	3,029,830	—	3,029,830
	3,743,788	40,030,033	43,773,821
Loss before income taxes	(2,430,707)	(30,331,171)	(32,761,878)
Income tax recovery	—	5,153,272	5,153,272
Net income (loss)	(2,430,707)	(25,177,899)	(27,608,606)
Total assets	29,236,403	77,379,138	98,615,541
Capital expenditures	24,224	25,509,937	25,534,161

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 16 — Segmented Information  – (continued)

2005	Canada	Colombia	Total
	$	$	$
Oil and gas revenues, net of royalties	—	6,760,501	6,760,501
Interest and other	607,880	106,517	714,397
	607,880	6,867,018	7,474,898
Operating expenses	—	1,454,204	1,454,204
General and administrative expenses	1,423,532	1,426,381	2,849,913
Depletion, depreciation and accretion	6,734	4,803,193	4,809,927
Foreign exchange loss (gain)	1,012,940	(1,216,747)	(203,808)
Stock-based compensation	1,801,779	—	1,801,780
	4,244,985	6,467,031	10,712,016
(Loss) income before taxes	(3,637,105)	399,987	(3,237,118)
Income tax expense	—	(213,552)	(213,552)
Net loss	(3,637,105)	186,435	(3,450,670)
Total assets	25,172,416	70,724,679	95,897,095
Capital expenditures	24,432	28,149,646	28,174,078

Note 17 — Financial Instruments

a. Foreign Currency Exchange Risk

Solana is exposed to foreign currency fluctuations as it holds Canadian Dollars, United States Dollars and Colombian Pesos in cash and short-term investments. There are no exchange rate contracts in place.

b. Fair Values of Financial Instruments

The fair value of Solana’s financial instruments, including cash and cash equivalents, cash in trust, accounts receivable, and accounts payable approximate their carrying values due to their short maturity terms. The fair value of deposits is not significantly different than its carrying value.

c. Credit Risk

The majority of the accounts receivable are in respect of oil and gas operations. Solana generally extends unsecured credit to its customers and therefore the collection of accounts receivable may be affected by changes in economic or other conditions. Management believes the risk is mitigated by the size and reputation of the companies to which they extend credit. Solana has not experienced any material credit loss in the collection of accounts receivable to date.

d. Commodity Price Risk

Due to the volatility of commodity prices Solana is potentially exposed to adverse consequences of declining prices. Solana may enter into oil and natural gas contracts in order to protect its cash flow on future sales from the potential adverse impact of declining prices. These contracts would reduce the fluctuation in sales revenue by locking in prices with respect to future deliveries of oil and natural gas. As at December 31, 2007 and 2006, Solana had not entered into any such contracts.

Note 18 — Credit Facility

On December 20, 2007, Solana, through its wholly owned subsidiary, Solana Colombia, secured a $100 million senior first lien three year revolving secured credit facility with BNP Paribas Bank. The initial amount available for drawdown under the facility is $26 million and amounts drawn down bear an interest rate that varies with Solana’s net production ranging from 2.375% to 3.125% over LIBOR. The facility is secured by

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 18 — Credit Facility  – (continued)

Solana’s Colombian oil and gas reserves and the amount available for drawdown will be adjusted pursuant to the lender’s review of semi-annual reserve reports. During the year ended December 31, 2007, Solana did not draw on this credit facility.

Note 19 — Subsequent Event

Solana’s shares traded at a weighted average price that exceeded CDN$2.75 per share for a 45 consecutive day period subsequent to the 2007 year-end. Thus, on February 5, 2008, all the remaining securities that were held in escrow (Note 3), were released in accordance with the voluntary share escrow agreement.

Note 20 — Reconciliation of the Consolidated Financial Statements to United States Generally Accepted Accounting Principals

These consolidated financial statements have been prepared in accordance with Canadian GAAP which, in most respects, conforms to U.S. GAAP. Any differences in accounting principles as they have been applied to the accompanying consolidated financial statements are not material except as described below. Items required for financial disclosure under U.S. GAAP may be different from disclosure standards under Canadian GAAP; any such differences are not reflected here.

The application of U.S. GAAP would have the following effects on net loss as reported:

	Ended December 31
	2007	2006
	$(000)	$(000)
Net loss under Canadian GAAP	$(9,283)	$(27,609)
Adjustments
Write-down of property, plant and equipment (a)	—	(8,373)
Depletion, depreciation, amortization and accretion (b)	1,196	458
Net loss under U.S. GAAP	$(8,087)	$(35,524)
Net change in cumulative translation adjustment (e)	—	(376)
Comprehensive loss	$(8,087)	$(35,900)
Basic and diluted
Net loss per share under U.S. GAAP	$(0.08)	$(0.43)
Accumulated other comprehensive income (loss)
Balance, beginning of year – U.S. GAAP	$5,627	$6,003
Other comprehensive income (e)	—	(376)
Balance, end of year – U.S. GAAP	$5,627	$5,627
Deficit
Balance, beginning of year – U.S. GAAP	$47,844	$12,320
Net loss – U.S. GAAP	8,087	35,524
Balance, end of year – U.S. GAAP	$55,931	$47,844

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 20 — Reconciliation of the Consolidated Financial Statements to United States Generally Accepted Accounting Principals  – (continued)

The application of U.S. GAAP would have the following effect on the consolidated balance sheets as reported:

	December 31, 2007		December 31, 2006
	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP
	$(000)	$(000)	$(000)	$(000)
Assets
Petroleum and natural gas properties(a),(b)	$81,963	$72,525	$54,313	$43,680
Shareholders’ Equity
Share capital	$187,224	$187,224	$122,962	$122,962
Contributed surplus(c)	$11,763	$9,002	$5,035	$2,275
Accumulated other comprehensive income(e)	$5,792	$5,627	$5,627	$5,627
Deficit(a),(b),(c)	$(49,418)	$(55,931)	$(40,135)	$(47,844)

(a)	Under Canadian GAAP, Solana performs an impairment test that limits the capitalized costs of its petroleum and natural gas assets to the discounted estimated future net revenue from proved and probable petroleum and natural gas reserves plus the cost of unproved properties less impairment, using estimated future prices and costs. The discount rate used is equal to Solana’s risk free interest rate. Under U.S. GAAP, entities using the full cost method of accounting for petroleum and natural gas activities perform an impairment test on each cost centre using discounted future net revenue from proved petroleum and natural gas reserves discounted at 10%. The prices used under the U.S. GAAP impairment test are those in effect at year end. There was no impairment under U.S. GAAP at December 31, 2007. As at December 31, 2006, the application of the ceiling test under U.S. GAAP resulted in a write down of approximately $38.2 million, being $8.4 million greater than the write down under Canadian GAAP, of capitalized costs.
(b)	Under Canadian GAAP, proved reserves are estimated using estimated future prices and costs. These proved reserves form the basis for the depletion calculation.

Under U.S. GAAP, proved reserves used for the depletion calculation are estimated using constant prices and costs as of the date the estimate of reserves is made. In both the current and comparative year there were differences in proved reserves under U.S. GAAP and Canadian GAAP and as a result the difference is realized in the depletion expense. Additionally, the ceiling test write downs required under U.S. GAAP in 2005 and 2006 reduced the U.S. GAAP depletable asset base which resulted in a lower depletion expense in 2006 and 2007 by approximately $0.5 million and $1.2 million respectively.

(c)	Under Canadian GAAP, the Company has followed the fair value method of accounting for stock-based compensation whereby compensation costs have been recognized in the financial statements for stock-options granted to employees and directors since January 1, 2004. Under U.S. GAAP, for the year ended December 31, 2006 Solana adopted SFAS 123(R) “Share Based Payments” using the modified prospective approach. Prior to 2006, the Company used the intrinsic value method of accounting for stock options granted to employees and directors whereby no costs were recognized in the financial statements, per APB opinion No. 25 as interpreted by FASB Interpretation No. 44. SFAS 123(R) requires that the cost resulting from all share-based payment transactions be recognized as an expense in the financial statements using a fair value-based measurement method over the periods that the awards vest. Contributed surplus under U.S. GAAP does not reflect compensation costs recognized in the Canadian GAAP financial statements prior to 2006. Starting January 1, 2006, compensation costs have been recognized under both Canadian and U.S. GAAP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005
(Figures are Expressed in US Dollars, Except as Otherwise Indicated)

Note 20 — Reconciliation of the Consolidated Financial Statements to United States Generally Accepted Accounting Principals  – (continued)

(d)	The Canadian GAAP liability method of accounting for income taxes is similar to the U.S. GAAP SFAS 109, “Accounting for Income Taxes”, which requires the recognition of tax assets and liabilities for the expected future tax consequences of events that have been recognized in Solana’s consolidated financial statements. Pursuant to U.S. GAAP, enacted tax rates are used to calculate deferred income tax, whereas Canadian GAAP uses substantively enacted rates. There are no differences for the years ended December 31, 2007 and December 31, 2006 relating to tax rate differences.

In its December 31, 2007 financial statements, Solana adopted the FASB Interpretation No. 48 “Accounting for Uncertainty for Income Taxes” (FIN 48). FIN 48 is an interpretation of FASB Statement 109 “Accounting for Income Taxes” and outlines the recognition and related disclosure requirements of uncertain tax positions determined to be more likely than not, defined as greater than 50%, to be sustained on audit. This adoption did not result in a U.S. GAAP difference.

(e)	With the adoption of the new accounting standards for financial instruments under Canadian GAAP effective January 1, 2007, the cumulative translation adjustment generated upon translating the financial statements of Solana’s foreign operations denominated in a foreign currency previously recognized as a separate component of equity is now recognized in comprehensive income consistent with the treatment under U.S. GAAP.
(f)	The following are standards and interpretations that have been issued by the Financial Accounting Standards Board (“FASB”) which are not yet in effect for the periods presented but would become U.S. GAAP when implemented: In September 2006, FASB issued Statement 157, “Fair Value Measurements”. SFAS 157 defines fair value, establishes a framework for measuring fair value under U.S. GAAP and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. Solana does not expect the adoption of this statement will have a material impact on our results of operations or financial position. In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115.” This pronouncement permits entities to use the fair value method to measure certain financial assets and liabilities by electing an irrevocable option to use the fair value method at specified election dates. After election of the option, subsequent changes in fair value would result in the recognition of unrealized gains or losses as period costs during the period the change occurred. SFAS No. 159 becomes effective as of the beginning of the first fiscal year that begins after November 15, 2007, with early adoption permitted. However, entities may not retroactively apply the provisions of SFAS No. 159 to fiscal years preceding the date of adoption. The Company is currently evaluating the impact that SFAS No. 159 may have on our financial position, results of operations and cash flows.

GRAN TIERRA DOCUMENTS INCORPORATED BY REFERENCE

The SEC and the Canadian securities administrators allow us to “incorporate by reference” information into this Joint Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately. The information incorporated by reference is deemed to be part of this Joint Proxy Statement, except for any information superseded by information in, or incorporated by reference in, this Joint Proxy Statement.

This Joint Proxy Statement incorporates by reference the documents set forth below that Gran Tierra has previously filed. These documents contain important information about Gran Tierra and its finances.

The following Gran Tierra SEC filings are incorporated by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 14, 2008, as amended by Form 10-K/A, filed with the SEC on May 12, 2008;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2008, filed with the SEC on May 12, 2008, as amended by Form 10-Q/A, filed with the SEC on May 13, 2008;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2008, filed with the SEC on August 11, 2008;
•	Gran Tierra’s Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 15, 2008, January 22, 2008, January 30, 2008, February 28, 2008, March 5, 2008, March 6, 2008, March 11, 2008, March 27, 2008, March 28, 2008, April 7, 2008, April 8, 2008, April 11, 2008, April 24, 2008, May 12, 2008, June 17, 2008, July 8, 2008, July 10, 2008, July 29, 2008 (reflecting disclosures under Items 8.01 and 9.01), August 1, 2008, and August 22, 2008;
•	The description of Gran Tierra’s capital stock set forth in Gran Tierra’s Form 8-A filed with the SEC on April 7, 2008, as updated by the description under “Description of Capital Stock” set forth in Post-Effective Amendment Number 3 to Registration Statement on Form S-1 (Registration No. 333-140171) filed with the SEC on May 21, 2008; and
•	Proxy Statement for Gran Tierra’s 2008 Annual Meeting of Stockholders, filed on April 29, 2008.

All Gran Tierra SEC filings filed, but not furnished, after the date of this Joint Proxy Statement and before the date of the Gran Tierra Special Meeting are incorporated by reference in this Joint Proxy Statement.

Gran Tierra has supplied all information contained or incorporated by reference in this Joint Proxy Statement relating to Gran Tierra and Solana has supplied all such information relating to Solana.

Gran Tierra may have sent you some of the Gran Tierra documents incorporated by reference, but you can obtain any of them through Gran Tierra or the SEC at www.sec.gov. Gran Tierra documents incorporated by reference are available from Gran Tierra without charge. Each person to whom this Joint Proxy Statement is delivered may obtain Gran Tierra documents incorporated by reference in this Joint Proxy Statement by first class mail or other equally prompt means within one business day of receipt of a request in writing or by telephone at the following address:

Martin Eden
Chief Financial Officer, Secretary
300, 611-10th Avenue S.W.
Calgary, Alberta T2R 0B2
Canada
(403) 265-3221

You should rely on the information contained or incorporated by reference in this Joint Proxy Statement to vote at the Gran Tierra Special Meeting. Gran Tierra has not authorized anyone to provide you with information that is different from that contained in this Joint Proxy Statement. This Joint Proxy Statement is dated October 10, 2008. You should not assume that the information contained in this Joint Proxy Statement is accurate as of any other date, and neither the mailing of this Joint Proxy Statement to shareholders nor the issuance of GTE-Solana Exchangeable Shares or Gran Tierra common stock in the Arrangement shall create any implication to the contrary.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Joint Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement.

ANNEX A

FORM OF ARRANGEMENT RESOLUTION

“BE IT RESOLVED THAT:

(1)	the arrangement (“Arrangement”) under section 193 of the Business Corporations Act (Alberta) substantially as set forth in the Plan of Arrangement attached as Schedule A to Annex B to the Joint Management Information Circular and Joint Proxy Statement of Solana Resources Limited (“Solana”) and Gran Tierra Energy Inc. (“Gran Tierra”) dated October 10, 2008 (the “Joint Proxy Statement”) is hereby approved and authorized;
(2)	the arrangement agreement (the “Arrangement Agreement”) dated as of July 28, 2008 among Solana, Gran Tierra, and Gran Tierra Exchangeco Inc., a copy of which is attached as Annex B to the Joint Proxy Statement, with such amendments or variations thereto made in accordance with the terms of the Arrangement Agreement as may be approved by the persons referred to in paragraph 4 hereof, such approval to be evidenced conclusively by their execution and delivery of any such amendments or variations, is hereby confirmed, ratified and approved;
(3)	notwithstanding that this resolution has been duly passed and/or has received the approval of the Court of Queen’s Bench of Alberta, the Solana Board may, if permitted pursuant to the terms and conditions of the Arrangement Agreement, and without further notice to or approval of the holders of Solana common shares, options or warrants, subject to the terms of the Arrangement, amend or terminate the Arrangement Agreement or the Plan of Arrangement or revoke this resolution at any time prior to the filing of Articles of Arrangement giving effect to the Arrangement; and
(4)	any director or officer of Solana is hereby authorized, for and on behalf of Solana, to execute and deliver Articles of Arrangement and to execute, with or without the corporate seal, and, if, appropriate, deliver all other documents and instruments and to do all other things as in the opinion of such director or officer may be necessary or desirable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such document or instrument, and the taking of any such action.

A-1

ANNEX B

ARRANGEMENT AGREEMENT

The Arrangement Agreement was Amended by Amendment 1 and Amendment 2 thereto. Annex B-1, which is part of this Annex B, is the Arrangement Agreement as originally executed on July 28, 2008. Annex B-2 and Annex B-3, which are also part of this Annex B, are Amendment No. 1 and Amendment No. 2 to the Arrangement Agreement, which amended the Plan of Arrangement which is Exhibit A to the Arrangement Agreement.

B-1

ANNEX B-1

ARRANGEMENT AGREEMENT

GRAN TIERRA ENERGY INC.

AND

SOLANA RESOURCES LIMITED

AND

GRAN TIERRA EXCHANGECO INC.

DATED AS OF JULY 28, 2008

GRAN TIERRA ENERGY INC.

Page
ARTICLE 1 GENERAL	B-1-1
1.1 Plan of Arrangement	B-1-2
1.2 Adjustments to Exchange Ratio	B-1-2
1.3 Dissenting Shares	B-1-2
1.4 Joint Proxy Statement; Registration Statement	B-1-2
1.5 Material Adverse Effect or Material Adverse Change	B-1-3
1.6 Currency	B-1-3
1.7 Exhibits	B-1-3
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SOLANA	B-1-4
2.1 Organization and Standing	B-1-4
2.2 Agreement Authorized and its Effect on Other Obligations	B-1-4
2.3 Governmental and Third Party Consents	B-1-5
2.4 Capitalization	B-1-5
2.5 Securities Reports and Financial Statements	B-1-6
2.6 Liabilities	B-1-6
2.7 Information Supplied	B-1-6
2.8 No Defaults	B-1-7
2.9 Litigation; Investigations	B-1-7
2.10 Absence of Certain Changes and Events	B-1-7
2.11 Additional Solana Information	B-1-8
2.12 Certain Agreements	B-1-8
2.13 Employee Benefit Plans	B-1-8
2.14 Intellectual Property	B-1-9
2.15 Title to Properties	B-1-9
2.16 Environmental Matters	B-1-9
2.17 Compliance with Other Laws	B-1-10
2.18 Taxes	B-1-10
2.19 Insurance	B-1-11
2.20 Indebtedness to and by Officers, Directors and Others	B-1-11
2.21 No Limitation	B-1-11
2.22 Information to Independent Engineer	B-1-11
2.23 No Insider Rights	B-1-12
2.24 Petroleum and Natural Gas Property Interests	B-1-12
2.25 Title to Oil and Gas Properties	B-1-12
2.26 No Encumbrances	B-1-13
2.27 Compliance	B-1-13
2.28 Areas of Mutual Interest	B-1-13
2.29 Production Related Contracts	B-1-13
2.30 Take or Pay Obligations	B-1-13
2.31 No Defaults under Leases and Agreements	B-1-13
2.32 No Reduction of Interests	B-1-13

B-1-i

Page
2.33 Royalties, Rentals and Taxes Paid	B-1-14
2.34 Production Allowables and Production Penalties	B-1-14
2.35 Operation and Condition of Wells	B-1-14
2.36 Operation and Condition of Tangibles	B-1-14
2.37 Outstanding AFEs	B-1-15
2.38 Confidentiality Agreements	B-1-15
2.39 Outstanding Acquisitions	B-1-15
2.40 Foreign Private Issuer	B-1-15
2.41 Investment Company and PFIC	B-1-15
2.42 Off-Balance Sheet Arrangements	B-1-15
2.43 Board Approval	B-1-15
2.44 Brokers and Finders	B-1-15
2.45 Fairness Opinion	B-1-15
2.46 Restrictions on Business Activities	B-1-16
2.47 Books and Records	B-1-16
2.48 Minute Books	B-1-16
2.49 Debt	B-1-16
2.50 No Default Under Lending Agreements	B-1-16
2.51 Flow Through Obligations	B-1-16
2.52 No Shareholders’ Rights Protection Plan	B-1-16
2.53 Transaction Costs	B-1-16
2.54 No Guarantees or Indemnities	B-1-17
2.55 Reporting Issuer Status	B-1-17
2.56 No Cease Trade Orders	B-1-17
2.57 Disclosure	B-1-17
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF GRAN TIERRA	B-1-17
3.1 Organization and Standing	B-1-17
3.2 Agreement Authorized and its Effect on Other Obligations	B-1-18
3.3 Governmental and Third Party Consents	B-1-18
3.4 Capitalization	B-1-19
3.5 Securities Reports and Financial Statements	B-1-19
3.6 Liabilities	B-1-20
3.7 Information Supplied	B-1-20
3.8 No Defaults	B-1-20
3.9 Litigation; Investigations	B-1-20
3.10 Absence of Certain Changes and Events	B-1-20
3.11 Additional Gran Tierra Information	B-1-21
3.12 Certain Agreements	B-1-22
3.13 Employee Benefit Plans	B-1-22
3.14 Intellectual Property	B-1-22
3.15 Title to Properties	B-1-22
3.16 Environmental Matters	B-1-23
3.17 Compliance with Other Laws	B-1-23
3.18 Taxes	B-1-23

B-1-ii

Page
3.19 Insurance	B-1-24
3.20 Indebtedness to and By Officers, Directors and Others	B-1-24
3.21 No Limitation	B-1-24
3.22 Information to Independent Engineer	B-1-24
3.23 No Insider Rights	B-1-25
3.24 Petroleum and Natural Gas Property Interests	B-1-25
3.25 Title to Oil and Gas Properties	B-1-25
3.26 No Encumbrances	B-1-25
3.27 Compliance	B-1-26
3.28 Areas of Mutual Interest	B-1-26
3.29 Production Related Contracts	B-1-26
3.30 Take or Pay Obligations	B-1-26
3.31 No Defaults Under Leases and Agreements	B-1-26
3.32 No Reduction of Interests	B-1-26
3.33 Royalties, Rentals and Taxes Paid	B-1-26
3.34 Production Allowables and Production Penalties	B-1-27
3.35 Operation and Condition of Wells	B-1-27
3.36 Operation and Condition of Tangibles	B-1-27
3.37 Outstanding AFEs	B-1-28
3.38 Confidentiality Agreements	B-1-28
3.39 Outstanding Acquisitions	B-1-28
3.40 Investment Company	B-1-28
3.41 Off-Balance Sheet Arrangements	B-1-28
3.42 Board Approval	B-1-28
3.43 Brokers and Finders	B-1-28
3.44 Fairness Opinion	B-1-28
3.45 Restrictions on Business Activities	B-1-28
3.46 Books and Records	B-1-29
3.47 Minute Books	B-1-29
3.48 Debt	B-1-29
3.49 No Default Under Lending Agreements	B-1-29
3.50 No Shareholders’ Rights Protection Plan	B-1-29
3.51 Transaction Costs	B-1-29
3.52 No Guarantees or Indemnities	B-1-29
3.53 Reporting Issuer Status	B-1-29
3.54 No Cease Trade Orders	B-1-30
3.55 Disclosure	B-1-30
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF GRAN TIERRA AND GRAN TIERRA EXCHANGECO	B-1-30
4.1 Organization and Standing	B-1-30
4.2 Agreement Authorized and its Effect on Other Obligations	B-1-30

B-1-iii

Page
ARTICLE 5 OBLIGATIONS PENDING EFFECTIVE DATE	B-1-31
5.1 Agreements of Gran Tierra and Solana	B-1-31
5.2 Additional Agreements of Solana	B-1-32
5.3 Additional Agreements of Gran Tierra	B-1-38
5.4 Public Announcements	B-1-41
5.5 Comfort Letters	B-1-41
ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATIONS	B-1-42
6.1 Conditions Precedent to Obligations of Each Party	B-1-42
6.2 Conditions Precedent to Obligations of Solana	B-1-43
6.3 Conditions Precedent to Obligations of Gran Tierra	B-1-44
6.4 Satisfaction of Conditions	B-1-45
ARTICLE 7 TERMINATION	B-1-45
7.1 Termination	B-1-45
7.2 Notice of Termination	B-1-45
7.3 Effect of Termination	B-1-46
7.4 Termination Fee	B-1-46
ARTICLE 8 ADDITIONAL AGREEMENTS	B-1-47
8.1 Meetings	B-1-47
8.2 The Closing	B-1-47
8.3 Ancillary Documents/Reservation of Shares	B-1-47
8.4 Indemnification and Related Matters	B-1-47
ARTICLE 9 AMENDMENT	B-1-49
9.1 Amendment of Agreement	B-1-49
9.2 Amendment of Plan of Arrangement	B-1-49
ARTICLE 10 PRIVACY MATTERS	B-1-49
10.1 Privacy Issues	B-1-49
ARTICLE 11 MISCELLANEOUS	B-1-50
11.1 No Survival of Representations and Warranties	B-1-50
11.2 Notices	B-1-51
11.3 Interpretation	B-1-51
11.4 Severability	B-1-52
11.5 Counterparts	B-1-52
11.6 Miscellaneous	B-1-52
11.7 Governing Law	B-1-52
11.8 Expenses	B-1-52
11.9 Further Assurances	B-1-52

B-1-iv

KEY TO LOCATION OF DEFINED TERMS

Page
“ABCA”	B-1-1
“Agreement”	B-1-1
“AIM”	B-1-6
“Applicable Environmental Laws”	B-1-10
“Arrangement”	B-1-1
“Articles of Arrangement”	B-1-2
“Closing”	B-1-47
“Commissions”	B-1-5
“Confidentiality Agreement”	B-1-15
“Court”	B-1-1
“dollars” or “$”	B-1-3
“Effective Date”	B-1-2
“Effective Time”	B-1-2
“Encumbrance”	B-1-5
“Exchangeable Shares”	B-1-2
“Exchange Act”	B-1-2
“Final Order”	B-1-1
“Governmental Entity”	B-1-5
“Gran Tierra Comfort Letter”	B-1-42
“Gran Tierra Common Stock”	B-1-19
“Gran Tierra’s Debt”	B-1-29
“Gran Tierra Disclosure Letter”	B-1-17
“Gran Tierra Employment Agreements”	B-1-21
“Gran Tierra Exchangeco”	B-1-1
“Gran Tierra Fairness Opinion”	B-1-28
“Gran Tierra Intellectual Property”	B-1-22
“Gran Tierra Interests”	B-1-25
“Gran Tierra Permitted Encumbrances”	B-1-25
“Gran Tierra Plans”	B-1-22
“Gran Tierra Preferred Stock”	B-1-19
“Gran Tierra Colombia Reserve Report”	B-1-24
“Gran Tierra Securities Reports”	B-1-19
“Gran Tierra Special Voting Stock”	B-1-19
“Gran Tierra Stockholders Meeting”	B-1-2
“Gran Tierra Subsidiaries”	B-1-3, B-1-17
“Gran Tierra Warrants”	B-1-2
“Indemnified Party”	B-1-48
“Interim Order”	B-1-1
“Joint Proxy Statement”	B-1-2
“Material Adverse Change”	B-1-3
“Material Adverse Effect”	B-1-3
“Personal Information”	B-1-50
“Plan of Arrangement”	B-1-1
“Pre-Closing Period”	B-1-32

B-1-v

Page
“Registration Statement”	B-1-2
“SEC”	B-1-1
“SEC Filings”	B-1-5
“Securities Act”	B-1-2
“Solana”	B-1-1
“Solana Acquisition Proposal”	B-1-35
“Solana Columbia”	B-1-4
“Solana Comfort Letter”	B-1-41
“Solana Common Shares”	B-1-5
“Solana’s Debt”	B-1-16
“Solana Disclosure Letter”	B-1-4
“Solana Documents of Title”	B-1-12
“Solana Employment Agreements”	B-1-8
“Solana Fairness Opinion”	B-1-15
“Solana Intellectual Property”	B-1-9
“Solana Interests”	B-1-12
“Solana Options”	B-1-5
“Solana Permitted Encumbrances”	B-1-12
“Solana Plans”	B-1-8
“Solana Representatives”	B-1-33
“Solana Reserve Report”	B-1-11
“Solana Shareholders”	B-1-1
“Solana Securities Reports”	B-1-6
“Solana Securityholders Meeting”	B-1-2
“Solana Subsidiaries”	B-1-3, B-1-4
“Solana Superior Proposal”	B-1-34
“Solana Warrants”	B-1-2
“Termination Date”	B-1-45
“TSX”	B-1-5

B-1-vi

ARRANGEMENT AGREEMENT

This Arrangement Agreement (this “Agreement”) is entered into as of July 28, 2008, among:

Gran Tierra Energy Inc., a Nevada corporation (hereinafter referred to as “Gran Tierra”)

- and -

Solana Resources Limited, an Alberta corporation (hereinafter referred to as “Solana”)

- and -

Gran Tierra Exchangeco Inc. (“Gran Tierra Exchangeco”), an Alberta corporation and a wholly-owned subsidiary of Gran Tierra Callco ULC

Recitals

Whereas:

A. The respective boards of directors of Gran Tierra, Solana and Gran Tierra Exchangeco each deem it advisable and in the best interests of their respective stockholders and shareholders to combine their respective businesses by Gran Tierra Exchangeco acquiring common shares of Solana pursuant to the Plan of Arrangement (as hereinafter defined), subject to the terms and conditions contained herein.

B. In furtherance of such combination, the respective boards of directors of Gran Tierra, Solana and Gran Tierra Exchangeco have approved the transactions contemplated by this Agreement, the board of directors of Solana has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to its shareholders (the “Solana Shareholders”), warrantholders and optionholders (the warrantholders and optionholders, together with the Solana Shareholders, “Solana Securityholders”) and the Court of Queen’s Bench of Alberta (the “Court”) for approval, and the board of directors of Gran Tierra has agreed to submit the issuance of the shares of Gran Tierra Common Stock (as hereinafter defined) issuable in connection with the transactions contemplated by this Agreement and the Plan of Arrangement, to its stockholders for approval.

Now, Therefore, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
GENERAL

1.1 Plan of Arrangement

As promptly as practicable after the preliminary Joint Proxy Statement (as hereinafter defined) is cleared by the U.S. Securities and Exchange Commission (the “SEC”), Solana will apply to the Court pursuant to Section 193 of the Business Corporations Act (Alberta), as amended, (the “ABCA”) for an interim order of the Court under Subsection 193(4) of the ABCA containing declarations and directions with respect to the Arrangement (as hereinafter defined), in form and substance reasonably satisfactory to Gran Tierra (such order as it may be affirmed, amended or modified by the Court, the “Interim Order”) providing for, among other things, the calling and holding of the Solana Securityholders Meeting (as hereinafter defined) for the purpose of considering and, if deemed advisable, approving the arrangement (the “Arrangement”) pursuant to Section 193 of the ABCA and pursuant to this Agreement and the Plan of Arrangement substantially in the form of Exhibit A (as amended or supplemented from time to time in accordance with Article 6 thereof, the “Plan of Arrangement”). If the Solana Securityholders approve the Arrangement and all necessary approvals of Gran Tierra stockholders are obtained, Solana will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement pursuant to Subsection 193(9)(a) of the ABCA, in form and substance reasonably satisfactory to Gran Tierra (such order as it may be affirmed, amended or modified by the Court, (the “Final Order”). Upon issuance of the Final Order and subject to satisfaction or waiver (in respect of those conditions that can be waived) of the conditions precedent in Article 6, each of Gran Tierra and Gran Tierra Exchangeco on the one hand and Solana on the other hand shall execute and deliver such closing documents and instruments and forthwith proceed to file the articles of arrangement in respect of the Arrangement required under Subsection 193(10) of the ABCA to be sent to the

B-1-1

Registrar after the Final Order has been granted (the date of such filing, the “Effective Date”), giving effect to the Arrangement (the “Articles of Arrangement”), the Final Order and such other documents as may be required to give effect to the Arrangement with the Registrar pursuant to Subsection 193(9) of the ABCA, whereupon the transactions comprising the Arrangement shall occur (the time of such filing, the “Effective Time”) and shall be deemed to have occurred in the order set out therein without any further act or formality.

1.2 Adjustments to Exchange Ratio

The Exchange Ratio (as defined in the Plan of Arrangement) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Gran Tierra Common Stock or Solana Common Shares (as hereinafter defined)), merger, reorganization, recapitalization or other like change with respect to Gran Tierra Common Stock or Solana Common Shares occurring after the date hereof and prior to the Effective Time.

1.3 Dissenting Shares

Holders of Solana Common Shares will have rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in Section 191 of the ABCA, as modified by Article 4 of the Plan of Arrangement. Holders of options (“Solana Options”) and warrants (“Solana Warrants”) to acquire Solana Common Shares will not have rights of dissent with respect to such securities in connection with the Arrangement. Solana shall give Gran Tierra (i) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the ABCA and received by Solana, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of Gran Tierra, except as required by applicable law, Solana shall not make any payment with respect to any such rights or offer to settle or settle any such rights.

1.4 Joint Proxy Statement; Registration Statement

a. As promptly as practicable after execution of this Agreement, Gran Tierra and Solana shall prepare and Gran Tierra shall file with the SEC a preliminary joint management information circular and proxy statement (the “Joint Proxy Statement”), together with any other documents required by the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the Arrangement and the other transactions contemplated hereby. The Joint Proxy Statement shall constitute (i) the management information circular of Solana with respect to the meeting of Solana Securityholders relating to the Arrangement and the approval of certain matters in connection therewith (the “Solana Securityholders Meeting”), and (ii) the proxy statement of Gran Tierra with respect to the meeting of stockholders of Gran Tierra with respect to the issuance of Gran Tierra Common Stock from time to time after the Effective Time in connection with the transactions contemplated by this Agreement and the Plan of Arrangement (the “Gran Tierra Stockholders Meeting”). As promptly as practicable after the preliminary Joint Proxy Statement is cleared by the SEC and, if required by the SEC, after the Registration Statement is declared effective and subject to receipt of the Interim Order, Gran Tierra and Solana shall cause the Joint Proxy Statement to be mailed to each company’s respective securityholders entitled to vote, as the case may be. As promptly as practicable after execution of this Agreement, Gran Tierra shall file a registration statement (the “Registration Statement”) with the SEC to register the issuance of the Gran Tierra Common Stock to be issued from time to time after the Effective Time upon the exchange of the exchangeable shares to be issued by Gran Tierra Exchangeco as contemplated by the Plan of Arrangement (the “Exchangeable Shares”) and the exercise of the Solana Warrants which shall by their terms upon the Effective Date become automatically exercisable into Gran Tierra Common Stock (the “Gran Tierra Warrants”), if such offering may be included on the Registration Statement. Gran Tierra and Solana shall use their commercially reasonable efforts to cause the Registration Statement to become effective. If the Registration Statement is filed and becomes effective, Gran Tierra will use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement for so long as any Exchangeable Shares or Gran Tierra Warrants remain outstanding or until such earlier time as Gran Tierra determines that the securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144, as determined by the counsel to Gran Tierra pursuant to a written opinion letter to such effect, addressed and acceptable to Gran Tierra’s transfer agent.

B-1-2

b. Each party shall promptly furnish to the other parties all information concerning such party and its securityholders as may be reasonably required in connection with any action contemplated by this Section 1.4. The Joint Proxy Statement and the Registration Statement shall comply in all material respects with all applicable requirements of law. Each of Gran Tierra and Solana will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Joint Proxy Statement or the Registration Statement, or for additional information, and will supply the other with copies of all correspondence with the SEC with respect to the Joint Proxy Statement or the Registration Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Joint Proxy Statement or the Registration Statement, Gran Tierra or Solana, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC, and/or mailing to securityholders entitled to vote of Gran Tierra and Solana, as may be applicable, such amendment or supplement.

c. Gran Tierra and Solana shall take any action required to be taken under any applicable provincial or state securities laws (including “blue sky” laws) in connection with the issuance of the Gran Tierra Common Stock and the Arrangement; provided, however, that with respect to the blue sky and Canadian provincial qualifications, neither Gran Tierra nor Solana shall be required to register or qualify as a foreign corporation or reporting issuer where any such entity is not now so registered or qualified except as to matters and transactions arising solely from the offer and sale of the Gran Tierra Common Stock or the issuance of the Exchangeable Shares.

1.5 Material Adverse Effect or Material Adverse Change

In this Agreement, the term “Material Adverse Effect” or “Material Adverse Change” used with respect to any party means any matter or action that has an effect or change that is, or could reasonably be expected to be, material and adverse to the business, operations, assets, capitalization, financial condition or prospects of such party and subsidiaries, taken as a whole, but excluding any matter, action, effect or change occurring after the date of this Agreement relating to or resulting from: (i) general economic, financial, currency exchange, securities or commodity prices in Canada, the United States or elsewhere, (ii) conditions affecting the oil and gas exploration, exploitation, development and production industry as a whole, and not specifically relating to any party or its respective subsidiaries (in the case of Solana, the “Solana Subsidiaries”) and (in the case of Gran Tierra, the “Gran Tierra Subsidiaries”), including changes in laws (including tax laws) and royalties, (iii) any decline in crude oil or natural gas prices on a current or forward basis, (iv) any matter which has been publicly disclosed or has been communicated in writing to the other party as of the date hereof, (v) the results of any well commenced or completed by Gran Tierra or Solana, as the case may be, after the date hereof (it being the intention of the parties that a determination that any one or more wells completed or commenced after the date hereof (provided that the capital expenditures relating to such wells have been included in such party’s 2008 capital budget previously provided to the other party) is not capable of commercial production shall not be considered to be a Material Adverse Change for the purposes of this Agreement or the Arrangement), or (vi) matters permitted by this Agreement, the Solana Disclosure Letter (as hereinafter defined), the Gran Tierra Disclosure Letter (as hereinafter defined) or consented to or approved in writing by the other party.

1.6 Currency

Unless otherwise specified, all references in this Agreement to “dollars” or “$” shall mean United States dollars.

1.7 Exhibits

The following Exhibits attached hereto are incorporated herein by reference:

(a)	Exhibit A — Plan of Arrangement;
(b)	Exhibit B — Support Agreement;
(c)	Exhibit C — Voting and Exchange Trust Agreement; and
(d)	Exhibit D — Form of Non-Solicitation Agreement.

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ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SOLANA

Except as set forth in a letter dated the date of this Agreement and delivered by Solana to Gran Tierra concurrently herewith (the “Solana Disclosure Letter”), Solana hereby represents and warrants to, and agrees with, Gran Tierra that:

2.1 Organization and Standing

a. Solana and each body corporate, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by Solana (the “Solana Subsidiaries”), is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect on Solana. The Solana Disclosure Letter sets forth a complete list, as at the date hereof, of the Solana Subsidiaries and the percentage of each subsidiary’s outstanding capital stock or other ownership interest owned by Solana or any Solana Subsidiary. Except as set forth in the Solana Disclosure Letter, neither Solana nor any Solana Subsidiary owns any debt or equity interests in any entity other than the Solana Subsidiaries.

b. No Solana Subsidiary has total assets which constitute more than 5% of the consolidated assets of Solana as at March 31, 2008, or the total revenues of which constitute more than 5% of the consolidated revenues of Solana for the three month period ended March 31, 2008, other than the Colombian branch of Solana Petroleum Exploration (Colombia) Limited (“Solana Colombia”). As of the date hereof, Solana is the beneficial direct or indirect owner of all of the outstanding shares, trust units and partnership units, as applicable, of the Solana Subsidiaries with good title thereto free and clear of any and all encumbrances. There are no options, warrants or other rights, shareholder or unitholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by any of the Solana Subsidiaries of any securities of the Solana Subsidiaries or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any securities of the Solana Subsidiaries. All outstanding securities of the Solana Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights.

2.2 Agreement Authorized and its Effect on Other Obligations

a. Solana has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and, subject to approval of the Solana Securityholders and the Court as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Solana and, subject to approval of the Solana Securityholders and the Court as provided in this Agreement, the consummation by Solana of the Arrangement and the other transactions contemplated hereby have been unanimously approved by the Solana Board of Directors and have been duly authorized by all other necessary corporate action on the part of Solana. This Agreement has been duly executed and delivered by Solana and is a valid and binding obligation of Solana, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors’ rights generally, (ii) general equitable principles, and (iii) that the consummation of the Arrangement is subject to approval of the Solana Securityholders and the Court as provided in this Agreement.

b. Neither the execution, delivery or performance of this Agreement or the Arrangement by Solana, nor the consummation of the transactions contemplated hereby or thereby by Solana nor compliance with the provisions hereof or thereof by Solana will: (i) conflict with, or result in any violations of, the articles of incorporation or bylaws of Solana or any equivalent document of any of the Solana Subsidiaries, (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, (iii) give rise to a

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right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit or the incurrence of any material cost (including, but not limited to, seismic data transfer fees) under, or (iv) result in the creation of any lien, charge, mortgage, adverse claim, hypothec, pledge, warrant, lease, sublease, encumbrance, right to possession, security interest, option, preferential purchase right or other right or interest of any other person (collectively, an “Encumbrance”) upon any of the material properties or assets of Solana or any of the Solana Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Solana or any of the Solana Subsidiaries or their respective properties or assets, other than any such breaches, defaults, rights, losses, or Encumbrances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Solana.

2.3 Governmental and Third Party Consents

a. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a “Governmental Entity”), is required to be obtained by Solana or any of the Solana Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the applicable Canadian provincial securities commissions or regulatory authorities (the “Commissions”) and the Court and the mailing to the Solana Securityholders of the Joint Proxy Statement relating to the Solana Securityholders Meeting; (ii) the furnishing to the SEC of such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby (the “SEC Filings”); (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under state “control share acquisition,” “anti-takeover” or other similar statutes, any other applicable federal, provincial or state securities laws and the rules of the AMEX, the Toronto Stock Exchange (“ TSX”), the TSX Venture Exchange or the AIM; (v) such competition and foreign investment notices and filings with any Governmental Entity as may be necessary, including, under the Colombian merger control regime; and (vi) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent Solana from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on Solana.

b. Other than as contemplated by Section 2.3 (a), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of Solana’s material contracts or leases or for Solana to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not reasonably be expected to have a Material Adverse Effect on Solana.

2.4 Capitalization

a. The authorized capital of Solana consists of an unlimited number of common shares (“Solana Common Shares”). As of July 1, 2008, 126,426,792 Solana Common Shares were issued and outstanding and an aggregate of 4,045,000 Solana Common Shares were reserved for issuance pursuant to outstanding Solana Options granted under the Stock Option Plan of Solana (the “Solana Option Plan”), and an aggregate of 7,500,000 Solana Common Shares were reserved for issuance pursuant to outstanding Solana Warrants, and as at such date, no other Solana Common Shares are reserved for issuance pursuant to any outstanding rights or options and no Solana Preferred Shares are reserved for issuance. All unvested Solana Options will be vested upon the consummation of the transactions contemplated by this Agreement. All of the issued and outstanding Solana Common Shares have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon Solana and were issued in compliance with all applicable charter documents of Solana and all applicable federal, provincial and foreign securities laws, rules and regulations. There are, and have been, no preemptive rights with respect to the issuance of the Solana Common Shares or any other capital stock of Solana.

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b. Other than as set forth above, as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from Solana any shares of, or any securities convertible into, the capital stock of Solana.

c. To the knowledge of Solana, neither Solana nor any of the Solana Subsidiaries or their respective shareholders is a party to any unanimous shareholder agreement, pooling agreement, voting trust or other similar type of arrangements in respect of their outstanding securities.

2.5 Securities Reports and Financial Statements

a. Solana has filed, if required, all forms, reports, annual reports, business acquisition reports and documents with the SEC pursuant to the Securities Act and the Exchange Act and the rules and regulations thereunder and with the Commissions pursuant to relevant Canadian securities statutes, regulations, policies and rules and filed all forms, reports, annual reports, business acquisition reports and documents with the Alternative Investment Market of the London Stock Exchange plc (the “AIM”) and the TSX Venture Exchange required to be filed by it pursuant the relevant regulations, policies and rules (collectively, the “Solana Securities Reports”), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the Solana Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. No subsidiary of Solana is required to file any form, report or other document with the SEC or the Commissions. The financial statements of Solana contained in the Solana Canadian Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant Canadian securities statutes with respect thereto, were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of Solana and its consolidated Solana Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

b. There has been no change in Solana’s accounting policies or the methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto.

2.6 Liabilities

Neither Solana nor any Solana Subsidiary has, and none of Solana or any Solana Subsidiary is or would reasonably be expected to become responsible for performing or discharging, any accrued, contingent or other liabilities of any nature, either matured or unmatured, that are, individually or in the aggregate, material to Solana or any Solana Subsidiary, except for: (a) liabilities reflected or reserved against in financial statements contained in the Solana Securities Reports; (b) normal and recurring current liabilities that have been incurred in the ordinary course of business and consistent with past practices by Solana or any Solana Subsidiary since the date of the last filed Solana Securities Report filed on SEDAR; (c) liabilities for performance of obligations of Solana or any Solana Subsidiary under any contracts by Solana or any Solana Subsidiary, to the extent such liabilities are readily ascertainable (in nature, scope and amount) from the written terms of such contracts and such contracts have been delivered to Gran Tierra; (d) liabilities described in part 2.6 of the Disclosure Letter; and (e) liabilities that would not, in the aggregate, have a Material Adverse Effect on Solana or any Solana Subsidiary.

2.7 Information Supplied

None of the information supplied or to be supplied by Solana for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Registration Statement) will, at the time the Joint Proxy Statement is mailed to the securityholders of Solana and at the time of the Solana Securityholders Meeting (and, if filed, at the time the Registration Statement is declared effective), contain any untrue statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any

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material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA, applicable United States and Canadian securities laws, the rules and policies of the TSX Venture Exchange and the rules and regulations promulgated thereunder.

2.8 No Defaults

Neither Solana nor any Solana Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (a) its articles or bylaws; (b) any judgment, decree or order applicable to it; or (c) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Solana or any Solana Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of item (c) for defaults and violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Solana.

2.9 Litigation; Investigations

There is no claim, action, suit or proceeding pending, or to the knowledge of Solana threatened against Solana or any of the Solana Subsidiaries, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on Solana, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Solana or any of the Solana Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending or, to the knowledge of Solana, threatened, against Solana or any of the Solana Subsidiaries before any Governmental Entity which could have such effect.

2.10 Absence of Certain Changes and Events

a. Since March 31, 2008, there has not been:

i. Any Material Adverse Effect on Solana;

ii. Any material damage, destruction, or loss to the business or properties of Solana and the Solana Subsidiaries, taken as a whole, not covered by insurance;

iii. Any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Solana, or any direct or indirect redemption, purchase or any other acquisition by Solana of any such stock;

iv. Any material labor dispute or charge of unfair labor practice (other than routine individual grievances) or, to the knowledge of Solana, any activity or proceeding by a labor organizer or union or by a representative thereof to organize any employees of Solana or any Solana Subsidiary or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

v. Any other event or condition known to Solana particularly pertaining to and adversely affecting the operations, assets or business of Solana or any of the Solana Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on Solana.

b. Since July 1, 2008, there has not been any change in the capital stock or in the number of shares or classes of Solana’s authorized or outstanding capital stock as described in Section 2.4 (other than as a result of exercises of Solana Options and Solana Warrants described in Section 2.4 (a)).

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2.11 Additional Solana Information

The Solana Disclosure Letter contains true, complete and correct lists of the following items with respect to Solana and each of the Solana Subsidiaries, and Solana has previously furnished or made available to Gran Tierra true, complete and correct copies of all documents referred to in such lists:

a. All contracts which involve, or may involve, aggregate payments by any party thereto of $1,000,000 or more, which payments or obligations are to be performed in whole or in part after the Effective Time and which are not cancellable or terminable by Solana without payment or penalty in excess of $500,000;

b. All option, bonus, incentive compensation, deferred compensation, employment agreements, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements (collectively, “Solana Employment Agreements”);

c. All material patents, trademarks, copyrights and other intellectual property rights owned, licensed or used and all applications therefor;

d. All material trade names and fictitious names used or held, whether and where such names are registered and where used;

e. All obligations or liabilities, direct or indirect, vested or contingent in respect of any rate swap transactions, basis swaps, forward rate transactions, commodity swaps, hedges, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, production sales transactions having terms greater than 90 days or any other similar transactions (including any option with respect to any of such transactions) or any combination of such transactions;

f. All material long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, operating and finance leases, and any other material agreements relating thereto or with respect to collateral securing the same;

g. All material indebtedness, liabilities and commitments of third parties (other than Solana Subsidiaries) and as to which it is a guarantor, endorser, co-maker, surety or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of cheques and the like in the ordinary course of business) or has otherwise provided any form of financial assistance and all letters of credit in excess of $300,000, whether stand-by or documentary, issued by any third party; and

h. All Encumbrances.

2.12 Certain Agreements

Except for the Solana employment agreements disclosed under Section 2.11 (b), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment (including severance, unemployment compensation, parachute payment, bonus, retention, termination or otherwise) becoming due to any director, employee or independent contractor of Solana or any of the Solana Subsidiaries under any Solana Plan (as defined in Section 2.13) or otherwise; (b) materially increase any benefits otherwise payable under any Solana Plan or otherwise; or (c) result in the acceleration of the time of payment or vesting of any such benefits. Upon completion of the Arrangement, the aggregate amount payable pursuant to (a) above will not exceed $1.5 million.

2.13 Employee Benefit Plans

All employee benefits plans covering active, former or retired employees of Solana and the Solana Subsidiaries are listed in the Solana Disclosure Letter (the “Solana Plans”). Solana has made available to Gran Tierra true, complete and correct copies of each Solana Plan, any related trust agreement, annuity or insurance contract or other funding vehicle, and: (a) each Solana Plan has been maintained and administered in material compliance with its terms and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability or adequate provision has been made therefor; (b) all required employer contributions under any such plans have been made and the applicable funds have been

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funded in accordance with the terms thereof, (c) each Solana Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (d) there are no pending or anticipated material claims against or otherwise involving any of the Solana Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Solana Plan activities) has been brought against or with respect to any Solana Plan; (e) all material contributions, reserves or premium payments required to be made to the Solana Plans have been made or provided for; and (f) neither Solana nor any Solana Subsidiary has any material obligations for retiree health and life benefits under any Solana Plan.

2.14 Intellectual Property

Solana or the Solana Subsidiaries own or possess licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the “Solana Intellectual Property”) that are either material to the business of Solana or any Solana Subsidiary or that are necessary for the manufacture, use, license or sale of any services or products manufactured, used, licensed or sold by Solana and the Solana Subsidiaries. The Solana Intellectual Property is owned or licensed by Solana or the Solana Subsidiaries free and clear of any Encumbrance other than such Encumbrances that would not reasonably be expected to have a Material Adverse Effect on Solana. Except in the ordinary course of business, neither Solana nor any of the Solana Subsidiaries has granted to any other person any license or sublicense to use any Solana Intellectual Property. Neither Solana nor any of the Solana Subsidiaries has received any notice of infringement, misappropriation or conflict with, the intellectual property rights of others in connection with the use by Solana and the Solana Subsidiaries of the Solana Intellectual Property.

2.15 Title to Properties

Except for the Solana Interests (as hereinafter defined) and for goods and other property sold, used or otherwise disposed of since March 31, 2008 in the ordinary course of business for fair value, Solana has good and defensible title to all its properties, interests in properties and assets, real and personal, reflected in its March 31, 2008, financial statements, free and clear of any Encumbrance, except: (a) Encumbrances reflected in the balance sheet of Solana as of March 31, 2008 and listed in the Disclosure Letter; (b) liens for current taxes not yet due and payable; and (c) such imperfections of title, easements and Encumbrances as would not reasonably be expected to have a Material Adverse Effect on Solana. All leases pursuant to which Solana or any Solana Subsidiary leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Solana or any Solana Subsidiary which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Solana and in respect to which Solana or a Solana Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of Solana and each of the Solana Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of Solana and the Solana Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

2.16 Environmental Matters

a. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or, to the knowledge of Solana, previously owned or leased by Solana or any of the Solana Subsidiaries that could reasonably be expected to result in a Material Adverse Effect on Solana;

b. Solana and the Solana Subsidiaries have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder;

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c. Solana’s and the Solana Subsidiaries’ operations and the use of their assets do not violate any applicable Canadian or Colombian federal, provincial or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (i) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (ii) the environment, including natural resources or any activity which affects the environment or (iii) the regulation of any pollutants, contaminants, waste or other substances (whether or not hazardous or toxic), including their use, storage, treatment, transportation and disposition (collectively the “Applicable Environmental Laws”), except for violations which, either singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Solana;

d. To the knowledge of Solana, none of the operations or assets of Solana or any Solana Subsidiary has ever been conducted or used by Solana or any Solana Subsidiary in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Solana or have been rectified;

e. No written notice has been served on Solana or any Solana Subsidiary from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, or which may require any material work, repairs, construction or expenditures, other than any of the foregoing which, either singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Solana; and

f. Solana does not know of any reason that would preclude it from renewing or obtaining a reissuance of the material permits, licenses or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Solana’s or the Solana Subsidiaries’ assets for their current purposes and uses.

2.17 Compliance With Other Laws

Neither Solana nor any Solana Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule or regulation, or any writ or decree of any court or any Governmental Entity or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations, defaults and delinquencies which, either singly or in the aggregate, do not and would not reasonably be expected to result in a Material Adverse Effect on Solana.

2.18 Taxes

a. Except with respect to failures which, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Solana, proper and accurate federal, provincial, state and local income, capital, withholding, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Solana and each of the Solana Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Solana or a Solana Subsidiary; and the tax provision reflected in Solana’s financial statements is adequate, in accordance with Canadian or United States (if applicable) generally accepted accounting principles, to cover liabilities of Solana and the Solana Subsidiaries for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to Solana and the Solana Subsidiaries or their assets or businesses.

b. No waiver of any statute of limitations executed by Solana or a Solana Subsidiary with respect to any tax is in effect for any period.

c. Neither Solana nor any Solana Subsidiary has received any notice of reassessment from the Canada Revenue Agency or the Alberta Tax and Revenue Administration, or any tax authority in Colombia, the Cayman Islands or any other jurisdiction that could reasonably be expected to result in a Material Adverse Effect on Solana.

d. There are no tax liens on any assets of Solana or the Solana Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on Solana.

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e. Solana and the Solana Subsidiaries have withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Tax Act, all amounts required by law or as required in accordance with published administrative practice of the Canada Revenue Agency and will continue to do so until the Effective Time and have remitted withheld amounts within the prescribed periods to the appropriate governmental agencies. All Canada Pension Plan contributions, Employment Insurance premiums, employer health taxes and other taxes payable by Solana and the Solana Subsidiaries in respect of employees have been or will be paid to the proper governmental agencies within the time required by law. Solana and the Solana Subsidiaries have charged, collected and remitted on a timely basis all taxes as required by applicable law on any sale, supply or delivery whatsoever made by them.

f. None of sections 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act, or any equivalent provision of the tax legislation of any province or any other jurisdiction, have applied or will apply to Solana or the Solana Subsidiaries at any time up to and including the Effective Time.

g. No meetings of the Solana Colombia Board of Directors have ever occurred in Canada. At no time since the incorporation of Solana Colombia have the majority of its directors been Canadian resident, nor have any written resolutions of its Board of Directors been executed by a majority of the signatories in Canada. The business and operations of Solana Colombia have been managed, since its incorporation, from outside of Canada.

2.19 Insurance

Policies of insurance are in force as of the date hereof naming Solana as an insured that adequately cover all risks as are customarily covered by oil and gas producers in the industry in which Solana operates. All such policies shall remain in force and effect and shall not be cancelled or otherwise terminated as a result of the transactions contemplated by this Agreement.

2.20 Indebtedness to and by Officers, Directors and Others

Solana is not indebted to any of the directors, officers, employees or consultants or any of their respective associates or affiliates or other parties not at arm’s length to Solana, except for amounts due as normal compensation or reimbursement of ordinary business expenses, nor is there any indebtedness owing by any such parties to Solana.

2.21 No Limitation

There is no non-competition, exclusivity or other similar agreement, commitment or understanding in place to which Solana is a party or by which it is otherwise bound that would now or hereafter in any way limit the business or operations of Solana in a particular manner or to a particular locality or geographic region or for a limited period of time (including, for greater certainty, following the completion of the Arrangement), and the execution, delivery and performance of this Agreement does not and will not result in the restriction of Solana from engaging in this business or from competing with any person or in any geographic area.

2.22 Information to Independent Engineer

Solana has no reason to believe that the report prepared by DeGolyer and MacNaughton Canada Limited dated April 10, 2008 and effective as at December 31, 2007, evaluating the crude oil, natural gas liquids and natural gas reserves and future net production revenues attributable to the properties of Solana as of December 31, 2007 (the “Solana Reserve Report”) and, if applicable, any updates to such report or any other reserve evaluation reports which may be, or be deemed to be, included or incorporated by reference in the Solana Joint Proxy Statement, whether in addition to or as a replacement to the Solana Reserve Report, was not accurate in all material respects as at the effective date of such report and, except for any impact of changes in commodity prices, which may or may not be material, Solana has no knowledge of a Material Adverse Change in the production, costs, price, reserves, estimates of future net production revenues or other relevant information from that disclosed in that report. Solana has provided to DeGolyer and MacNaughton Canada Limited all material information concerning land descriptions, well data, facilities and infrastructure, ownership and operations, future development plans and historical technical and operating data respecting the

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principal oil and gas assets of Solana, in each case as at the effective dates of such reports and, in particular, all material information respecting the interests of Solana in its principal oil and gas assets and royalty burdens and net profits interest burdens thereon and such information was accurate and correct in all material respects as at the respective dates thereof and did not omit any information necessary to make any such information provided not misleading as at the respective dates thereof and there has been no Material Adverse Change in any of the material information so provided since the date thereof.

2.23 No Insider Rights

No director, officer, insider or other party not at arm’s length to Solana has any right, title or interest in (or the right to acquire any right, title or interest in) any royalty interest, participation interest or any other interest whatsoever, in any properties of Solana.

2.24 Petroleum and Natural Gas Property Interests

Other than Solana Permitted Encumbrances (as hereinafter defined) and security obligations with respect to its bank indebtedness, all of the interests of each of Solana and each of the Solana Subsidiaries in its petroleum and natural gas rights and leases and all related tangibles, equipment, facilities and miscellaneous interests (collectively, the “Solana Interests”) are free and clear of Encumbrances created by, through or under Solana or the Solana Subsidiaries, except as disclosed in the Solana Financial Statements or those arising in the ordinary course of business and that would not reasonably be expected to have a Material Adverse Effect on Solana and, to its knowledge, each of Solana and each of the Solana Subsidiaries holds the Solana Interests under valid and subsisting licenses, leases, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements except where the failure to so hold the Solana Interests would not reasonably be expected to have a Material Adverse Effect on Solana. “Solana Permitted Encumbrances” means: (a) the terms and conditions of the Solana Documents of Title (as hereinafter defined), including the following: (i) any overriding royalties, net profits interests or other encumbrances applicable to the Solana Interests, (ii) any existing potential alteration of the Solana Interests because of a payout conversion or farm-in, farm-out or other such agreement, and (iii) any penalty or forfeiture that applies to the Solana Interests at the date hereof because of Solana’s election not to participate in a particular operation; (b) easements, rights of way, servitudes or other similar rights, including, without limitation, rights of way for highways, railways, sewers, drains, gas or oil pipelines, gas or water mains, electric light, power, telephone or cable television towers, poles, and wires; (c) the regulations and any rights reserved to or vested in any municipality or governmental, statutory or public authority to levy taxes or to control or regulate any of Solana’s assets in any manner, including, without limitation, the right to control or regulate production rates and the conduct of operations; (d) statutory exceptions to title and the reservations, limitations and conditions in any grants or transfers from the Crown of any of the Solana Interests or interests therein; (e) undetermined or inchoate liens incurred or created in the ordinary course of business as security for Solana’s share of the costs and expenses of the development or operation of any of its assets, which costs and expenses are not delinquent as of the Effective Time; (f) undetermined or inchoate mechanics’ liens and similar liens for which payment for services rendered or goods supplied is not delinquent as of the Effective Time; and (g) liens granted in the ordinary course of business to a public entity, municipality or governmental authority respecting operations pertaining to any of Solana’s assets. “Solana Documents of Title” means, collectively, any and all certificates of title, leases, permits, licences, unit agreements, assignments, trust declarations, royalty agreements, operating agreements or procedures, participation agreements, farm-in and farm-out agreements, sale and purchase agreements, pooling agreements and other agreements by virtue of which Solana’s or any of the Solana Subsidiary’s title to and interest in its oil and gas assets are derived.

2.25 Title to Oil and Gas Properties

Although it does not warrant title, other than Solana Permitted Encumbrances, Solana is not aware of any defects, failures or impairments to the title to the Solana Interests, whether or not an action, suit, proceeding or inquiry is pending or threatened and whether or not discovered by any third party, which taken together, could reasonably be expected to have a Material Adverse Effect on: (a) the quantity and pre-tax present worth values of its oil and gas reserves; (b) the current production attributable to its properties; or (c) the current cash flow from such properties.

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2.26 No Encumbrances

Other than Solana Permitted Encumbrances, neither Solana nor any of the Solana Subsidiaries has encumbered or alienated its respective interest in the Solana Interests or agreed to do so and such assets are free and clear of all encumbrances except for or pursuant to: (i) encumbrances securing Solana’s current credit facility and derivative transactions with the lenders (and other affiliates) thereunder; or (ii) encumbrances arising in the ordinary course of business, which are not material in the aggregate.

2.27 Compliance

To Solana’s knowledge, neither Solana nor any Solana Subsidiary has failed to comply with, perform, observe or satisfy any term, condition, obligation or liability which has heretofore arisen under the provisions of any of title or operating documents or any other agreements and documents to which the Solana Interests are subject.

2.28 Areas of Mutual Interest

Neither Solana nor any Solana Subsidiary is bound by or subject to active area of mutual interest covenants.

2.29 Production Related Contracts

Neither Solana nor any Solana Subsidiary is a party to or is otherwise bound or affected by any material: (i) production sales contracts that cannot be terminated on notice of 31 days or less (without an early termination penalty or other cost); (ii) gas balancing or similar agreements; (iii) agreements for transportation, processing or disposal; (iv) agreements for the contract operation by a third party of any of its assets; and (v) agreements to provide transportation, processing or disposal capacity or service to any third party which, for (ii) to (iv) above, cannot be terminated on notice of 60 days or less.

2.30 Take or Pay Obligations

Neither Solana nor any Solana Subsidiary has any take or pay obligations.

2.31 No Defaults Under Leases and Agreements

a. Solana has not received notice of any default under any of the leases and other title and operating documents or any other agreement or instrument pertaining to the Solana Interests to which Solana is a party or by or to which Solana or the Solana Interests are bound or subject except to the extent that such defaults would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Solana.

b. To Solana’s knowledge:

i. each of Solana and the Solana Subsidiaries is in good standing under all, and is not in default under any; and

ii. there is no existing condition, circumstance or matter which constitutes or which, with the passage of time or the giving of notice, would constitute a default under any,

leases and other title and operating documents or any other agreements and instruments pertaining to the Solana Interests to which it is a party or by or to which it or the Solana Interests are bound or subject and, to their knowledge, all such leases, title and operating documents and other agreements and instruments are in good standing and in full force and effect and none of the counterparties to such leases, title and operating documents and other agreements and instruments is in default thereunder except to the extent that such defaults would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Solana.

2.32 No Reduction of Interests

Except as is reflected in the Solana Reserve Report, none of the Solana Interests are subject to reduction by reference to payout of or production penalty on any well or otherwise or to change to an interest of any other size or nature by virtue of or through any right or interest granted by, through or under Solana or the Solana Subsidiaries except to the extent that such reduction or change to an interest would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Solana.

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2.33 Royalties, Rentals and Taxes Paid

All royalties and rentals payable on or before the date hereof under the leases and other title and operating documents pertaining to the Solana Interests and all ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of such assets or the production of petroleum substances derived therefrom or allocated thereto or the proceeds of sales thereof payable on or before the date hereof have been properly paid in full and in a timely manner except to the extent that such non-payment would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Solana.

2.34 Production Allowables and Production Penalties

a. None of the wells in which Solana or any Solana Subsidiary holds an interest has produced in excess of applicable production allowables imposed by any applicable law or any Governmental Entity and Solana has no knowledge of any impending change in production allowables imposed by any applicable law or any Governmental Entity that may be applicable to any of the wells in which it holds an interest, other than changes of general application in the jurisdiction in which such wells are situated except to the extent that such non-compliance or changes would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Solana.

b. Neither Solana nor any of the Solana Subsidiaries has received notice of any production penalty or similar production restriction of any nature imposed or to be imposed by any Governmental Entity, including gas-oil ratio, off-target and overproduction penalties imposed by any Governmental Entity with jurisdiction, and, to Solana’s knowledge, none of the wells in which it holds an interest is subject to any such penalty or restriction except to the extent that any such penalty or restriction would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Solana.

2.35 Operation and Condition of Wells

All wells in which Solana or an Solana Subsidiary holds an interest:

a. for which Solana or an Solana Subsidiary was or is operator, were or have been drilled and, if and as applicable, completed, operated and abandoned in accordance with good and prudent oil and gas industry practices in Colombia and all applicable laws; and

b. for which Solana or an Solana Subsidiary was not or is not operator, to Solana’s knowledge, were or have been drilled and, if and as applicable, completed, operated and abandoned in accordance with good and prudent oil and gas industry practices in Colombia and all applicable laws;

except that, in either case, to the extent that such non-compliance with prudent oil and gas industry practices or applicable laws would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Solana.

2.36 Operation and Condition of Tangibles

Solana’s and the Solana Subsidiaries’ tangible depreciable property used or intended for use in connection with its oil and gas assets:

a. for which Solana or an Solana Subsidiary was or is operator, was or has been constructed, operated and maintained in accordance with good and prudent oil and gas industry practices in Colombia and all applicable laws during all periods in which Solana or an Solana Subsidiary was operator thereof and is in good condition and repair, ordinary wear and tear excepted, and is useable in the ordinary course of business; and

b. for which Solana or an Solana Subsidiary was not or is not operator, to Solana’s knowledge, was or has been constructed, operated and maintained in accordance with good and prudent oil and gas industry practices in Colombia and all applicable laws during all periods in which Solana or an Solana Subsidiary was not operator thereof and is in good condition and repair, ordinary wear and tear excepted, and is useable in the ordinary course of business;

except to the extent that such non-compliance with such prudent oil and gas industry practices or applicable law would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Solana.

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2.37 Outstanding AFEs

There are no outstanding authorizations for expenditure pertaining to any of the Solana Interests or any other commitments, approvals or authorizations pursuant to which an expenditure may be required to be made in respect of such assets after the date of the most recent Solana Financial Statements in excess of $500,000 for each such commitment, approval or authorization other than pursuant to the 2008 capital budget disclosed in writing to Gran Tierra prior to the date hereof.

2.38 Confidentiality Agreements

All agreements entered into by Solana with persons other than Gran Tierra regarding the confidentiality of information provided to such persons or reviewed by such persons with respect to the sale of Solana or a substantial portion of its assets or any other business combination or similar transaction with another party are in substantially the form of the Confidentiality Agreement between Gran Tierra and Solana dated July 26, 2007 (the “Confidentiality Agreement”) and Solana has not waived the standstill or other provisions of any of such agreements.

2.39 Outstanding Acquisitions

Other than as disclosed in the Solana Disclosure Letter, Solana has no rights to purchase assets, properties or undertakings of third parties under any agreements to purchase that have not closed in excess of $500,000 individually or $2,000,000 in the aggregate, other than pursuant to the 2008 capital budget disclosed in writing to Gran Tierra prior to the date hereof.

2.40 Foreign Private Issuer

Solana is a “foreign private issuer” within the meaning of Rule 405 of Regulation C adopted by the SEC under the U.S. Securities Act.

2.41 Investment Company and PFIC

Solana is not registered and, to the best of its knowledge, is not required to be registered as an investment company pursuant to the U.S. Investment Company Act of 1940, as amended, and Solana was not in 2007 a “passive foreign investment company” for the purposes of U.S. tax laws.

2.42 Off-Balance Sheet Arrangements

Solana does not have any “off-balance sheet arrangements” as such term is defined in Form 40-F adopted by the SEC.

2.43 Board Approval

Subject to the delivery of the Solana Fairness Opinion (as hereinafter defined), the Solana Board of Directors has unanimously approved the Arrangement and approved this Agreement, has unanimously determined that the Arrangement and this Agreement are in the best interests of Solana and the Solana Securityholders, and has unanimously determined that the Arrangement is fair to Solana Securityholders.

2.44 Brokers and Finders

Other than Tristone Capital Inc. in accordance with the terms of its engagement letter dated May 30, 2008, a copy of which has been provided to Gran Tierra, none of Solana or any of the Solana Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement. The Solana Disclosure Letter includes a description of all of the fees and other financial obligations and commitments of Solana’s engagement arrangement with such firm.

2.45 Fairness Opinion

The Solana Board of Directors has received a verbal opinion as of July 28, 2008 (and have been advised that they will receive a written opinion) from Tristone Capital Inc. that the Plan of Arrangement is fair from a financial point of view to the Solana Securityholders (the “Solana Fairness Opinion”).

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2.46 Restrictions on Business Activities

There is no material agreement, judgment, injunction, order or court decree binding upon Solana or any Solana Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Solana or any Solana Subsidiary, any acquisition of property by Solana or any Solana Subsidiary or the conduct of any current business by Solana or any Solana Subsidiary.

2.47 Books and Records

The books, records and accounts of Solana and the Solana Subsidiaries (a) have been maintained in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Solana and the Solana Subsidiaries, and (c) accurately and fairly reflect the basis for the Solana financial statements. Solana has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements, and (ii) to maintain accountability for assets.

2.48 Minute Books

The corporate records and minute books of Solana and each of the Solana Subsidiaries as provided to Gran Tierra’s legal counsel have been maintained in accordance with all applicable statutory requirements and are complete and up-to-date in all material respects.

2.49 Debt

As at the time of execution and delivery of this Agreement by Solana to Gran Tierra, Solana’s Debt (as defined below) is $nil. “Solana’s Debt” means total consolidated indebtedness, including long-term debt, bank debt and working capital deficiency, but excluding hedging obligations, future taxes and abandonment and reclamation obligations.

2.50 No Default Under Lending Agreements

No event of default or breach of any material covenant has occurred and is continuing under Solana’s existing banking and lending agreements.

2.51 Flow Through Obligations

Neither Solana nor any of the Solana Subsidiaries has entered into any agreements or made any covenants with any parties with respect to the issuance of shares which are “flow-through shares” for the purposes of the Income Tax Act (Canada) or the incurring and renunciation of Canadian exploration expense or Canadian development expense, which amounts have not been fully expended and renounced as required thereunder, without the written approval of Gran Tierra.

2.52 No Shareholders’ Rights Protection Plan

Solana is not a party to, and prior to the Effective Time, Solana will not implement, a shareholder rights plan or any other form of plan, agreement, contract or instrument that will trigger any rights to acquire Solana Common Shares or other securities of Solana or rights, entitlements or privileges in favour of any person upon the entering into of this Agreement or the consummation of the Arrangement, without the approval of Gran Tierra.

2.53 Transaction Costs

Solana’s aggregate transaction costs related to the transaction contemplated hereby (including all financial advisory (inclusive of the amounts contemplated by Section 2.44), legal, accounting or engineering payments, and any and all other costs and expenses of Solana relating to the transaction contemplated hereby), but exclusive of the costs contemplated by Section 2.12, shall not exceed $5 million. No such costs (other than costs contemplated by Section 2.12) will be incurred by any Solana Subsidiary.

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2.54 No Guarantees or Indemnities

Neither Solana nor any Solana Subsidiary is a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the by-laws of each of Solana and the Solana Subsidiaries and applicable law and other than standard indemnities in favour of purchasers of assets in purchase and sale agreements and underwriters and agents in connection with offerings of securities, the financial advisor engaged by Solana for purposes of the transactions contemplated hereby, Solana’s registrar and transfer agent, indemnities and guarantees in favour of Solana’s bankers and indemnities to support Solana’s obligations pursuant to agreements entered into in the ordinary course of business), or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person.

2.55 Reporting Issuer Status

Solana is a reporting issuer in the provinces of British Columbia, Alberta and Ontario and is in material compliance with all applicable Canadian securities laws therein. The Solana Common Shares are listed and posted for trading on the TSX Venture Exchange and the AIM and Solana is in material compliance with the rules of the TSX Venture Exchange and the AIM.

2.56 No Cease Trade Orders

No securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of Solana or any of the Solana Subsidiaries and neither Solana nor any Solana Subsidiary is in default of any requirement of applicable law that would reasonably be expected to have a Material Adverse Effect on the transactions contemplated by this Agreement.

2.57 Disclosure

No representation or warranty made by Solana in this Agreement or the Solana Disclosure Letter, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by Solana or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading, in any material way, in light of the circumstances under which they were made.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF GRAN TIERRA

Except as set forth in a letter dated the date of this Agreement and delivered by Gran Tierra to Solana concurrently herewith (the “Gran Tierra Disclosure Letter”), Gran Tierra hereby represents and warrants to, and agrees with, Solana that:

3.1 Organization and Standing

a. Gran Tierra and each body corporate, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by Gran Tierra (the “Gran Tierra Subsidiaries”), is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect on Gran Tierra. The Gran Tierra Disclosure Letter sets forth a complete list, as at the date hereof, of the Gran Tierra Subsidiaries and the percentage of each subsidiary’s outstanding capital stock or other ownership interest owned by Gran Tierra or another Gran Tierra Subsidiary. Except as set forth in the Gran Tierra Disclosure Letter, neither Gran Tierra nor any Gran Tierra Subsidiary owns any debt or equity interests in any entity other than the Gran Tierra Subsidiaries.

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b. No Gran Tierra Subsidiary has total assets which constitute more than 5% of the consolidated assets of Gran Tierra as at March 31, 2008, or the total revenues of which constitute more than 5% of the consolidated revenues of Gran Tierra for the three month period ended March 31, 2008. As of the date hereof, Gran Tierra is the beneficial direct or indirect owner of all of the outstanding shares, trust units and partnership units, as applicable, of the Gran Tierra Subsidiaries with good title thereto free and clear of any and all encumbrances. There are no options, warrants or other rights, shareholder or unitholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by any of the Gran Tierra Subsidiaries of any securities of the Gran Tierra Subsidiaries or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any securities of the Gran Tierra Subsidiaries. All outstanding securities of the Gran Tierra Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights.

3.2 Agreement Authorized and its Effect on Other Obligations

a. Gran Tierra has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and, subject to approval of Gran Tierra’s stockholders as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Gran Tierra and, subject to approval of Gran Tierra’s stockholders as provided in this Agreement, the consummation by Gran Tierra of the Arrangement and the other transactions contemplated hereby have been unanimously approved by the Gran Tierra Board of Directors and have been duly authorized by all other necessary corporate action on the part of Gran Tierra. This Agreement has been duly executed and delivered by Gran Tierra and is a valid and binding obligation of Gran Tierra, enforceable in accordance with its terms, except that such enforceability may be subject to: (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors’ rights generally; (ii) general equitable principles; and (iii) that the consummation of the Arrangement is subject to approval of Gran Tierra’s stockholders as provided in this Agreement.

b. Neither the execution, delivery or performance of this Agreement or the Arrangement by Gran Tierra, nor the consummation of the transactions contemplated hereby or thereby by Gran Tierra nor compliance with the provisions hereof or thereof by Gran Tierra will: (i) conflict with, or result in any violations of, the Articles of Incorporation or bylaws of Gran Tierra or any equivalent document of any of the Gran Tierra Subsidiaries, (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, (iii) give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit or incurrence of any material cost (including, but not limited to, seismic data transfer fees) under, or (iv) result in the creation of any Encumbrance upon any of the material properties or assets of Gran Tierra or any of the Gran Tierra Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Gran Tierra or any of the Gran Tierra Subsidiaries or their respective properties or assets, other than any such breaches, defaults, rights, losses, or Encumbrances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Gran Tierra.

3.3 Governmental and Third Party Consents

a. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained by Gran Tierra or any of the Gran Tierra Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the Commissions and the SEC and the mailing to stockholders of Gran Tierra of the Joint Proxy Statement relating to the Gran Tierra Stockholders Meeting, (ii) the furnishing to the SEC of the SEC Filings; (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under applicable federal, provincial or state securities laws and the rules of the AMEX or TSX; (v) such competition and foreign investment notices and filings with any Governmental Entity as may be necessary, including, under the Colombian merger control regime; (vi) such notice, filings, orders and approvals as may be necessary under the Public Utilities Board Act (Alberta), Gas Utilities Act (Alberta) or similar legislation in other applicable

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provinces; and (vii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent Gran Tierra from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on Gran Tierra.

b. Other than as contemplated by Section 3.3 (a), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of Gran Tierra’s material contracts or leases or for Gran Tierra to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not reasonably be expected to have a Material Adverse Effect on Gran Tierra.

3.4 Capitalization

a. The authorized capital stock of Gran Tierra consists of 300,000,000 shares of common stock, $0.001 par value (“Gran Tierra Common Stock”), 25,000,000 shares of preferred stock, par value $0.001 per share, issuable in series (“Gran Tierra Preferred Stock”), and one (1) share of special voting stock (“Gran Tierra Special Voting Stock”). As of June 30, 2008, 99,582,314 shares of Gran Tierra Common Stock were issued and outstanding, no shares of Gran Tierra Preferred Stock were issued and outstanding, and one (1) share of Gran Tierra Special Voting Stock was issued and outstanding. As of June 30, 2008, 5,630,000 shares of Gran Tierra Common Stock were allocated for issuance upon the exercise of stock options then outstanding under Gran Tierra’s stock option plans, 18,418,867 shares of Gran Tierra Common Stock were allocated for issuance upon the exercise of warrants to purchase shares of Gran Tierra Common Stock, and 11,192,856 shares of Gran Tierra Common Stock were allocated for issuance upon exchange of exchangeable shares outstanding and exchangeable for shares of Gran Tierra Common Stock. All of the issued and outstanding shares of Gran Tierra Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon Gran Tierra and were issued in compliance with all applicable charter documents of Gran Tierra and all applicable federal, state and foreign securities laws, rules and regulations. There are, and have been, no preemptive rights with respect to the issuance of the shares of Gran Tierra Common Stock or any other capital stock of Gran Tierra.

b. Other than as set forth above, as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from Gran Tierra any shares of, or any securities convertible into, the capital stock of Gran Tierra.

c. To the knowledge of Gran Tierra, neither Gran Tierra nor any of the Gran Tierra Subsidiaries or their respective shareholders is a party to any unanimous shareholder agreement, pooling agreement, voting trust or other similar type of arrangements in respect of their outstanding securities.

3.5 Securities Reports and Financial Statements

a. Gran Tierra has filed all forms, reports, annual reports and documents required to be filed by it with the SEC pursuant to the Securities Act and the Exchange Act and the rules thereunder and all forms, reports, annual reports and documents required to be filed by it with the Commissions and AMEX and the TSX (collectively, the “Gran Tierra Securities Reports”), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the Gran Tierra Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. No subsidiary of Gran Tierra is required to file any form, report or other document with the SEC or the Commissions. The financial statements of Gran Tierra contained in the Gran Tierra Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant United States securities statutes with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of Gran Tierra and its consolidated Gran Tierra Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

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b. There has been no change in Gran Tierra’s accounting policies or the methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto.

3.6 Liabilities

Neither Gran Tierra nor any Gran Tierra Subsidiary has, and none of Gran Tierra or any Gran Tierra Subsidiary is or would reasonably be expected to become responsible for performing or discharging, any accrued, contingent or other liabilities of any nature, either matured or unmatured, that are, individually or in the aggregate, material to Gran Tierra or any Gran Tierra Subsidiary, except for: (a) liabilities reflected or reserved against in financial statements contained in the Gran Tierra Securities Reports; (b) normal and recurring current liabilities that have been incurred in the ordinary course of business and consistent with past practices by Gran Tierra or any Gran Tierra Subsidiary since the date of the last filed Gran Tierra Securities Report filed with the SEC; (c) liabilities for performance of obligations of Gran Tierra or any Gran Tierra Subsidiary under any contracts by Gran Tierra or any Gran Tierra Subsidiary, to the extent such liabilities are readily ascertainable (in nature, scope and amount) from the written terms of such contracts and such contracts have been delivered to Solana; (d) liabilities described in part 3.6 of the Disclosure Letter; and (e) liabilities that would not, in the aggregate, have a Material Adverse Effect on Gran Tierra or any Gran Tierra Subsidiary.

3.7 Information Supplied

None of the information supplied or to be supplied by Gran Tierra for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Registration Statement) will, at the time the Joint Proxy Statement is mailed to the Securityholders of Gran Tierra and at the time of the Gran Tierra Stockholders Meeting (and, if filed, at the time the Registration Statement is declared effective), contain any untrue statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA and applicable United States and Canadian securities laws and the rules and regulations promulgated thereunder.

3.8 No Defaults

Neither Gran Tierra nor any Gran Tierra Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (a) its Articles of Incorporation or bylaws; (b) any judgment, decree or order applicable to it; or (c) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Gran Tierra or any Gran Tierra Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of item (c) for defaults and violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Gran Tierra.

3.9 Litigation; Investigations

There is no claim, action, suit or proceeding pending, or to the knowledge of Gran Tierra threatened against Gran Tierra or any of the Gran Tierra Subsidiaries, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on Gran Tierra, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Gran Tierra or any of the Gran Tierra Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending or, to the knowledge of Gran Tierra, threatened, against Gran Tierra or any of the Gran Tierra Subsidiaries before any Governmental Entity which could have such effect.

3.10 Absence of Certain Changes and Events

a. Since March 31, 2008, there has not been:

i. Any Material Adverse Effect on Gran Tierra;

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ii. Any material damage, destruction, or loss to the business or properties of Gran Tierra and the Gran Tierra Subsidiaries, taken as a whole, not covered by insurance;

iii. Any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Gran Tierra, or any direct or indirect redemption, purchase or any other acquisition by Gran Tierra of any such stock;

iv. Any material labor dispute or charge of unfair labor practice (other than routine individual grievances) or, to the knowledge of Gran Tierra, any activity or proceeding by a labor on or by a representative thereof to organize any employees of Gran Tierra or any Gran Tierra Subsidiary or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

v. Any other event or condition known to Gran Tierra particularly pertaining to and adversely affecting the operations, assets or business of Gran Tierra or any of the Gran Tierra Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on Gran Tierra.

b. Since July 1, 2008, there has not been any change in the capital stock or in the number of shares or classes of Gran Tierra’s authorized or outstanding capital stock as described in Section 3.4 (other than as a result of exercises of Gran Tierra stock options and warrants described in Section 3.4 (a)).

3.11 Additional Gran Tierra Information

The Gran Tierra Disclosure Letter contains true, complete and correct lists of the following items with respect to Gran Tierra and each of the Gran Tierra Subsidiaries, and Gran Tierra has furnished or made available to Solana true, complete and correct copies of all documents referred to in such lists:

a. All contracts which involve, or may involve, aggregate payments by any party thereto of $1,000,000 or more, which payments or obligations are to be performed in whole or in part after the Effective Time and which are not cancellable or terminable by Gran Tierra without payment or penalty in excess of $500,000;

b. All material option, bonus, incentive compensation, deferred compensation, employment agreements, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements (collectively, “Gran Tierra Employment Agreements”);

c. All material patents, trademarks, copyrights and other intellectual property rights owned, licensed or used and all applications therefor;

d. All material trade names and fictitious names used or held, whether and where such names are registered and where used;

e. All obligations or liabilities, direct or indirect, vested or contingent in respect of any rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, production sales transactions having terms greater than 90 days or any other similar transactions (including any option with respect to any of such transactions) or any combination of such transactions;

f. All material long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, operating and finance leases, and any other material agreements relating thereto or with respect to collateral securing the same; and

All material indebtedness, liabilities and commitments of third parties (other than Gran Tierra Subsidiaries) and as to which it is a guarantor, endorser, co-maker, surety or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) or has otherwise provided any form of financial assistance and all letters of credit in excess of $300,000, whether stand-by or documentary, issued by any third party.

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3.12 Certain Agreements

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment (including severance, unemployment compensation, parachute payment, bonus, retention, termination or otherwise) becoming due to any director, employee or independent contractor of Gran Tierra or any of the Gran Tierra Subsidiaries under any Gran Tierra Plan (as defined in Section 3.13) or otherwise; (b) materially increase any benefits otherwise payable under any Gran Tierra Plan or otherwise; or (c) result in the acceleration of the time of payment or vesting of any such benefits.

3.13 Employee Benefit Plans

All employee benefits plans covering active, former or retired employees of Gran Tierra and the Gran Tierra Subsidiaries are listed in the Gran Tierra Disclosure Letter (the “Gran Tierra Plans”). Gran Tierra has made available to Solana true, complete and correct copies of each Gran Tierra Plan, any related trust agreement, annuity or insurance contract or other funding vehicle, and: (a) each Gran Tierra Plan has been maintained and administered in material compliance with its terms and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability or adequate provision has been made therefor; (b) all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof, (c) each Gran Tierra Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (d) there are no pending or anticipated material claims against or otherwise involving any of the Gran Tierra Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Gran Tierra Plan activities) has been brought against or with respect to any Gran Tierra Plan; (e) all material contributions, reserves or premium payments required to be made to the Gran Tierra Plans have been made or provided for; and (f) neither Gran Tierra nor any Gran Tierra Subsidiary has any material obligations for retiree health and life benefits under any Gran Tierra Plan.

3.14 Intellectual Property

Gran Tierra or the Gran Tierra Subsidiaries own or possess licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the “Gran Tierra Intellectual Property”) that are either material to the business of Gran Tierra or any Gran Tierra Subsidiary or that are necessary for the manufacture, use, license or sale of any services or products manufactured, used, licensed or sold by Gran Tierra and the Gran Tierra Subsidiaries. The Gran Tierra Intellectual Property is owned or licensed by Gran Tierra or the Gran Tierra Subsidiaries free and clear of any Encumbrance other than such Encumbrances that would not reasonably be expected to have a Material Adverse Effect on Gran Tierra. Except in the ordinary course of business, neither Gran Tierra nor any of the Gran Tierra Subsidiaries has granted to any other person any license to use any Gran Tierra Intellectual Property. Neither Gran Tierra nor any of the Gran Tierra Subsidiaries has received any notice of infringement, misappropriation or conflict with, the intellectual property rights of others in connection with the use by Gran Tierra and the Gran Tierra Subsidiaries of the Gran Tierra Intellectual Property.

3.15 Title to Properties

Except for the Gran Tierra Interests (as hereinafter defined) and for goods and other property sold, used or otherwise disposed of since March 31, 2008 in the ordinary course of business for fair value, Gran Tierra has good and defensible title to all its properties, interests in properties and assets, real and personal, reflected in its March 31, 2008, financial statements, free and clear of any Encumbrance, except: (a) Encumbrances reflected in the balance sheet of Gran Tierra as of March 31, 2008; (b) liens for current taxes not yet due and payable; and (c) such imperfections of title, easements and Encumbrances as would not reasonably be expected to have a Material Adverse Effect on Gran Tierra. All leases pursuant to which Gran Tierra or any Gran Tierra Subsidiary leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Gran Tierra or any

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Gran Tierra Subsidiary which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Gran Tierra and in respect to which Gran Tierra or a Gran Tierra Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of Gran Tierra and each of the Gran Tierra Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of Gran Tierra and the Gran Tierra Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

3.16 Environmental Matters

a. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or, to the knowledge of Gran Tierra, previously owned or leased by Gran Tierra or any of the Gran Tierra Subsidiaries that could reasonably be expected to result in a Material Adverse Effect on Gran Tierra;

b. Gran Tierra and the Gran Tierra Subsidiaries have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder;

c. Gran Tierra’s and the Gran Tierra Subsidiaries’ operations and the use of their assets do not violate any applicable Canadian or Colombian federal, provincial or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Gran Tierra;

d. To the knowledge of Gran Tierra, none of the operations or assets of Gran Tierra or any Gran Tierra Subsidiary has ever been conducted or used by Gran Tierra or any Gran Tierra Subsidiary in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Gran Tierra or have been rectified;

e. No written notice has been served on Gran Tierra or any Gran Tierra Subsidiary from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, or which may require any material work, repairs, construction or expenditures, other than any of the foregoing which, either singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Gran Tierra; and

f. Gran Tierra does not know of any reason that would preclude it from renewing or obtaining a reissuance of the material permits, licenses or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Gran Tierra’s or the Gran Tierra Subsidiaries’ assets for their current purposes and uses.

3.17 Compliance With Other Laws

Neither Gran Tierra nor any Gran Tierra Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule or regulation, or any it or decree of any court or any Governmental Entity, or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations, defaults and delinquencies which, either singly or in the aggregate, do not and would not reasonably be expected to result in a Material Adverse Effect on Gran Tierra.

3.18 Taxes

a. Except with respect to failures which, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Gran Tierra, proper and accurate federal, provincial, state and local income, capital, withholding, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with

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appropriate governmental agencies, domestic and foreign, by Gran Tierra and each of the Gran Tierra Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Gran Tierra or a Gran Tierra Subsidiary; and the tax provision reflected in Gran Tierra’s financial statements is adequate, in accordance with United States or Canadian (if applicable) generally accepted accounting principles, to cover liabilities of Gran Tierra and the Gran Tierra Subsidiaries for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to Gran Tierra and the Gran Tierra Subsidiaries or their assets or businesses. No waiver of any statute of limitations executed by Gran Tierra or a Gran Tierra Subsidiary with respect to any tax is in effect for any period. Neither Gran Tierra nor any Gran Tierra Subsidiary has received any notice of reassessment from the U.S. Internal Revenue Service or any applicable state tax authority, Revenue Canada or Alberta Corporate Tax Administration, or any tax authority in Colombia, Peru or Argentina, that could reasonably be expected to result in a Material Adverse Effect on Gran Tierra. There are no tax liens on any assets of Gran Tierra or the Gran Tierra Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on Gran Tierra.

b. No meetings of the Gran Tierra Energy Cayman Islands Inc. Board of Directors or the Gran Tierra Energy (C.I.) Inc. Board of Directors have occurred in Canada or the U.S. Gran Tierra Energy Cayman Islands Inc. and Gran Tierra Energy (C.I.) Inc. are in the process of being legally formed. Both corporations are inactive, have never conducted operations or business, and hold no material assets. At no time since the incorporation of either corporation has the majority of the respective members of the Board of Directors of either corporation been U.S. residents.

3.19 Insurance

Policies of insurance are in force as of the date hereof naming Gran Tierra as an insured that adequately cover all risks as are customarily covered by oil and gas producers in the industry in which Gran Tierra operates. All such policies shall remain in force and effect and shall not be cancelled or otherwise terminated as a result of the transactions contemplated by this Agreement.

3.20 Indebtedness to and By Officers, Directors and Others

Gran Tierra is not indebted to any of the directors, officers, employees or consultants or any of their respective associates or affiliates or other parties not at arm’s length to Gran Tierra, except for amounts due as normal compensation or reimbursement of ordinary business expenses, nor is there any indebtedness owing by any such parties to Gran Tierra.

3.21 No Limitation

There is no non-competition, exclusivity or other similar agreement, commitment or understanding in place to which Gran Tierra is a party or by which it is otherwise bound that would now or hereafter in any way limit the business or operations of Gran Tierra in a particular manner or to a particular locality or geographic region or for a limited period of time (including, for greater certainty, following the completion of the Arrangement), and the execution, delivery and performance of this Agreement does not and will not result in the restriction of Gran Tierra from engaging in this business or from competing with any person or in any geographic area.

3.22 Information to Independent Engineer

Gran Tierra has no reason to believe that (i) the report prepared by Gaffney, Cline & Associates, dated February 15, 2008, and effective as at December 31, 2007, evaluating the crude oil, natural gas liquids and natural gas reserves and future net production revenues attributable to the properties of Gran Tierra in Colombia as of December 31, 2007 (the “Gran Tierra Colombia Reserve Report”) and (ii) the report prepared by Gaffney, Cline & Associates, dated February 15, 2008, and effective as at December 31, 2007, evaluating the crude oil, natural gas liquids and natural gas reserves and future net production revenues attributable to the properties of Gran Tierra in Argentina as of December 31, 2007 (the “Gran Tierra Argentina Reserve Report,” and together with the Gran Tierra Colombia Reserve Report, the “Gran Tierra Reserve Reports”) and, if applicable, any updates to such reports or any other reserve evaluation reports which may be, or be

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deemed to be, included or incorporated by reference in the Gran Tierra Joint Proxy Statement, whether in addition to or as a replacement to the Gran Tierra Reserve Reports, were not accurate in all material respects as at the effective date of such reports and, except for any impact of changes in commodity prices, which may or may not be material, Gran Tierra has no knowledge of a Material Adverse Change in the production, costs, price, reserves, estimates of future net production revenues or other relevant information from that disclosed in those reports. Gran Tierra has provided to Gaffney, Cline & Associates, all material information concerning land descriptions, well data, facilities and infrastructure, ownership and operations, future development plans and historical technical and operating data respecting the principal oil and gas assets of Gran Tierra, in each case as at the effective dates of such reports and, in particular, all material information respecting the interests of Gran Tierra in its principal oil and gas assets and royalty burdens and net profits interest burdens thereon and such information was accurate and correct in all material respects as at the respective dates thereof and did not omit any information necessary to make any such information provided not misleading as at the respective dates thereof and there has been no Material Adverse Change in any of the material information so provided since the date thereof.

3.23 No Insider Rights

No director, officer, insider or other party not at arm’s length to Gran Tierra has any right, title or interest in (or the right to acquire any right, title or interest in) any royalty interest, participation interest or any other interest whatsoever, in any properties of Gran Tierra.

3.24 Petroleum and Natural Gas Property Interests

Other than Gran Tierra Permitted Encumbrances (as hereinafter defined) and security obligations with respect to its bank indebtedness, all of the interests of each of Gran Tierra and each of the Gran Tierra Subsidiaries in its petroleum and natural gas rights and leases and all related tangibles, equipment, facilities and miscellaneous interests (collectively, the “Gran Tierra Interests”) are free and clear of Encumbrances created by, through or under Gran Tierra or the Gran Tierra Subsidiaries, except as disclosed in the Gran Tierra Financial Statements or those arising in the ordinary course of business and that would not reasonably be expected to have a Material Adverse Effect on Gran Tierra and, to its knowledge, each of Gran Tierra and each of the Gran Tierra Subsidiaries holds the Gran Tierra Interests under valid and subsisting licenses, leases, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements except where the failure to so hold the Gran Tierra Interests would not reasonably be expected to have a Material Adverse Effect on Gran Tierra. “Gran Tierra Permitted Encumbrances” used in this Section 3.24 have the same meaning as set forth in Section 2.24, but replacing each instance of “Solana” with “Gran Tierra” in such definition (including the definition of Solana Documents of Title).

3.25 Title to Oil and Gas Properties

Although it does not warrant title, other than Gran Tierra Permitted Encumbrances, Gran Tierra is not aware of any defects, failures or impairments to the title to the Gran Tierra Interests, whether or not an action, suit, proceeding or inquiry is pending or threatened and whether or not discovered by any third party, which taken together, could reasonably be expected to have a Material Adverse Effect on: (a) the quantity and pre-tax present worth values of its oil and gas reserves; (b) the current production attributable to its properties; or (c) the current cash flow from such properties.

3.26 No Encumbrances

Other than Gran Tierra Permitted Encumbrances, neither Gran Tierra nor any of the Gran Tierra Subsidiaries has encumbered or alienated its respective interest in the Gran Tierra Interests or agreed to do so and such assets are free and clear of all encumbrances except for or pursuant to: (i) encumbrances securing Gran Tierra’s current credit facility with Standard Bank plc and derivative transactions with the lenders (and other affiliates) thereunder; or (ii) encumbrances arising in the ordinary course of business, which are not material in the aggregate.

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3.27 Compliance

To Gran Tierra’s knowledge, neither Gran Tierra nor any Gran Tierra Subsidiary has failed to comply with, perform, observe or satisfy any term, condition, obligation or liability which has heretofore arisen under the provisions of any of title or operating documents or any other agreements and documents to which the Gran Tierra Interests are subject.

3.28 Areas of Mutual Interest

Neither Gran Tierra nor any Gran Tierra Subsidiary is bound by or subject to active area of mutual interest covenants.

3.29 Production Related Contracts

Neither Gran Tierra nor any Gran Tierra Subsidiary is a party to or is otherwise bound or affected by any material: (i) production sales contracts that cannot be terminated on notice of 31 days or less (without an early termination penalty or other cost); (ii) gas balancing or similar agreements; (iii) agreements for transportation, processing or disposal; (iv) agreements for the contract operation by a third party of any of its assets; and (v) agreements to provide transportation, processing or disposal capacity or service to any third party which, for (ii) to (iv) above, cannot be terminated on notice of 60 days or less.

3.30 Take or Pay Obligations

Neither Gran Tierra nor any Gran Tierra Subsidiary has any take or pay obligations.

3.31 No Defaults Under Leases and Agreements

a. Gran Tierra has not received notice of any default under any of the leases and other title and operating documents or any other agreement or instrument pertaining to the Gran Tierra Interests to which Gran Tierra is a party or by or to which Gran Tierra or the Gran Tierra Interests are bound or subject except to the extent that such defaults would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Gran Tierra.

b. To Gran Tierra’s knowledge:

i. Each of Gran Tierra and the Gran Tierra Subsidiaries is in good standing under all, and is not in default under any; and

ii. there is no existing condition, circumstance or matter which constitutes or which, with the passage of time or the giving of notice, would constitute a default under any,

leases and other title and operating documents or any other agreements and instruments pertaining to the Gran Tierra Interests to which it is a party or by or to which it or the Gran Tierra Interests are bound or subject and, to their knowledge, all such leases, title and operating documents and other agreements and instruments are in good standing and in full force and effect and none of the counterparties to such leases, title and operating documents and other agreements and instruments is in default thereunder except to the extent that such defaults would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Gran Tierra.

3.32 No Reduction of Interests

Except as is reflected in the Gran Tierra Reserve Report, none of the Gran Tierra Interests are subject to reduction by reference to payout of or production penalty on any well or otherwise or to change to an interest of any other size or nature by virtue of or through any right or interest granted by, through or under Gran Tierra or the Gran Tierra Subsidiaries except to the extent that such reduction or change to an interest would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Gran Tierra.

3.33 Royalties, Rentals and Taxes Paid

All royalties and rentals payable on or before the date hereof under the leases and other title and operating documents pertaining to the Gran Tierra Interests and all ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of such assets or the production of

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petroleum substances derived therefrom or allocated thereto or the proceeds of sales thereof payable on or before the date hereof have been properly paid in full and in a timely manner except to the extent that such non-payment would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Gran Tierra.

3.34 Production Allowables and Production Penalties

a. None of the wells in which Gran Tierra or any Gran Tierra Subsidiary holds an interest has been produced in excess of applicable production allowables imposed by any applicable law or any Governmental Entity and Gran Tierra has no knowledge of any impending change in production allowables imposed by any applicable law or any Governmental Entity that may be applicable to any of the wells in which it holds an interest, other than changes of general application in the jurisdiction in which such wells are situate except to the extent that such non-compliance or changes would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Gran Tierra.

b. Neither Gran Tierra nor any of the Gran Tierra Subsidiaries has received notice of any production penalty or similar production restriction of any nature imposed or to be imposed by any Governmental Entity, including gas-oil ratio, off-target and overproduction penalties imposed by any Governmental Entity with jurisdiction, and, to its knowledge, none of the wells in which it holds an interest is subject to any such penalty or restriction except to the extent that any such penalty or restriction would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Gran Tierra.

3.35 Operation and Condition of Wells

All wells in which Gran Tierra or any Gran Tierra Subsidiary holds an interest:

a. for which Gran Tierra or an Gran Tierra Subsidiary was or is operator, were or have been drilled and, if and as applicable, completed, operated and abandoned in accordance with good and prudent oil and gas industry practices in Peru, Colombia and Argentina, as the case may be, and all applicable laws; and

b. for which Gran Tierra or an Gran Tierra Subsidiary was not or is not operator, to its knowledge, were or have been drilled and, if and as applicable, completed, operated and abandoned in accordance with good and prudent oil and gas industry practices in Peru, Colombia and Argentina, as the case may be, and all applicable laws;

except, in either case, to the extent that such non-compliance with such prudent oil and gas industry practices or applicable laws would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Gran Tierra.

3.36 Operation and Condition of Tangibles

Gran Tierra’s and the Gran Tierra Subsidiaries’ tangible depreciable property used or intended for use in connection with its oil and gas assets:

a. for which Gran Tierra or an Gran Tierra Subsidiary was or is operator, was or has been constructed, operated and maintained in accordance with good and prudent oil and gas industry practices in Peru, Colombia and Argentina, as the case may be, and all applicable laws during all periods in which Gran Tierra or an Gran Tierra Subsidiary was operator thereof and is in good condition and repair, ordinary wear and tear excepted, and is useable in the ordinary course of business; and

b. for which Gran Tierra or an Gran Tierra Subsidiary was not or is not operator, to its knowledge, was or has been constructed, operated and maintained in accordance with good and prudent oil and gas industry practices in Peru, Colombia and Argentina and all applicable laws during all periods in which Gran Tierra or an Gran Tierra Subsidiary was not operator thereof and is in good condition and repair, ordinary wear and tear excepted, and is useable in the ordinary course of business;

except to the extent that such non-compliance with such prudent oil and gas industry practices or applicable law would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Gran Tierra.

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3.37 Outstanding AFEs

There are no outstanding authorizations for expenditure pertaining to any of Gran Tierra’s oil and gas assets or any other commitments, approvals or authorizations pursuant to which an expenditure may be required to be made in respect of such assets after the date of the most recent Gran Tierra Financial Statements in excess of $500,000 for each such commitment, approval or authorization other than pursuant to the 2008 capital budget disclosed in writing to Solana prior to the date hereof.

3.38 Confidentiality Agreements

All agreements entered into by Gran Tierra with persons other than Solana regarding the confidentiality of information provided to such persons or reviewed by such persons with respect to the sale of Gran Tierra or a substantial portion of its assets or any other business combination or similar transaction with another party are in substantially the form of the Confidentiality Agreement and Gran Tierra has not waived the standstill or other provisions of any of such agreements.

3.39 Outstanding Acquisitions

Other than as disclosed in the Gran Tierra Disclosure Letter, Gran Tierra has no rights to purchase assets, properties or undertakings of third parties under any agreements to purchase that have not closed in excess of $500,000 individually or $2,000,000 in the aggregate, other than pursuant to the 2008 capital budget disclosed in writing to Solana prior to the date hereof.

3.40 Investment Company

Gran Tierra is not registered and, to the best of its knowledge, is not required to be registered as an investment company pursuant to the U.S. Investment Company Act of 1940, as amended.

3.41 Off-Balance Sheet Arrangements

Gran Tierra does not have any “off-balance sheet arrangements” as such term is defined in Form 40-F adopted by the SEC.

3.42 Board Approval

Subject to the delivery of the Gran Tierra Fairness Opinion (as hereinafter defined), the Gran Tierra Board of Directors has unanimously approved the issuance of the shares of Gran Tierra Common Stock, issuable in connection with the transactions contemplated by this Agreement and the Plan of Arrangement, and has unanimously determined that the Arrangement and this Agreement are in the best interests of Gran Tierra and the Gran Tierra stockholders.

3.43 Brokers and Finders

Other than Blackmont Capital Inc., none of Gran Tierra or any of the Gran Tierra Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

3.44 Fairness Opinion

The Gran Tierra Board of Directors has received a verbal opinion, as of July 28, 2008 (and have been advised that they will receive a written opinion) from Blackmont Capital Inc. that the Exchange Ratio is fair from a financial point of view to Gran Tierra (the “Gran Tierra Fairness Opinion”).

3.45 Restrictions on Business Activities

There is no material agreement, judgment, injunction, order or court decree binding upon Gran Tierra or any Gran Tierra Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Gran Tierra or any Gran Tierra Subsidiary, any acquisition of property by Gran Tierra or any Gran Tierra Subsidiary or the conduct of any current business by Gran Tierra or any Gran Tierra Subsidiary.

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3.46 Books and Records

The books, records and accounts of Gran Tierra and the Gran Tierra Subsidiaries (a) have been maintained in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Gran Tierra and the Gran Tierra Subsidiaries, and (c) accurately and fairly reflect the basis for the Gran Tierra financial statements. Gran Tierra has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management’s general or specific authorization; and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements, and (ii) to maintain accountability for assets.

3.47 Minute Books

The corporate records and minute books of Gran Tierra and each of the Gran Tierra Subsidiaries as provided to Solana’s legal counsel have been maintained in accordance with all applicable statutory requirements and are complete and up-to-date in all material respects.

3.48 Debt

As at the time of execution and delivery of this Agreement by Gran Tierra to Solana, Gran Tierra’s Debt is $nil. “Gran Tierra’s Debt” means total consolidated indebtedness, including long-term debt, bank debt and working capital deficiency, but excluding hedging obligations, future taxes and abandonment and reclamation obligations

3.49 No Default Under Lending Agreements

No event of default or breach of any material covenant has occurred and is continuing under Gran Tierra’s existing banking and lending agreements.

3.50 No Shareholders’ Rights Protection Plan

Gran Tierra is not a party to, and prior to the Effective Time, Gran Tierra will not implement, a shareholder rights plan or any other form of plan, agreement, contract or instrument that will trigger any rights to acquire Gran Tierra Common Stock or other securities of Gran Tierra or rights, entitlements or privileges in favour of any person upon the entering into of this Agreement or the consummation of the Arrangement.

3.51 Transaction Costs

Gran Tierra’s aggregate transaction costs related to the transaction contemplated hereby (including all financial advisory (inclusive of the amounts contemplated by Section 3.43), legal, accounting, engineering, severance or termination payments of management and all other employees, change of control or bonus payments, and any and all other costs and expenses of Gran Tierra relating to the transaction contemplated hereby) shall not exceed $5 million.

3.52 No Guarantees or Indemnities

Neither Gran Tierra nor any Gran Tierra Subsidiary is a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the by-laws of each of Gran Tierra and the Gran Tierra Subsidiaries and applicable law and other than standard indemnities in favour of purchasers of assets in purchase and sale agreements and underwriters and agents in connection with offerings of securities, the financial advisor engaged by Gran Tierra for purposes of the transactions contemplated hereby, Gran Tierra’s registrar and transfer agent, indemnities and guarantees in favour of Gran Tierra’s bankers and indemnities to support Gran Tierra’s obligations pursuant to agreements entered into in the ordinary course of business), or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person.

3.53 Reporting Issuer Status

Gran Tierra is a SEC registrant and is in material compliance with all applicable United States securities laws. The Gran Tierra Common Stock are listed for trading on AMEX and the TSX and Gran Tierra is in material compliance with the rules of AMEX and the TSX.

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3.54 No Cease Trade Orders

No securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of Gran Tierra or any of the Gran Tierra Subsidiaries and neither Gran Tierra nor any Gran Tierra Subsidiary is in default of any requirement of applicable law that would reasonably be expected to have a Material Adverse Effect on the transactions contemplated by this Agreement.

3.55 Disclosure

No representation or warranty made by Gran Tierra in this Agreement or the Gran Tierra Disclosure Letter, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by Gran Tierra or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading, in any material way, in light of the circumstances under which they were made.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF
GRAN TIERRA AND GRAN TIERRA EXCHANGECO

Each of Gran Tierra and Gran Tierra Exchangeco hereby represents and warrants to, and agrees with, Solana that:

4.1 Organization and Standing

a. Gran Tierra Exchangeco is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect on Gran Tierra Exchangeco. Gran Tierra Exchangeco does not own any capital stock or other ownership interest in any other entity.

b. All shares of capital stock of Gran Tierra Exchangeco are owned by Gran Tierra. There are no options, warrants or other rights, shareholder or unitholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by any capital stock of Gran Tierra Exchangeco.

4.2 Agreement Authorized and its Effect on Other Obligations

a. Gran Tierra Exchangeco has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Gran Tierra Exchangeco and the consummation by Gran Tierra Exchangeco of the Arrangement and the other transactions contemplated hereby have been unanimously approved by the board of directors of Gran Tierra Exchangeco and have been duly authorized by all other necessary corporate action on the part of Gran Tierra Exchangeco. This Agreement has been duly executed and delivered by Gran Tierra Exchangeco and is a valid and binding obligation of Gran Tierra Exchangeco, enforceable in accordance with its terms, except that such enforceability may be subject to: (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors’ rights generally; and (ii) general equitable principles.

b. Neither the execution, delivery or performance of this Agreement or the Arrangement by Gran Tierra Exchangeco, nor the consummation of the transactions contemplated hereby or thereby by Gran Tierra Exchangeco nor compliance with the provisions hereof or thereof by Gran Tierra Exchangeco will: (i) conflict with, or result in any violations of, the Articles of Incorporation or bylaws of Gran Tierra Exchangeco, (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, (iii) give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in,

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or the loss of any material benefit or incurrence of any material cost (including, but not limited to, seismic data transfer fees) under, or (iv) result in the creation of any Encumbrance upon any of the material properties or assets of Gran Tierra Exchangeco under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Gran Tierra Exchangeco or any of its properties or assets.

ARTICLE 5
OBLIGATIONS PENDING EFFECTIVE DATE

5.1 Agreements of Gran Tierra and Solana

Gran Tierra and Solana agree to take the following actions after the date hereof:

a. Each party will promptly execute and file or join in the execution and filing of any application or other document that may be necessary to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each party will use its commercially reasonable efforts to promptly obtain such authorizations, approvals and consents. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each party shall make such filings as are necessary under the Colombian merger control regime;

b. Each party will allow the other and its agents reasonable access to the files, books, records, offices and officers of itself and its subsidiaries, including any and all information relating to such party’s tax matters, contracts, leases, licenses and real, personal and intangible property and financial condition. Each party will cause its accountants to cooperate with the other in making available to the other party all financial information reasonably requested, including the right to examine all working papers pertaining to tax matters and financial statements prepared or audited by such accountants. Notwithstanding the foregoing, except as expressly provided for herein, neither party shall be obligated to make available to the other any of their respective board of directors’ materials relating to the assessment or evaluation of the transactions contemplated hereby or any alternative transactions nor any information supplied by any of their respective officers, directors, employees, financial advisors, legal advisors, representatives and agents in connection therewith.

c. Gran Tierra and Solana shall cooperate in the preparation and prompt filing by Gran Tierra of the Joint Proxy Statement and the Registration Statement with the SEC;

d. Each of Gran Tierra and Solana will promptly notify the other in writing: (i) of any event occurring subsequent to the date of this Agreement which would render any representation and warranty of such party contained in this Agreement untrue or inaccurate in any material respect; (ii) of any event, change or effect having, or likely to have, a Material Adverse Effect on such party; and (iii) of any breach by such party of any material covenant or agreement contained in this Agreement; and

e. Each of Gran Tierra and Solana will use its commercially reasonable efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in Article 6 hereof, and each of Gran Tierra and Solana will use its commercially reasonable efforts to cause the Arrangement and the other transactions contemplated by this Agreement to be consummated as soon as reasonably practicable.

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5.2 Additional Agreements of Solana

Solana agrees that, except as expressly contemplated by this Agreement or as otherwise agreed to in writing by Gran Tierra, from the date hereof to the earlier of the Effective Date or the termination of this Agreement pursuant to Article 7 (the “Pre-Closing Period”), it will, and will cause each of the Solana Subsidiaries, to:

a. Other than as contemplated by this Agreement, operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it;

b. Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

c. Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

d. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

e. Not: (i) enter into any contracts of employment which: (A) cannot be terminated on notice of 60 days or less; (B) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law; (C) increase the compensation of any officer of Solana; or (D) make any payment to any officer, director or employee of Solana outside of the ordinary course of business; or (ii) amend or make any contributions to any employee benefit plan or stock option plan, except as may be required for compliance with this Agreement or applicable law;

f. Not, directly or indirectly, do or permit to occur any of the following: (i) sell, pledge, dispose of or encumber any assets, except for production in the ordinary course, for consideration in excess of $500,000 individually or $2,000,000 in the aggregate; (ii) expend or commit to expend more than $500,000 individually or $2,000,000 in the aggregate with respect to any capital expenditures except to the extent that such expenditures are set forth in the capital budget of Solana disclosed to Gran Tierra prior to the date hereof; (iii) expend or commit to expend any amounts with respect to any operating expenses other than in the ordinary course of business or pursuant to the Arrangement; (iv) reorganize, amalgamate, merge or otherwise combine Solana or any of the Solana Subsidiaries with any other person; (v) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, trust, partnership or other business organization or division thereof which is not a Solana Subsidiary or affiliate of Solana, or make any investment therein either by purchase of shares or securities, contributions of capital or property transfer; (vi) acquire any assets with an acquisition cost in excess of $500,000 individually or $2,000,000 in the aggregate; (vii) incur any indebtedness for borrowed money in excess of existing credit facilities, or any other material liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise become responsible for, the obligations of any other individual or entity, or make any loans or advances, other than in respect of fees payable to legal, financial and other advisors in the ordinary course of business or in respect of the Arrangement; (viii) authorize, recommend or propose any release or relinquishment of any material contract right; (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material license, lease, contract, production sharing agreement, government land concession or other material document; (x) pay, discharge or satisfy any material claims, liabilities or obligations other than as reflected or reserved against in the Solana Canadian Securities Reports or otherwise in the ordinary course of business; (xi) enter into or terminate any hedges, swaps or other financial instruments or like transactions; (xii) enter into any agreements for the sale of production having a term of more than thirty (30) days; (xiii) enter into any material consulting or contract operating agreement that cannot be terminated on thirty (30) days or less notice without penalty; or (xiv) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing;

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g. Not sell, dispose of, or encumber, any property or assets, except for sales, dispositions or Encumbrances in the ordinary course of business consistent with prior practice;

h. Not amend its charter documents or bylaws or other organizational documents or merge or consolidate with or into any other entity or change in any manner the rights of its capital stock or the character of its business;

i. Not issue or sell (except upon the exercise of outstanding Solana Options and Solana Warrants), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

j. Not, directly or indirectly, do or permit to occur any of the following: (i) redeem, purchase or otherwise acquire any of the outstanding Solana or Solana Subsidiaries’ common shares or other securities; (ii) split, combine or reclassify any of the Solana or Solana Subsidiaries’ common shares or other securities; (iii) adopt a plan of liquidation or resolutions providing for Solana or any Solana Subsidiary’s liquidation, dissolution, merger, consolidation or reorganization; or (iv) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

k. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

l. Promptly notify Gran Tierra of any event or circumstance that could reasonably be expected to result in a Material Adverse Effect on Solana;

m. Use its reasonable commercial efforts to organize its internal control over financial reporting and disclosure controls and procedures so as to enable Gran Tierra to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002;

n. Deliver to Gran Tierra, within 40 days after the end of each fiscal quarter of Solana beginning June 30, 2008, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income and changes in financial position as of the end of each fiscal quarter of Solana, and as of the corresponding fiscal quarter of the previous fiscal year. Solana hereby represents and warrants that such unaudited consolidated financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly in all material respects the financial condition of Solana as at the dates indicated and the results of operations for the respective periods indicated, (iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein, and (iv) shall contain all adjustments which Solana considers necessary for a fair presentation of its results for each respective fiscal period;

o. Not take any action or permit any action to be taken, inconsistent with this Agreement, which might directly or indirectly interfere or affect the consummation of the Arrangement, and Solana shall take all commercially reasonable actions to give effect to the transactions contemplated by this Agreement and the Arrangement;

p. Take all actions required, including by the Solana’s Board of Directors calling the Solana Securityholders Meeting and recommending that Solana Securityholders approve this Agreement and the Arrangement;

q. Immediately cease and cause to be terminated all existing discussions and negotiations (including, without limitation, through any of its officers, directors, employees, advisors, representatives and agents (“Solana Representatives”) on its behalf), if any, with any other person initiated before the date of this Agreement with respect to any Solana Acquisition Proposal (as hereinafter defined) and shall immediately request the return or destruction of all information provided to any third parties which have entered into a confidentiality agreement with Solana relating to an Solana Acquisition Proposal and shall use all reasonable commercial efforts to ensure that such requests are honoured;

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r. Not, directly or indirectly, do or authorize or permit any of the Solana Representatives to do, any of the following:

i. solicit, facilitate, initiate or encourage or take any action to solicit, facilitate or encourage any Solana Acquisition Proposal;

ii. enter into or participate in any negotiations or initiate any discussion regarding an Solana Acquisition Proposal, or furnish to any other person any information with respect to its business, properties, operations, prospects or conditions (financial or otherwise) in connection with an Solana Acquisition Proposal or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt of any other person to do or seek to do any of the foregoing;

iii. waive, or otherwise forbear in the enforcement of, or enter into or participate in any discussions, negotiations or agreements to waive or otherwise forbear in respect of, any rights or other benefits under confidential information agreements, including, without limitation, any “standstill provisions” thereunder; or

iv. accept, recommend, approve or enter into an agreement to implement an Solana Acquisition Proposal;

provided, however, that notwithstanding any other provision hereof, Solana and the Solana Representatives may, except in the case of Subsection (vi), Solana and the Solana Representatives shall:

v. enter into or participate in any negotiations or discussions with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, after the date of this Agreement, by Solana or any of the Solana Representatives) seeks to engage in such negotiations or discussions and, subject to execution of a confidentiality agreement and standstill agreement having terms and provisions substantially similar to the Confidentiality Agreement (provided that such confidentiality agreement shall provide for disclosure thereof (along with all information provided thereunder) to Gran Tierra as set out below), may furnish to such third party information concerning Solana and its business, properties and assets, in each case if, and only to the extent that:

(A) the third party has first made a written bona fide Solana Acquisition Proposal which the Solana Board of Directors determines in good faith: (i) is funded, in that funds or other consideration necessary for the Solana Acquisition Proposal are or are likely to be available; (ii) after consultation with its financial advisor would, if consummated in accordance with its terms, result in a transaction financially superior for the Solana Securityholders than the Arrangement (in its then current form) and can be carried out in a reasonable timeframe; and (iii) after receiving the advice of outside counsel, as reflected in minutes of the Solana Board of Directors that the taking of such action is necessary for the Solana Board of Directors to discharge its fiduciary duties under applicable law (an “Solana Superior Proposal”) (and for the purposes of this Agreement, a Solana Acquisition Proposal may include a Solana Acquisition Proposal made to Solana by a third party who has entered into an agreement with Solana that contains “standstill provisions”, provided that such Solana Acquisition Proposal has not been solicited, initiated or encouraged by Solana); and

(B) prior to furnishing such information to or entering into or participating in any such negotiations or discussions with such third party, Solana provides prompt notice to Gran Tierra to the effect that it is furnishing information to or entering into or participating in discussions or negotiations with such third party, together with an executed copy of the confidentiality agreement referenced above, and if not previously provided to Gran Tierra, copies of all information provided to such third party concurrently with the provision of such information to such third party, and provided further that, Solana shall notify Gran Tierra orally and in writing of any inquiries, offers or proposals with respect to a Solana Acquisition Proposal (which written notice shall include, without limitation, a copy of such proposal (and any amendments or supplements thereto), the identity of the person making it, if not previously provided to Gran Tierra, copies of all information provided to such third party and all other information reasonably requested by Gran Tierra), within 24 hours of the receipt thereof, shall keep Gran Tierra

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informed of the status and details of any such inquiry, offer or proposal and answer any questions of Gran Tierra with respect thereto;

vi. comply with Multilateral Instrument 62-104 Take-Over Bids and Issuer Bids and similar provisions under applicable Canadian securities laws; and

vii. accept, recommend, approve or enter into an agreement to implement a Solana Superior Proposal from a third party, but only if prior to such acceptance, recommendation, approval or implementation, the Solana Board of Directors shall have concluded in good faith, after considering all proposals to adjust the terms and conditions of this Agreement as contemplated by Subsection (s) below and after receiving the advice of outside counsel as reflected in the minutes of the board of directors of Solana, that the taking of such action is necessary for the board of directors in discharge of its fiduciary duties under applicable law and Solana complies with its obligations set forth in Subsection (iii) below and terminates this Agreement in accordance with Subsection 7.4(c) and concurrently therewith pays the fee to Gran Tierra in accordance with Subsection 7.4(c).

s. Give Gran Tierra, if Solana receives a Solana Superior Proposal, orally and in writing, at least 72 hours advance notice of any decision by the Solana Board of Directors to accept, recommend, approve or enter into an agreement to implement a Solana Superior Proposal, which notice shall include a summary of the details of the Solana Superior Proposal, including the identity of the third party making the Solana Superior Proposal. During such 72 hour period, Solana agrees not to accept, recommend, approve or enter into any agreement to implement such Solana Superior Proposal and not to release any the party making the Solana Superior Proposal from any standstill provisions and shall not withdraw, redefine, modify or change its recommendation in respect of the Arrangement. In addition, during such 72 hour period, Solana shall and shall cause its financial and legal advisors to, negotiate in good faith with Gran Tierra and its financial and legal advisors to make such adjustments in the terms and conditions of this Agreement and the Arrangement as would enable Solana to proceed with the Arrangement as amended rather than the Solana Superior Proposal. In the event Gran Tierra proposes to amend this Agreement and the Arrangement to provide that the Solana Securityholders shall receive a value per Solana Common Share equal to or greater than the value per Solana Common Share provided in the Solana Superior Proposal and so advises the Solana Board of Directors prior to the expiry of such 72 hour period, the Solana Board of Directors shall not accept, recommend, approve or enter into any agreement to implement such Solana Superior Proposal and shall not withdraw, redefine, modify or change its recommendation in respect of the Arrangement.

For the purposes of this Agreement, “Solana Acquisition Proposal” means, with respect to Solana, the making of any proposal or offer in writing to Solana or the Solana Shareholders from any person or group of persons “acting jointly or in concert” (within the meaning of the Securities Act (Alberta)) which constitutes, or may reasonably be expected to lead to (in either case whether in one transaction or a series of transactions): (i) an acquisition from Solana or the Solana Securityholders of 50% or more of the voting securities of Solana; (ii) any acquisition of substantially all of the assets of Solana; (iii) an amalgamation, arrangement, merger or consolidation involving Solana; (iv) any take-over bid, issuer bid, exchange offer, recapitalization, liquidation, dissolution, reorganization, business combination or similar transaction involving Solana; or (v) any other transaction, the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the transactions contemplated by this Agreement or the Arrangement or which would or could reasonably be expected to materially reduce the benefits to Gran Tierra under this Agreement or the Arrangement;

t. Use its reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect, and Solana will pay all premiums in respect of such insurance policies that become due after the date hereof;

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u. Not take any action that would render, or may reasonably be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to completion of the Arrangement or termination of this Agreement, whichever first occurs;

v. Promptly notify Gran Tierra in writing of any Material Adverse Change, or of any change in any representation or warranty provided by Solana in this Agreement which change is or may be of such a nature to render any representation or warranty misleading or untrue in any material respect and Solana shall in good faith discuss with Gran Tierra any change in circumstances (actual, anticipated, contemplated, or to the knowledge of Solana, threatened) which is of such a nature that there may be a reasonable question as to whether notice need to be given to Gran Tierra pursuant to this provision;

w. Ensure that it has available funds under its lines of credit or other bank facilities to permit the payment of the maximum amount which may be required by Section 7.4 having regard to its other liabilities and obligations, and shall take all such actions as may be necessary to ensure that it maintains such availability to ensure that it is able to pay such amount when required;

x. Except as disclosed in the Solana Disclosure Letter, use its reasonable commercial efforts to obtain the consent of its bankers (if required) and any other third party consents required for the transactions contemplated hereby and provide the same to Gran Tierra on or prior to the Effective Date;

y. Provide notice to Gran Tierra of the Solana Securityholders Meeting and allow Gran Tierra’s representatives to attend such meeting;

z. Ensure that the Joint Proxy Statement provides Solana Securityholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters before them, and shall include or incorporate by reference, without limitation: (i) any financial statements in respect of prior acquisitions made by Solana that are required to be included therein in accordance with applicable law; (ii) the unanimous determination of the Solana Board of Directors that the Arrangement is fair to Solana Securityholders and is in the best interests of Solana Securityholders, and include the unanimous recommendation of the Solana Board of Directors that the Solana Securityholders vote in favour of the Arrangement; and (iii) the fairness opinion of Solana’s financial advisor dated as of the date of the Joint Proxy Statement that the consideration to be received by the Solana Securityholders under the Arrangement is fair, from a financial point of view, to Solana Securityholders; provided that, notwithstanding the covenants of Solana in this subsection, prior to the completion of the Arrangement, the Solana Board of Directors may withdraw, modify or change the recommendation regarding the Arrangement if, in the opinion of the Solana Board of Directors acting reasonably, having received the advice of its outside legal counsel which is reflected in minutes of the meeting of the Solana Board of Directors, such withdrawal, modification or change is necessary for the Solana Board of Directors to discharge its fiduciary duties under applicable law and, if applicable, provided the Solana Board of Directors shall have complied with the provisions of Subsections 5.2(r) and (s) and Section 7.4;

aa. Indemnify and save harmless Gran Tierra and the directors, officers and agents of Gran Tierra, as applicable, from and against any and all liabilities, claims, demands, losses, costs, damages and expenses (excluding any loss of profits or consequential damages) to which Gran Tierra, or any director, officer or agent thereof, may be subject or which Gran Tierra, or any director, officer or agent thereof may suffer, whether under the provisions of any statute or otherwise, in any way caused by, or arising, directly or indirectly, from or in consequence of:

i. any misrepresentation or alleged misrepresentation in the Joint Proxy Statement respecting Solana or in any material filed by Solana in compliance or intended compliance with any applicable laws;

ii. any order made or any inquiry, investigation or proceeding by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or omission of a material fact or any misrepresentation or any alleged misrepresentation in the Joint Proxy Statement respecting Solana or in any material filed by or on behalf of Solana in compliance or intended compliance with applicable Canadian and United States securities laws, which prevents or restricts the trading in the Solana Common Shares; and

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iii. Solana not complying with any requirement of applicable law in connection with the transactions contemplated by this Agreement;

except that Solana shall not be liable in any such case to the extent that any such liabilities, claims, demands, losses, costs, damages and expenses arise out of or are based upon any misrepresentation or alleged misrepresentation of a material fact based solely on the information respecting Gran Tierra provided by Gran Tierra and included in the Joint Proxy Statement or the negligence of Gran Tierra;

bb. Except for proxies and other non-substantive communications with securityholders, furnish promptly to Gran Tierra or Gran Tierra’s counsel, a copy of each notice, report, schedule or other document delivered, filed or received by Solana in connection with: (i) the Arrangement; (ii) the Solana Securityholders Meeting; (iii) any filings under applicable law in connection with the transactions contemplated hereby; and (iv) any dealings with Governmental Entities in connection with the transactions contemplated hereby;

cc. Solicit proxies to be voted at the Solana Securityholders Meeting in favour of matters to be considered at the Solana Securityholders Meeting, including the Arrangement, provided that Solana may, but shall not be required to, engage a proxy solicitation agent for such purpose;

dd. Conduct the Solana Securityholders Meeting in accordance with the articles, by-laws, and other constating documents of Solana and any instrument governing the Solana Securityholders Meeting (including, without limitation, the Interim Order), as applicable, and as otherwise required by applicable law;

ee. Make all necessary filings and applications under applicable law, including applicable Canadian securities laws and U.S. securities laws, required to be made on the part of Solana in connection with the transactions contemplated herein and shall take all reasonable action necessary to be in compliance with such applicable law;

ff. Promptly advise Gran Tierra in the event that dissent rights are given to Solana Securityholders under the terms of the Interim Order, of the number of Solana Securities for which Solana receives notices of dissent or written objections to the Arrangement and provide Gran Tierra with copies of such notices and written objections;

gg. Cooperate prior to the Effective Date with Gran Tierra in making application to list the Gran Tierra Shares issuable pursuant to the Arrangement on the TSX and on the AMEX;

hh. Not take any action or permit any action to be taken, inconsistent with this Agreement, which might reasonably be expected to directly or indirectly interfere or affect the consummation of the Arrangement, and take all commercially reasonable actions to give effect to the transactions contemplated by this Agreement and the Arrangement;

ii. On or before the Effective Date, amend or terminate any Solana savings plan in a manner satisfactory to Gran Tierra, acting reasonably, such that there shall be no continuing obligations to issue Solana Common Shares; and

jj. Take such actions as are reasonably necessary to reorganize their respective capital, assets and structure as Gran Tierra may reasonably require, to the extent such planning or structuring proposed by Gran Tierra does not cause prejudice or result in any material additional costs (unless such costs are paid by Gran Tierra) to Solana or a Solana Subsidiary; provided in no circumstances shall Gran Tierra be required to take any action under this Section 5.2 (jj) if the Gran Tierra Board of Directors, in its opinion, acting in good faith, after consulting with outside legal counsel, determines that taking such action would be in breach of applicable laws or would reasonably be likely to result in the board being in breach of its fiduciary obligations under all applicable laws.

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5.3 Additional Agreements of Gran Tierra

Gran Tierra agrees that, except as expressly contemplated by this Agreement or as otherwise agreed to in writing by Solana, during the Pre-Closing Period, it will, and will cause each of the Gran Tierra Subsidiaries to:

a. Other than as contemplated by this Agreement, operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it;

b. Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use, damage by fire or unavoidable casualty excepted;

c. Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

d. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

e. Not: (i) enter into any contracts of employment which: (A) cannot be terminated on notice of 60 days or less; (B) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law; (C) increase the compensation of any officer of Gran Tierra; or (D) make any payment to any officer, director or employee of Gran Tierra outside of the ordinary course of business; or (ii) amend or make any contributions to any employee benefit plan or stock option plan, except as may be required for compliance with this Agreement or applicable law;

f. Not, directly or indirectly, do or permit to occur any of the following: (i) sell, pledge, dispose of or encumber any assets, except for production in the ordinary course, for consideration in excess of $500,000 individually or $2,000,000 in the aggregate; (ii) expend or commit to expend more than $500,000 individually or $2,000,000 in the aggregate with respect to any capital expenditures except to the extent that such expenditures are set forth in the capital budget of Gran Tierra disclosed to Solana prior to the date hereof; (iii) expend or commit to expend any amounts with respect to any operating expenses other than in the ordinary course of business or pursuant to the Arrangement; (iv) reorganize, amalgamate, merge or otherwise combine Gran Tierra or any of the Gran Tierra Subsidiaries with any other person; (v) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, trust, partnership or other business organization or division thereof which is not a Gran Tierra Subsidiary or affiliate of Gran Tierra, or make any investment therein either by purchase of shares or securities, contributions of capital or property transfer; (vi) acquire any assets with an acquisition cost in excess of $500,000 individually or $2,000,000 in the aggregate; (vii) incur any indebtedness for borrowed money in excess of existing credit facilities, or any other material liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise become responsible for, the obligations of any other individual or entity, or make any loans or advances, other than in respect of fees payable to legal, financial and other advisors in the ordinary course of business or in respect of the Arrangement; (viii) authorize, recommend or propose any release or relinquishment of any material contract right; (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material license, lease, contract, production sharing agreement, government land concession or other material document; (x) pay, discharge or satisfy any material claims, liabilities or obligations other than as reflected or reserved against in the Gran Tierra Securities Reports or otherwise in the ordinary course of business; (xi) enter into or terminate any hedges, swaps or other financial instruments or like transactions; (xii) enter into any agreements for the sale of production having a term of more than thirty (30) days; (xiii) enter into any material consulting or contract operating agreement that cannot be terminated on thirty (30) days or less notice without penalty; or (xiv) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing;

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g. Not sell, dispose of, or encumber, any property or assets, except for sales, dispositions or Encumbrances in the ordinary course of business consistent with prior practice;

h. Not amend its charter documents or bylaws or other organizational documents or merge or consolidate with or into any other entity or change in any manner the rights of its capital stock or the character of its business;

i. Not issue or sell (except upon the exercise of outstanding Gran Tierra Options and Gran Tierra Warrants or exchange of exchangeable shares outstanding), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

j. Not, directly or indirectly, do or permit to occur any of the following: (i) redeem, purchase or otherwise acquire any of the outstanding Gran Tierra or Gran Tierra Subsidiaries’ common shares or other securities; (ii) split, combine or reclassify any of the Gran Tierra or Gran Tierra Subsidiaries’ common shares or other securities; (iii) adopt a plan of liquidation or resolutions providing for Gran Tierra or any Gran Tierra Subsidiary’s liquidation, dissolution, merger, consolidation or reorganization; or (iv) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

k. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

l. Promptly notify Solana of any event or circumstance that could reasonably be expected to result in a Material Adverse Effect on Gran Tierra;

m. Deliver to Solana, within 40 days after the end of each fiscal quarter of Gran Tierra beginning June 30, 2008, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income and changes in financial position as of the end of each fiscal quarter of Gran Tierra, and as of the corresponding fiscal quarter of the previous fiscal year. Gran Tierra hereby represents and warrants that such unaudited consolidated financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly in all material respects the financial condition of Gran Tierra as at the dates indicated and the results of operations for the respective periods indicated, (iii) shall have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, except as noted therein, and (iv) shall contain all adjustments which Gran Tierra considers necessary for a fair presentation of its results for each respective fiscal period;

n. Not take any action or permit any action to be taken, inconsistent with this Agreement, which might directly or indirectly interfere or affect the consummation of the Arrangement, and Gran Tierra shall take all commercially reasonable actions to give effect to the transactions contemplated by this Agreement and the Arrangement;

o. Take all actions required, including by the Gran Tierra Board of Directors calling the Gran Tierra Stockholders Meeting and recommending that Gran Tierra Stockholders vote in favor of a proposal to approve the issuance of Gran Tierra’s Common Stock issuable as contemplated in the Arrangement;

p. Use its reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect, and Gran Tierra will pay all premiums in respect of such insurance policies that become due after the date hereof;

q. Not take any action that would render, or may reasonably be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to completion of the Arrangement or termination of this Agreement, whichever first occurs;

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r. Promptly notify Solana in writing of any Material Adverse Change or of any change in any representation or warranty provided by Gran Tierra in this Agreement which change is or may be of such a nature to render any representation or warranty misleading or untrue in any material respect and Gran Tierra shall in good faith discuss with Solana any change in circumstances (actual, anticipated, contemplated, or to the knowledge of Gran Tierra, threatened) which is of such a nature that there may be a reasonable question as to whether notice need to be given to Solana pursuant to this provision;

s. Ensure that it has available funds under its lines of credit or other bank facilities to permit the payment of the maximum amount which may be required by Section 7.4 having regard to its other liabilities and obligations, and shall take all such actions as may be necessary to ensure that it maintains such availability to ensure that it is able to pay such amount when required;

t. Except as disclosed in the Gran Tierra Disclosure Letter, use its reasonable commercial efforts to obtain the consent of its bankers (if required) and any other third party consents required for the transactions contemplated hereby and provide the same to Solana on or prior to the Effective Date;

u. Provide notice to Solana of the Gran Tierra Stockholders Meeting and allow Solana’s representatives to attend such meeting;

v. Ensure that the Joint Proxy Statement provides Gran Tierra Stockholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters before them, and shall include or incorporate by reference, without limitation: (i) any financial statements in respect of prior acquisitions made by Gran Tierra that are required to be included therein in accordance with applicable law; (ii) the unanimous determination of the Gran Tierra Board of Directors that the issuance of the shares of Gran Tierra Common Stock, issuable in connection with the transactions contemplated by this Agreement and the Plan of Arrangement, is in the best interests of Gran Tierra Stockholders, and include the unanimous recommendation of the Gran Tierra Board of Directors that the Gran Tierra Stockholders vote in favor of a proposal to approve the issuance of Gran Tierra’s Common Stock issuable as contemplated by the Arrangement; and (iii) the fairness opinion of Gran Tierra’s financial advisor dated as of the date of the Joint Proxy Statement;

w. Indemnify and save harmless Solana and the directors, officers and agents of Solana, as applicable, from and against any and all liabilities, claims, demands, losses, costs, damages and expenses (excluding any loss of profits or consequential damages) to which Solana, or any director, officer or agent thereof, may be subject or which Solana, or any director, officer or agent thereof may suffer, whether under the provisions of any statute or otherwise, in any way caused by, or arising, directly or indirectly, from or in consequence of:

i. any misrepresentation or alleged misrepresentation in the Joint Proxy Circular respecting Gran Tierra or in any material filed by Gran Tierra in compliance or intended compliance with any applicable laws;

ii. any order made or any inquiry, investigation or proceeding by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or omission of a material fact or any misrepresentation or any alleged misrepresentation in the Joint Proxy Statement respecting Gran Tierra or in any material filed by or on behalf of Gran Tierra in compliance or intended compliance with applicable Canadian and United States securities laws, which prevents or restricts the trading in the Gran Tierra Common Stock; and

iii. Gran Tierra not complying with any requirement of applicable law in connection with the transactions contemplated by this Agreement;

except that Gran Tierra shall not be liable in any such case to the extent that any such liabilities, claims, demands, losses, costs, damages and expenses arise out of or are based upon any misrepresentation or alleged misrepresentation of a material fact based solely on the information respecting Solana provided by Solana and included in the Joint Proxy Statement or the negligence of Solana;

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x. Except for proxies and other non-substantive communications with securityholders, Gran Tierra will furnish promptly to Solana or Solana’s counsel, a copy of each notice, report, schedule or other document delivered, filed or received by Gran Tierra in connection with: (i) the Arrangement; (ii) the Gran Tierra Stockholders Meeting; (iii) any filings under applicable law in connection with the transactions contemplated hereby; and (iv) any dealings with Governmental Entities in connection with the transactions contemplated hereby;

y. Solicit proxies to be voted at the Gran Tierra Stockholders Meeting in favour of matters to be considered at the Gran Tierra Stockholders Meeting, including the issuance of the shares of Gran Tierra Common Stock, issuable in connection with the transactions contemplated by this Agreement and the Plan of Arrangement, provided that Gran Tierra may, but shall not be required to, engage a proxy solicitation agent for such purpose;

z. Conduct the Gran Tierra Stockholders Meeting in accordance with the articles, by-laws, and other constating documents of Gran Tierra and any instrument governing the Gran Tierra Stockholders Meeting, as applicable, and as otherwise required by applicable law;

aa. Make all necessary filings and applications under applicable law, including applicable Canadian securities laws and U.S. securities laws, required to be made on the part of Gran Tierra in connection with the transactions contemplated herein and shall take all reasonable action necessary to be in compliance with such applicable law;

bb. Prior to the Effective Date, make application to list the Gran Tierra Shares issuable pursuant to the Arrangement on the TSX and on the AMEX;

cc. Take all actions required, including by the Gran Tierra Board of Directors, to ensure that following the Effective Time the Gran Tierra Board of Directors shall be increased by two members, and that two designees of Solana are elected to the Gran Tierra Board of Directors;

dd. Not take any action or permit any action to be taken, inconsistent with this Agreement, which might reasonably be expected to directly or indirectly interfere or affect the consummation of the Arrangement, and Solana shall take all commercially reasonable actions to give effect to the transactions contemplated by this Agreement and the Arrangement; and

ee. Keep all information that Gran Tierra receives from Solana with respect to any Solana Superior Proposal pursuant hereto confidential and shall not be disclosed or used except to the extent required by applicable law or to enforce its rights under this Agreement in legal proceedings and ensure that the Solana Representatives are aware of this obligation.

5.4 Public Announcements

Neither Gran Tierra nor Solana, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Arrangement or the other transactions contemplated hereby without the prior notice to and the opportunity for review by the other party, except as may be required by law or by any listing agreement with a U.S. national securities exchange, the AIM or a Canadian stock exchange.

5.5 Comfort Letters

a. Upon request of Gran Tierra, Solana shall use its commercially reasonable efforts to cause to be delivered to Gran Tierra a letter (the “Solana Comfort Letter”) of Deloitte & Touche LLP, Chartered Accountants, addressed to Gran Tierra and dated as of a date within five days before the earlier of (i) the date the Joint Proxy Statement is first mailed to each company’s respective securityholders; and (ii) if a Registration Statement is required, the date on which the Registration Statement shall become effective, in form and substance reasonably satisfactory to Gran Tierra and customary in scope and substance for “comfort” letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Joint Proxy Statement and the Registration Statement.

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b. Upon request of Solana, Gran Tierra shall use its commercially reasonable efforts to cause to be delivered to Solana a letter (the “Gran Tierra Comfort Letter”) of Deloitte & Touche LLP, Chartered Accountants, addressed to Solana and dated as of a date within five days before the earlier of (i) the date the Joint Proxy Statement is first mailed to each company’s respective securityholders; and (ii) if a Registration Statement is required, the date on which the Registration Statement shall become effective, in form and substance reasonably satisfactory to Solana and customary in scope and substance for “comfort” letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Joint Proxy Statement and the Registration Statement.

ARTICLE 6
CONDITIONS PRECEDENT TO OBLIGATIONS

6.1 Conditions Precedent to Obligations of Each Party

The obligations of each party to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver at or before the Closing (as defined below) of the following conditions:

a. Interim Order.  The Interim Order shall have been granted in form and substance satisfactory to each of Gran Tierra and Solana, acting reasonably, and such order shall not have been set aside or modified in a manner unacceptable to Gran Tierra and Solana, acting reasonably, on appeal or otherwise;

b. Securityholder Approval.  The Arrangement and the other transactions contemplated hereby shall have been approved and adopted on or prior to the Termination Date (as defined below) by the Solana Securityholders in accordance with applicable law and the Interim Order, and Solana shall not have received on or prior to the time on the Effective Date when the Arrangement becomes effective (the “Effective Time”) notice from the holders of more than 5% of the issued and outstanding Solana Common Shares, in aggregate, of their intention to exercise their rights of dissent under section 191 of the ABCA, as modified by the Interim Order, which notices have not been withdrawn as of the Effective Time. In addition, the matters referred to in Section 8.1 shall have been approved by the holders of shares of the Gran Tierra Common Stock in accordance with the rules of the AMEX and TSX, applicable law and Gran Tierra’s Articles of Incorporation and bylaws;

c. No Legal Action.  No act, action, suit, proceeding, objection or opposition shall have been threatened or taken before or by any domestic or foreign court, tribunal or Governmental Entity or other regulatory or administrative agency or commission by any elected or appointed public official, whether or not having the force of law, and no law, regulation, policy, judgment, decision, order, ruling or directive (whether or not having the force of law) shall have been proposed, enacted, promulgated, amended or applied, which in the judgment of Gran Tierra or Solana (as applicable), acting reasonably, in either case has had or, if the Arrangement was consummated, would result in a Material Adverse Change in the affairs, operations or business of Solana or Gran Tierra, respectively, or would prevent the parties from completing the Arrangement;

d. Court Approval.  The Court shall have issued the Final Order in form and substance reasonably satisfactory to Gran Tierra and Solana (such approvals not to be unreasonably withheld or delayed by Gran Tierra or Solana) and reflecting the terms hereof;

e. Regulatory Approvals and Exchange Compliance.  All required domestic and foreign regulatory, governmental (including, without limitation and to the extent required, approval by the Superintendency of Industry and Commerce, the Colombian antitrust authority, pursuant to the Colombian merger control regime) and third party approvals and consents in respect of the completion of the Arrangement shall have been obtained, or required notices given, on terms and conditions satisfactory to Gran Tierra and Solana, each acting reasonably, including, without limitation conditional approval to the listing of the Gran Tierra Common Stock issuable pursuant to the Arrangement on the TSX and the AMEX, and the approval of the TSX Venture Exchange, to the extent required, and all applicable domestic and foreign statutory and regulatory waiting periods shall have expired or have been terminated and no unresolved material objection or opposition shall have been filed, initiated or made during any applicable statutory or regulatory period;

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f. SEC Matters.  The Registration Statement shall have been declared effective under the Securities Act and, on the Effective Date, the Registration Statement shall not be the subject of any stop-order or proceedings seeking a stop-order, and the Joint Proxy Statement shall, at the Effective Time, not be subject to any similar proceedings commenced or threatened by the SEC or the Commissions;

g. Articles of Arrangement.  The Articles of Arrangement to be filed with the Registrar in accordance with the Arrangement shall be in form and substance satisfactory to each of Gran Tierra and Solana, acting reasonably;

h. Outside Date.  The Arrangement shall have become effective on or prior to the Termination Date;

i. Lender Approval.  If required, the Arrangement, and the consummation thereof, shall have been approved by Gran Tierra’s and Solana’s lenders on a basis acceptable to Gran Tierra and Solana, each acting reasonably;

The foregoing conditions are for the mutual benefit of Gran Tierra and Solana and may be asserted by Gran Tierra or Solana regardless of the circumstances and may be waived by Gran Tierra and Solana (with respect to such party) in their sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which Gran Tierra or Solana may have.

6.2 Conditions Precedent to Obligations of Solana

The obligations of Solana to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver at or before the Closing of the following conditions:

a. Resolutions.  Gran Tierra shall have furnished Solana with:

i. certified copies of the resolutions duly passed by the Gran Tierra Board of Directors and the Gran Tierra Exchangeco Board of Directors approving this Agreement and the consummation of the transactions contemplated hereby; and

ii. certified copies of the resolutions of Gran Tierra Stockholders duly passed at the Gran Tierra Stockholder Meeting, approving the issuance of the shares of Gran Tierra Common Stock, issuable in connection with the transactions contemplated by this Agreement and the Plan of Arrangement;

b. Representations and Warranties.  The representations and warranties made by Gran Tierra in this Agreement shall be true and correct as of the Effective Date as if made on and as of such date (without giving effect to any materiality qualifiers contained therein) (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall have been true and correct as of that earlier date, or except as affected by transactions permitted by this Agreement), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not result or would not reasonably be expected to result in a Material Adverse Change in respect of Gran Tierra or would not, or would not reasonably be expected to, materially impede completion of the Arrangement, and Gran Tierra shall have provided to Solana a certificate of two senior officers certifying such accuracy on the Effective Date;

c. No Material Adverse Change.  No Material Adverse Change shall have occurred in the business, operations, assets, capitalization or prospects of Gran Tierra from and after the date hereof and prior to the Effective Date, and no Material Adverse Change in the financial condition of Gran Tierra shall have occurred after the date hereof and prior to the Effective Date from that reflected in the Gran Tierra financial statements reflected in the Gran Tierra Form 10-Q for the quarter ended March 31, 2008 or otherwise disclosed in the Gran Tierra Disclosure Letter;

d. Compliance with Covenants.  Gran Tierra shall have complied in all material respects with its covenants herein, and Gran Tierra shall have provided to Solana a certificate of two senior officers certifying compliance with such covenants; and

e. Debt Threshold.  At the Effective Time, Gran Tierra’s Debt is $nil.

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The conditions in this Section 6.2 are for the exclusive benefit of Solana and may be asserted by Solana regardless of the circumstances or may be waived by Solana in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which Solana may have.

6.3 Conditions Precedent to Obligations of Gran Tierra

The obligations of Gran Tierra to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

a. Resolutions.  Solana shall have furnished Gran Tierra with:

i. certified copies of the resolutions duly passed by the Solana Board of Directors approving this Agreement and the consummation of the transactions contemplated hereby; and

ii. certified copies of the resolutions of Solana Securityholders duly passed at the Solana Securityholder Meeting, approving the Arrangement;

b. Representations and Warranties.  The representations and warranties made by Solana in this Agreement shall be true and correct as of the Effective Date as if made on and as of such date (without giving effect to any materiality qualifiers contained therein) (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall have been true and correct as of that earlier date, or except as affected by transactions contemplated or permitted by this Agreement), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not result or would not reasonably be expected to result in a Material Adverse Change in respect of Solana or would not, or would not reasonably be expected to, materially impede completion of the Arrangement, and Solana shall have provided to Gran Tierra a certificate of two senior officers certifying such accuracy on the Effective Date;

c. No Material Adverse Change.  No Material Adverse Change shall have occurred in the business, operations, assets, capitalization or prospects of Solana from and after the date hereof and prior to the Effective Date, and no Material Adverse Change in the financial condition of Solana shall have occurred from and after the date hereof and prior to the Effective Date from that reflected in the Solana financial statements contained in the Solana Canadian Securities Reports with respect to the quarter ended March 31, 2008 or otherwise disclosed in the Solana Disclosure Letter;

d. Compliance with Covenants.  Solana shall have complied in all material respects with its covenants herein, and Solana shall have provided to Gran Tierra a certificate of two senior officers certifying compliance with such covenants;

e. Debt Threshold.  At the Effective Time, Solana’s Debt is $nil;

f. Solana Options and Solana Warrants.  All of the outstanding Solana Options and Solana Warrants shall have been exercised, exchanged or converted or shall terminate in accordance with the provisions of Section 3.1 of the Plan of Arrangement or otherwise shall have been dealt with on a basis acceptable to Gran Tierra;

g. Loans.  All outstanding Solana loans owing to Solana by any director or officer of Solana shall have been repaid in full;

h. Resignations and Releases.  Gran Tierra shall have received resignations and releases effective as of the Effective Time, in form satisfactory to Gran Tierra, from all of the directors and officers of Solana; and

i. Non-Solicitation Agreements.  Gran Tierra shall have received executed copies of the Non-Solicitation Agreement, on or before the Effective Date, substantially in the form attached hereto as Exhibit D, from Glenn Van Doorne and Ricardo Montes.

The conditions in this Section 6.3 are for the exclusive benefit of Gran Tierra and may be asserted by Gran Tierra regardless of the circumstances or may be waived by Gran Tierra in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which Gran Tierra may have.

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6.4 Satisfaction of Conditions

The conditions set out in this Article 6 are conclusively deemed to have been satisfied, waived or released when, with the agreement of the parties, Articles of Arrangement are filed under the ABCA to give effect to the Arrangement.

ARTICLE 7
TERMINATION

7.1 Termination

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the transactions contemplated hereby by the securityholders entitled to vote of Gran Tierra or Solana, as follows:

a. by mutual agreement of Solana and Gran Tierra;

b. by Solana, if Gran Tierra fails to satisfy the condition set forth in Section 6.2(b) of the Agreement;

c. by Gran Tierra, if Solana fails to satisfy the condition set forth in Section 6.3(b) of the Agreement;

d. by either party, if all the conditions for Closing the Arrangement for the benefit of such party shall not have been satisfied or waived on or before 5:00 p.m., Calgary, Alberta time on November 15, 2008 (the “Termination Date”);

e. by either party: (i) if the securityholders of Solana do not approve the Arrangement (and the other matters to be approved at such meeting as provided in Section 8.1 hereof) at the Solana Securityholders Meeting; or (ii) if the stockholders of Gran Tierra do not approve at the Gran Tierra Stockholders Meeting the issuance of Gran Tierra Common Stock issuable as contemplated by the Arrangement at the Gran Tierra Stockholders Meeting;

f. by either party if a final and non-appealable order shall have been entered in any action or proceeding before any Governmental Entity that prevents or makes illegal the consummation of the Arrangement;

g. by Solana if the Gran Tierra Board of Directors or any committee of the Gran Tierra Board of Directors shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement, the Arrangement and the other transactions contemplated hereby;

h. by Gran Tierra if the Solana Board of Directors or any committee of the Solana Board of Directors shall (i) withdraw or modify in any adverse manner its approval or recommendation in respect of this Agreement, the Arrangement and the other transactions contemplated hereby or (ii) fails to reaffirm its approval or recommendation upon request, from time to time, by Gran Tierra to do so or upon an Solana Acquisition Proposal in respect of Solana being publicly announced or is proposed, offered or made to the Solana Securityholders or to Solana (such reaffirmation to be made within 10 days of such request being made or such Solana Acquisition Proposal being publicly announced, proposed, offered or made or immediately prior to the meeting of Solana Securityholders, whichever occurs first);

i. by Solana, prior to the approval of this Agreement and the Arrangement and the other transactions contemplated hereby by the Solana Securityholders if, as a result of a Solana Superior Proposal by a party other than Gran Tierra or any of its affiliates, Solana’s board of directors determines in accordance with Section 5.2(s) to accept, recommend, approve or implement such Solana Superior Proposal and has otherwise complied with the provisions of Section 5.2(s) and Section 7.4.

7.2 Notice of Termination

Any termination of this Agreement under subsections 7.1(b) through (i) above will be effected by the delivery of written notice by the terminating party to the other party hereto.

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7.3 Effect of Termination

Subject to Section 7.4, in the event of termination of this Agreement by either Solana or Gran Tierra pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of Gran Tierra or Solana or their respective officers or directors, except that: (i) the provisions of Section 7.4 shall survive such termination; (ii) the provisions of the Confidentiality Agreement, shall survive any such termination; and (iii) no party shall be released or relieved from any liability arising from the breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

7.4 Termination Fee

a. If this Agreement is terminated by Solana pursuant to Section 7.1(b), then Gran Tierra shall pay to Solana a cash termination fee equal to Solana’s transaction costs (including the fees and costs of professional advisors) incurred in connection with negotiation and performance of the Arrangement and related transactions, subject to a maximum expense reimbursement of $1.5 million, at the time of such termination.

b. If this Agreement is terminated by Gran Tierra pursuant to Section 7.1(c), then Solana shall pay to Gran Tierra a cash termination fee equal to the Gran Tierra’s transaction costs (including the fees and costs of professional advisors) incurred in connection with negotiation and performance of the Arrangement and related transactions, subject to a maximum expense reimbursement of $1.5 million, at the time of such termination.

c. If this Agreement is terminated (x) by Solana pursuant to Section 7.1(i), or (y) by Gran Tierra pursuant to Section 7.1(h), then Solana shall pay to Gran Tierra a cash termination fee of $21 million, payable immediately upon written notice of termination of this Agreement being provided.

d. If this Agreement is terminated by Solana pursuant to Section 7.1(g), then Gran Tierra shall pay to Solana a cash termination fee of $21 million, payable immediately upon written notice of termination of this Agreement being provided.

e. Gran Tierra and Solana each agree that the agreements contained in Sections 7.4(a) through 7.4(d) are an integral part of the transactions contemplated by this Agreement. If either party fails to promptly pay the other party any fee due under such Sections 7.4(a) through 7.4(d), it shall pay the other party’s costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Canadian Imperial Bank of Commerce from the date such fee was first due.

Each of the Parties acknowledges and agrees that all of the payment amounts set out in this Article 7 are payments of liquidated damages which are a genuine pre-estimate of the damages that the other party will suffer or incur as a result of the event giving rise to such damages and resultant termination of this Agreement and are not penalties. Each party irrevocably waives any right it may have to raise as a defense that any such liquidated damages are excessive or punitive. For greater certainty, each of the parties agrees that the payment of the applicable amount pursuant to Sections 7.4(a), (b), (c) or (d) is the sole monetary remedy of each party under this Agreement. Nothing herein shall preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise to obtain specific performance of any of such act, covenants or agreements, without the necessity of posting bond or security in connection therewith. For clarity, if a party is required to pay a termination fee pursuant to subsections (c) or (d) of Section 7.4 above, no party shall be obligated to pay more than $21 million (and any additional amounts required under Section 7.4(e)) pursuant to this Article 7.

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ARTICLE 8
ADDITIONAL AGREEMENTS

Gran Tierra and Solana each agree to take the following actions after the execution of this Agreement.

8.1 Meetings

Solana and Gran Tierra shall each duly call a meeting of its securityholders entitled to vote to be held within 20 business days of the filing of the definitive Joint Proxy Statement with the SEC for the purpose of (a) in the case of Solana, voting upon the Plan of Arrangement and the transactions contemplated hereby and thereby, and (b) in the case of Gran Tierra, voting upon a proposal to approve the issuance of such number of shares of Gran Tierra Common Stock as are necessary to consummate the Arrangement including those issuable on the exchange of the Exchangeable Shares, and each shall, through its board of directors, recommend to its securityholders in the Joint Proxy Statement approval of such matters and shall coordinate and cooperate with respect to the timing of such meetings. Each party may only change such recommendation in the event that the board of directors of such party concludes, in good faith, after receiving the written advice of outside counsel that such action is necessary for the board of directors to act in a manner consistent with its fiduciary duty. The meetings of securityholders of Solana and Gran Tierra will be called for the same day at such times as will result in the completion of the Gran Tierra Stockholders Meeting prior to the commencement of the Solana Securityholders Meeting.

8.2 The Closing

Subject to the termination of this Agreement as provided in Article 6, the Closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Gran Tierra on the Effective Date and at a time to be mutually agreed upon by the parties, which date shall be no later than the first business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by Solana and Gran Tierra. Concurrently with the Closing, the Plan of Arrangement will be filed with the Registrar under the ABCA.

8.3 Ancillary Documents/Reservation of Shares

a. Provided all other conditions of this Agreement have been satisfied or waived, Solana shall, on the Effective Date, file Articles of Arrangement pursuant to Section 193 of the ABCA to give effect to the Plan of Arrangement, such Articles of Arrangement to contain share conditions for Exchangeable Shares substantially in the form of those contained in Exhibit A.

b. On the Effective Date:

i. Gran Tierra shall (and shall cause Gran Tierra Callco ULC and Gran Tierra Exchangeco) execute and deliver a Support Agreement containing substantially the same terms and conditions set forth in Exhibit B, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably; and

ii. Gran Tierra, Gran Tierra Exchangeco and a Canadian trust company to be mutually agreeable to Gran Tierra and Solana, acting reasonably, shall execute and deliver a Voting and Exchange Trust Agreement containing substantially the same terms and conditions set forth in Exhibit C, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably.

c. On or before the Effective Date, Gran Tierra will reserve for issuance such number of shares of Gran Tierra Common Stock as shall be necessary to give effect to the exchanges and assumptions or exchanges of Solana Options and Solana Warrants contemplated hereby.

8.4 Indemnification and Related Matters

a. Gran Tierra agrees that all rights to indemnification existing in favor of the present or former directors and officers of Solana (as such) or any of the Solana Subsidiaries or present or former directors and officers (as such) of Solana or any of the Solana Subsidiaries serving or who served at Solana’s or any of the Solana Subsidiaries’ request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (each such present or former director or

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officer of Solana or any of the Solana Subsidiaries, an “Indemnified Party”), as provided by contract or in Solana’s charter or bylaws or similar documents of any of the Solana Subsidiaries in effect as of the date hereof (copies of all of which have been provided to Gran Tierra) with respect to matters occurring prior to the Effective Time, shall survive and shall continue in full force and effect and without modification for a period of not less than the statutes of limitations applicable to such matters.

b. From and after the Effective Time, Gran Tierra shall cause Solana to indemnify and hold harmless to the fullest extent permitted under the ABCA, each Indemnified Party against any costs and expenses (including reasonable attorney’s fees), judgments, fines, losses, claims and damages and liabilities, and amounts paid in settlement thereof with the consent of the indemnifying party, such consent not to be unreasonably withheld, in connection with any actual or threatened claim, action, suit, proceeding or investigation that is based on, or arises out of, the fact that such person is or was a director or officer of Solana or any Solana Subsidiary (including without limitation with respect to any of the transactions contemplated hereby or the Arrangement) or who is serving or who served at Solana’s or any of the Solana Subsidiaries’ request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. In the event of any such claim, action, suit, proceeding or investigation, Gran Tierra shall cause Solana to pay the reasonable fees and expenses of counsel in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent permitted by law subject to the limitations imposed by the ABCA. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties, (i) the Indemnified Parties may retain counsel reasonably satisfactory to Gran Tierra and, subject to limitations imposed by the ABCA, Solana shall (or Gran Tierra shall cause Solana to) pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) Gran Tierra will use all reasonable efforts to assist in the defense of such matter; provided, however, that neither Solana nor Gran Tierra shall be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 8.4(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify Gran Tierra (but the failure to so notify shall not relieve a party from any liability which it may have under this Section 8.4 (b) unless such failure results in actual prejudice to such party and then only to the extent of such prejudice). The Indemnified Parties as a group may retain only one law firm in any jurisdiction to represent them with respect to each such matter unless such counsel determines that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event additional counsel may be required to be retained by the Indemnified Parties.

c. Subject to limitations imposed by the ABCA, provided the Arrangement becomes effective, Solana shall (or Gran Tierra shall cause Solana to) pay all expenses, including reasonable attorney’s fees, as the same may be incurred by any Indemnified Parties in any action by any Indemnified Party or parties seeking to enforce the indemnity or other obligations provided for in this Section 8.4; provided, however, that Solana will be entitled to reimbursement for any advances made under this Section 8.4 to any Indemnified Party who ultimately proves unsuccessful in enforcing the indemnity as finally determined by a non-appealable judgment in a court of competent jurisdiction, and payment of such expenses in advance of the final disposition of the action shall be made only upon receipt of any undertaking by the Indemnified Party to reimburse all amounts advanced if such action ultimately proves unsuccessful.

d. Provided the Arrangement becomes effective, for a period of five (5) years after the Effective Date, Gran Tierra shall continue in effect director and officer liability insurance for the benefit of the Indemnified Parties in such amounts, and with such deductibles, retained amounts, coverages and exclusions as Solana provides for its own directors and officers at the date hereof.

e. This Section 8.4, which shall survive the consummation of this Agreement and the Arrangement, is intended to benefit each person or entity indemnified hereunder.

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ARTICLE 9
AMENDMENT

9.1 Amendment of Agreement

This Agreement (excluding the Plan of Arrangement) may at any time and from time to time before or after the holding of the Solana Securityholders Meeting be amended by written agreement of the parties without, subject to applicable law, further notice to or authorization on the part of the Solana Securityholders and any such amendment may, without limitation:

a. change the time for performance of any of the obligations or acts of the Parties;

b. waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

c. waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; or

d. waive compliance with or modify any other conditions precedent contained herein;

provided that no such amendment which is agreed to after the parties are granted the Interim Order by the Court may reduce or materially adversely affect the consideration to be received by Solana Securityholders without approval by the Solana Securityholders given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court.

9.2 Amendment of Plan of Arrangement

a. The parties may agree to amend the Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment must be: (i) set out in writing; (ii) filed with the Court and, if made following the Solana Securityholders Meeting, approved by the Court; and (iii) communicated to holders of Solana Securities if and as required by the Court.

b. Any amendment to the Plan of Arrangement agreed to by the parties at any time prior to or at the Solana Securityholders Meeting, which is proposed and accepted by the holders of Solana Securities voting at the Solana Securityholders Meeting, shall become part of the Plan of Arrangement for all purposes.

c. Any amendment to the Plan of Arrangement that is approved by the Court following the Solana Securityholders Meeting shall be effective only if it is consented to by each of the parties.

ARTICLE 10
PRIVACY MATTERS

10.1 Privacy Issues

a. For the purposes of this Section 10.1, the following definitions shall apply:

i. “applicable law” means, in relation to any person, transaction or event, all applicable provisions of applicable law by which such person is bound or having application to the transaction or event in question, including applicable privacy laws;

ii. “applicable privacy laws” means any and all applicable law relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including but not limited to the Personal Information Protection and Electronic Documents Act (Canada) and/or any comparable provincial law including the Personal Information Protection Act (Alberta);

iii. “authorized authority” means, in relation to any person, transaction or event, any (a) federal, provincial, municipal or local governmental body (whether administrative, legislative, executive or otherwise), both domestic and foreign, (b) agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, (c) court, arbitrator, commission or body exercising judicial, quasi-judicial, administrative or similar functions, and (d) other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange, in each case having jurisdiction over such person, transaction or event; and

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iv. “Personal Information” means information about an individual transferred to a party by another party in accordance with this Agreement and/or as a condition of the Arrangement.

b. The parties acknowledge that they are responsible for compliance at all times with applicable privacy laws which govern the collection, use and disclosure of Disclosed Personal Information acquired by or disclosed to the other party pursuant to or in connection with this Agreement (the “Disclosed Personal Information”).

c. Neither party shall use the Disclosed Personal Information for any purposes other than those related to the performance of this Agreement and the completion of the Arrangement.

d. Each party acknowledges and confirms that the disclosure of Disclosed Personal Information is necessary for the purposes of determining if the parties shall proceed with the Arrangement, and that the disclosure of Personal Information relates solely to the carrying on of the business and the completion of the Arrangement.

e. Each party acknowledges and confirms that it has and shall continue to employ appropriate technology and procedures in accordance with applicable law to prevent accidental loss or corruption of the Disclosed Personal Information, unauthorized input or access to the Disclosed Personal Information, or unauthorized or unlawful collection, storage, disclosure, recording, copying, alteration, removal, deletion, use or other processing of such Disclosed Personal Information.

f. Each party shall at all times keep strictly confidential all Disclosed Personal Information provided to it, and shall instruct those employees or advisors responsible for processing such Disclosed Personal Information to protect the confidentiality of such information in a manner consistent with the parties’ obligations hereunder. Each party shall ensure that access to the Disclosed Personal Information shall be restricted to those employees or advisors of the respective party who have a bona fide need to access such information in order to complete the Arrangement.

g. Each party shall promptly notify the other party to this Agreement of all inquiries, complaints, requests for access, and claims of which the party is made aware in connection with the Disclosed Personal Information, subject to any limitations imposed by applicable laws. The parties shall fully co-operate with one another, with the persons to whom the Personal Information relates, and any authorized authority charged with enforcement of applicable privacy laws, in responding to such inquiries, complaints, requests for access, and claims, subject to any limitations imposed by applicable laws.

h. Upon the expiry or termination of this Agreement, or otherwise upon the reasonable request of either party, the counterparty shall forthwith cease all use of the Personal Information acquired by the counterparty in connection with this Agreement and will return to the party or, at the party’s request, destroy in a secure manner, the Disclosed Personal Information (and any copies).

ARTICLE 11
MISCELLANEOUS

11.1 No Survival of Representations and Warranties

All representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the valid termination of this Agreement or the Effective Date, whereupon such representations and warranties will expire and be of no further force or effect. All agreements and covenants of the parties shall survive the Effective Date, except as otherwise set forth in this Agreement. This Section 11.1 will not limit any covenant or agreement of any of the parties which, by its terms, contemplates performance after the Effective Time or the date on which this Agreement is terminated, as the case may be.

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11.2 Notices

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by recognized overnight courier, by facsimile (receipt confirmed) or mailed by certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party. as shall be specified by like notice):

a. if to Gran Tierra or Gran Tierra Exchangeco to:

Gran Tierra Energy Inc.
300, 611 10th Ave SW
Calgary, AB Canada T2R 0B2
Attention: Dana Coffield,
President and Chief Executive Officer
Facsimile No. 403-265-3242

with required copies to

Cooley Godward Kronish LLP
5 Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Attention: Nancy H. Wojtas, Esq.
Facsimile No. 650-849-7400

Blake Cassels & Graydon LLP
855-2nd Street S.W.
Suite 3500, Bankers Hall East Tower
Calgary AB T2P4J8
Canada
Attention: Scott Cochlan, Esq.
Facsimile No. 403-260-9700

b. if to Solana to:

Solana Resources Limited
Suite 100, 522-11th Avenue S.W.
Calgary, AB T2R 0C8
Attention: J. Scott Price
President & CEO
Facsimile No. 403-770-1826

with required copies to

Davis LLP
250-2nd Street S.W.
Suite 1000, Livingston Place
Calgary, AB T2P 0C1
Attention: Roy Hudson, Esq.
Facsimile No. 403-296-4474

11.3 Interpretation

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used therein shall be deemed in each case to be followed by the words “without limitation.” Any references in this Agreement to “the date hereof” refers to the date of execution of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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11.4 Severability

If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

11.5 Counterparts

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

11.6 Miscellaneous

This Agreement, which includes the Solana Disclosure Letter, the Gran Tierra Disclosure Letter and the Exhibits hereto, and the Confidentiality Agreement dated July 26, 2007 between Gran Tierra and Solana, and any other documents referred to herein or contemplated hereby (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder (except that Section 8.4 is for the benefit of Solana’s directors and officers and is intended to confer rights on such persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

11.7 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including without limitation validity, construction, effect, performance and remedies.

11.8 Expenses

Except as otherwise provided herein, each party will bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

11.9 Further Assurances

Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all such acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the terms and provisions of this Agreement.

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In Witness Whereof, the parties have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

GRAN TIERRA ENERGY INC.
/s/ Dana Coffield By: Dana Coffield President and Chief Executive Officer

SOLANA RESOURCES LIMITED
/s/ Scott Price By: Scott Price President and Chief Executive Officer

GRAN TIERRA EXCHANGECO INC.
/s/ Dana Coffield By: Dana Coffield President and Chief Executive Officer

Arrangement Agreement Signature Page

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Exhibit A

(Superseded by Amendment No. 1; see Annex D of this Joint Proxy Statement, which is included by reference here, for the current Plan of Arrangement)

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Exhibit B

Form of Support Agreement

(See Annex F of this Joint Proxy Statement, which is included by reference here)

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Exhibit C

Form of Voting and Exchange Trust Agreement

(See Annex G of this Joint Proxy Statement, which is included by reference here)

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Exhibit D

Form of Nonsolicitation Agreement

NONSOLICITATION AGREEMENT

This Nonsolicitation Agreement is being executed and delivered as of , 2008 by (the “Stockholder”) in favor of, and for the benefit of Gran Tierra Energy Inc., a Nevada corporation (the “Purchaser”) and Solana Resources Limited, an Alberta corporation and its successors and assigns (the “Company”) (as hereinafter defined). Certain capitalized terms used in this Nonsolicitation Agreement are defined in Section 18.

Recitals

A. As a stockholder and employee of the Company, the Stockholder has obtained extensive and valuable knowledge and confidential information concerning the businesses of the Company and its subsidiaries. (The Company and its subsidiaries are referred to collectively herein as the “Acquired Companies.”)

B. Pursuant to a Arrangement Agreement dated as of July 28, 2008 among the Purchaser, the Company, and Gran Tierra Exchangeco Inc. (the “Arrangement Agreement”), the Company’s stockholders are selling all of the outstanding stock of the Company to the Purchaser contemporaneously with the execution and delivery of this Nonsolicitation Agreement. As a result of the Purchaser’s acquisition of all of the outstanding stock of the Company, the Acquired Companies are becoming subsidiaries of the Purchaser.

Agreement

To induce the Purchaser to consummate the transactions contemplated by the Arrangement Agreement, and for other good and valuable consideration, the Stockholder agrees as follows:

1. No Hiring or Solicitation of Employees.  The Stockholder, during the Nonsolicitation Period, shall not (a) hire any Specified Employee, or (b) personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Stockholder’s own behalf or on behalf of any other Person) any Specified Employee or any other employee to leave his or her employment with the Purchaser, any of the Acquired Companies or any of the Purchaser’s other subsidiaries. (For purposes of this Section 1, “Specified Employee” shall mean any individual who (i) is or was an employee of any of the Acquired Companies on the date of this Nonsolicitation Agreement or during the 360-day period ending on the date of this Nonsolicitation Agreement, and (ii) remains or becomes an employee of the Purchaser, any of the Acquired Companies or any of the Purchaser’s other subsidiaries on the date of this Nonsolicitation Agreement or at any time during the Nonsolicitation Period.)

2. Confidentiality.  The Stockholder shall hold all Confidential Information in strict confidence and shall not at any time (whether during or after the Nonsolicitation Period): (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than the Purchaser or the Company); (b) use any Confidential Information for any purpose; or (c) use any Confidential Information for the benefit of any Person (other than the Purchaser or the Company); except as required for statutory, judicial, regulatory or legal purposes.

In the event that the Stockholder is requested or required for statutory, judicial, regulatory or legal reasons to disclose any Confidential Information, it is agreed that the Stockholder will provide the Purchaser or the Company with prompt notice of such request or requirement so that the Purchaser or the Company may, at its option and its own expense, seek an appropriate protective order or other remedy to assure that the Confidential Information will be accorded confidential treatment.

3. Representations and Warranties.  The Stockholder represents and warrants, to and for the benefit of the Indemnitees, that: (a) he has full power and capacity to execute and deliver, and to perform all of his obligations under, this Nonsolicitation Agreement; and (b) neither the execution and delivery of this Nonsolicitation Agreement nor the performance of this Nonsolicitation Agreement will result directly or indirectly in a violation or breach of any agreement or obligation by which the Stockholder or any of his Affiliates is or may be bound. The Stockholder’s representations and warranties shall survive the expiration of the Nonsolicitation Period as required.

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4. Specific Performance.  In the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Nonsolicitation Agreement, each of the Purchaser, the Company and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. No Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4, and the Stockholder irrevocably waives any right he may have to require any Indemnitee to obtain, furnish or post any such bond or similarly instrument; save and except that the Indemnitee shall still be required to provide an undertaking as to damages in the event of an Indemnitee applying for injunctive relief.

5. Indemnification.  Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, the Stockholder shall indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys’ fees), charge or expense (whether or not relating to any third-party claim) that is suffered or incurred at any time (whether during or after the Nonsolicitation Period) by such Indemnitee, or to which such Indemnitee otherwise becomes subject at any time (whether during or after the Nonsolicitation Period), and that arises out of or by virtue of, or relates to, (a) any inaccuracy in or breach of any representation or warranty contained in this Nonsolicitation Agreement, or (b) any failure on the part of the Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Nonsolicitation Agreement.

6. Non-Exclusivity.  The rights and remedies of the Purchaser, the Company and the other Indemnitees under this Nonsolicitation Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Purchaser, the Company and the other Indemnitees under this Nonsolicitation Agreement, and the obligations and liabilities of the Stockholder under this Nonsolicitation Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Nonsolicitation Agreement shall limit any of the Stockholder’s obligations, or the rights or remedies of the Purchaser, the Company or any of the other Indemnitees, under the Arrangement Agreement; and nothing in the Arrangement Agreement shall limit any of the Stockholder’s obligations, or any of the rights or remedies of the Purchaser, the Company, or any of the other Indemnitees, under this Nonsolicitation Agreement.

7. Severability.  Any term or provision of this Nonsolicitation Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Nonsolicitation Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a mutually agreeable valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

8. Governing Law; Venue.

(a) This Nonsolicitation Agreement shall be construed in accordance with, and governed in all respects by, the laws of the Province of Alberta, Canada (without giving effect to principles of conflicts of laws).

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(b) Any legal action or other legal proceeding relating to this Nonsolicitation Agreement or the enforcement of any provision of this Nonsolicitation Agreement may be brought or otherwise commenced in a court of competent jurisdiction in the Province of Alberta. The Stockholder:

(i) expressly and irrevocably consents and submits to the jurisdiction of each court located in the Province of Alberta (and each appellate court located in the Province of Alberta), in connection with any such legal proceeding;

(ii) agrees that service of any process, summons, notice or document by mail addressed to him at the address set forth on the signature page of this Nonsolicitation Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii) agrees that each court located in the Province of Alberta shall be deemed to be a convenient forum; and

(iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any court located in the Province of Alberta any claim that the Stockholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Nonsolicitation Agreement or the subject matter of this Nonsolicitation Agreement may not be enforced in or by such court.

(c) THE STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS NONSOLICITATION AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS NONSOLICITATION AGREEMENT.

9. Waiver.  No failure on the part of the Purchaser, the Company or any other Indemnitee to exercise any power, right, privilege or remedy under this Nonsolicitation Agreement, and no delay on the part of the Purchaser, the Company or any other Indemnitee in exercising any power, right, privilege or remedy under this Nonsolicitation Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Nonsolicitation Agreement, or any power, right, privilege or remedy of such Indemnitee under this Nonsolicitation Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10. Successors and Assigns.  Each of the Purchaser, the Company and the other Indemnitees may freely assign any or all of its rights under this Nonsolicitation Agreement, at any time, in whole or in part, to any successor in interest to the Purchaser, the Company or any of the Indemnitees without obtaining the consent or approval of the Stockholder or of any other Person. This Nonsolicitation Agreement shall be binding upon the Stockholder and his heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of the Purchaser, the Company and the other Indemnitees.

11. Further Assurances.  The Stockholder shall (at the Indemnitee’s sole expense) execute and/or cause to be delivered to each Indemnitee such instruments and other documents, and shall (at the Stockholder’s sole expense) take such other actions, as such Indemnitee may reasonably request at any time (whether during or after the Nonsolicitation Period) for the purpose of carrying out or evidencing any of the provisions of this Nonsolicitation Agreement.

12. Attorneys’ Fees.  If any legal action or other legal proceeding relating to this Nonsolicitation Agreement or the enforcement of any provision of this Nonsolicitation Agreement is brought against the Stockholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

13. Captions.  The captions contained in this Nonsolicitation Agreement are for convenience of reference only, shall not be deemed to be a part of this Nonsolicitation Agreement and shall not be referred to in connection with the construction or interpretation of this Nonsolicitation Agreement.

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14. Construction.  Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Nonsolicitation Agreement. Neither the drafting history nor the negotiating history of this Nonsolicitation Agreement shall be used or referred to in connection with the construction or interpretation of this Nonsolicitation Agreement. As used in this Nonsolicitation Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated in this Nonsolicitation Agreement, all references in this Nonsolicitation Agreement to “Sections” are intended to refer to Sections of this Nonsolicitation Agreement.

15. Survival of Obligations.  Except as specifically provided herein, the obligations of the Stockholder under Sections 2, 5 and 11 of this Nonsolicitation Agreement shall survive the expiration of the Nonsolicitation Period. The expiration of the Nonsolicitation Period shall not operate to relieve the Stockholder of any obligation or liability arising from any prior breach by the Stockholder of any provision of this Nonsolicitation Agreement.

16. Amendment.  This Nonsolicitation Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Stockholder, the Purchaser (or any successor to the Purchaser) and the Company (or any successor to the Company).

17. Defined Terms.  For purposes of this Nonsolicitation Agreement:

(a) “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

(b) “Confidential Information” means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to the Purchaser, any of the Acquired Companies or any of the Purchaser’s other subsidiaries or relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of the Purchaser, any of the Acquired Companies or any of the Purchaser’s other subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); provided, however, that “Confidential Information” shall not be deemed to include information of the Company that was already publicly known and in the public domain prior to the time of its initial disclosure to the Stockholder.

(c) “Indemnitees” shall include: (i) the Purchaser; (ii) the Company; (iii) each Person who is or becomes an Affiliate of the Purchaser or the Company; and (iv) the successors and assigns of each of the Persons referred to in clauses “(i)”, “(ii)” and “(iii)” of this sentence.

(d) “Nonsolicitation Period” shall mean the period commencing on the date of this Nonsolicitation Agreement and ending on the second anniversary of the date of this Nonsolicitation Agreement; provided, however, that in the event of any breach on the part of the Stockholder of any provision of this Nonsolicitation Agreement, the Nonsolicitation Period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured.

(e) “Person” means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

B-1-60

In Witness Whereof, the Stockholder has duly executed and delivered this Nonsolicitation Agreement as of the date first above written.

[Name of Stockholder]
Address:
Telephone No.:( ) Facsimile:( )

B-1-61

ANNEX B-2

AMENDMENT NO. 1
TO
ARRANGEMENT AGREEMENT

This Amendment No. 1 to Arrangement Agreement (this “Amendment”) is entered into as of September 5, 2008, by and among Gran Tierra Energy Inc., a Nevada corporation (hereinafter referred to as “Gran Tierra”), Solana Resources Limited, an Alberta corporation (hereinafter referred to as “Solana”), and Gran Tierra Exchangeco Inc. (“Gran Tierra Exchangeco”), an Alberta corporation and a wholly-owned subsidiary of Gran Tierra Callco ULC.

Recitals

A. Gran Tierra, Solana and Gran Tierra Exchangeco Inc. are parties to that certain Arrangement Agreement dated as of July 28, 2008 (the “Arrangement Agreement”). Any capitalized terms not otherwise defined in this Amendment shall have the meaning given to such terms in the Arrangement Agreement.

B. The parties desire to amend the Arrangement Agreement as set forth herein.

Agreement

The parties to this Amendment, intending to be legally bound, agree as follows:

ARTICLE 1
AMENDMENT OF ARRANGEMENT AGREEMENT

1.1 Amendment of Exhibit A.

Exhibit A to the Arrangement Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A to this Amendment.

1.2 No Other Amendments.  Except as it has been specifically amended pursuant to Section 1.1, the Arrangement Agreement shall from and after the date hereof continue in full force and effect.

ARTICLE 2
ADDITIONAL PROVISIONS

2.1 Entire Agreement and Modification.  The Arrangement Agreement, the Exhibits thereto, this Amendment and any waiver provided by any of Gran Tierra, Solana or Gran Tierra Exchangeco in connection with the Arrangement Agreement set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. The Arrangement Agreement, as amended by this Amendment, may not be further amended except by a written agreement executed in accordance with Section 9.1 of the Arrangement Agreement.

2.2 Severability.  In the event that any provision of this Amendment, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Amendment, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

2.3 Headings.  The headings contained in this Amendment are for convenience of reference only, shall not be deemed to be a part of this Amendment and shall not be referred to in connection with the construction or interpretation of this Amendment.

2.4 Counterparts and Exchanges by Fax.  This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by fax shall be sufficient to bind the parties to the terms and conditions of this Amendment.

[Remainder of page intentionally left blank]

B-2-1

The parties to this Amendment have caused this Amendment to be executed and delivered as of the date first above mentioned.

GRAN TIERRA ENERGY INC.
/s/ Dana Coffield By: Dana Coffield President and Chief Executive Officer

SOLANA RESOURCES LIMITED
/s/ Scott Price By: Scott Price President and Chief Executive Officer

GRAN TIERRA EXCHANGECO INC.
/s/ Dana Coffield By: Dana Coffield President and Chief Executive Officer

Signature Page to Amendment No. 1 to Arrangement Agreement

B-2-2

EXHIBIT A

PLAN OF ARRANGEMENT

(Omitted, as superceded by the Plan of Arrangement, as amended by Amendment No. 2 to the
Arrangement Agreement)

B-2-3

ANNEX B-3

AMENDMENT NO. 2
TO
ARRANGEMENT AGREEMENT

This Amendment No. 2 to Arrangement Agreement (this “Amendment No. 2”) is entered into as of October 9, 2008, by and among Gran Tierra Energy Inc., a Nevada corporation (hereinafter referred to as “Gran Tierra”), Solana Resources Limited, an Alberta corporation (hereinafter referred to as “Solana”), and Gran Tierra Exchangeco Inc. (“Gran Tierra Exchangeco”), an Alberta corporation and a wholly-owned subsidiary of Gran Tierra Callco ULC.

Recitals

A.  Gran Tierra, Solana and Gran Tierra Exchangeco are parties to that certain Arrangement Agreement dated as of July 28, 2008 (the “Arrangement Agreement”), as it was amended by that certain Amendment No. 1 to Arrangement Agreement dated as of September 5, 2008 (“Amendment No. 1”). Any capitalized terms not otherwise defined in this Amendment No. 2 shall have the meaning given to such terms in the Arrangement Agreement, as amended to date.

B.  The parties desire to amend the Arrangement Agreement, as amended to date, as set forth herein.

Agreement

The parties to this Amendment No. 2, intending to be legally bound, agree as follows:

1.	Amendment of Arrangement Agreement.

1.1  Amendment of Exhibit A.

(a) Exhibit A to the Arrangement Agreement, as amended to date, is hereby amended and restated in its entirety to read as set forth in Exhibit A to this Amendment No. 2.

1.2  No Other Amendments.  Except as it has been specifically amended pursuant to Section 1.1 hereof, the Arrangement Agreement, as amended to date, shall from and after the date hereof continue in full force and effect.

2.	Additional Provisions.

2.1  Entire Agreement and Modification.  The Arrangement Agreement, the Exhibits thereto, Amendment No. 1, this Amendment No. 2 and any waiver provided by any of Gran Tierra, Solana or Gran Tierra Exchangeco in connection with the Arrangement Agreement set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. The Arrangement Agreement, as amended by Amendment No. 1 and this Amendment No. 2, may not be further amended except by a written agreement executed in accordance with Section 9.1 of the Arrangement Agreement, as amended to date.

2.2  Severability.  In the event that any provision of this Amendment No. 2, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Amendment No. 2, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

2.3  Headings.  The headings contained in this Amendment No. 2 are for convenience of reference only, shall not be deemed to be a part of this Amendment No. 2 and shall not be referred to in connection with the construction or interpretation of this Amendment No. 2.

2.4  Counterparts and Exchanges by Fax.  This Amendment No. 2 may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Amendment No. 2 (in counterparts or otherwise) by fax shall be sufficient to bind the parties to the terms and conditions of this Amendment No. 2.

[Remainder of page intentionally left blank]

B-3-1

The parties to this Amendment No. 2 have caused this Amendment No. 2 to be executed and delivered as of the date first above mentioned.

GRAN TIERRA ENERGY INC.

/s/ Dana Coffield

By:	Dana Coffield President and Chief Executive Officer

SOLANA RESOURCES LIMITED

/s/ Scott Price

By:	Scott Price President and Chief Executive Officer

/s/ Ricardo Montes

By:	Ricardo Montes Chief Financial Officer

GRAN TIERRA EXCHANGECO INC.

/s/ Dana Coffield

By:	Dana Coffield President and Chief Executive Officer

B-3-2

Exhibit A to the Amendment

EXHIBIT A

PLAN OF ARRANGEMENT

(See Annex D of this Joint Proxy Statement, which is included by reference here)

B-3-3

ANNEX C

INTERIM ORDER OF THE COURT

Action No: 0801-12209

IN THE COURT OF QUEEN’S BENCH OF ALBERTA
JUDICIAL DISTRICT OF CALGARY
IN THE MATTER OF Section 193 of the Business Corporations Act, R.S.A.
2000, c. B-9, as amended

AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING
SOLANA RESOURCES LIMITED, GRAN TIERRA EXCHANGECO INC.,
GRAN TIERRA ENERGY INC. AND THE SECURITYHOLDERS OF
SOLANA RESOURCES LIMITED

BEFORE THE HONOURABLE MISTER JUSTICE D.G. HART IN CHAMBERS	) ) )	At the Court House, in the City of Calgary, in the Province of Alberta, on Thursday, the 9th day of October, 2008

INTERIM ORDER

UPON the application of Solana Resources Limited (“Solana”) for an Interim Order pursuant to Section 193 of the Business Corporations Act (Alberta) (“ABCA”);

AND UPON reading the filed Petition, the Affidavit of J. Scott Price, President & CEO of Solana (the “Affidavit”), sworn the 9th day of October, 2008, to be filed, and the documents referred to therein; AND UPON hearing from counsel for Solana; AND UPON noting that the Executive Director of the Alberta Securities Commission (the “Executive Director”) has been notified of the proposed application and does not intend to appear or make submissions;

IT IS HEREBY ORDERED THAT:

1. The capitalized terms not defined in this Order shall have the meanings given to them in the draft Joint Management Information Circular and Proxy Statement of Solana and Gran Tierra (the “Information Circular”) which is annexed as part of Exhibit “A” to the Affidavit.

The Meeting

2. Solana shall convene a special meeting (the “Meeting”) of the holders of its outstanding common shares, options and warrants (the “Solana Securityholders”) at 8:00 a.m. on November 14, 2008 to consider, and if deemed advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”) to approve a proposed plan of arrangement (the “Arrangement”) pursuant to the ABCA among Solana, Gran Tierra Exchangeco Inc. (“Gran Tierra Exchangeco”), Gran Tierra Energy Inc. (“Gran Tierra”), and the Solana Securityholders. A copy of the Arrangement Agreement is annexed as Annex B of Exhibit A to the Affidavit.

Notice of Meeting

3. Solana shall send:

(a)	a Notice of the Meeting;
(b)	the Notice of Petition;
(c)	the Information Circular; and
(d)	a copy of this Order,

in substantially the same form as set out in at Exhibit A to the Affidavit and provided that such documents are not inconsistent with the terms of this Order, to the Solana Securityholders of record on September 25, 2008, to the directors and auditors of Solana and to the Executive Director of the Alberta

Securities Commission (the “ASC”), by mailing them by prepaid ordinary mail, or by sending them by direct courier at the expense of Solana, to such persons at least 21 days prior to the date of the Meeting, excluding the date of mailing or sending by courier, and excluding the date of the Meeting. Such mailing or sending by courier shall constitute good and sufficient service of notice of the Petition, the Meeting, this Order, the hearing in respect of the Petition and the application for the Final Order approving the Arrangement.

4. The only persons entitled to notice of the Meeting shall be the registered Solana Securityholders as they may appear on the records of Solana as at the close of business on September 25, 2008, the directors and auditors of Solana and the Executive Director of the ASC, and the only persons entitled to be represented and to vote at the Meeting, either in person or by proxy, shall be such Solana Securityholders, subject to the provisions of Section 137 of the ABCA.

5. The accidental omission to give notice of the Meeting, or the non-receipt of such notice by one or more of the persons specified in paragraph 3 hereof, shall not invalidate any resolution passed or proceedings taken at the Meeting.

6. Subsequent to the provision to the Solana Securityholders and the Executive Director of the ASC of information referred to in paragraph 3 herein, Solana is authorized to make such amendments, revisions, updates or supplements to the Arrangement as it may determine necessary and proper, and the Arrangement as so amended, revised or supplemented shall be the Arrangement submitted to the Meeting and the subject of the Arrangement Resolution, as the case may be.

7. Notice of any material amendments, revisions, updates, or supplements to any of the information provided pursuant to paragraph 3 of this Order may be communicated to Solana Securityholders by press release, newspaper advertisement or by notice to the Solana Securityholders by one of the methods specified in paragraph 3 of this Order, as determined to be the most appropriate method of communication by the board of directors of Solana.

Chairman

8. The President and Chief Executive Officer of Solana or, failing him, any officer or director of Solana, or, failing them, any person to be chosen at the Meeting, shall be the Chairman of the Meeting.

9. The only persons entitled to attend and speak at the Meeting shall be the Solana Securityholders or their authorized representatives, Solana’s directors, officers and auditors and the authorized representatives of Gran Tierra and Gran Tierra Exchangeco.

Scrutineers

10. Scrutineers for the Meeting (the “Scrutineers”) shall be Valiant Trust Company (acting through its representatives for that purpose). The duties of the Scrutineers shall be, inter alia, to monitor and report on attendance and to monitor and report on all ballots and motions taken at the Meeting. The duties of the Scrutineers shall extend to:

(a)	reviewing and reporting to the Chairman on the deposit and validity of Proxies;
(b)	reporting to the Chairman on the quorum of the Meeting;
(c)	reporting to the Chairman on any polls taken or ballots cast at the Meeting; and
(d)	providing to Solana and to the Chairman and to the Secretary written reports on matters related to their duties.

Deposit of Proxies

11. Proxies will be deposited with the Scrutineers at the office of the Scrutineers designated in the Notice, or with persons appointed by the Scrutineers for that purpose, at least 48 hours, (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting or any adjournment or postponement thereof.

12. Proxies will be completed and executed in accordance with the instructions contained thereon. Proxies must be delivered to the Scrutineers either in person, or mail or courier prior to or by the time prescribed in paragraph 10 above.

13. The Chairman is authorized to, but need not, accept any form of proxy other than the forms prescribed herein which is reasonably believed by the Chairman to be in a lawful form, to be genuine, and to indicate the voting intention of the Solana Securityholder of its proxy.

Revocation of Proxies

14. Proxies given by Solana Securityholders for use at the Meeting may be revoked before the proxy is exercised. In addition to revocation in any other manner permitted by law, a Solana Securityholder giving a proxy may revoke the proxy with an instrument in writing signed and delivered to the Scrutineers, at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement thereof, or deposited with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof prior to the commencement of the Meeting. The document used to revoke a proxy must be in writing, completed and signed by the Solana Securityholder or his or her attorney authorized in writing or, if any Solana Securityholder is a corporation under its corporate seal or by an officer or attorney thereof duly authorized. A Solana Securityholder who is given a proxy may attend the Meeting in person (or where the Solana Securityholder is a corporation, its authorized representative may attend), revoke the proxy (by indicating such intention to the Chairman before the proxy is exercised) and vote in person (or abstain from voting).

Waiver

15. The right is reserved to the Chairman to waive any timing or deposit requirement (individually in any particular case or collectively in any series of cases) prescribed above, provided that he instructs the Scrutineers prior to the last time at which any proxy or revocation is to be used.

Quorum, Adjournments and Postponements

16. The quorum at the Meeting shall be at least one person present in person or by proxy and representing in the aggregate not less than 5% of the Solana Securities entitled to be voted at such Meeting. If no quorum of Solana Securityholders is present within 30 minutes of the time fixed for holding the Meeting, the Meeting will be adjourned to the same day in the next week at the same time and place and no notice shall be required to be given with respect to such adjourned Meeting. At the adjourned Meeting, the holders of Solana Securities present in person or by proxy, entitled to vote at such Meeting, will constitute a quorum for the adjourned Meeting.

17. In all other respects, the Meeting shall be conducted in accordance with the ABCA and the Articles and Bylaws of Solana, subject to such modifications as may be adopted herein.

18. Solana, if it deems advisable, may adjourn or postpone the Meeting on one or more occasions and for such period or periods of time as Solana deems advisable, without the necessity of first convening such Meeting or first obtaining any vote of Solana Securityholders respecting the adjournment or postponement, and notice of any such adjournment or postponement shall be given by press release, newspaper advertisement, or by notice to the Solana Shareholders by one of the other methods specified in this Order, as determined to the be the most appropriate method of communication by the Board of Directors of Solana (provided that such authorization shall not derogate from the rights of the other parties to the Arrangement Agreement). If the Meeting is adjourned or postponed in accordance with this Order, the references to the Meeting in this Order shall be deemed to be the Meeting as adjourned or postponed.

Approval by Solana Securityholders

19. At the Meeting, each Solana Securityholder, voting as a single class, shall be entitled to one vote for each Solana Security held. The majority required to pass the Arrangement Resolution approving the Arrangement shall be 66 2/3% of the votes cast by Solana Securityholders at the Meeting in person or by proxy.

Dissent Rights

20. The registered holders of Solana common shares, are, subject to the provisions hereof and the Arrangement Agreement, accorded the right of dissent under Section 191 of the ABCA with respect to the approval of the Arrangement Resolution. The holders of Solana options and Solana warrants do not have a right of dissent.

21. In order to exercise such rights of dissent, a written objection to the Arrangement Resolution must be sent to Solana, and which written objection must be received by Solana, care of its counsel, Davis LLP, Davis LLP, 1000, 250 – 2nd Street S.W., Calgary, Alberta, T2P 0C1, Attention: Kenneth P. Reh by 4:00 p.m. on the fifth Business Day immediately preceding the date of the Meeting.

22. Solana common shareholders who have voted in favor of the Arrangement shall not be accorded a right of dissent.

23. Solana common shareholders may not exercise the right of dissent in respect of only a portion of such holder’s common shares but may only exercise the right of dissent with respect to all of the common shares held by such holder.

24. Subject to further order of this Court, the rights available to the Solana common shareholders under the ABCA and the Arrangement to dissent from such resolution shall constitute full and sufficient rights of dissent for Solana common shareholders with respect to the Arrangement.

25. Subject to further order of this Court, Notice to the Solana common shareholders of the rights available pursuant to their right of dissent with respect to the Arrangement, and to receive, subject to the provisions of the ABCA and the Arrangement, the fair value of their Solana common shares shall be good and sufficiently given by including information with respect thereto in the Information Circular to be sent to Solana Securityholders in accordance with paragraph 3 of this Order.

Final Application

26. Upon approval of the Arrangement Resolution at the Meeting in the manner set forth in this Order, Solana may proceed with an application before this Court for a Final Order for approval of the Arrangement at 10:00 a.m. on November 14, 2008 at the Court House, Calgary, Alberta or so soon thereafter as counsel may be heard.

27. Any Solana Securityholder or other interested party desiring to support or oppose the Petition may appear at the time of the hearing in person or by counsel for that purpose, provided such Solana Securityholder or other interested party files with the Court and serves upon Solana on or before 12:00 p.m. (noon) on November 12, 2008 a Notice of Intention to Appear, setting out such Solana Securityholder’s or other interested party’s address for service and indicating whether such Solana Securityholder or other interested party intends to support or oppose the application or make submissions, together with any evidence or materials which are to be presented to the Court. Service of such notice on Solana shall be effected by service upon the solicitors for Solana, Davis LLP, 1000, 250 – 2nd Street S.W., Calgary, Alberta, T2P 0C1, Attention: Kenneth P. Reh.

28. In the event that the application for final approval of the Arrangement is adjourned, only those parties appearing before this Court and those parties who have filed and served a Notice of Intention to Appear in accordance with paragraph 26 above shall have notice of the adjourned date.

General

29. Service of notice of the application for this Interim Order on any person is hereby dispensed with.

30. Solana shall be entitled at any time to seek leave to vary this Interim Order upon such terms and the giving of such notice as this Honourable Court may direct.

“D.G. HART” J.C.C.Q.B.A.

ENTERED this 9th day of October, 2008.

“V.A. Brandt” Clerk of the Court of Queen’s Bench

Action No.: 0801-12209        2008

IN THE COURT OF QUEEN’S BENCH OF ALBERTA
JUDICIAL DISTRICT OF CALGARY

IN THE MATTER OF SECTION 193 OF THE
BUSINESS CORPORATIONS ACT, R.S.A. 2000, c. B-9,
AS AMENDED

AND IN THE MATTER OF A PROPOSED
ARRANGEMENT INVOLVING SOLANA
RESOURCES LIMITED, GRAN TIERRA
EXCHANGECO INC., GRAN TIERRA ENERGY INC,
AND THE SECURITYHOLDERS OF SOLANA
RESOURCES LIMITED

INTERIM ORDER

Davis LLP
1000, 250 – 2nd Street S.W.
Calgary, Alberta
T2P 0C1

Attention: Kenneth P. Reh
Telephone: (403) 296-4470
Fax: (403) 296-4474
File No. 63363-00018

ANNEX D

PLAN OF ARRANGEMENT

under Section 193 of the
Business Corporations Act (Alberta)

ARTICLE 1
INTERPRETATION

1.1	In this Plan of Arrangement, the following terms have the following meanings:
(a)	“ABCA” means the Business Corporations Act, R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder.
(b)	“Acquiror” means Gran Tierra Energy Inc., a corporation existing pursuant to the laws of the State of Nevada.
(c)	“Acquiror Control Transaction” has the meaning provided in the Exchangeable Share Provisions.
(d)	“Acquiror Option” means an option to purchase Acquiror Shares granted pursuant to the Acquiror Option Plan.
(e)	“Acquiror Option Plan” means the stock option plan of Acquiror, including all amendments thereto.
(f)	“Acquiror Share” means a common share in the capital of Acquiror as constituted on the date hereof.
(g)	“Acquiror Share Election Form” means a duly completed election in writing from a Target Shareholder, in form satisfactory to Acquiror, acting reasonably, confirming that such Target Shareholder has elected to receive Acquiror Shares in exchange for its Target Shares in accordance with the provisions of Subsection 3.1(j).
(h)	“Acquiror Share Electing Shareholder” means a Target Shareholder who has either: (i) deposited with the Transfer Agent by 4:00 p.m. (Calgary time) on the Election Date, both an Acquiror Share Election Form and a duly completed Letter of Transmittal, together with the certificates representing such Target Shareholder's Target Shares; or (ii) not made all of the deliveries contemplated by (i) above by 4:00 p.m. (Calgary time) on the Election Date and whose address as shown in the register of Target Shares is not in Canada as of 4:00 p.m. (Calgary time) on the Business Day preceding the Effective Date.
(i)	“Arrangement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to the arrangement pursuant to Section 193 of the ABCA set forth in this Plan of Arrangement as supplemented, modified or amended, and not to any particular article, section or other portion hereof.
(j)	“Arrangement Agreement” means the arrangement agreement dated as of July 28, 2008 among Acquiror, ExchangeCo and Target with respect to the Arrangement and all amendments thereto.
(k)	“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required under subsection 193(10) of the ABCA to be filed with the Registrar after the Final Order has been granted giving effect to the Arrangement.
(l)	“Business Day” means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the City of Calgary, in the Province of Alberta, for the transaction of banking business.
(m)	“Callco” means Gran Tierra Callco ULC, a corporation existing under the laws of the Province of Alberta.

(n)	“Certificate” means the certificate which may be issued by the Registrar pursuant to subsection 193(11) of the ABCA or, if no certificate is to be issued, the proof of filing in respect of the Arrangement.
(o)	“Change of Law” means any amendment to the Tax Act and other applicable provincial income tax laws that permits holders of Exchangeable Shares who are resident in Canada, hold the Exchangeable Shares as capital property and deal at arm’s length with Acquiror and ExchangeCo (all for the purposes of the Tax Act and other applicable provincial income tax laws) to exchange their Exchangeable Shares for Acquiror Shares on a basis that will not require such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Tax Act or applicable provincial income tax laws.
(p)	“Change of Law Call Date” has the meaning provided in Subsection 8.1(b).
(q)	“Change of Law Call Purchase Price” has the meaning provided in Subsection 8.1(a).
(r)	“Change of Law Call Right” has the meaning provided in Subsection 8.1(a).
(s)	“Continuing Optionholder” means a Target Optionholder who will, immediately subsequent to the Effective Time, be at least one of a director, officer, employee or consultant of Acquiror and/or an affiliate of Acquiror, as agreed by Acquiror.
(t)	“Court” means the Court of Queen’s Bench of Alberta.
(u)	“Depositary” means Computershare Trust Company of Canada, or such other Person as may be designated by Acquiror and Target.
(v)	“Dissenting Securityholders” means registered holders of TargetShares who validly exercise the rights of dissent with respect to the Arrangement provided to them under the Interim Order and whose dissent rights remain valid immediately before the Effective Time.
(w)	“Effective Date” means the date the Arrangement is effective under the ABCA.
(x)	“Effective Time” means the time at which the Articles of Arrangement are filed with the Registrar on the Effective Date.
(y)	“Election Date” means the date which is one Business Day prior to the date of the Meeting.
(z)	“Eligible Shareholder” means a Target Shareholder who: (i) is a person resident in Canada for purposes of the Tax Act or a partnership that is a Canadian partnership for the purposes of the Tax Act and, in either case, is not exempt from tax under Part I of the Tax Act; and (ii) is an Exchangeable Share Electing Shareholder.
(aa)	“Exchangeable Share Election Form” means a duly completed election in writing from a Target Shareholder confirming that it is a person resident in Canada for purposes of the Tax Act or a partnership that is a Canadian partnership for the purposes of the Tax Act and, in either case, is not exempt from tax under Part I of the Tax Act, in form satisfactory to Acquiror, acting reasonably, confirming that such Target Shareholder has elected to receive Exchangeable Shares in exchange for its Target Shares in accordance with the provisions of Subsection 3.1(i).
(bb)	“Exchangeable Share Electing Shareholder” means a Target Shareholder who has either: (i) deposited with the Transfer Agent by 4:00 p.m. (Calgary time) on the Election Date, both an Exchangeable Share Election Form and a duly completed Letter of Transmittal, together with the certificates representing such Target Shareholder's Target Shares; or (ii) not made all of the deliveries contemplated by (i) above by 4:00 p.m. (Calgary time) on the Election Date and whose address as shown in the register of Target Shares is in Canada as of 4:00 p.m. (Calgary time) on the Business Day preceding the Effective Date.
(cc)	“ExchangeCo” means Gran Tierra Exchangeco Inc., a corporation incorporated under the ABCA.
(dd)	“Exchange Ratio” means 0.9527918.

(ee)	“Exchangeable Share Consideration” has the meaning provided in the Exchangeable Share Provisions.
(ff)	“Exchangeable Share Price” has the meaning provided in the Exchangeable Share Provisions.
(gg)	“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set forth in Schedule “A” hereto.
(hh)	“Exchangeable Shares” means the exchangeable shares in the capital of ExchangeCo as constituted on the date hereof.
(ii)	“Exchange Options” has the meaning provided in Subsection 3.1(d).
(jj)	“Exchange Warrants” has the meaning provided in Subsection 3.1(g).
(kk)	“Final Order” means the final order of the Court approving the Arrangement pursuant to subsection 193(9) of the ABCA to be applied for following the Meeting, as such order may be affirmed, amended or modified by any court of competent jurisdiction.
(ll)	“Imputed Transaction Value” shall be equal to the product obtained when the five trading day volume weighted trading price on the TSX of an Acquiror Share ending on the seventh trading day prior to the Effective Date is multiplied by the Exchange Ratio.
(mm)	“Interim Order” means an interim order of the Court under subsection 193(4) of the ABCA containing declarations and directions with respect to the Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction.
(nn)	“Letter of Transmittal” means the letter of transmittal to be sent to the holders of Target Shares pursuant to which holders of Target Shares are required to deliver certificates representing their Target Shares to receive the Exchangeable Shares, Acquiror Shares and/or Cash Consideration, as applicable, issuable or payable to them pursuant to the Arrangement.
(oo)	“Liquidation Amount” has the meaning provided in the Exchangeable Share Provisions.
(pp)	“Liquidation Call Purchase Price” has the meaning provided in Subsection 8.2(a).
(qq)	“Liquidation Call Right” has the meaning provided in Subsection 8.2(a).
(rr)	“Liquidation Date” has the meaning provided in the Exchangeable Share Provisions.
(ss)	“Meeting” means the special meeting of holders of Target Shareholders to be held to consider, among other things, the Arrangement and related matters, and any adjournment thereof.
(tt)	“Optionholder Election Form” means the duly completed written election of an Optionholder, in form satisfactory to Acquiror, irrevocably electing that: (i) in the case of a Continuing Optionholder, certain of the Target Options held by such Continuing Optionholder are to be exchanged for Acquiror Options in accordance with the provisions of Subsection 3.1(k); and/or (ii) certain of the Target Options held by such Optionholder are to be exchanged for Target Shares in accordance with the provisions of Subsection 3.1(d).
(uu)	“Person” means an individual, partnership, association, body corporate, trust, unincorporated organization, government, regulatory authority, or other entity.
(vv)	“Redemption Call Purchase Price” has the meaning provided in Subsection 8.3(a).
(ww)	“Redemption Call Right” has the meaning provided in Subsection 8.3(a).
(xx)	“Redemption Date” has the meaning provided in the Exchangeable Share Provisions.
(yy)	“Redemption Price” has the meaning provided in the Exchangeable Share Provisions.
(zz)	“Registrar” means the Registrar appointed under section 263 of the ABCA.
(aaa)	“Rollover Options” has the meaning provided in Subsection 3.1(k).

(bbb)	“Target” means Solana Resources Limited, a corporation incorporated under the ABCA.
(ccc)	“Target Option Differential” means the amount by which the Imputed Transaction Value exceeds the exercise price of a particular Target Option.
(ddd)	“Target Optionholders” means the holders from time to time of the Target Options.
(eee)	“Target Option Plan” means the stock option plan of Target.
(fff)	“Target Options” means the options to purchase Target Shares granted pursuant to the Target Option Plan.
(ggg)	“Target Securities” means, collectively, the Target Shares, the Target Options and the Target Warrants.
(hhh)	“Target Securityholders” means, collectively, the Target Shareholders, the Target Optionholders and the Target Warrantholders.
(iii)	“Target Share” means a common share in the capital of Target as constituted on the date hereof.
(jjj)	“Target Shareholders” means the holders from time to time of the Target Shares.
(kkk)	“Target Warrant Differential” means the amount by which the Imputed Transaction Value exceeds $2.00.
(lll)	“Target Warrantholders” means the holders from time to time of the Target Warrants.
(mmm)	“Target Warrants” means the 7,500,000 warrants of Target issued on October 1, 2006.
(nnn)	“Tax Act” means the Income Tax Act (Canada), as the same may be amended, including the regulations promulgated thereunder.
(ooo)	“Transfer Agent” means Computershare Trust Company of Canada or such other Person as may from time to time be appointed by ExchangeCo as the registrar and transfer agent for the Exchangeable Shares.
(ppp)	“TSX” means the Toronto Stock Exchange.
(qqq)	“Voting and Exchange Trust Agreement” means the agreement so entitled among Acquiror, ExchangeCo and the Trustee named therein to be dated as of the Effective Date and provided for in the Arrangement Agreement.
(rrr)	“Warrantholder Election Form” means the duly completed written election of a Target Warrantholder, in form satisfactory to Acquiror, irrevocably electing that certain of the Target Warrants held by such Target Warrantholder are to be exchanged for: (i) Target Shares in accordance with the provisions of Subsection 3.1(f); and/or (ii) cash in accordance with the provisions of Subsection 3.1(g).
1.2	The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.
1.3	Unless reference is specifically made to some other document or instrument, all references herein to articles and sections are to articles and sections of this Plan of Arrangement.
1.4	Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; and words importing any gender shall include all genders.
1.5	In the event that the date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6	References in this Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.
1.7	All dollar amounts referred to in this Plan of Arrangement are in Canadian funds, unless otherwise indicated herein.

ARTICLE 2
ARRANGEMENT AGREEMENT

2.1	This Plan of Arrangement is made pursuant to the Arrangement Agreement.
2.2	This Plan of Arrangement, upon the filing of the Articles of Arrangement and the issue of the Certificate, if any, shall become effective on, and be binding on and after, the Effective Time on: (i) the Target Securityholders; (ii) Target; (iii) ExchangeCo; and (iv) Acquiror.
2.3	The Articles of Arrangement and Certificate shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence set out therein. If no Certificate is required to be issued by the Registrar pursuant to subsection 193(11) of the ABCA, the Arrangement shall become effective on the date the Articles of Arrangement are filed with the Registrar pursuant to subsection 193(10) of the ABCA.

ARTICLE 3
ARRANGEMENT

3.1	Commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur in the following order without any further act or formality except as otherwise provided herein:

Vesting of Target Options and Target Warrants

(a)	each Target Option outstanding immediately prior to the Effective Time, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, shall be deemed to be fully vested;
(b)	each Target Warrant outstanding immediately prior to the Effective Time, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, shall be deemed to be fully vested;

Dissenting Securityholders

(c)	the Target Shares held by Dissenting Securityholders shall be deemed to have been transferred to Target (free of any claims) and cancelled and such Dissenting Securityholders shall cease to have any rights as Target Shareholders other than the right to be paid the fair value of their Target Shares in accordance with Article 4;

Exchange of Target Options (No Rollover Election)

(d)	if a Target Optionholder provides to Acquiror, on or before the date which is three Business Days prior to the Effective Date, a duly completed and executed Optionholder Election Form and therein designates that certain Target Options held by such Target Optionholder are subject to an exchange election (“Exchange Options”), each such Exchange Option will be deemed to be surrendered to Target in exchange for such number of Target Shares as is equal to the quotient obtained when the Target Option Differential applicable to such Exchange Option is divided by the Imputed Transaction Value;
(e)	each Target Option held by a Target Optionholder which is not the subject of a properly delivered Optionholder Election Form in accordance with Subsection 3.1(d) or Subsection 3.1(k) shall be deemed to be surrendered to Target in exchange for a cash payment from Target equal to the product obtained when one (1) is multiplied by the Target Option Differential applicable to such Target Option;

Exchange or Other Treatment of Target Warrants

(f)	if a Target Warrantholder provides to Acquiror, on or before the date which is three Business Days prior to the Effective Date, a duly completed and executed Warrantholder Election Form and therein designates that certain Target Warrants held by such Target Warrantholder are subject to an exchange election (“Exchange Warrants”), each such Exchange Warrant shall be deemed to be surrendered to Target in exchange for such number of Target Shares as is equal to the quotient obtained when the Target Warrant Differential is divided by the Imputed Transaction Value;
(g)	if a Target Warrantholder provides to Acquiror, on or before the date which is three Business Days prior to the Effective Date, a duly completed and executed Warrantholder Election Form and therein designates that certain Target Warrants will be exchanged for cash, each such Target Warrant shall be deemed to be surrendered to Target in exchange for a cash payment from Target equal to the product obtained when one (1) is multiplied by the Target Warrant Differential;
(h)	any Target Warrants held by a Target Warrantholder which are not the subject of a properly delivered Warrantholder Election Form in accordance with Subsections 3.1(f) or 3.1(g) will entitle the Target Warrantholder to purchase Acquiror Shares in accordance with the terms and conditions of the Target Warrants;

Exchange of Target Shares by Target Shareholders who are Exchangeable Share Electing Shareholders

(i)	the Target Shares held by Exchangeable Share Electing Shareholders (other than those previously held by Dissenting Securityholders but including those received in accordance with Subsections 3.1(d) and 3.1(f)) shall be sold, assigned and transferred to ExchangeCo (free and clear of all liens, claims and encumbrances) in exchange for such number of Exchangeable Shares as is equal to the number of Target Shares so exchanged, multiplied by the Exchange Ratio;

Exchange of Target Shares by Target Shareholders who are Acquiror Share Electing Shareholders

(j)	the Target Shares held by Acquiror Share Electing Shareholders (other than those previously held by Dissenting Securityholders but including those received in accordance with Subsections 3.1(d) and 3.1(f)) shall be sold, assigned and transferred to ExchangeCo (free and clear of all liens, claims and encumbrances) in exchange for such number of Acquiror Shares as is equal to the number of Target Shares so exchanged, multiplied by the Exchange Ratio; and

Exchange of Target Options by Continuing Optionholders pursuant to Rollover Elections

(k)	if a Continuing Optionholder provides to Acquiror, on or before the date which is three Business Days prior to the Effective Date, a duly completed and executed Optionholder Election Form and therein designates that certain Target Options held by such Continuing Optionholder are subject to a rollover election (“Rollover Options”), each such Rollover Option will be exchanged and cancelled in exchange for that number of Acquiror Options equal to the product obtained when one (1) is multiplied by the Exchange Ratio; the exercise price for each such Acquiror Option will be equal to the exercise price of each corresponding Rollover Option exchanged divided by the Exchange Ratio (and shall be denominated in United States dollars based on a conversion rate equal to the noon buying rate of the Federal Reserve Bank of New York on the Effective Date); and the expiry date of such Acquiror Option will be the same as for each corresponding Rollover Option.
3.2 (a)	An Exchangeable Share Electing Shareholder who has transferred Target Shares to ExchangeCo as contemplated under Subsection 3.1(i) shall be considered to have received any of the ancillary rights and benefits associated with the Exchangeable Shares in consideration for the grant by the Exchangeable Share Electing Shareholder to Acquiror, ExchangeCo and Callco of certain rights and benefits as against the Exchangeable Share Electing Shareholder in respect of the Exchangeable Shares. To the extent that the value of the ancillary rights and benefits received by the Exchangeable Share Electing Shareholder exceeds the value of the rights and benefits given up by the Exchangeable Share Electing Shareholder to Acquiror, ExchangeCo and Callco, the Exchangeable Share Electing Shareholder shall be considered to have disposed of a portion of its Target Shares in consideration for such excess ancillary rights and benefits, and to have disposed of the remaining portion (the “share portion”) of its Target Shares solely in consideration for Exchangeable Shares. The share portion (expressed as a number) shall be equal to the number of Target Shares obtained when the total number of Target Shares transferred by the Exchangeable Share Electing Shareholder to ExchangeCo is multiplied by the aggregate fair market value of the Exchangeable Shares received by the Exchangeable Share Electing Shareholder divided by the sum of such aggregate fair market value and the amount, if any, by which the aggregate fair market value of the ancillary rights and benefits received by the Exchangeable Share Electing Shareholder exceeds the aggregate fair market value of the rights and benefits granted by the Exchangeable Share Electing Shareholder to ExchangeCo and Callco in respect of the Exchangeable Shares.
(b)	Eligible Shareholders will be entitled to make an income tax election pursuant to section 85 of the Tax Act (and any applicable provincial legislation) with respect to the transfer of their Target Shares to ExchangeCo by providing two signed copies of the necessary election forms to ExchangeCo within 90 days following the Effective Date, duly completed with the details of the number of Target Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the Tax Act (and any applicable provincial legislation), the forms will be signed by ExchangeCo and returned to such holders of Target Shares for filing with the Canada Revenue Agency (and any applicable provincial taxation authority). Notwithstanding the foregoing, ExchangeCo may, in its discretion, agree to alternate arrangements with an Eligible Shareholder in respect of the making of any such election, which may include the use of the internet for the completion and processing of the requisite documents.

3.3	With respect to each holder of Target Securities (other than Dissenting Securityholders), as the case may be, at the Effective Time:
(a)	upon the exchange of Target Options for Target Shares pursuant to Subsection 3.1(d):
(i)	each former Target Optionholder shall cease to be the holder of the Target Options so exchanged and the name of each such Target Optionholder shall be removed from the register of holders of Target Options; and
(ii)	each such former Target Optionholder shall become a holder of the Target Shares so exchanged and shall be added to the register of holders of Target Shares;
(b)	upon the exchange of Target Options for cash pursuant to Subsection 3.1(e), each former Target Optionholder shall cease to be the holder of the Target Options so exchanged and the name of each such Target Optionholder shall be removed from the register of holders of Target Options;
(c)	upon the treatment of Target Warrants pursuant to Subsection 3.1(h):
(i)	each former Target Warrantholder of such Target Warrants shall, in accordance with the terms of the Target Warrants, cease to be the holder of warrants to purchase Target Shares and, as a result, the name of each such Target Warrantholder shall be removed from the register of holders of Target Warrants; and
(ii)	each such former Target Warrantholder shall become a holder of warrants to acquire Acquiror Shares in accordance with the terms of such Target Warrants and shall be added to the register of holders of warrants to acquire Acquiror Shares;
(d)	upon the exchange of Target Warrants for Target Shares pursuant to Subsection 3.1(f):
(i)	each former Target Warrantholder shall cease to be the holder of the Target Warrants so exchanged and the name of each such Target Warrantholder shall be removed from the register of holders of Target Warrants; and
(ii)	each such former Target Warrantholder shall become a holder of the Target Shares so exchanged and shall be added to the register of holders of Target Shares;
(e)	upon the exchange of Target Warrants for cash pursuant to Subsection 3.1(g), each former Target Warrantholder shall cease to be the holder of the Target Warrants so exchanged and the name of each such Target Warrantholder shall be removed from the register of holders of Target Warrants;
(f)	upon the exchange of Target Shares for Exchangeable Shares pursuant to Subsection 3.1(i):
(i)	each former Target Shareholder shall cease to be the holder of the Target Shares so exchanged and the name of each such Target Shareholder shall be removed from the register of holders of Target Shares;
(ii)	each such former Target Shareholder shall become a holder of the Exchangeable Shares so exchanged and shall be added to the register of holders of Exchangeable Shares; and
(iii)	ExchangeCo shall become the holder of the Target Shares so exchanged and shall be added to the register of holders of Target Shares in respect thereof;
(g)	upon the exchange of Target Shares for Acquiror Shares pursuant to Subsection 3.1(j):
(i)	each former Target Shareholder shall cease to be the holder of the Target Shares so exchanged and the name of each such Target Shareholder shall be removed from the register of holders of Target Shares;
(ii)	each such former Target Shareholder shall become a holder of the Acquiror Shares so exchanged and shall be added to the register of holders of Acquiror Shares; and
(iii)	ExchangeCo shall become the holder of the Target Shares so exchanged and shall be added to the register of holders of Target Shares in respect thereof; and

(h)	upon the exchange of Target Options for Acquiror Options pursuant to Subsection 3.1(k):
(i)	each former Target Optionholder shall cease to be the holder of the Target Options so exchanged and the name of each such Target Optionholder shall be removed from the register of holders of Target Options; and
(ii)	each such former Target Optionholder shall become a holder of the Acquiror Options so exchanged and shall be added to the register of holders of Acquiror Options.

ARTICLE 4
DISSENTING SHAREHOLDERS

4.1	Each registered holder of Target Shares shall have the right to dissent with respect to the Arrangement in accordance with the Interim Order. A Dissenting Securityholder shall, at the Effective Time, cease to have any rights as a holder of Target Shares and shall only be entitled to be paid the fair value of the holder's Target Shares by Target. A Dissenting Securityholder who is paid the fair value of the holder's Target Shares shall be deemed to have transferred the holder's Target Shares to Target, notwithstanding the provisions of Section 191 of the ABCA. A Dissenting Securityholder who for any reason is not entitled to be paid the fair value of the holder's Target Shares shall be treated as if the holder had participated in the Arrangement on the same basis as a non-dissenting holder of Target Shares notwithstanding the provisions of Section 191 of the ABCA. The fair value of the Target Shares shall be determined as of the close of business on the last Business Day before the day on which the Arrangement is approved by the holders of Target Shares at the Meeting; but in no event shall Acquiror or Target be required to recognize such Dissenting Shareholder as a securityholder of Acquiror, Target or ExchangeCo after the Effective Time and the name of such holder shall be removed from the applicable register as at the Effective Time. For greater certainty, in addition to any other restrictions in section 191 of the ABCA, no Person who has voted in favour of the Arrangement shall be entitled to dissent with respect to the Arrangement. In addition, a Target Shareholder may only exercise dissent rights in respect of all, and not less than all, of its Target Shares.

ARTICLE 5
OUTSTANDING CERTIFICATES AND FRACTIONAL SECURITIES

5.1	From and after the Effective Time, certificates formerly representing Target Securities that were exchanged under Section 3.1 shall represent only the right to receive the consideration to which the holders are entitled under the Arrangement, or as to those held by Dissenting Securityholders, other than those Dissenting Securityholders deemed to have participated in the Arrangement pursuant to Section 3.1, to receive the fair value of the Target Shares represented by such certificates.
5.2	Subject to the provisions of the Letter of Transmittal, Acquiror shall, as soon as practicable following the later of the Effective Date and the date of deposit by a former Target Shareholder of a duly completed Letter of Transmittal and the certificates representing such Target Shares, either:
(a)	forward or cause to be forwarded by first class mail (postage prepaid) to such former holder at the address specified in the Letter of Transmittal; or
(b)	if requested by such holder in the Letter of Transmittal, make available or cause to be made available at the Depositary for pickup by such holder,

certificates representing the number of Exchangeable Shares and/or Acquiror Shares issued to such holder under the Arrangement.

5.3	If any certificate which immediately prior to the Effective Time represented an interest in outstanding Target Shares that were exchanged pursuant to Section 3.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to have been lost, stolen or destroyed, the Depositary will issue and deliver in exchange for such lost stolen or destroyed certificate the consideration to which the holder is entitled pursuant to the Arrangement (and any dividends or distributions with respect thereto) as determined in accordance with the Arrangement. The Person who is entitled to receive such consideration shall, as a condition precedent to the receipt thereof, give a bond to each of Target and Acquiror and their respective transfer agents, which bond is in form and substance satisfactory to each of the Target and Acquiror and their respective transfer agents, or shall, to the extent agreed by Acquiror and Target, otherwise indemnify Target and Acquiror and their respective transfer agents against any claim that may be made against any of them with respect to the certificate alleged to have been lost, stolen or destroyed.
5.4	All dividends or other distributions, if any, made with respect to any Target Shares allotted and issued pursuant to this Arrangement but for which a certificate has not been issued shall be paid or delivered to the Depositary to be held by the Depositary, in trust, for the registered holder thereof. Subject to Section 5.5, the Depositary shall pay and deliver to any such registered holder, as soon as reasonably practicable after application therefor is made by the registered holder to the Depositary in such form as the Depositary may reasonably require, such dividends and distributions to which such holder is entitled, net of applicable withholding and other taxes.
5.5	Any certificate formerly representing Target Shares that is not deposited with all other documents as required by this Plan of Arrangement on or before the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature including the right of the holder of such shares to receive Exchangeable Shares (and any dividend and distributions thereon), Acquiror Shares (and any dividend and distributions thereon) and/or Cash Consideration, as applicable. In such case, such Exchangeable Shares (and any dividend and distributions thereon), Acquiror Shares (together with all dividends and distributions thereon) and Cash Consideration shall be returned to ExchangeCo or Acquiror, as applicable, and such Exchangeable Shares and Acquiror Shares shall be cancelled.
5.6	No certificates representing fractional Exchangeable Shares, Acquiror Shares or Target Shares shall be issued under this Arrangement. In lieu of any fractional shares: (a) each registered holder of Target Shares otherwise entitled to a fractional interest in an Exchangeable Share or Acquiror Share will receive the nearest whole number of Exchangeable Shares or Acquiror Shares, respectively (with fractions equal to exactly 0.5 being rounded up); (b) each registered holder of Target Options otherwise entitled to a fractional interest in a Target Share will receive the nearest whole number of Target Shares (with all fractions being rounded down); and (c) each registered holder of Target Warrants otherwise entitled to a fractional interest in a Target Share will receive the nearest whole number of Target Shares (with fractions equal to exactly 0.5 being rounded up).

ARTICLE 6
AMENDMENTS

6.1	Acquiror or Target may amend this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment must be: (i) set out in writing; (ii) approved by the other party; (iii) filed with the Court and, if made following the Meeting, approved by the Court; and (iv) communicated to holders of Target Securities, if and as required by the Court.
6.2	Any amendment to this Plan of Arrangement may be proposed by Acquiror or Target at any time prior to or at the Meeting (provided that the other party shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Target Shareholders voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.
6.3	Acquiror and Target may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time after the Meeting and prior to the Effective Time with the approval of the Court.
6.4	Any amendment, modification or supplement to this Plan of Arrangement may be made prior to or following the Effective Time by Acquiror and Target; provided that, it concerns a matter which, in the reasonable opinion of Acquiror and Target, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any former holder of Target Shares.

ARTICLE 7
WITHHOLDING RIGHTS

7.1	Acquiror, Target, Callco and ExchangeCo and the Depositary shall be entitled to deduct and withhold from any consideration otherwise payable to any Target Securityholders or holders of Exchangeable Shares such amounts as Acquiror, Target, Callco and ExchangeCo or the Depositary determines, acting reasonably, are required or permitted pursuant to the Tax Act, the United States Internal Revenue Code of 1986, or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Target Securityholder in respect of which such deduction and withholding was made; provided that, such withheld amounts are actually remitted to the appropriate taxing authority.

ARTICLE 8
CERTAIN RIGHTS OF ACQUIROR TO ACQUIRE EXCHANGEABLE SHARES

8.1	Change of Law Call Right
(a)	Acquiror shall have the overriding right (the “Change of Law Call Right”), in the event of a Change of Law, to purchase (or to cause Callco to purchase) from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of Acquiror) all but not less than all of the Exchangeable Shares held by each such holder upon payment by Acquiror or Callco, as the case may be, of an amount per share (the “Change of Law Call Purchase Price”) equal to the Exchangeable Share Price applicable on the last Business Day prior to the Change of Law Call Date, in accordance with Subsection 8.1(c). In the event of the exercise of the Change of Law Call Right by Acquiror or Callco, as the case may be, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to Acquiror or Callco, as the case may be, on the Change of Law Call Date upon payment by Acquiror to such holder of the Change of Law Call Purchase Price for each such Exchangeable Share.
(b)	To exercise the Change of Law Call Right, Acquiror or Callco must notify the Transfer Agent of its intention to exercise such right at least 45 days before the date on which Acquiror or Callco intends to acquire the Exchangeable Shares (the “Change of Law Call Date”). If Acquiror or Callco exercises the Change of Law Call Right, then, on the Change of Law Call Date, Acquiror or Callco, as the case may be, will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Change of Law Call Purchase Price.
(c)	For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right, Acquiror or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Change of Law Call Date, the Exchangeable Share Consideration representing the total Change of Law Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Change of Law Call Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Change of Law Purchase Price payable by Acquiror or Callco, as the case may be, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Change of Law Call Date be considered and deemed for all purposes to be the holder of Acquiror Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of ExchangeCo and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Acquiror or Callco, as the case may be, shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled.

8.2	Callco Liquidation Call Right

(a) Callco shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs, pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of Acquiror) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Callco to each such holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Call Purchase Price”) in accordance with Subsection 8.2(c). In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by such holder to Callco on the Liquidation Date upon payment by Callco to such holder of the Liquidation Call Purchase Price for each such Exchangeable Share, whereupon Canco shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Callco.

(b) To exercise the Liquidation Call Right, Callco must notify ExchangeCo and the Transfer Agent of Callco's intention to exercise such right at least 45 days before the Liquidation Date, in the case of a voluntary liquidation, dissolution or winding-up of ExchangeCo or any other voluntary distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs, and at least five Business Days before the Liquidation Date, in the case of an involuntary liquidation, dissolution or winding-up of ExchangeCo or any other involuntary distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs. The Transfer Agent will notify the holders of Exchangeable Shares as to whether Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date, Callco will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement ), other than the right to receive their proportionate part of the total Liquidation Call Purchase Price payable by Callco, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of Acquiror Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of ExchangeCo and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by ExchangeCo in connection with the liquidation, dissolution or winding-up of ExchangeCo pursuant to Article 5 of the Exchangeable Share Provisions.

8.3	Callco Redemption Call Right

In addition to Callco's rights contained in the Exchangeable Share Provisions, including the Retraction Call Right (as defined in the Exchangeable Share Provisions), Callco shall have the following rights in respect of the Exchangeable Shares:

(a)	Callco shall have the overriding right (the “Redemption Call Right”), in the event of and notwithstanding the proposed redemption of the Exchangeable Shares by ExchangeCo pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable

Shares (other than any holder of Exchangeable Shares which is an affiliate of Acquiror) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Callco to each such holder of the Exchangeable Share Price applicable on the last Business Day prior to the Redemption Date (the “Redemption Call Purchase Price”) in accordance with Subsection 8.3(c). In the event of the exercise of the Redemption Call Right by Callco, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to Callco on the Redemption Date upon payment by Callco to such holder of the Redemption Call Purchase Price for each such Exchangeable Share, whereupon Canco shall have no obligation to redeem, or to pay the Redemption Price in respect of, such shares so purchased by Callco.
(b)	To exercise the Redemption Call Right, Callco must notify the Transfer Agent of Callco's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of an Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event (each as defined in the Exchangeable Share Provisions), in which case Callco shall so notify the Transfer Agent and Canco on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, then, on the Redemption Date, Callco will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.
(c)	For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Redemption Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Redemption Call Purchase Price payable by Callco, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of Acquiror Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of ExchangeCo and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by ExchangeCo in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

ARTICLE 9
FURTHER ASSURANCES

9.1	Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein. Target and Acquiror may agree not to implement this Plan of Arrangement, notwithstanding the passing of the resolution approving the Arrangement by the Target Shareholders and the receipt of the Final Order.

SCHEDULE “A”

EXCHANGEABLE SHARE PROVISIONS

(See Annex E of this Joint Proxy Statement, which is included by reference here)

ANNEX E

PROVISIONS ATTACHING TO THE
EXCHANGEABLE SHARES OF GRAN TIERRA EXCHANGECO INC.

The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1
INTERPRETATION

1.1 For the purposes of these share provisions:

“ABCA” means the Business Corporations Act, R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder;

“Acquiror” means Gran Tierra Energy Inc., a corporation incorporated under the laws of Nevada;

“Acquiror Control Transaction” means any merger, amalgamation, tender, offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Acquiror, or any proposal to carry out the same;

“Acquiror Dividend Declaration Date”; means the date on which the board of directors of Acquiror declares any dividend on the Acquiror Shares;

“Acquiror Shares” means the shares in the common stock of Acquiror and any other securities into which such shares may be changed, exchanged or converted;

“Affiliate” has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

“Arrangement Agreement” means the arrangement agreement by and among Acquiror, the Corporation and Target dated July 28, 2008 amended and restated from time to time, providing for, among other things, the Arrangement;

“Arrangement” means an arrangement under section 193 of the ABCA on the terms and subject to the conditions, set out in the Plan of Arrangement to which plan these share provisions are attached as Schedule “A” and which Plan of Arrangement is attached to the Arrangement Agreement as Exhibit A, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

“Automatic Exchange Right” has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

“Board of Directors” means the board of directors of the Corporation;

“Business Day” means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the City of Calgary, in the Province of Alberta, for the transaction of banking business;

“Callco” means Gran Tierra Callco ULC, a company existing under the laws of the Province of Alberta and a direct wholly-owned subsidiary of Acquiror;

“Callco Call Notice” has the meaning ascribed thereto in Section 6.3;

“Canadian Dollar Equivalent” means in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date the product obtained by multiplying:

(a)	the Foreign Currency Amount, by
(b)	the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

“Change of Law Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Common Shares” means the common shares in the capital of the Corporation;

“Corporation” means Gran Tierra Exchangeco Inc., a corporation existing under the laws of the Province of Alberta;

“Court” has the meaning ascribed thereto in the Plan of Arrangement;

“Current Market Price” means, in respect of an Acquiror Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Acquiror Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the American Stock Exchange; or, if the Acquiror Shares are not then listed on the American Stock Exchange, on such other stock exchange or automated quotation system on which the Acquiror Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Acquiror Shares during such period does not create a market which reflects the fair market value of an Acquiror Share, then the Current Market Price of an Acquiror Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

“Effective Date” means the effective date of the Arrangement, being the date shown on the certificate of arrangement to be issued by the Registrar under the ABCA giving effect to the Arrangement;

“Exchange Right” has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

“Exchangeable Shares” mean the non-voting exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein;

“Exchangeable Share Consideration” means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Corporation in respect of such Exchangeable Share, or purchase of such Exchangeable Share pursuant to these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

(a)	the Current Market Price of one Acquiror Share deliverable in connection with such action; plus
(b)	a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; plus
(c)	such stock or other property constituting any declared and unpaid non-cash dividends deliverable in connection with such action,

provided that: (i) the part of the consideration which represent (a) above shall be fully paid and satisfied by the delivery of one Acquiror Share, such share to be duly issued, fully paid and non-assessable; (ii) the part of the consideration which represents (c) above shall be fully paid and satisfied by delivery of such non-cash items; (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest; and (iv) any such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest;

“Exchangeable Share Price” means, for each Exchangeable Share, an amount equal to the aggregate of:

(a)	the Current Market Price of one Acquiror Share; plus
(b)	an additional amount equal to the full amount of all cash dividends declared, payable and unpaid, on such Exchangeable Share; plus
(c)	an additional amount equal to the full amount of all dividends declared and payable or paid on Acquiror Shares which have not been declared or paid on Exchangeable Shares in accordance herewith; plus

(d)	an additional amount representing the full amount of all non-cash dividends declared, payable and unpaid, on such Exchangeable Share;

“Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement;

“Exempt Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Acquiror Shares;

“Final Order” has the meaning ascribed thereto in the Plan of Arrangement;

“Governmental Entity” means any:

(a)	multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign;
(b)	subdivision, agent, commission, board, or authority of any of the foregoing; or
(c)	quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Holder” means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares;

“Liquidation Amount” has the meaning ascribed thereto in Section 5.1;

“Liquidation Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Liquidation Date” has the meaning ascribed thereto in Section 5.1;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“Plan of Arrangement” means the plan of arrangement to which these share provisions are attached as Schedule “A”;

“Purchase Price” has the meaning ascribed thereto in Section 6.3;

“Redemption Call Purchase Price” has the meaning ascribed thereto in the Plan of Arrangement;

“Redemption Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7, which date shall be no earlier than the fifth anniversary of the Effective Date, unless:

(a)	there are less than 25,285,358 Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by Acquiror and its Affiliates);
(b)	an Acquiror Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such an Acquiror Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Acquiror Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the Effective Date as it may determine, upon such number of days prior written notice to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;
(c)	an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days prior written notice of such redemption to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances; or
(d)	an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b) or (c) above to any of such holders of Exchangeable Shares shall not affect the validity of any such redemption;

“Redemption Price” has the meaning ascribed thereto in Section 7.1;

“Registrar” means the Registrar appointed pursuant to section 263 of the ABCA;

“Retracted Shares” has the meaning ascribed thereto in Subsection 6.1(a);

“Retraction Call Right” has the meaning ascribed thereto in Subsection 6.1(c);

“Retraction Date” has the meaning ascribed thereto in Subsection 6.1(b);

“Retraction Price” has the meaning ascribed thereto in Section 6.1;

“Retraction Request” has the meaning ascribed thereto in Section 6.1;

“Securities Act” means the Securities Act (Alberta) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

“Support Agreement” means the agreement made among Acquiror, Callco and the Corporation substantially in the form and content of Exhibit B annexed to the Arrangement Agreement, with such changes thereto as the parties to the Arrangement Agreement; acting reasonably, may agree;

“Target” means Solana Resources Limited, a corporation existing under the laws of the Province of Alberta;

“Target Shares” means the common shares in the capital of Target;

“Transfer Agent” means Computershare Trust Company of Canada or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares;

“Trustee” means Computershare Trust Company of Canada or such other trustee as is chosen by Acquiror and Target, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement; and

“Voting and Exchange Trust Agreement” means the agreement made among Acquiror, the Corporation and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Exhibit C annexed to the Arrangement Agreement with such changes thereto as the parties to the Arrangement Agreement, acting reasonably, may agree.

ARTICLE 2
RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding-up its affairs.

ARTICLE 3
DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Acquiror Dividend Declaration Date, declare a dividend on each Exchangeable Share:

(a)	in the case of a cash dividend declared on the Acquiror Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Acquiror Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Acquiror Share;
(b)	in the case of a stock dividend declared on the Acquiror Shares, to be paid in Acquiror Shares, subject to Section 3.2, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Acquiror Shares to be paid on each Acquiror Share; or
(c)	in the case of a dividend declared on the Acquiror Shares in property other than cash or Acquiror Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.6) the type and amount of property declared as a dividend on each Acquiror Share.

Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable.

3.2 In the case of a stock dividend declared on the Acquiror Shares to be paid in Acquiror Shares, in lieu of declaring the stock dividend contemplated by Subsection 3.1(b) on the Exchangeable Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable law and to obtaining all required regulatory approvals, subdivide, redivide or change (the “Subdivision”) each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before the subdivision becomes a number of Exchangeable Shares equal to the sum of: (i) one Acquiror Share; and (ii) the number of Acquiror Shares to be paid as a share dividend on each Acquiror Share. In making such Subdivision, the Board of Directors shall consider the effect thereof upon the then outstanding Exchangeable Shares and the general taxation consequences of the Subdivision to the holders of the Exchangeable Shares. In such instance, and notwithstanding any other provision hereof, such Subdivision, shall become effective on the effective date specified in Section 3.4 without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Shares. For greater certainty, subject to applicable law; no approval of the Holders to an amendment to the articles of the Corporation shall be required to give effect to such Subdivision.

3.3 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash, dividends contemplated by Subsection 3.1(a) and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable law, certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Subsection 3.1(b) or any Subdivision contemplated by Section 3.2 and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Subsection 3.1(c) shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was first payable.

3.4 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Acquiror Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any Subdivision of the Exchangeable Shares under Section 3.2 and the effective date of such Subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Acquiror Shares.

3.5 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on the earliest subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.6 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1 and 3.2 and Article 11, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)	in the case of any stock dividend or other distribution payable in Acquiror Shares, the number of such shares issued in proportion to the number of Acquiror Shares previously outstanding;
(b)	in the case of the issuance, or distribution of any rights, options or warrants to subscribe for or purchase Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price, the volatility of the Acquiror Shares and the term of any such instrument;
(c)	in the case of the issuance or distribution of any other form of property (including any shares or securities of Acquiror of any class other than Acquiror Shares, any rights, options or warrants other than those referred to in Subsection 3.6(b), any evidences of indebtedness of Acquiror or any assets of Acquiror) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Acquiror Share and the Current Market Price; and
(d)	in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Acquiror Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and with regard to the individual circumstances of holders of Exchangeable Shares).

3.7 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof. Notwithstanding any provision of this Article 3 to the contrary, if the Exchangeable Share Price is paid to a holder of an Exchangeable Share by Callco pursuant to the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right or by the Acquiror pursuant to the

Exchange Right or the Automatic Exchange Right, the holder of the Exchangeable Share shall cease to have any right to be paid any amount by the Corporation in respect of any unpaid dividends on such Exchangeable Shares.

ARTICLE 4
CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

(a)	pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;
(b)	redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation;
(c)	redeem or purchase or make any capital distribution in respect of any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation; or
(d)	issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares, provided that the restrictions in Subsections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Acquiror Shares shall have been declared and paid on the Exchangeable Shares.

ARTICLE 5
DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law and to the exercise by Callco of the Liquidation Call Right, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution, winding-up or distribution of assets, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Amount”).

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share

Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount to which such holders are entitled shall have been paid to such holders in the manner hereinbefore provided. The Corporation shall have the right at any time on or before the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares, after such deposit, shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Acquiror Shares delivered to them or the custodian on their behalf.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 6
RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder, for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Price”), which shall be satisfied in full by the Corporation causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles and bylaws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

(a)	specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Corporation;
(b)	stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and
(c)	acknowledging the overriding right (the “Retraction Call Right”) of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3.

6.2 Subject to the exercise by Callco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with Section 6.4. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request. In order to exercise the Retraction Call Right, Callco must notify the Corporation of its determination to do so (the “Callco Call Notice”) within five Business Days of notification to Callco by the Corporation of the receipt by the Corporation of the Retraction Request. If Callco does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco delivers the Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell all but not less than all the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date all but not less than all the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Price, which, as set forth in Section 6.4, shall be fully paid and satisfied by the delivery by or on behalf of Callco, of the Exchangeable Share Consideration representing the total Purchase Price. For the purposes of completing a purchase pursuant to the Retraction Call Right, Callco shall deposit with the Transfer Agent, on or before the Retraction Date, the Exchangeable Share Consideration representing the total Purchase Price. Provided that Callco has complied with Section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Callco does not deliver a Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of the Corporation for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or, if specified in such Retraction Request, by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to such holder of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such Exchangeable Share Consideration.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Callco shall thereafter be considered and deemed for all purposes to be the holder of the Acquiror Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes, acting reasonably, that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem the maximum number of Exchangeable Shares which the Board of Directors determines the Corporation is permitted to redeem as of the Retraction Date on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 and Callco does not exercise the Retraction Call Right, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have instructed the Trustee to require Acquiror to purchase such, Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Acquiror to such holder of the Retraction Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

ARTICLE 7
REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and provided Callco has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Redemption Date (the “Redemption Price”).

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 45 days before the Redemption Date (other than a Redemption Date established in connection with an Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with an Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

7.3 On or after the Redemption Date and subject to the exercise by Callco of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in the notice described in Section 7.2 of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of Acquiror Shares delivered to them or the custodian on their behalf.

ARTICLE 8
PURCHASE FOR CANCELLATION

8.1 Subject to applicable law and the articles of the Corporation and notwithstanding Section 8.2, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares.

8.2 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this Section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If only part of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

ARTICLE 9
VOTING RIGHTS

9.1 Except as required by applicable law and by Article 10, Section 11.1 and Section 12.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

ARTICLE 10
AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by holders (other than Acquiror and its Affiliates) represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held on at least 21 days written notice, provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting, the holders of Exchangeable Shares (other than Acquiror and its Affiliates), present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by holders (other than Acquiror and its Affiliates) represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares. For purposes of this Section 10.2, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast.

ARTICLE 11
RECIPROCAL CHANGES IN RESPECT OF ACQUIROR SHARES

11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Acquiror will not, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2:

(a)	issue or distribute Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) to the holders of all or substantially all of the then outstanding Acquiror Shares by way of stock dividend or other distribution, other than an issue of Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) to holders of Acquiror Shares:
(i)	who exercise an option to receive dividends in Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares) in lieu of receiving cash dividends, or
(ii)	pursuant to any dividend reinvestment plan or scrip dividend;
(b)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Acquiror Shares entitling them to subscribe for or to purchase Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Shares); or
(c)	issue or distribute to the holders of all or substantially all of the then outstanding Acquiror Shares:
(i)	shares or securities of Acquiror of any class other than Acquiror Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Acquiror Shares);

(ii)	rights, options or warrants other than those referred to in Subsection 11.1(b);
(iii)	evidences of indebtedness of Acquiror; or
(iv)	assets of Acquiror,

unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

11.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Acquiror will not, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2:

(a)	subdivide, redivide or change the then outstanding Acquiror Shares into a greater number of Acquiror Shares;
(b)	reduce, combine, consolidate or change the then outstanding Acquiror Shares into a lesser number of Acquiror Shares; or
(c)	reclassify or otherwise change the Acquiror Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Acquiror Shares,

unless the same or an economically equivalent change shall simultaneously be made to or in the rights of the holders of the Exchangeable Shares, and such change is permitted under applicable law. The Support Agreement further provides, in part, that the provisions of the Support Agreement described in Section 11.1 and this Section 11.2 shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2.

11.3 Notwithstanding the foregoing provisions of this Article 11, in the event of an Acquiror Control Transaction:

(a)	in which Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding Acquiror Shares are acquired by one or more other corporations to which Acquiror is, immediately before such merger, amalgamation or acquisition, related within the meaning of the Income Tax Act (Canada) (otherwise than virtue of a right referred to in paragraph 251(5) (b) thereof);
(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and
(c)	in which all or substantially all of the then outstanding Acquiror Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Acquiror Control Transaction, owns or controls, directly or indirectly, Acquiror, then all references herein to “Acquiror” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Acquiror Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of shares pursuant to these share provisions or Article 8 of the Plan of Arrangement or exchange of shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, option or retraction of such shares pursuant to these share provisions or Article 8 of the Plan of Arrangement, or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Acquiror Control Transaction and the Acquiror Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 12
ACTIONS BY THE CORPORATION UNDER OTHER AGREEMENTS

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Acquiror, Callco and the Corporation with all provisions of the Support Agreement and the Voting and Exchange Trust Agreement applicable to Acquiror, Callco and the Corporation, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of, its rights or obligations under the Support Agreement or the Voting and Exchange Trust Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder,
(b)	making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or
(c)	making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

ARTICLE 13
LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Redemption Call Right and the Change of Law Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting, exchange and automatic exchange rights thereunder) and the Retraction Call Right.

13.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Callco, and the Change of Law Call Right in favour of Acquiror and Callco and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, or the retraction or redemption of Exchangeable Shares, or a Change of Law (as defined for purposes of the Change of Law Call Right), as the case may be, and to be bound thereby in favour of Callco or Acquiror, as the case may be, as therein provided.

13.3 The Corporation, Callco, Acquiror and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Callco, Acquiror or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, territorial, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Callco, Acquiror and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Callco, Acquiror or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Callco, Acquiror or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

ARTICLE 14
GENERAL

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Corporation. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding intended to be taken by the Corporation pursuant thereto.

14.4 If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The National Post, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place. If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Corporation in accordance with Sections 14.1 or 14.2, as the case may be.

SCHEDULE A to Exchangeable Share Provisions

RETRACTION REQUEST

[TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To: Gran Tierra Exchangeco Inc. (“Exchangeco”) and Gran Tierra Callco ULC (“Callco”)

This notice is given pursuant to Article 6 of the rights, privileges, restrictions and conditions (the “Share Provisions”) attaching to the Exchangeable Shares of Exchangeco represented by this certificate and all capitalized words and expressions, used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies Exchangeco that, subject to the Retraction Call Right referred to below, the undersigned desires to have Exchangeco redeem in accordance with Article 6 of the Share Provisions:

☐	all share(s) represented by this certificate; or
☐	share(s) only represented by this certificate.

The undersigned hereby notifies Exchangeco that the Retraction Date shall be

NOTE:

The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by Exchangeco. 1f no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by Exchangeco.

The undersigned acknowledges the overriding Retraction Call Right of Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to Exchangeco at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Exchangeco is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Acquiror to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to Callco and Exchangeco that the undersigned:

☐	is

(select one)

☐	is not

a resident in Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS A RESIDENT IN CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

The undersigned hereby represents and warrants to Callco and Exchangeco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco or Exchangeco, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)
☐	Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:

This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Exchangeco and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered

(please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

NOTE:

If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of Exchangeco represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Exchangeco, unless the share transfer power on the share certificate is duly completed in respect of such share(s).

ANNEX F

Form of Support Agreement

SUPPORT AGREEMENT

SUPPORT AGREEMENT (the “Agreement”) made as of the       day of      , 2008.

Among:

GRAN TIERRA ENERGY INC., a corporation existing under the laws of the State of Nevada (hereinafter referred to as “Acquiror”),

- and -

GRAN TIERRA CALLCO ULC, a corporation existing under the laws of the Province of Alberta (hereinafter referred to as “Callco”),

- and -

GRAN TIERRA EXCHANGECO INC., an indirect wholly-owned subsidiary of Acquiror, existing under the laws of the Province of Alberta (hereinafter referred to as “ExchangeCo”),

WHEREAS, in connection with an arrangement agreement (the “Arrangement Agreement”) made as of July 28, 2008 among Acquiror, ExchangeCo and Solana Resources Limited, a corporation existing under the laws of Alberta (“Target”), ExchangeCo is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common shares in the capital of Target (“Target Common Shares”) pursuant to the plan of arrangement (the “Arrangement”) contemplated by the Arrangement Agreement;

AND WHEREAS, pursuant to the Arrangement Agreement, Acquiror and ExchangeCo have agreed to execute a support agreement substantially in the form of this Agreement on the Effective Date (as defined in the Arrangement Agreement);

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Defined Terms

Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares which are attached as Schedule “A” to the Plan of Arrangement which is attached as Exhibit A to the Arrangement Agreement and as set out in the Articles of Arrangement of Target, unless the context requires otherwise.

1.2 Interpretation Not Affected by Headings

The division of this agreement into articles, sections, subsections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article”, “Section” or “Subsection” followed by a number refer to the specified Article, Section or Subsection of this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, Subsection or other portion hereof.

1.3 Rules of Construction

Unless otherwise specifically indicated or the context otherwise requires: (a) all references to “dollars” or “$” mean United States dollars; (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders; and (c) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

1.4 Date for any Action

If the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

ARTICLE 2
COVENANTS OF ACQUIROR AND EXCHANGECO

2.1 Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by Acquiror or its Affiliates are outstanding, Acquiror will:

(a)	not declare or pay any dividend on common shares in the capital of Acquiror (“Acquiror Common Shares”) unless: (i) ExchangeCo shall: (a) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as provided for in the Exchangeable Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”); and (b) ExchangeCo shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend; or (ii) if the dividend or other distribution is a stock dividend or distribution of stock, in lieu of such dividend ExchangeCo shall: (a) effect a corresponding, contemporaneous and economically equivalent subdivision of the Exchangeable Shares (as provided for in the Exchangeable Share Provisions) (an “Equivalent Stock Subdivision”); and (b) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;
(b)	advise ExchangeCo sufficiently in advance of the declaration by Acquiror of any dividend on Acquiror Common Shares and take all such other actions as are reasonably necessary, in cooperation with ExchangeCo, to ensure that: (i) the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Acquiror Common Shares; or (ii) the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the stock dividend on the Acquiror Common Shares and that such dividend on the Exchangeable Shares will correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed;
(c)	ensure that the record date for any dividend declared on Acquiror Common Shares is not less than 10 Business Days after the declaration date of such dividend;
(d)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Acquiror or its Affiliates) upon the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by ExchangeCo, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to cause to be delivered Acquiror Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Articles 5, 6 and 7 of the Exchangeable Share Provisions, as the case may be, of the Exchangeable Share Provisions and cash in respect of declared and unpaid dividends;
(e)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Callco to cause to be delivered Acquiror Common Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be, and cash in respect of declared and unpaid dividends; and
(f)	not (and will ensure that Callco or any of its Affiliates does not) exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs nor take any action or omit to take any action (and Acquiror will not permit Callco or any of its Affiliates to take any action or omit to take any action) that is designed to result in the liquidation, dissolution or winding up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs.

2.2 Segregation of Funds

Acquiror will cause ExchangeCo to deposit a sufficient amount of funds in a separate account of ExchangeCo and segregate a sufficient amount of such other assets and property as is necessary to enable ExchangeCo to pay dividends when due and to pay or otherwise satisfy its respective obligations under Articles 5, 6 and 7 of the Exchangeable Share Provisions or, if required, to pay the purchase price for Acquiror Common Shares as contemplated by Section 2.5, as applicable.

2.3 Reservation of Acquiror Common Shares

Acquiror hereby represents, warrants and covenants in favour of ExchangeCo and Callco that Acquiror has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Acquiror or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Acquiror Common Shares (or other shares or securities into which Acquiror Common Shares may be reclassified or changed as contemplated by Section 2.7): (a) as is equal to the sum of: (i) the number of Exchangeable Shares issued and outstanding from time to time; and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit Acquiror to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to the Arrangement with respect to which Acquiror may now or hereafter be required to issue Acquiror Common Shares, to enable and permit Callco to meet its obligations arising upon exercise by it of each of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right and the Change of Law Call Right (if Acquiror causes Callco to exercise such right) and to enable and permit ExchangeCo to meet its obligations hereunder and under the Exchangeable Share Provisions.

2.4 Notification of Certain Events

In order to assist Acquiror in compliance with its obligations hereunder and to permit Callco to exercise the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right and the Change of Law Call Right (if Acquiror causes Callco to exercise such right), ExchangeCo will notify Acquiror and Callco of each of the following events at the times set forth below:

(a)	in the event of any determination by the Board of Directors of ExchangeCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;
(b)	promptly, upon the earlier of receipt by ExchangeCo of notice of and ExchangeCo otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs;
(c)	promptly, upon receipt by ExchangeCo of a Retraction Request;
(d)	promptly, following the date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(e)	promptly, upon the issuance by ExchangeCo of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding Target Common Shares pursuant to the Arrangement); and
(f)	promptly, upon receiving notice of a Change of Law.

2.5 Delivery of Acquiror Common Shares to ExchangeCo and Callco

In furtherance of its obligations under Subsections 2.1(d) and 2.1(e), upon notice from ExchangeCo or Callco of any event that requires ExchangeCo or Callco to cause to be delivered Acquiror Common Shares to any holder of Exchangeable Shares, Acquiror shall forthwith issue and deliver the requisite number of Acquiror Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as ExchangeCo or Callco shall direct. All such Acquiror Common Shares shall be duly authorized, validly issued and fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

2.6 Qualification of Acquiror Common Shares

Acquiror covenants that if any Acquiror Common Shares (or other shares or securities into which Acquiror Common Shares may be reclassified or changed as contemplated by Section 2.7) (other than Acquiror Common Shares held by the Trustee) to be issued and delivered hereunder (including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Change of Law Call Right, Exchange Right or the Automatic Exchange Rights (all as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with, or approval of, or the filing of any document, including any prospectus or similar document, the taking of any proceeding with, or the obtaining of any order, ruling or consent from, any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority, or the fulfillment of any other United States or Canadian legal requirement (collectively, the “Applicable Laws”) before such shares (or other shares or securities into which Acquiror Common Shares may be reclassified or changed as contemplated by Section 2.7) may be issued and delivered by Acquiror at the direction of ExchangeCo or Callco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or other shares or securities into which Acquiror Common Shares may be reclassified or changed as contemplated by Section 2.7) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a “control person” of Acquiror for purposes of Canadian provincial securities law or an “affiliate” of Acquiror for purposes of United States federal or state securities law), Acquiror will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its power to cause such Acquiror Common Shares (or other shares or securities into which Acquiror Common Shares may be reclassified or changed as contemplated by Section 2.7) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be, to the extent expressly provided in the Arrangement Agreement. Acquiror will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Acquiror Common Shares (or other shares or securities into which Acquiror Common Shares may be reclassified or changed as contemplated by Section 2.7) (other than Acquiror Common Shares held by the Trustee) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Acquiror Common Shares (or other shares or securities into which Acquiror Common Shares may be reclassified or changed as contemplated by Section 2.7) are listed and are quoted or posted for trading at such time.

2.7 Economic Equivalence

So long as any Exchangeable Shares not owned by Acquiror or its Affiliates are outstanding:

(a)	Acquiror will not, without prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions:
(i)	issue or distribute Acquiror Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Common Shares) to the holders of all or substantially all of the then outstanding Acquiror Common Shares by way of stock dividend or other distribution, other than an issue of Acquiror Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Common Shares) to holders of Acquiror Common Shares who: (A) exercise an option to receive dividends in Acquiror Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Common Shares) in lieu of receiving cash dividends; or (B) pursuant to any dividend reinvestment plan or scrip dividend; or
(ii)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Acquiror Common Shares entitling them to subscribe for or to purchase Acquiror Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Common Shares); or
(iii)	issue or distribute to the holders of all or substantially all of the then outstanding Acquiror Common Shares: (A) shares or securities of Acquiror of any class other than Acquiror Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Acquiror Common Shares); (B) rights, options or warrants other than those referred to in Subsection 2.7(a)(ii); (C) evidences of indebtedness of Acquiror; or (D) assets of Acquiror, unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Acquiror in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement.

(b)	Acquiror will not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions:
(i)	subdivide, redivide or change the then outstanding Acquiror Common Shares into a greater number of Acquiror Common Shares; or
(ii)	reduce, combine, consolidate or change the then outstanding Acquiror Common Shares into a lesser number of Acquiror Common Shares; or
(iii)	reclassify or otherwise change Acquiror Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Acquiror Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Acquiror in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement.

(c)	Acquiror will ensure that the record date for any event referred to in Subsections 2.7(a) or 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Acquiror (with contemporaneous notification thereof by Acquiror to ExchangeCo).
(d)	The Board of Directors of ExchangeCo shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Subsections 2.7(a) or 2.7(b) and each such determination shall be conclusive and binding on Acquiror and the holders of the Exchangeable Shares. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of ExchangeCo to be relevant, be considered by the Board of Directors of ExchangeCo:

(i)	in the case of any stock dividend or other distribution payable in Acquiror Common Shares, the number of such shares issued in proportion to the number of Acquiror Common Shares previously outstanding;
(ii)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Acquiror Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Acquiror Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price, the volatility of the Acquiror Common Shares and the term of such instrument;
(iii)	in the case of the issuance or distribution of any other form of property (including any shares or securities of Acquiror of any class other than Acquiror Common Shares, any rights, options or warrants other than those referred to in Subsection 2.7(d)(ii), any evidences of indebtedness of Acquiror or any assets of Acquiror), the relationship between the fair market value (as determined by the Board of Directors of ExchangeCo in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Acquiror Common Share and the Current Market Price;
(iv)	in the case of any subdivision, redivision or change of the then outstanding Acquiror Common Shares into a greater number of Acquiror Common Shares or the reduction, combination, consolidation or change of the then outstanding Acquiror Common Shares into a lesser number of Acquiror Common Shares or any amalgamation, merger, reorganization or other transaction affecting Acquiror Common Shares, the effect thereof upon the then outstanding Acquiror Common Shares; and
(v)	in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Acquiror Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).
(e)	ExchangeCo agrees that, to the extent required, upon due notice from Acquiror, ExchangeCo will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by ExchangeCo, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Acquiror Common Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8 Tender Offers

For so long as Exchangeable Shares remain outstanding (not including Exchangeable Shares held by Acquiror and its Affiliates), in the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Acquiror Common Shares (an “Offer”) is proposed by Acquiror or is proposed to Acquiror or its shareholders and is recommended by the Board of Directors of Acquiror, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Acquiror, and the Exchangeable Shares are not redeemed by ExchangeCo or purchased by Callco pursuant to the Redemption Call Right, Acquiror will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Acquiror and its Affiliates) to participate in such offer to the same extent and on an economically equivalent basis as the holders of Acquiror Common Shares, without discrimination. Without limiting the generality of the foregoing, Acquiror will use its reasonable best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such offer without being required to retract Exchangeable Shares as against ExchangeCo (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of ExchangeCo to redeem (or Callco to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of an Acquiror Control Transaction.

2.9 Ownership of Outstanding Shares

Without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, Acquiror covenants and agrees in favour of ExchangeCo that, as long as any outstanding Exchangeable Shares are owned by any Person other than Acquiror or any of its Affiliates, Acquiror will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of ExchangeCo and Callco. Notwithstanding the foregoing, Acquiror shall not be in violation of this Section 2.9 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of Acquiror or the Acquiror Common Shares pursuant to any merger of Acquiror pursuant to which Acquiror was not the surviving corporation.

2.10 Acquiror and Affiliates Not to Vote Exchangeable Shares

Acquiror and Callco each covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the ABCA (or any successor or other corporate statute by which ExchangeCo may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11 Rule 10b-18 Purchases

For greater certainty, nothing contained in this Agreement, including the obligations of Acquiror contained in Section 2.8, shall limit the ability of Acquiror or ExchangeCo to make a “Rule 10b-18 purchase” of Acquiror Common Shares pursuant to Rule 10b-18 of the United States Securities Exchange Act of 1934, as amended, or any successor rule.

2.12 Stock Exchange Listing

Acquiror covenants and agrees in favour of ExchangeCo that, as long as any outstanding Exchangeable Shares are owned by any Person other than Acquiror or any of its Affiliates, Acquiror will use its reasonable best efforts to maintain a listing for such Exchangeable Shares on a Canadian stock exchange which is a designated stock exchange within the meaning of the Income Tax Act (Canada) (the “Tax Act”) and to ensure that ExchangeCo remains a “public corporation” within the meaning of the Tax Act and maintains a “substantial Canadian presence” within the meaning of the Tax Act as in effect on the date of this Agreement.

ARTICLE 3
ACQUIROR SUCCESSORS

3.1 Certain Requirements in Respect of Combination, etc.

Neither Acquiror nor Callco shall consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)	such other Person or continuing corporation (the “Acquiror Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Acquiror Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Acquiror Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Acquiror or Callco, as the case may be, under this Agreement;
(b)	in the event that the Acquiror Common Shares are reclassified or otherwise changed as part of such transaction, the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares; and
(c)	such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of Exchangeable Shares.

3.2 Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Subsection 3.1(a) and thereupon the Acquiror Successor shall possess and from time to time may exercise each and every right and power of Acquiror or Callco, as the case may be, under this Agreement in the name of Acquiror or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Acquiror or any officers of Acquiror may be done and performed with like force and effect by the directors or officers of such Acquiror Successor.

3.3 Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Acquiror (other than ExchangeCo or Callco) with or into Acquiror or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Acquiror provided that all of the assets of such subsidiary are transferred to Acquiror or another wholly-owned direct or indirect subsidiary of Acquiror and any such transactions are expressly permitted by this Article 3.

3.4 Successorship Transaction

Notwithstanding the foregoing provisions of Article 3, in the event of an Acquiror Control Transaction:

(a)	in which Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding Acquiror Common Shares are acquired by, one or more other corporations to which Acquiror is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Tax Act (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);
(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and
(c)	in which all or substantially all of the then outstanding Acquiror Common Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) or another corporation (the “Other Corporation”) that, immediately after such Acquiror Control Transaction, owns or controls, directly or indirectly, Acquiror, then all references herein to “Acquiror” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Acquiror Common Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 8 of the Plan of Arrangement or exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 8 of the Plan of Arrangement, or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Acquiror Control Transaction and the Acquiror Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 4
GENERAL

4.1 Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Acquiror and any of its Affiliates.

4.2 Changes in Capital of Acquiror and ExchangeCo

At all times after the occurrence of any event contemplated pursuant to Sections 2.7 and 2.8 hereof or otherwise, as a result of which either Acquiror Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Acquiror Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3 Notices to Parties

All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

(a)	If to Acquiror, at:

Gran Tierra Energy Inc.
#300, 611 – 10th Avenue S.W.
Calgary, Alberta T2R 0B2
Attention: Dana Coffield, Ph. D., President & Chief Executive Officer
Facsimile Number: (403) 265-3242

(b)	If to ExchangeCo, at:

Gran Tierra Exchangeco Inc.
#300, 611 – 10th Avenue S.W.
Calgary, Alberta T2R 0B2
Attention: Dana Coffield, Ph. D., President & Chief Executive Officer
Facsimile Number: (403) 265-3242

(c)	If to Callco, at:

Gran Tierra Callco ULC
#300, 611 – 10th Avenue S.W.
Calgary, Alberta T2R 0B2
Attention: Dana Coffield, Ph. D., President & Chief Executive Officer
Facsimile Number: (403) 265-3242

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

4.4 Assignment

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Arrangement (whether by operation of law or otherwise) except that ExchangeCo may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of Acquiror.

4.5 Binding Effect

Subject to Section 4.4, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

4.6 Amendments, Modifications

Subject to Sections 4.2, 4.7 and 4.11, this Agreement may not be amended or modified except by an agreement in writing executed by ExchangeCo, Callco and Acquiror and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions.

4.7 Ministerial Amendments

Notwithstanding the provisions of Section 4.6, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)	adding to the covenants of any or all parties provided that the board of directors of each of ExchangeCo, Callco and Acquiror shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;
(b)	making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of ExchangeCo, Callco and Acquiror, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or
(c)	making such changes or corrections which, on the advice of counsel to ExchangeCo, Callco and Acquiror, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of ExchangeCo, Callco and Acquiror shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.8 Meeting to Consider Amendments

ExchangeCo, at the request of Acquiror, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.6. Any such meeting or meetings shall be called and held in accordance with the bylaws of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

4.9 Amendments Only in Writing

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.10 Governing Laws; Consent to Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta in respect of all matters arising under or in relation to this Agreement.

4.11 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

4.12 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GRAN TIERRA ENERGY INC.
By: Name: Dana Coffield, Ph. D. Title: President and Chief Executive Officer
GRAN TIERRA EXCHANGECO INC.
By: Name: Dana Coffield, Ph. D. Title: President and Chief Executive Officer
GRAN TIERRA CALLCO ULC
By: Name: Dana Coffield, Ph. D. Title: President and Chief Executive Officer

ANNEX G

Form of Voting and Exchange Trust Agreement

VOTING AND EXCHANGE TRUST AGREEMENT

VOTING AND EXCHANGE AGREEMENT (the “Agreement”) made as of the       day of      , 2008.

Among:

GRAN TIERRA ENERGY INC., a corporation existing under the laws of the State of Nevada (hereinafter referred to as “Acquiror”),

- and -

GRAN TIERRA EXCHANGECO INC., a corporation existing under the laws of Alberta (hereinafter referred to as “ExchangeCo”),

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a Canadian trust company incorporated under the laws of Canada (hereinafter referred to as the “Trustee”),

WHEREAS, in connection with the Arrangement Agreement, ExchangeCo may be required to issue Exchangeable Shares to certain holders of common shares in the capital of Target, a corporation existing under the laws of Alberta, pursuant to the Plan of Arrangement contemplated in the Arrangement Agreement;

AND WHEREAS, pursuant to the Arrangement Agreement, Acquiror, ExchangeCo and Trustee have agreed to execute a voting and exchange trust agreement substantially in the form of this Agreement;

NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

“ABCA” means the Business Corporations Act (Alberta) as the same has been and may hereafter from time to time be amended;

“Acquiror Common Shares” means the shares of common stock, no par value per share, in the capital of Acquiror;

“Acquiror Control Transaction” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Acquiror Consent” has the meaning ascribed thereto in Section 4.2;

“Acquiror Meeting” has the meaning ascribed thereto in Section 4.2;

“Acquiror Special Voting Stock” means one share of preferred stock of Acquiror to which that number of voting rights attach (each such voting right to be equal to the voting rights attached to one Acquiror Common Share) equal to the number of outstanding Exchangeable Shares held by Beneficiaries;

“Acquiror Successor” has the meaning ascribed thereto in Subsection 10.1(a);

“Affiliate” has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

“Arrangement” means the arrangement under section 193 of the ABCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement and Section 9.2 of the Arrangement Agreement or made at the direction of the Court;

“Arrangement Agreement” means the arrangement agreement made as of July 28, 2008 among Acquiror, ExchangeCo and Target, as amended, supplemented and/or restated in accordance therewith prior to the date hereof, providing for, among other things, the Arrangement;

“Automatic Exchange Rights” means the benefit of the obligation of Acquiror to effect the automatic exchange of Exchangeable Shares for Acquiror Common Shares pursuant to Section 5.12;

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than Acquiror and its Affiliates;

“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2;

“Business Day” means any day on which commercial banks are generally open for business in Calgary, Alberta, other than a Saturday, a Sunday or a day observed as a holiday in Calgary, Alberta under the laws of the Province of Alberta or the federal laws of Canada;

“Callco” means Gran Tierra Callco ULC, a corporation existing under the laws of the Province of Alberta;

“Change of Law Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Court” has the meaning ascribed thereto in the Plan of Arrangement;

“Effective Date” means the date the Arrangement is effective under the ABCA;

“Equivalent Vote Amount” means, with respect to any matter, proposition or question on which holders of Acquiror Common Shares are entitled to vote, consent or otherwise act, the number of votes to which a holder of one Acquiror Common Share is entitled with respect to such matter, proposition or question;

“Exchange Right” has the meaning ascribed thereto in Section 5.1;

“Exchangeable Shares” means the non-voting exchangeable shares in the capital of ExchangeCo, having substantially the rights, privileges, restrictions and conditions set out in Schedule “A” to the Plan of Arrangement;

“Exchangeable Share Consideration” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Exchangeable Share Price” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

“Final Order” means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the date hereof or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

“Indemnified Parties” has the meaning ascribed thereto in Section 8.1;

“Insolvency Event” means: (i) the institution by ExchangeCo of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of ExchangeCo to the institution of bankruptcy, insolvency or winding-up proceedings against it; or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by ExchangeCo to contest in good faith any such proceedings commenced in respect of ExchangeCo within 30 days of becoming aware thereof, or the consent by ExchangeCo to the filing of any such petition or to the appointment of a receiver; or (iii) the making by ExchangeCo of a general assignment for the benefit of creditors, or the admission in writing by ExchangeCo of its inability to pay its debts generally as they become due; or (iv) ExchangeCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions;

“Liquidation Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Liquidation Event” has the meaning ascribed thereto in Subsection 5.12(b);

“Liquidation Event Effective Time” has the meaning ascribed thereto in Subsection 5.12(c);

“List” has the meaning ascribed thereto in Section 4.6;

“Officer’s Certificate” means, with respect to Acquiror or ExchangeCo, as the case may be, a certificate signed by any one of the authorized signatories of Acquiror or ExchangeCo, as the case may be;

“person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Exhibit A annexed to the Arrangement Agreement and any amendments or variations thereto made in accordance with Section 9.2 of the Arrangement Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

“Redemption Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Redemption Date” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Retracted Shares” has the meaning ascribed thereto in Section 5.7;

“Retraction Call Right” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Securities Act” means the Securities Act (Alberta) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

“Support Agreement” means that certain support agreement made as of even date herewith among ExchangeCo, Callco and Acquiror substantially in the form and content of Exhibit B to the Arrangement Agreement, with such changes thereto as the parties to the Arrangement Agreement, acting reasonably, may agree;

“Target” means Solana Resources Limited, a corporation existing under the laws of Alberta;

“Trust” means the trust created by this Agreement;

“Trust Estate” means the Acquiror Special Voting Stock, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement; and

“Voting Rights” means the voting rights of the Acquiror Special Voting Stock held by the Trustee in respect of which the Beneficiaries are, in accordance with this Agreement, entitled to instruct the Trustee to vote.

1.2 Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles, sections, subsections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article”, “Section” or “Subsection” followed by a number refer to the specified Article, Section or Subsection of this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, Subsection or other portion hereof.

1.3 Rules of Construction

Unless otherwise specifically indicated or the context otherwise requires: (a) all references to “dollars” or “$” mean United States dollars; (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders; and (c) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

1.4 Date for any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

1.5 Payments

All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted or withheld.

ARTICLE 2
PURPOSE OF AGREEMENT

2.1 Establishment of Trust

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries and Acquiror, as herein provided. The Trustee will hold the Acquiror Special Voting Stock in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement. The Trustee will hold the Acquiror Special Voting Stock for and on behalf of Acquiror for all other rights associated with such Acquiror Special Voting Stock other than the Voting Rights.

ARTICLE 3
ACQUIROR SPECIAL VOTING STOCK

3.1 Issue and Ownership of the Acquiror Special Voting Stock

Acquiror hereby agrees to issue to, and deposit with, the Trustee the Acquiror Special Voting Stock to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Acquiror hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Acquiror Special Voting Stock by Acquiror to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of such Acquiror Special Voting Stock and shall be entitled to exercise all of the rights and powers of an owner with respect to such Acquiror Special Voting Stock provided that the Trustee shall:

(a)	hold such Acquiror Special Voting Stock and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and
(b)	except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with such Acquiror Special Voting Stock and such Acquiror Special Voting Stock shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2 Legended Share Certificates

ExchangeCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the portion of the Voting Rights in respect of the Exchangeable Shares held by the Beneficiaries.

3.3 Safe Keeping of Certificate

The physical certificates representing the Acquiror Special Voting Stock are held by the Trust, such certificates shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

ARTICLE 4

EXERCISE OF VOTING RIGHTS

4.1 Voting Rights

The Trustee, as the holder of record of the Acquiror Special Voting Stock forming part of the Trust Estate, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Acquiror Special Voting Stock held by the Trustee on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of Acquiror at a Acquiror Meeting or in connection with a Acquiror Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.15:

(a)	the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Acquiror Meeting is held or a Acquiror Consent is sought; and
(b)	to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2 Number of Votes

With respect to all meetings of shareholders of Acquiror at which holders of Acquiror Common Shares are entitled to vote (each, a “Acquiror Meeting”) and with respect to all written consents sought from Acquiror’s shareholders, including the holders of Acquiror Common Shares (each, a “Acquiror Consent”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary on the record date established by Acquiror or by applicable law for such Acquiror Meeting or Acquiror Consent, as the case may be (collectively, the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such Acquiror Meeting or consented to in connection with such Acquiror Consent.

4.3 Mailings to Shareholders

With respect to each Acquiror Meeting and Acquiror Consent, the Trustee will use its reasonable commercial efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as Acquiror utilizes in communications to holders of Acquiror Common Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Acquiror to its shareholders:

(a)	a copy of such notice, together with any related materials, including any proxy or information statement, to be provided to shareholders of Acquiror;
(b)	a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Acquiror Meeting or Acquiror Consent or, pursuant to Section 4.7, to attend such Acquiror Meeting and to exercise personally thereat the Beneficiary Votes of such Beneficiary;
(c)	a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:
(i)	a proxy to such Beneficiary or its designee to exercise personally the Beneficiary Votes; or
(ii)	a proxy to a designated agent or other representative of the management of Acquiror to exercise such Beneficiary Votes;
(d)	a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;
(e)	a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f)	a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Acquiror Meeting shall not be earlier than the close of business on the Business Day immediately prior to the date by which the Corporation has required proxies be deposited for such meeting, and of the method for revoking or amending such instructions.

For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Acquiror Meeting or Acquiror Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Acquiror or by applicable law for purposes of determining shareholders entitled to vote at such Acquiror Meeting or to give written consent in connection with such Acquiror Consent. Acquiror will notify the Trustee of any decision of the Board of Directors of Acquiror with respect to the calling of any Acquiror Meeting or the seeking of any Acquiror Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

The materials referred to in this Section 4.3 are to be provided to the Trustee by Acquiror and the materials referred to in Subsections 4.3(c), 4.3(e) and 4.3(f) shall be subject to reasonable comment by the Trustee in a timely manner. Acquiror shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Acquiror Common Shares. Acquiror agrees not to communicate with holders of Acquiror Common Shares with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, Acquiror may at its option exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.3 so long as in each case Acquiror delivers a certificate to the Trustee stating that Acquiror has undertaken to perform the obligations of the Trustee set forth in this Section 4.3.

4.4 Copies of Shareholder Information

Acquiror will deliver to the Trustee copies of all proxy materials (including notices of Acquiror Meetings but excluding proxies to vote Acquiror Common Shares, and in lieu of such proxies, Acquiror shall deliver to the Trustee a voting information form in form satisfactory to the Trustee, acting reasonably), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Acquiror Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary, to the extent possible, at the same time as such materials are first sent to holders of Acquiror Common Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Acquiror, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Acquiror) received by the Trustee from Acquiror, to the extent possible, at the same time as such materials are sent to holders of Acquiror Common Shares. The Trustee will make copies of all such materials available for inspection by any Beneficiary at the Trustee’s principal office in Calgary, Alberta. Notwithstanding the foregoing, Acquiror at its option may exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.4 so long as in each case Acquiror delivers a certificate to the Trustee stating that Acquiror has undertaken to perform the obligations set forth in this Section 4.4.

4.5 Other Materials

As soon as reasonably practicable after receipt by Acquiror or holders of Acquiror Common Shares (if such receipt is known by Acquiror) of any material sent or given by or on behalf of a third party to holders of Acquiror Common Shares generally, including dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Acquiror shall use its reasonable best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Acquiror, copies of all such materials received by the Trustee from Acquiror. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office in Calgary, Alberta copies of all such materials. Notwithstanding the foregoing, Acquiror at its option may exercise the duties of the Trustee to deliver copies of all such materials to each Beneficiary as required by this Section 4.5 so long as in each case Acquiror delivers a certificate to the Trustee stating that Acquiror has undertaken to perform the obligations set forth in this Section 4.5.

4.6 List of Persons Entitled to Vote

ExchangeCo shall: (a) prior to each annual and special Acquiror Meeting or the seeking of any Acquiror Consent; and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Acquiror Meeting or a Acquiror Consent, at the close of business on the record date established by Acquiror or pursuant to applicable law for determining the holders of Acquiror Common Shares entitled to receive notice of and/or to vote at such Acquiror Meeting or to give consent in connection with such Acquiror Consent. Each such List shall be delivered to the Trustee promptly after receipt by ExchangeCo of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. Acquiror agrees to give ExchangeCo notice (with a copy to the Trustee) of the calling of any Acquiror Meeting or the seeking of any Acquiror Consent by Acquiror or its management, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable ExchangeCo to perform its obligations under this Section 4.6.

4.7 Entitlement to Direct Votes

Any Beneficiary named in a List prepared in connection with any Acquiror Meeting or Acquiror Consent will be entitled: (a) to instruct the Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled; or (b) to attend such meeting and personally exercise thereat (or to personally exercise with respect to any Acquiror Consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8 Voting by Trustee and Attendance of Trustee Representative at Meeting

(a)	In connection with each Acquiror Meeting and Acquiror Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.
(b)	The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Acquiror Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either: (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting; or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, upon receipt of a proxy from the Trustee’s representative, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9 Distribution of Written Materials

Any written materials distributed by or on behalf of the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Acquiror utilizes in communications to holders of Acquiror Common Shares, subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of ExchangeCo. Acquiror agrees not to communicate with holders of Acquiror Common Shares with respect to such written material otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. ExchangeCo shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

(a)	a current List; and
(b)	upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

ExchangeCo’s obligations under this Section 4.9 shall be deemed satisfied to the extent Acquiror exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and ExchangeCo provides the required information and materials to Acquiror.

4.10 Termination of Voting Rights

Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Acquiror or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease and be terminated immediately, upon the delivery by such Beneficiary to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or upon the occurrence of the automatic exchange of Exchangeable Shares for Acquiror Common Shares, as specified in Article 5 (unless, in either case, Acquiror shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of ExchangeCo pursuant to Article 5 of the Exchangeable Share Provisions, or the purchase of Exchangeable Shares from the holder thereof by Callco pursuant to the exercise by Callco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right, or upon the purchase of Exchangeable Shares from the holders thereof by Acquiror or Callco pursuant to the exercise by Acquiror or Callco of the Change of Law Call Right.

ARTICLE 5
EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1 Grant and Ownership of the Exchange Right

Acquiror hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require Acquiror to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Acquiror hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Acquiror to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

(a)	hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)	except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

5.2 Legended Share Certificates

ExchangeCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

(a)	their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and
(b)	the Automatic Exchange Rights.

5.3 General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4 Purchase Price

The purchase price payable by Acquiror for each Exchangeable Share to be purchased by Acquiror under the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, Acquiror shall provide to the Trustee an Officer’s Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by Acquiror delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing the total Exchangeable Share Price. Upon payment by Acquiror of such purchase price to the Trustee for the benefit of the Beneficiary, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by ExchangeCo.

5.5 Exercise Instructions

Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of ExchangeCo. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Calgary, Alberta or at such other places as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Acquiror to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of ExchangeCo and such additional documents and instruments as the Trustee, ExchangeCo and Acquiror may reasonably require together with: (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating: (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Acquiror to purchase from the Beneficiary the number of Exchangeable Shares specified therein: (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Acquiror free and clear of all liens, claims, security interests and encumbrances; (iii) the names in which the certificates representing Acquiror Common Shares issuable in connection with the exercise of the Exchange Right are to be issued; and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and (b) payment (or evidence satisfactory to the Trustee, ExchangeCo and Acquiror of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Acquiror under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of ExchangeCo.

5.6 Delivery of Acquiror Common Shares; Effect of Exercise

Promptly after the receipt by the Trustee of the certificates representing the Exchangeable Shares which the Beneficiary desires Acquiror to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to Acquiror, the Trustee shall notify Acquiror and ExchangeCo of its receipt of the same, which notice to Acquiror and ExchangeCo shall constitute exercise of the Exchange Right by the Trustee on behalf of the Beneficiary in respect of such Exchangeable Shares, and Acquiror shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary in respect of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, ExchangeCo and Acquiror of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Acquiror and ExchangeCo of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to Acquiror all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by Acquiror to the Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is delivered by Acquiror and any cheque included therein is paid. Upon delivery of such Exchangeable Share Consideration by Acquiror to the Trustee, the Trustee shall deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Acquiror Common Shares delivered to it pursuant to the Exchange Right.

5.7 Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require ExchangeCo to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by ExchangeCo pursuant to Section 6.6 of the Exchangeable Share Provisions that ExchangeCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to ExchangeCo pursuant to Section 6.7 of the Exchangeable Share Provisions, and provided further that the Trustee has received written notice of same from ExchangeCo or Acquiror, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that ExchangeCo is unable to redeem. In any such event, ExchangeCo hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to ExchangeCo or to the transfer agent of the Exchangeable Shares (including a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that ExchangeCo is not permitted to redeem and will require Acquiror to purchase such shares in accordance with the provisions of this Article 5.

5.8 Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to Acquiror pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Acquiror Common Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary shall pay (and none of Acquiror, ExchangeCo or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary.

5.9 Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, ExchangeCo and Acquiror shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from ExchangeCo and Acquiror of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Acquiror (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Acquiror, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10 Qualification of Acquiror Common Shares

Acquiror covenants that if any Acquiror Common Shares issuable pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian or United States federal, provincial, territorial or state legal requirement before such shares may be issued and delivered by Acquiror to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a “control person” of Acquiror for purposes of Canadian provincial securities law or an “affiliate” of Acquiror for purposes of United States federal or state securities law), Acquiror will in good faith take all such actions and do all such things as are necessary or desirable to cause such Acquiror Common Shares to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be, to the extent expressly provided in the Arrangement Agreement. Acquiror will use its reasonable best efforts and in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Acquiror Common Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Acquiror Common Shares are listed, quoted or posted for trading at such time.

5.11 Acquiror Common Shares

Acquiror hereby represents, warrants and covenants that the Acquiror Common Shares issuable to Beneficiaries as described herein will be duly authorized and validly issued, fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12 Automatic Exchange on Liquidation of Acquiror

(a)	Acquiror will give the Trustee written notice of each of the following events at the time set forth below:
(i)	in the event of any determination by the Board of Directors of Acquiror to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Acquiror or to effect any other distribution of assets of Acquiror among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and
(ii)	promptly following the earlier of: (A) receipt by Acquiror of notice of; and (B) Acquiror otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Acquiror or to effect any other distribution of assets of Acquiror among its shareholders for the purpose of winding-up its affairs, in each case where Acquiror has failed to contest in good faith any such proceeding commenced in respect of Acquiror within 30 days of becoming aware thereof.
(b)	Promptly following receipt by the Trustee from Acquiror of notice of any event (a “Liquidation Event”) contemplated by Subsection 5.12(a), the Trustee will give notice or cause such notice to be given thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Acquiror and shall include a brief description of rights of the Beneficiaries with respect to the Automatic Exchange Rights provided for in Subsection 5.12(c).
(c)	In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Acquiror Common Shares in the distribution of assets of Acquiror in connection with a Liquidation Event, immediately prior to the effective time (the “Liquidation Event Effective Time”) of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for Acquiror Common Shares. To effect such automatic exchange, Acquiror shall purchase each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by such Beneficiary at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at that time. Acquiror shall provide the Trustee with an Officer’s Certificate in connection with any automatic exchange setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share.
(d)	The closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Acquiror Common Shares shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Beneficiary shall be deemed to have transferred to Acquiror all of the Beneficiary’s right, title and interest in and to such Beneficiary’s Exchangeable Shares and the related interest in the Trust Estate. Any right of each such Beneficiary to receive declared and unpaid dividends from ExchangeCo shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Acquiror shall deliver to the Beneficiary the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Acquiror Common Shares issued pursuant to the automatic exchange of Exchangeable Shares for Acquiror Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Acquiror pursuant to such automatic exchange shall thereafter be deemed to represent Acquiror Common Shares issued to the Beneficiary by Acquiror pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Acquiror Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Acquiror may reasonably require, Acquiror shall deliver or cause to be delivered to the Beneficiary certificates representing Acquiror Common Shares of which the Beneficiary is the holder.

5.13 Withholding Rights

Acquiror, ExchangeCo and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Acquiror Common Shares such amounts as Acquiror, ExchangeCo or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of federal, provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Acquiror, ExchangeCo and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Acquiror, ExchangeCo or the

Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Acquiror, ExchangeCo or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

ARTICLE 6
CONCERNING THE TRUSTEE

6.1 Powers and Duties of the Trustee

The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

(a)	receipt and deposit of Acquiror Special Voting Stock from Acquiror as trustee for and on behalf of the Beneficiaries and Acquiror in accordance with the provisions of this Agreement;
(b)	granting proxies and distributing materials to Beneficiaries as provided in this Agreement;
(c)	casting and exercising the Beneficiary Votes in accordance with the provisions of this Agreement;
(d)	receiving the grant of the Exchange Right and the Automatic Exchange Rights from Acquiror as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;
(e)	exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Acquiror Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;
(f)	holding title to the Trust Estate;
(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;
(h)	taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Acquiror and ExchangeCo under this Agreement; and
(i)	taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers, duties and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof, nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2 No Conflict of Interest

The Trustee represents to Acquiror and ExchangeCo that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Court for an order that the Trustee be replaced as trustee hereunder.

6.3 Dealings with Transfer Agents, Registrars, etc.

Acquiror and ExchangeCo irrevocably authorize the Trustee, from time to time, to:

(a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Acquiror Common Shares; and

(b) requisition, from time to time: (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement; and (ii) from the transfer agent of Acquiror Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

Acquiror and ExchangeCo shall irrevocably authorize their respective registrars and transfer agents to comply with all such requests and confirm to the Trustee that such irrevocable authorization has been given. Acquiror covenants that it will supply, in a timely manner, its transfer agents with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

6.4 Books and Records

The Trustee shall keep available for inspection by Acquiror and ExchangeCo at the Trustee’s principal office in Calgary, Alberta correct and complete books and records of account relating to the Trust created by this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before January 31 in every year, so long as any Acquiror Common Shares are on deposit with the Trustee, the Trustee shall transmit to Acquiror and ExchangeCo a brief report, dated as of the preceding December 31, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;
(b)	the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Acquiror of Acquiror Common Shares and any other Exchangeable Share Consideration in connection with the Exchange Right, during the calendar year ended on such December 31; and
(c)	any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee’s opinion, materially affects the Trust Estate.

6.5 Income Tax Returns and Reports

The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded; provided that, the Trustee will not be responsible for preparing United States tax returns unless specifically directed by Acquiror and Acquiror will indemnify the Trustee for any costs or damages to the Trustee as a result of Acquiror failing to so direct the preparation of a United States tax return. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee reasonably considers necessary or advisable (who may be experts or advisors to Acquiror or ExchangeCo). If requested by the Trustee, Acquiror or ExchangeCo shall retain, at their expense, qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6 Indemnification Prior to Certain Actions by Trustee

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Acquiror Common Shares held by the Trustee pursuant to Article 4, subject to Section 6.15, with respect to the Exchange Right pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Rights pursuant to Article 5, subject to Section 6.15.

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

6.7 Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8 Reliance Upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, Lists, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, Lists, reports or other papers or documents comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

6.9 Evidence and Authority to Trustee

Acquiror and/or ExchangeCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Acquiror and/or ExchangeCo or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Acquiror and/or ExchangeCo promptly if and when:

(a)	such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or
(b)	the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Acquiror and/or ExchangeCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer’s Certificate of Acquiror and/or ExchangeCo or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Acquiror and/or ExchangeCo, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Acquiror and/or ExchangeCo it shall be in the form of an Officer’s Certificate or a statutory declaration.

Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(c)	declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;
(d)	describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and
(e)	declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

6.10 Experts, Advisers and Agents

The Trustee may:

(a)	in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Acquiror and/or ExchangeCo or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and
(b)	employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11 Investment of Moneys Held by Trustee

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, in trust for Acquiror, in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of ExchangeCo. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of ExchangeCo, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

6.12 Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.13 Trustee Not Bound to Act on Request

Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Acquiror and/or ExchangeCo or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine. The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on ten days written notice to the other parties to this Agreement, provided that: (a) the Trustee’s written notice shall describe the circumstances of such non-compliance; and (b) if such circumstances are rectified to the Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

6.14 Authority to Carry on Business

The Trustee represents to Acquiror and ExchangeCo that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.15 Conflicting Claims

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)	the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or
(b)	all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16 Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.17 Maintenance of Office or Agency

Acquiror will maintain in Calgary, Alberta an office or agency where certificates representing Exchangeable Shares may be presented or surrendered for exchange by Beneficiaries and where notices and demands to or upon Acquiror or ExchangeCo in respect of the Exchangeable Shares may be served. Acquiror will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Acquiror shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be served at the Corporate Trust Office of the Trustee, and Acquiror and ExchangeCo hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands. Furthermore, copies of all Acquiror proxy materials will be made available for inspection by any Beneficiary at such office or agency.

6.18 Third Party Interests

Each party to this Agreement hereby represents to the Trustee that any account to be opened by, or interest to held by the Trustee in connection with this Agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

6.19 Privacy

The parties acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, no party shall take or direct any action that would contravene, or cause the others to contravene, applicable Privacy Laws. The parties shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any other purpose except with the consent of or direction from the other parties or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE 7
COMPENSATION

7.1 Fees and Expenses of the Trustee

Acquiror and ExchangeCo jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Acquiror and ExchangeCo shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with gross negligence, recklessness or willful misconduct.

ARTICLE 8
INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1 Indemnification of the Trustee

Acquiror and ExchangeCo jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without fraud, gross negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Acquiror or ExchangeCo pursuant hereto.

In no case shall Acquiror or ExchangeCo be liable under this indemnity for any claim against any of the Indemnified Parties unless Acquiror and ExchangeCo shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Acquiror and ExchangeCo shall be entitled to participate at their own expense in the defense and, if Acquiror and ExchangeCo so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Acquiror or ExchangeCo; or (ii) the named parties to any such suit include both the Trustee and Acquiror or ExchangeCo and the Trustee shall have been advised by counsel acceptable to Acquiror or ExchangeCo that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Acquiror or ExchangeCo and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Acquiror and ExchangeCo shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

8.2 Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, recklessness, willful misconduct or bad faith on the part of the Trustee.

ARTICLE 9
CHANGE OF TRUSTEE

9.1 Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Acquiror and ExchangeCo specifying the date on which it desires to resign, provided that such notice shall not be given less than 30 days before such desired resignation date unless Acquiror and ExchangeCo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Acquiror and ExchangeCo shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada or any Province thereof, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Acquiror and ExchangeCo shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

9.2 Removal

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by Acquiror and ExchangeCo, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

9.3 Successor Trustee

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Acquiror and ExchangeCo and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Acquiror and ExchangeCo or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Acquiror, ExchangeCo and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4 Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, Acquiror and ExchangeCo shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Acquiror or ExchangeCo shall fail to cause such notice to be mailed within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Acquiror and ExchangeCo.

ARTICLE 10
ACQUIROR SUCCESSORS

10.1 Certain Requirements in Respect of Combination, etc.

Acquiror shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)	such other person or continuing corporation (herein called the “Acquiror Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Acquiror Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Acquiror Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Acquiror under this Agreement; and
(b)	such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

10.2 Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee, Acquiror Successor and ExchangeCo shall, if required by Section 10.1, execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon Acquiror Successor shall possess and from time to time may exercise each and every right and power of Acquiror under this Agreement in the name of Acquiror or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Acquiror or any officers of Acquiror may be done and performed with like force and effect by the directors or officers of such Acquiror Successor.

10.3 Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Acquiror with or into Acquiror or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Acquiror provided that all of the assets of such subsidiary are transferred to Acquiror or another wholly-owned direct or indirect subsidiary of Acquiror and any such transactions are expressly permitted by this Article 10.

10.4 Successor Transaction

Notwithstanding the foregoing provisions of this Article 10, in the event of an Acquiror Control Transaction:

(a)	in which Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding Acquiror Common Shares are acquired by, one or more other corporations to which Acquiror is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);
(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and
(c)	in which all or substantially all of the then outstanding Acquiror Common Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Acquiror Control Transaction, owns or controls, directly or indirectly, Acquiror, then: (i) all references herein to “Acquiror” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Acquiror Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 8 of the Plan of Arrangement or exchange of such shares pursuant to this Agreement immediately subsequent to the Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 8 of the Plan of Arrangement, or exchange of such shares pursuant to this Agreement had occurred immediately prior to the Acquiror Control Transaction and the Acquiror Control Transaction was completed) without any need to amend the terms and conditions of this Agreement and without any further action required; and (ii) Acquiror shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this Agreement.

ARTICLE 11
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1 Amendments, Modifications, etc.

This Agreement may not be amended or modified except by an agreement in writing executed by Acquiror, ExchangeCo and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions.

11.2 Ministerial Amendments

Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of

(a)	adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of ExchangeCo and Acquiror shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;
(b)	making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Acquiror and ExchangeCo and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or
(c)	making such changes or corrections which, on the advice of counsel to Acquiror, ExchangeCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of Acquiror and ExchangeCo shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

11.3 Meeting to Consider Amendments

ExchangeCo, at the request of Acquiror, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of ExchangeCo, the Exchangeable Share Provisions and all applicable laws; provided that any such meeting shall only be called for a bona fide business purpose and not for the principle purpose of causing a Redemption Date (as defined in the Exchangeable Share Provisions) to occur or transpire.

11.4 Changes in Capital of Acquiror and ExchangeCo

At all times after the occurrence of any event contemplated pursuant to Sections 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Acquiror Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Acquiror Common Shares or the Exchangeable Shares or both are so changed.

11.5 Execution of Supplemental Trust Agreements

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time ExchangeCo, Acquiror and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	evidencing the succession of Acquiror Successors and the covenants of and obligations assumed by each such Acquiror Successor in accordance with the provisions of Article 10 and the successors of any successor trustee in accordance with the provisions of Article 9;
(b)	making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Acquiror, ExchangeCo, the Trustee or this Agreement; and
(c)	for any other purposes not inconsistent with the provisions of this Agreement, including to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 12
TERMINATION

12.1 Term

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary;

(b)	each of Acquiror and ExchangeCo elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions; and
(c)	21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

12.2 Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this Agreement.

ARTICLE 13
GENERAL

13.1 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

13.2 Assignment

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise) except that ExchangeCo may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of Acquiror.

13.3 Binding Effect

Subject to Section 13.2, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and to the benefit of the Beneficiaries.

13.4 Notices to Parties

All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

(a)	if to Acquiror or ExchangeCo, at:

Gran Tierra Energy Inc.
#300, 611 – 10th Avenue S.W.
Calgary, Alberta T2R 0B2
Attention: Dana Coffield, Ph.D., President & Chief Executive Officer
Facsimile Number: (403) 265-3242

(b)	if to the Trustee, at:

Computershare Trust Company of Canada
#600, 530 – 8th Avenue S.W.
Calgary, Alberta T2P 3S8
Attention: Manager, Corporate Trusts
Facsimile Number: (403) 267-6598

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

13.5 Notice to Beneficiaries

Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of ExchangeCo from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

13.6 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

13.7 Governing Laws; Consent to Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of Alberta. Each party hereby irrevocably attorns to the jurisdiction of the courts of Alberta in respect of all matters arising under or in relation to this Agreement.

13.8 United States Tax Characterization

The parties hereto recognize and intend that, for United States federal, state and local income, franchise and similar tax purposes, the Trust will be disregarded as an entity separate from Acquiror pursuant to Treas. Reg. 301.7701-3(b), and no party shall take any position on any tax return or otherwise that is inconsistent with such treatment.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GRAN TIERRA ENERGY INC.
By: Name: Dana Coffield, Ph.D. Title: President and Chief Executive Officer
GRAN TIERRA EXCHANGECO INC.
By: Name: Dana Coffield, Ph.D. Title: President and Chief Executive Officer
COMPUTERSHARE TRUST COMPANY OF CANADA
By: Name: Title:
By: Name: Title:

ANNEX H

OPINION OF BLACKMONT CAPITAL INC.

July 28, 2008

The Board of Directors
Gran Tierra Energy Inc.
300, 611 – 10th Avenue S.W.
Calgary, Alberta T2R 0B2

To the Board of Directors of Gran Tierra Energy Inc.:

Gran Tierra Energy Inc. (“Gran Tierra”) has entered into arrangement agreement effective July 28, 2008 (the “Arrangement Agreement”) with Solana Resources Limited (“Solana”) and Gran Tierra Exchangeco Inc. (“Gran Tierra Exchangeco”), a wholly-owned Canadian subsidiary of Gran Tierra, pursuant to which it has been agreed that Gran Tierra will acquire, in accordance with a plan of arrangement (the “Arrangement”), all of the issued and outstanding common shares of Solana (the “Solana Shares”), on the basis of either (i) 0.9527918 (the “Exchange Ratio”) of a Gran Tierra share (“Gran Tierra Share”) or; (ii) 0.9527918 of a Gran Tierra Exchangeco share (“Gran Tierra Exchangeco Share”) for each Solana Share. The Gran Tierra Exchangeco Shares will (i) have the same voting rights, dividend entitlements and other attributes as the Gran Tierra Shares; (ii) be exchangeable, at each shareholder’s option, on a one-for-one basis, into Gran Tierra Shares; and (iii) be listed on the TSX subject to compliance with the listing requirements of the Toronto Stock Exchange. The Gran Tierra Exchangeco Shares will automatically be exchanged for Gran Tierra shares five years from closing, and in certain other events. The Arrangement will also result in Solana optionholders and Solana warrantholders receiving either (i) Solana common shares pursuant to a cashless exercise of their options or warrants; or (ii) cash payments, in both cases based on the Exchange Ratio. In addition, certain Solana options may be exchanged for options of Gran Tierra, and holders of Solana warrants may elect to continue to hold their warrants, which would be exercisable into Gran Tierra Shares pursuant to the terms of such warrants.

Completion of the Arrangement is subject to a number of terms and conditions which must either be satisfied or waived including, among other things, the approval of not less than 66 2/3% of the holders of Solana Shares (the “Solana Shareholders”) and the holders of Solana options and Solana warrants (together with the Solana Shareholders, the “Solana Securityholders”) voting as a single class at a special meeting (the “Solana Meeting”) of Solana Securityholders to consider the Arrangement; the granting of the final order of the Court of Queen’s Bench in respect of the Arrangement; the approval of not less than a majority of the holders of Gran Tierra Shares (“Gran Tierra Shareholders”) voting at a special meeting of Gran Tierra Shareholders to consider the Arrangement; and receipt of all other consents and approvals.

We understand further that pursuant to certain support agreements, certain Solana Shareholders including all of the officers and all of the members of the Board of Directors of Solana have agreed to vote their Solana Shares in favour of the Arrangement.

Engagement of Blackmont

The board of directors of Gran Tierra (the “Board”) formally retained Blackmont Capital Inc. (“Blackmont”) pursuant to an engagement agreement dated June 16, 2008, (the “Engagement”) to among other things, provide financial advice to the Board and our opinion (“Fairness Opinion”) as to the fairness, from a financial point of view, of the Arrangement to Gran Tierra Shareholders. In consideration for services rendered pursuant to the Engagement, including the Fairness Opinion, Blackmont is to be paid a fee and is to be reimbursed for reasonable out-of-pocket expenses. In addition, Blackmont is to be indemnified by Gran Tierra under certain circumstances. Blackmont has not been engaged to prepare, and has not prepared an opinion with respect to the form of the Arrangement itself or with respect to a formal valuation of Gran Tierra or its assets or liabilities, and the Fairness Opinion should not be construed as such. Similarly, Blackmont was not engaged to review any legal, tax or accounting aspects of the Arrangement.

Our Fairness Opinion may be relied upon by the Board for the purposes of considering the Arrangement and the Board’s recommendation to the Gran Tierra Shareholders with respect to the Arrangement and, except for its inclusion, and the inclusion of references thereto (in a form acceptable to Blackmont), in the Joint Information Circular and Proxy Statement (the “Joint Proxy Statement”), may not be published, reproduced, disseminated, quoted from or referred to, in whole or in part, or be used or relied upon by any other person, or for any other purpose, without our express prior written consent. Our Fairness Opinion is not to be construed as a recommendation to any Gran Tierra Shareholder as to whether or not such holder should vote in favour of the Arrangement. Blackmont consents to the inclusion of the Fairness Opinion in its entirety and a summary thereof in the Joint Proxy Statement.

Credentials of Blackmont

Blackmont is a registered investment dealer in Canada whose business includes providing corporate finance, mergers and acquisitions advice, equity sales, research and trading services to issuers active in or investing in the energy industry. Relevant areas of focus include international companies participating in oil and gas exploration and production, energy services, transportation and other oil and gas related businesses. The Fairness Opinion expressed herein is the opinion of Blackmont and the form and content herein have been reviewed and approved for release by a committee of its officers, each of whom is experienced in merger, acquisition, and divestiture and valuation matters.

Independence of Blackmont

None of Blackmont, its affiliates or associates, is an insider, associate or affiliate (as those terms are defined in the Securities Act (Alberta)), or a related entity of Gran Tierra or Solana, or any of their respective associates or affiliates. Neither Blackmont nor any of its affiliates is acting as an advisor to Gran Tierra or Solana or any of their respective associates or affiliates in connection with any matter, other than acting as financial advisor to Gran Tierra as outlined above.

Blackmont acts as a trader and dealer, both as principal and agent, in all major financial markets in Canada and, as such, may have had in the past, today, or in the future may have, positions in the securities of Gran Tierra and Solana, and from time to time, may have executed or may execute transactions on behalf of Gran Tierra, Solana or clients for which it received or may receive compensation. In addition, as an investment dealer, Blackmont conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on issues and investment matters.

Other than the Engagement, there are no understandings, agreements or commitments between Blackmont and Gran Tierra or Solana, or any of their respective insiders, associates or affiliates, with respect to any future business dealings. Blackmont may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for Gran Tierra, Solana or their respective associates or affiliates.

Scope of Review

In connection with rendering the Fairness Opinion, we have reviewed and relied upon, or carried out, among other things, the following:

i.	drafts of, including the final draft of, the Arrangement Agreement dated July 28, 2008;
ii.	the interim condensed consolidated financial statements of Gran Tierra and the notes thereto as at and for the period ended March 31, 2008;
iii.	management’s discussion and analysis of Gran Tierra for the period ended March 31, 2008;
iv.	the audited comparative consolidated financial statements of Gran Tierra and the notes thereto as at and for the years ended December 31, 2007 and 2006 and for the period from incorporation on January 26, 2005 to December 31, 2005, together with the auditors’ report thereon, as originally filed and as subsequently amended;
v.	management’s discussion and analysis of Gran Tierra for the year ended December 31, 2007, as originally filed and as subsequently amended;

vi.	Gran Tierra’s 2007 Annual Report;
vii.	the annual information form of Gran Tierra dated May 23, 2008 for the year ended December 31, 2007;
viii.	the management information circular of Gran Tierra dated April 28, 2008 for the annual meeting of stockholders held June 16, 2008;
ix.	press releases for Gran Tierra from January 1, 2008 to the date hereof;
x.	Gran Tierra’s report on reserves data that was prepared by Gaffney, Cline & Associates Inc. as at December 31, 2007;
xi.	Gran Tierra’s mid-year update to its Costayaco field reserves, Columbia, based on the independent reserve evaluation of GLJ Petroleum Consultants effective July 1, 2008;
xii.	discussions with Gran Tierra management with regard to, among other things, the business, operations, quality of assets and future business prospects and plans of Gran Tierra;
xiii.	Gran Tierra’s internal evaluation of the company’s unproven acreage interests;
xiv.	certain other non-public internal financial information, financial and operational projections and reserve estimates of Gran Tierra as provided by Gran Tierra management;
xv.	the interim unaudited comparative consolidated financial statements of Solana and the notes thereto as at and for the period ended March 31, 2008;
xvi.	management’s discussion and analysis of Solana for the period ended March 31, 2008;
xvii.	the audited comparative consolidated financial statements of Solana and the notes thereto as at and for the year ended December 31, 2007;
xviii.	management’s discussion and analysis of Solana for the year ended December 31, 2007;
xix.	press releases for Solana from January 1, 2008 to the date hereof;
xx.	the annual information form of Solana dated April 10, 2008, for the year ended December 31, 2007;
xxi.	the management information circular for Solana dated April 9, 2008 for the annual and special meeting of Solana Shareholders held May 7, 2008;
xxii.	Solana’s statement of reserves, prepared by DeGolyer and McNaughton Canada Limited, as at December 31, 2007;
xxiii.	discussions with Solana management with regard to, among other things, the business, operations, quality of assets and future potential of Solana;
xxiv.	certain non-public internal financial information, financial and operational projections of Solana as provided by Solana management;
xxv.	public information related to the business, operations, financial performance and stock trading histories of Gran Tierra, Solana and other selected public oil and gas companies;
xxvi.	data with respect to other transactions of a comparable nature considered by Blackmont to be relevant;
xxvii.	such other information, analyses and investigations as Blackmont considered appropriate in the circumstances;
xxviii.	a certificate of representation as to certain factual matters provided by Gran Tierra and dated as of the date hereof; and
xxix.	a certificate of representation as to certain factual matters provided by Solana and dated as of the date hereof.

Assumptions and Limitations

Our opinion is subject to the assumptions, explanations and limitations set forth below.

We have relied upon, and have assumed the completeness, accuracy and fair representation of all financial and other information, data, advice, opinions and representations obtained by us from public sources, including information relating to Gran Tierra and Solana, or provided to us by Gran Tierra and Solana and their respective affiliates or advisors or otherwise pursuant to our Engagement, and the Fairness Opinion is conditional upon such completeness, accuracy and fair representation. Subject to the exercise of professional judgement and except as expressly described herein, we have not been asked to and we have not attempted to verify independently the accuracy or completeness of any such information, data, advice, opinions and representations.

The Fairness Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof, and the condition and prospects, financial and otherwise, of Gran Tierra and Solana as they were reflected in the information and documents reviewed by us and as they were represented to us in our discussions with management of Gran Tierra and Solana. In rendering the Fairness Opinion, we have assumed that there are no undisclosed material facts relating to either Gran Tierra or Solana, or their business, operations, capital or future prospects. Any changes therein may affect the Fairness Opinion and, although Blackmont reserves the right to change or withdraw the Fairness Opinion in such event, Blackmont disclaims any obligation to advise any person of any change that may come to Blackmont’s attention or to update the Fairness Opinion after today.

In Blackmont’s analyses and in connection with the preparation of the Fairness Opinion, Blackmont made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Arrangement and while reasonable in the circumstances may prove to be incorrect.

The Fairness Opinion has been provided to the Board for its use with respect to the Arrangement only and, except for its inclusion in the Joint Proxy Statement, may not be published, reproduced, disseminated, quoted from or referred to, in whole or in part, or be used or relied upon by any other person, or for any other purpose, without the prior written consent of Blackmont. The Fairness Opinion is not to be construed as a recommendation to any Gran Tierra shareholders as to how such holder should vote at the Gran Tierra Meeting or as an opinion as to the trading price or value of the Gran Tierra Shares after the completion of the Arrangement.

Blackmont believes that its analyses must be considered as a whole at the time of delivery, and that selecting portions of the analyses or factors considered, without considering all factors and analyses together, could create a misleading view of the process underlying this Fairness Opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

We have assumed that all of the representations and warranties contained in the Arrangement Agreement are correct as of the date hereof and that the proposed Arrangement will be completed substantially in accordance with its terms and all applicable laws and that the Joint Proxy Statement will disclose all material facts relating to the proposed Arrangement and will satisfy all applicable legal requirements.

Gran Tierra and Solana have represented to us, in separate certificates of their respective senior officers dated as of the date hereof, among other things, that the information, data and other material (financial and otherwise) provided to us by or on behalf of Gran Tierra and Solana, as the case may be, including the written information and discussions referred to above under the heading “Scope of Review” (collectively, the “Information”), are complete, true and correct at the date the Information was provided to us, and that since the dates that the Information, as applicable, was provided to us, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of Gran Tierra and Solana or any of their respective affiliates and no change has occurred in the Information, as applicable, or any part thereof which would have or which would reasonably be expected to have a material effect on the Fairness Opinion.

We are not legal, tax or accounting experts and we express no opinion concerning any legal, tax or accounting matters concerning the proposed Arrangement or the sufficiency of this letter for such purposes.

Our Fairness Opinion has been prepared in accordance with the Disclosure Standards for Formal Valuations and Fairness Opinions of the Investment Dealers Association of Canada but the Association has not been involved in the preparation or review of this Fairness Opinion.

Fairness Opinion Methodology

In connection with the provision of this Fairness Opinion, Blackmont has performed a variety of financial and comparative analyses. In arriving at the Fairness Opinion, Blackmont has not attributed any particular weight to any specific analysis or factor considered, but rather has made qualitative judgements based on its experience in rendering such opinions and on the circumstances and information as a whole.

Conclusion

Based upon and subject to the foregoing and such other matters as we considered relevant, it is our opinion that, as of the date hereof, the consideration to be offered by Gran Tierra pursuant to the Arrangement is fair, from a financial point of view, to the Gran Tierra Shareholders.

Yours truly,

/s/ Blackmont Capital Inc.

ANNEX I

OPINION OF TRISTONE CAPITAL INC.

July 28, 2008

Board of Directors
Solana Resources Limited
Suite 100, 522 11th Avenue S.W.
Calgary, Alberta
T2R 0C8

Dear Sirs,

Tristone Capital Inc. (“Tristone”, “we”, “us”, and “our”) understands that, pursuant to an arrangement agreement dated July 28, 2008 (the “Arrangement Agreement”), among Solana Resources Limited (“Solana”), Gran Tierra Energy Inc. (“Gran Tierra”) and Gran Tierra Exchangeco Inc. (“Exchangeco”), Solana and Gran Tierra are proposing to enter into a plan of arrangement (the “Arrangement”) under the provisions of the Business Corporations Act (Alberta), pursuant to which Gran Tierra will directly or indirectly acquire all of the issued and outstanding common shares of Solana (the “Solana Shares”). Under the terms of the Arrangement, holders of Solana Shares (“Solana Shareholders”) shall receive, for each Solana Share held: (i) 0.9527918 of a common share of Gran Tierra; or (ii) 0.9527918 of a non-voting exchangeable share of Exchangeco, on the terms described in the Arrangement.

We understand that certain of the directors and officers of Solana have entered into lock-up agreements whereby they have agreed to vote their respective Solana Shares in favour of the Arrangement.

Tristone also understands that the Arrangement will be more fully described in a joint management information circular and proxy statement of Solana and Gran Tierra (the “Proxy Statement”) to be mailed to Solana Shareholders in respect of a special meeting of Solana Shareholders to be held for the purpose of approving the Arrangement and to be mailed to stockholders of Gran Tierra in respect of a meeting of stockholders of Gran Tierra to be held for the purpose of approving the issuance of Gran Tierra common shares from time to time in connection with the transactions contemplated by the Arrangement. The Arrangement will be subject to a number of conditions, which must be satisfied or waived in order for the Arrangement to become effective, as will be more fully described in the Proxy Statement.

Tristone’s Engagement

The board of directors of Solana (the “Board”) formally retained Tristone pursuant to an engagement agreement dated May 30, 2008 (the “Engagement Agreement”), to provide financial advisory services to Solana. Pursuant to the Engagement Agreement, the Board has requested that we prepare and deliver an opinion (our “Opinion”) as to the fairness to the Solana Shareholders, from a financial point of view, of the consideration to be received by Solana Shareholders pursuant to the Arrangement. We will receive a fee for our services upon delivery of our Opinion, which is not contingent upon the successful completion of the Arrangement. In addition, for our services as financial advisor to Solana in connection with the Arrangement, if the Arrangement is successfully completed, we will receive an additional larger fee, against which the fee we received for delivery of our Opinion will be credited. Solana has also agreed to reimburse us for reasonable out-of-pocket expenses and indemnify us for certain liabilities that may arise out of our engagement.

Our Opinion may be relied upon by the Board for the purposes of considering the Arrangement and the Board’s recommendation to the Solana Shareholders with respect to the Arrangement, and, except for its inclusion, and the inclusion of references thereto, in the Proxy Statement, may not be published, reproduced, disseminated, quoted from or referred to, in whole or in part, or be used or relied upon by any other person, or for any other purpose, without our express prior written consent.

Our Opinion is not to be construed as a recommendation to any Solana Shareholder as to whether or not such holder should vote in favour of the Arrangement.

Credentials of Tristone

Tristone is a fully registered investment dealer focusing on companies participating in oil and gas exploration, production and services, energy transportation, and energy income trusts. Tristone provides corporate finance, mergers and acquisitions, equity sales, research and trading services to companies active in or investing in the energy industry. The wording of our Opinion and the form and content hereof have been approved for release by a committee of the managing directors of Tristone, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

Independence of Tristone

None of Tristone, its affiliates and its associates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Alberta)) of Solana, Gran Tierra or any of their respective known associates or affiliates (collectively, “Interested Parties”). Tristone is not currently acting as an advisor to Solana, Gran Tierra or any other Interested Party, in connection with any matter, other than acting as financial advisor to Solana as outlined above.

Tristone acts as a trader and dealer, both as principal and agent, in all major financial markets in Canada, England and the US and, as such, may have had, may have and may in the future have, positions in the securities of Solana and Gran Tierra. In addition, Tristone has provided certain investment banking and other financial services to Solana from time to time, including having acted as lead manager with respect to a public offering of Solana’s common shares (aggregate offering amount of $53,526,000) in October 2007; having acted as financial advisor to Solana with respect to pursuing a corporate acquisition in May through July of 2007; having acted as lead manager with respect to a public offering of Solana’s common shares (aggregate offering amount of $42,000,000) in March 2006; and having acted as Solana’s designated broker on the Alternative Investment Markets since October 2006. Tristone may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for Solana and Gran Tierra. In connection with the above-described investment banking services, Tristone has received, and may receive in the future, compensation. In addition, as an investment dealer, Tristone conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on issues and investment matters, including research with respect to Solana and Gran Tierra.

Other than the Engagement Agreement, there are no understandings, agreements or commitments between Tristone and Solana, Gran Tierra, or any other Interested Party, with respect to any future business dealings. Tristone may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for Solana, Gran Tierra or any other Interested Party.

Scope of Review

In carrying out this engagement and in formulating our Opinion, we have reviewed, considered, conducted, undertaken, and relied upon, among other things:

I.	the Arrangement Agreement;
II.	the audited financial statements of Solana as at and for the year ended December 31, 2007, together with the notes thereto, the auditors’ report thereon and the management’s discussion and analysis related thereto;
III.	the interim unaudited financial statements of Solana as at and for the three month periods ended March 31, 2008, September 30, 2007 and June 30, 2007, together with the notes thereto and the management’s discussion and analysis related thereto;
IV.	Solana’s annual information form dated April 10, 2008, for the year ended December 31, 2007;
V.	Solana’s reserve report prepared by DeGolyer and MacNaughton Canada Limited, dated April 10, 2008 and as of December 31, 2007;
VI.	discussions with Solana management with regard to, among other things, the business, operations, quality of assets and future potential of Solana;

VII.	certain internal financial information, financial and operational projections of Solana as provided by Solana management;
VIII.	the audited financial statements of Gran Tierra as at and for the year ended December 31, 2007, together with the notes thereto, the auditors’ report thereon and the management’s discussion and analysis related thereto;
IX.	the interim unaudited financial statements of Gran Tierra as at and for the three month period ended March 31, 2008, together with the notes thereto and the management’s discussion and analysis related thereto;
X.	the prospectus dated April 15, 2008 filed with the United States Securities and Exchange Commission registering the offer and sale of the Gran Tierra common stock, including common stock underlying warrants, to satisfy registration rights previously granted;
XI.	Gran Tierra’s Colombian Participation Agreement effective as of June 22, 2006 and amendments thereto;
XII.	Gran Tierra’s annual information form dated May 23, 2008, for the year ended December 31, 2007;
XIII.	Gran Tierra’s proxy statement dated April 28, 2008, filed with the United States Securities and Exchange Commission relating to the annual meeting of Gran Tierra’s stockholders held on June 16, 2008;
XIV.	Gran Tierra’s reserve report prepared by Gaffney, Cline & Associates Limited, dated February 15, 2008 and as at December 31, 2007 and Gran Tierra’s reserve report prepared by GLJ Petroleum Consultants as at July 1, 2008;
XV.	discussions with Gran Tierra management with regard to, among other things, the business, operations, quality of assets and future potential of Gran Tierra;
XVI.	certain internal financial information, financial and operational projections of Gran Tierra as provided by Gran Tierra management;
XVII.	data with respect to other transactions of a comparable nature considered by Tristone to be relevant;
XVIII.	certain public information relating to the business, financial condition and trading history of Gran Tierra and Solana;
XIX.	other information, analyses and investigations as Tristone considered appropriate in the circumstances;
XX.	a certificate of representation as to certain factual matters provided by Solana and dated as of the date hereof; and
XXI.	a certificate of representation as to certain factual matters provided by Gran Tierra and dated as of the date hereof.

Assumptions and Limitations

We have relied upon, and have assumed the completeness, accuracy and fair representation of all financial information, business plans, forecasts and other information, data, advice, opinions and representations obtained by us from public sources, including information relating to Solana and Gran Tierra, or provided to us by Solana, Gran Tierra and their respective affiliates or advisors or otherwise pursuant to our engagement (collectively the “Information”), and our Opinion is conditional upon such completeness, accuracy and fairness. We have not attempted to verify independently the completeness, accuracy or fair presentation of any such Information. Senior management of Solana and Gran Tierra have represented to us, in certificates delivered as of the date hereof, that, among other things, the Information provided to us on behalf of Solana and Gran Tierra, as applicable, was complete and correct at the date the Information was provided to us and that since the date of the Information, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations, capital, prospects or affairs of Solana or Gran Tierra, as the case may be, and there has been no change in any material fact which is of a nature as to render the Information untrue or misleading in any material respect.

With respect to forecasts, projections, estimates and/or budgets provided to Tristone and used in our analysis, we note that projecting future results of any company is inherently subject to uncertainty. We have assumed that all such forecasts, projections, estimates and/or budgets were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of Solana or Gran Tierra (as the case may be), respectively, as standalone entities (or, in the case of the projected synergies, as a combined company), and have assumed, with your consent, that the financial results reflected in such forecasts, projections, estimates and/or budgets will be realized in the amounts and at the times projected. Tristone expresses no independent view as to the reasonableness of such forecasts, projections, estimates and/or budgets or the assumptions on which they are based.

In rendering our Opinion, we have not been engaged, nor have we assumed any responsibility, to perform, and have not performed, an independent valuation or appraisal of any of the securities, assets or liabilities of Solana or Gran Tierra, and we have not been furnished with any such valuations or appraisals (other than the reserve reports referred to above). We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of Solana or Gran Tierra. We have not investigated, and make no assumption regarding, any litigation or other claims affecting Solana or Gran Tierra. We have not performed any tax analysis, nor have we been furnished with any such analysis. Accordingly, we have not evaluated (and our Opinion does not include) any potential tax consequences related to the Arrangement including, without limitation, any potential tax consequences to Solana, Gran Tierra, or their respective shareholders.

Our Opinion is rendered as of the date hereof on the basis of securities markets, economic and general business and financial conditions prevailing as at such date, and the condition and prospects, financial and otherwise, of Solana and Gran Tierra as they were reflected in the Information and in other documents reviewed by us and as they were represented to us in our discussions with Solana and Gran Tierra management, as applicable. In rendering our Opinion, we have assumed that there are no undisclosed material facts relating to Solana or Gran Tierra or their respective businesses, operations, capital or future prospects. Any changes therein may affect our Opinion and, although we reserve the right to change or withdraw our Opinion in such event, we disclaim any obligation to advise any person of any change that may come to our attention or to update our Opinion after the date hereof.

In our analysis and in connection with the preparation of our Opinion, we made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Arrangement. In arriving at our Opinion, in addition to the facts and conclusions contained in the Information, we have assumed, among other things, the validity and efficacy of the procedures being followed to implement the Arrangement, and we express no opinion on such procedures. We have with respect to all legal and tax matters relating to the Arrangement and the implementation thereof relied on advice of legal and tax counsel to Solana and express no view thereon. The Arrangement is subject to a number of conditions outside the control of Solana and we have assumed all conditions precedent to the completion of the Arrangement can be satisfied in due course without waiver thereof and all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse conditions or qualification. In rendering our Opinion, we express no view as to the likelihood that the conditions respecting the Arrangement will be satisfied or waived or that the Arrangement will be implemented within the time frame indicated in the Arrangement Agreement and to be described in the Proxy Statement. We are not expressing any opinion as to what the value of common shares of Gran Tierra actually will be when issued pursuant to the Arrangement or the price at which the common shares of Gran Tierra will trade at any time.

Our Opinion has been provided solely for the use of the Board as contemplated herein and is not intended to be, and does not constitute, a recommendation as to whether any Solana Shareholder should vote in favour of the Arrangement.

Our conclusion set forth below as to the fairness, from a financial point of view, of the consideration to be received by Solana Shareholders under the Arrangement is based on our review of the Arrangement as a whole rather than on any particular elements of the Arrangement, and our Opinion should be read in its entirety. Several analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusion we have reached is based on all the analysis and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the analyses.

Our Opinion does not address the merits of the underlying decision by Solana to engage in the Arrangement or the relative merits of the Arrangement compared to any alternative business strategy or transaction in which Solana might engage. Further, in rendering our Opinion we express no opinion about the fairness of the amount or nature of the compensation (if any) to any of the officers, directors or employees of any party of the Arrangement, or class of such persons, relative to Solana Shareholders or otherwise.

Conclusion

Based upon and subject to the foregoing, and such other matters as we consider relevant, Tristone is of the opinion that, as of the date hereof, the consideration to be received by the Solana Shareholders under the Arrangement is fair, from a financial point of view, to Solana Shareholders.

Yours very truly,

/s/ Tristone Capital Inc.
Tristone Capital Inc.

ANNEX J

SECTION 191 OF THE ALBERTA BUSINESS CORPORATIONS ACT

Shareholder’s Right to Dissent

191 (1) Subject to sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,
(b)	amend its articles under section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,
(b.1)	amend its articles under section 173 to add or remove an express statement establishing the unlimited liability of shareholders as set out in section 15.2(1),
(c)	amalgamate with another corporation, otherwise than under section 184 or 187,
(d)	be continued under the laws of another jurisdiction under section 189, or
(e)	sell, lease or exchange all or substantially all its property under section 190.

(2) A holder of shares of any class or series of shares entitled to vote under section 176, other than section 176(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3) In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

(4) A Dissenting Shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf of any one beneficial owner and registered in the name of the Dissenting Shareholder.

(5) A Dissenting Shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

(a)	at or before any meeting of shareholders at which the resolution is to be voted on, or
(b)	if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent, within a reasonable time after the shareholder learns that the resolution was adopted and of the shareholder’s right to dissent.

(6) An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection (1) or (2),

(a)	by the corporation, or
(b)	by a shareholder if the shareholder has sent an objection to the corporation under subsection (5), to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section, or to fix the time at which a shareholder of an unlimited liability corporation who dissents under this section ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(7) If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each Dissenting Shareholder a written offer to pay the shareholder an amount considered by the directors to be the fair value of the shares.

(8) Unless the Court otherwise orders, an offer referred to in subsection (7) shall be sent to each Dissenting Shareholder

(a)	at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or
(b)	within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

(9) Every offer made under subsection (7) shall

(a)	be made on the same terms, and
(b)	contain or be accompanied with a statement showing how the fair value was determined.

(10) A Dissenting Shareholder may make an agreement with the corporation for the purchase of the shareholder’s shares by the corporation, in the amount of the corporation’s offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

(11) A Dissenting Shareholder

(a)	is not required to give security for costs in respect of an application under subsection (6), and
(b)	except in special circumstances must not be required to pay the costs of the application or appraisal.

(12) In connection with an application under subsection (6), the Court may give directions for

(a)	joining as parties all Dissenting Shareholders whose shares have not been purchased by the corporation and for the representation of Dissenting Shareholders who, in the opinion of the Court, are in need of representation,
(b)	the trial of issues and interlocutory matters, including pleadings and examinations for discovery,
(c)	the payment to the shareholder of all or part of the sum offered by the corporation for the shares,
(d)	the deposit of the share certificates with the Court or with the corporation or its transfer agent,
(e)	the appointment and payment of independent appraisers, and the procedures to be followed by them,
(f)	the service of documents, and
(g)	the burden of proof on the parties.

(13) On an application under subsection (6), the Court shall make an order

(a)	fixing the fair value of the shares in accordance with subsection (3) of all Dissenting Shareholders who are parties to the application,
(b)	giving judgment in that amount against the corporation and in favor of each of those Dissenting Shareholders,
(c)	fixing the time within which the corporation must pay that amount to a shareholder, and
(d)	fixing the time at which a Dissenting Shareholder of an unlimited liability corporation ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(14) On (a) the action approved by the resolution from which the shareholder dissents becoming effective,

(b)	the making of an agreement under subsection (10) between the corporation and the Dissenting Shareholder as to the payment to be made by the corporation for the shareholder’s shares, whether by the acceptance of the corporation’s offer under subsection (7) or otherwise, or
(c)	the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shareholder’s shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15) Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

(16) Until one of the events mentioned in subsection (14) occurs,

(a)	the shareholder may withdraw the shareholder’s dissent, or
(b)	the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

(17) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.

(18) If subsection (20) applies, the corporation shall, within 10 days after

(a)	the pronouncement of an order under subsection (13), or
(b)	the making of an agreement between the shareholder and the corporation as to the payment to be made for the shareholder’s shares,

notify each Dissenting Shareholder that it is unable lawfully to pay Dissenting Shareholders for their shares.

(19) Notwithstanding that a judgment has been given in favor of a Dissenting Shareholder under subsection (13)(b), if subsection (20) applies, the Dissenting Shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the shareholder’s notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to the shareholder’s full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(20) A corporation shall not make a payment to a Dissenting Shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due, or
(b)	the realizable value of the corporation’s assets would by reason of the payment be less than the aggregate of its liabilities.

ANNEX K

TEXT OF AMENDMENT TO GRAN TIERRA’S ARTICLES OF INCORPORATION,
AS DESCRIBED IN GRAN TIERRA’S PROPOSAL 2.

The Fourth Article of the Corporation’s Articles of Incorporation, as amended, is hereby amended in its entirety to read as follows:

FOURTH ARTICLE

The total number of shares of all classes of stock which the Corporation shall have authority to issue is three hundred twenty-five million and two (325,000,002), to be divided into four (4) classes, of which three hundred million (300,000,000) shares, par value of $0.001, shall be designated as Common Stock (“Common Stock”); one (1) share, par value of $0.001, shall be designated as Special A Voting Stock (the “Special A Voting Stock”); one (1) share, par value of $0.001, shall be designated as Special B Voting Stock (the “Special B Voting Stock”); and twenty-five million (25,000,000) shares, par value of $0.001, shall be designated as Preferred Stock (“Preferred Stock”).

A. Common Stock

The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is three hundred million (300,000,000) shares, par value of $0.001 per share. All stock when issued shall be fully paid and non-assessable. The Board of Directors of the Corporation may, at its discretion and by resolution of all of the members of the Board of Directors at the time of such resolution, issue any authorized but unissued Common Stock of the Corporation which has not been reserved for issuance upon the exercise of any outstanding warrants, options, or other documents evidencing the right to acquire the Common Stock of the Corporation.

Each share of Common Stock shall be entitled to one vote at any meeting of the Corporation’s stockholders duly called for in accordance with the Nevada Revised Statutes, either in person or by proxy. Cumulative voting shall not be permitted for the election of individuals to the Corporation’s Board of Directors or for any other matters brought before any meeting of the Corporation’s stockholders, regardless of the nature thereof. Stockholders of the Corporation’s Common Stock shall not be entitled to any pre-emptive or preferential rights to acquire additional Common Stock of the Corporation.

B. Special A Voting Stock

The Special A Voting Stock shall have the designation, preferences and rights as set forth below:

1. Number of Shares:  There shall be one (1) share of Special A Voting Stock.

2. Dividends or distributions:  Neither the holder nor, if different, the owner of the Special A Voting Stock shall be entitled to receive dividends or distributions in its capacity as holder or owner thereof.

3. Voting Rights:  The holder of the Special A Voting Stock shall have the following voting rights:

3.1 The holder of the Special A Voting Stock shall be entitled to vote on each matter on which stockholders of the Corporation generally are entitled to vote, and the holder of the Special A Voting Stock shall be entitled, in accordance with and subject to paragraph 3.2 below, to cast on each such matter a number of votes equal to the number of non-voting exchangeable shares (“Goldstrike Exchangeable Shares”) of Gran Tierra Goldstrike, Inc., an Alberta corporation, and its successors-at-law, whether by merger, amalgamation or otherwise, then outstanding that are not owned by the Corporation or any other entity of which a majority of the shares (or similar interests) entitled to vote in the election of members of the board of directors (or similar governing body) of such other entity is held, directly or indirectly, by the Corporation (any such entity a “subsidiary” of the Corporation).

3.2 The holder of the Special A Voting Stock shall have the right to receive notice of and to attend and, subject to paragraph 3.4 below, vote at any general meeting of the Corporation as follows:

(a) on a show of hands, the holder of the Special A Voting Stock, or its proxy, shall have one vote in addition to any votes which may be cast by a holder of Goldstrike Exchangeable Shares (other than Corporation and any subsidiary of the Corporation) (a “Goldstrike Beneficiary”) (or its nominee) on such show of hands as proxy for the holder of the Special A Voting Stock in accordance with paragraph 3.4 below;

(b) on a poll, the holder of the Special A Voting Stock shall have one vote for every Goldstrike Exchangeable Share then outstanding (a) that is owned by a Goldstrike Beneficiary, and (b) as to which the holder of the Special A Voting Stock has received timely voting instructions from the Goldstrike Beneficiary. Votes may be given either personally or by proxy and a Goldstrike Beneficiary entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

3.3 The holder of the Special A Voting Stock shall be entitled to demand that a poll be taken on any resolution, whether before or after a show of hands.

3.4 If so instructed by a Goldstrike Beneficiary, the holder of the Special A Voting Stock shall be entitled to appoint the Goldstrike Beneficiary, or such other person as that Goldstrike Beneficiary nominates, as proxy to attend and to exercise personally in place of the holder of the Special A Voting Stock that number of votes equal to the number of Goldstrike Exchangeable Shares held by the Goldstrike Beneficiary (the “Goldstrike Beneficiary Votes”). A proxy need not be a stockholder of the Corporation. A Goldstrike Beneficiary (or its nominee) exercising its Goldstrike Beneficiary Votes shall have the same rights as the holder of the Special A Voting Stock to speak at the meeting in favor of any matter and to vote on a show of hands or on a poll in respect of any matter proposed.

4. Redemption:  At such time as no Goldstrike Exchangeable Shares (other than Goldstrike Exchangeable Shares belonging to the Corporation or any subsidiary of the Corporation) shall be outstanding and there are no shares of stock, debt, options, rights, warrants, or other securities convertible, exchangeable or exercisable for, or other agreements which could give rise to the issuance of, any Goldstrike Exchangeable Shares to any person (other than the Corporation or any subsidiary of the Corporation), the share of Special A Voting Stock shall be automatically redeemed for $0.001, but only out of funds legally available therefor, and upon any such redemption of the Special A Voting Stock by the Corporation, the share of Special A Voting Stock shall be deemed retired and cancelled and may not be reissued.

5. Voting as a Single Class:  Except as otherwise provided herein or by applicable law, the holder of the Special A Voting Stock, the holder of the Special B Voting Stock and the holders of the Common Stock, together with any other class or series of the Corporation’s voting stock to the extent provided in the applicable certificate(s) of amendment or designation, shall vote together as one class for the appointment of directors of the Corporation and on all other matters submitted to a vote of the stockholders of the Corporation.

C. Special B Voting Stock

The Special B Voting Stock shall have the designation, preferences and rights as set forth below:

1. Number of Shares:  There shall be one (1) share of Special B Voting Stock.

2. Dividends or distributions:  Neither the holder nor, if different, the owner of the Special B Voting Stock shall be entitled to receive dividends or distributions in its capacity as holder or owner thereof.

3. Voting Rights:  The holder of the Special B Voting Stock shall have the following voting rights:

3.1 The holder of the Special B Voting Stock shall be entitled to vote on each matter on which stockholders of the Corporation generally are entitled to vote, and the holder of the Special B Voting

Stock shall be entitled, in accordance with and subject to paragraph 3.2 below, to cast on each such matter a number of votes equal to the number of non-voting exchangeable shares (“Solana Exchangeable Shares”) of Gran Tierra Exchangeco Inc., an Alberta corporation, and its successors-at-law, whether by merger, amalgamation or otherwise, then outstanding that are not owned by the Corporation or its affiliates (as such term is defined in the Securities Act (Alberta)) (any such entity an “affiliate” of the Corporation).

3.2 The holder of the Special B Voting Stock shall have the right to receive notice of and to attend and, subject to paragraph 3.4 below, vote at any annual or special meeting of the stockholders of the Corporation as follows:

(a) on a show of hands, the holder of the Special B Voting Stock, or its proxy, shall have one vote for each Solana Exchangeable Share then outstanding (i) that is owned by a holder of Solana Exchangeable Shares (other than the Corporation and any affiliate of the Corporation) (a “Solana Beneficiary”) and (ii) as to which the holder of the Special B Voting Stock has received timely voting instructions from the Solana Beneficiary;

(b) on a poll, the holder of the Special B Voting Stock shall have one vote for each Solana Exchangeable Share then outstanding (i) that is owned by a Solana Beneficiary, and (ii) as to which the holder of the Special B Voting Stock has received timely voting instructions from the Solana Beneficiary.

Votes may be given either personally or by proxy and a Solana Beneficiary entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

3.3 The holder of the Special B Voting Stock shall be entitled to demand that a poll be taken on any resolution, whether before or after a show of hands.

3.4 If so instructed by a Solana Beneficiary, the holder of the Special B Voting Stock shall be entitled to appoint the Solana Beneficiary, or such other person as that Solana Beneficiary nominates, as proxy to attend and to exercise personally in place of the holder of the Special B Voting Stock that number of votes equal to the number of Solana Exchangeable Shares held by the Solana Beneficiary (the “Solana Beneficiary Votes”). A proxy need not be a stockholder of the Corporation. A Solana Beneficiary (or its nominee) exercising its Solana Beneficiary Votes by such a proxy shall have the same rights as the holder of the Special B Voting Stock to speak at the meeting in favor of any matter and, with respect to the number of Solana Exchangeable Shares subject to such proxy, to vote on a show of hands or on a poll in respect of any matter proposed.

4. Redemption:  At such time as no Solana Exchangeable Shares (other than Solana Exchangeable Shares belonging to the Corporation or any affiliate of the Corporation) shall be outstanding and there are no shares of stock, debt, options, rights, warrants, or other securities convertible, exchangeable or exercisable for, or other agreements which could give rise to the issuance of, any Solana Exchangeable Shares to any person (other than the Corporation or any affiliate of the Corporation), the share of Special B Voting Stock shall be automatically redeemed for $0.001, but only out of funds legally available therefor, and upon any such redemption of the Special B Voting Stock by the Corporation, the share of Special B Voting Stock shall be deemed retired and cancelled and may not be reissued.

5. Voting as a Single Class:  Except as otherwise provided herein or by applicable law, the holder of the Special B Voting Stock, the holder of the Special A Voting Stock and the holders of the Common Stock, together with any other class or series of the Corporation’s voting stock to the extent provided in the applicable certificate(s) of amendment or designation, shall vote together as one class for the election or appointment of directors of the Corporation and on all other matters submitted to a vote of the stockholders of the Corporation.

D. Preferred Stock

The aggregate number of shares of Preferred Stock which the Corporation shall have the authority to issue is twenty-five million (25,000,000) shares, $0.001 par value, which may be issued in such series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

ANNEX L

TEXT OF AMENDMENT TO GRAN TIERRA’S ARTICLES OF INCORPORATION,
AS DESCRIBED IN GRAN TIERRA’S PROPOSAL 3.

The Fourth Article of the Corporation’s Articles of Incorporation, as amended, is hereby amended to cause the first two paragraphs of Fourth Article to read in their entirety as follows (all other paragraphs of Fourth Article remain unchanged):

FOURTH ARTICLE

The total number of shares of all classes of stock which the Corporation shall have authority to issue is six hundred twenty-five million and two (625,000,002), to be divided into four (4) classes, of which six hundred million (600,000,000) shares, par value of $0.001, shall be designated as Common Stock (“Common Stock”); one (1) share, par value of $0.001, shall be designated as Special A Voting Stock (the “Special A Voting Stock”); one (1) share, par value of $0.001, shall be designated as Special B Voting Stock (the “Special B Voting Stock”); and twenty-five million (25,000,000) shares, par value of $0.001, shall be designated as Preferred Stock (“Preferred Stock”).

A. Common Stock

The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is six hundred million (600,000,000) shares, par value of $0.001 per share. All stock when issued shall be fully paid and non-assessable. The Board of Directors of the Corporation may, at its discretion and by resolution of all of the members of the Board of Directors at the time of such resolution, issue any authorized but unissued Common Stock of the Corporation which has not been reserved for issuance upon the exercise of any outstanding warrants, options, or other documents evidencing the right to acquire the Common Stock of the Corporation.

L-1

GRAN TIERRA ENERGY INC.

2007 Equity Incentive Plan

Adopted: August 9, 2007
Approved By Stockholders: October 10, 2007
Amended by the Board: December 20, 2007
Amended by the Board: January 14, 2008
Amended by the Board: October 3, 2008
Approved by the Stockholders: [], 2008

1. General Purposes.

(a) Amendment and Restatement.  The Plan is intended as a complete amendment and restatement of the Company’s 2005 Equity Incentive Plan (the “Prior Plan”). All outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All Stock Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(c) Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Options, (ii) Restricted Stock Awards, (iii) Stock Appreciation Rights, (iv) Restricted Stock Units and (v) Other Stock Awards.

(d) General Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

(a) “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code. The Board shall have the authority to determine the time or times at which “parent corporation” or “subsidiary corporation” status is determined within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an institutional investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions that are primarily a private financing transaction for the Company or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

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(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(e) “Code” means the United States Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Gran Tierra Energy Inc., a Nevada corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave,

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military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o) “Disinterested Stockholders” means all of the stockholders of the Company except Insiders of the Company who are eligible to receive Stock Awards, and such Insiders’ associates.

(p) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(q) “Entity” means a corporation, partnership, limited liability company or other entity.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(t) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market, Nasdaq Global Market or the Nasdaq Capital Market, the Fair Market Value of a share of Common Stock, unless otherwise determined by the Board, shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or if such day of determination does not fall on a market trading day, then the last market trading day prior to the day of determination), as reported in a source the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board and in a manner that complies with Sections 409A and 422 of the Code.

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(u) “Insider” means an “insider” as defined under the policies of the Toronto Stock Exchange, as amended from time to time, which includes, among others, Directors and TSX Officers of the Company.

(v) “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(aa) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(d).

(bb) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(cc) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(dd) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ee) “Plan” means this Gran Tierra Energy Inc. 2007 Equity Incentive Plan.

(ff) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(gg) “Restricted Stock Unit” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(hh) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ii) “Securities Act” means the Securities Act of 1933, as amended.

(jj) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(c).

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(kk) “Stock Award” means any right granted under the Plan, including an Option, Restricted Stock Award, Restricted Stock Unit, Stock Appreciation Right and Other Stock Award.

(ll) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(mm) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(nn) “TSX Officer” means a senior officer of the Company or any subsidiary and includes an issuer, all of the voting securities of which are owned by a TSX Officer.

3. Administration.

(a) Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b) Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Stock Award fully effective.

(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv) To amend the Plan or a Stock Award as provided in Section 12.

(v) To terminate or suspend the Plan as provided in Section 13.

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(vii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are located in various local jurisdictions.

(c) Delegation to Committee.

(i) General.  The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan,

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as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Section 162(m) and Rule 16b-3 Compliance.  In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. Shares Subject to the Plan.

(a) Share Reserve.  Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate eighteen million (18,000,000) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c) Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligibility.

(a) Eligibility for Specific Stock Awards.  Stock Awards may be granted to Employees, Directors and Consultants.

(b) Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.

(c) Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6. Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.  No Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b) Exercise Price of a Stock Option.  The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424(a) of the Code; provided, however, that if the Common Stock is listed on the Toronto Stock Exchange, the

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granting of the Option is approved by the Toronto Stock Exchange to the extent necessary to satisfy the rules of the Toronto Stock Exchange.

(c) Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of or subsequently to the grant of the Option (1) by delivery to the Company of other Common Stock (whether by actual delivery or attestation), (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) by a “net exercise” of the Option (as further described below) (4) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instruction to pay the aggregate exercise price to the Company from the sales proceeds or (5) in any other form of legal consideration that may be acceptable to the Board.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the imputation of interest income to the Company and compensation income to the Optionholder, under any applicable provisions of the Code and (2) the classification of the Option as a liability for financial accounting purposes.

In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Optionholder but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Optionholder. The shares of Common Stock so used to pay the exercise price of an Option under a “net exercise,” the shares actually delivered to the Optionholder, and any shares withheld to satisfy tax withholding obligations will be considered to have resulted from the exercise of the Option, and accordingly, the Option will not again be exercisable with respect to such shares.

(d) Transferability of an Option.  An Option shall be transferable to the extent provided in the Option Agreement. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution or pursuant a domestic relations order and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service.  In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(g) Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act,

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then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(h) Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(i) Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(j) Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7. Provisions of Stock Awards other than Options.

(a) Restricted Stock Awards.  Each Restricted Stock Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical; provided, however, that each Restricted Stock Award agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price.  At the time of the grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Restricted Stock Award will not be less than the par value of a share of Common Stock. A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

(ii) Consideration.  At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) at the discretion

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of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; or (iv) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Nevada, the Common Stock’s “par value,” as defined in the Nevada Revised Statutes, shall not be paid by deferred payment and must be paid in a form of consideration that is permissible under the Nevada Corporation Law.

(iii) Vesting.  Shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Restricted Stock Award as a liability for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Restricted Stock Award agreement.

(v) Transferability.  Rights to purchase or receive shares of Common Stock granted under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award agreement.

(b) Restricted Stock Units.  Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall determine. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical; provided, however, that each Restricted Stock Unit agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  At the time of grant of a Restricted Stock Unit award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Restricted Stock Unit award will not be less than the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii) Vesting.  At the time of the grant of a Restricted Stock Unit award, the Board may impose such restrictions or conditions to the vesting of the shares Restricted Stock Unit as it deems appropriate.

(iii) Payment.  A Restricted Stock Unit award may be settled by the delivery of shares of Common Stock, their cash equivalent, or any combination of the two, as the Board deems appropriate.

(iv) Additional Restrictions.  At the time of the grant of a Restricted Stock Unit award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit award after the vesting of such Stock Award.

(v) Dividend Equivalents.  Dividend equivalents may be credited in respect of Restricted Stock Units, as the Board deems appropriate. Such dividend equivalents may be converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of Restricted Stock Units then credited by (2) the Fair Market Value per share of Common Stock on the payment

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date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit award to which they relate.

(vi) Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Stock Award Agreement, Restricted Stock Units that have not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(c) Stock Appreciation Rights.  Each Stock Appreciation Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Rights agreements need not be identical, but each Stock Appreciation Right agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Calculation of Appreciation.  Each Stock Appreciation Right will be denominated in share of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount that will be determined by the Committee at the time of grant of the Stock Appreciation Right.

(ii) Vesting.  At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Right as it deems appropriate.

(iii) Exercise.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Rights agreement evidencing such Right.

(iv) Payment.  The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, or any combination of the two, as the Board deems appropriate.

(v) Termination of Continuous Service.  If a Participant’s Continuous Service terminates for any reason, any unvested Stock Appreciation Rights shall be forfeited and any vested Stock Appreciation Rights shall be automatically redeemed.

(d) Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Stock Awards and all other terms and conditions of such Stock Awards.

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8. Covenants of the Company.

(a) Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify.  The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

9. Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10. Miscellaneous.

(a) Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Corporate Action Constituting Grant of Stock Awards.  Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights.  Subject to the further limitations of Section 7(b)(iv) hereof, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or other Service Rights.  Nothing in the Plan, and Stock Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

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(e) Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations.  Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any country, federal, state, provincial or local tax withholding obligation relating to any Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding payment from any amounts otherwise payable to the Participant; (iv) withholding cash from a Stock Award settled in cash; or (v) by such other method as may be set forth in the Stock Award Agreement.

(g) Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(h) Compliance with Section 409A.  To the extent that the Board determines that any Stock Award granted hereunder is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code, including without limitation any applicable guidance that may be issued or amended after the Effective Date.

11. Adjustments upon Changes in Stock.

(a) Capitalization Adjustments.  If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction (each a “Capitalization Adjustment”), the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 5(b), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

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(b) Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

(c) Corporate Transaction.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d) Change in Control.  A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12. Amendment of the Plan and Stock Awards.

(a) Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments and Section 12(f) relating to amendments without Stockholder Approval, no amendment shall be effective unless approved by the stockholders of the Company.

(b) Stockholder Approval.  The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d) Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that (i) if the Common Stock is listed on the Toronto Stock Exchange any amendment is approved by the stockholders to the extent necessary to

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satisfy the rules of the Toronto Stock Exchange, and (ii) that the rights under any Stock Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the Participant and (B) the Participant consents in writing.

(e) Insiders.  If an amendment reducing the Option exercise price or extending the term of the Option is made to an Option held by an Insider, the amendment shall only be made effective after the approval is received of Disinterested Stockholders at a meeting of the stockholders of the Company.

(f) Amendments without Stockholder Approval.  Without limiting the generality of the foregoing, or the other provisions hereof, the Board shall have the authority: (a) to make amendments to the Plan or a Stock Award of a housekeeping or administrative nature; (b) if the Common Stock is listed on the Toronto Stock Exchange subject to any required approval of the Toronto Stock Exchange, to change the vesting or termination provisions of a Stock Award or the Plan; (c) any amendment to reduce the option exercise price of an Option held by a non-insider; (d) amendments necessary to comply with provisions of applicable law or stock exchange requirements or for grants to qualify for favourable treatment under applicable laws; (e) the addition of any form of financial assistance by the Company for the acquisition by all or certain categories of Participants of Common Stock under the Plan, and the subsequent amendment of any such provisions; and (f) any other amendment, fundamental or otherwise, not requiring stockholder approval under the Code; provided, however, that no amendment shall be made without stockholder approval to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code

13. Termination or Suspension of the Plan.

(a) Plan Term.  The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14. Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15. Choice of Law.

The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

16. Limits With Respect to Insiders.

(a) The maximum number of shares of Common Stock which may be reserved for issuance to Insiders, at any time, under the Plan and any other share compensation arrangement of the Company shall be 10% of the Common Stock issued and outstanding.

(b) The maximum number of shares of Common Stock which may be issued to Insiders under the Plan, at any time, and any other share compensation arrangement within any 12-month period shall be 10% of the Common Stock outstanding.

(c) The maximum number of shares of Common Stock which may be issued to any one Insider and such Insider’s associates under the Plan, at any time, within a 12-month period shall be 5% of the Common Stock outstanding.

17. Limits with respect to Consultants.

(a) The number of Options granted to any one Consultant in any 12-month period under the Plan shall not exceed 2% of the issued and outstanding shares of Common Stock at the time of grant.

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GRAN TIERRA ENERGY INC. C/O AL PALOMBO 1370 AVENUE OF THE AMERICAS SUITE 902 NEW YORK, NY 10019	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on November 13, 2008. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
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If you would like to reduce the costs incurred by Gran Tierra Energy Inc. in mailing future proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Gran Tierra Energy Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☐	GRNTR1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

GRAN TIERRA ENERGY INC.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 3, 4 AND 5.

Vote On Proposals

		For	Against	Abstain
1.	To approve the issuance of shares of newly issued common stock in connection with the acquisition of the outstanding securities of Solana Resources Limited.	☐	☐	☐
2.	To approve an amendment to Gran Tierra’s articles of incorporation to create a new special voting share to enable the exchangeable shares to be issued in the transaction with Solana Resources Limited to vote, as well as to make several technical changes.	☐	☐	☐
3.	To approve an amendment to Gran Tierra’s articles of incorporation to increase the total authorized number of shares of common stock from 300,000,000 shares to 600,000,000 shares.	☐	☐	☐
4.	To approve an amendment to Gran Tierra’s articles of incorporation to change the board voting requirement for issuance of common stock from unanimous to a simple board action.	☐	☐	☐
5.	To approve Gran Tierra’s 2007 Equity Incentive Plan, as amended and restated, to increase the number of shares available for issuance thereunder from 9,000,000 shares to 18,000,000, shares.	☐	☐	☐

Signature	Signature (Joint Owners)
Date	Date

GRAN TIERRA ENERGY INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON November 14, 2008

The stockholders hereby appoint Martin Eden and Dana Coffield, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock and Special Voting Stock of Gran Tierra Energy Inc. that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Mountain Time, on November 14, 2008, at Lougheed House, 707 13th Avenue S.W., Calgary, Alberta, Canada, and any adjournments or postponements thereof, hereby revoking all previous proxies, with all powers the stockholders would possess if present, on all matters mentioned in the Notice of Special Meeting dated October 10, 2008, and such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR VOTE ONLINE AS INSTRUCTED IN THIS PROXY CARD. CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

GRAN TIERRA ENERGY INC.

VOTING DIRECTION FOR HOLDERS OF
EXCHANGEABLE SHARES OF GRAN TIERRA ENERGY INC.

The undersigned holder (the “Holder”) of exchangeable shares (“Exchangeable Shares”) of Gran Tierra Energy Inc. (the “Company”) has the right to instruct Olympia Trust Company (the “Trustee”) in respect of the exercise of their votes at the Special Meeting of Stockholders of the Company to be held on November 14, 2008 (the “Meeting”), as follows:

•	To instruct the Trustee to exercise the votes to which the Holder is entitled as indicated below; OR
•	To instruct the Trustee to appoint a representative of the Company’s management as proxy to exercise the votes to which the Holder is entitled as indicated below; OR
•	To instruct the Trustee to appoint the Holder, or the Holder’s designee as a proxy to exercise personally the votes to which the Holder is entitled as indicated below.

The Holder directs that their Exchangeable Shares be voted as follows:

1. VOTE FOR  or VOTE AGAINST  or ABSTAIN FROM VOTING  to approve the issuance of shares of newly issued common stock in connection with the acquisition of the outstanding securities of Solana Resources Limited.

2. VOTE FOR  or VOTE AGAINST  or ABSTAIN FROM VOTING  to approve an amendment to Gran Tierra’s articles of incorporation to create a new special voting share to enable the exchangeable shares to be issued in the transaction to vote, as well as to make several technical changes.

3. VOTE FOR  or VOTE AGAINST  or ABSTAIN FROM VOTING  to approve an amendment to Gran Tierra’s articles of incorporation to increase the total authorized number of shares of common stock from 300,000,000 to 600,000,000.

4. VOTE FOR  or AGAINST   or ABSTAING FROM VOTING  to approve an amendment to Gran Tierra’s articles of incorporation to change the board voting requirement for issuance of common stock from unanimous to a simple board action.

5. VOTE FOR  or VOTE AGAINST  or ABSTAIN FROM VOTING  to approve Gran Tierra’s 2007 Equity Incentive Plan, as amended and restated, to increase the number of shares available for issuance thereunder from 9,000,000 shares to 18,000,000 shares.

IMPORTANT NOTE: IF NO DIRECTION IS MADE, FOR OR AGAINST, THE HOLDER’S EXCHANGEABLE SHARES WILL NOT BE VOTED

SEE REVERSE FOR MORE VOTING INSTRUCTIONS

PLEASE SELECT ONE OF THE FOLLOWING:

☐	Direct the Trustee to Vote Exchangeable Shares

The holder hereby directs the Trustee to vote as indicated.

☐	Appointment of Company Management as Proxy

The Holder hereby appoints Martin Eden and Dana Coffield, as proxyholder of the Holder, with power of substitution, and authorizes them to represent and vote, as indicated above, all of the Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

☐	Appointment of the Holder, or the Holder’s Designee as Proxy

The Holder hereby appoints  as proxyholder of the Holder and authorizes them to represent and vote, as indicated above, all of the Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

IF THE HOLDER DOES NOT COMPLETE ONE OF THE FOREGOING, COMPLETES MORE THAN ONE OF THE FOREGOING OR COMPLETES THE THIRD SELECTION BUT DOES NOT SPECIFY A DESIGNEE, THE HOLDER WILL BE DEEMED TO HAVE DIRECTED THE TRUSTEE TO VOTE THEIR EXCHANGEABLE SHARES AS INDICATED.

DATED: , 2008.	Signature of Holder
Name of Holder
Number of Exchangeable Shares Held

NOTES:

1.	This voting direction will not be valid and not be acted upon unless it is completed as outlined herein and delivered to Olympia Trust Company, 2300, 125-9th Avenue S.E., Calgary, Alberta T2G 0P6, by 11:59 p.m. Eastern Time on November 13, 2008, or not less than 48 hours before the time set for the holding of any adjournment(s) thereof. The voting direction is valid only for the Meeting or any adjournment(s) of the Meeting.
2.	If this voting direction is not signed by the Holder of Exchangeable Shares, the votes to which the Holder of the Exchangeable Shares is entitled will not be exercised.
3.	If the Holder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.
4.	This voting direction must be dated and the signature hereon should be exactly the same as the name in which the Exchangeable Shares are registered.
5.	Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.
6.	A holder who has submitted a voting direction may revoke it at any time prior to the Meeting. In addition to revocation in any other manner permitted by law a voting direction may be revoked by instrument in writing executed by the Holder or his attorney authorized in writing or, if the Holder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited at the office of the Trustee at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the voting direction is to be acted upon or with a representative of the Trustee in attendance at the Meeting on the day of the Meeting or any adjournment thereof, and upon either of such deposits, the voting direction is revoked.

SOLANA RESOURCES LIMITED

INSTRUMENT OF PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MANAGEMENT AND WILL BE USED AT THE SPECIAL MEETING OF SOLANA SECURITYHOLDERS

The undersigned holder of common shares (“Solana Shares”), options (“Options”) and warrants (“Warrants”) (collectively, with Solana Shares, the “Solana Securities”) of SOLANA RESOURCES LIMITED (“Solana”), as the case may be, hereby nominates, constitutes and appoints Ray Antony, Chairman and a director of Solana, or failing him, Scott Price, President Chief Executive Officer and a director of Solana, or in the place and stead of the foregoing  the true and lawful attorney and proxyholder of the undersigned, with full power of substitution, to attend, to act and to vote for and on behalf of the undersigned at the special meeting (the “Solana Meeting”) of holders of Solana Shares (“Shareholders”), holders of options to purchase Solana Shares (“Optionholders”) and holders of warrants to purchase Solana Shares (“Warrantholders”) (collectively, the “Solana Securityholders”) to be held at the Westin Calgary, 320 4th Avenue S.W., Calgary, Alberta, Canada on November 14, 2008, at 8:00 a.m. (Calgary Time), and at any adjournment thereof and at every poll which may take place in consequence thereof upon the matters which may come before the Solana Meeting, to the same extent and with the same powers as if the undersigned were present at such meeting or at any adjournment, and the undersigned hereby revokes any prior proxy appointing a proxyholder for the undersigned at the Solana Meeting or any adjournment thereof. This instrument of proxy (“Instrument of Proxy”) is accompanied by a formal notice of the meeting (the “Notice”) and joint management information circular and proxy statement (the “Joint Proxy Statement”) both dated October 10, 2008 providing more detailed information on the matters to be addressed at the Solana Meeting. Without limiting the general powers hereby conferred, the undersigned hereby instructs and directs the proxyholder to vote the Solana Shares, Options and Warrants, as applicable, represented by this Instrument of Proxy in the following manner (check (|MR) the appropriate box):

1.	FOR ☐ or AGAINST ☐ (and, if no specification is made, FOR) passing a special resolution, the full text of which is set forth in Annex A to the accompanying Joint Proxy Statement to approve an arrangement under section 193 of the Business Corporations Act (Alberta), all as more particularly described in the Joint Proxy Statement; and
2.	On any other business as may properly be brought before the Solana Meeting or any adjournment or adjournments thereof.

The Solana Securities represented by this Instrument of Proxy will be voted on any motion, by ballot or otherwise, in accordance with any indicated instructions. In the absence of any instructions above, this Instrument of Proxy will be voted at the Solana Meeting FOR the above proposals.

If any amendment or variation to the matters identified in the Notice is proposed at the Solana Meeting or at any adjournment thereof, or if any other matters properly come before such meeting or any adjournment thereof, this Instrument of Proxy confers discretionary authority to vote on any such amendment or variation or such other matters according to the best judgment of the appointed proxyholder (strike out this sentence if such discretionary authority is to be withheld). This Instrument of Proxy should be read in conjunction with the Notice and the Joint Proxy Statement.

To be valid, this Instrument of Proxy must be received by Solana’s transfer agent, Valiant Trust Company, 310, 606-4th Street SW, Calgary, Alberta T2P 1T1, not later than 48 hours, excluding Saturdays, Sundays and holidays, prior to the commencement of the Solana Meeting or any adjournment thereof. Late proxies may be accepted or rejected by the Chairman of the Solana Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.

THIS INSTRUMENT OF PROXY MUST BE DATED

DATED this  day of , 2008.

Signature of Shareholder/Optionholder/Warrantholder
Name of Shareholder/Optionholder/Warrantholder (Please Print)
Number of Solana Shares Held
Number of Options Held
Number of Warrants Held

IMPORTANT
(Please see reverse)

NOTES

1.	The Solana Securities represented by this Instrument of Proxy will be voted. Where a choice is specified, the proxy will be voted as directed. Where no choice is specified, this proxy will be voted in favour of the matters listed on the proxy. The proxy confers discretionary authority for the above named person to vote in his discretion with respect to amendments or variations to the matters identified in the Notice accompanying the Instrument of Proxy or such other matters which may properly come before the Solana Meeting.
2.	Each Solana Securityholder has the right to appoint a person to represent him at the Solana Meeting other than the person specified above. Such right may be exercised by striking out the names of Management’s nominees and inserting in the blank space provided the name of the person to be appointed, who need not be a Shareholder, Optionholder or Warrantholder.
3.	Each Solana Securityholder must sign this Instrument of Proxy exactly the same as the name which is printed, or appears, on the Instrument of Proxy. Please date the Instrument of Proxy. If the Solana Securityholder is a corporation, the Instrument of Proxy must be executed under its corporate seal by an officer or attorney thereof duly authorized.
4.	If the Instrument of Proxy is not dated in the space provided, it is deemed to bear the date on which it is mailed on behalf of Solana.
5.	If the Solana Securityholder appoints any of the persons designated above, including persons other than Management Designees, as his proxy to attend and act at the Solana Meeting:
(a)	the Solana Securities represented by the proxy will be voted or withheld from voting in accordance with the instructions of the Solana Securityholder on any ballot that may be called for;
(b)	where the Solana Securityholder specifies a choice in the proxy with respect to any matter to be acted upon, the Solana Securities represented by the proxy shall be voted accordingly; and
(c)	IF NO CHOICE IS SPECIFIED WITH RESPECT TO THE MATTERS IDENTIFIED IN THE ITEMS ABOVE, THE PROXY WILL BE VOTED FOR SUCH MATTERS.